UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:  ☐
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Navistar International Corporation

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☒	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NAVISTAR®

Notice of 2021 Annual Meeting of Stockholders and Proxy Statement

The Road Ahead — There are No Boundaries

LETTER TO STOCKHOLDERS
January 29, 2021
Dear Navistar Stockholder:
On behalf of the board of directors (the “Board”) of Navistar International Corporation (the “Company” or “Navistar”), you are cordially invited to attend our 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held virtually on March 2, 2021, at 11:00 a.m., Central Time.
In light of the ongoing coronavirus (“COVID-19”) pandemic, for the safety of our stockholders and in accordance with federal, state and local guidance limiting group gatherings, the Annual Meeting will be held in a virtual meeting format only, and there will not be a physical meeting location. You will be able to attend, vote and submit questions during the virtual Annual Meeting online by visiting www.virtualshareholdermeeting.com/NAV2021.
The Annual Meeting will be held for the purpose of Navistar stockholders considering and voting on the following proposals:
•
To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 7, 2020, as it may be amended from time to time (the “Merger Agreement”), by and among the Company, TRATON SE, a Societas Europaea (“Parent” or “TRATON”), and Dusk Inc., a Delaware corporation and wholly owned indirect subsidiary of Parent (“Merger Sub”);

•	To consider and vote on a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger;
•	To elect as directors the nominees named in the accompanying proxy statement;
•	To consider and vote on a non-binding, advisory vote on executive compensation as disclosed in the accompanying proxy statement;
•	To ratify the appointment of the Company’s independent registered public accounting firm; and
•	To approve the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for the Merger Proposal.
On November 7, 2020, the Company, Parent and Merger Sub entered into the Merger Agreement. The Merger Agreement provides for, among other things, the acquisition by Parent of the Company through the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned indirect subsidiary of Parent.
If the Merger is completed, you will be entitled to receive $44.50 in cash, without interest, for each share of the Company’s common stock owned by you, which represents a premium of approximately 84.88% to the closing price of the Company’s common stock as of January 30, 2020, the last trading day prior to the announcement by Parent of its unsolicited offer to acquire the Company for $35.00 per share, and a 58.14% premium to the volume-weighted average price of shares of the Company’s common stock for the 30 trading days ended January 30, 2020, a premium of approximately 24.16% to the closing price of the Company’s common stock as of September 9, 2020, the last trading day prior to the Company’s confirmation of a revised proposal from Parent to acquire the Company for $43.00 per share and a premium of approximately 2.6% to the closing price of the Company’s common stock as of November 6, 2020, the last trading day prior to the public announcement of the execution of the Merger Agreement.
Concurrently with the execution of the Merger Agreement, certain stockholders of the Company affiliated with Carl C. Icahn (collectively, the “Icahn Stockholders”), and certain stockholders of the Company affiliated with Mark H. Rachesky (collectively, the “MHR Stockholders”) entered into voting and support agreements with Parent and Merger Sub (the “Voting Agreements”), pursuant to which the Icahn Stockholders and the MHR Stockholders have agreed to, among other things, vote in favor of the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement. As of January 22, 2021, the Icahn Stockholders collectively own approximately 16.8% of the outstanding shares of the Company’s common stock, and the MHR Stockholders collectively own approximately 16.4% of the outstanding shares of the Company’s common stock. Additionally, as of January 22, 2021, Parent and its affiliates collectively own approximately 16.7% of the outstanding shares of the Company’s common stock which, pursuant to the Merger Agreement, Parent has committed to vote in favor of the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement.
2021 Proxy Statement	i

The Board has determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interest of, the Company and the stockholders of the Company and approved and declared advisable the Merger Agreement, the Merger, the other transactions contemplated by the Merger Agreement and the Voting Agreements. The Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors.
Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote on such proposal. The affirmative vote of a majority of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the non-binding advisory vote on certain compensation arrangements for the Company’s named executive officers in connection with the Merger will constitute the stockholders’ non-binding advisory approval of the Merger Compensation Proposal. The approval of each of the director nominees named in the accompanying proxy statement requires the affirmative vote of a plurality of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on each director nominee in such proposal. The affirmative vote of a majority of shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the non-binding, advisory vote on executive compensation as disclosed in the accompanying proxy statement will constitute the stockholders’ non-binding advisory approval of such proposal. The approval to ratify the appointment of the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on such proposal.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.
Your vote is very important. Whether or not you plan to attend the Annual Meeting virtually, please submit your proxy by telephone, scanning your QR Code or via the Internet, or, if you request that the proxy materials be mailed to you, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying postage-paid reply envelope. If you virtually attend the Annual Meeting and vote your shares at the meeting electronically, your vote by ballot will revoke any proxy previously submitted. You may revoke your proxy before the Annual Meeting, by voting by telephone, scanning your QR Code or over the Internet (only your latest telephone, QR Code or Internet vote is counted) or by signing a new proxy and mailing it, in each case, in accordance with the instructions on the enclosed proxy card. In addition, you may revoke your proxy by attending the Annual Meeting virtually, requesting that your proxy be revoked and voting your shares electronically at the Annual Meeting; however, attending the Annual Meeting virtually will not revoke your telephone vote, QR Code vote or Internet vote or proxy, as the case may be, unless you specifically request it. If you fail to return your proxy card, submit your proxy by telephone, scanning your QR Code or via the Internet or vote your shares electronically at the Annual Meeting, your shares of our common stock will NOT be counted for purposes of determining whether a quorum is present at the Annual Meeting and will have the same effect as a vote “AGAINST” approval of the proposal to adopt the Merger Agreement. If you fail to return your proxy card, submit your proxy by telephone, scanning your QR Code or via the Internet or vote your shares electronically at the Annual Meeting, your shares of our common stock will not have an effect on the Merger Compensation Proposal, the Election of Directors Proposal, the Say-On-Pay Proposal and the Adjournment Proposal.
If your shares of our common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of our common stock without instructions from you except for with respect to “routine” matters. You should instruct your bank, brokerage firm or other nominee to vote your shares of our common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. If your shares are held in “street name” by your bank, brokerage firm or other nominee and you fail to instruct your bank, brokerage firm or other nominee to vote your shares of common stock, your shares of our common stock will still be counted for purposes of determining whether a quorum is present at the Annual Meeting and will have the same effect as a vote “AGAINST” approval of the proposal to adopt the Merger Agreement. If your shares are held in “street name” by your bank, brokerage firm or other nominee and you fail to instruct your bank, brokerage firm or other nominee to vote your shares of common stock, your shares of our common stock will not have an effect on the Merger Compensation Proposal, the Election of Directors Proposal, the Say-On-Pay Proposal and the Adjournment Proposal.
The accompanying proxy statement provides you with detailed information about the Annual Meeting, the Merger Agreement and each of the proposals to be voted upon by our stockholders. The Merger cannot be completed unless the Merger Agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of Navistar common stock entitled to vote on the proposal to adopt the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to the proxy statement and is incorporated by reference therein, and copies of the Voting Agreements are attached as Annex B and Annex C to the proxy statement and are incorporated by reference therein. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement and the Voting Agreements, carefully. You may also obtain additional information about Navistar from documents we have filed with the Securities and Exchange Commission.
2021 Proxy Statement	ii

Stockholders who do not vote in favor of the proposal to approve the Merger Agreement, and who object in writing to the Merger prior to the Annual Meeting and comply with all of the applicable requirements of the Delaware General Corporation Law, which are summarized in the section entitled “Appraisal Rights” in the accompanying proxy statement and reproduced in its entirety as Annex D to this proxy statement, will be entitled to rights of appraisal to obtain the fair value of their shares of common stock of the Company.
Your vote is very important to us. Regardless of the number of shares you own and whether or not you attend the Annual Meeting, please vote. You may vote at the virtual meeting, by toll-free telephone, scanning your QR Code, via the Internet or, if you request that the proxy materials be mailed to you, by completing, dating and signing the proxy card and returning it in the envelope provided. No postage is required if the proxy card is mailed in the United States. If you decide to attend the Annual Meeting virtually and vote your shares virtually at the Annual Meeting, your vote will revoke any proxy previously submitted.
The Board has fixed the close of business on January 22, 2021 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only stockholders of record as of the close of business on the record date are entitled to receive notice of, and to vote at (electronically or by proxy), the Annual Meeting and at any adjournment or postponement thereof. You will be entitled to one vote for each share of the Company’s common stock that you owned on the record date. A complete list of our stockholders of record entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices at 2701 Navistar Drive, Lisle, Illinois 60532 at least ten days prior to the date of the Annual Meeting and continuing through the Annual Meeting for any purpose germane to the meeting. A stockholder may send a written request to our Corporate Secretary at corporate.secretary@navistar.com for an electronic copy of the list of our stockholder of record for inspection prior to the Annual Meeting. The list will also be available in electronic form at the Annual Meeting for inspection by any stockholder present virtually at the Annual Meeting.
Only stockholders of record (including “street name” stockholders who can show that they beneficially owned our common stock on the record date), their duly appointed proxy holders and our guests may attend the virtual Annual Meeting. If you are a stockholder of record, you will need your assigned 16-digit control number provided in your Notice of Internet Availability of Proxy Materials, your proxy card, voting instruction form, or other applicable proxy notices to attend and vote your shares electronically at the virtual Annual Meeting. If you hold your shares in “street name” through a bank, brokerage firm or other nominee, your assigned 16-digit control number should be included with the voting instructions received from your bank, brokerage firm or other nominee. If your bank, brokerage firm or other nominee has not provided you with a 16-digit control number, please contact them for instructions on how to attend the virtual Annual Meeting and vote your shares.
If you have any questions or need assistance voting your shares of Navistar common stock, please contact Alliance Advisors LLC, our proxy solicitor, by calling toll-free at 833-550-0986. Banks and brokers should also contact Alliance Advisors by calling toll-free at 833-550-0986. We look forward to seeing you at the Annual Meeting.
Cordially,

Troy A. Clarke
Executive Chairman

Persio V. Lisboa
President and Chief Executive Officer
2021 Proxy Statement	iii

Walter G. Borst
Executive Vice President and Chief Financial Officer
The proxy statement is dated January 29, 2021, and is first being mailed on or about January 29, 2021 to our stockholders who owned shares of Navistar common stock as of the close of business on January 22, 2021.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
2021 Proxy Statement	iv

When

March 2, 2021,
11:00 a.m. — Central Time

Where

Held Virtually
Whether or not you plan to attend virtually the 2021 Annual Meeting of Stockholders, please vote your proxy either by mail, telephone, scanning your QR Code or over the Internet.

How to vote

Virtually at the Annual Meeting:

Stockholders who obtain their 16-digit control number can attend the Annual Meeting virtually and vote at the Annual Meeting.

Via the Internet:

http://www.proxyvote.com

By Mail:

Complete, sign and mail the enclosed proxy card.

By Telephone (Toll Free):

1-800-690-6903

Via Mobile Phone:

Scan your QR Code with your mobile phone.
To our stockholders:
On behalf of the Board of Directors of Navistar International Corporation, you are cordially invited to attend our 2021 Annual Meeting of Stockholders.
Voting Matters	Board Recommendation	Page
Proposal 1: To adopt the Merger Agreement	FOR	57
Proposal 2: To approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger	FOR	113
Proposal 3: To elect as directors the nominees named in the accompanying proxy statement	FOR each director nominee	116
Proposal 4: To act on an advisory vote on executive compensation as disclosed in the accompanying proxy statement	FOR	141
Proposal 5: To ratify the appointment of our independent registered public accounting firm	FOR	180
Proposal 6: To approve the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for the Merger Proposal	FOR	182
We will also act upon any other matters properly brought before the Annual Meeting

We plan to send a Notice of Internet Availability of Proxy Materials on or about January 29, 2021. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials. The Notice of Internet Availability of Proxy Materials is not a form for voting and presents only an overview of the proxy materials.

In order to attend our 2021 Annual Meeting of Stockholders virtually, you must have your assigned 16-digit control number. Procedures for obtaining your assigned 16-digit control number are detailed in the accompanying proxy statement. Attendance and voting is limited to stockholders of record at the close of business on January 22, 2021. If you are the representative of a corporate or institutional stockholder, you must have their assigned 16-digit control number provided on their proxy card, voting instruction form or other applicable proxy notices

By Order of the Board of Directors,
	RICHARD E. BOND Secretary
YOUR VOTE IS IMPORTANT!
Important Notice of Internet Availability of Proxy Materials for the Stockholders Meeting.
The Annual Report and Proxy Statement are available at https://ir.navistar.com/ governance/annual-meeting-of-stockholders/default.aspx
2021 Proxy Statement	v

2021 Proxy Statement	i

2021 Proxy Statement	ii

2021 Proxy Statement	iii

2701 Navistar Drive
Lisle, Illinois 60532
PROXY STATEMENT
Annual Meeting of Stockholders
INTRODUCTION
This proxy statement is being furnished to the stockholders of Navistar International Corporation, a Delaware corporation, (“we”, “our”, the “Company” or “Navistar”) in connection with the solicitation of proxies by our board of directors (the “Board”), for use at a virtual annual meeting of stockholders and at any adjournments thereof (the “Annual Meeting”). Stockholders will be asked:
•
to consider and vote on a proposal (the “Merger Proposal”) to adopt the Agreement and Plan of Merger, dated as of November 7, 2020 as it may be amended from time to time (the “Merger Agreement”), by and among the Company, TRATON SE, a Societas Europaea (“Parent” or “TRATON”) and Dusk Inc., a Delaware corporation and wholly owned indirect subsidiary of Parent (“Merger Sub”);

•
to consider and vote on a proposal (the “Merger Compensation Proposal”) to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger (defined below);

•	to elect as directors the nominees named in the accompanying proxy statement (the “Election of Directors Proposal”);
•	to consider and vote on a non-binding, advisory vote on executive compensation as disclosed in the accompanying proxy statement (the “Say-On-Pay Proposal”);
•	to ratify the appointment of the Company’s independent registered public accounting firm (the “Ratification of Independent Accounting Firm Proposal”); and
•	to approve the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for the Merger Proposal (the “Adjournment Proposal”).
A copy of the Merger Agreement is attached as Annex A to this proxy statement. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned indirect subsidiary of Parent.
2021 Proxy Statement	1

PROXY SUMMARY
PROXY SUMMARY
The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 203 of this proxy statement.
Company Overview
Navistar International Corporation, incorporated under the laws of the State of Delaware in 1993, is a holding company whose principal operating entities are Navistar, Inc. and Navistar Financial Corporation (“NFC”). Navistar’s fiscal year ends October 31 and as such all references to a year refer to the applicable fiscal year unless stated otherwise.
Proposal 1 MERGER PROPOSAL	For further information please see page 57.
Proposal 2 MERGER COMPENSATION PROPOSAL	For further information please see page 113.
Proposal 3 ELECTION OF DIRECTORS PROPOSAL	For further information please see page 116.
Proposal 4 SAY-ON-PAY PROPOSAL	For further information please see page 141.
Proposal 5 RATIFICATION OF INDEPENDENT ACCOUNTING FIRM PROPOSAL	For further information please see page 180.
Proposal 6 ADJOURNMENT PROPOSAL	For further information please see page 182.
2021 Proxy Statement	2

PROXY SUMMARY
SUMMARY ABOUT THE ANNUAL MEETING (PAGE 52)
Date, Time and Place of the Annual Meeting (Page 52)
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Annual Meeting, which will be held virtually, without a physical meeting location, on March 2, 2021 at 11:00 a.m., Central Time.
At the Annual Meeting, holders of our common stock, $0.10 par value of the Company (the “common stock”) will be asked to approve each of the following: the Merger Proposal, the Merger Compensation Proposal, each director nominee in the Election of Directors Proposal, the Say-On-Pay Proposal, the Ratification of Independent Accounting Firm Proposal and the Adjournment Proposal.
Record Date and Quorum (Page 52)
You are entitled to receive notice of, and to vote at, the Annual Meeting if you owned shares of our common stock at the close of business on January 22, 2021, which the Board has set as the record date for the Annual Meeting. As of the close of business on the record date, there were 99,620,873 shares of common stock outstanding. Each holder of our common stock is entitled to cast one vote per such share. The presence at the Annual Meeting, virtually or represented by proxy, of the holders of one-third of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (as defined in the section entitled “The Annual Meeting—Vote Required” beginning on page 53) are counted as present for the purpose of determining whether a quorum is present.
Vote Required (Page 53)
The vote required depends on each proposal.
•
Approval of the Merger Proposal requires the affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote on the Merger Proposal. With respect to the Merger Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have the same effect as a vote “AGAINST” approval of the Merger Proposal.

•
The Merger Compensation Proposal is an advisory vote and the results will not be binding on the Board or the Company. The affirmative vote of a majority of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the matter will constitute the stockholders’ non-binding approval of the Merger Compensation Proposal. With respect to the Merger Compensation Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting on the Merger Compensation Proposal, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will not have an effect on this proposal.

•
The approval of each of the director nominees in the Election of Directors Proposal requires the affirmative vote of a plurality of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on each director nominee in the Election of Directors Proposal. With respect to the Election of Directors Proposal, you may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. A properly executed proxy card marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than nine directors and stockholders may not cumulate votes in the election of directors. Abstentions and broker non-votes will not have an effect on this proposal.

•
The Say-On-Pay Proposal is an advisory vote and the results will not be binding on the Board or the Company. The affirmative vote of a majority of shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the matter will constitute the stockholders’ non-binding approval of the Say-On-Pay Proposal. With respect to the Say-On-Pay Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting on the Say-On-Pay Proposal, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will not have an effect on this proposal.

•
The approval of the Ratification of Independent Accounting Firm Proposal requires the affirmative vote of a majority of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the Ratification

2021 Proxy Statement	3

PROXY SUMMARY
of Independent Accounting Firm Proposal. With respect to the Ratification of Independent Accounting Firm Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting on the Ratification of Independent Accounting Firm Proposal, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will not have an effect on this proposal.
•
The approval of the Adjournment Proposal requires the affirmative vote of a majority of shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the Adjournment Proposal. With respect to the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting on the Adjournment Proposal, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will not have an effect on this proposal.

As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 16,600,461 shares of our common stock (not including any shares of our common stock deliverable upon exercise or conversion of any options, stock appreciation rights, or restricted shares), representing approximately 16.7% of the outstanding voting power of our common stock. The directors and officers have informed the Company that they currently intend to vote all such shares of our common stock “FOR” approval of the Merger Proposal, “FOR” approval of the Merger Compensation Proposal, “FOR” approval of the Say-On-Pay Proposal, “FOR” approval of the Ratification of Independent Accounting Firm Proposal and “FOR” the approval of the Adjournment Proposal. See the sections entitled “The Voting Agreements” beginning on page 111; see also the sections entitled “Persons Owning more than Five Percent of Company Common Stock” and “Company Common Stock Owned by Executive Officers and Directors” beginning on pages 184 and 185, respectively.
Proxies and Revocation (Page 54)
Any stockholder of record entitled to vote at the Annual Meeting may vote virtually by attending the virtual Annual Meeting or submitting a proxy over the Internet, scanning your QR Code, by telephone, or by mail using the enclosed postage paid envelope. If you are a beneficial owner of our common stock and your shares are held in street name, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of our common stock using the instructions provided by your bank, brokerage firm or other nominee. Banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, such as the Ratification of Independent Accounting Firm Proposal. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the Merger Proposal, the Merger Compensation Proposal, the Election of Directors Proposal, the Say-On-Pay Proposal and the Adjournment Proposal, and, as a result, absent specific instructions from the beneficial owner of such shares of our common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of our common stock on those non-routine matters. With respect to the Merger Proposal, if you fail to submit a proxy or to vote virtually at the Annual Meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of our common stock will not be voted on the Merger Proposal, which will have the same effect as a vote “AGAINST” approval of the respective proposal. With respect to the Merger Compensation Proposal, the Election of Directors Proposal, the Say-On-Pay Proposal and the Adjournment Proposal, if you fail to submit a proxy or to vote virtually at the Annual Meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, and your shares of our common stock will not have an effect on the respective proposal.
You have the right to revoke a proxy. If your shares are registered directly in your name, you may revoke your proxy or change your vote at any time before the Annual Meeting, by voting over the Internet, scanning your QR Code or by telephone, signing a new proxy and mailing it, by attending the virtual Annual Meeting and voting your shares virtually, or by requesting that your proxy be revoked. If you hold shares in “street name” through a bank, brokerage firm or other nominee, you may submit a new, later-dated voting instruction form or contact your bank, brokerage firm or other nominee or vote virtually at the Annual Meeting if you obtain a legal proxy, as described in the section entitled “The Annual Meeting—Vote Required” beginning on page 53.
2021 Proxy Statement	4

PROXY SUMMARY
SUMMARY OF PROPOSAL 1 – MERGER PROPOSAL
Your Board of Directors recommends a vote FOR the adoption of the Merger Agreement and transactions contemplated thereby.
Parties to the Merger (Page 57)
Navistar International Corporation
Navistar is an international manufacturer of International brand commercial trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses, as well as a provider of service parts for trucks and diesel engines. The Company also provides retail, wholesale, and lease financing services for its trucks and parts. The Company operates as four principal industry segments: Trucks, Parts, Global Operations and Financial Services.
TRATON SE
TRATON SE, which we refer to as “Parent” or “TRATON” in this proxy statement, is a Societas Europaea, whose shares are listed for trading on the Frankfurt Stock Exchange, and Nasdaq Stockholm, each under the symbol “8TRA”. As of December 17, 2020, Parent beneficially owns approximately 16.7% of the issued and outstanding shares of Company common stock. Parent is an indirect subsidiary of Volkswagen Aktiengesellschaft (“Volkswagen AG”) and its principal business purpose is the holding of investments in companies whose business purpose is the manufacturing and distribution of vehicles and engines of any kind, as well as such items’ ancillary equipment and all plants, machinery, tools, and other technical products.
Dusk Inc.
Dusk Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent, which we refer to as “Merger Sub” in this proxy statement, was formed solely for the purposes of effecting the Merger. Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Merger Agreement and the Voting Agreements.
The Merger (Page 58)
The Merger Agreement provides that Merger Sub will merge with and into the Company. Upon the filing of the certificate of merger with the Delaware Secretary of State, at which time the Merger shall become effective (the “Effective Time”), Merger Sub will cease to exist and the Company will continue as the surviving corporation following the Merger. As a result of the Merger, the Company will cease to be a publicly traded company and will become a wholly owned indirect subsidiary of Parent. You will not own any shares of the capital stock of the surviving corporation.
Merger Consideration (Page 58)
In the Merger, each outstanding share of our common stock will automatically be converted into the right to receive an amount in cash equal to $44.50 (the “Common Merger Consideration”), without interest, other than shares of our common stock (i) owned by (x) Parent or any of its subsidiaries; or (y) the Company as treasury stock, which shares in clauses (x) and (y) we refer to as “excluded shares”; and (ii) stockholders who have not voted in favor of the Merger and properly and validly perfected their statutory rights of appraisal in accordance with Section 262 of the Delaware General Corporation Law (the “DGCL”), which shares we refer to as “dissenting shares,” which shares will be canceled without payment of any consideration therefor and will cease to exist.
The sole share of Series B Nonconvertible Junior Preference Stock, $1.00 par value (the “Series B Stock”), issued and outstanding immediately prior to the Effective Time, will be unaffected by the Merger and will remain outstanding as one share of Series B Stock of the surviving corporation with the same rights, powers, preferences and privileges attributable to the sole share of Series B Stock immediately prior to the Effective Time.
Each share of Series D Convertible Junior Preference Stock, $1.00 par value (the “Series D Stock”) outstanding immediately prior to the Effective Time will be converted into an amount in cash, without interest, equal to the portion of the Common Merger Consideration that would have been payable in respect of such share of Series D Stock had such share converted into our common stock pursuant to the terms of the certificate of incorporation of the Company immediately prior to the Effective Time (together with the Common Merger Consideration, the “Merger Consideration”).
2021 Proxy Statement	5

PROXY SUMMARY
Reasons for the Merger; Recommendation of the Company’s Board of Directors (Page 69)
After careful consideration of various factors described in the section entitled “The Merger—Reasons for the Merger; Recommendation of the Company’s Board of Directors” beginning on page 69, the Board has determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company and the Company’s stockholders and approved and declared advisable the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement. The Board has also resolved that the Merger Agreement be submitted for consideration by the stockholders of the Company at the Annual Meeting and recommended that the stockholders of the Company vote to adopt the Merger Agreement. The Board consulted with the Company’s outside financial and legal advisors and senior management at various times and considered a number of factors that the Board believes support its decision.
In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, yours. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the stockholders of the Company. See “The Merger—Interests of Certain Persons in the Merger” beginning on page 87.
The Board recommends that you vote “FOR” approval of the Merger Proposal and “FOR” approval of the Merger Compensation Proposal.
Purchaser Group Members’ Purposes and Reasons for the Merger (Page 24)
The “Purchaser Group Members” means (i) Parent, (ii) Merger Sub, (iii) Volkswagen AG and (iv) TRATON US Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent. In the course of reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, the executive board of Parent (“Parent’s Executive Board”) and the supervisory board of Parent (“Parent’s Supervisory Board”, and together with Parent’s Executive Board, “Parent’s Boards”), the management board of Volkswagen AG (the “Volkswagen Management Board”) and the supervisory board of Volkswagen AG (the “Volkswagen Supervisory Board”) and the Purchaser Group Members considered a number of factors in its deliberations. Those factors are described in “Special Factors—Purchaser Group Members’ Purposes and Reasons for the Merger” beginning on page 24.
Plans for the Company After the Merger (Page 25)
It is expected that the Company’s operations will be conducted after the Merger substantially as they currently are being conducted, except that it will cease to be a publicly traded company and will instead be a privately held indirect subsidiary of Parent as further described in “Special Factors—Plans for the Company After the Merger” beginning on page 25.
Position of the Purchaser Group Members as to the Fairness of the Merger (Page 26)
The Purchaser Group Members believe that the Merger is substantively and procedurally fair to the Company’s unaffiliated stockholders. However, none of the Purchaser Group Members nor any of their respective affiliates (other than the Board) has performed, or engaged a financial advisor to perform, any valuation or other analysis for purposes of assessing the fairness of the Merger to the Company and the Company’s unaffiliated stockholders. The belief of the Purchaser Group Members as to the procedural and substantive fairness of the Merger is based on the factors discussed in “Special Factors—Position of the Purchaser Group Members as to the Fairness of the Merger” beginning on page 26.
Opinion of J.P. Morgan Securities LLC (Page 74)
The Company retained J.P. Morgan Securities LLC (“J.P. Morgan”) as a financial advisor in connection with the proposed Merger. In connection with the engagement, the Board requested that J.P. Morgan evaluate the fairness, from a financial point of view, of the consideration to be paid in the Merger to holders of the Company’s common stock.
In connection with the Merger, at the meeting of the Board on November 7, 2020, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Merger Consideration to be paid to the holders of the Company’s common stock in the proposed Merger was fair, from a financial point of view, to such stockholders. J.P. Morgan subsequently confirmed its November 7, 2020 oral opinion by delivering its written opinion to the Board, dated November 7, 2020.
The full text of the written opinion of J.P. Morgan which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex E to this proxy statement and is incorporated herein by reference. The Company’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the
2021 Proxy Statement	6

PROXY SUMMARY
Board and in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the consideration to be paid in the Merger and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion as to the fairness of the Merger Consideration to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by Company to engage in the proposed Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the proposed Merger or any other matter. The full text of J.P. Morgan’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by J.P. Morgan in preparing its opinion.
Opinion of PJT Partners LP (Page 76)
The Company retained PJT Partners LP (“PJT Partners” and together with J.P. Morgan, the “Financial Advisors”) as a financial advisor to the Company in connection with the proposed Merger. In connection with the engagement, the Board requested that PJT Partners evaluate the fairness, from a financial point of view, of the consideration to be paid in the Merger to holders of the Company’s common stock.
At a meeting of the Board on November 7, 2020, PJT Partners rendered its oral opinion, subsequently confirmed in its written opinion dated November 7, 2020, that, as of the date thereof and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken by PJT Partners in connection with the opinion (which are stated in its written opinion), the Merger Consideration to be received by the holders of Company common stock was fair to such holders from a financial point of view.
The full text of PJT Partners’ written opinion delivered to the Board, dated November 7, 2020, is attached as Annex F and incorporated into this proxy statement by reference in its entirety. PJT Partners’ written opinion has been provided by PJT Partners at the request of the Board and is subject to, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by PJT Partners in connection with the opinion (which are stated therein). You are encouraged to read the opinion carefully in its entirety. PJT Partners provided its opinion to the Board in its capacity as such, in connection with and for purposes of its evaluation of the Merger only and PJT Partners’ opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of Company common stock of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. PJT Partners’ opinion did not address any other term, aspect or implication of the Merger Agreement, the Voting Agreements or any other agreement or understanding entered into in connection with the Merger or otherwise and does not constitute a recommendation as to any action the Board should take with respect to the Merger or how any holder of the Company common stock should vote or act with respect to the Merger or any other matter. The summary of the PJT Partners opinion contained in this proxy statement is qualified in its entirety by reference to the full text of PJT Partners’ written opinion. The full text of PJT Partners’ written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by PJT Partners in preparing its opinion.
Opinion of Bank of America Europe DAC (Page 28)
In connection with the Merger, Bank of America Europe DAC (“BofA Securities”), TRATON’s financial advisor, delivered to Parent’s Supervisory Board and Parent’s Executive Board a written opinion, dated November 7, 2020, as to the fairness, from a financial point of view and as of the date of the opinion, to Parent of the consideration to be paid by Parent in the Merger. The full text of the written opinion, dated November 7, 2020, of BofA Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex G to this proxy statement and is incorporated by reference herein in its entirety.
BofA Securities provided its opinion to Parent’s Boards (in their capacities as such) for the benefit and use of Parent’s Boards in connection with and for purposes of their evaluation of the Merger. BofA Securities’ opinion does not address any other aspect of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Parent or in which Parent might engage or as to the underlying business decision of Parent to proceed with or effect the Merger. BofA Securities’ opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Merger or any other matter.
2021 Proxy Statement	7

PROXY SUMMARY
Opinion of Goldman Sachs Bank Europe SE (Page 34)
Goldman Sachs Bank Europe SE delivered its opinion to Parent’s Executive Board and Parent’s Supervisory Board that, as of November 7, 2020 and based upon and subject to the factors and assumptions set forth therein, the $44.50 in cash per share of the Company’s common stock to be paid by Parent pursuant to the Merger Agreement was fair from a financial point of view to Parent. The full text of the written opinion of Goldman Sachs Bank Europe SE, dated November 7, 2020, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex H. The summary of Goldman Sachs Bank Europe SE’s opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs Bank Europe SE’s written opinion.
Goldman Sachs Bank Europe SE provided advisory services and its opinion for the information and assistance of Parent’s Executive Board and Parent’s Supervisory Board in connection with their consideration of the Merger. The Goldman Sachs Bank Europe SE opinion is not a recommendation as to how any holder of shares of Navistar’s common stock should vote with respect to the Merger, or any other matter. Pursuant to an engagement letter between Parent and Goldman Sachs Bank Europe SE, Parent has agreed to pay Goldman Sachs Bank Europe SE a transaction fee of €12,500,000, all of which is contingent upon consummation of the Merger.
Financing of the Merger (Page 86)
The Company and Parent estimate that the total amount of funds required to complete the Merger and related transactions and pay related fees and expenses will be approximately $3,800,000,000. The Merger is not subject to any financing condition, however, to finance the Merger Consideration and ancillary costs, Volkswagen International Luxemburg S.A., a wholly owned indirect subsidiary of Volkswagen AG, agreed to provide to Parent an unsecured committed loan in a maximum aggregate amount of EUR 3,300,000,000. No new loan agreement has been entered into with any third party to finance the Merger Consideration.
Interests of Certain Persons in the Merger (Page 87)
In considering the recommendation of the Board that you vote to adopt the Merger Agreement, you should be aware that aside from their interests as Company stockholders, the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, those of Company stockholders generally. These interests include, among others:
•
Under the Merger Agreement, in connection with the closing of the Merger, (i) each option to purchase shares of common stock (each, a “Company Stock Option”) that is outstanding immediately prior to the Effective Time, whether or not exercisable or vested, will automatically be canceled and converted into the right to receive an amount in cash equal to the product of (x) the excess if any, of (A) the Merger Consideration over (B) the per share exercise price for such Company Stock Option, multiplied by (y) the total number of shares underlying such Company Stock Option (assuming full vesting of the Company Stock Option) had such holder exercised the Company Stock Option in full immediately prior to the Effective Time, (ii) each restricted stock unit (including each deferred stock unit) entitling the holder to delivery of shares of common stock, subject to satisfaction of vesting or other forfeiture conditions, whether settled in cash or in stock (each, a “Company Restricted Stock Unit Award”) that is outstanding immediately prior to the Effective Time, whether or not vested, will automatically be canceled and converted into the right to receive an amount in cash equal to the product of (x) the Merger Consideration, multiplied by (y) the number of shares of common stock represented by such Company Restricted Stock Unit Award and (iii) each Company performance cash unit entitling the holder to delivery of cash that is subject to performance and to the satisfaction of vesting or other forfeiture conditions that is outstanding immediately prior to the Effective Time will be amended to provide that the applicable performance conditions are deemed to have been achieved at the greater of target or actual performance, with such performance cash unit to otherwise be governed by its existing terms and conditions, and restricted cash units whose terms provide only for service-based vesting will continue to be governed by their existing terms and conditions.

•
The Company’s executive officers are covered under an executive severance agreement, employment agreement or the Navistar, Inc. Income Protection Plan (“IPP”) that provide for severance benefits in the event that the executive officer’s employment with the Company is involuntarily terminated for any reason other than for cause or if a Constructive Termination (as defined in the section entitled “The Merger—Interests of Certain Persons in the Merger—Severance” beginning on page 88) occurs within 18 months (or, for Messrs. Lisboa and Clarke and under the IPP, 24 months) following a change in control.

2021 Proxy Statement	8

PROXY SUMMARY
•
In accordance with the Merger Agreement, with respect to compensation of the Company’s non-employee directors, annual equity awards may be granted prior to the closing of the Merger in the ordinary course of business consistent with past practice solely in the form of Company Restricted Stock Unit Awards, and cash fees in respect of fiscal year 2021 may be paid in full prior to the closing. Pursuant to the Non-Employee Directors’ Deferred Fee Plan, any and all earned and vested amounts that are credited to each director’s deferred cash account immediately prior to the Effective Time will be paid to the director immediately.

•
The Company may implement strategies to mitigate the impact of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “IRC”) with respect to payments and other benefits that may be payable to employees (including executive officers) in connection with the transaction; provided that no tax gross-ups will be provided. In accordance with the foregoing, in December 2020 prior to the date of this proxy statement, the Board or the Compensation Committee, as applicable, approved the acceleration of service-based vesting and payment in December 2020 of the 2018 performance cash units that would otherwise have become fully vested and been payable in calendar year 2021, based on actual performance for the applicable performance period, to mitigate the potential impact of Sections 280G and 4999 of the IRC on the Company and its executive officers (including certain of the named executive officers). This did not increase the amount to be paid or vested, just accelerated the timing of such payment or vesting.

•
The Company’s directors and officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies pursuant to the Merger Agreement (as described in the section entitled “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance” beginning on page 109).

Members of the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending to our stockholders that the Merger Agreement be adopted. For additional information, see the sections entitled “The Merger—Background of the Merger” beginning on page 58 and “The Merger—Reasons for the Merger; Recommendation of the Company’s Board of Directors” beginning on page 69. These interests are described in more detail below, and certain of them are quantified in the narrative and in the section entitled “Proposal 2—Merger Compensation Proposal—Golden Parachute Compensation” beginning on page 113.
Material U.S. Federal Income Tax Consequences of the Merger (Page 90)
The exchange of shares of our common stock for cash pursuant to the Merger generally will be a taxable transaction to U.S. holders (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” on page 90) for U.S. federal income tax purposes. Stockholders who are U.S. holders will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and their adjusted tax basis in their shares of our common stock. Under U.S. federal income tax law, U.S. holders may be subject to information reporting on cash received in the Merger. Backup withholding may also apply to the cash payments paid to a non-corporate U.S. holder pursuant to the Merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 90 for a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should also consult your tax advisor for a complete analysis of the effect of the Merger on your federal, state and local and/or foreign taxes. If you are not a U.S. holder, the Merger will generally not result in tax to you under U.S. federal income tax laws unless you have certain connections to the United States, and the Company encourages you to seek tax advice regarding such matters.
Regulatory Approvals (Page 91)
Under the terms of the Merger Agreement, the Merger cannot be completed until (i) the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) has expired or been terminated, (ii) the required filings, consents, approvals or other actions under any other required governmental approvals in the following jurisdictions outside of the United States: Brazil, Canada, Colombia, Costa Rica, Germany, Honduras, Mexico, Saudi Arabia, South Africa, Taiwan, Trinidad & Tobago, Tunisia and Uruguay, as well as jurisdictions identified in writing prior to March 31, 2021, solely as a result of either a change in law after the signing of the Merger Agreement or applicable financial metrics of the parties or their affiliates meeting or exceeding filing thresholds under applicable laws for any applicable measurement period ending after the date of the Merger Agreement, shall have been made, obtained or taken, and any applicable approvals and waiting periods thereunder shall have been received and remain in effect
2021 Proxy Statement	9

PROXY SUMMARY
(in the case of approvals) or expired or been terminated, and (iii) if the Committee on Foreign Investment in the United States (“CFIUS”) requests prior to closing that the parties submit a joint voluntary notice, CFIUS approval is obtained, see the section entitled “The Merger—Regulatory Approvals” beginning on page 91.
The Company has also agreed to cooperate with Parent and ND Holdings, LLC, a company in which the Company holds a 30% equity interest (“Navistar Defense”) in relation to certain filings with, and use efforts in certain matters relating to, the Defense Counterintelligence and Security Agency of the Department of Defense (“DCSA”). DCSA approval is not a condition to consummation of the Merger.
On January 12, 2021 and January 13, 2021, the Company and Parent, respectively, filed notifications of the proposed Merger with the Department of Justice and Federal Trade Commission under the HSR Act.
The required filings to be made in Brazil, Canada, Colombia, Costa Rica, Germany, Mexico, Tunisia and Uruguay have been made. On January 8, 2021, the Merger was unconditionally cleared in Germany. The other required filings to be made in the jurisdictions outside of the United States, identified above, have yet to be filed and are in process.
On November 24, 2020, Parent and the Company jointly notified CFIUS in writing that the parties do not intend to file a CFIUS notice in connection with the transactions contemplated by the Merger Agreement.
The consummation of the Merger is not conditioned on any regulatory approvals in the United States or in any other jurisdiction, other than those described above.
Legal Proceedings Related to the Merger (Page 92)
On January 7, 2021, purported stockholders of the Company filed actions in the United States District Court for the District of Delaware, captioned Stein v. Navistar International Corporation, et al., Case No. 21-cv-00013 (D. Del.), and Lafrance v. Navistar International Corporation, et al., Case No. 21-cv-00016 (D. Del.), respectively. On January 19, 2021 and January 21, 2021, purported stockholders of the Company filed actions in the United States District Court for the Southern District of New York, captioned Anderson v. Navistar International Corporation, et al., Case No. 21-cv-00453 (S.D.N.Y), and Grinberger v. Navistar International Corporation, et al., Case No. 21-cv-00561 (S.D.N.Y), respectively. On January 25, 2021, a purported stockholder of the Company filed an action in the United States District Court for the Eastern District of New York, captioned Walker v. Navistar International Corporation, et al., Case No. 21-cv-00398 (E.D.N.Y.). These actions allege that preliminary versions of this proxy statement were materially incomplete and therefore misleading in certain respects. All five actions name the Company and the members of the Board as defendants. The Anderson action also names Parent and Merger Sub as defendants. On January 20, 2021, a purported stockholder of the Company filed a putative class action on behalf of himself and all others similarly situated against the Company, the members of the Board, Parent and TRATON US, Inc. in the Circuit Court of DuPage County, Illinois, Chancery Division, captioned Drulias v. Clarke, et al., Case No. 2021-CH-000022 (Ill. DuPage Cty. Cir. Ct.). The action alleges that the Company and the members of the Board breached their fiduciary duties in agreeing to the Merger and disseminating a preliminary version of this proxy statement, and that Parent and TRATON US, Inc. aided and abetted such breaches of fiduciary duties. The Company believes the allegations in these actions are without merit.
For additional information regarding the pending litigation, please see the section entitled “The Merger—Legal Proceedings Related to the Merger” beginning on page 92.
The Merger Agreement (Page 94)
Treatment of Common Stock and Equity Plan Awards (Page 95)
•
Common Stock. Each share of our common stock outstanding immediately prior to the Effective Time of the Merger (other than excluded shares and dissenting shares) will be converted into the right to receive from Parent $44.50 in cash, without interest.

•
Series B Stock. The sole share of Series B Stock outstanding immediately prior to the Effective Time will be unaffected by the Merger and remain outstanding as one share of Series B Stock of the Company with the same rights, powers, preferences and privileges attributable to the sole share of Series B Stock immediately prior to the Effective Time.

•
Series D Stock. Each share of Series D Stock outstanding immediately prior to the Effective Time will be converted into the right to receive, without interest, an amount equal to the portion of the Common Merger Consideration that would have been payable in respect of such share of Series D Stock had such share converted into our common stock pursuant to the terms of the certificate of incorporation of the Company in effect immediately prior to the Effective Time.

2021 Proxy Statement	10

PROXY SUMMARY
•
Company Stock Options. At or immediately prior to the Effective Time, each Company Stock Option that is outstanding immediately prior to the Effective Time, whether or not exercisable or vested, will automatically be canceled and converted into the right to receive an amount in cash equal to the product of (i) the excess if any, of (A) the Merger Consideration over (B) the per share exercise price for such Company Stock Option, multiplied by (ii) the total number of shares underlying such Company Stock Option (assuming full vesting of the Company Stock Option) had such holder exercised the Company Stock Option in full immediately prior to the Effective Time.

•
Company Restricted Stock Unit Awards. At or immediately prior to the Effective Time, each Company Restricted Stock Unit Award that is outstanding immediately prior to the Effective Time, whether or not vested, will automatically be canceled and converted into the right to receive an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the number of shares of common stock represented by such Company Restricted Stock Unit Award.

•
Company Performance Cash Units and Restricted Cash Units. At or immediately prior to the Effective Time, each Company performance cash unit entitling the holder to delivery of cash that is subject to performance and to the satisfaction of vesting or other forfeiture conditions that is outstanding immediately prior to the Effective Time will be amended to provide that the applicable performance conditions are deemed to have been achieved at the greater of target or actual performance, with such performance cash unit to otherwise remain governed by its existing terms and conditions. Restricted cash units whose terms provide only for service-based vesting will continue to be governed by their existing terms and conditions.

Solicitation of Acquisition Proposals; Board Recommendation Changes (Page 101)
The Merger Agreement provides that the Company is not permitted to, directly or indirectly, initiate, solicit, knowingly facilitate or encourage the submission of any Acquisition Proposal (as defined in the section entitled “The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Changes” beginning on page 101), enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or its subsidiaries or afford access to the business, properties, books or records of the Company and its subsidiaries or otherwise knowingly cooperate, assist or encourage any effort by any third party that is seeking to make, or has made, an Acquisition Proposal. In addition, the Company may not fail to make, withdraw or modify in a manner adverse to Parent the Company Board Recommendation, which we define as the Board’s recommendation that it has (i) determined that the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company’s stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, (iii) approved and adopted any approvals or waivers necessary to render the stockholder agreement by and between the Company and Parent dated as of September 5, 2016 and the agreement relating to certain provisions of Section 203 of the DGCL by and between the Company and Parent dated as of September 5, 2016 inapplicable to the transactions contemplated by the Merger Agreement and (iv) resolved to recommend approval and adoption of the Merger Agreement by the stockholders of the Company (“Company Board Recommendation”) or recommend an Acquisition Proposal, fail to enforce or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its subsidiaries, approve any transaction under, or any person becoming an “interested stockholder” under, Section 203 of the DGCL or enter into any agreement in principle, letter of intent, term sheet, Merger Agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal.
Notwithstanding these restrictions, under certain circumstances, the Company may, prior to the time the Merger Agreement is adopted by our stockholders, provide information (which may include non-public information pursuant to a confidentiality agreement) with respect to certain unsolicited written Acquisition Proposals, or engage in discussions or negotiations with a person with respect to certain unsolicited written Acquisition Proposals, which the Board reasonably believes could result in a Superior Proposal (as defined in the section entitled “The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Changes” beginning on page 101); provided that all such information provided to such third party is also made available to Parent as promptly as practicable but in any event within 24 hours to the extent such information has not been previously provided to Parent.
Notwithstanding the foregoing, as provided in the Merger Agreement, at any time before the stockholders of the Company adopt the Merger Agreement, the Board may make a change of recommendation or recommend an Acquisition Proposal following receipt of a Superior Proposal that did not result from a material breach of the Merger Agreement or in response to a
2021 Proxy Statement	11

PROXY SUMMARY
material event, change, occurrence or effect arising after the Effective Time that was not known by the Board, in each case if and only if the Board determines in good faith, after consultation with its outside legal counsel, that the failure to effect a change of recommendation would reasonably be expected to be inconsistent with the directors’ fiduciary duties under the DGCL.
Conditions to the Merger (Page 106)
The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the Merger Agreement by the Company’s stockholders, receipt of certain regulatory approvals, the absence of any legal prohibitions, the accuracy of the representations and warranties of the parties, compliance by the parties with their respective obligations under the Merger Agreement and the absence of a material adverse effect on the Company. See “The Merger Agreement—Conditions to the Merger” beginning on page 106.
Termination (Page 107)
The Company and Parent may, by mutual written consent, terminate the Merger Agreement and abandon the Merger at any time prior to the Effective Time of the Merger.
The Merger Agreement may also be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger as follows:
•	by either Parent or the Company, if:
○
the Merger has not been consummated by the End Date (September 30, 2021 being the “End Date,” as may be extended to December 31, 2021 if all of the conditions to the closing of the Merger are satisfied other than the receipt of regulatory approvals or CFIUS approval (if a CFIUS filing request is received by the parties prior to the closing of the Merger), other than those conditions that are by their nature required to be satisfied at the closing);

○	any order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger has become final and non-appealable; or
○	at the Annual Meeting of the Company’s stockholders, including any adjournment or postponement thereof, the stockholders of the Company do not approve the Merger Proposal;
•	by the Company, if:
○
there is an uncured breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in the Merger Agreement that would cause certain closing conditions set forth in the Merger Agreement not to be satisfied; or

○
prior to the stockholders of the Company adopting the Merger Agreement, the Board has made an Adverse Recommendation Change (as described in the section entitled “The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Changes” beginning on page 101) in order to accept a Superior Proposal and the Company concurrently enters into a binding written definitive acquisition agreement to consummate the transaction for a Superior Proposal if the Company, prior to or concurrently with such termination, pays to Parent in immediately available funds $125,000,000 (the “Termination Fee”), provided that the Company has complied with the solicitation and board recommendation provisions of the Merger Agreement.

•	by Parent, if:
○	prior to the stockholders of the Company adopting the Merger Agreement, an Adverse Recommendation Change has occurred;
○
after receipt or public announcement of an Acquisition Proposal, the Board fails to publicly reaffirm its recommendation within ten business days after receipt of written request to do so from Parent; or

○
there is an uncured breach of any representation, warranty, covenant or agreement made by Company in the Merger Agreement that would cause certain closing conditions set forth in the Merger Agreement not to be satisfied.

2021 Proxy Statement	12

PROXY SUMMARY
Termination Fee (Page 108)
In certain circumstances, the Company may be required to pay Parent the Termination Fee if the Merger Agreement is terminated. The Termination Fee would be payable in the following circumstances:
•
Parent terminates the Merger Agreement if (i) prior to the stockholders of the Company adopting the Merger Agreement, an Adverse Recommendation Change has occurred; (ii) after receipt or public announcement of an Acquisition Proposal, the Board fails to publicly reaffirm its recommendation within ten business days after receipt of written request to do so from Parent; or (iii) there is an uncured breach of any representation, warranty, covenant or agreement made by Company in the Merger Agreement that would cause the closing condition of Parent or Merger Sub not to be satisfied, but only if the failure to satisfy such condition results from an intentional breach by the Company of any of its representations, warranties, covenants or agreements contained in the Merger Agreement;

•
The Company terminates the Merger Agreement if, prior to the stockholders of the Company adopting the Merger Agreement, the Board has made an Adverse Recommendation Change in order to accept a Superior Proposal and the Company concurrently enters into a binding written definitive acquisition agreement to consummate the transaction for a Superior Proposal; or

•
either Parent or the Company terminates the Merger Agreement if (i) (x) the Merger has not been consummated by the End Date, as may be extended or (y) the Company’s stockholders do not approve the Merger Agreement at the stockholder meeting, and (ii) prior to the termination of the Merger Agreement, an Acquisition Proposal has been publicly announced or otherwise communicated to the Board or Company stockholders and not withdrawn within five business days prior to the date of termination or prior to the date of the Company stockholders meeting, and (iii) within 12 months after termination of the Merger Agreement, such Acquisition Proposal is consummated (with the percentages set forth in the definition of such term in the Merger Agreement changed from 20% to 50%).

In the case of the first bullet above, Company shall pay Parent the Termination Fee within three business days after such termination.
In the case of the second bullet above, the Company must pay Parent the Termination Fee concurrently with such termination of the Merger Agreement.
In the case of the third bullet above, the Company must pay Parent the Termination Fee concurrently with the applicable event described in clause (iii) of the third bullet.
The Termination Fee is a cash amount equal to $125,000,000.
Expenses (Page 109)
The Company will reimburse Parent and its affiliates within three business days after termination, if the Company’s stockholders’ approval of the transactions contemplated by the Merger Agreement is not obtained at the stockholder meeting, for 100% of Parent and its affiliates’ documented out-of-pocket fees and expenses (including reasonable fees and expenses of Parent’s counsel) up to $25,000,000 actually incurred by Parent and its affiliates in connection with the Merger Agreement (the “Expense Reimbursement”) and the transactions contemplated thereby including the arrangement of, obtaining the commitment to provide or obtaining any financing for such transactions.
Remedies (Page 109)
No termination of the Merger Agreement will relieve any party to the Merger Agreement of any liability or damages incurred or suffered by the other party resulting from willful breach of such party, which we define as an intentional action or omission by a party that causes such party to be in breach of such representation, warranty, agreement or covenant and where such party knew, or reasonably should have known, at the time such intentional action or omission is or would constitute a breach, or would reasonably be expected to result in a breach, of such representation, warranty, agreement or covenant of the Merger Agreement (“willful breach”).
The parties agree that if the Merger Agreement is terminated and a Termination Fee becomes due and payable and is paid by the Company, the Termination Fee will be Parent’s and Merger Sub’s sole and exclusive remedy against the Company with respect to the Merger Agreement, except in the case of willful breach by the Company, provided that Parent will have the right to refund the Termination Fee in its entirety within 15 business days after receipt of the Termination Fee upon written notice to the Company, and if the Company receives a full refund within two business days of such written notice, Parent will be entitled to seek all post-termination remedies available as contemplated by the Merger Agreement. In no event will the Company be required to pay the Termination Fee or Expense Reimbursement on more than one occasion. If the Termination
2021 Proxy Statement	13

PROXY SUMMARY
Fee becomes payable to Parent, and an Expense Reimbursement has been paid, the amount of such Expense Reimbursement actually paid by the Company shall be deducted from the total amount of such Termination Fee payable by the Company, so that the Company will not be required to pay any amount in excess of the Termination Fee.
Prior to the termination of the Merger Agreement, the parties are also entitled to an injunction or injunctions to prevent a breach of the Merger Agreement, and to specifically enforce the performance of the terms and provisions of the Merger Agreement. There is no requirement to obtain, furnish or post any bond with or as a condition to obtaining such injunction or injunctions.
The Voting Agreements (Page 111)
Concurrently with the execution of the Merger Agreement, certain stockholders affiliated with Carl Icahn and certain stockholders affiliated with MHR Fund Management entered into voting and support agreements with Parent and Merger Sub, in which the Icahn Stockholders (as defined in the section “The Voting Agreements—Summary” beginning on page 111) and the MHR Stockholders (as defined in the section “The Voting Agreements—Summary” beginning on page 111) agreed, on the terms and subject to the conditions set forth in the voting and support agreements, among other things, to vote in favor of the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement. As of December 17, 2020, the Icahn Stockholders and the MHR Stockholders have the power to vote in the aggregate approximately 33.2% of the voting power of the shares of common stock issued and outstanding.
2021 Proxy Statement	14

PROXY SUMMARY
SUMMARY OF PROPOSAL 2 – MERGER COMPENSATION PROPOSAL
Your Board of Directors recommends a vote FOR the non-binding, advisory vote on the compensation of the Company’s named executive officers in connection with the Merger.
Golden Parachute Compensation (Page 113)
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is required to submit a proposal to the Company’s stockholders for a non-binding advisory vote to approve the Merger-related compensation.
The compensation that the Company’s named executive officers may be entitled to receive from the Company in connection with the Merger is summarized and included under the heading “Proposal 2—Merger Compensation Proposal—Golden Parachute Compensation” beginning on page 113. That summary includes all compensation and benefits that may be paid or become payable to the Company’s named executive officers by the Company in connection with the Merger.
Merger Compensation Proposal (Page 115)
Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, the Company is seeking a non-binding, advisory stockholder approval of the compensation of the Company’s named executive officers that is based on or otherwise relates to the Merger as disclosed above in this section. The proposal gives the Company’s stockholders the opportunity to express their views on the Merger-related compensation of the Company’s named executive officers.
Accordingly, the Company is asking Company stockholders to vote in favor of the adoption of the following resolution, on a non-binding, advisory basis:
“RESOLVED, that the compensation that will or may be paid or become payable to the Company’s named executive officers, in connection with the Merger, and the agreements or understandings pursuant to which such compensation will or may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in ‘Proposal 2—Merger Compensation Proposal—Golden Parachute Compensation’ are hereby APPROVED.”
Vote Required and the Company Board Recommendation (Page 115)
The vote on this proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Accordingly, you may vote not to approve this proposal on Merger-related named executive officer compensation and vote to adopt the Merger Agreement and vice versa. Because the vote is advisory in nature, it will not be binding on the Company, regardless of whether the Merger Agreement is adopted. Approval of the non-binding, advisory proposal with respect to the compensation that may be received by the Company’s named executive officers in connection with the Merger is not a condition to completion of the Merger, and failure to approve this advisory matter will have no effect on the vote to adopt the Merger Agreement. Because the Merger-related named executive officer compensation to be paid in connection with the Merger is based on contractual arrangements with the named executive officers, such compensation may be payable, regardless of the outcome of this advisory vote, if the Merger Agreement is adopted (subject only to the contractual conditions applicable thereto).
Approval, by non-binding advisory vote, of the Merger Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present virtually or by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will have the same effect as a vote “AGAINST” approval of this compensation proposal, and broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION THAT MAY BE RECEIVED BY THE COMPANY’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER.
2021 Proxy Statement	15

PROXY SUMMARY
SUMMARY OF OTHER ITEMS WITH RESPECT TO THE MERGER
Market Price of Common Stock and Dividend Information (Page 183)
The closing price of our common stock on the New York Stock Exchange (the “NYSE”) on November 6, 2020, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $43.37 per share of our common stock. If the Merger is completed, you will be entitled to receive $44.50 in cash, without interest, for each share of the Company’s common stock owned by you, which represents a premium of approximately 84.88% to the closing price of the Company’s common stock as of January 30, 2020, the last trading day prior to the announcement by Parent of its unsolicited offer to acquire the Company for $35.00 per share, and a 58.14% premium to the volume-weighted average price of shares of the Company’s common stock for the 30 trading days ended January 30, 2020, a premium of approximately 24.16% to the closing price of the Company’s common stock as of September 9, 2020, the last trading day prior to the Company’s confirmation of a revised proposal from Parent to acquire the Company for $43.00 per share and a premium of approximately 2.6% to the closing price of the Company’s common stock as of November 6, 2020, the last trading day prior to the public announcement of the execution of the Merger Agreement.
On January 28, 2021, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock on the NYSE was $44.04 per share of common stock. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock.
The Company has not paid any dividends on its common stock or Series D Stock since 1980. The Series D Stock ranks senior to common stock as to dividends and receives dividends at a rate of 120% of the cash dividends on common stock, as declared on an as-converted basis. Our sole share of Series B Stock is not entitled to receive dividends. Certain debt instruments of the Company include limitations on the issuance of dividends. Additionally, under the terms of the Merger Agreement, the Company cannot declare, set aside or pay any dividend or make any other distribution in respect of our capital stock or other equity interests, without Parent’s written consent, prior to the termination of the Merger Agreement or the consummation of the Merger.
Appraisal Rights (Page 198)
If the Merger is completed, the Company’s stockholders who do not vote in favor of the adoption of the Merger Agreement are entitled to appraisal rights under Section 262 of the DGCL, but only if they fully comply with all of the applicable legal requirements of Section 262 of the DGCL, which are summarized in this proxy statement in the section entitled “Appraisal Rights” beginning on page 198 and set forth in their entirety in Section 262 of the DGCL (attached to this proxy statement as Annex D). This means that you may be entitled to have the fair value of your shares of our common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the per share Merger Consideration if you follow exactly the procedures set forth in Section 262 of the DGCL. The ultimate amount you may receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.
To exercise your appraisal rights, you must, among other things, submit a written demand for appraisal to the Company before the vote is taken on the adoption of the Merger Agreement (and must not fail to perfect or effectively withdraw your demand or otherwise waive or lose your right to appraisal) and you must not vote (either virtually or by proxy) in favor of the adoption of the Merger Agreement. If you fail to follow exactly the procedures set forth in Section 262 of the DGCL, you will lose your appraisal rights. The requirements for exercising appraisal rights are further described in the section entitled “Appraisal Rights” beginning on page 198 and the text of the DGCL appraisal rights statute reproduced in its entirety as Annex D to this proxy statement. We encourage you to read these provisions carefully and in their entirety. If you hold your shares of our common stock through a bank, brokerage firm or other nominee and you wish to exercise your appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of the DGCL relating to appraisal rights, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. The discussion of appraisal rights in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, a copy of which is attached to this proxy statement as Annex D.
Delisting and Deregistration of Common Stock (Page 202)
If the Merger is completed, our common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”), and we will no longer file periodic reports with the Securities and Exchange Commission (the “SEC”) on account of our common stock.
2021 Proxy Statement	16

PROXY SUMMARY
SUMMARY OF PROPOSAL 3 – ELECTION OF DIRECTORS
Election of Directors (Page 116)
Your Board of Directors recommends a vote FOR each of the Director nominees.
Director Nominees
Our Board recommends that you vote “for” all of the director nominees listed below. Set forth below is summary information about each director nominee, with more detailed information about the qualifications and experience of each director nominee contained under “Proposal 3—Election of Directors” beginning on page 116 of this proxy statement.
			Current Committee Membership
Nominee and Principal Occupation	Age	Director Since	A	C	F	NG
Troy A. Clarke Executive Chairman and Chairman of the Board of Navistar	65	April 2013
José María Alapont Former Chairman, President and Chief Executive Officer of Federal-Mogul Corporation	70	October 2016
Stephen R. D’Arcy Partner, Quantum Group LLC	66	October 2016
Vincent J. Intrieri Founder, President and Chief Executive Officer, VDA Capital Management LLC	64	October 2012
Mark H. Rachesky, M.D. Founder and President, MHR Fund Management LLC	61	October 2012
Christian Schulz Chief Financial Officer, TRATON SE	43	August 2018
Kevin M. Sheehan Former President and Chief Executive Officer, Scientific Games	67	October 2018
Dennis A. Suskind Retired General Partner, Goldman Sachs & Company	78	October 2016
Janet T. Yeung Principal and General Counsel, MHR Fund Management LLC	56	December 2020
A Audit	C Compensation	F Finance	NG Nominating & Governance	Chair	Co-Chair	Member
2021 Proxy Statement	17

PROXY SUMMARY
Business Strategy

OUR 2020 ACCOMPLISHMENTS	OUR EXPECTATIONS GOING FORWARD
✔ People

 ✔ Adapted our agile and collaborative visual management-based teaming practices to online tools and practices that were quickly scaled across the organization

 ✔ Made significant leadership changes which strengthened Navistar’s focus on critical areas that will take us into the future

 ✔ Navistar and our employees were leaders in our communities in this year of the COVID-19 pandemic and social unrest

✔ Performance

 ✔ Took deliberate and concerted actions to preserve liquidity and performance during the COVID-19 pandemic

 ✔ Moved forward with key capital infrastructure projects, including breaking ground on the new San Antonio Plant and the Huntsville, AL Plant
expansion

✔ #1 Choice

 ✔ Announced our first order for 18 Electric CE school
buses

 ✔ Formed partnerships with TuSimple and 7 leading
telematics service providers

 ✔ Launched the industry’s first holistic suite of products designed to minimize Total Cost of
Ownership – Intelligent Fleet Care in
OnCommand Connection

✔ Growth Initiatives:

 ✔ Commercial Transformation is collaborating
with our International dealer network to
sustainably grow truck sales

 ✔ Uptime / Total Cost of Ownership / Connected is supporting our customers on the road better than our competitors, through technology and
responsiveness

✔ Profitability Initiatives:

 ✔ Project Compass is reducing unnecessary
complexity while meeting customer needs

 ✔ Emerging Technologies is deploying lifecycle
innovative solutions leveraging internal
competencies and strategic partnerships to
address new profit opportunities. This initiative is focused on electric, fuel cell, and autonomous solutions.

 ✔ Manufacturing 4.0 is combining our
manufacturing and procurement expertise,
along with innovative technologies, to improve
quality and minimize conversion cost

✔ Foundational Initiatives:

 ✔ People 4.0 is creating a culture of trust,
empowerment, and accountability to build
the best teams

 ✔ Innovation is embedding into our identity the
fun, curiosity and energy of problem-solving
and breakthrough thinking

Corporate Governance Highlights

Nine of our ten directors are independent under our corporate governance guidelines and the NYSE listing standards.	We have Co-Independent Lead Directors.
All of the members of our Audit Committee, Compensation Committee, Finance Committee and the Nominating and Governance Committee are independent and financially literate.

2021 Proxy Statement	18

PROXY SUMMARY
•	Nine of ten directors are independent under our corporate governance guidelines and the NYSE listing standards.
•	We have Co-Independent Lead Directors.
•	We have four Board committees that are composed of 100% independent directors.
•	We have a declassified Board.
•	We have stockholder representation on all of our Board committees.
•	We have a director resignation policy for directors who fail to obtain a majority vote.
•	We have no super-majority voting provisions to approve transactions, including a merger.
•	We have a clawback policy to re-coup incentive-based compensation in the event of an accounting restatement or intentional misconduct.
•
We do not provide tax gross-ups for perquisites and other similar benefits to officers who are subject to Section 16 of the Exchange Act (“the Section 16 Officers”). Additionally, we do not provide tax gross-ups for any cash or equity awards for any employees.

•	We have “double trigger” change in control severance benefits.
•	Our Named Executive Officers (“NEOs”) and directors are subject to stock ownership guidelines and stock retention requirements.
•	Our executives and directors are prohibited from engaging in short sales, derivatives trading and hedging transactions, and we impose restrictions on pledges and margin account use.
Stockholder Engagement
The Company has a robust stockholder outreach and engagement program. We engage in regular contact with our stockholders throughout the year. As of December 17, 2020, approximately 57.0% of our stock is held by four of our stockholders. Three of these stockholders have representation on our Board as discussed in Proposal 3—Election of Directors. These stockholders, through their representation on our Board, and two of whom also have representation on our Compensation Committee, are integrally involved in our compensation decisions and policies. We also engage in regular dialogue with our two remaining largest stockholders without representation on our Board. We maintain open lines of communication with corporate governance advisory institutions and with all of our stockholders in order to inform them of Company updates and solicit their feedback. We continuously work to improve our stockholder engagement efforts and place importance on the feedback provided to us during this process.
2021 Proxy Statement	19

PROXY SUMMARY
SUMMARY OF PROPOSAL 4 – SAY-ON-PAY
Say-On-Pay (Page 141)
Your Board of Directors recommends a vote FOR the approval of named executive officer compensation.
Our Compensation Program
The overall objective of our executive compensation program is to maintain a close link between pay and performance, both long-term and short-term. We believe that the compensation of our executives should be closely tied to the performance and growth of the Company, so their interests are aligned with the long-term interests of our stockholders.
Executive Compensation Highlights
We continue to focus on, and are aware of, investor concerns regarding the link between pay and performance. In 2019, the results against our annual incentive metrics resulted in our awards being paid at 134.7% of target. For the 2020 annual incentive plan, Navistar was below threshold for three performance metrics, slightly above target for one metric and at threshold for one metric, which will yield an overall payout percentage of 5.5% of target.
For a summary of our commitment to best practices in executive compensation and changes made in 2020, please see the Executive Overview section of the section entitled “Say-On-Pay—Compensation Discussion & Analysis” beginning on page 142 of this proxy statement.
Highlights of the changes made in 2020 include:
•
Retained an Annual Incentive (“AI”) plan that leverages our scorecard approach, retained the adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) multiplier, the individual performance factor, and market share and liquidity metrics, replaced cost (total cost reduction) with gross margin, and replaced the quality metric with the A26 sales mix metric, which focuses on the sale of our A26 proprietary engine.

•
As a result of the TRATON acquisition offer and the associated impact on Navistar’s stock price, we modified the vehicles in our 2020 Long-Term Incentive (“LTI”) plan to include restricted cash units (“RCUs”) and performance-based cash. The performance-based cash retained revenue growth as a metric, adjusted the EBITDA goal from dollars to margin and removed the relative Total Stockholder Return (“TSR”) multiplier.

Key Executive Compensation Decisions
Consistent with pay-for-performance principles, base salary performance increases are based upon named executive officer (“NEO”) and Company performance. As a result of the COVID-19 pandemic and economic environment, the Company did not provide base salary performance increases in 2020. In addition, the Company instituted a Non-elective Deferred Compensation Plan for all U.S.-based, salaried exempt, non-represented employees, including all NEOs. NEOs had a percentage of pay temporarily deferred beginning April 20, 2020 and ending August 31, 2020. The deferral was repaid in November of 2020 with 6% annual interest.
The CEO makes base salary recommendations for the NEOs and Section 16 Officers to the Compensation Committee. The CEO does not participate in decisions regarding his own compensation. The Compensation Committee reviews the salary for the CEO and reviews, approves and/or adjusts the CEO’s base salary recommendations for the other NEOs and Section 16 Officers included in the CEO’s recommendation. The Compensation Committee then recommends, and the independent members of the Board approve or adjust, the salary recommendation for the CEO.
2021 Proxy Statement	20

PROXY SUMMARY
Executive Compensation Best Practices
WHAT WE DO	WHAT WE DON’T DO

✔ We use multiple performance measures in our short-term and long-term incentive plans. These performance measures are designed to link pay to performance and stockholder interests.

 ✔ The Compensation Committee reviews external
market data when making compensation decisions.

 ✔ The Compensation Committee selects and engages
its own independent advisor, Pay Governance LLC.

 ✔ We maintain a clawback policy to recoup incentive-based compensation in the event of an accounting restatement.

 ✔ Change in control severance benefits are payable only upon a change in control (also referred to in this proxy statement as “CIC”) with termination of employment (“double trigger”).

 ✔ To aid in aligning the interest of our stockholders and officers, all officers are subject to stock ownership requirements, ranging from 6x base pay for the CEO and Executive Chairman to 3x base pay for other senior executives - including a retention requirement.

✘ The Company maintains policies that eliminate all tax gross-ups for perquisites and other similar benefits to Section 16 Officers and prohibit tax gross-ups for any cash or equity awards for all employees.

✘ We do not reprice stock options or provide cash
buyouts of underwater options.

✘ We prohibit short selling, trading in derivatives or engaging in hedging transactions by executives and directors. In addition, any pledging and margin account use must be pre-cleared through the
Corporate Secretary or the General Counsel.

✘ We do not grant extra pension service.

2021 Proxy Statement	21

PROXY SUMMARY
SUMMARY OF PROPOSAL 5 – RATIFICATION OF INDEPENDENT ACCOUNTING FIRM
Ratification of Independent Accounting Firm (Page 180)
Your Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP (“KPMG”) as Navistar’s independent registered public accounting firm for 2021.
The Board is asking our stockholders to ratify the Audit Committee’s appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2021. KPMG has been the Company’s auditors since 2006. For additional information regarding the Company’s relationship with KPMG, please refer to the Report of the Audit Committee and the Fees of Independent Registered Public Accounting Firm contained below.
If the appointment of KPMG as our independent registered public accounting firm for 2021 is not ratified by our stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the appointment for 2021 will stand, unless the Audit Committee finds other good reason for making a change.
Representatives of KPMG will be present at the virtual Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives will also be available to respond to virtual questions at the Annual Meeting.
2021 Proxy Statement	22

PROXY SUMMARY
SUMMARY OF PROPOSAL 6 – ADJOURNMENT
Adjournment (Page 182)
Your Board of Directors recommends a vote FOR the proposal to enable the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for the Merger Proposal.
The vote on the Adjournment Proposal relates to the Merger Proposal and, if adopted, will allow the Company, if necessary or appropriate, to adjourn the Annual Meeting in order to solicit additional proxies, including if there are not sufficient votes to approve the Merger Proposal in accordance with the requisite stockholder vote.
Notwithstanding the inclusion or approval of the Adjournment Proposal, whether or not a quorum is present at the Annual Meeting, the chair of the Annual Meeting may adjourn or postpone the Annual Meeting to another place, if applicable, date or time, in accordance with the Company’s Amended and Restated By-Laws (the “By-Laws”), effective as of October 6, 2020.
2021 Proxy Statement	23

SPECIAL FACTORS
SPECIAL FACTORS
This section of the proxy statement describes certain material aspects of the proposed Merger. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the documents incorporated herein by reference, including the full text of the Merger Agreement, for a more complete understanding of the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement. In addition, important business and financial information about the Company is included in or incorporated into this proxy statement by reference. See “Where You Can Find More Information” beginning on page 203.
Overview of Special Factors
The Merger is a “going-private” transaction under SEC rules and the Exchange Act. Accordingly, Rule 13e-3 and related rules under the Exchange Act require that the Company and the Purchaser Group Members make certain disclosures regarding the Merger. This “Special Factors” section contains various information that you should read carefully. For example, the section entitled “—Plans for the Company After the Merger” explains the plans for the surviving entity after the completion of the Merger. The section entitled “—Purchaser Group Members’ Purposes and Reasons for the Merger” explains, among other things, Parent’s purposes for the Merger. The sections entitled “The Merger—Reasons for the Merger; Recommendation of the Company’s Board of Directors” and “Special Factors—Position of the Purchaser Group Members as to the Fairness of the Merger” respectively explain why the Board, on the one hand, and the Purchaser Group Members, on the other hand, believe the Merger is fair and reasonable to, and in the best interests of, the Company and the Company’s unaffiliated stockholders. The sections entitled “—Opinion of Bank of America Europe DAC” beginning on page 28 and “—Opinion of Goldman Sachs Bank Europe SE” beginning on page 34 respectively summarize the process and methodologies followed by Bank of America Europe DAC and Goldman Sachs Bank Europe SE in rendering their respective opinions to the Parent’s Executive Board and Parent’s Supervisory Board. You are encouraged to carefully read this “Special Factors” section and this entire proxy statement, along with the documents incorporated herein by reference.
Purchaser Group Members’ Purposes and Reasons for the Merger
Under the SEC rules governing “going private” transactions, each of the Purchaser Group Members is an affiliate of the Company that is engaged in the “going private” transaction and, therefore, each is required to express its purposes and reasons for the Merger to the Company’s “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act. The Purchaser Group Members are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.
Parent’s key strategic priority leading up to its initial public offering in June 2019 was the preparation for and execution of such initial public offering. Parent’s consideration of other strategic opportunities, including the Merger, resumed thereafter. The Purchaser Group Members have undertaken to pursue the transaction at this time in light of the opportunities they perceive to enhance Parent’s financial performance and competitive position by means of acquiring the Company through the Merger. For the Purchaser Group Members, the purpose of the Merger is to enable them to acquire control of the Company, through a transaction in which the stockholders of the Company (other than the Purchaser Group Members and their affiliates) will be cashed out for $44.50 per share of the Company’s common stock, and Parent will bear the rewards and risks of the ownership of the Company after completion of the Merger. In the opinion of the Purchaser Group Members, the Merger will provide a number of benefits to the Purchaser Group Members and the Company that would follow from the Company becoming a wholly owned indirect subsidiary of Parent, including, but not limited to:
•	The Purchaser Group Members expect to realize benefits from the Merger due to geographic complementarities, additional volume scale and profitability stabilization;
○	The Purchaser Group Members believe that the Merger could provide Parent with a well-balanced and global footprint;
○	The Purchaser Group Members believe that the Merger will provide Parent with enhanced access to the North American market;
○	The Purchaser Group Members believe that the Merger would give the Company access to Parent’s powertrain technologies and allow the Purchaser Group Members to benefit from higher volumes;
•
The Purchaser Group Members believe that post-merger integration of the Company would be efficient because Parent already understands the Company’s business through its existing strategic partnership and minority stock ownership;

2021 Proxy Statement	24

SPECIAL FACTORS
Parent also considered the opinion of BofA Securities, dated November 7, 2020, to Parent’s Boards as to the fairness, from a financial point of view and as of the date of the opinion, to Parent of the Merger Consideration to be paid by Parent, as more fully described below in the section entitled “—Opinion of Bank of America Europe DAC” beginning on page 28.
Parent also considered the opinion of Goldman Sachs Bank Europe SE, dated November 7, 2020, to Parent’s Boards that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Merger Consideration to be paid by Parent was fair, from a financial point of view, to Parent, as more fully described below in the section entitled “—Opinion of Goldman Sachs Bank Europe SE” beginning on page 34.
The Purchaser Group Members have undertaken to pursue the Merger at this time for the reasons described above.
Although the Purchaser Group Members believe that there will be opportunities associated with their investment in the Company, the Purchaser Group Members realize that there are also substantial risks (including the risks and uncertainties relating to the prospects of the Company) and that such opportunities may never be fully realized. Further, following the Merger, there will be no trading market for the equity securities of the Company, making Purchaser Group Members’ investment in the Company illiquid.
The Purchaser Group Members believe that structuring the transaction as a merger is preferable to other transaction structures because (i) it will enable the Purchaser Group Members to acquire all of the outstanding shares of common stock of the Company at the same time and (ii) it represents an opportunity for the Company’s holders of common stock and Series D Stock (except Parent and its affiliates) to receive a premium for their shares, representing an approximate 84.88% premium to the closing price of shares of the Company’s common stock of $24.07 on January 30, 2020, the last trading day prior to the announcement by Parent of its unsolicited offer to acquire the Company for $35.00 per share, and a 58.14% premium to the volume-weighted average price of shares of the Company’s common stock for the 30 trading days ended January 30, 2020.
Further, the Purchaser Group Members believe that structuring the transaction as a merger provides a prompt and orderly transfer of ownership of the Company in a single step, without the necessity of financing separate purchases of shares of the Company’s common stock in a tender offer and implementing a second-step merger to acquire any shares of the Company’s common stock not tendered into any such tender offer, and without incurring any additional transaction costs associated with such activities.
As of November 5, 2020, Parent beneficially owns approximately 16.7% of the issued and outstanding shares of Company common stock. Following consummation of the Merger, Parent will own 100% of the shares of Company common stock and will have a corresponding interest in the Company’s net book value and net earnings or losses. The Company’s net income (loss) for the fiscal year ended October 31, 2020 was approximately $(347,000,000) and the Company’s net book value per share of Company common stock as of October 31, 2020 was approximately ($38.38). Net book value per share of Company common stock as of October 31, 2020 was computed by dividing the total equity of $(3,822,000,000) by the total shares of Company common stock outstanding on October 31, 2020 of 99,576,093.
Parent’s beneficial interest in the Company’s net book value as of October 31, 2020 was approximately ($638,292,000), equal to 16.7% of the Company’s net book value. If the Merger is completed, Parent’s beneficial interest in the net book value of the Company will increase to (3,822,000,000), equal to 100% of the Company’s net book value (based on the Company’s net book value as of October 31, 2020).
Parent’s ownership interest in the Company resulted in the attribution of $(58,000,000) of the Company’s net income (loss) to Parent, equal to approximately 16.7% of the Company’ net income for the fiscal year ended October 31, 2020. If the Merger is completed, Parent’s beneficial interest in the Company’ net income (loss) will increase to $(347,000,000), equal to 100% of the Company’s net income (based upon the Company’s net income (loss) for the fiscal year ended October 31, 2020).
Plans for the Company After the Merger
It is expected that the Company’s operations will be conducted after the Merger substantially as they currently are being conducted, except that it will cease to be a publicly traded company and will instead be a privately held indirect subsidiary of Parent. Following the completion of the Merger, the Company will no longer be subject to the Exchange Act and New York Stock Exchange compliance and reporting requirements and the related direct and indirect costs and expenses, and may experience positive effects on profitability as a result of the elimination of such costs and expenses.
The directors of the Company upon the consummation of the Merger will consist of (i) the persons serving as directors of Merger Sub as of immediately prior to the Effective Time and (ii) the director elected by the holder of the Series B Nonconvertible Junior Preference Stock, $1.00 par value, of the Company as of immediately prior to the Effective Time, and
2021 Proxy Statement	25

SPECIAL FACTORS
upon consummation of the Merger, the officers of the Company will be the persons serving as officers of the Company as of immediately prior to the Effective Time, in each case until their successor is duly elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be.
The Purchaser Group Members do not have any current plans or proposals to cause the Company to engage in any of the following:
•	an extraordinary corporate transaction following consummation of the Merger such as a merger, reorganization or liquidation;
•	the relocation of any material operations or sale or transfer of a material amount of assets; or
•	any other material changes in its business or the composition of its management.
Nevertheless, as part of integration planning and following consummation of the Merger, the surviving corporation’s management and board of directors expect to conduct a review of the Company and its assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what changes, if any, would be desirable following the Merger to enhance the business and operations of the Company and may cause the Company to engage in the types of transactions set forth above if the management or the board of directors decides that such transactions are in the best interest of the Company upon such review. The Purchaser Group Members expressly reserve the right to make any changes to the Company operations after consummation of the Merger that they deem appropriate in light of such evaluation and review or in light of future developments.
Position of the Purchaser Group Members as to the Fairness of the Merger
Under the SEC rules governing “going private” transactions, each of the Purchaser Group Members is an affiliate of the Company that is engaged in the “going private” transaction and, therefore, is required to express its position as to the fairness of the Merger to the Company’s unaffiliated security holders. The Purchaser Group Members are making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Purchaser Group Members as to the fairness of the Merger (which is the Rule 13e-3 transaction for which a Schedule 13E-3 was filed with the SEC) should not be construed as a recommendation to any of the Company’s unaffiliated security holders, as to how such stockholder should vote on the proposal to approve the Merger Agreement.
The Purchaser Group Members believe that the Merger (which is the Rule 13e-3 transaction for which the Schedule 13E-3 was filed with the SEC) is fair to the Company’s unaffiliated security holders on the basis of the factors described below.
The Purchaser Group Members, including Parent’s designated directors on the Board, did not participate in the deliberations of the Board, regarding, or receive advice from the Company’s or the Board’s legal or financial advisors as to, the fairness of the Merger. The Purchaser Group Members have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purpose of assessing the fairness of the Merger to the Company’s unaffiliated security holders. Based on the knowledge and analysis by the Purchaser Group Members of available information regarding the Company, and the factors considered by, and the analysis and resulting conclusions of, the Parent’s Boards, the Volkswagen Management Board and the Volkswagen Supervisory Board and the Purchaser Group Members discussed in “Special Factors—Purchaser Group Members’ Purposes and Reasons for the Merger,” the Purchaser Group Members believe that the Merger is substantively and procedurally fair to the Company’s unaffiliated security holders. In particular, the Purchaser Group Members believe that the Merger is both procedurally and substantively fair to the Company’s unaffiliated holders of common stock based on their consideration of the following factors, among others, which are not presented in any relative order of importance:
•
that Parent publicly announced its unsolicited offer to acquire the Company for $35.00 per share on January 30, 2020 and the Company did not receive a better offer from a third party prior to the execution of the Merger Agreement;

•
that the Merger Consideration, valued at approximately $44.50 per share of the Company’s common stock, represents an approximate 84.88% premium to the closing price of shares of the Company’s common stock of $24.07 on January 30, 2020, the last trading day prior to the announcement by Parent of its unsolicited offer to acquire the Company for $35.00 per share, and a 58.14% premium to the volume-weighted average price of shares of the Company’s common stock for the 30 trading days ended January 30, 2020;

•
that the Merger Consideration is in cash for all unaffiliated holders of Company common stock, which provides a degree of certainty of value and liquidity to the Company’s unaffiliated security holders;

•
that consummation of the Merger will allow the Company’s unaffiliated security holders not to be exposed to risks and uncertainties relating to the prospects of the Company following completion of the Merger;

2021 Proxy Statement	26

SPECIAL FACTORS
•
that the Merger Consideration resulted from active negotiations between Parent and the Company, which were authorized by the Board and the Parent’s Boards and taken note of by the Volkswagen Management Board and the Volkswagen Supervisory Board, and that two large independent stockholders of the Company were significantly involved in deliberations by the Company with respect to the negotiation and agreed to vote in favor of the Merger;

•	that the Merger is conditioned on approval by the holders of the Company’s common stock representing a majority of outstanding shares of common stock entitled to vote at the Annual Meeting Meeting;
•
notwithstanding that the respective opinions of J.P. Morgan and PJT Partners were provided solely to the Board in connection with its evaluation of the Merger and are not recommendations as to any action the Board or any common stockholder may take and that the Purchaser Group Members are not entitled to, nor did they, rely on such opinions, the fact that the Board received an opinion of J.P. Morgan, dated as of November 7, 2020, and an opinion of PJT Partners, dated as of November 7, 2020, that, as of the date of each such opinion, based upon and subject to, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken by J.P. Morgan and PJT Partners, respectively, in connection with the preparation of their respective opinions as set forth therein, the Merger Consideration to be received by the holders of the Company’s common stock in the Merger was fair to such holders from a financial point of view (as more fully described under “The Merger—Opinion of J.P. Morgan Securities LLC” beginning on page 74 and “The Merger—Opinion of PJT Partners LP” beginning on page 76);

•	that Parent’s designated directors on the Board fully recused themselves from the Board’s deliberations concerning the Merger and the Merger Agreement; and
•
that the Merger and the Merger Agreement were unanimously (other than Parent’s designated directors) approved by the Board and that the Board unanimously (other than Parent’s designated directors) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, were in the best interests of the Company and the Company’s unaffiliated stockholders.

The Purchaser Group Members did not find it practicable to assign, nor did they assign, specific relative weights to the individual factors considered in reaching their conclusion as to fairness. The Purchaser Group Members also did not consider the liquidation value of the Company’s assets, and did not perform a liquidation analysis, because they consider the Company to be a viable going concern. Therefore, no appraisal of liquidation value was sought for purposes of valuing the shares of the Company’s common stock, and the Purchaser Group Members believe that the liquidation value of the shares of the Company’s common stock is irrelevant to a determination as to whether the proposed Merger is fair to the Company’s unaffiliated security holders.
The Purchaser Group Members believe that the Merger is both procedurally and substantively fair to the Company’s holders of shares of Series D Stock, because the Series D Stock is convertible into common stock (as to which the views of the Purchaser Group Members are set out above), and the Series D Stock will be converted into the portion of the per share Merger Consideration that would have been payable in respect of such share of Series D Stock had such share converted into common stock pursuant to the terms of the certificate of incorporation of the Company. The Purchaser Group Members believe that the Merger is both procedurally and substantively fair to the holder of the Company’s sole share of Series B Stock because the Series B Stock will remain outstanding as one share of Series B Stock of the surviving corporation.
The Purchaser Group Members did not consider net book value, which is an accounting concept, for purposes of determining the fairness of the Merger Consideration to the Company’s unaffiliated security holders because, in the Purchaser Group Members’ view, net book value is neither indicative of the Company’s market value nor its value as a going concern, but rather is an indicator of historical costs.
While the Purchaser Group Members considered the trading history of the shares of the Company’s common stock and noted that at various times, this trading history reflected prices above the $44.50 to be paid for each share of Company common stock held by the Company’s stockholders as part of the Merger Consideration, the Purchaser Group Members concluded that these factors were not important in determining the value of the shares of the Company’s common stock as of the date of the proposed Merger. In the Purchaser Group Members’ judgment, the historical trading prices for the Company’s common stock are not indicative of the value of the shares of the Company’s common stock as of the date of the proposed Merger in light of the Company’s current business operations and future prospects.
2021 Proxy Statement	27

SPECIAL FACTORS
The Purchaser Group Members’ consideration of the factors described above reflects their assessment of the fairness of the Merger. The Purchaser Group Members implicitly considered the value of the Company in a sale as a going concern by taking into account the Company’s current and anticipated business, financial condition, results of operations, prospects and other forward-looking matters.
The foregoing discussion of the information and factors considered is not intended to be exhaustive but includes the material factors considered by the Purchaser Group Members. The Purchaser Group Members’ views as to the fairness of the proposed Merger should not be construed as a recommendation to Company’s stockholders to approve the Merger Agreement. The Purchaser Group Members do not make any recommendation as to how the Company’s stockholders should vote their shares of Company common stock on the Merger.
Fees and Expenses
Total fees and expenses incurred or to be incurred by the Company in connection with the Merger are estimated at this time to be as follows:
Amount to be Paid
Financial advisory fees and expenses	$ 21,000,000
Legal, accounting and other professional fees	$18,000,000
SEC filing fees	$405,817.31
Proxy solicitation, printing and mailing costs	$73,524
Transfer Agent and paying agent fees and expenses	$232,470
Total	39,711,811
Total fees and expenses incurred or to be incurred by Parent in connection with the Merger are estimated at this time to be as follows:
Amount to be Paid
Financial advisory fees and expenses	$ 27,000,000
Legal, accounting and other professional fees	$21,000,000
Total	48,000,000
Opinion of Bank of America Europe DAC
Parent has retained BofA Securities to act as Parent’s financial advisor in connection with the Merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Parent selected BofA Securities to act as Parent’s financial advisor in connection with the Merger on the basis of BofA Securities’ experience in transactions similar to the Merger, its reputation in the investment community and its familiarity with Parent and its business.
On November 7, 2020, at a meeting of Parent’s Boards held to evaluate the Merger, BofA Securities delivered to Parent’s Boards an oral opinion, which was confirmed by delivery of a written opinion dated November 7, 2020, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the Merger Consideration to be paid by Parent was fair, from a financial point of view, to Parent.
The full text of BofA Securities’ written opinion to Parent’s Boards, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex G to this document and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. BofA Securities delivered its opinion to Parent’s Boards for the benefit and use of Parent’s Boards (in their capacities as such) in connection with and for purposes of their respective evaluation of the Merger Consideration to be paid by Parent. BofA Securities’ opinion does not address any other aspect of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Parent or in which Parent might engage or as to the underlying business decision of Parent to proceed with or effect the Merger. BofA Securities’ opinion does not address any other aspect of the Merger and does not constitute a recommendation to any stockholders as to how to vote or act in connection with the Merger or any other matter.
2021 Proxy Statement	28

SPECIAL FACTORS
In connection with rendering its opinion, BofA Securities has, among other things:
(a)	reviewed certain publicly available business and financial information relating to Navistar;
(b)	reviewed certain financial forecasts relating to Navistar for 2024 prepared by the management of Navistar (the “Navistar Forecasts”);
(c)
reviewed certain financial forecasts relating to Navistar prepared by the management of Parent (the “Parent-Navistar Forecasts”) and discussed with the management of Parent its assessments as to the relative likelihood of achieving the future financial results reflected in the Navistar Forecasts and the Parent-Navistar Forecasts;

(d)	reviewed certain estimates as to the amount and timing of cost savings and revenue enhancements (collectively, the “Synergies”) anticipated by the management of Parent to result from the Merger;
(e)
reviewed certain estimates relating to tax-related assets, litigation-related contingencies and other adjustments to the assets and liabilities of Navistar prepared by the management of Parent (the “Balance Sheet Adjustments”);

(f)
discussed the past and current business, operations, financial condition and prospects of Navistar with members of senior managements of Navistar and Parent, and discussed the past and current business, operations, financial condition and prospects of Parent with members of senior management of Parent;

(g)
discussed with the management of Parent its assessments as to (i) Navistar’s existing and future relationships, agreements and arrangements with, and Parent’s ability to retain, key customers, clients, suppliers and employees of Navistar and (ii) the products, product candidates and technology of Navistar, including the validity of, risks associated with, and the integration by Parent of, such products, product candidates and technology;

(h)	reviewed the trading history for Navistar’s common stock and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;
(i)	compared certain financial and stock market information of Navistar with similar information of other companies BofA Securities deemed relevant;
(j)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;
(k)	reviewed the draft, dated November 6, 2020, of the Merger Agreement (the “Draft Agreement”); and
(l)	performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.
In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the managements of Parent and Navistar that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Navistar Forecasts, BofA Securities was advised by Navistar, and assumed, with the consent of Parent, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Navistar as to the future financial performance of Navistar. With respect to the Parent-Navistar Forecasts, the Synergies and the Balance Sheet Adjustments, BofA Securities assumed, at the direction of Parent, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Parent as to the future financial performance of Navistar and the other matters covered thereby and, based on the assessments of the management of Parent as to the relative likelihood of achieving the future financial results reflected in the Navistar Forecasts and the Parent-Navistar Forecasts, BofA Securities relied, at the direction of Parent, on the Parent-Navistar Forecasts for purposes of its opinion. BofA Securities relied, at Parent’s direction, on the assessments of the management of Parent as to Parent’s ability to achieve the Synergies and was advised by Parent, and assumed, that the Synergies will be realized in the amounts and at the times projected. BofA Securities did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Navistar or Parent, nor did it make any physical inspection of the properties or assets of Navistar or Parent, and it relied, at the direction of Parent, on the Balance Sheet Adjustments for purposes of its opinion. BofA Securities did not evaluate the solvency or fair value of Navistar or Parent under any laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of Parent, that the Merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents,
2021 Proxy Statement	29

SPECIAL FACTORS
releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Navistar, Parent or the contemplated benefits of the Merger. BofA Securities also assumed, at the direction of Parent, that the final executed Merger Agreement would not differ in any material respect from the Draft Agreement reviewed by it.
BofA Securities expressed no view or opinion as to any terms or other aspects of the Merger (other than the consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Merger and the entry into the Voting Agreements. BofA Securities’ opinion was limited to the fairness, from a financial point of view, to Parent of the consideration to be paid in the Merger and no opinion or view was expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the consideration. Furthermore, no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Parent or in which Parent might engage or as to the underlying business decision of Parent to proceed with or effect the Merger. In addition, BofA Securities expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter.
BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. At the time of BofA Securities’ opinion, the credit, financial and stock markets were experiencing unusual volatility and BofA Securities expressed no opinion or view as to any potential effects of such volatility on Parent, Navistar or the Merger. It should be understood that subsequent developments may affect its opinion, and BofA Securities does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by the Bank of America Europe DAC Fairness Opinion Review Committee. Except as described in this summary, Parent imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.
The discussion set forth below in the sections entitled “Bank of America Europe DAC Financial Advisor Materials” represents a brief summary of the material financial analyses presented by BofA Securities to Parent’s Boards in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.
A copy of BofA Securities’ opinion, dated November 7, 2020, to Parent’s Boards is attached as Annex G to this proxy statement. A copy of BofA Securities’ financial presentation, dated November 7, 2020, to Parent’s Boards, referred to as the November 7, 2020 financial presentation, is attached as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the Merger and incorporated herein by reference. BofA Securities’ opinion and the November 7, 2020 financial presentation will be made available for inspection and copying at the Company’s principal executive offices during its regular business hours by any interested Company stockholder or its representative who has been so designated in writing to the Company’s Secretary.
2021 Proxy Statement	30

SPECIAL FACTORS
Bank of America Europe DAC Financial Advisor Materials
The November 7, 2020 financial presentation provided to the Parent’s Boards included the following material financial analyses:
Selected Publicly Traded Companies Analysis.
BofA Securities reviewed publicly available financial and stock market information for Navistar and the following eight publicly traded companies in the Truck OEM industry (the “Truck OEM Selected Companies”), the Capital Goods industry (the “Capital Goods Selected Companies”) and the CV Supply industry (the “CV Supply Selected Companies” and together with the Truck OEM Selected Companies and the Capital Goods Selected Companies, the “Selected Companies”):
Truck OEM Selected Companies
•	PACCAR Inc.
•	Volvo AB
•	TRATON SE
Capital Goods Selected Companies
•	CNH Industrial N.V.
•	Deere & Company
•	Caterpillar Inc.
CV Supply Selected Companies
•	Allison Transmission Holdings, Inc.
•	Cummins Inc.
BofA Securities reviewed, among other things, enterprise values of the Selected Companies, calculated as equity values based on closing stock prices on November 6, 2020, less industrial cash and cash equivalents, plus industrial debt, plus preferred shares, plus minority/non-controlling interest, less investments in unconsolidated subsidiaries and affiliates, less book value of financial services businesses, and adjusted for after-tax pension liabilities, as applicable, as a multiple of the Selected Companies’ industrial businesses’ fiscal year 2022, a period consistent with the Company’s fiscal year 2022, estimated earnings before interest, taxes, depreciations and amortization, commonly referred to as EBITDA, adjusted for pension liabilities and associated carrying costs and for capitalized development costs under International Financial Reporting Standards (“Ind. Pen. Adj. EBITDA”, and such multiple, “2022 Ind. Pen. Adj. EBITDA”). The overall low to high fiscal year 2022 Ind. Pen. Adj. EBITDA multiples observed for the Selected Companies were 3.5x to 14.8x (with an average of 8.5x and a median of 7.7x). BofA Securities then applied fiscal year 2022 Ind. Pen. Adj. EBITDA multiples of 7.0x to 8.0x derived from the Selected Companies, based on its professional judgment and experience, to the Company’s fiscal year 2022 Ind. Pen. Adj. EBITDA. Estimated financial data of the Selected Companies were based on publicly available research analysts’ estimates, and estimated financial data of the Company were based on the Parent-Navistar Forecasts. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, rounded to the nearest $0.25, as compared to the Merger Consideration:
Implied Per Share Equity Value Reference Ranges for the Company	Consideration
FY 2022E Ind. Pen. Adj. EBITDA
$16.75 - $23.75	$44.50
No company used in this analysis is identical or directly comparable to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared.
Selected Precedent Transactions Analysis.
BofA Securities reviewed, to the extent publicly available, financial information relating to the following four selected announced transactions involving Truck OEM manufacturers:
Acquiror		Target
•	TRATON SE(1)	•	Navistar (16.6% Stake)
•	Volkswagen AG	•	MAN SE
•	Volkswagen AG	•	Scania AB
•	MAN SE	•	Scania AB
(1)	Predecessor entity.
2021 Proxy Statement	31

SPECIAL FACTORS
BofA Securities reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s last 12 months’ (“LTM”) Ind. Pen. Adj. EBITDA. The overall low to high multiples of the target companies’ LTM Ind. Pen. Adj. EBITDA for the selected transactions were 8.6x to 11.9x (with an average of 9.9x and a median of 9.7x). BofA Securities then applied LTM Ind. Pen. Adj. EBITDA multiples of 8.5x to 12.0x derived from the selected transactions, based on its professional judgment and experience, to the Company’s fiscal year 2019 Ind. Pen. Adj. EBITDA derived from the Parent-Navistar Forecasts and fiscal year 2020 estimated Ind. Pen. Adj. EBITDA derived from publicly available research analysts’ estimates as of January 30, 2020, one day prior to the initial offer by Parent. Based on its professional judgment and experience, BofA Securities believed that fiscal year 2019 Ind. Pen. Adj. EBITDA and fiscal year 2020 estimated Ind. Pen. Adj. EBITDA would better reflect the normalized operation of the Company’s business than LTM Ind. Pen. Adj. EBITDA at the time of the deal announcement, in light of the impact that COVID-19 had on the Company’s business during the LTM period. Estimated financial data of the selected transactions were based on publicly available information. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, rounded to the nearest $0.25, as compared to the Merger Consideration:
Implied Per Share Equity Value Reference Ranges for the Company		Consideration
FY 2019A Ind. Pen. Adj. EBITDA	FY 2020E Ind. Pen. Adj. EBITDA
$28.25 - $53.25	$19 - $40.25	$44.50
No company, business or transaction used in this analysis is identical or directly comparable to the Company or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which the Company and the Merger were compared.
Discounted Cash Flow Analysis.
BofA Securities performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate from the fourth fiscal quarter of 2020 through fiscal year 2025 based on the Parent-Navistar Forecasts, in which the terminal year assumes mid-cycle Industrial Revenue, 6% Ind. Pen. Adj. EBIT margin without Synergies and 8% Ind. Pen. Adj. EBIT margin with Synergies, normalized capital expenditures equal to 3% of Industrial Revenue, depreciation equal to 99% of capital expenditures, no changes in net working capital, a tax rate of 26% and certain Balance Sheet Adjustments estimated by Parent management to be in the amount of $621,000,000 (i) with and without the Synergies and (ii) with and without the value of net operating loss (“NOL”) tax attributes of the Company. As used in this section, “Ind. Pen. Adj. EBIT” means Ind. Pen. Adj. EBITDA less depreciation and amortization. In each case, BofA Securities calculated terminal values for the Company by extrapolating the Company’s equity value per share at perpetuity growth rates of 0.75% to 1.25%, which perpetuity growth rates were selected based on BofA Securities’ professional judgment and experience as well as guidance from Parent management. In each case, the cash flows and terminal values were then discounted to present value as of July 31, 2020 using discount rates ranging from 7.0% - 9.0%, which were based on an estimate of the Company’s weighted average cost of capital. From the resulting enterprise values, BofA Securities adjusted for net debt, tax adjusted pension liabilities, minority interest, and book value of financial services as well as other customary adjustments as identified by Parent management as of July 31, 2020 to derive equity values. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, rounded to the nearest $0.25, as compared to the Merger Consideration:
Implied Per Share Equity Value Reference Range for the Company		Consideration
Without Synergies	With Synergies
$18.75 - $44.50	$39.75 - $74.00
Without Synergies with NOLs	With Synergies and NOLs	$44.50
$18.75 - $48.75	$39.75 - $78.25
Other Factors.
BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:
•	historical trading prices of the Company common stock during the one-year period ended January 30, 2020, which represents one-day prior to the initial offer by Parent; and
2021 Proxy Statement	32

SPECIAL FACTORS
•
publicly available research analysts’ price targets as of January 30, 2020, which represents one-day prior to the initial offer by Parent, for the Company common stock, discounted to present value at an illustrative rate of 10.0%, reflecting the Company mid-point estimated cost of equity, which generally indicated values ranging from $26.25 to $34.50 and undiscounted, which generally indicated values ranging from $29.00 to $38.00. One price target was excluded from this presentation as aberrational in BofA Securities’ professional judgment.

Miscellaneous.
As noted above, the discussion set forth above in the section entitled “Bank of America Europe DAC Financial Advisor Materials” is a summary of the material financial analyses presented by BofA Securities to the Boards in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Parent and the Company. The estimates of the future performance of Parent and the Company in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis as to the fairness, from a financial point of view and as of the date of the opinion, to Parent of the Merger Consideration to be paid by Parent in the Merger and were provided to the Boards in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of Parent or the Company.
The type and amount of consideration payable in the Merger was determined through negotiations between Parent and the Company, rather than by any financial advisor, and was approved by the Parent’s Boards. The decision to enter into the Merger Agreement was solely that of the Parent’s Boards. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Parent’s Boards in their evaluation of the proposed Merger and should not be viewed as determinative of the views of Parent’s Boards or management with respect to the Merger or the Merger Consideration.
Parent has agreed to pay BofA Securities for its services in connection with the Merger an aggregate fee of EUR 10,800,000, a portion of which was payable upon delivery of its opinion and a significant portion of which is contingent upon consummation of the Merger. Parent also has agreed to reimburse BofA Securities for its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.
BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Parent, the Company and certain of their respective affiliates.
BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Parent and certain of its affiliates as well as its major stockholder and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to Parent in connection with a merger and acquisitions transaction and (ii) having acted or acting as
2021 Proxy Statement	33

SPECIAL FACTORS
lead arranger, bookrunner in various debt and equity offerings for, and a lender under, certain credit facilities and other credit arrangements of Parent and/or certain of its affiliates (including acquisition financing). BofA Securities has advised Parent and Volkswagen that, based on its records, from November 1, 2018 through October 31, 2020, BofA Securities and its affiliates derived aggregate revenues from Parent of approximately $250,000, and from Volkswagen and Volkswagen’s affiliates of more than $25,000,000, in each case for investment and corporate banking services.
In addition, BofA Securities and its affiliates currently are providing and in the future may provide investment banking, commercial banking and other financial services to the Company and may receive compensation for the rendering of these services, including having acting as lender under, certain credit facilities and other credit arrangements of the Company (including acquisition financing and having provided or providing certain treasury and management services and products). From November 1, 2018 through October 31, 2020, BofA Securities and its affiliates derived aggregate revenues from the Company and its affiliates of approximately $18,000,000 for investment and corporate banking services.
Opinion of Goldman Sachs Bank Europe SE
Goldman Sachs Bank Europe SE rendered its opinion to Parent’s Executive Board and Parent’s Supervisory Board that, as of November 7, 2020 and based upon and subject to the factors and assumptions set forth therein, the $44.50 in cash per share of the Company’s common stock to be paid by Parent pursuant to the Merger Agreement was fair from a financial point of view to Parent. At Parent’s direction, Goldman Sachs Bank Europe SE also orally described for the Volkswagen Management Board and the Volkswagen Supervisory Board on November 7, 2020 the opinion Goldman Sachs Bank Europe SE had orally rendered to Parent’s Executive Board and Parent’s Supervisory Board to the effect that the $44.50 per share of the Company’s common stock to be paid by Parent pursuant to the Merger Agreement was fair from a financial point of view to Parent, and provided an overview of the financial analyses summarized in this section, in each case on a non-reliance basis and solely for informational purposes of Volkswagen AG in connection with its internal corporate approval as majority stockholder of Parent of Parent’s acquisition of the Company.
The full text of the written opinion of Goldman Sachs Bank Europe SE, dated November 7, 2020, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex H. The summary of Goldman Sachs Bank Europe SE’s opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs Bank Europe SE’s written opinion. Goldman Sachs Bank Europe SE provided advisory services and its opinion for the information and assistance of Parent’s Executive Board and Parent’s Supervisory Board in connection with their consideration of the Merger. The Goldman Sachs Bank Europe SE opinion is not a recommendation as to how any holder of shares of the Company’s common stock should vote with respect to the Merger, or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs Bank Europe SE reviewed, among other things:
(a)	the Merger Agreement;
(b)
annual reports (including the consolidated financial statements (Konzernjahreabschluss)) of Parent for the year ended December 31, 2019 and the consolidated financial statements (Konzernjahreabschluss) of Parent for the three years ended December 31, 2018;

(c)	Annual Reports on Form 10-K of the Company for the five fiscal years ended October 31, 2019;
(d)	certain interim reports to stockholders of Parent and certain Quarterly Reports on Form 10-Q of the Company;
(e)	certain public communications from Parent and the Company to their respective stockholders;
(f)	certain publicly available research analyst reports for Parent and the Company;
(g)
the Company’s strategic plan for fiscal years 2020 through 2024, as of December 4, 2019, a review of the Company’s 2020 operations including forecasts for fiscal year 2020, as of August 19, 2020, and discussion materials regarding potential synergies to result from the Merger, as of September 2020, in each case, as prepared by the management of the Company; and

(h)
certain internal financial analyses and forecasts for Parent and certain financial analyses and forecasts for the Company, which are referred to in this section as the “Business Forecasts”, in each case, as prepared by the management of Parent and approved for Goldman Sachs Bank Europe SE’s use by Parent, including certain operating synergies projected by the management of Parent to result from the Merger, as approved for Goldman Sachs Bank

2021 Proxy Statement	34

SPECIAL FACTORS
Europe SE’s use by Parent, which are referred to in this section as the “Synergies”, and certain estimates for the Company utilization of net operating losses and pension-related deferred tax assets, as prepared by the management of Parent and its tax advisors and approved for Goldman Sachs Bank Europe SE’s use by Parent, which are referred to in this section as the “Tax Forecasts”.
Goldman Sachs Bank Europe SE also held discussions with members of the senior management of Parent regarding their assessment of the past and current business operations, financial condition and future prospects of Parent and the Company and the strategic rationale for, and the potential benefits of, the Merger; reviewed the reported price and trading activity for the ordinary bearer shares with no par value (auf den Inhaber lautende Stammaktien ohne Nennbetrag) of Parent, which is referred to in this section as “Parent Common Stock”, and the shares of the Company’s common stock; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; and performed such other studies and analyses, and considered such other factors, as Goldman Sachs Bank Europe SE deemed appropriate.
For purposes of rendering this opinion, Goldman Sachs Bank Europe SE, with Parent’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs Bank Europe SE assumed with Parent’s consent that the Business Forecasts, including the Synergies and Tax Forecasts, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Parent and that Parent will retain its investment grade rating profile following the consummation of the Merger, facilitated by the support of Volkswagen as the corporate parent of Parent. Goldman Sachs Bank Europe SE did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities, and any liabilities resulting from actual or potential arbitration, litigation, claims, investigations or other proceedings) of Parent or the Company or any of their respective subsidiaries and was not furnished with any such evaluation or appraisal. Goldman Sachs Bank Europe SE assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on Parent or the Company or on the expected benefits of the Merger in any way meaningful to its analysis. Goldman Sachs Bank Europe SE has also assumed that the Merger will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs Bank Europe SE’s opinion does not address the underlying business decision of Parent to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to Parent; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs Bank Europe SE’s opinion addresses only the fairness from a financial point of view to Parent, as of the date of the opinion, of the $44.50 in cash per share of the Company’s common stock to be paid by Parent pursuant to the Merger Agreement. Goldman Sachs Bank Europe SE’s opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, including for the purpose of financing the Merger, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, including providers of financing, or other constituencies of Parent; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the stockholders, officers, directors or employees of the Company, or any class of such persons, in connection with the Merger, whether relative to the $44.50 in cash per share of the Company’s common stock to be paid by Parent pursuant to the Merger Agreement or otherwise. Goldman Sachs Bank Europe SE’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs Bank Europe SE as of, the date of the opinion and Goldman Sachs Bank Europe SE assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs Bank Europe SE does not express any opinion as to the prices at which shares of Parent Common Stock and shares of the Company’s common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Parent or the Company or the Merger, or as to the impact of the Merger on the solvency or viability of Parent or the Company or the ability of Parent or the Company to pay their respective obligations when they come due. Goldman Sachs Bank Europe SE’s advisory services and its opinion were provided for the information and assistance of Parent’s Executive Board and Parent’s Supervisory Board in connection with their consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of shares of the Company’s common stock should vote with respect to the Merger or any other matter. Goldman Sachs Bank Europe SE’s opinion was approved by a fairness committee of Goldman Sachs Bank Europe SE and its affiliates.
2021 Proxy Statement	35

SPECIAL FACTORS
Goldman Sachs Bank Europe SE’s opinion is not, is not intended to be and should not be construed to be, a valuation report (Wertgutachten) of the type typically rendered by qualified auditors (Wirtschaftsprüfer) or independent valuation experts. Accordingly, Goldman Sachs Bank Europe SE’s opinion has not been prepared in accordance with the standards and guidelines for valuation reports prepared by qualified auditors as set by the German Institute of Public Auditors (Institut der Wirtschaftsprüfer in Deutschland e.V., IDW), which is referred to in this section as “IDW”. In particular, Goldman Sachs Bank Europe SE’s opinion has neither been prepared in accordance with the standards and guidelines set forth by the IDW for the preparation of a company valuation, commonly referred to as “IDW S 1”, nor the standards and guidelines set forth by the IDW for the preparation of a fairness opinion, commonly referred to as “IDW S 8”. An opinion like Goldman Sachs Bank Europe SE’s opinion as to whether a consideration is fair from a financial point of view differs in a number of important respects from a valuation report or a fairness opinion prepared by qualified auditors or independent valuation experts as well as from accounting valuations generally.
The following is a summary of the material financial analyses delivered by Goldman Sachs Bank Europe SE to Parent’s Executive Board and Parent’s Supervisory Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs Bank Europe SE, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs Bank Europe SE. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs Bank Europe SE’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 6, 2020, the last completed trading day before the public announcement of the Merger, and is not necessarily indicative of current or future market conditions.
Historical Stock Trading Analysis.
Goldman Sachs Bank Europe SE analyzed, for reference only, the $44.50 in cash per share of the Company’s common stock to be paid by Parent pursuant to the Merger Agreement in relation to (i) the closing price per share of the Company’s common stock on January 30, 2020, (ii) the price per share of the Company’s common stock implied by (1) the average trading performance of PACCAR Inc. common stock and Volvo AB B-shares (such companies are referred to in this section as the “selected companies”) for the period from January 30, 2020 to November 6, 2020 and (2) the closing price per share of the Company’s common stock on January 30, 2020, (iii) the volume weighted average price, which is referred to in this section as “VWAP”, per share of the Company’s common stock for the 90-day trading period ended January 30, 2020, (iv) the highest closing price per share of the Company’s common stock for the 52-week period ended January 30, 2020 and (v) the average price per share of the Company’s common stock for the period from January 1, 2005 to November 6, 2020. Although neither of the selected companies is directly comparable to the Company, Goldman Sachs Bank Europe SE selected these companies because they are publicly traded companies that operate in the same sector as the Company with certain operations that for purposes of the analysis may be considered similar to certain operations of the Company.
This analysis indicated that $44.50 in cash per share of the Company’s common stock to be paid by Parent pursuant to the Merger Agreement represented:
•	an implied premium of 84.9% based on the closing price per share of the Company’s common stock on January 30, 2020 of $24.07;
•
an implied premium of 57.8% based on the price per share of the Company’s common stock, implied by (1) the average trading performance of the common stock of the selected companies for the period from January 30, 2020 to November 6, 2020 and (2) the closing price per share of the Company’s common stock on January 30, 2020, of $28.20;

•	an implied premium of 51.5% based on the VWAP per share of the Company’s common stock for the 90-trading day period ended January 30, 2020 of $29.37;
•	an implied premium of 13.7% based on the highest closing price per share of the Company’s common stock for the 52-week period ended January 30, 2020 of $39.15; and
•	an implied premium of 24.3% based on the average closing price per share of the Company’s common stock for the period from January 1, 2005 to November 6, 2020 of $35.79.
2021 Proxy Statement	36

SPECIAL FACTORS
Illustrative Discounted Cash Flow Analysis of the Company (Standalone Case).
Using the Business Forecasts, Goldman Sachs Bank Europe SE performed an illustrative discounted cash flow analysis of the Company on a standalone basis. Using discount rates ranging from 8.0% to 9.0%, reflecting estimates of the Company’s weighted average cost of capital, Goldman Sachs Bank Europe SE discounted to present value as of July 31, 2020 (i) estimates of unlevered industrial free cash flow for the Company for the fourth quarter of 2020, and then annually through 2025, as reflected in the Business Forecasts, and (ii) a range of illustrative industrial terminal values for the Company. The terminal values were calculated by applying (i) perpetuity growth rates ranging from 1.0% to 2.0% to a terminal year estimate of industrial revenue to be generated by the Company as of October 31, 2025, (ii) industrial earnings before interest and taxes, which is referred to in this section as “Ind. EBIT”, margin of 6.0% and (iii) certain other terminal value estimates, each as provided by the management of Parent. The analysis implied multiples of industrial terminal value to last 12 months, which is referred to in this section as “LTM Ind. EBIT”, ranging from 8.8x to 11.8x. Goldman Sachs Bank Europe SE derived the discount rates by application of the Capital Asset Pricing Model, which is referred to in this section as “CAPM”, which requires certain company-specific inputs, including the Company’s target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and an equity beta for the Company, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs Bank Europe SE utilizing its professional judgment and experience, taking into account the Business Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs Bank Europe SE derived ranges of illustrative industrial enterprise values for the Company by adding the ranges of present values it derived above. Goldman Sachs Bank Europe SE then subtracted the amount of the Company’s industrial financial debt, industrial cash and cash equivalents and pension underfunding / Other Postemployment Benefits (“OPEB”) liabilities, each as of July 31, 2020, as well as the value of certain other Company enterprise value adjustments, each as provided by the management of Parent, from the range of illustrative industrial enterprise values it derived for the Company to derive a range of illustrative equity values for the Company. Goldman Sachs Bank Europe SE then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of the Company’s common stock to derive a range of illustrative present values per share of the Company’s common stock ranging from $24.00 to $42.00, rounded to the nearest dollar. Goldman Sachs Bank Europe SE calculated the number of fully diluted outstanding shares based on total outstanding equity instruments (including potentially dilutive securities) of 101,600,000, as provided by the management of Parent.
Illustrative Discounted Cash Flow Analysis of the Company (Including Synergies).
Using the Business Forecasts (including the Synergies), Goldman Sachs Bank Europe SE also performed an illustrative discounted cash flow analysis of the Company pro forma for the Merger. Using discount rates ranging from 8.0% to 9.0%, reflecting estimates of the Company’s pro forma weighted average cost of capital, Goldman Sachs Bank Europe SE discounted to present value as of July 31, 2020 (i) estimates of pro forma industrial unlevered free cash flow for the Company pro forma for the Merger for the fourth quarter of 2020, and then annually through 2025, as reflected in the Business Forecasts (including the Synergies), and (ii) a range of illustrative industrial terminal values for the Company pro forma for the Merger. The terminal values were calculated by applying (i) perpetuity growth rates ranging from 1.0% to 2.0% to a terminal year estimate of industrial revenue to be generated by the Company pro forma for the Merger as of October 31, 2025, (ii) Ind. EBIT margin of 8.0% (including the Synergies) and (iii) certain other terminal value estimates, each as provided by the management of Parent. The analysis implied multiples of industrial terminal value to LTM Ind. EBIT ranging from 7.1x to 9.5x. Goldman Sachs Bank Europe SE derived the discount rates by application of CAPM. The range of perpetuity growth rates was estimated by Goldman Sachs Bank Europe SE utilizing its professional judgment and experience, taking into account the Business Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs Bank Europe SE derived ranges of illustrative industrial enterprise values for the Company pro forma for the Merger by adding the ranges of present values it derived above. Goldman Sachs Bank Europe SE then subtracted the amount of the Company’s industrial financial debt, industrial cash and cash equivalents and pension underfunding / OPEB liabilities, each as of July 31, 2020, as well as the value of certain other Company enterprise value adjustments, each as provided by the management of Parent, from the range of illustrative industrial enterprise values it derived for the Company pro forma for the Merger to derive a range of illustrative equity values for the Company pro forma for the Merger. Goldman Sachs Bank Europe SE then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of the Company’s common stock to derive a range of illustrative present values per share of the Company’s common stock pro forma for the Merger ranging from $45.00 to $69.00 (including the Synergies), rounded to the nearest dollar. Goldman Sachs Bank Europe SE calculated the number of fully diluted outstanding shares based on total outstanding equity instruments (including potentially dilutive securities) of 101,600,000, as provided by the management of Parent.
2021 Proxy Statement	37

SPECIAL FACTORS
Public Market Premia Analysis.
Goldman Sachs Bank Europe SE reviewed and analyzed, using publicly available information, the acquisition premia for all-cash acquisition transactions announced during the time period from January 1, 2014 to November 6, 2020 involving targets that were public companies based in the United States and acquirers who held ownership in the targets of less than 50% prior to the transaction and increased such ownership to greater than 75% in connection with the transaction where the disclosed enterprise values for the transactions were greater than $250,000,000(for all deals) and greater than $2,500,000,000 (for large deals). For the entire period, using publicly available information, Goldman Sachs Bank Europe SE calculated the median, 1st quartile, 3rd quartile and average premia of the price paid in the transactions relative to the target’s stock price one month prior to announcement of the transaction. For all deals, this analysis indicated a median premium of approximately 32% across the period, a 1st quartile premium of 19% and 3rd quartile percentile premium of 50% across the period, and an average premium of 41% across the period. For large deals, this analysis indicated a median premium of approximately 31% across the period, a 1st quartile premium of 18% and 3rd quartile percentile premium of 48% across the period, and an average premium of 38% across the period. Using this analysis and Goldman Sachs Bank Europe SE’s professional judgment and experience, Goldman Sachs Bank Europe SE applied the low end of a reference range of illustrative premiums of 30% to 40% to the $28.20 price per share of the Company’s common stock implied by (1) the average trading performance of PACCAR Inc. common stock and Volvo AB B-shares during the time period from January 30, 2020 to November 6, 2020 (as further discussed above under “Historical Stock Trading Analysis”) and (2) the closing price per share of the Company’s common stock on January 30, 2020 of $24.07, and applied the high end of the reference range to the $29.37 volume-weighted average price per share of the Company’s common stock for the 90-day trading day period ended January 30, 2020 and calculated a range of illustrative implied equity values per share of the Company’s common stock of $37.00 to $41.00, rounded to the nearest dollar. January 30, 2020 was the last completed trading day prior to the public announcement of Parent’s initial offer to acquire all of the outstanding shares of the Company’s common stock not already owned by Parent.
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs Bank Europe SE’s opinion. In arriving at its fairness determination, Goldman Sachs Bank Europe SE considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs Bank Europe SE made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Parent, the Company or the Merger.
Goldman Sachs Bank Europe SE prepared these analyses for purposes of Goldman Sachs Bank Europe SE’s providing its opinion to Parent’s Executive Board and Parent’s Supervisory Board as to the fairness from a financial point of view of the $44.50 in cash per share of the Company’s common stock to be paid by Parent pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Parent, the Company, Goldman Sachs Bank Europe SE or any other person assumes responsibility if future results are materially different from those forecast.
The Merger Consideration was determined through arm’s-length negotiations between Parent and the Company and was approved by Parent’s Executive Board and Parent’s Supervisory Board. Goldman Sachs Bank Europe SE provided advice to Parent during these negotiations. Goldman Sachs Bank Europe SE did not, however, recommend any specific amount of consideration to Parent, Parent’s Executive Board or Parent’s Supervisory Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.
As described above, Goldman Sachs Bank Europe SE’s opinion to Parent’s Executive Board and Parent’s Supervisory Board was one of many factors taken into consideration by Parent’s Executive Board and Parent’s Supervisory Board in making their determination to approve the Merger. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs Bank Europe SE in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs Bank Europe SE attached as Annex H.
Goldman Sachs Bank Europe SE and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs Bank Europe SE and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote
2021 Proxy Statement	38

SPECIAL FACTORS
long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Parent, the Company, any of their respective affiliates and third parties, including Volkswagen AG, an affiliate of Parent, which is referred to in this section as “Volkswagen”, and any of its affiliates, and Icahn Enterprises G.P. Inc. and MHR Fund Management LLC, which is referred to in this section as “MHR”, each an affiliate of significant stockholders of the Company, and their respective affiliates and funds or other entities they manage and their respective portfolio companies, or any currency or commodity that may be involved in the Merger.
Goldman Sachs Bank Europe SE acted as financial advisor to Parent in connection with, and participated in certain of the negotiations leading to, the Merger. Goldman Sachs Bank Europe SE and its affiliates have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs Bank Europe SE and its affiliates has received, and may receive, compensation, including having acted as bookrunner in connection with a public offering by the Company of its 9.500% Senior Secured Notes due 2025 (aggregate principal amount $600,000,000) in April 2020. During the two year period ended November 7, 2020, Goldman Sachs Bank Europe SE and its affiliates have recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to the Company and/or its affiliates of approximately $400,000. Further, Goldman Sachs Bank Europe SE and its affiliates have provided certain financial advisory and/or underwriting services to Volkswagen and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs Bank Europe SE and its affiliates has received, and may receive, compensation, including having acted as joint global coordinator in connection with the initial public offering of 51,376,275 shares of common stock of Parent in July 2019; having acted as joint lead manager in connection with a public offering by Volkswagen International Finance NV, an affiliate of Volkswagen, of its Floating Rate Notes due 2024, 2.625% Notes due 2026, 3.250% Notes due 2030, 4.125% Notes due 2038, 3.375% Notes due 2026, and 4.125% Notes due 2031 (aggregate principal amount €4,250,000,000 and £800,000,000) in November 2018; as bookrunner in connection with a public offering by Volkswagen Bank GmbH, an affiliate of Volkswagen, of its 0.375% Senior Unsecured Notes due 2022 (aggregate principal amount €500,000,000) in June 2019; as financial advisor to Volkswagen in connection with the pending acquisition of 50% of Anhui Jianghuai Automobile Group Holdings Ltd. and 25% of JAC Volkswagen Automotive Co. Ltd. announced in February 2020; and as joint bookrunner in connection with a public offering by Volkswagen Group of America Finance LLC, an affiliate of Volkswagen, of 2.900% Unsecured Notes due 2022 (aggregate principal amount $1,500,000,000), 3,125% Unsecured Notes due 2023 (aggregate principal amount $1,000,000,000), 3,350% Unsecured Notes due 2025 (aggregate principal amount $1,000,000,000), and 3,750% Unsecured Notes due 2030 (aggregate principal amount $500,000,000) in May 2020. During the two year period ended November 7, 2020, Goldman Sachs Bank Europe SE has advised Parent and Volkswagen that Goldman Sachs Bank Europe SE and its affiliates have recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Parent, Volkswagen and/or Volkswagen’s affiliates, other than the Company as described separately above, of approximately $10,600,000. Goldman Sachs Bank Europe SE and its affiliates may also in the future provide financial advisory and/or underwriting services to Parent, Volkswagen, the Company, MHR, and their respective affiliates and, as applicable, portfolio companies, for which the Investment Banking Division of Goldman Sachs Bank Europe SE and its affiliates may receive compensation. Affiliates of Goldman Sachs Bank Europe SE and its affiliates also may have co-invested with affiliates of the Company and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of the Company from time to time and may do so in the future.
Parent’s Executive Board and Parent’s Supervisory Board selected Goldman Sachs Bank Europe SE as their financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement dated April 21, 2020, as amended by the letter agreement, dated November 5, 2020, Parent engaged Goldman Sachs Bank Europe SE to act as its financial advisor in connection with the Merger. The engagement letter between Parent and Goldman Sachs Bank Europe SE provides for a transaction fee of €12,500,000, all of which is contingent upon consummation of the Merger. In addition, Parent has agreed to reimburse Goldman Sachs Bank Europe SE for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs Bank Europe SE against various liabilities, including certain liabilities under the federal securities laws.
A copy of Goldman Sachs Bank Europe SE’s written presentation made to Parent’s Executive Board and Parent’s Supervisory Board on November 7, 2020 has been attached as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the Merger and will be available to any interested stockholder of the Company (or any representative of a stockholder who has been so designated in writing) to inspect and copy at the Company’s principal executive offices during regular business hours.
2021 Proxy Statement	39

QUESTIONS AND ANSWERS
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER
The following questions and answers are intended to briefly address some commonly asked questions regarding the Merger, the Merger Agreement, and the Annual Meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the “Proxy Summary” beginning on page 2 and the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety.
Questions About the Annual Meeting
Q.	When and where is the Annual Meeting?
A.	The Annual Meeting of the stockholders of the Company will be held virtually, without a physical meeting location, on March 2, 2021 at 11:00 a.m., Central Time.
Q.	How do I attend and participate in the virtual Annual Meeting?
A.
The Company is holding the Annual Meeting in a virtual only format, which will be conducted via live audio webcast only. Stockholders will not be able to attend the Annual Meeting in person. Participating in the virtual Annual Meeting online will allow stockholders to ask questions and vote electronically, all in real time.

You may log in to the Annual Meeting online by visiting www.virtualshareholdermeeting.com/NAV2021 on your smart phone, tablet or computer. The latest versions of Chrome, Safari, Edge, Firefox or Internet Explorer 11 are required. For example, some operating systems may experience difficulty accessing the Annual Meeting using Internet Explorer. We recommend that you log in at least 15 minutes before the Annual Meeting starts to ensure your browser is compatible. To enter the meeting, you will need your assigned 16-digit control number. The 16-digit control number will be included in the Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card, voting instruction form or other applicable proxy notices. If you hold your shares in “street name” through a bank, brokerage firm or other nominee, your assigned 16-digit control number should be included with the voting instructions received from your bank, brokerage firm, or other nominee. Instructions on how to attend and participate in the virtual Annual Meeting will also be available at www.virtualshareholdermeeting.com/NAV2021.
Even if you plan to virtually attend the Annual Meeting we recommend that you also vote by Internet, QR Code, telephone or sign and date the proxy card or voting instruction card and return it promptly to ensure that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting.
If you participate in the virtual Annual Meeting, it is important that you remain connected to the Internet during the meeting in order to participate and vote. It is your responsibility to ensure connectivity for the duration of the Annual Meeting. You should allow ample time to check into the virtual Annual Meeting online and complete the related login procedures.
Q.	What if I need technical assistance?
A.
If you encounter any technical difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page. Please be sure to check in by 10:45 a.m. Central Time on March 2, 2021, the date of the Annual Meeting, so that any technical difficulties may be addressed before the virtual Annual Meeting live audio webcast begins.

Q.	Who can attend the Annual Meeting?
A.
Anyone wishing to attend the Annual Meeting must have their assigned 16-digit control number provided on the Notice, your proxy card, voting instruction form or other applicable proxy notices. Admission is limited to:

•	Stockholders of record on January 22, 2021;
•	An authorized proxy holder of a stockholder of record on January 22, 2021; or
•	An authorized representative of a stockholder of record who has been designated to present a properly-submitted stockholder proposal.
2021 Proxy Statement	40

QUESTIONS AND ANSWERS
Q.	What is the quorum requirement for the Annual Meeting?
A.
Under the By-Laws, holders of at least one-third of the shares of common stock issued and outstanding on the close of business on the record date must be present in person virtually or represented by proxy in order to constitute a quorum for voting at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum.

Q.	What is the purpose of the Annual Meeting?
A.
The purpose of the Annual Meeting is to have stockholders consider and act upon the matters outlined in the Notice and this proxy statement, which include (i) Proposal 1—the Merger Proposal, (ii) Proposal 2—the Merger Compensation Proposal, (iii) Proposal 3—the Election of Directors Proposal, (iv) Proposal 4—the “Say-on-Pay” Proposal, (v) Proposal 5—the Ratification of Independent Accounting Firm Proposal, (vi) Proposal 6—the Adjournment Proposal, and (vii) any other matters properly brought before the Annual Meeting. In addition, management may report on the performance of the Company and respond to appropriate questions from stockholders.

Q.	How does the Board recommend that I vote?
A.	The Board recommends that you vote:
•	“FOR” approval of the Merger Proposal (Proposal 1);
•	“FOR” approval of the Merger Compensation Proposal (Proposal 2);
•	“FOR” approval of the Election of Directors Proposal (Proposal 3);
•	“FOR” the approval of the Say-On-Pay Proposal (Proposal 4);
•	“FOR” the Ratification of Independent Accounting Firm Proposal (Proposal 5); and
•	“FOR” the Adjournment Proposal, if necessary or appropriate (Proposal 6).
Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?
A.
You are receiving this proxy statement and proxy card or voting instruction form because you own shares of the Company’s common stock as of the record date. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of our common stock with respect to such matters.

Q.	Why did I receive a Notice of Internet Availability of Proxy Materials?
A.
Pursuant to the rules of the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice because the Board is soliciting your proxy to vote your shares at our Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the SEC and is designed to assist you in voting your shares. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy can be found in the Notice.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A.
A stockholder of record or registered stockholder is a stockholder whose ownership of our common stock is reflected directly on the books and records of our transfer agent, Computershare Investor Services (the “Transfer Agent”). As the stockholder of record, you have the right to vote, grant your voting rights directly to the Company or to a third party or to vote virtually at the Annual Meeting.

If your shares of our common stock are held by a bank, brokerage firm, or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, brokerage firm, or other nominee, or their intermediary, is considered the stockholder of record with respect to those shares. Your bank, brokerage firm, or other nominee should send you, as the beneficial owner, a package describing the procedure for voting your shares of our common stock. You should follow the instructions provided by them to vote your shares of our common stock.
2021 Proxy Statement	41

QUESTIONS AND ANSWERS
Q.	If my shares of common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of common stock for me?
A.
Your bank, brokerage firm or other nominee will only be permitted to vote your shares of our common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of our common stock. Banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, such as the Ratification of Independent Accounting Firm Proposal. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the Merger Proposal, the Merger Compensation Proposal, the Election of Directors Proposal, the Say-On-Pay Proposal and the Adjournment Proposal, and, as a result, absent specific instructions from the beneficial owner of such shares of our common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of our common stock on those non-routine matters. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of our common stock, your shares of our common stock will not be voted, and the effect will be the same as a vote “AGAINST” approval of the Merger Proposal, and your shares of our common stock will not be voted and will not have an effect on the Merger Compensation Proposal, the Election of Directors Proposal, the Say-On-Pay Proposal and the Adjournment Proposal.

Q.	When is the record date and who is entitled to vote at the Annual Meeting?
A.
The Board has set January 22, 2021, as the record date for the Annual Meeting. All of the holders of record of our common stock as of the close of business on January 22, 2021, the record date for the Annual Meeting, are entitled to receive notice of, and to vote virtually at, the Annual Meeting. Each holder of our common stock is entitled to cast one vote on each matter properly brought before the Annual Meeting for each share of our common stock that such holder owned as of the record date. If the holder holds shares of our common stock as a participant in any of the Company’s 401(k) or retirement savings plans, such holder’s proxy card will represent the number of shares of common stock allocated to the holder’s account under the plan and will serve as a direction to the plan’s trustee as to how the shares in such holder’s account are to be voted.

Q.	How do I vote?
A.	Stockholder of Record. If you are a stockholder of record, you may have your shares of our common stock voted on matters presented at the Annual Meeting in any of the following ways:
•
Virtually. You may attend the Annual Meeting virtually and cast your vote during the virtual Annual Meeting. You will need your assigned 16-digit control number to vote your shares electronically at the Annual Meeting.

•
Via the Internet, Scanning your QR Code or by Telephone. You can vote via the Internet, scanning your QR Code or by telephone by following the instructions in the proxy card. Votes submitted via the Internet, by scanning your QR Code or by telephone must be received by 11:59 p.m., Central Time, on March 1, 2021; or

•
By Mail. You can vote by mail if you received a printed proxy card by dating, signing and promptly returning your proxy card in the postage prepaid envelope provided with the materials. Votes submitted by mail must be received by the close of business on March 1, 2021.

Beneficial Owner. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. To attend the Annual Meeting virtually (regardless of whether you intend to vote your shares virtually at the Annual Meeting), you must have your assigned 16-digit control number, which will grant you access to the virtual Annual Meeting. For more information, see the instructions under “The Annual Meeting—Attendance” beginning on page 53 of this proxy statement.
Q.	How do I submit my vote?
A.
Voting by Proxy before the Annual Meeting. If you are a stockholder of record as of the record date, January 22, 2021, you may direct how your shares are voted without attending the Annual Meeting by: (i) voting via the Internet at www.proxyvote.com or by scanning your QR Code; (ii) voting by telephone at 1-800-690-6903; or (iii) voting by mail by returning your completed proxy card in the postage paid envelope provided, or by returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you provide specific instructions with regard to items of business to be voted on at the virtual Annual Meeting, your shares will be voted as you instruct. If you just sign your proxy card with no further instructions, or if you submit your proxy by telephone, by scanning your QR Code or via the Internet, but do not direct your vote on particular proposals, your shares will be voted “FOR” approval of such proposals, in

2021 Proxy Statement	42

QUESTIONS AND ANSWERS
accordance with the Board’s recommendation on those items. If you hold your shares in street name through a bank, brokerage firm or other nominee, as a beneficial owner, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of our common stock using the instructions provided by your bank, brokerage firm or other nominee. If you are voting by proxy, you must ensure that the proxy is received not later than 11:59 p.m., Central Time on March 1, 2021.
Voting at the Meeting. To vote during the virtual Annual Meeting, stockholders can log in to the meeting website at www.virtualshareholdermeeting.com/NAV2021 and follow the instructions provided on the website. There will be a vote button that, when clicked, will display the resolutions and voting choices. You will be able to vote by selecting your voting direction from the options shown on the screen. Confirmation that your vote has been received should appear once submitted. While voting remains open during the virtual Annual Meeting, you will be able to change your vote by selecting another voting direction or cancel your vote by pressing the cancel button before the Annual Meeting concludes. We encourage you to vote your proxy by Internet, QR Code, telephone or mail prior to the Annual Meeting, even if you plan to attend the virtual Annual Meeting.
IT IS IMPORTANT THAT YOU PROMPTLY VOTE YOUR SHARES OF OUR COMMON STOCK. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING. IF YOU ARE A STOCKHOLDER OF RECORD, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE, BY SCANNING YOUR QR CODE OR VIA THE INTERNET. STOCKHOLDERS WHO ATTEND THE VIRTUAL ANNUAL MEETING MAY REVOKE THEIR PROXIES BY VOTING VIRTUALLY AT THE MEETING. IF YOU ARE A BENEFICIAL OWNER OF OUR COMMON STOCK AND YOUR SHARES ARE HELD IN STREET NAME, YOU SHOULD INSTRUCT YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE ON HOW TO VOTE YOUR SHARES OF OUR COMMON STOCK USING THE INSTRUCTIONS PROVIDED BY YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE. IF YOU FAIL TO SUBMIT A PROXY OR TO VOTE VIRTUALLY AT THE ANNUAL MEETING, OR DO NOT PROVIDE YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE WITH INSTRUCTIONS, AS APPLICABLE, YOUR SHARES OF OUR COMMON STOCK WILL NOT BE VOTED ON THE MERGER PROPOSAL, WHICH WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” APPROVAL OF THE MERGER PROPOSAL. WITH RESPECT TO THE MERGER COMPENSATION PROPOSAL, THE ELECTION OF DIRECTORS PROPOSAL, THE SAY-ON-PAY PROPOSAL AND THE ADJOURNMENT PROPOSAL, IF YOU FAIL TO SUBMIT A PROXY OR TO VOTE VIRTUALLY AT THE ANNUAL MEETING, OR DO NOT PROVIDE YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE WITH INSTRUCTIONS, AS APPLICABLE, YOUR SHARES OF OUR COMMON STOCK WILL NOT HAVE AN EFFECT ON THE RESPECTIVE PROPOSAL.
Q.	How many votes do I have?
A.
You are entitled to one vote for each share of the common stock held of record by you as of the record date, January 22, 2021. As of the close of business on the record date, there were 99,620,873 outstanding shares of common stock.

Q.	How can I change or revoke my vote?
A.
For stockholders of record: You may change or revoke your proxy at any time before it is exercised by (i) submitting a written notice of revocation to Navistar c/o the Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532, (ii) signing and returning a new proxy card with a later date, (iii) validly submitting a later-dated vote via the Internet, by scanning your QR Code or by telephone on or before 11:59 p.m. Central Time on March 1, 2021 or (iv) attending the virtual Annual Meeting and voting your shares virtually at the Annual Meeting (but simply virtually attending the Annual Meeting will not cause your proxy to be revoked). For all methods of voting, the last vote properly cast will supersede all previous votes.

For holders in street name: You may change or revoke your voting instructions by following the specific directions provided to you by your bank, brokerage firm or other nominee.
Q.	Is my vote confidential?
A.
Yes. Proxy cards, ballots and voting tabulations that identify stockholders are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. Broadridge Financial Solutions, Inc., the independent proxy tabulator appointed by the Company for the Annual Meeting, will count the votes and act as the inspector of elections for the Annual Meeting.

2021 Proxy Statement	43

QUESTIONS AND ANSWERS
Q.	What is a proxy?
A.
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the Annual Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of our common stock is called a “proxy card.”

Q.	Will my shares be voted if I do not provide my proxy?
A.
For stockholders of record: If you are the stockholder of record and you do not vote by proxy card, by telephone, scanning your QR Code, via the Internet or virtually at the Annual Meeting, your shares will not be voted at the Annual Meeting.

For holders in street name: If your shares are held in street name, under certain circumstances, your shares may be voted even if you do not provide the bank or brokerage firm with voting instructions. Under NYSE rules, your broker may vote shares held in street name on certain “routine” matters without your instruction. NYSE rules consider the Ratification of Independent Accounting Firm Proposal (Proposal 5) to be a routine matter. As a result, your broker is permitted to vote your shares on that matter at its discretion without instruction from you. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the Merger Proposal (Proposal 1), the Merger Compensation Proposal (Proposal 2), the Election of Directors Proposal (Proposal 3), the Say-On-Pay Proposal (Proposal 4) and the Adjournment Proposal (Proposal 6) and, as a result, absent specific instructions from the beneficial owner of such shares of our common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of our common stock on those non-routine matters. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of our common stock, your shares of our common stock will not be voted, and the effect will be the same as a vote “AGAINST” approval of the Merger Proposal, and your shares of our common stock will not be voted and will not have an effect on Merger Compensation Proposal, the Election of Directors Proposal, the Say-On-Pay Proposal and the Adjournment Proposal. The missing votes for these non-routine matters are called “broker non-votes.”
Q.	If a stockholder gives a proxy, how are the shares of common stock voted?
A.
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of our common stock in the way that you indicate. When completing the Internet, QR Code or telephone processes on the proxy card, you may specify whether your shares of our common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Annual Meeting.

If you own shares that are registered in your own name and return a signed proxy card or grant a proxy via the Internet, scanning your QR Code or by telephone, but do not indicate how you wish your shares to be voted, the shares represented by your properly signed proxy will be voted “FOR” approval of the Merger Proposal, the Merger Compensation Proposal, the Election of Directors Proposal, the Say-On-Pay Proposal, the Ratification of Independent Accounting Firm Proposal and the Adjournment Proposal.
Q.	How are votes counted?
A.
For the Merger Proposal, the Merger Compensation Proposal, the Election of Directors Proposal, the Say-On-Pay Proposal, the Ratification of Independent Accounting Firm Proposal and the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have the same effect as votes “AGAINST” approval of the Merger Proposal. Abstentions will have the same effect as a vote “AGAINST” approval of the Merger Compensation Proposal, the Say-On-Pay Proposal, the Ratification of Independent Accounting Firm Proposal or the Adjournment Proposal. Abstentions will have no effect on the Election of Directors Proposal, and broker non-votes will have no effect on the outcome of the vote on the Merger Compensation Proposal, the Election of Directors Proposal, the Say-On-Pay Proposal, the Ratification of Independent Accounting Firm Proposal or the Adjournment Proposal.

Q.	What vote is necessary for action to be taken on proposals?
A.	It will depend on each proposal.
•	Proposal 1 (the Merger Proposal) requires the affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote on the Merger Proposal.
2021 Proxy Statement	44

QUESTIONS AND ANSWERS
•
Proposal 2 (the Merger Compensation Proposal) is an advisory vote and the results will not be binding on the Board or the Company. The affirmative vote of a majority of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the matter will constitute the stockholders’ non-binding approval of the Merger Compensation Proposal.

•
Proposal 3 (the Election of Directors Proposal) requires the affirmative vote of a plurality of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on each director nominee in the Election of Directors Proposal, meaning that the director nominees with the greatest number of affirmative votes are elected to fill the available seats. As outlined in our Corporate Governance Guidelines, any director who receives more “withheld” votes than “for” votes in an uncontested election is required to tender his resignation to the Nominating and Governance Committee for consideration and recommendation to the Board.

•
Proposal 4 (the Say-On-Pay Proposal) is an advisory vote and the results will not be binding on the Board or the Company. The affirmative vote of a majority of shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the matter will constitute the stockholders’ non-binding approval of the Say-On-Pay Proposal. Our Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

•
Proposal 5 (the Ratification of Independent Accounting Firm Proposal) requires the affirmative vote of a majority of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the Ratification of Independent Accounting Firm Proposal.

•
Proposal 6 (the Adjournment Proposal) requires the affirmative vote of a majority of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the Adjournment Proposal.

With respect to Proposals 1, 2, 4, 5 and 6, you may vote FOR, AGAINST or ABSTAIN. With respect to Proposals 1, 2, 4, 5 and 6, if you abstain from voting on any of these proposals, the abstention will have the same effect as an “AGAINST” vote. With respect to Proposal 3, you may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. A properly executed proxy card marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than nine directors and stockholders may not cumulate votes in the election of directors. If you abstain from voting on Proposal 3, the abstention will not have an effect on the outcome of the vote. With respect to Proposal 1, broker non-votes will have the same effect as an “AGAINST” vote. With respect to Proposals 2, 3, 4, 5 and 6, broker non-votes will not have an effect on the outcome of the vote.
Votes submitted by mail, telephone, QR Code or Internet will be voted by the individuals named on the proxy and/or voting instruction card (or the individual properly authorized) in the manner indicated. If you do not specify how you want your shares voted, they will be voted in accordance with our Board’s recommendations. If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive to ensure that all shares you own are voted.
Q.	What is householding?
A.
If you and other residents at your mailing address own shares of our common stock in street name, your bank, brokerage firm or other nominee may notify you that your household will receive only one annual report and proxy statement for the Company if you hold shares through that bank, brokerage firm, or other nominee. In this practice known as “householding,” you were deemed to have consented to receiving only one annual report and proxy statement for your household. Householding benefits both you and the Company because it reduces the volume of duplicate information received at your household and helps the Company to reduce expenses. Accordingly, the Company and your broker or bank will send one copy of the Notice (or our annual report and proxy statement if you have requested a physical copy) to your address. Each stockholder will continue to be entitled to vote a separate proxy and/or voting instruction card. We will promptly deliver an additional copy of either document to you if you call or write us at the following address or phone number: Investor Relations, Navistar International Corporation, 2701 Navistar Drive, Lisle, Illinois 60532, 331-332-2143. If you and other residents at your mailing address are receiving multiple copies of the Notice (or our annual report and proxy statement), and you prefer to receive only a single copy of each, you may so request by writing to us or contacting us at the address and phone number referred to above.

2021 Proxy Statement	45

QUESTIONS AND ANSWERS
Q.	What does it mean if I receive more than one proxy card or more than one Notice?
A.
Whenever possible, shares of common stock, including shares held of record by a participant in any of the Company’s 401(k) or retirement savings plans, for multiple accounts for the same registered stockholder will be combined into the same Notice or proxy card. Shares with different, even though similar, registered stockholders cannot be combined, and as a result, the stockholder may receive more than one Notice or proxy card. For example, shares registered in the name of John Doe will not be combined on the same proxy card as shares registered jointly in the name of John Doe and his spouse. Shares held in street name are not combined with shares registered in the name of an individual stockholder or for a participant in any of the Company’s 401(k) or retirement savings plans and may result in the stockholder receiving more than one proxy and/or voting instruction card. For example, shares held in street name by a broker for John Doe will not be combined with shares registered in the name of John Doe.

If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive separately to ensure that all shares you own are voted. If you receive more than one proxy and/or voting instruction card for accounts that you believe could be combined because the stockholder is the same, contact our Transfer Agent (for shares held by registered stockholders) or your broker (for shares held in street name) to request that the accounts be combined for future mailings.
Q.	What happens if I sell my shares of common stock before the Annual Meeting?
A.
The record date for stockholders entitled to vote virtually at the Annual Meeting is earlier than both the date of the Annual Meeting and the consummation of the Merger. If you transfer your shares of our common stock after the record date but before the Annual Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the Annual Meeting but will transfer the right to receive the per share Merger Consideration to the person to whom you transfer your shares.

Q.	What happens if I sell my shares of common stock after the Annual Meeting but before the Effective Time?
A.
If you transfer your shares after the Annual Meeting but before the Effective Time, you will have transferred the right to receive the per share Merger Consideration to the person to whom you transfer your shares. In order to receive the per share Merger Consideration, you must hold your shares of common stock through completion of the Merger.

Q.	Who pays for the solicitation of proxies?
A.
This solicitation is being made by the Company. Accordingly, the Company pays the cost of soliciting proxies. This solicitation is being made by mail, but also may be made by telephone, e-mail or in person. We have hired Alliance Advisors, LLC (“Alliance Advisors”) to assist in the solicitation of proxies. The Company has agreed to reimburse Alliance Advisors for certain out-of-pocket fees and expenses and will also indemnify Alliance Advisors, its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses. The Company may advance monies to Alliance Advisors to pay on the Company’s behalf charges rendered by banks, brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of our common stock. Proxies may also be solicited by our directors, officers and employees who will not receive any additional compensation for those activities. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes.

Q.	When are stockholder proposals or nominations due for the 2022 Annual Meeting of Stockholders?
A.
In order to be included in the Company’s proxy materials for our 2022 Annual Meeting (as defined in the section entitled “Submission of Stockholder Proposals”) of stockholders pursuant to SEC Rule 14a-8 under the Exchange Act, any such stockholder proposal must be received by the Company’s Corporate Secretary no later than October 1, 2021. Any proposal may be included in next year’s proxy statement only if such proposal complies with the Company’s By-Laws and the rules and regulations promulgated by the SEC, specifically Rule 14a-8.

In addition, the Company’s By-Laws require that the Company be given advance written notice of nominations for election to the Board and other matters that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). For matters to be presented at the 2022 Annual Meeting, the Company’s Corporate Secretary must receive such notice no earlier than October 3, 2021, and no later than November 2, 2021.
2021 Proxy Statement	46

QUESTIONS AND ANSWERS
The notice must contain, and be accompanied by, certain information as specified in the By-Laws. The Company recommends that any stockholder wishing to nominate a director at, or bring any other item before, an annual meeting of stockholders review the By-Laws, which are available on the Company’s website at https://ir.navistar.com/governance/board-of-directors/default.aspx#governance. All stockholder proposals and director nominations must be delivered to Navistar by mail c/o the Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532.
Q.	Are there any matters to be voted on at the Annual Meeting that are not included in the proxy?
A.
We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

Q.	May stockholders ask questions at the Annual Meeting?
A.
Yes. During the Annual Meeting, stockholders and duly appointed proxy holders will be able to submit questions for the live question and answer portion of the Annual Meeting. Questions can be submitted only during the virtual Annual Meeting and using the means specified during the virtual Annual Meeting. Stockholders and proxy holders will be able to ask relevant questions by selecting the messaging icon and typing questions within the chat box at the bottom of the messaging screen and clicking the send button to submit the question. Confirmation that your question has been received should then appear. We intend to answer properly submitted questions that are pertinent to the Company and Annual Meeting matters, as time permits. Questions sent will be moderated before being sent to the Chairman of the Meeting. The Company reserves the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to Annual Meeting matters or that are otherwise inappropriate.

Q.	How can I submit questions during the virtual Annual Meeting?
A.
We expect to hold, to the extent feasible and practical, a live question and answer session in connection with the virtual Annual Meeting. Stockholders will be able to submit questions for the question and answer session during the virtual Annual Meeting. Questions can be submitted only during the meeting and using the means specified during the Annual Meeting. You will be able to ask relevant questions by selecting the messaging icon, typing your question within the chat box at the bottom of the messaging screen and, once you are satisfied with the question, clicking the send button. Confirmation that your message has been received should then appear.

We intend to answer properly submitted questions that are pertinent to the Annual Meeting matters, as time permits. Questions sent will be moderated before being sent to the Chairman of the Annual Meeting. The Company reserves the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to Annual Meeting matters or that are otherwise inappropriate.
Q.	How can I find the voting results of the Annual Meeting?
A.
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official voting results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they become available.

Q.	What do I need to do now?
A.
Even if you plan to virtually attend the Annual Meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the Annual Meeting.

If you hold your shares of our common stock in your own name as the stockholder of record, you may submit a proxy to have your shares of our common stock voted at the Annual Meeting in one of three ways: (i) using the Internet or scanning your QR Code in accordance with the instructions set forth on the enclosed proxy card; (ii) calling the toll-free number specified on your proxy card; or (iii) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope. If you decide to attend the virtual Annual Meeting and vote virtually, your vote by ballot will revoke any proxy previously submitted.
If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.
2021 Proxy Statement	47

QUESTIONS AND ANSWERS
Questions About the Merger
Q.	What is the proposed Merger and what effects will it have on the Company?
A.
The proposed Merger is the acquisition of the Company by Parent, through Merger Sub, pursuant to the terms and subject to the conditions of the Merger Agreement. If the Merger Proposal is approved by our stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company being the surviving corporation. As a result of the Merger, the Company will become a wholly owned subsidiary of Parent and will no longer be a publicly held corporation, and you, will no longer be a holder of our common stock, and will no longer have any interest in our future earnings or growth. In addition, following the Merger, our common stock will be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of our common stock.

Q.	What will I receive if the Merger is completed?
A.
In connection with the Merger, each outstanding share of our common stock (other than excluded shares and dissenting shares) will automatically be converted into the right to receive an amount in cash equal to $44.50, without interest. Each share of Series D Stock outstanding immediately prior to the Effective Time will be converted into an amount in cash, without interest, equal to the portion of the per share Merger Consideration $44.50 per share of common stock that would have been payable in respect of such share of Series D Stock had such share converted into our common stock pursuant to the terms of the certificate of incorporation of the Company.

Q.	How does the per share Merger Consideration compare to the market price of our common stock prior to announcement of the Merger?
A.
The per share Merger Consideration of $44.50 per share of common stock represents a premium of approximately 84.88% to the closing price of the Company’s common stock as of January 30, 2020, the last trading day prior to the announcement by Parent of its unsolicited offer to acquire the Company for $35.00 per share, and a 58.14% premium to the volume-weighted average price of shares of the Company’s common stock for the 30 trading days ended January 30, 2020, a premium of approximately 24.16% to the closing price of the Company’s common stock as of September 9, 2020, the last trading day prior to the Company’s confirmation of a revised proposal from Parent to acquire the Company for $43.00 per share and a premium of approximately 2.61% to the closing price of our common stock as of November 6, 2020, the last trading day prior to the public announcement of the execution of the Merger Agreement.

Q.	When do you expect the Merger to be completed?
A.
We are working towards completing the Merger as soon as possible, however, Parent is not required to close on the Merger prior to July 1, 2021 under the terms of the Merger Agreement. Assuming timely receipt of required regulatory approvals and the satisfaction or waiver of other closing conditions, including approval by our stockholders of the Merger Proposal, we anticipate that the Merger will be completed mid-2021.

Q.	What happens if the Merger is not completed?
A.
If the Merger Proposal is not approved by the stockholders of the Company or if the Merger is not completed for any other reason, the stockholders of the Company will not receive any payment for their shares in connection with the Merger. Instead, the Company will remain an independent public company and our common stock will continue to be listed and traded on the NYSE.

Additionally, if the Merger is not completed, the Merger Agreement will be terminated. Depending on the circumstances surrounding the termination, it is possible that the Company will be required to pay Parent a Termination Fee of $125,000,000. It is also possible that the Company may be required to pay Parent and its affiliates 100% of their documented out-of-pocket fees and expenses actually incurred in connection with the Merger Agreement, in an amount up to $25,000,000, which amount shall be deducted from any Termination Fee required to be paid. In no event shall the Company be required to pay more than $125,000,000 in Termination Fees and reimbursement of expenses to Parent.
Q.	What conditions must be satisfied to complete the Merger?
A.
There are several conditions which must be satisfied to complete the Merger, including obtaining stockholder approval, obtaining regulatory approvals, no governmental entity having instituted any order or restraint to prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, there having been no Company material adverse effect (as defined in the section “The Merger Agreement—Representations and

2021 Proxy Statement	48

QUESTIONS AND ANSWERS
Warranties” beginning on page 96) and the accuracy of certain representations and warranties and compliance with covenants contained in the Merger Agreement. You should read “The Merger Agreement—Conditions to the Merger” beginning on page 106 for a more detailed discussion of the conditions that must be satisfied to complete the Merger.
Q.	Is the Merger expected to be taxable to me?
A.
Yes. The exchange of shares of our common stock for the per share Merger Consideration pursuant to the Merger will generally be a taxable transaction to U.S. holders (as defined under the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes. If you are a U.S. holder, in connection with the Merger, you will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to your shares of our common stock and your adjusted tax basis in such shares. We encourage you to read the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should also consult your tax advisor regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the Merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). If you are not a U.S. holder, the Merger will generally not result in tax to you under U.S. federal income tax laws unless you have certain connections to the United States, and the Company encourages you to seek tax advice regarding such matters.

Q.
Why am I being asked to consider and vote on a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger?

A.
Under SEC rules, we are required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger, commonly referred to as “golden parachute” compensation.

Q.	What will happen if the Company’s stockholders do not approve the Merger Compensation Proposal?
A.
Approval of the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger is not a condition to completion of the Merger. The vote is an advisory vote and will not be binding on the Company or the surviving corporation in the Merger. Because the Merger-related compensation to be paid to the named executive officers in connection with the Merger is based on contractual arrangements with the named executive officers, such compensation may be payable, regardless of the outcome of this advisory vote, if the Merger Agreement is adopted (subject only to the contractual obligations applicable thereto).

Q.	What vote is required for the Company’s stockholders to approve the Merger Proposal?
A.	Approval of the Merger Proposal requires the affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote on the Merger Proposal.
Because the affirmative vote required to approve the Merger Proposal is based upon the total number of outstanding shares of our common stock entitled to vote, if you fail to submit a proxy or vote virtually at the Annual Meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will have the same effect as a vote “AGAINST” approval of the Merger Proposal. If your shares of our common stock are held in “street name” by your bank, brokerage firm or other nominee and you do not instruct the nominee how to vote your shares, the failure to instruct your nominee will have the same effect as a vote “AGAINST” the Merger Proposal.
Concurrently with the execution of the Merger Agreement, the Icahn Stockholders and the MHR Stockholders (each as defined in the section “The Voting Agreements—Summary” beginning on page 111) entered into Voting Agreements (as defined in the section “The Voting Agreements—Summary” beginning on page 111) with Parent and Merger Sub. The Voting Agreements require the Icahn Stockholders and the MHR Stockholders and their affiliates, who collectively hold approximately 33.2% of the outstanding voting power of our common stock as of December 17, 2020, to vote approximately 92.4% of their collective shares of our common stock in favor of the adoption of the Merger Agreement. Additionally, as of December 17, 2020, Parent and its affiliates collectively own approximately 16.7% of the outstanding shares of the Company’s common stock which, pursuant to the Merger Agreement, Parent has committed to vote in favor of the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement.
2021 Proxy Statement	49

QUESTIONS AND ANSWERS
Q.	What vote of our stockholders is required to approve the Merger Compensation Proposal?
A.
Approval of the Merger Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock that are present virtually or by proxy at the Annual Meeting and entitled to vote on such proposal. Accordingly, abstentions will have the same effect as a vote “AGAINST” approval of the Merger Compensation Proposal, and broker non-votes will have no effect on the outcome of the vote.

Q.	What are the Voting Agreements?
A.
Concurrently with the execution of the Merger Agreement, Parent and Merger Sub entered into voting and support agreements, each dated November 7, 2020, with (i) the Icahn Stockholders and (ii) the MHR Stockholders. The Voting Agreements require each of the Icahn Stockholders and MHR Stockholders and their respective affiliates, who collectively hold approximately 33.2% of the outstanding voting power of our common stock as of December 17, 2020, to vote approximately 92.4% of their collective shares of our common stock in favor of the adoption of the Merger Agreement. See the section entitled “The Voting Agreements” beginning on page 111.

Q.	Do any of the Company’s directors or officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?
A.
In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have certain interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the stockholders of the Company. See the sections entitled “The Merger—Interests of Certain Persons in the Merger” beginning on page 87 and “Proposal 2—Merger Compensation Proposal” beginning on page 113.

Q.	Should I send in my stock certificates now?
A.
No. If the Merger Proposal is approved, you will be sent a letter of transmittal promptly, and in any event within three business days, after the completion of the Merger, describing how you may exchange your shares of our common stock for the per share Merger Consideration. If your shares of our common stock are held in “street name” through a bank, brokerage firm or other nominee, you should contact your bank, brokerage firm or other nominee for instructions as to how to effect the surrender of your “street name” shares of our common stock in exchange for the per share Merger Consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the per share Merger Consideration for my shares of our common stock?
A.
Stockholders who do not vote in favor of the adoption of the Merger Agreement are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the Merger if they take certain actions and meet certain conditions. For additional information, see “Appraisal Rights” beginning on page 198. For the full text of Section 262 of the DGCL, please see Annex D of this proxy statement. Because of the complexity of the DGCL relating to appraisal rights, if you wish to exercise your appraisal rights, we encourage you to seek the advice of legal counsel.

Q.	Who can help answer any other questions I might have?
A.
If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares of our common stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact Alliance Advisors, our proxy solicitor, by calling toll-free at 833-550-0986. Banks and brokers should also contact Alliance Advisors by calling toll-free at 833-550-0986.

2021 Proxy Statement	50

FORWARD LOOKING STATEMENTS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the other documents referenced herein, including, without limitation, statements relating to the Merger, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the Merger and the anticipated benefits thereof. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” or other similar expressions may identify such forward-looking statements.
These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in forward-looking statements, including, as a result of factors, risks and uncertainties over which we have no control. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include, but are not limited to, the following: (i) conditions to the completion of the Merger, including stockholder approval of the Merger Proposal, may not be satisfied or the regulatory approvals required for the Merger may not be obtained, in each case, on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement between the parties to the Merger or affect the ability of the parties to recognize the benefits of the Merger; (iii) the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results and business generally; (iv) risks that the Merger disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the Merger; (v) risks related to diverting management’s attention from the Company’s ongoing business operations; (vi) potential litigation that may be instituted against the Company or its directors or officers related to the Merger or the Merger Agreement between the parties to the Merger and any adverse outcome of any such potential litigation; (vii) the amount of the costs, fees, expenses and other charges related to the Merger, including in the event of any unexpected delays; (viii) any adverse effects on the Company by other general industry, economic, business and/or competitive factors; (ix) other risks to consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period, or at all, which may affect the Company’s business and the price of the Company’s common stock; and (x) such other factors as are set forth in the Company’s periodic public filings with the SEC, including, but not limited to, those described under the headings “Risk Factors” and “Forward Looking Statements” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020 and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. The consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, credit rating or liquidity.
Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.
2021 Proxy Statement	51

THE ANNUAL MEETING
THE ANNUAL MEETING
Date, Time and Place of the Annual Meeting
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Annual Meeting to be held virtually on March 2, 2021 at 11:00 a.m., Central Time, or at any adjournment or postponement thereof.
Purpose of the Annual Meeting
At the Annual Meeting, holders of our common stock will be asked to consider and vote on the following:
•	the Merger Proposal;
•	the Merger Compensation Proposal;
•	the Election of Directors Proposal;
•	the Say-On-Pay Proposal;
•	the Ratification of Independent Accounting Firm Proposal; and
•	the Adjournment Proposal.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE ABOVE PROPOSALS.
The Company’s stockholders must approve the Merger Proposal in order for the Merger to occur. If the Company’s stockholders fail to approve the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully and in its entirety.
The vote on the Merger Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, a stockholder may vote to approve the Merger Proposal and vote not to adopt the Merger Compensation Proposal, and vice versa. Because the vote on the Merger Compensation Proposal is advisory in nature only, it will not be binding on the Company, Parent or the surviving corporation in the Merger. Accordingly, if the Merger Agreement is adopted by the Company’s stockholders and the Merger is completed, the Merger-related compensation may be paid to the Company’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements even if the stockholders do not approve the Merger Compensation Proposal.
Record Date and Quorum
The Board has fixed the close of business on January 22, 2021 as the record date for the determination of stockholders entitled to receive notice of, and to vote virtually at, the Annual Meeting, and any adjournments or postponements thereof. Only holders of record of our common stock as of the close of business on the record date are entitled to receive notice of, and to vote (virtually or by proxy) at, the Annual Meeting and at any adjournment or postponement thereof.
As of the close of business on the record date, there were 99,620,873 shares of common stock outstanding. Each holder of our common stock is entitled to cast one vote per such share on each matter properly brought before the Annual Meeting for each share of our common stock that such holder owned as of the record date.
Under the By-Laws, the presence at the Annual Meeting, virtually or represented by proxy, of the holders of one-third of the shares of our common stock issued and outstanding as of the close of business on the record date constitutes a quorum for the transaction of business at the Annual Meeting. Once a share is represented at the Annual Meeting, it will be counted for the purpose of determining a quorum at the Annual Meeting. Shares of our common stock represented at the Annual Meeting but not voted, including shares of our common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the Annual Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. Broker non-votes will be treated as present at the Annual Meeting for purposes of determining the presence or absence of a quorum. Your vote is very important, regardless of the number of shares of our common stock you own. Because stockholders cannot take any action at the Annual Meeting unless one-third of the shares of our common stock issued and outstanding and entitled to vote is represented, it is important that you attend the Annual Meeting virtually or are represented by proxy at the Annual Meeting.
2021 Proxy Statement	52

THE ANNUAL MEETING
In the event that a quorum is not present at the Annual Meeting, we expect to adjourn or postpone the Annual Meeting until we solicit enough proxies to obtain a quorum. The Company may also adjourn or postpone the Annual Meeting (i) to the extent necessary to ensure that the stockholders are given sufficient time to evaluate any necessary supplement or amendment to the proxy statement in advance of the Annual Meeting, and (ii) if required by applicable law, a governmental authority or a request from the SEC.
Attendance
Only stockholders who owned shares as of the record date, or their duly appointed proxies, and our guests may virtually attend the Annual Meeting. To enter the meeting, you will need your assigned 16-digit control number. The 16-digit control number will be included in the Notice, or on your proxy card, voting instruction form or other applicable proxy notices. If you hold your shares in “street name” through a bank, brokerage firm or other nominee, your assigned 16-digit control number should be included with your voting instructions received from your bank, brokerage firm or other nominee. If your bank, brokerage firm or other nominee has not provided you with your assigned 16-digit control number, please contact them for instructions on how to attend the virtual Annual Meeting.
Vote Required
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the close of business on the record date. For the Merger Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will not be counted as votes cast in favor of the Merger Proposal, but will count for the purpose of determining whether a quorum is present. Your vote is very important, regardless of the number of shares of our common stock you own. Because stockholders cannot take any action at the Annual Meeting unless the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote thereat is represented, it is important that you attend the Annual Meeting virtually or are represented by proxy at the Annual Meeting. If you fail to return your proxy card, submit your proxy by telephone, QR Code or the Internet or vote virtually at the Annual Meeting, or if your shares are held in “street name” by your bank, brokerage firm or other nominee and you fail to instruct your bank, brokerage firm or other nominee to vote your shares of common stock, your shares will have the same effect as a vote “AGAINST” approval of the Merger Proposal.
If your shares of our common stock are registered directly in your name with our Transfer Agent, you are considered, with respect to those shares of our common stock, the stockholder of record. This proxy statement and proxy card have been sent directly to you by the Company. As the stockholder of record, you have the right to vote virtually at the Annual Meeting or to grant your voting rights directly to the Company or to a third party by a proxy duly executed or transmitted in a manner in accordance with applicable law.
If your shares of our common stock are held in “street name” through a bank, brokerage firm or other nominee, you are considered the beneficial owner of those shares. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of our common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting. Your bank, brokerage firm or other nominee should send you, as the beneficial owner, a package describing the procedure for voting your shares. Banks, brokerage firms or other nominees who hold shares in “street name” for customers generally have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the Merger Proposal, the Merger Compensation Proposal, the Election of Directors Proposal, the Say-On-Pay Proposal and the Adjournment Proposal, and, as a result, absent specific instructions from the beneficial owner of such shares of our common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of our common stock on those non-routine matters.
For the purposes of the Merger Proposal, if you virtually attend the Annual Meeting and abstain on the Merger Proposal, or if you have given a proxy and have abstained on this Merger Proposal, this will have the same effect as if you voted “AGAINST” approval of the Merger Proposal. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of our common stock, your shares of our common stock will not be voted, and as broker non-votes, the effect will be the same as a vote “AGAINST” approval of the Merger Proposal.
Approval of the Merger Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock that are present virtually or by proxy at the Annual Meeting and entitled to vote on such proposal. The Merger Compensation Proposal is an advisory vote and the results will not be binding on the Board or the Company. For this proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of the Merger Compensation Proposal, if you virtually attend the
2021 Proxy Statement	53

THE ANNUAL MEETING
Annual Meeting and abstain on the Merger Compensation Proposal, or if you have given a proxy and abstained on the Merger Compensation Proposal, your shares will not be voted “FOR” or “AGAINST” such proposal, but will have the same effect as a vote “AGAINST” such proposal. If you fail to submit a proxy or vote virtually at the Annual Meeting or if your shares of our common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of our common stock, your shares of our common stock will not be voted, but this will not have an effect on the proposal to approve the Merger Compensation Proposal.
Approval of each of the director nominees in the Election of Directors Proposal requires the affirmative vote of a plurality of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on each director nominee in the Election of Directors Proposal. With respect to the Election of Directors Proposal, you may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. A properly executed proxy card marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than nine directors and stockholders may not cumulate votes in the election of directors. Abstentions and broker non-votes will not have an effect on this Election of Directors Proposal.
Approval of the Say-On-Pay Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock that are present virtually or represented by proxy at the Annual Meeting and entitled to vote on such proposal. The Say-On-Pay Proposal is an advisory vote and the results will not be binding on the Board or the Company. With respect to the Say-On-Pay Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting on the Say-On-Pay Proposal, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will not have an effect on this Say-on-Pay Proposal.
Approval of the Ratification of Independent Accounting Firm Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote on the Ratification of Independent Accounting Firm Proposal. With respect to the Ratification of Independent Accounting Firm Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting on the Ratification of Independent Accounting Firm Proposal, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will not have an effect on this proposal.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote on the Adjournment Proposal. With respect to the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting on the Adjournment Proposal, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will not have an effect on this proposal.
Proxies and Revocation
Any stockholder of record entitled to vote at the Annual Meeting may submit a proxy via the Internet, by scanning your QR Code, by telephone or by returning the enclosed proxy card in the accompanying postage-paid reply envelope, or may vote by attending the Annual Meeting virtually. If you are a stockholder of record, you will need your assigned 16-digit control number to vote your shares virtually at the Annual Meeting. The control number can be found on the Notice, your proxy card, voting instruction form, or other applicable proxy notices. If your shares of our common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of our common stock using the instructions provided by your bank, brokerage firm or other nominee. If you are a beneficial owner and wish to vote virtually at the Annual Meeting, your assigned 16-digit control number should be included with your voting instructions received from the bank, brokerage firm or other nominee. If your bank, brokerage firm or other nominee has not provided you with a 16-digit control number, please contact them for instructions on how to attend the virtual Annual Meeting and vote your shares. If you fail to vote virtually at the Annual Meeting or fail to return your proxy card or fail to submit your proxy via the Internet, scanning your QR Code or by telephone, your shares of common stock will NOT be counted for purposes of determining whether a quorum is present at the Annual Meeting and will have the same effect as a vote “AGAINST” the Merger Proposal. If your shares are held in “street name” by your bank, brokerage firm or other nominee and you fail to instruct your bank, brokerage firm or other nominee to vote, your shares of our common stock will be counted for purposes of determining whether a quorum is present at the Annual Meeting and will have the same effect as a vote “AGAINST” approval of the Merger Proposal. If you fail to vote virtually at the Annual Meeting or fail to return your proxy card or fail to submit your proxy by telephone, scanning your QR Code or the Internet, your shares of our common stock will not have an effect on the Merger Compensation Proposal, the Election of Directors Proposal, the Say-On-Pay Proposal and the Adjournment Proposal.
2021 Proxy Statement	54

THE ANNUAL MEETING
You have the right to revoke a proxy. If your shares are registered directly in your name, you may revoke your proxy or change your vote before the Annual Meeting. To do so, you must do one of the following:
•	Send a written statement to that effect to our Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532, which must be received by us before the Annual Meeting;
•
Vote via the Internet, by scanning your QR Code or by telephone as instructed above. Only your latest Internet, QR Code or telephone vote is counted. You may not change your vote over the Internet, by QR Code or by telephone after 11:59 p.m., Central Time, on March 1, 2021.

•	Sign a new proxy and mail it as instructed above. Only your latest dated, valid proxy received not later than the close of business on March 1, 2021 will be counted.
•
Attend the virtual Annual Meeting, request that your proxy be revoked and vote virtually as instructed above. Attending the virtual Annual Meeting will not revoke your Internet vote, QR Code vote, telephone vote or proxy, as the case may be, unless you specifically request it.

If you hold shares in “street name” through a bank, brokerage firm or other nominee, you may submit a new, later-dated voting instruction form or contact your bank, brokerage firm or other nominee for specific directions to revoke your voting instructions. You may also vote virtually at the Annual Meeting if you obtain a legal proxy.
Adjournments and Postponements
Although it is not currently expected, the Annual Meeting may be adjourned or postponed. The Company retains full authority, to the extent set forth in its By-Laws, for the chair of each meeting of the stockholders to, amongst other items, adjourn the meeting and/or as permitted under the DGCL to adjourn the Annual Meeting for any purpose, or to postpone the Annual Meeting before it is convened, without the consent of any stockholder of the Company, provided that the Merger Agreement includes certain limitations on the Company’s ability to postpone or adjourn the Annual Meeting. If there are not sufficient votes at the time of the Annual Meeting to approve the Merger Proposal in accordance with the requisite stockholder vote, then the stockholders of the Company may be asked to vote on the Adjournment Proposal. In the event that the Adjournment Proposal is not approved by the Company’s stockholders at such time, the chair of the Annual Meeting may nevertheless adjourn or postpone the Annual Meeting to another place, if applicable, date or time, in accordance with the By-Laws.
If the Annual Meeting is adjourned, we are not required to give notice of the time and place of the adjourned meeting if announced at the Annual Meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or the Board fixes a new record date for the Annual Meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.
Anticipated Date of Completion of the Merger
We are working towards completing the Merger as soon as possible, although we have agreed that Parent is not required to consummate the Merger prior to July 1, 2021. Assuming timely receipt of required regulatory approvals and satisfaction of other closing conditions, including the approval by our stockholders of the Merger Proposal, we anticipate that the Merger will be completed mid-2021. If our stockholders vote to approve the Merger Proposal, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the Merger, subject to the terms of the Merger Agreement. See “The Merger Agreement—Closing and Effective Time of the Merger” beginning on page 87.
Rights of Stockholders Who Seek Appraisal
If the Merger is completed, the Company’s stockholders who do not vote in favor of the adoption of the Merger Agreement are entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger, but only if they fully comply with all the applicable legal requirements for Section 262 of the DGCL, which are summarized in this proxy statement in the section entitled “Appraisal Rights” beginning on page 198 and set forth in their entirety in Section 262 of the DGCL (attached to this proxy statement as Annex D). This means you may be entitled to have the fair value of your shares of our common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the per share Merger Consideration if you follow exactly the procedures set forth in Section 262 of the DGCL. The ultimate amount you may receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.
2021 Proxy Statement	55

THE ANNUAL MEETING
To exercise your appraisal rights, you must, among other things, submit a written demand for appraisal to the Company before the vote is taken on the adoption of the Merger Agreement (and must not fail to perfect or effectively withdraw your demand or otherwise waive or lose your rights to appraisal) and you must not vote (either virtually or by proxy) in favor of the Merger Proposal. If you fail to follow exactly the procedures set forth in Section 262 of the DGCL, you will lose your appraisal rights. The requirements for exercising appraisal rights are further described in the section entitled “Appraisal Rights” beginning on page 198 and the text of the DGCL appraisal rights statute reproduced in its entirety as Annex D to this proxy statement. We encourage you to read these provisions carefully and in their entirety. If you hold your shares of our common stock through a bank, brokerage firm or other nominee and you wish to exercise your appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.
Solicitation of Proxies; Payment of Solicitation Expenses
We will bear the costs of solicitation of proxies for the Annual Meeting. In addition to solicitation by mail, directors, officers and our regular employees may solicit proxies from stockholders by telephone, personal interview or otherwise. These directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. In addition to solicitation by our directors, officers and employees, we have engaged Alliance Advisors to assist in the solicitation of proxies and provide related advice and informational support, for a fee of $16,000 and telephone charges. The Company has agreed to reimburse Alliance Advisors for certain out-of-pocket fees and expenses and will also indemnify Alliance Advisors, its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses. The Company may advance monies to Alliance Advisors to pay on the Company’s behalf charges rendered by banks, brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of our common stock.
Questions and Additional Information
If you have more questions about the Merger, the Annual Meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Alliance Advisors, our proxy solicitor, by calling toll-free at 833-550-0986. Banks and brokers should also contact Alliance Advisors by calling toll-free at 833-550-0986.
2021 Proxy Statement	56

PROPOSAL 1
PROPOSAL 1—MERGER PROPOSAL
Your Board of Directors recommends a vote FOR the adoption of the Merger Agreement and the transactions contemplated thereby.
Parties to the Merger
The Company
Navistar International Corporation
2701 Navistar Drive
Lisle, Illinois 60532
The Company, a Delaware corporation, is an international manufacturer of International® brand commercial trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses, as well as a provider of service parts for trucks and diesel engines. The Company also provides retail, wholesale, and lease financing services for its trucks and parts. The Company operates in four principal industry segments: Trucks, Parts, Global Operations and Financial Services. The Company’s core business is the truck and parts markets for the U.S. and Canada, where the Company participates primarily in the Class 6 through 8 vehicle markets and, this year, expanded into the Class 4/5 market with our International® CV™ product. The Company has one of the largest commercial vehicle parts distribution networks in the U.S. and a captive finance company. Further, this year the Company expanded its service network in North America to approximately 1,000 locations, one of the largest networks in North America. Outside of the Company’s core markets, International® is one of the leading truck brands in Mexico and much of Latin America; the Company is the largest independent diesel engine company in Brazil. The Company also exports trucks, buses, and engines to niche markets around the world. The Company, formerly known as International Harvester Company, was originally formed in 1847 by Cyrus McCormick as the McCormick Harvesting Machine Company to manufacture and market the McCormick horse-drawn reaper for which he had received a patent in 1834.
Parent
TRATON SE
Dachauer Str. 641
80995 Munich
Parent is a Societas Europaea, whose shares are listed for trading on the Frankfurt Stock Exchange, and Nasdaq Stockholm, each under the symbol “8TRA”. Parent is an indirect subsidiary of Volkswagen AG and its principal business purpose is the holding of investments in companies whose business purpose is the manufacturing and distribution of vehicles and engines of any kind, as well as such items’ ancillary equipment and all plants, machinery, tools, and other technical products.
Merger Sub
Dusk Inc.
c/o TRATON SE
Dachauer Str. 641
80995 Munich
Merger Sub, a Delaware corporation and a wholly owned indirect subsidiary of Parent, was formed solely for the purposes of effecting the Merger. Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Merger Agreement and the Voting Agreements.
2021 Proxy Statement	57

PROPOSAL 1
THE MERGER
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.
Structure of the Merger
The Merger Agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the Merger. As a result of the Merger, the Company will cease to be a publicly traded company and will become a wholly owned indirect subsidiary of Parent. Other than the holder of the sole share of Series B Stock, you will not own any shares of the capital stock of the surviving corporation.
Merger Consideration
In the Merger, each outstanding share of our common stock will automatically be converted into the right to receive the Common Merger Consideration, without interest, other than shares of our common stock (i) owned by (x) Parent or any of its subsidiaries; or (y) the Company as treasury stock (x) and (y), which we refer to as “excluded shares”; and (ii) stockholders who have not voted in favor of the Merger and properly and validly perfected their statutory rights of appraisal in accordance with Section 262 of the DGCL, which we refer to as “dissenting shares”, which shares will be canceled without payment of any consideration therefor and will cease to exist. Each share of Series D Stock outstanding immediately prior to the Effective Time will be converted into an amount in cash, without interest, equal to the portion of the Common Merger Consideration that would have been payable in respect of such share of Series D Stock had such share converted into our common stock pursuant to the terms of the certificate of incorporation of the Company.
Background of the Merger
From time to time, the Board, together with senior management of the Company, reviewed and evaluated the Company’s business strategies, opportunities and challenges as part of its consideration and evaluation of the Company’s prospects and stockholder value. These reviews and evaluations focused on a diverse array of topics, including among others, internal growth strategies, potential divestitures, corporate restructurings, commercial collaborations with third parties, potential strategic partnerships and potential acquisitions by the Company. The Board also periodically reviewed with senior management and external advisors the landscape of the trucking industry and discussed the possibility of an acquisition of the Company by a strategic buyer. Except as otherwise described below, none of these discussions progressed beyond the initial stages to a specific proposal for a potential merger with, or acquisition of, the Company.
In September 2016, TRATON (including its predecessor entities) and the Company entered into an agreement for the issuance of and sale to TRATON of shares of the Company’s common stock that represented approximately 16.6% of the Company’s then-outstanding common stock on a pro forma basis. In connection with TRATON’s investment in the Company, TRATON and the Company also entered into a strategic alliance in the form of certain license, technology and procurement arrangements (the “Strategic Alliance”) and the Stockholder Agreement, which includes certain commitments from each of TRATON and the Company related to TRATON’s ownership of the Company’s common stock, including customary standstill provisions, which, among other things, prohibit TRATON from, without the Company’s prior written consent, soliciting proxies with respect to the voting of any securities of the Company, acquiring additional securities of the Company and making public proposals relating to the Company (collectively, the “Standstill Provisions”), registration rights and board representation rights.
Since September 2016, TRATON and the Company developed a strong business relationship through the Strategic Alliance and the appointment of Mr. Andreas Renschler, TRATON’s then Chief Executive Officer, and Mr. Matthias Gründler, TRATON’s then Chief Financial Officer, to the Board on February 28, 2017. On August 14 2018, Mr. Christian Schulz, TRATON’s Chief Financial Officer replaced Mr. Gründler, now TRATON’s Chief Executive Officer, as one of TRATON’s appointees to the Board (such directors, during the terms of their respective service on the Board, the “TRATON Directors”). On July 15, 2020, Mr. Renschler resigned from the Board in connection with his resignation as the Chief Executive Officer of TRATON and from the Executive Board of TRATON.
On February 14, 2017, during a joint meeting of the Board and the nominating and governance committee of the Board, the Board discussed, among other things, the formation of an ad hoc committee of the Board to (i) review, oversee, monitor and act as a liaison for the Strategic Alliance between the Company and TRATON and any other strategic alliance, collaboration or acquisition involving the Company and (ii) report its findings and make recommendations to the Board with respect thereto
2021 Proxy Statement	58

PROPOSAL 1
(the “Chairman’s Committee”). Following discussion, the Board approved resolutions establishing the Chairman’s Committee, and appointed Mr. Clarke, the Chairman of the Board, and Messrs. Mark H. Rachesky and Vincent Intrieri, each co-lead independent directors of the Board, as members of the Chairman’s Committee.
From time to time in connection with the Strategic Alliance, representatives of the Company and TRATON had a number of discussions, but no specific proposals or agreements for a potential business combination were made, negotiated or drafted between the Company and TRATON as part of those discussions except as otherwise described herein. At any meetings of the Board at which any transaction with TRATON or actions or decisions with respect to the Strategic Alliance, TRATON’s proposals described below or the Merger were discussed, the TRATON Directors recused themselves from such meeting or portion thereof.
During October, November and December of 2019, TRATON consulted certain external advisors, including Davis Polk & Wardwell LLP (“Davis Polk”), BofA Securities and Goldman Sachs Bank Europe SE, in connection with its preliminary exploratory consideration regarding the possibility of pursuing a transaction to acquire the equity in the Company not owned by it, including with respect to potential structures for a transaction, legal matters and TRATON’s obligations under the Stockholders Agreement.
On January 9, 2020, Curt Kramer, the Company’s Senior Vice President and General Counsel, met with Mr. Schulz and Dr. Klaus Schartel, TRATON’s General Counsel, in Germany to discuss general business matters relating to the Strategic Alliance. During those meetings, Mr. Schulz and Dr. Schartel indicated to Mr. Kramer that TRATON may potentially seek a waiver of certain portions of the Standstill Provisions that restricted the making of public proposals in connection with a potential offer for the Company in light of the fact that under applicable legal requirements any such offer would need to be publicly disclosed.
On January 9, 2020, after meeting with Mr. Schulz and Dr. Schartel, Mr. Kramer updated Mr. Clarke on the meeting, including that Mr. Clarke should expect to receive a call from Mr. Renschler regarding a potential waiver of certain portions of the Standstill Provisions in connection with a potential offer for the Company.
On January 10, 2020, Mr. Schulz called Mr. Clarke and confirmed what Mr. Kramer had told Mr. Clarke the night before, i.e., to expect to soon receive a call from Mr. Renschler.
On or about January 13, 2020, the Company contacted its outside legal counsel, Sullivan & Cromwell LLP (“Sullivan & Cromwell”), to discuss the recent discussions with TRATON and the possibility of a business combination with TRATON.
Between, on or about January 13 and January 17, 2020, Mr. Clarke informed Walter Borst, the Company’s Executive Vice President and Chief Financial Officer, Persio Lisboa, the Company’s then Executive Vice President and Chief Operating Officer, and the other members of the Chairman’s Committee, that representatives of TRATON had indicated that TRATON had not made any final decision and was evaluating seeking a waiver of certain portions of the Standstill Provisions and considering whether to make a proposal to acquire the Company.
On or around January 16, 2020, Mr. Renschler called Mr. Clarke to discuss a waiver of certain portions of the Standstill Provisions.
On or around January 16, 2020, Dr. Schartel called Mr. Kramer to discuss a waiver of certain portions of the Standstill Provisions. Mr. Kramer asked Dr. Schartel to request the waiver of such Standstill Provisions in writing per the procedures set out in the Stockholder Agreement.
On January 16, 2020, a representative of Sullivan & Cromwell received a communication from a representative of TRATON’s outside legal counsel, Davis Polk, indicating that if TRATON were to wish to make an offer to acquire the Company, it would request that the Company waive certain portions of the Standstill Provisions, which request Sullivan & Cromwell communicated to Mr. Kramer. Later that same day, Mr. Kramer received an email from a representative of Davis Polk explaining that if TRATON were to decide to make an offer it would need to amend its Schedule 13D filing with respect to the Company and make an “ad hoc” filing under European disclosure requirements and discussing the format that a possible waiver of certain portions of the Standstill Provisions might take in light of the foregoing requirements.
On January 16, 2020, the Chairman’s Committee met telephonically, with Mr. Kramer in attendance. Mr. Clarke advised the Chairman’s Committee of recent discussions with TRATON regarding the possibility of TRATON making a proposal to acquire the Company. The Chairman’s Committee also discussed the process for retaining financial advisors to advise the Company in connection with such a proposal and advising the full Board of discussions with TRATON regarding the possibility of receiving a proposal to acquire the Company.
2021 Proxy Statement	59

PROPOSAL 1
On January 16 and 17, 2020, the Company contacted certain financial advisors including J.P. Morgan and PJT Partners to discuss the possibility of serving as a financial advisor to the Company in connection with a potential business combination with TRATON and engaged in follow-up discussions with such financial advisors in the following weeks.
Between on or about January 20 and January 24, 2020, Mr. Clarke informed the members of the Board who are not members of the Chairman’s Committee of the possibility of a proposal by TRATON to acquire the Company.
On January 23, 2020, Messrs. Clarke and Renschler discussed Mr. Clarke’s upcoming trip to Sweden for regularly scheduled Strategic Alliance meetings with representatives of TRATON.
On January 23, 2020, Mr. Kramer sent a representative of Davis Polk an email confirming the Company’s waiver of certain portions of the Standstill Provisions which would otherwise have restricted TRATON from making any public disclosure of any proposal it made to acquire the Company.
On or about January 24, 2020, the Company contacted Brunswick Group LLC (“Brunswick”) to discuss the possibility of Brunswick providing the Company with public relations agency services in connection with a potential business combination with TRATON.
On January 25, 2020, the Chairman’s Committee met telephonically with certain members of the Company’s senior management in attendance. Mr. Borst provided an update on discussions with J.P. Morgan and PJT Partners regarding retaining them as financial advisors in connection with a potential business combination with TRATON, and recommended that both J.P. Morgan and PJT Partners be engaged by the Company subject to the negotiation and approval of satisfactory engagement terms and a satisfactory review of the relationship disclosures provided by each financial advisor. The Chairman’s Committee also discussed Mr. Clarke’s January 23, 2020 conversation with Mr. Renschler and Mr. Clarke’s upcoming trip to Sweden for regularly scheduled Strategic Alliance meetings with representatives of TRATON.
On January 27, 2020, Mr. Clarke met with representatives of TRATON in Sweden during regularly scheduled Strategic Alliance meetings. During those meetings, Mr. Renschler informed Mr. Clarke that TRATON’s Executive Board had discussed a potential business combination between the Company and TRATON and to expect a proposal for an acquisition of the Company by the end of January 2020.
On January 27, 2020, members of the TRATON legal team consulted with Davis Polk regarding a draft of the offer letter.
On or about January 28 to January 29, 2020, Mr. Schulz called Mr. Clarke and informed him that TRATON was still considering making an offer to acquire the Company, and that TRATON could potentially make such an offer by the end of the week.
On January 30, 2020, the Executive Board and the Supervisory Board of TRATON and the Management Board and the Supervisory Board of Volkswagen AG provided their approval for TRATON to submit a non-binding proposal to acquire all of the issued and outstanding shares of the Company’s common stock not already owned by it for a price of $35.00 per share in cash (the “$35 proposal”).
Immediately after the Executive Board and the Supervisory Board of TRATON and the Management Board and the Supervisory Board of Volkswagen AG provided their approval and on the same day, Mr. Clarke received a letter from Messrs. Renschler and Schulz containing the $35 proposal. Shortly after Mr. Clarke’s receipt of the $35 proposal, TRATON and Volkswagen AG each made an ad-hoc announcement mandatorily required under European and German capital market regulations and issued a joint press release announcing that TRATON had submitted the $35 proposal to the Company. Shortly thereafter on the same day, TRATON filed an amendment to its Schedule 13D, including its offer letter to the Company.
Also on January 30, 2020, the Chairman’s Committee met telephonically, with certain members of the Company’s senior management in attendance. Mr. Clarke informed the Chairman’s Committee of the receipt of the $35 proposal, and the Chairman’s Committee discussed the $35 proposal and the public announcement thereof, retaining financial advisors and the need to hold a meeting with the Board to discuss the $35 proposal and related matters. Around the same time as the Chairman’s Committee meeting, the Company issued a press release confirming receipt of the $35 proposal.
Also on January 30, 2020, multiple media outlets reported that TRATON had made a proposal to acquire the Company.
On January 31, 2020, the Chairman’s Committee met telephonically, with certain members of the Company’s senior management in attendance. Mr. Clarke updated the Chairman’s Committee of further discussions with TRATON regarding the $35 proposal, and the Chairman’s Committee continued to discuss the $35 proposal and the retention of financial advisors in connection therewith.
2021 Proxy Statement	60

PROPOSAL 1
Later on January 31, 2020, the Board met telephonically, with certain members of the Company’s senior management and a representative of Sullivan & Cromwell in attendance. Mr. Clarke informed the Board that Messrs. Renschler and Schulz had recused themselves from the meeting and would remain recused from all future discussions relating to any proposal by TRATON for the Company, and any actions or decisions relating to any such proposal. Mr. Kramer reviewed the directors’ confidentiality obligations and fiduciary duties with respect to the Board’s review and evaluation of the $35 proposal. A representative of Sullivan & Cromwell further reviewed the Board’s fiduciary duties and discussed with the Board the possibility of delegating authority to the Chairman’s Committee from time to time during the Board’s evaluation of the $35 proposal. Mr. Borst provided an overview of the terms of the $35 proposal, and Mr. Clarke provided an update on discussions with potential financial advisors. The Board discussed the $35 proposal and the Company’s potential response, and delegated authority to the Chairman’s Committee to retain financial advisors to advise the Company in connection with the $35 proposal.
On January 26, 2020, Davis Polk circulated initial drafts of the Merger Agreement to certain representatives of TRATON.
On January 31, 2020, Davis Polk circulated an initial draft of the form of Voting Agreement to certain representatives of TRATON.
On February 3, 2020, PJT Partners provided the Board with a relationship disclosure letter describing relationships with various entities associated with the potential transaction.
On February 4, 2020, PJT Partners and the Company entered into an indemnification agreement pursuant to which the Company agreed to indemnify PJT Partners for any losses arising out of or in connection with financial advisory services provided by PJT Partners.
On February 5, 2020, J.P. Morgan provided the Board with a relationship disclosure letter describing relationships with various entities associated with the potential transaction.
On February 5, 2020, the Board of Directors met telephonically, with certain members of the Company’s senior management and a representative of Sullivan & Cromwell in attendance. Mr. Borst presented a report on the Company’s historical stock price. Mr. Clarke discussed possible preliminary feedback to TRATON on the $35 proposal which would signal that, while the Company was not rejecting the proposal, the offer price was insufficient for a sale of the Company to TRATON and that any request to begin due diligence would be premature. After discussion, the Board expressed support for providing such preliminary feedback to TRATON. Mr. Clarke also provided an update on discussions regarding retaining financial advisors to the Company in connection with a potential transaction and reviewed certain relationship disclosures provided by J.P. Morgan and PJT Partners with the Board.
On February 6, 2020, Mr. Clarke contacted Mr. Schulz and explained that the Company and the Board believed that the $35 proposal was below the price at which discussions regarding a potential acquisition of the Company by TRATON could occur.
On February 13, 2020, the Chairman’s Committee met telephonically, with a member of the Company’s senior management in attendance. The Chairman’s Committee reviewed the status of discussions with PJT Partners and J.P. Morgan and approved resolutions to retain PJT Partners and J.P. Morgan as co-financial advisors to the Company in connection with a potential transaction.
On February 18, 2020, at the direction of TRATON and the Company, respectively, representatives of TRATON’s financial advisors, Goldman Sachs Bank Europe SE and BofA Securities met with representatives of J.P. Morgan and PJT Partners to discuss the attractiveness of the $35 proposal, methodologies to approach the valuation of the Company and potential next steps.
On February 25, 2020, the Board met telephonically, with certain members of the Company’s senior management and representatives of J.P. Morgan, PJT Partners and Sullivan & Cromwell in attendance. The Company’s senior management provided an update on the Company’s business and operations. Mr. Borst presented, and the Board discussed, the Company’s senior management’s assessment of estimated pre-tax run-rate synergy opportunities over five to 10 years from a potential business combination between the Company and TRATON, including, among other things, (1) a range of $266,000,000 to $573,000,000 in cost synergies in procurement, manufacturing, engineering and selling, general and administrative expenses from common design and supplier rationalization, consolidation of operations, standardization of processes, and elimination of duplicative activities, (2) a range of $160,000,000 to $200,000,000 in revenue synergies through the introduction of new trucking products in North America, (3) a range of $63,000,000 to $95,000,000 in captive finance synergies leading to market
2021 Proxy Statement	61

PROPOSAL 1
share growth by leveraging an existing finance company in North America with a lower cost of funds and revised capital structure, and (4) a range of $121,000,000 to $130,000,000 in cost of capital synergies by refinancing Navistar’s debt and revising payment terms with suppliers. The foregoing estimates presented by Mr. Borst to the Board did not include the estimated costs to implement any of the synergy opportunities.
On March 3, 2020, representatives of TRATON and the Company met in Chicago to discuss matters relating to the potential business combination between the Company and TRATON, including the Company’s position and the Board’s view that TRATON’s $35 proposal was insufficient based on the Company’s historical stock price, valuation, and synergy opportunities. The parties also discussed due diligence matters, the Company’s competitive position and strategic plans, and the Company’s balance sheet.
Representatives of TRATON and Company’s respective financial advisors joined the discussions later in the day.
On March 23, 2020, TRATON issued an ad-hoc announcement mandatorily required under European and German capital market regulations and a press release in conjunction with the release of its Annual Report 2019 indicating that the COVID-19 pandemic prevented it from providing any reliable guidance regarding TRATON’s business performance in 2020.
On or after March 23, 2020, Messrs. Renschler and Schulz informed Mr. Clarke that, due to uncertainty relating to COVID-19, TRATON would pause negotiations in connection with the $35 proposal, but that TRATON’s offer to acquire the Company would not be withdrawn.
On March 31, 2020, TRATON entered into an engagement letter with BofA Securities.
On April 17, 2020, the Company entered into engagement letters with each of J.P. Morgan and PJT Partners.
On April 29, 2020, TRATON entered into an engagement letter with Goldman Sachs Bank Europe SE.
On June 16, 2020, Mr. Renschler and Mr. Clarke spoke telephonically to discuss TRATON’s $35 proposal. During the call, Mr. Renschler informed Mr. Clarke that TRATON would not increase its $35 per share offer price, unless the Company agreed to allow TRATON to conduct due diligence on certain matters. Mr. Clarke informed Mr. Renschler that the $35 proposal was insufficient to warrant TRATON commencing due diligence on the Company, and indicated that the Company would need to receive an offer above $40 per share of common stock to consider allowing TRATON to commence due diligence.
On June 22, 2020, Mr. Renschler called Mr. Clarke, and asked if the Company would allow TRATON to commence full due diligence of the Company if TRATON would be willing to increase its offer price to $38 per share of common stock. Mr. Clarke informed Mr. Renschler that an offer of $38 per share would be insufficient to form the basis for TRATON to conduct due diligence.
On or around July 15, 2020, Messrs. Clarke and Borst each spoke with Mr. Gründler to congratulate him on his appointment as CEO of TRATON, and encouraged him to contact them if and when TRATON was ready to continue discussions relating to a potential transaction.
On July 27, 2020, Mr. Clarke spoke with Mr. Gründler regarding Mr. Clarke’s discussion with Mr. Renschler on June 22, 2020 and informed Mr. Grundler that he would be the lead negotiator for the Company with respect to TRATON’s potential acquisition of the Company, if negotiation resumed.
On July 28, 2020, the Chairman’s Committee met telephonically, with certain members of the Company’s senior management and representatives of J.P. Morgan, PJT Partners and Sullivan & Cromwell in attendance. Mr. Clarke provided an update on his discussion with Mr. Gründler from the preceding day, and advised that the purpose of the meeting was to review certain preliminary financial analyses of TRATON’s proposal prepared by J.P. Morgan and PJT Partners. Following discussions, the Chairman’s Committee asked J.P. Morgan and PJT Partners to perform further analysis of the transaction. The Chairman’s Committee agreed to discuss next steps at its next meeting, scheduled for July 31, 2020.
On July 31, 2020, the Chairman’s Committee met telephonically, with certain members of the Company’s senior management and representatives of J.P. Morgan, PJT Partners and Sullivan & Cromwell in attendance. Mr. Clarke reported that he had not had further discussions with Mr. Gründler regarding TRATON’s proposal for a potential transaction, and that he did not anticipate further discussions until after the German summer holiday in August 2020. Representatives of J.P. Morgon and PJT Partners presented a preliminary illustrative combination analysis report, which analyzed, from their understanding of TRATON’s perspective, a potential acquisition of the Company by TRATON and also reviewed certain capital markets
2021 Proxy Statement	62

PROPOSAL 1
observations about TRATON, including its historical share price and certain events since its initial public offering. Following discussion, it was determined that the Company’s senior management and the Chairman’s Committee, with the assistance of J.P. Morgan and PJT Partners, would continue to refine their analysis and strategy with respect to a potential business combination between TRATON and the Company.
On or around August 24, 2020, Messrs. Gründler and Schulz requested a meeting with Messrs. Clarke and Borst to discuss TRATON’s proposal.
On August 24, 2020, Messrs. Clarke and Borst spoke telephonically with Messrs. Gründler and Schulz, and discussed the history of TRATON and the Company’s negotiations with respect to TRATON’s proposal for a potential transaction, including valuation and synergy opportunities, as well as a potential timeline for the transaction if the parties were to reach agreement. Mr. Clarke reiterated that the Company would need to receive a revised offer price above $40 per share to consider allowing TRATON to conduct due diligence on the Company, and Mr. Borst requested that TRATON provide a preliminary list of the matters TRATON would need to review during a confirmatory due diligence process in the event TRATON were to submit a revised proposal that the Company determined would support commencing due diligence.
On August 24, 2020, Mr. Do Young Kim, a representative of TRATON, sent the Company a preliminary list of due diligence requests to be addressed through disclosures by the Company in a virtual data room or interviews with Company management.
On August 28, 2020, Messrs. Clarke and Borst spoke with Messrs. Rachesky and Intrieri to discuss the status of negotiations with TRATON regarding its proposal for a potential transaction.
On September 2, 2020, Messrs. Clarke and Borst spoke telephonically with Messrs. Gründler and Schulz, to discuss the potential business combination between TRATON and the Company. Messrs. Gründler and Schulz indicated that TRATON may send the Company a revised offer in the near future.
On September 10, 2020, the Executive Board and the Supervisory Board of TRATON and the Management Board and the Supervisory Board of Volkswagen AG provided their approval for TRATON to deliver a revised non-binding proposal to acquire all of the issued and outstanding shares of the Company’s common stock, not already owned by TRATON, for $43.00 per share in cash (the “$43 proposal”).
On September 10, 2020, Mr. Clarke received a letter from Messrs. Gründler and Schulz, which included the $43 proposal. Shortly thereafter on the same day, TRATON and Volkswagen AG each made an ad-hoc announcement mandatorily required under European and German capital markets regulations and TRATON issued a press release announcing its revised $43 proposal to acquire the Company. Shortly thereafter on the same day, TRATON filed an amendment to its Schedule 13D including its revised offer letter to the Company. On the same day, the Company issued a press release confirming receipt of TRATON’s $43 proposal.
Also on September 10, 2020, Messrs. Clarke and Borst spoke with Messrs. Rachesky and Intrieri to discuss TRATON’s $43 proposal.
Also on September 10, 2020, multiple media outlets reported that TRATON made a revised proposal with an increased offer price to acquire the Company.
On September 11, 2020, the Board met telephonically, with certain members of the Company’s senior management and a representative of Sullivan & Cromwell in attendance. Mr. Clarke informed the Board that the purpose of the meeting was to discuss matters relating to the $43 proposal received from TRATON. Mr. Clarke outlined the terms of the $43 proposal and informed the Board of the Chairman’s Committee related to the proposal and the Chairman’s Committee’s recommendation to allow TRATON to commence due diligence. Mr. Borst reviewed a draft press release relating to the $43 proposal. A representative of Sullivan & Cromwell reminded the directors of their fiduciary duties. Mr. Clarke outlined next steps and a proposed timeline. Following discussion, the Board unanimously determined that while the $43 proposal undervalued the Company, it represented an acceptable point for further exploring a potential combination with TRATON. The Board unanimously determined that the best way for TRATON to appreciate the true value of a potential combination was to allow it to conduct due diligence and engage in further synergy discussions between TRATON and with the Company. The Board determined to proceed as outlined by Mr. Clarke.
On September 14, 2020, the Board issued a statement regarding the $43 proposal expressing the Board’s view that while the proposal significantly undervalued the Company, it did represent a starting point for further exploring the possibility of a transaction. The Board expressed publicly its belief that TRATON could appreciate the true value of the Company by conducting due diligence and engaging in further synergy discussions with the Company.
2021 Proxy Statement	63

PROPOSAL 1
On September 15, 2020, representatives of the Company, TRATON and their respective legal advisors spoke via telephone to discuss the due diligence process.
On September 17, 2020, at the direction of Mr. Kramer, Sullivan & Cromwell sent a draft confidentiality agreement to Davis Polk. Between September 17 and September 23, 2020, the parties and their respective legal advisors exchanged drafts of the confidentiality agreement, and on September 23, 2020 the parties executed the confidentiality agreement.
During the weeks of September 14, 2020 and September 21, 2020, representatives of the Company, TRATON and their respective legal advisors held several diligence calls to discuss certain diligence matters relating to the Company.
On September 24, 2020, Messrs. Borst, Clarke and Renier met via video conference with Messrs. Gründler, Schulz and Kim, and presented an analysis of potential transaction pre-tax run-rate synergies subject to a five year phase-in period, which included (1) an estimate of potentially achievable incremental cost synergies in the range of $580,000,000 to $966,000,000 relating to procurement, manufacturing, engineering and selling, general and administrative expenses from common design and supplier rationalization, consolidation of operations, standardization of processes, and elimination of duplicative activities, (2) an estimated $80,000,000 in emerging technologies duplicative investment cost avoidance, (3) a range of $160,000,000 to $200,000,000 in revenue synergies through the introduction of new trucking products in North America, (4) a range of $63,000,000 to $95,000,000 in captive finance synergies leading to market share growth by leveraging an existing finance company in North America with a lower cost of funds and revised capital structure, and (5) $188,000,000 to $197,000,000 in cost of capital synergies by refinancing Navistar's debt (in addition to the synergies currently achieved by the companies through their existing Strategic Alliance) from a full combination. The synergy analysis presented by Company management to TRATON included Company management's view on opportunities for TRATON to realize additional synergies internally; however, the foregoing estimates did not include the estimated costs to implement any of the synergy opportunities.
Also on September 24, 2020, the Company opened a virtual data room to TRATON and its advisors. The due diligence process continued through November 6, 2020. The scope of due diligence conducted by TRATON and its advisors included, among other things, financial, operational, legal, compliance, environmental, intellectual property and information technology, labor and human resources, litigation, real property, tax and other due diligence matters.
On September 29, 2020, Davis Polk sent an initial draft of the Merger Agreement to Sullivan & Cromwell.
On October 3, 2020, Davis Polk sent Sullivan & Cromwell an initial draft of the Voting Agreements.
On October 7, 2020, the Board met via video conference, with certain members of the Company’s senior management and representatives of J.P. Morgan, PJT Partners and Sullivan & Cromwell in attendance. Mr. Borst provided an update on the Company’s December 2019 strategic plan, and the Company’s current outlook as described in the Base Case and Upside Case management projections, as further described in the section entitled “The Merger—Certain Company Forecasts” beginning on page 81. A representative of J.P. Morgan presented certain preliminary valuation analyses, based on the Base Case and Upside Case management projections provided by Company management. A representative of PJT Partners presented the $43 proposal and a preliminary, illustrative pro forma analysis. The Board discussed the financial presentations as well as the upcoming meetings between representatives of the Company and TRATON scheduled for October 9 and 10, 2020. Mr. Clarke stated that the Board may need to convene for a telephonic meeting over the weekend depending on how the meetings between TRATON and the Company progressed.
Also on October 7, 2020, Sullivan & Cromwell sent Davis Polk a revised draft of the Merger Agreement. From October 7, 2020 until the execution of the Merger Agreement on November 7, 2020, the parties and their respective legal advisors exchanged several drafts of, and engaged in numerous discussions and negotiations concerning the terms of, the Merger Agreement. Primary areas of discussion and negotiation included the scope and terms of the interim operating restrictions on the Company with respect to employee matters and financing matters, the inclusion of certain exclusions to the “Material Adverse Effect” provision, including an exclusion for COVID-19 and COVID-19 Measures, the Termination Fee, TRATON’s obligation to obtain regulatory approval, the End Date and the closing condition relating to required regulatory approvals. The parties also had extensive discussions and negotiations with respect to the “deal protection” provisions, particularly the “force the vote” provisions which, as initially proposed by TRATON, would allow the Board to negotiate with third parties who made an unsolicited and bona fide Superior Proposal, from a financial point of view to its stockholders, subject to customary restrictions, and change its recommendation to support the Merger Agreement in connection with such Superior Proposal or an Intervening Event but would not allow the Company to terminate the Merger Agreement in order to enter into a definitive agreement in connection with a Superior Proposal or in connection with an Intervening Event prior to the Company’s stockholders voting on the approval and adoption of the Merger Agreement. In connection with the “force the vote” provisions, TRATON proposed that the Voting Agreements would remain in effect following a change in the Board’s
2021 Proxy Statement	64

PROPOSAL 1
recommendation; provided, however, that a reduced portion of each of the MHR Stockholders and the Icahn Stockholders shares of common stock would remain subject to the Voting Agreements. After extensive discussion and negotiation between the Company, TRATON, Sullivan & Cromwell, Davis Polk, and the MHR Stockholders and Icahn Stockholders’ legal advisors, on October 28, 2020, TRATON agreed to permit the termination of the Merger Agreement in circumstances involving a Superior Proposal without a stockholder vote and to limit the application of the force the vote provisions to a change in the Board’s recommendation in connection with an Intervening Event, and on November 6, 2020, agreed that the Voting Agreements would terminate upon a change in the Board’s recommendation in the event of both a Superior Proposal and an Intervening Event.
Between October 9 and 11, 2020, representatives of the Company and representatives of TRATON met in Boston, Massachusetts, to discuss open diligence matters and negotiate, among other items, the terms of the $43 proposal, including the price.
On October 11, 2020, the Board met via video conference, with certain members of the Company’s senior management and a representative from Sullivan & Cromwell in attendance. Mr. Clarke provided an update on discussions with TRATON, TRATON’s indication that its $43 proposal would be withdrawn at 11:00 a.m. Central Time on October 14, 2020 if the Company did not accept it by such date and TRATON’s willingness to consider a written counteroffer.
On October 12, 2020, the Board met via video conference, with certain members of the Company’s senior management and representatives of J.P. Morgan, PJT Partners and Sullivan & Cromwell in attendance. The Board continued to discuss a potential response to TRATON following the Company’s senior management’s meeting with TRATON’s senior management on October 9 and 10, 2020. After lengthy discussion, it was agreed that Company management would approach TRATON with a $50 per share counter proposal and, if necessary, introduce the concept of a contingent value right, with an upside and a downside (the “$50 counter proposal”), and request that TRATON’s stated acceptance deadline of October 14, 2020 be extended.
On October 13, 2020, Messrs. Clarke and Borst spoke with Messrs. Gründler and Schulz to discuss the $50 counter proposal and the possibility of including contingent value rights in the Merger Agreement. Messrs. Gründler and Schulz rejected the $50 counter proposal.
On October 14, 2020, Mr. Borst contacted Mr. Gründler and asked if TRATON was interested in considering using contingent value rights to acquire the Company based on the $50 counter proposal. Mr. Gründler rejected the proposal.
On October 14, 2020, the Board met via video conference, with certain members of the Company’s senior management and representatives of J.P. Morgan, PJT Partners and Sullivan & Cromwell in attendance. Mr. Clarke advised the Board of TRATON’s response to the $50 counter proposal. He stated that TRATON rejected the $50 counter proposal and the request for extension of the acceptance deadline and noted that the $43 proposal would expire at 11:00 a.m. Central Time on such date.
Later on October 14, 2020, Messrs. Gründler and Schulz sent Mr. Clarke a letter stating that TRATON’s $43 proposal would automatically expire if not accepted by 6:00 p.m. Central European Time on Friday, October 16, 2020, thereby extending the acceptance deadline. Shortly thereafter on the same day, TRATON publicly disclosed the October 16, 2020 deadline for the Company to accept TRATON’s $43 proposal and filed an amendment to its Schedule 13D.
Following the public disclosure of TRATON’s letter on October 14, 2020, the Company was contacted by several stockholders encouraging the Company to accept TRATON’s $43 proposal.
On October 14 and 15, 2020, Messrs. Clarke and Borst spoke telephonically several times with Mr. Gründler to discuss increasing the offer price.
On October 15, 2020, each of Messrs. Icahn and Rachesky individually spoke with Mr. Gründler telephonically to discuss TRATON’s $43 proposal.
On October 15, 2020, the Board met telephonically to discuss making a formal counteroffer to TRATON of $44.50 per share in cash, subject to the completion of negotiation of definitive documentation (the “$44.50 counter proposal”).
On October 16, 2020, Messrs. Gründler, Schulz, Schartel and Kim had a telephone conversation with Messrs. Clarke, Borst and Kramer to further discuss the $44.50 counter proposal.
On October 16, 2020, the Board met via video conference, with certain members of the Company’s senior management and a representative from Sullivan & Cromwell in attendance, to review a draft response letter to TRATON formally making the $44.50 counter proposal. The Board approved the making of the $44.50 counter proposal and the sending of the letter. After the Board meeting, Mr. Clarke, on behalf of the Board, sent the letter to Mr. Gründler, making the $44.50 counter proposal in
2021 Proxy Statement	65

PROPOSAL 1
writing as a basis for finalizing definitive agreements in connection with a potential business combination between the Company and TRATON. The Company’s letter also stated that the $44.50 counter proposal had the support of the Company’s two largest stockholders, affiliates of Messrs. Icahn and Rachesky.
On October 16, 2020, after TRATON’s Executive Board and the Supervisory Board’s Executive Committee had granted approval, Messrs. Gründler and Schulz sent Mr. Clarke a letter confirming that the $44.50 counter proposal was an acceptable basis to TRATON for finalization of definitive agreements and stating that TRATON would make a public announcement confirming that its previously announced deadline for the Company’s acceptance of its $43 proposal was no longer in effect. Shortly thereafter on the same day, TRATON made an ad-hoc announcement mandatorily required under European and German capital markets regulations and issued a press release confirming that its previously announced deadline was no longer in effect.
Later on October 16, 2020, Davis Polk sent Sullivan & Cromwell a revised draft of the Merger Agreement.
On October 19, 2020, TRATON filed an amendment to its 13D which included the letter sent from Messrs. Gründler and Schulz to Mr. Clarke on October 16, 2020.
On October 19, 2020, Sullivan & Cromwell sent revised drafts of the Merger Agreement and Voting Agreements to Messrs. Icahn and Rachesky’s respective legal advisors.
On October 19, 2020, Davis Polk sent Sullivan & Cromwell LLP a draft amendment to the confidentiality agreement for the purpose of expanding the scope of the definition of TRATON’s “Representatives” to include actual and potential debt financing sources or hedge counterparties in connection with the potential business combination between the Company and TRATON. Between October 19 and October 28, 2020, the parties and their respective legal advisors exchanged drafts of the amendment to the confidentiality agreement, and on October 28, 2020 the parties executed the amendment to the confidentiality agreement.
On October 19, 2020, Sullivan & Cromwell sent Davis Polk a revised draft of the Merger Agreement, and on October 22, 2020, Sullivan & Cromwell sent Davis Polk a further revised draft of the Merger Agreement.
On October 25, 2020, Sullivan & Cromwell sent Davis Polk a revised draft of the Voting Agreements. From October 25, 2020 until the execution of the Voting Agreements on November 7, 2020, the Icahn Stockholders, the MHR Stockholders, the Company and TRATON and their respective legal advisors exchanged several drafts of and engaged in numerous discussions and negotiations concerning the terms of, the Voting Agreements. The Company and Sullivan & Cromwell served as a liaison between the Icahn Stockholders, the MHR Stockholders and their respective counsel, and TRATON and Davis Polk with respect to such negotiations. Extensive areas of discussion and negotiation included the requirements to vote for and against certain proposals put forth by the Company and TRATON at the Annual Meeting, the restrictions on the transfers of common stock and the continued effectiveness of the Voting Agreements in the case of an adverse recommendation change by the Board. Following such discussions and negotiations, TRATON agreed to limit the Icahn Stockholders and MHR Stockholders voting obligations to certain proposals made by the Company and agreed to terminate the Voting Agreements upon an adverse recommendation change by the Board in connection with the Merger Agreement force the vote provision negotiations. The Icahn Stockholders and MHR Stockholders agreed to support the Merger due to (i) the premium on the Company’s stock price as described in the section “The Merger—Reasons for the Merger; Recommendation of the Company’s Board of Directors” beginning on page 69, (ii) TRATON’s agreement to terminate the Voting Agreement upon an adverse recommendation by the Board as described above, and (iii) the Company’s prospects as an independent company.
On October 28, 2020, Davis Polk sent Sullivan & Cromwell revised drafts of the Merger Agreement and the Voting Agreements.
Between approximately October 13, 2020 and November 6, 2020, members of TRATON’s management team provided an update to members of TRATON’s Supervisory Board on the status of the acquisition process, including with respect to due diligence findings, valuation and negotiations of the Merger Agreement and Voting Agreements.
On October 29, 2020, at TRATON’s direction, representatives of Goldman Sachs and BofA Securities, on behalf of TRATON, sent representatives of J.P. Morgan and PJT Partners, on behalf of the Company, TRATON’s proposal for a $150,000,000 termination fee, which represents approximately 3.36% of the total estimated diluted equity value of the Company, as calculated based on common stock issued and outstanding as of August 31, 2020. Promptly following the receipt of such proposal, representatives from J.P. Morgan and PJT Partners forwarded such proposal to Messrs. Borst and Kramer at the Company.
On October 31, 2020, Sullivan & Cromwell sent Davis Polk a revised draft of the Merger Agreement.
2021 Proxy Statement	66

PROPOSAL 1
Between November 2 and 6, 2020, representatives of the Company and TRATON, together with representatives of Sullivan & Cromwell and Davis Polk, met telephonically to discuss the remaining open items in the Merger Agreement, including the interim operating restrictions, the inclusion of certain exclusions to the “Material Adverse Effect” provision, including an exclusion for COVID-19 and COVID-19 Measures, “deal protection” provisions (including the Termination Fee and the force-the-vote provisions), TRATON’s obligation to obtain regulatory approvals, closing conditions and certain employee-related matters. During the November 3, 2020 negotiations, TRATON agreed to a reduced termination fee of $125,000,000, which represented 2.80% of the total estimated diluted equity value of the Company, as calculated based on common stock issued and outstanding as of November 6, 2020.
On November 4, 2020, PJT Partners provided the Company with a supplemental relationship disclosure letter as an update to its February 3, 2020 letter, describing relationships with various entities associated with the potential transaction.
On November 4, 2020, Davis Polk sent Sullivan & Cromwell a revised draft of the Merger Agreement and the Voting Agreements. Key open issues included the scope of exceptions to the definition of “Material Adverse Effect,” the force-the vote provision and the scope of the regulatory approvals closing condition.
On November 5, 2020, Davis Polk sent Sullivan & Cromwell a further revised draft of the Merger Agreement.
On November 5, 2020, representatives of Sullivan & Cromwell, Davis Polk and Mr. Icahn’s legal advisors met telephonically to discuss certain key open issues on the Merger Agreement and the Voting Agreement, including the scope of exceptions to the definition of “Material Adverse Effect” and the termination of the Voting Agreements in the case of an adverse recommendation change by the Board.
On November 5, 2020, TRATON and BofA Securities amended the BofA Securities engagement letter to provide for the delivery of a fairness opinion and adjustments to BofA Securities’ fees.
On November 5, 2020, TRATON entered into an amendment to its engagement letter with Goldman Sachs Bank Europe SE, whereby, among other things, TRATON consented to and directed Goldman Sachs Bank Europe SE to disclose to Volkswagen AG, including the Volkswagen Management Board and the Volkswagen Supervisory Board, the fairness opinion that may be rendered to TRATON’s Executive Board and TRATON’s Supervisory Board, together with a summary of Goldman Sachs Bank Europe SE’s financial analyses underlying such fairness opinion summarized under the section entitled “Special Factors—Opinion of Goldman Sachs Bank Europe SE” beginning on page 34, such provision to be subject to the terms of a non-reliance letter agreement entered into on November 4, 2020 between Goldman Sachs Bank Europe SE and Volkswagen AG.
On November 5, 2020, J.P. Morgan provided the Company with an updated relationship disclosure letter describing relationships with various entities associated with the potential transaction. Following review of this information by Mr. Borst and Mr. Kramer, the Company’s senior management determined that based on each of J.P Morgan and PJT Partners updated relationship disclosures, nothing in such disclosures would prevent J.P. Morgan or PJT Partners from delivering their fairness opinions to the Company as financial advisors in connection with the proposed transaction.
On November 6, 2020, Sullivan & Cromwell and Davis Polk exchanged revised drafts of the Merger Agreement and Voting Agreements.
On November 6, 2020, the Board met via video conference with certain members of the Company’s senior management and representatives of J.P. Morgan, PJT Partners and Sullivan & Cromwell in attendance. Mr. Clarke reviewed the status of the Company’s discussions and negotiations with TRATON and a representative from Sullivan & Cromwell reviewed with the Board its fiduciary duties under Delaware law in considering a potential business combination with TRATON. Representatives from J.P. Morgan and PJT Partners reviewed with the Board the financial analyses they performed in connection with the potential business combination with TRATON, as described further in the sections entitled “The Merger—Opinions of the Company’s Financial Advisors—Opinion of J.P. Morgan Securities LLC” beginning on page 74 and “The Merger—Opinions of the Company’s Financial Advisors—Opinion of PJT Partners LP” beginning on page 76 respectively. Representatives from Sullivan & Cromwell reviewed the key terms of the Merger Agreement and the Voting Agreements.
On November 7, 2020, the TRATON Executive Board and TRATON Supervisory Board met with representatives of BofA Securities and Goldman Sachs Bank Europe SE in attendance. Representatives from BofA Securities and Goldman Sachs Bank Europe SE reviewed with the TRATON Management Board and Supervisory Board the financial analyses they performed in connection with the potential business combination with the Company; highlighting certain valuation methods and financial metrics that had been prepared and analyzed as part of BofA Securities and Goldman Sachs Bank Europe SE’s evaluation of the potential business combination, as described further in the sections entitled “Special Factors—Opinion of Bank of America
2021 Proxy Statement	67

PROPOSAL 1
Europe DAC” beginning on page 28 and entitled “Special Factors—Opinion of Goldman Sachs Bank Europe SE” beginning on page 34 respectively. At the request of TRATON’s Executive Board and TRATON’s Supervisory Board, representatives of BofA Securities rendered their oral opinion, which was confirmed by delivery of a written opinion dated November 7, 2020, to the effect that, as of the date thereof and based on and subject to various assumptions and limitations described in its opinion, the Merger Consideration to be paid by TRATON was fair, from a financial point of view, to TRATON. At the request of TRATON’s Executive Board and TRATON’s Supervisory Board, representatives of Goldman Sachs Bank Europe SE then rendered to the TRATON Executive Board and TRATON Supervisory Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated November 7, 2020, that, as of such date and based upon and subject to the factors and assumptions set forth therein, the $44.50 in cash per share of the Company’s common stock to be paid by TRATON pursuant to the Merger Agreement was fair from a financial point of view to TRATON, as described further in the section entitled “Special Factors—Opinion of Goldman Sachs Bank Europe SE” beginning on page 34. Following further discussion, the TRATON Executive Board and TRATON Supervisory Board thereafter approved the Merger, the Merger Agreement and the Voting Agreements and approved TRATON incurring an intercompany loan from Volkswagen International Luxemburg S.A., a wholly owned indirect subsidiary of Volkswagen AG, as described further in the section entitled “The Merger—Financing of the Merger” beginning on page 86. All of the members of TRATON’s Executive Board and TRATON’s Supervisory Board voted in favor of these resolutions.
On November 7, 2020, the Volkswagen Management Board and the Volkswagen Supervisory Board each held a meeting during which they were informed by representatives of TRATON of the results of the due diligence investigation and the negotiations with the Company. At TRATON’s direction, representatives of Goldman Sachs Bank Europe SE orally described for the Volkswagen Management Board and the Volkswagen Supervisory Board the opinion Goldman Sachs Bank Europe SE had orally rendered to TRATON’s Executive Board and TRATON’s Supervisory Board to the effect that the $44.50 per share of the Company’s common stock to be paid by TRATON pursuant to the Merger Agreement was fair from a financial point of view to TRATON, and provided an overview of the financial analyses summarized under the section entitled “Special Factors—Opinion of Goldman Sachs Bank Europe SE” beginning on page 34, in each case on a non-reliance basis and solely for informational purposes of Volkswagen AG in connection with its internal corporate approval as majority stockholder of TRATON of TRATON’s acquisition of the Company. In their meeting the Volkswagen Management Board and the Volkswagen Supervisory Board approved the Merger, the Merger Agreement and the Voting Agreements. The Volkswagen Management Board and the Volkswagen Supervisory Board also approved the grant by Volkswagen International Luxemburg S.A., a wholly owned indirect subsidiary of Volkswagen AG, of an intercompany loan to Parent, as described further in the section entitled “The Merger—Financing of the Merger” beginning on page 86.
On November 7, 2020, the Board met via video conference with certain members of the Company’s senior management and representatives of J.P. Morgan, PJT Partners and Sullivan & Cromwell in attendance. Mr. Clarke reported that the Volkswagen Management Board, Volkswagen Supervisory Board, TRATON’s Executive Board and TRATON’s Supervisory Board approved the transaction and the Merger Agreement earlier that day. A representative of Sullivan & Cromwell reminded the Board of the fiduciary duties discussion from the previous day. At the request of the Board, representatives of each of J.P. Morgan and PJT Partners rendered its respective oral opinion—subsequently confirmed by delivery of written opinions by each of J.P. Morgan and PJT Partners on November 7, 2020—that as of the date thereof and based upon and subject to, among other things, the procedures followed, assumptions made, and qualifications and limitations on the review undertaken by J.P. Morgan and PJT Partners, respectively, in connection with each opinion, the Merger Consideration to be received by the holders of the Company’s common stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders. For a detailed discussion of J.P. Morgan’s and PJT Partners’ opinions, see the section entitled “The Merger—Opinion of the Financial Advisors to the Company” beginning on page 74. A representative of Sullivan & Cromwell reviewed the resolutions the Board would be adopting if it determined that the transaction was fair to and in the best interest of the Company and the Company’s stockholders and to enter into the transaction. Following further discussion, the Board thereafter (i) determined that the Merger Agreement, the Voting Agreements, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and its stockholders; (ii) approved and declared advisable that the Company enter into the Merger Agreement; (iii) adopted the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, (iv) directed that the Merger Agreement be submitted to the Company’s stockholders for consideration and adoption at the stockholder meeting; and (v) recommended that the Company’s stockholders vote to adopt the Merger Agreement and to approve and adopt such other matters that are submitted for their approval and/or adoption in connection with the Merger Agreement at the stockholder meeting. All of the Company’s directors voted in favor of these resolutions with the exception of Mr. Schulz, who had recused himself from the meeting due to his affiliation with TRATON.
2021 Proxy Statement	68

PROPOSAL 1
On November 7, 2020, the Company, TRATON and Merger Subsidiary executed the Merger Agreement, which was announced by an ad-hoc announcement mandatorily required under European and German capital markets regulations and in a joint press release issued by the Company and TRATON thereafter. TRATON, Merger Subsidiary and the Icahn Stockholders and MHR Stockholders entered into the Voting Agreements concurrently with the execution of the Merger Agreement.
Reasons for the Merger; Recommendation of the Company’s Board of Directors
The Board recommends that you vote “FOR” approval of the Merger Proposal.
The Board, at a meeting held on November 7, 2020, (i) determined that the Merger Agreement, the Voting Agreements, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and its stockholders; (ii) approved and declared advisable that the Company enter into the Merger Agreement; (iii) adopted the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement; (iv) directed that the Merger Agreement be submitted to our stockholders for consideration and adoption at the Annual Meeting; and (v) recommended that our stockholders vote to adopt the Merger Agreement and to approve and adopt such other matters that are submitted for their approval and/or adoption in connection with the Merger Agreement at the Annual Meeting. Approval of the Merger Proposal requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock as of the close of business on the record date for the Annual Meeting.
In the course of reaching its determination and recommendation, the Board consulted with and received the advice and assistance of the Company’s outside legal and financial advisors and senior management at various times. See the sections entitled “The Merger—Background of the Merger” beginning on page 58 and “The Merger—Opinions of the Financial Advisors to the Company” beginning on page 74.
Potential Positive Factors.
In recommending that stockholders vote in favor of adoption of the Merger Agreement, the Board considered a number of factors, including, among others, the following (which factors are not necessarily in order of relative importance) that the Board believes support its decision:
•
Attractive Value. The Board considered that the per share Merger Consideration provides our stockholders with an attractive value for their shares of our common stock in light of a number of factors, including:

○	The per share Merger Consideration constitutes a premium of:
•
approximately 84.88% to the closing price of the Company’s common stock as of January 30, 2020, the last trading day prior to the announcement by TRATON of its unsolicited offer to acquire the Company for $35.00 per share,

•	approximately 58.14% to the volume-weighted average price of shares of the Company’s common stock for the 30 trading days ended January 30, 2020,
•
approximately 24.16% to the closing price of the Company’s common stock as of September 9, 2020, the last trading day prior to the Company’s confirmation of a revised proposal from TRATON to acquire the Company for $43.00 per share, and

•	approximately 2.61% to the closing price of the Company’s common stock as of November 6, 2020, the last trading day prior to the public announcement of the execution of the Merger Agreement.
○
Negotiations with TRATON. The Board considered the improvement in the per share Merger Consideration offered by TRATON, after negotiation with the Company and its advisors, from $35.00 per share of our common stock on January 30, 2020 to $43.00 per share of our common stock on September 9, 2020 and then finally to $44.50 per share of our common stock on October 15, 2020, which price the Board believes was in the best interests of the Company and our stockholders and represented the highest per share consideration reasonably attainable at the time as described in the section entitled “The Merger—Background of the Merger” beginning on page 58.

○
Receipt of Fairness Opinions from J.P. Morgan and PJT Partners. The Board considered the financial analyses presented to the Board by J.P. Morgan and PJT Partners. The Board also considered the oral opinions of J.P. Morgan and PJT Partners, each rendered to the Board on November 7, 2020, subsequently confirmed in their written opinions dated November 7, 2020, that as of the date thereof, and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and

2021 Proxy Statement	69

PROPOSAL 1
limitations upon the reviews undertaken by both J.P. Morgan and PJT Partners in connection with their opinions (which are stated therein), the Merger Consideration to be received by the holders of shares of our common stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below in the sections entitled “The Merger—Opinions of the Company’s Financial Advisors—Opinion of J.P. Morgan Securities LLC” beginning on page 74, and which written opinion is attached in its entirety as Annex E hereto, and the section entitled “The Merger—Opinions of the Company’s Financial Advisors—Opinion of PJT Partners LP” beginning on page 76 , and which written opinion is attached in its entirety as Annex F hereto.
○
Certainty of Value. The per share Merger Consideration is all cash, which provides our stockholders immediate certainty of value and liquidity at the consummation of the Merger for their shares and enables our stockholders to realize value that has been created at the Company while eliminating long-term business and operational risk.

•
Value Relative to Stand-Alone Prospects. The Board’s belief that the per share Merger Consideration compares favorably to the potential long-term value of a share of our common stock if the Company were to remain as a stand-alone entity after taking into account the risks and uncertainties associated with this alternative, including the Company’s business, competitive position and current market and financial conditions. Specifically, among other things, the Board considered:

○
The anticipated synergies from the combination of the two companies, as identified through the Company’s strategic alliance with TRATON on procurement and technology development, including additional cost savings, a full integration of research and development capabilities and cost of capital opportunities, and the fact that the Company’s stockholders would have the certainty of participating in a portion of the benefits from these anticipated synergies through the premium on the Company’s common stock per share price to be paid in connection with the consummation of the Merger;

○
that taking into account the short-term impact that the COVID-19 pandemic has had on the Company’s business to date (including, a negative impact on truck and bus sales, in particular product segments where the Company has historically had a relatively stronger position, parts revenues due to decreased demand for truck and bus repairs, supply disruptions due to COVID-19 Measures and incremental working capital requirements resulting in the Company borrowing an additional $600,000,000to bolster its liquidity during COVID-19), the adverse impact of the pandemic could be sustained or even deepened in the future, and that at the time the Board approved the Merger Agreement, a “second wave” of COVID-19 cases in the United States appeared to be in the beginning stages and it was likely that a renewed round of COVID-19 Measures would follow;

○	the Board’s assessment of the Company’s historical and projected financial performance, including the July 2020 management projections and the Base Case and Upside Case management projections;
○
the challenges of operating as a public company, including balancing the competing needs for improved or stable stockholder returns on a quarter-to-quarter basis, on the one hand, with the need for increased spending to advance implementation of the Company’s growth initiatives under its long-term strategic plan, on the other hand;

○
the macroeconomic factors currently affecting the U.S. trucking market and the broad economic, political and commercial trends affecting the Company’s business and financial results, including the COVID-19 pandemic, and certain risk factors detailed in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended October 31, 2020, as well as broader economic and commercial trends affecting the Company’s business and financial results;

○	the manufacturing risks related to the effects of the COVID-19 pandemic; and
○	the risks and uncertainties relating to the competition in the trucking industry.
2021 Proxy Statement	70

PROPOSAL 1
•
Value Relative to Other Strategic Alternatives. Following consultation with its financial advisors, the Board’s belief that TRATON would be the potential transaction partner, and that seeking to consummate the Merger under the terms of the Merger Agreement would be, most likely to offer the best combination of value and closing certainty to stockholders. In reaching that determination, the Board considered, among other things:

○
that after the Company issued a press release publicly confirming TRATON’s initial $35.00 per share proposal in January 2020, the Company did not receive any inquiries from any other parties relating to a potential acquisition of the Company, as described in the section entitled “The Merger—Background of the Merger” beginning on page 58; and

○	the Board’s belief that the terms of the Merger Agreement, taken as a whole, are reasonable to the Company and its stockholders.
•
High Likelihood of Completion; Certainty of Payment. The Board considered its belief that, absent a Superior Proposal, the Merger represented a transaction that would likely be consummated based on, among other factors:

○
the reputation and financial condition of TRATON and its affiliates, and the Board’s perception that TRATON is willing to devote the resources necessary to complete the Merger in an expeditious manner;

○	the absence of any financing condition to the consummation of the Merger;
○
the fact that the conditions to the closing of the Merger are specific and limited in scope, and the definition of “material adverse effect” in the Merger Agreement contains certain carve-outs that make it less likely that adverse changes in the Company’s business between announcement and the closing of the Merger will provide a basis for TRATON to refuse to consummate the Merger, as described in the section entitled “the Merger Agreement—Conditions to the Merger” beginning on page 106, and as described in the section entitled “the Merger Agreement—Representations and Warranties of the Company” beginning on page 96;

○
the fact the September 30, 2021 end date allows for sufficient time to consummate the Merger, and such end date will be automatically extended to December 31, 2021 if all closing conditions (other than those that by their nature are to be satisfied at closing) are satisfied or waived (to the extent permitted by applicable law) other than the closing conditions relating to receipt of regulatory approvals, as described in the section entitled “the Merger Agreement—Termination” beginning on page 107;

○	the fact that the Merger is not subject to the approval of TRATON’s stockholders;
○
TRATON’s representation that it will have, at the closing, all funds necessary to satisfy all of its obligations under the Merger Agreement, including payment of the Merger Consideration as described in the section entitled “The Merger Agreement—”Representations and Warranties of Parent” beginning on page 96;

○
the support of the Merger by the Icahn Stockholders and MHR Stockholders, who each entered into voting agreements pursuant to which they agreed to vote their shares of common stock in favor of the Merger and the other transactions contemplated by the Merger Agreement as described in the section entitled “The Voting Agreements” beginning on page 111; and

○
the Board’s determination not to condition the approval of the Merger on the approval of a majority of the Company's unaffiliated security holders because over 80% of the issued and outstanding shares of the Company are owned by shareholders not affiliated with TRATON, and because such approval is not required under Delaware law.

•	Other Terms of the Merger Agreement. The Board considered other terms and conditions of the Merger Agreement and related transaction documents, including:
○
the provision allowing the Board to change its recommendation prior to obtaining the Company Stockholder Approval in specified circumstances relating to a Superior Proposal or Intervening Event, subject to TRATON’s right to terminate the Merger Agreement and receive payment of the Termination Fee, as described in the sections entitled “The Merger Agreement—Termination” beginning on page 107, and “The Merger Agreement—Termination Fee” beginning on page 108; and

○
the provisions requiring the Company and TRATON to use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary or advisable on their respective parts under the Merger Agreement and applicable law to consummate and make effective the Merger and the

2021 Proxy Statement	71

PROPOSAL 1
other transactions contemplated by the Merger Agreement as promptly as practicable, including among other things, obtaining certain regulatory approvals for the Merger, as described in the sections entitled “The Merger Agreement—Filings; Other Actions; Notification” beginning on page 103 and “The Merger—Regulatory Approvals” beginning on page 91.
•
Opportunity for the Company’s Stockholders to Vote. The Board considered the fact that the Merger would be subject to the approval of the Company’s stockholders, and the stockholders would be free to evaluate the Merger and vote for or against the adoption of the Merger Agreement at the Annual Meeting.

•
Appraisal Rights. The Board considered the availability of statutory appraisal rights under Delaware law in connection with the Merger for the Company’s stockholders who timely and properly exercise such rights in compliance with Section 262 of the DGCL and the absence of any closing conditions in the Merger Agreement related to the exercise of appraisal rights by the Company’s stockholders. See the section entitled “Appraisal Rights” beginning on page 198.

•
Board Independence. The Merger and the Merger Agreement were approved by a majority of directors of the Board that (i) are not employees of the Company or any of its subsidiaries, (ii) are not affiliated with Parent or its affiliates, and (iii) have no financial interest in the Merger that is different from that of the Company’s unaffiliated shareholders, other than as discussed below under the heading “Interests of Certain Persons in the Merger” beginning on page 87.

Potential Negative Factors.
In the course of reaching its recommendation, the Board also considered a variety of risks and potentially negative factors concerning the Merger and the Merger Agreement, including the following (which factors are not necessary in order of relative importance) among others:
•
the potential loss of the strategic alliance with TRATON if TRATON decides to sell its shares of common stock and terminate the strategic alliance arrangements if the Company did not enter into the Merger Agreement;

•
that Company stockholders will have no ongoing equity participation in the Company following the Merger and Company stockholders will cease to participate in the Company’s future earnings, dividends or growth, if any, and will not benefit from increases, if any, in the value of the Company following the Merger;

•
the risk that all conditions to the parties’ obligations to consummate the Merger, including obtaining or maintaining certain regulatory approvals, will not be satisfied on a timely basis or at all and that the Merger therefore will be delayed or will not be consummated, including the risk that obtaining or maintaining such approvals could be affected adversely by potential changes in law in the relevant jurisdictions;

•
the risk that the pendency of the Merger or failure to consummate the Merger could adversely affect the operations of the Company and its subsidiaries and the relationships of the Company and its subsidiaries with their respective employees (including making it more difficult to attract and retain key personnel), customers, suppliers and others with whom they have business dealings;

•	the effect that a failure to consummate the Merger could have on the price of our common stock and on the market’s perceptions of the Company’s prospects, resulting in loss of value to stockholders;
•
the restrictions imposed by the terms of the Merger Agreement on the conduct of the Company’s business prior to consummation of the Merger, which may delay or prevent the Company from capitalizing on business opportunities that may arise pending consummation of the Merger, and the resultant risk if the Merger is not consummated, as described in the section entitled “The Merger Agreement—Conduct of Our Business Pending the Merger” beginning on page 99;

•
the significant effort and cost involved in connection with negotiating the Merger Agreement and consummating the Merger (including certain costs and expenses if the Merger is not consummated), the substantial time and effort of management required to effectuate the Merger and the potential further disruptions to the Company’s day-to-day operations during the pendency of the Merger;

•
the restrictions imposed on the Company under the Merger Agreement with respect to actively soliciting, or, subject to certain exceptions, participating in discussions or negotiations relating to, Acquisition Proposals from third parties; and the right afforded to TRATON under the Merger Agreement to match Acquisition Proposals that the Board

2021 Proxy Statement	72

PROPOSAL 1
determines in good faith are Superior Proposals may discourage third parties that might otherwise have an interest in a business combination with, or an acquisition of, the Company, as described in the section entitled “The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Changes” beginning on page 101;
•
the possibility that the Company may be required to pay TRATON the Termination Fee under certain circumstances following termination of the Merger Agreement, including if the Board changes its recommendation in light of an Intervening Event or terminates the Merger Agreement to accept a Superior Proposal, which, while as a percentage of the equity value of the Company is within a customary range for similar transactions, may discourage other parties that otherwise might have an interest in a business combination with, or an acquisition of, the Company or may reduce the price offered by such other parties in a competing bid, as described in the section entitled “The Merger Agreement—Termination Fee” beginning on page 108;

•
as the Merger has a potential end date as late as December 31, 2021, the possibility that the stockholders could be asked to vote to adopt the Merger Agreement well in advance of completion of the transaction, depending on when the transaction actually closes;

•	the fact that the receipt of cash in exchange for our common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes for many of our stockholders; and
•
the fact that the Company’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders, including, among other things, the settlement of equity awards held by directors and executive officers, the payment of severance benefits to executive officers upon a qualifying termination of employment following the Merger, and the interests of the Company’s directors and officers in being entitled to continued indemnification, advancement of expenses and insurance coverage from the surviving corporation, as described in the section entitled “The Merger—Interests of Certain Persons in the Merger” beginning on page 87.

Following the Board’s consideration of the foregoing potentially negative factors relevant to the Merger, the Board concluded that such potentially negative factors were outweighed by the positive benefits to the Merger.
In the course of reaching its decision to approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, the Board did not consider the liquidation value of the Company, and did not believe it to be a relevant valuation methodology because the Board considered the Company to be a viable, going concern, and considered determining a liquidation value to be impracticable given the significant execution risk involved in any breakup of the Company and that the Company will continue to operate its business following the Merger. The Board also did not consider net book value as relevant valuation methodology because the Board believed that net book value is not a material indicator of the value of the Company as a going concern because net book value does not take into account the prospects of the Company, market conditions, or trends or business risks inherent in the industry in which the Company operates but rather is indicative of historical costs. Further, the Board was not aware of any firm offer for a merger, sale of all or a substantial part of the Company’s assets, or a purchase of a controlling amount of the Company securities having been received by the Company from any third party other than the proposals received from Parent in connection with the transaction described in this Proxy Statement, in the two years preceding the signing of the Merger Agreement.
The Board did not seek to establish a pre-merger going concern value for the Company, and therefore no such value was considered by the Board in making its fairness determination on behalf of the Company. Rather, the Board believed that the financial analyses presented by J.P. Morgan and PJT Partners, as more fully described below in the sections entitled “The Merger—Opinions of the Company’s Financial Advisors—Opinion of J.P. Morgan Securities LLC” beginning on page 74, and which written opinion is attached in its entirety as Annex E hereto, and the section entitled “The Merger—Opinions of the Company’s Financial Advisors—Opinion of PJT Partners LP” beginning on page 76, and which written opinion is attached in its entirety as Annex F hereto, on which the Board relied, among other factors, in making its recommendation, were indicative of going concern values for the Company as it continues to operate its business.
The foregoing discussion of the information and factors considered by the Board is intended to be illustrative and not exhaustive, but includes the material factors considered by the Board. In reaching its determination and recommendation, the Board did not quantify, rank or assign any relative or specific weight to any of the foregoing factors, and individual members of the Board may have considered various factors differently. The Board did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its
2021 Proxy Statement	73

PROPOSAL 1
ultimate recommendation. Moreover, in considering the information and factors described above, each individual member of the Board applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Board based its recommendation on the totality of the information presented.
The explanation of the factors and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”
Opinions of the Financial Advisors to the Company
The Company retained J.P. Morgan and PJT Partners as financial advisors to the Company in connection with the proposed Merger based on various factors including each bank’s industry expertise, qualifications and reputation with respect to financial advisory services and the Board’s determination that retaining two experienced financial advisors would be more conducive to maximizing value for the holders of the Company’s common stock. In connection with the engagement, the Board requested that J.P. Morgan and PJT Partners evaluate the fairness, from a financial point of view, of the consideration to be paid in the Merger to holders of the Company’s common stock.
Opinion of J.P. Morgan Securities LLC
The following is a summary of J.P. Morgan’s opinion and the methodology that J.P. Morgan used to render its opinion.
Pursuant to an engagement letter dated April 17, 2020, the Company retained J.P. Morgan as its financial advisor in connection with the proposed Merger and to deliver a fairness opinion in connection with the proposed Merger.
At the meeting of the Board on November 7, 2020, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Merger Consideration to be paid to the holders of the Company’s common stock in the proposed Merger was fair, from a financial point of view, to such stockholders. J.P. Morgan subsequently confirmed its November 7, 2020 oral opinion by delivering its written opinion to the Board, dated November 7, 2020.
The full text of the written opinion of J.P. Morgan which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex E to this proxy statement and is incorporated herein by reference in its entirety. The Company’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board and in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the Merger Consideration and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion as to the fairness of the Merger Consideration to the holders of any class of securities other than the holders of the Company’s common stock, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the proposed Merger or any other matter.
In arriving at its opinion, J.P. Morgan, among other things:
(a)	reviewed a draft dated November 6, 2020 of the Merger Agreement and a draft dated November 6, 2020 of the Voting Agreements;
(b)	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;
(c)
compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Company common stock and certain publicly traded securities of such other companies;

(d)	reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and
(e)	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.
2021 Proxy Statement	74

PROPOSAL 1
In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.
In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Board, the Company or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to its engagement letter with the Company, did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or the Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the Merger and the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement, and that the definitive Merger Agreement and Voting Agreements would not differ in any material respects from the drafts thereof furnished to and reviewed by J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by the Company and Parent in the Merger Agreement and the related agreements are and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the Merger.
The projections furnished to J.P. Morgan for the Company were prepared by the Company’s management. The Company does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the Merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections, please refer to the section entitled “Certain Company Forecasts” beginning on page 81.
J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to the holders of the Company’s common stock in the proposed Merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to the holders of any other class of securities, creditors or other constituencies of the Company or the underlying decision by the Company to engage in the Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Merger, or any class of such persons relative to the Merger Consideration or with respect to the fairness of any such compensation.
J.P. Morgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any alternative transaction.
The terms of the Merger Agreement, including the Merger Consideration, were determined through arm’s length negotiations among the Company, Parent, and Merger Sub and the decision to enter into the Merger Agreement was solely that of the Board. J.P. Morgan’s opinion and financial analyses were among many factors considered by the Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Board or management with respect to the proposed Merger or the Merger Consideration.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to the Board on November 7, 2020 and contained in the presentation delivered to the Board on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion, as well as certain analyses utilized for reference purposes. The following summary, however, does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand
2021 Proxy Statement	75

PROPOSAL 1
alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.
Opinion of PJT Partners LP
The following is a summary of PJT Partners’ opinion and the methodology that PJT Partners used to render its opinion.
Pursuant to an engagement letter dated April 17, 2020, PJT Partners was retained by the Company to act as its financial advisor in connection with the proposed Merger and upon the Company’s request, to render its fairness opinion to the Board in connection therewith.
At a meeting of the Board on November 7, 2020, PJT Partners rendered its oral opinion, subsequently confirmed in its written opinion dated November 7, 2020, that, as of the date thereof and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken by PJT Partners in connection with the opinion (which are stated in its written opinion), the Merger Consideration to be received by the holders of Company common stock was fair to such holders from a financial point of view.
The full text of PJT Partners’ written opinion delivered to the Board, dated November 7, 2020, is attached as Annex F to this proxy statement and is incorporated herein by reference in its entirety. PJT Partners’ written opinion has been provided by PJT Partners at the request of the Board and is subject to, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by PJT Partners in connection with the opinion (which are stated therein). You are encouraged to read the opinion carefully in its entirety. PJT Partners provided its opinion to the Board in its capacity as such, in connection with and for purposes of its evaluation of the Merger only and PJT Partners’ opinion does not constitute a recommendation as to any action the Board should take with respect to the Merger or how any holder of the Company common stock should vote or act with respect to the Merger or any other matter. The following is a summary of PJT Partners’ opinion and the methodology that PJT Partners used to render its opinion. The summary of the PJT Partners opinion contained in this proxy statement is qualified in its entirety by reference to the full text of PJT Partners’ written opinion.
In arriving at its opinion, PJT Partners, among other things:
(a)	reviewed certain publicly available information concerning the business, financial condition and operations of the Company;
(b)	reviewed certain internal information concerning the business, financial condition and operations of the Company prepared and furnished to PJT Partners by the management of the Company;
(c)
reviewed certain internal financial analyses, estimates and forecasts relating to the Company, including projections that were prepared by or at the direction of the management of the Company and approved for PJT Partners’ use by the Board;

(d)
held discussions with members of senior management of the Company concerning, among other things, their evaluation of the Merger and the Company’s business, operating and regulatory environment, financial condition, prospects and strategic objectives;

(e)	reviewed the historical market prices and trading activity for the Company common stock;
(f)	compared certain publicly available financial and stock market data for the Company with similar information for certain other companies that PJT Partners deemed to be relevant;
(g)	reviewed a draft, dated November 6, 2020 of the Merger Agreement and a draft dated November 6, 2020 of the Voting Agreements; and
(h)	performed such other financial studies, analyses and investigations, and considered such other matters, as PJT Partners deemed necessary or appropriate for purposes of rendering its opinion.
In preparing its opinion, with the Board’s consent, PJT Partners relied upon and assumed the accuracy and completeness of the foregoing information and all other information discussed with or reviewed by PJT Partners, without independent verification thereof. PJT Partners assumed, with the Board’s consent, that the Company’s projections and the assumptions underlying the Company’s projections, and all other financial analyses, estimates and forecasts provided to PJT Partners by the Company’s management, were reasonably prepared in accordance with industry practice and represented the Company management’s
2021 Proxy Statement	76

PROPOSAL 1
best-then currently available estimates and judgments as to the business and operations and future financial performance of the Company. PJT Partners assumed no responsibility for and expressed no opinion as to the Company’s projections, the assumptions upon which they are based or any other financial analyses, estimates and forecasts that were prepared by or at the direction of the Company management and approved for PJT Partners’ use by the Company’s management. PJT Partners also assumed, with the Board’s consent, that there have been no material changes in the assets, financial condition, results of operations, business or prospects of the Company since the respective dates of the last financial statements of the Company made available to PJT Partners. PJT Partners relied, with the Board’s consent, on the Company management’s representations and/or projections regarding taxable income, standalone net operating loss utilization and other tax attributes of the Company. PJT Partners further relied, with the Board’s consent, upon the assurances of the Company’s management that it is not aware of any facts that would make the information and projections provided by it inaccurate, incomplete or misleading. PJT Partners was not asked to undertake, and did not undertake, an independent verification of any information provided to or reviewed by PJT Partners, nor was PJT Partners furnished with any such verification and PJT Partners did not assume any responsibility or liability for the accuracy or completeness thereof. PJT Partners did not conduct a physical inspection of any of the properties or assets of the Company. PJT Partners did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of the Company, nor was PJT Partners furnished with any such evaluations or appraisals, nor did PJT Partners evaluate the solvency of the Company under any applicable laws. PJT Partners also assumed, with the Board’s consent, that the final executed forms of the Merger Agreement and the Voting Agreements would not differ in any material respects from the drafts furnished to and reviewed by it and the consummation of the Merger would be effected in accordance with the terms and conditions of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the contemplated benefits of the Merger. PJT Partners did not express any opinion as to any tax or other consequences that might result from the Merger, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which it understood that the Company obtained such advice as it deemed necessary from qualified professionals. PJT Partners is not a legal, tax or regulatory advisor and relied upon, without independent verification, the assessment of the Company and its legal, tax and regulatory advisors with respect to such matters. PJT Partners did not express any opinion as to the relative fairness of the Merger Consideration to be received by one holder of Company common stock as compared to any other holder of Company common stock.
In arriving at its opinion, PJT Partners was not asked to solicit, and did not solicit, interest from any party with respect to any sale, acquisition, business combination or other extraordinary transaction involving the Company or its assets. PJT Partners did not consider the relative merits of the Merger as compared to any other business plan or opportunity that might be available to the Company or the effect of any other arrangement in which the Company might engage and its opinion did not address the underlying decision by the Company to engage in the Merger. PJT Partners’ opinion is limited to the fairness as of the date of the opinion, from a financial point of view, to the holders of Company common stock of the Merger Consideration to be received by such holders in the Merger, and PJT Partners’ opinion did not address any other aspect or implication of the Merger, the Merger Agreement, the Voting Agreements or any other agreement or understanding entered into in connection with the Merger or otherwise. PJT Partners further expressed no opinion or view as to the fairness of the Merger to the holders of any class of securities other than the holders of the Company’s common stock, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger. PJT Partners also expressed no opinion as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Merger Consideration or otherwise. PJT Partners’ opinion was necessarily based upon economic, market, monetary, regulatory and other conditions as they exist and could be evaluated, and the information made available to it, as of the date of the opinion. PJT Partners expressed no opinion as to the prices or trading ranges at which the Company’s common stock will trade at any time.
PJT Partners’ opinion does not constitute a recommendation to any holder of Company common stock as to how any stockholder should vote or act with respect to the Merger or any other matter. PJT Partners assumes no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinion. The issuance of PJT Partners’ opinion was approved by a fairness committee of PJT Partners in accordance with established procedures.
Summary of Material Financial Analyses
The following is a summary of the material financial analyses presented by the Financial Advisors to the Board in connection with rendering their respective opinions described above, as well as certain analyses utilized for reference purposes. In accordance with customary investment banking practice, the Financial Advisors employed generally accepted valuation methodologies in rendering their opinions to the Board on November 7, 2020 and contained in the presentation delivered to
2021 Proxy Statement	77

PROPOSAL 1
the Board on such date in connection with the rendering of such opinions. The following summary, however, does not purport to be a complete description of the financial analyses performed by or the data presented by the Financial Advisors to the Board in connection with rendering their opinions described above. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The Financial Advisors believe that the following summary and its analyses must be considered as a whole and that selecting portions of the following summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by the Financial Advisors, the tables must be read together with the full text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the Financial Advisors’ analyses. The order of analyses described does not represent the relative importance or weight given to those analyses by the Financial Advisors. In arriving at their opinions, the Financial Advisors did not attribute any particular weight to any analyses or factors considered by them and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support their opinions. Rather, the Financial Advisors each considered the totality of the factors and analyses performed in determining their opinions.
The projections furnished to the Financial Advisors for the Company were prepared by the Company’s management. The Company does not publicly disclose internal management projections of the type provided to the Financial Advisors in connection with the Financial Advisors’ analysis of the Merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Company’s management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections, please refer to the section entitled “Certain Company Forecasts” beginning on page 81.
Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, analyses made by the Financial Advisors are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, the Financial Advisors’ analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. Calculations of implied equity values per share of the Company’s common stock were rounded to the nearest $0.10.
Public Trading Multiples
Using publicly available information, the Financial Advisors compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which the Financial Advisors judged to be analogous to the Company. The companies selected by the Financial Advisors were as follows: The Volvo Group, Cummins Inc., Paccar Inc., CNH Industrial N.V., TRATON, Isuzu Motors Ltd and Hino Motors, Ltd. (each referred to as a “selected company” and together the “selected companies”).
These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for the purposes of the Financial Advisors’ analysis, may be considered sufficiently similar to those of the Company. However, none of the selected companies is identical to the Company, and certain of these companies may have characteristics that are materially different from those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect the Company.
Using publicly available information, for each selected company, the Financial Advisors reviewed the estimated adjusted total enterprise value (calculated as the market capitalization plus net debt, preferred stock, minority interest and tax-affected pension and other post-employment benefits less investments in affiliates and book value of the equity of the Company’s captive finance company) of each selected company as a multiple of 2021E Manufacturing EBITDAPO.
2021 Proxy Statement	78

PROPOSAL 1
Based on the results of this analysis and other factors the Financial Advisors considered appropriate, the Financial Advisors selected an adjusted total enterprise value to 2021E Manufacturing EBITDAPO multiple range of 7.0x to 12.0x and applied such range to the Company’s 2021E Manufacturing EBITDAPO included in the Base Case projections to calculate a range of implied per share equity values of the Company as of October 31, 2020. The following summarizes the result of these calculations:
	Implied Per Share Equity Value
	Low	High
Adjusted Total Enterprise Value / 2021E Manufacturing EBITDAPO	$12.60	$42.20
The ranges of implied per share equity values for the Company’s common stock were compared to the closing common stock price of the Company of $24.07 on January 30, 2020 and the Merger Consideration of $44.50 per share of common stock.
Discounted Cash Flow Analysis
The Financial Advisors conducted a discounted cash flow analysis for the purpose of determining the implied equity value per share for the Company’s common stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered cash flows generated by the asset and taking into consideration the time value of money with respect to those cash flows by calculating their present value. For purposes of the opinions of the Financial Advisors, “unlevered free cash flows” are the forecasted unlevered free cash flows that the Company would generate during fiscal years 2021 through 2026 as provided by the Base Case projections and during fiscal years 2027 through 2030 as provided by the Base Case extrapolations. Unlevered free cash flows consist of the manufacturing earnings before interest after taxes and manufacturing depreciation and amortization less capital expenditures and change in net working capital and certain other net long-term assets. For the purposes of the opinions of the Financial Advisors, “present value” refers to the current value of one or more future unlevered free cash flows from the asset and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, capitalized returns and other appropriate factors. For purposes of the opinions of the Financial Advisors, “terminal value” refers to the capitalized value of all cash flows from an asset for periods beyond the final extrapolation period.
In performing this analysis, the Financial Advisors used the forecasted unlevered free cash flows and also calculated a range of terminal values of the Company by applying perpetuity growth rates ranging from 1.0% to 2.0% to the unlevered free cash flow of the Company during the terminal year. The unlevered free cash flows and the range of terminal values were then discounted to present values as of October 31, 2020 using a range of discount rates from 9.5% to 10.5%, which were chosen by the Financial Advisors based upon an analysis of the weighted average cost of capital of the Company.
Based on the foregoing, this analysis indicated the following implied per share equity value range:
	Implied Per Share Equity Value
	Low	High
Discounted cash flow analysis	$30.00	$42.40
The ranges of implied per share equity values for the Company’s common stock were compared to the closing common stock price of the Company of $24.07 on January 30, 2020 and the Merger Consideration of $44.50 per share of common stock.
Other Information
For reference purposes only and not as a component of their fairness analyses, the Financial Advisors performed the following analyses:
•
Historical Trading Range. The Financial Advisors presented to the Board the trading range per share of the Company for the 52-week period ending January 30, 2020, which was $21.36 to $39.15 and compared that to the (i) closing price per share of the Company’s common stock on January 30, 2020 and (ii) the Merger Consideration. The Financial Advisors noted that the historical trading range analysis is not a valuation methodology and that such analysis was presented for reference purposes only and not as a component of the fairness analysis.

•
Analyst Price Targets. The Financial Advisors presented to the Board price targets as of January 30, 2020 and November 4, 2020 of certain public equity research analysts for the Company which provided a reference range of $30.00 to $45.00 and $43.00 to $50.00 per share respectively. The Financial Advisors noted that the analyst price targets analysis is not a valuation methodology and that such analysis was provided for reference purposes only and not as a component of the fairness analysis.

2021 Proxy Statement	79

PROPOSAL 1
•
Selected Transaction Analysis. Using publicly available information, the Financial Advisors examined selected transactions involving commercial vehicle companies engaged in businesses which the Financial Advisors judged to be sufficiently analogous to the business of the Company. For each of these selected transactions, the Financial Advisors calculated the Total Enterprise Value (“TEV”) as a multiple of the EBITDA for the 12-month period preceding the transaction (“LTM EBITDA”). Based on the results of this analysis and other factors that the Financial Advisors considered appropriate, the Financial Advisors selected a multiple reference range of TEV/LTM EBITDA of 10.0x to 15.0x. The TEV/LTM EBITDA multiples were then applied to the Company’s 2020 LTM EBITDA indicating an implied equity value per share range for the Company’s common stock of $19.00 to $37.50.

•
Discounted Cash Flow Analysis. The Financial Advisors performed the same Discounted Cash Flow Analysis as described above using the unlevered free cash flows as provided by the Upside Case projections and Upside Case extrapolations. This analysis indicated an implied equity value per share range for the Company’s common stock of $44.10 to $59.40.

General Matters Relating to J.P. Morgan
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.
J.P. Morgan has acted as financial advisor to the Company, with respect to the proposed Merger and will receive a fee equal to approximately $10,500,000 as of December 7, 2020, for its services, $2,000,000 of which became payable when the opinion was rendered to the Board and the remainder of which will become payable only if the proposed Merger is consummated. In addition, the Company has agreed to reimburse J.P. Morgan for out-of-pocket expenses and indemnify J.P. Morgan for certain liabilities arising out of its engagement. During the two years preceding the date of its opinion, neither J.P. Morgan nor its affiliates had any other material financial advisory or other material commercial or investment banking relationships with MHR Fund Management LLC or Icahn Enterprises L.P., each a significant shareholder of the Company. During the two years preceding the date of its opinion, J.P. Morgan and its affiliates had commercial or investment banking relationships with the Company and Parent for which J.P. Morgan and such affiliates received customary compensation. Such services during such period included acting as joint lead arranger and joint lead bookrunner on a credit facility of a subsidiary of the Company in May 2019 and joint lead bookrunner on an offering of debt securities of the Company in April 2020, and acting as joint lead bookrunner on the initial public offering of equity securities of the Parent in June 2019. In addition, during the two years preceding the date of its opinion, J.P. Morgan and its affiliates had commercial or investment banking relationships with Volkswagen AG for which J.P. Morgan and such affiliates received customary compensation. Such services during such period included acting as joint lead arranger and joint bookrunner on a credit facility of Volkswagen AG in December 2019, as joint lead bookrunner on offerings of debt securities of subsidiaries of Volkswagen in November 2019, June 2019 and March 2020 and acting as financial advisor to Volkswagen AG on a strategic investment in June 2020. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, for which it receives customary compensation or other financial benefits. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company, Parent and Volkswagen AG. In the ordinary course of J.P. Morgan’s businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, the Parent or Volkswagen AG for its own account or for the accounts of customers and, accordingly, J.P. Morgan may at any time hold long or short positions in such securities or other financial instruments.
General Matters Relating to PJT Partners
PJT Partners is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Company selected PJT Partners to act as financial advisor based on PJT Partners’ qualifications, expertise and reputation, its experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, its knowledge of the Company’s industry and its knowledge and understanding of the business and affairs of the Company.
2021 Proxy Statement	80

PROPOSAL 1
PJT Partners is acting as financial advisor to the Company with respect to the Merger. PJT Partners is entitled to a $2,000,000 opinion fee from the Company which became payable when the opinion was rendered to the Board and is creditable against a transaction fee that is payable contingent upon the consummation of the Merger, which is approximately $10,500,000 as of December 7, 2020. In addition, the Company has agreed to reimburse PJT Partners for out-of-pocket expenses and to indemnify PJT Partners for certain liabilities arising out of the performance of such services (including the rendering of its opinion).
In the ordinary course of PJT Partners’ and its affiliates’ businesses, PJT Partners and its affiliates may provide investment banking and other financial services to the Company and may receive compensation for the rendering of these services. During the two years preceding the date of its opinion, PJT Partners and certain of PJT Partners’ affiliated entities have advised the Company in connection with certain capital markets and liability management matters for which PJT Partners received fees, in the aggregate, of approximately $2,000,000. Based upon public filings, as of September 30, 2020, an affiliate of the MHR Group owned approximately 2% of the fully diluted shares outstanding of PJT Partners Inc., the indirect parent company of PJT Partners. PJT Partners has not advised or received fees from Parent or its affiliates during this period.
Certain Company Forecasts
The Company does not, as a matter of course, publicly disclose long-term financial projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in the ordinary course of business, the Company’s management prepares, solely for internal use, non-public, financial forecasts based on management’s estimate of the Company’s anticipated future operations.
Company management prepared its ordinary course strategic plan and financial forecast for fiscal years 2020 through 2024 (the “2020 Strategic Plan”), which management presented to the Board at its December 2019 Board meeting. The Company additionally shared the 2020 Strategic Plan with J.P. Morgan and PJT Partners in January of 2020 and with representatives of TRATON in February of 2020 and confirmed to TRATON that the 2020 Strategic Plan could be shared with its financial advisors.
Company management routinely updates its current year forecast based on evolving market conditions and its performance against previously set targets and budgets. During fiscal year 2020, in view of market conditions including the COVID-19 pandemic, Company management sensitized its strategic plan to assess the impact of COVID-19 on the Company’s both short and long term targets. The analysis in July was a preliminary sensitivity of Company management’s five-year growth assumptions based on fiscal year 2020 performance and emerging views on long term industry and market share growth targets. Company management further updated its analysis in October using two potential scenarios, as further described herein. In addition, in August 2020 Company management updated its operational overview and outlook for fiscal year 2020 (the “August 2020 operational update”), which was presented to the Board at a regularly scheduled meeting in August. Such August 2020 operational update was made available to representations of TRATON and its financial advisors in the virtual data room set up for the transaction in September of 2020.
In July 2020, in connection with the evaluation of the Merger, and at the request of the Chairman of the Board, the Company’s management prepared, based on market conditions including the COVID-19 pandemic, and presented to the Chairman’s Committee certain unaudited financial forecasts for the fiscal years 2020 to 2026 and certain unaudited financial extrapolations for the fiscal years 2027 to 2029 to assist the Chairman’s Committee with forming a view about the stand-alone valuation of the Company (the “July 2020 management projections”). The Company also provided the July 2020 management projections to J.P. Morgan and PJT Partners on July 9, 2020 and directed representatives of J.P. Morgan and PJT Partners to use the July 2020 management projections initially in connection with their preparation of financial analyses and development of the basis of their opinions of the Merger described under the sections entitled “The Merger—Opinion of J.P. Morgan Securities LLC” beginning on page 74 and “The Merger—Opinion of PJT Partners LP” beginning on page 76.
In October 2020, in connection with the Company’s ongoing consideration of the Merger, and at the request of the Board, the Company’s management prepared and presented to the Board certain unaudited financial forecasts for the Company’s fiscal years 2020 to 2026 and certain unaudited financial extrapolations for the Company’s fiscal years 2027 to 2030 using two scenarios for the Company (the “Base Case and Upside Case management projections” and together with the 2020 Strategic Plan, as updated by the August 2020 operational update, and the July 2020 management projections, the “management projections”). The Base Case and Upside Case management projections updated the July 2020 management projections to reflect further consensus on long term industry and market share growth targets and updated assumptions related to pension and post-employment benefit liabilities and reflected the use of two potential scenarios, referred to as the “Management Base Case” and the “Management Upside Case.” The Base Case and Upside Case management projections were developed to assist the Company in preparing its 2021 Strategic Plan, with the Base Case and Upside Case management projections reflecting a realistic and an aspirational scenario, respectively. Due to the uncertainty surrounding COVID-19 and the related disruptions in
2021 Proxy Statement	81

PROPOSAL 1
the Company’s supply chain, manufacturing plants, customer base and workforce, certain changes were made to the Company’s forecasts between July and October 2020 to reflect the impact of COVID-19 on the Company’s operations. The Company provided the Base Case and Upside Case management projections to J.P. Morgan and PJT Partners on October 5, 2020 and directed representatives of J.P. Morgan and PJT Partners to use the Base Case and Upside Case management projections in connection with their financial analyses. These Base Case and Upside Case management projections, initially presented in October 2020, were presented again to the Board on November 6, 2020, with certain minor intercompany reclassifications and minor updates to balance sheet assets and liabilities. As presented in November 2020, these Base Case and Upside Case management projections were the final Company projections provided to the Board and J.P. Morgan and PJT Partners prior to the execution of the Merger Agreement.
A summary of certain projections from the 2020 Strategic Plan, the July 2020 management projections, the August operational update and the Base Case and Upside Case management projections is being included in this proxy statement not to influence the decision of our stockholders as to whether to vote for or against the Merger Proposal, but rather because certain of these management projections were made available to the Board, J.P. Morgan and PJT Partners. While all of the management projections were prepared in good faith by Company management, there can be no assurance that any of the management projections will be realized or that actual results will not be significantly higher or lower than forecasted. All of the management projections cover multiple periods, and such information by its nature becomes subject to greater uncertainty with each successive period. As a result, the inclusion of management projections in this proxy statement should not be relied on as necessarily predictive of actual future events.
None of the management projections were prepared with a view toward public disclosure or toward complying with generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections or the use of non-GAAP measures, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company’s independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any procedures with respect to any of the management projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. The non-GAAP financial measures used in the management projections were relied upon by J.P. Morgan and PJT Partners for purposes of their financial analyses and opinions and by the Board in connection with its consideration of the merger and the Company’s entry into the merger agreement. See the sections entitled “The Merger—Opinions of the Financial Advisors” beginning on page 74; “The Merger—Summary of Material Financial Analyses” beginning on page 77; see also the section entitled “The Merger—Reasons for the Merger; Recommendation of the Board” beginning on page 69. Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure.
Additionally, although the management projections presented below are presented with numerical specificity, they are not facts. The management projections were based on numerous variables and assumptions that were deemed to be reasonable as of the date when the applicable management projections were finalized. Such assumptions are inherently uncertain, are subject to change and are often beyond the control of the Company. Important factors that may affect actual results and cause the management projections not to be achieved include, but are not limited to, risks and uncertainties relating to the Company’s business (including its ability to achieve strategic goals, objectives and targets and its ability to retain key employees), industry performance, the legal and regulatory environment, global political conditions, the financial markets, the truck market, general business and economic conditions and other factors described or referenced in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 51. In addition, the management projections were based solely upon information available to management at the time of their preparation and do not reflect updated prospects for the Company’s business, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the management projections were prepared, including, without limitation, the restrictions on the conduct of the Company’s business imposed by the terms of the merger agreement. The Company has not prepared revised forecasts in connection with the Merger to take into account these or any other variables that have changed since the date on which the Base Case and Upside Case management projections were finalized. There can be no assurance that the management projections will be realized or that the Company’s future financial results will not materially vary from the management projections.
2021 Proxy Statement	82

PROPOSAL 1
The Company management’s projections include or are based on the following financial metrics of the Company:
•	“CAGR” which means the compound average growth rate.
•	“Adjusted EBITDA” which means Navistar’s consolidated EBITDA adjusted for restructuring expenses, asset impairments, pre-existing warranty and significant one-time items.
•	“EBIAT” which means the Manufacturing EBITPO minus tax expenses of the manufacturing portion of the Company for such fiscal year.
•	“EBITDA” which means earnings from Navistar’s consolidated operations before the inclusion of expenses (or income) from interest, taxes and depreciation and amortization.
•	“Manufacturing Adjusted EBITDA” which means the Adjusted EBITDA earnings from Navistar’s manufacturing operations.
•	“Manufacturing EBITDAPO” which means the Manufacturing Adjusted EBITDA for such fiscal year plus the non-service pension and OPEB expenses of the Company for such fiscal year.
•	“Manufacturing EBITPO” which means the Manufacturing EBITDAPO minus depreciation and amortization of the manufacturing portion of the Company for such fiscal year.
•	“Manufacturing Revenue” which means the revenue from Navistar’s truck and parts operations, calculated by subtracting revenues of Navistar Financial Corporation (“NFC”) from Revenue.
•	“Revenue” which means the consolidated revenue of the Company and its subsidiaries.
•
“Unlevered Free Cash Flow” which means the EBIAT plus the manufacturing depreciation and amortization of the Company for such fiscal year minus the capital expenditures, change in net working capital and other certain other net long term assets of the Company for such fiscal year.

2020 Strategic Plan and Assumptions
In developing the 2020 Strategic Plan, as described above, the Company’s management made numerous assumptions in preparing an analysis of the Company’s valuation. These include, without limitation:
•	Industry assumed to remain in line with replacement demand during the forecast period;
•	The Company’s market share to grow from 18.8% in fiscal year 2019 to 22.8% by fiscal year 2024;
•	Parts revenue assumed to grow from $2,200,000,000 in fiscal year 2019 to approximately $2,600,000,000 by fiscal year 2024.
The 2020 Strategic Plan set forth, among other things, the following estimates of Revenue and Adjusted EBITDA for fiscal years 2020 through 2024.
Consolidated Projections Included in the 2020 Strategic Plan (Presented in December 2019)
($ in millions rounded to the nearest million)(1)
	2020	2021	2022	2023	2024
Revenue	$9,608	$10,500	$11,170	$12,390	$12,050
Adjusted EBITDA	$725	$880	$1,120	$1,450	$1,450
(1) Financials reflect an October 31 fiscal year end.
July 2020 and Base Case and Upside Case Management Projection Assumptions
In developing the updated management projections, the Company’s management made numerous assumptions in preparing an analysis of the Company’s valuation. These assumptions were essentially updates to the key drivers of the 2020 Strategic Plan. These include, without limitation:
Industry: Industry sales forecasts for Class 6-8 trucks and school buses in the U.S. and Canada is one of primary drivers of the Company’s financial performance. Industry forecasts were updated in July and again in October of 2020 based on the Company management’s best estimates at such time. The July update reflected an early assessment of COVID-19 pandemic impacts on
2021 Proxy Statement	83

PROPOSAL 1
industry volumes with lower volumes in fiscal year 2021 resulting in a CAGR of 4.7% through fiscal year 2026. Both cases in the October projections utilized the same industry projections with stronger industry volumes in fiscal year 2021 resulting in a CAGR of 1.7% through fiscal year 2026. For historical reference, the U.S. and Canadian truck industry has contracted by a CAGR of 3.5% between fiscal year 2015 through fiscal year 2020.
Industry	FY21	FY22	FY23	FY24	FY25	FY26	CAGR
July Update	289	371	412	388	363	363	4.7%
October Upside	325	378	415	339	353	353	1.7%
October Base Case	325	378	415	339	353	353	1.7%
Market Share: Company management believes that successful execution of its strategic plans would enable the Company to gradually improve its market share over time. Between fiscal years 2015 through 2020, the Company’s market share CAGR has been -0.1%, largely due to market share contraction in fiscal year 2020.
The July projections assumed market share growth to 18.1% in fiscal year 2021 and 23.5% by fiscal year 2026, or a CAGR of 5.3%, In October, management developed two scenarios, the Management Base Case and the Management Upside Case. The Management Base Case reflects Company management’s more likely view of market share growth with market share growing to 17.5% in fiscal year 2021 and 20.2% through fiscal year 2026, or a CAGR of 2.9%. The Management Upside Case reflects market share assumptions based on more aspirational targets with market share growing to 17.5% in fiscal year 2021 and 22.6% through fiscal year 2026, or a CAGR of 5.3%. The Management Upside Case may not fully anticipate the likely competitive actions from well entrenched and larger competitors than Navistar.
Market Share Growth	FY21	FY22	FY23	FY24	FY25	FY26	CAGR
July Update	18.1%	19.3%	20.3%	21.4%	22.8%	23.5%	5.3%
October Upside	17.5%	18.9%	20.4%	22.2%	22.6%	22.6%	5.3%
October Base Case	17.5%	18.0%	18.8%	20.1%	20.2%	20.2%	2.9%
Parts Revenues: The Parts segment is the Company’s second largest operating segment based on total sales and revenues and generates a significant portion of the Company’s profits. Company management preliminarily updated the Parts revenue growth assumptions in July with 5.9% CAGR growth from fiscal year 2021 through fiscal year 2026. The management projections were further refined in the Management Base Case and the Management Upside Case in October. The Management Base Case assumes Revenue CAGR of 3.7% from fiscal year 2021 through fiscal year 2026 versus the Revenue CAGR of 4.8% in the Management Upside Case. In comparison, Parts revenue CAGR declined by 6.0% between fiscal year 2015 and fiscal year 2020. Company management determined that the Management Base Case presented a more realistic scenario based on successful execution of its strategic initiatives.
Parts Revenue in $MM	FY21	FY22	FY23	FY24	FY25	FY26	CAGR
July Update	$2,051	$2,150	$2,375	$2,573	$2,733	$2,733	5.9%
October Upside	$2,060	$2,150	$2,312	$2,485	$2,607	$2,607	4.8%
October Base Case	$2,060	$2,128	$2,249	$2,379	$2,470	$2,470	3.7%
July 2020 Management Projections
The July 2020 management projections set forth, among other things, the following estimates of Revenue and Adjusted EBITDA for fiscal years 2020 through 2024 and Manufacturing Revenue, Manufacturing Adjusted EBITDA, Manufacturing EBITDAPO and Unlevered Free Cash Flow for fiscal years 2020 through 2029, assuming the Company remains a public company.
Consolidated Projections Included in the July 2020 Management Forecast
($ in millions rounded to the nearest million)(1)
	2020	2021	2022	2023	2024
Revenue	$7,305	$8,050	$10,563	$12,039	$12,401
Adjusted EBITDA	$300	$585	$988	$1,376	$1,494
(1) Financials reflect an October 31 fiscal year end.
2021 Proxy Statement	84

PROPOSAL 1
Projections Included in the July 2020 Management Projections
($ in millions rounded to the nearest million)(1)
	Q3-Q4 2020	Oct- 2021	Oct- 2022	Oct- 2023	Oct- 2024	Oct- 2025	Oct- 2026	Oct- 2027(2)	Oct- 2028(2)	Oct- 2029(2)
Manufacturing Revenue	$3,463	$7,879	$10,376	$11,843	$12,202	$12,206	$12,429	$12,643	$12,847	$13,039
Manufacturing Adjusted EBITDA	$96	$461	$842	$1,213	$1,327	$1,327	$1,352	$1,375	$1,397	$1,418
Manufacturing EBITDAPO	$124	$535	$880	$1,239	$1,341	$1,331	$1,348	$1,375	$1,397	$1,418
Unlevered FCF	$1	$148	$506	$803	$782	$741	$771	$793	$812	$829
(1) Financials reflect an October 31 fiscal year end. (2) Management extrapolations.
August 2020 Operational Update
On August 25, 2020, management updated the Board on its latest fiscal year 2020 financial outlook. Consistent with the established Company practice, the fiscal year 2020 forecast was developed based on the latest view of the Company’s industry, market share and several other routinely updated assumptions. Key highlights of the update are as following:
FY20 Operations Update – August 25 Board Meeting
Industry	312,000
Market Share	16.3%
Consolidated Revenue	$7,400,000,000
Adjusted EBITDA	$ 350,000,000
Base Case and Upside Case Management Projections – November 2020
The Base Case and Upside Case management projections, contemplated two forecast scenarios, a Management Base Case projection and extrapolation, (initially referred to as “Management Case #2”) reflecting Company management’s current estimate and judgment as to its financial forecast for the Company for fiscal years 2020 through 2026 and an extrapolation for fiscal years 2027 through 2030 and a Management Upside Case projection and extrapolation, (initially referred to as “Management Case #1”) which was developed to highlight potential upside in the business but represented a materially lower probability financial scenario for the same fiscal years as the Management Base Case. The Company’s management advised the Board, J.P. Morgan and PJT Partners that the Management Base Case represents its higher probability financial forecast and directed that the Management Base Case should form the basis of J.P. Morgan’s and PJT Partners’ valuation analyses.
The management projections set forth, among other things, the following estimates of Revenue, Adjusted EBITDA, Manufacturing Revenue, Manufacturing Adjusted EBITDA, Manufacturing EBITDAPO and Unlevered Free Cash Flow for fiscal years 2021 through 2030, assuming the Company remains a public company.
Consolidated Projections Included in the Management Base Case
($ in millions rounded to the nearest million)(1)
	2020	2021	2022	2023	2024	2025	2026
Revenue	$7,400	$8,729	$10,465	$11,681	$11,203	$11,756	$11,756
Adjusted EBITDA	$370	$700	$1,013	$1,295	$1,190	$1,291	$1,282
(1) Financials reflect an October 31 fiscal year end.
Projections Included in the Management Base Case (as of November 2020)
($ in millions rounded to the nearest million)(1)
	Oct- 2021	Oct- 2022	Oct- 2023	Oct- 2024	Oct- 2025	Oct- 2026	Oct- 2027(2)	Oct- 2028(2)	Oct- 2029(2)	Oct- 2030(2)
Manufacturing Revenue	$8,504	$10,185	$11,386	$10,903	$11,454	$11,454	$11,497	$11,584	$11,714	$11,890
Manufacturing Adjusted EBITDA	$574	$837	$1,111	$1,008	$1,108	$1,100	$1,212	$1,221	$1,235	$1,253
Manufacturing EBITDAPO	$594	$853	$1,123	$1,017	$1,114	$1,100	$1,208	$1,221	$1,235	$1,253
Unlevered FCF	$205	$391	$666	$399	$509	$470	$629	$641	$653	$668
(1) Financials reflect an October 31 fiscal year end. (2) Management extrapolations.
2021 Proxy Statement	85

PROPOSAL 1
Consolidated Projections Included in the November 2020 Management Upside Case
($ in millions rounded to the nearest million)(1)
	2020	2021	2022	2023	2024	2025	2026
Revenue	$7,400	$8,729	$10,732	$12,315	$11,887	$12,600	$12,600
Adjusted EBITDA	$370	$700	$1,064	$1,432	$1,337	$1,464	$1,604
(1) Financials reflect an October 31 fiscal year end.
Projections Included in the Management Upside Case (as of November 2020)
($ in millions rounded to the nearest million)(1)
	Oct- 2021	Oct- 2022	Oct- 2023	Oct- 2024	Oct- 2025	Oct- 2026	Oct- 2027(2)	Oct- 2028(2)	Oct- 2029(2)	Oct- 2030(2)
Manufacturing Revenue	$8,504	$10,451	$12,020	$11,588	$12,298	$12,298	$12,344	$12,437	$12,577	$12,765
Manufacturing Adjusted EBITDA	$574	$889	$1,249	$1,156	$1,282	$1,422	$1,427	$1,438	$1,454	$1,476
Manufacturing EBITDAPO	$594	$905	$1,260	$1,164	$1,287	$1,422	$1,423	$1,438	$1,454	$1,476
Unlevered FCF	$205	$456	$798	$508	$648	$705	$786	$799	$813	$831
(1) Financials reflect an October 31 fiscal year end. (2) Management extrapolations.
Financing of the Merger
The Company and Parent estimate that the total amount of funds required to complete the Merger and related transactions and pay related fees and expenses will be approximately $3,800,000,000. The Merger is not subject to any financing condition; however, to finance the Merger Consideration and ancillary costs, Volkswagen International Luxemburg S.A., a wholly owned indirect subsidiary of Volkswagen AG (the “Lender”), agreed to provide to Parent an unsecured committed loan in a maximum aggregate amount of EUR 3,300,000,000 (the “Credit Facility”) pursuant to an intercompany loan agreement dated as of November 7, 2020 (the “Loan Agreement”). No new loan agreement has been entered into with any third party to finance the Merger Consideration. Funding under the Credit Facility will be subject to the delivery of customary deliverables, including evidence of resolutions and certificates.
The Credit Facility will terminate between November 7, 2021 and May 7, 2022, pursuant to its terms. Parent is entitled to extend the term of the Credit Facility for two six month periods upon notice to the Lender. According to current plans, Parent and Lender expect the Credit Facility to serve as a bridge facility until Parent is able to repay the Credit Facility using funds obtained by Parent from external capital and financing markets.
The rate of interest applicable to an advance for each interest period is the rate per annum which is the sum of the EURIBOR (defined below) plus a margin of 1% per annum, unless the Credit Facility is extended pursuant to the terms of the Loan Agreement, at which time such margin will be adjusted to 1.25% per annum for the first six-month extension period and 1.5% for the second six-month extension period.
The Loan Agreement contains customary representations and warranties, covenants, mandatory prepayment events and events of default, for an intragroup loan agreement of its type, and it and the Credit Facility are subject to German law.
For the purposes of this summary the following definitions apply: EURIBOR means, in relation to any advance in the currency (i) the applicable Screen Rate as of two TARGET2 days before the first date of the relevant interest period; or (ii) if no Screen Rate is available for the currency or the interest period, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to Parent at its request quoted by three leading banks in the European interbank market, for the offering of deposits in EURO for a period equal to the relevant interest period as of two TARGET2 days before the first date of the relevant interest period, and if, in either case, the rate is less than zero, EURIBOR shall deemed to be zero. Screen Rate means in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate). If the agreed page is replaced or service ceases to be available, the parties may agree on another page or service displaying the appropriate rate after consultation with each other. "TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on 19 November 2007.
2021 Proxy Statement	86

PROPOSAL 1
Closing and Effective Time of Merger
Assuming receipt of required regulatory approvals and timely satisfaction of other closing conditions, including the approval by our stockholders of the Merger Proposal, we currently expect the closing of the Merger to occur during mid-2021.
The Effective Time will occur upon a certificate of merger, in such appropriate form as is determined by the parties and in accordance with the DGCL, having been duly filed with and accepted by the Secretary of State of the State of Delaware (or at such later time as the Company and Parent may agree in writing and specified in the certificate of merger).
Payment of Merger Consideration and Surrender of Stock Certificates
Prior to the Effective Time, Parent will appoint an exchange agent for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of our common stock or Series D Stock, which we refer to as “stock certificates” or (ii) uncertificated shares of our common stock or Series D Stock, which we refer to as the “uncertificated shares”. Prior to the Effective Time, Parent will make available, or cause to be made available, the Merger Consideration to the exchange agent.
Promptly after the Effective Time, Parent will send, or will cause the exchange agent to send, to each holder of shares of our common stock or Series D Stock immediately prior to the Effective Time a letter of transmittal and instructions for use in such exchange.
You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal.
After the Effective Time, there will be no further registration of transfers of shares of our common stock or Series D Stock outstanding immediately prior to the Effective Time.
If any cash deposited with the exchange agent remains unclaimed for one year following the Effective Time, such cash will be delivered to Parent or, at the request of Parent, a subsidiary of Parent. Thereafter, holders of our common stock or Series D Stock who have not exchanged their shares of the Merger Consideration will be entitled to look only to Parent as a general creditor for payment of the Merger Consideration with respect to such shares, without any interest.
If you have lost a stock certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the Merger Consideration, you will be required to provide an affidavit of the loss, theft or destruction, reasonably acceptable to Parent, and, if required by Parent or the surviving corporation, post a bond in a reasonable amount as an indemnity against any claim that may be made against Parent or the surviving corporation with respect to such certificate. These procedures will be described in the letter of transmittal and related instructions that you will receive, which you should read carefully and in their entirety.
Interests of Certain Persons in the Merger
In considering the recommendation of the Board that you vote to adopt the Merger Agreement, you should be aware that aside from their interests as Company stockholders, the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, those of Company stockholders generally. Members of the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending to Company stockholders that the Merger Agreement be adopted. For additional information, see the sections entitled “The Merger—Background of the Merger” beginning on page 58 and “The Merger—Reasons for the Merger; Recommendation of the Company’s Board of Directors” beginning on page 69. These interests are described in more detail below, and certain of them are quantified in the narrative and in the section entitled “Merger Compensation Proposal—Golden Parachute Compensation” beginning on page 113.
Treatment of Outstanding Equity Plan Awards
Company equity plan awards will be subject to the following treatment:
•
Company Stock Options. At or immediately prior to the Effective Time, each Company Stock Option that is outstanding immediately prior to the Effective Time, whether or not exercisable or vested, will automatically be canceled and converted into the right to receive an amount in cash equal to the product of (i) the excess if any, of (A) the Merger Consideration over (B) the per share exercise price for such Company Stock Option, multiplied by (ii) the total number of shares underlying such Company Stock Option (assuming full vesting of the Company Stock Option) had such holder exercised the Company Stock Option in full immediately prior to the Effective Time.

2021 Proxy Statement	87

PROPOSAL 1
•
Company Restricted Stock Unit Awards. At or immediately prior to the Effective Time, each Company Restricted Stock Unit Award that is outstanding immediately prior to the Effective Time, whether or not vested, will automatically be canceled and converted into the right to receive an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the number of shares of common stock represented by such Company Restricted Stock Unit Award.

•
Company Performance Cash Units and Restricted Cash Units. At or immediately prior to the Effective Time, each Company performance cash unit entitling the holder to delivery of cash that is subject to performance and to the satisfaction of vesting or other forfeiture conditions that is outstanding immediately prior to the Effective Time will be amended to provide that the applicable performance conditions are deemed to have been achieved at the greater of target or actual performance, with such performance cash unit to otherwise remain governed by its existing terms and conditions. Restricted cash units whose terms provide only for service-based vesting will continue to be governed by their existing terms and conditions.

For an estimate of the amounts that would be payable to each of the Company’s named executive officers in respect of their unvested Company equity plan awards, see the section entitled “Merger Compensation Proposal—Golden Parachute Compensation” beginning on page 113. The estimated amount that would be payable to the Company’s executive officer who is not a named executive officer in respect of such officer’s unvested Company equity plan awards if the Merger were to be completed on July 1, 2021 is $56,562. The estimated aggregate amount that would be payable to the Company’s nine non-employee directors in respect of their unvested Company equity plan awards if the Merger were to be completed on July 1, 2021 is $200,590. The amounts in this paragraph were determined using the per share Merger Consideration of $44.50 and equity plan award holdings as of November 23, 2020, taking into account any vesting that will occur prior to July 1, 2021 in accordance with their terms without regard to the Merger. These amounts do not include any other incentive award grants (including any equity plan awards that may be granted in respect of fiscal year 2021), issuances or forfeitures that may be made or occur, or dividends or dividend equivalents that may be accrued, or may be accrued after November 23, 2020 and prior to the completion of the Merger. For a description of certain Company equity plan awards that will be accelerated into December 2020 as part of certain actions to mitigate the potential impact of Sections 280G and 4999 on the Company and executive officers, see the section entitled “The Merger—Interests of Certain Persons in the Merger—Other Compensation Matters” beginning on page 89.
Severance
The Company’s executive officers are covered under an executive severance agreement, employment agreement or the IPP that provide for severance benefits in the event that (i) the executive officer’s employment with the Company is involuntarily terminated for any reason other than for cause or (ii) a Constructive Termination occurs within 18 months (or, for Messrs. Lisboa and Clarke and under the IPP, 24 months) following a change in control, except that the IPP does not provide for benefits in the event of a Constructive Termination. In the event of a qualifying termination, under the executive severance agreement (or, for Mr. Lisboa, his employment agreement), the executive officer is eligible to receive, in addition to any unused vacation and the retention of any flexible perquisite allowance actually paid to the executive officer on or before the time of termination, the following benefits:
(a)
a lump sum in an amount equal to (i) a pro rata portion of the executive officer’s annual incentive plan award at target level, plus (ii) a multiplier ranging from 150% to 300% of the sum of the executive officer’s annual base salary in effect at the time of termination and the executive officer’s annual incentive award at target level;

(b)
continued health insurance for the 24-month period following termination; provided that for the first 12-month period, the executive officer shall pay for such coverage at the current rate for active employees who participate in the same plan at the same level of coverage and for the remaining 12-month period, the executive officer shall pay for such coverage on a monthly cost of coverage basis;

(c)	continued life insurance coverage for the 18-month (or, for Mr. Lisboa, 24-month) period following termination;
(d)	outplacement services;
(e)
such pension due to the executive officer upon his or her termination pursuant to and in accordance with the respective Company-sponsored pension plans under which they are accrued and/or provided (including grow-in rights as provided under the terms of the applicable plan); and

2021 Proxy Statement	88

PROPOSAL 1
(f)
a lump sum cash payment equal to the difference in (i) the actuarial present value of the executive officer’s non-tax-qualified pension benefits assuming the executive officer was 18 months older and had 18 more months of service, over (ii) the actuarial present value of the executive officer’s non-tax-qualified pension benefits at the date of termination (except for Mr. Lisboa, whose employment agreement does not provide for such a cash lump sum payment).

“Constructive Termination” under the executive severance agreements (or Mr. Lisboa’s employment agreement) generally means the occurrence of any of the following events or conditions within 18 months (or, for Messrs. Lisboa and Clarke, 24 months) following a change in control: (i) a material diminution in the executive officer’s authority (including, but not limited to, the budget over which the executive retains authority), duties or responsibilities, (ii) the executive officer’s base salary or total incentive compensation opportunity is reduced by 10% (or, for Mr. Lisboa, 5%) or more, (iii) a material breach of the executive officer’s executive severance agreement, and (iv) the executive officer is required to be based anywhere more than 45 miles from the location of either the executive officer’s office (if other than the Company’s headquarters) or the Company’s headquartered offices.
Under the IPP, upon an involuntary termination other than for cause within 24 months of a change in control, an executive officer is entitled to receive a lump sum payment equal to the greater of (i) two times the amount of separation pay such executive officer would receive upon an involuntary termination without a change in control, which is a set number of weeks (capped at 26 weeks) of separation pay for a certain number of full years of service or (ii) 32 weeks of separation pay for an executive officer in organization level 8. The executive officer is also entitled to receive an additional lump sum payment equal to the sum of: (a) the amount of a pro rata bonus based on the number of months worked during the fiscal year in which he or she was terminated and based on target performance for such fiscal year, plus (b) the amount of the bonus based on target performance for the full year.
For an estimate of the value of the payments and benefits described above that would be payable to the Company’s named executive officers under the executive severance agreements (or, for Mr. Lisboa, his employment agreement) upon a qualifying termination in connection with the Merger, see the section entitled “Merger Compensation Proposal—Golden Parachute Compensation” beginning on page 113. The estimated amount that would be payable to the executive officer who is not a named executive officer under the IPP if the Merger were to be completed and such officer were to experience a qualifying termination on July 1, 2021 is $358,768, based on severance equal to 44 weeks of separation pay and the target bonus in effect as of November 23, 2020.
Non-Employee Director Compensation
In accordance with the Merger Agreement, the Company may compensate its non-employee directors in the ordinary course of business consistent with past practice (including with respect to grants of equity-based awards for fiscal year 2021). Additionally, cash fees payable by the Company to non-employee directors in respect of fiscal year 2021 will be paid in full prior to the closing of the Merger.
Further, under the Company’s Non-Employee Directors’ Deferred Fee Plan, the Company’s non-employee directors are allowed to defer receipt of all or part of the fees otherwise paid to them in cash and to defer, and to allocate to Company share units, all or any portion of fees otherwise payable to them in cash or Company common stock, including equity awards issued in the form of restricted stock or share-settled restricted stock units. Pursuant to the Non-Employee Directors’ Deferred Fee Plan, any and all earned and vested amounts that are credited to each director’s deferred cash account immediately prior to the Effective Time will be paid to the director immediately. The deferred compensation in each director’s deferred stock account immediately prior to the Effective Time will be treated as described above in “Treatment of Outstanding Equity Plan Awards” beginning on page 87.
Other Compensation Matters
The Company may implement strategies to mitigate the impact of Sections 280G and 4999 of the IRC with respect to payments and other benefits that may be payable to employees (including executive officers) in connection with the transaction, which will not include any tax gross-ups.
To mitigate the potential impact of Sections 280G and 4999 on the Company and its executive officers (including certain of the named executive officers), in December 2020 prior to the date of this proxy statement, the Board or the Compensation Committee, as applicable, approved the acceleration of service-based vesting and payment in December 2020 of the 2018 performance cash units that would otherwise have become fully vested and been payable in calendar year 2021, based on actual performance for the applicable performance period.
2021 Proxy Statement	89

PROPOSAL 1
New Management Arrangements
As of the date of this proxy statement, except as set forth above, there are no other new employment, equity contribution or other agreements between any Company executive officer or director, on the one hand, and the Company or Parent, on the other hand. Prior to the Effective Time, Parent, or with Parent’s permission, the Company, may enter into employment or other arrangements with executive officers and/or provide for payments (or the right to future payments) in connection with the Merger.
Indemnification and Insurance
Pursuant to the terms of the Merger Agreement, the Company’s directors and officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies. See the section entitled “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance” beginning on page 109 for a description of such ongoing indemnification and coverage obligations.
Material U.S. Federal Income Tax Consequences of the Merger
The following is a general discussion of the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) of common stock whose shares are exchanged for cash pursuant to the Merger. This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. If you are not a U.S. holder, the Merger will generally not result in tax to you under U.S. federal income tax laws unless you have certain connections to the United States, and the Company encourages you to seek tax advice regarding such matters.
This discussion is based on the provisions of the IRC, applicable U.S. Treasury Regulations promulgated thereunder, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is for general information purposes only and does not purport to be a complete analysis of all potential tax consequences. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax consequences arising under state, local or foreign tax laws or U.S. federal tax laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the IRS with respect to the Merger.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock that is for U.S. federal income tax purposes:
•	a citizen or individual resident of the United States;
•
a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.
This discussion applies only to U.S. holders of shares of common stock who hold such shares as capital assets within the meaning of Section 1221 of the IRC (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to U.S. holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, governmental agencies or instrumentalities, tax-qualified retirement plans, banks and other financial institutions, mutual funds, certain former citizens or former long-term residents of the United States, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes), S corporations, or other pass-through entities or investors in such partnerships, S corporations or other pass-through entities, real estate investment trusts, regulated investment companies, U.S. holders who hold shares of common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, U.S. holders who will hold (actually or constructively) an
2021 Proxy Statement	90

PROPOSAL 1
equity interest in Parent immediately after the Merger, and U.S. holders who acquired their shares of common stock through the exercise of employee stock options or other compensation arrangements). This discussion also does not address the U.S. federal income tax consequences to holders of shares of common stock who exercise appraisal rights in connection with the Merger under the DGCL.
If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of common stock, you should consult your tax advisor.
This summary of material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the Merger, including the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any other U.S. federal, or state, local, foreign or other tax laws.
The receipt of cash by U.S. holders in exchange for shares of common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of common stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. holder’s adjusted tax basis in its shares of common stock.
Any such gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of common stock surrendered in the Merger is greater than one year as of the date of the Merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of common stock.
Information Reporting and Backup Withholding
Payments made in exchange for shares of common stock pursuant to the Merger may be subject, under certain circumstances, to information reporting and backup withholding at the statutory rate. To avoid backup withholding, a non-corporate U.S. holder that does not otherwise establish an exemption should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a “United States person” (within the meaning of the IRC), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner. U.S. holders are urged to consult their tax advisors as to the qualifications for exemption from backup withholding and the procedure for obtaining the exemption.
Regulatory Approvals
The Company, Parent and Merger Sub have agreed to cooperate with each other and use their respective commercially reasonable efforts to promptly take, and to assist and cooperate with the other parties in doing, all actions necessary, proper or advisable to consummate the Merger as soon as practicable. Parent and Company must take all actions reasonably necessary (subject to certain exceptions) to resolve any objections or actions instituted or threatened by any applicable antitrust, competition or trade practices-related governmental authority challenging the Merger and to obtain any consents, waivers, approvals, exemptions or orders advisable or required to be obtained from any governmental authority in respect of the transactions contemplated by the Merger Agreement (including filings pursuant to the HSR Act, the filing of a joint voluntary notice to CFIUS in certain circumstances, and filings required by certain other governmental authorities relating to antitrust, competition, trade, pre-Merger notification or other regulatory matters). With respect to CFIUS approval, Parent and its affiliates (other than certain affiliates) must take all actions reasonably necessary, proper or advisable to obtain CFIUS approval (subject to certain exceptions) so as to enable the closing to occur.
“CFIUS approval” means that (i) CFIUS has determined that the transactions contemplated by the Merger do not constitute a “covered transaction” under Section 721 of Title VII of the Defense Production Act, as amended, (ii) CFIUS has determined that there are no unresolved national security concerns or (iii) CFIUS has sent a report to the President of the United States and the President of the United States has announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions or the time permitted by law for such presidential decision action shall have lapsed.
2021 Proxy Statement	91

PROPOSAL 1
HSR Approval
The completion of the Merger is subject to antitrust review in the United States. Under the HSR Act and the rules promulgated thereunder, the Merger cannot be completed until the parties to the Merger Agreement have given notification and furnished information to the Federal Trade Commission (“FTC”) and the Department of Justice (the “DOJ”), and until the applicable waiting period has expired or has been terminated.
On January 12, 2021 and January 13, 2021, the Company and Parent, respectively, each filed a pre-Merger notification and report form under the HSR Act, as a result of which the applicable waiting period would be expected to expire by February 12, 2021, unless otherwise earlier terminated or extended by the antitrust authorities.
At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ, or any state, could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the Company or Parent or their respective subsidiaries. Private parties may also seek to take legal action under antitrust laws under certain circumstances.
Competition Approvals Outside of the United States
The completion of the Merger is subject to competition approvals in the following jurisdictions outside of the United States: Brazil, Canada, Colombia, Costa Rica, Germany, Honduras, Mexico, Saudi Arabia, South Africa, Taiwan, Trinidad & Tobago, Tunisia and Uruguay. The parties may also identify in writing prior to March 31, 2021 any additional jurisdictions to which the completion of the Merger would be subject, but only such additional jurisdictions that result from (1) a change in law after the signing of the Merger Agreement or (2) applicable financial metrics of the parties or their affiliates meeting or exceeding filing thresholds under applicable laws for any applicable measurement period ending after the date of the Merger Agreement.
The required filings to be made in Brazil, Canada, Colombia, Costa Rica, Germany, Mexico, Tunisia and Uruguay have been made. On January 8, 2021, the Merger was unconditionally cleared in Germany. The other required filings to be made in the jurisdictions outside of the United States, identified above, have yet to be filed and are in process.
CFIUS Clearance
The Merger Agreement provides that in the event CFIUS requests, at any time prior to the closing of the Merger, that the parties submit a joint voluntary notice with CFIUS, the Company and Parent will file such draft and final notice, pursuant to Section 721 of Title VII of the Defense Production Act of 1950, as amended. Under the terms of the Merger Agreement, if CFIUS requests a joint voluntary notice, consummation of the Merger is subject to receipt of CFIUS approval.
On November 24, 2020, the Company and Parent jointly notified CFIUS, in writing, that the parties do not plan to file the Merger with CFIUS, as we have determined that pursuant to section 800.305 of the CFIUS regulations (31 CFR § 800.305), the Merger is not a covered transaction, given that Parent would be acquiring an additional interest in the Company, a U.S. business in which it previously acquired control as a result of a covered control transaction for which CFIUS concluded all action in 2017.
Efforts to Obtain Regulatory Approvals
The Company has agreed to cooperate with Parent and Navistar Defense, a company in which the Company holds a 30% equity interest, to ensure that Navistar Defense promptly submits the appropriate filings with or notices to the DCSA with respect to the transactions contemplated by the Merger Agreement, to comply with applicable requirements of DCSA and to use its reasonable best efforts to provide information about the Company or in the Company’s possession or control requested by DCSA in connection with DCSA’s review of the Merger and the foreign ownership, control or influence following the completion of the Merger, in order to obtain DCSA approval. DCSA approval is not a condition to consummation of the Merger.
There can be no certainty that the regulatory approvals required to consummate the Merger will be obtained within the period of time contemplated by the Merger Agreement or that any such approvals would not be conditioned upon actions that are not required to be taken by the Company or Parent under the Merger Agreement, or that a regulatory challenge to the Merger will not be made. For a more detailed description of the parties’ obligations with respect to regulatory approvals related to the Merger, see “The Merger Agreement—Filings; Other Actions; Notification” beginning on page 103 of this proxy statement.
Legal Proceedings Related to the Merger
On January 7, 2021, two substantially similar complaints were filed against the Company and the members of the Board in the United States District Court for the District of Delaware by purported stockholders of the Company, captioned Stein v. Navistar
2021 Proxy Statement	92

PROPOSAL 1
No. 21-cv-00016 (D. Del.), respectively. On January 19, 2021 and January 21, 2021, substantially similar complaints were filed against the Company and the members of the Board in the United States District Court for the Southern District of New York, captioned Anderson v. Navistar International Corporation, et al., Case No. 21-cv-00453 (S.D.N.Y) and Grinberger v. Navistar International Corporation, et al., Case No. 21-cv-00561 (S.D.N.Y), respectively. The Anderson action also names Parent and Merger Sub as defendants. On January 25, 2021, a substantially similar complaint was filed against the Company and the members of the Board in the United States District Court for the Eastern District of New York, captioned Walker v. Navistar International Corporation, et al., Case No. 21-cv-00398 (E.D.N.Y.). The complaints allege that preliminary versions of this proxy statement, filed with the SEC on December 22, 2020 and January 21, 2021, were materially incomplete and therefore misleading in certain respects in violation of Sections 14(a) and 20(a) of the Exchange Act, 15 U.S.C. §§ 78n(a), 78t(a), and SEC Rule 14a-9, 17 C.F.R. 240.14a-9, and 17 C.F.R. § 244.100 promulgated thereunder. The complaints purport to seek injunctive relief, declaratory relief, rescission, monetary damages and costs, including attorneys’ fees. On January 20, 2021, a putative class action complaint was filed against the Company, the members of the Board, Parent and Merger Sub in the Circuit Court of DuPage County, Illinois, Chancery Division, captioned Drulias v. Clarke, et al., Case No. 2021-CH-000022 (Ill. DuPage Cty. Cir. Ct.). The complaint alleges breaches of the fiduciary duties of due care, good faith, loyalty, fair dealing and full disclosure under Delaware law by the Company and the members of the Board, and alleges that Parent and TRATON US, Inc. aided and abetted such alleged breaches of fiduciary duties. The complaint purports to seek class action certification, injunctive relief, declaratory relief, rescission, disgorgement, monetary damages and costs, including attorneys’ fees. The Company believes the allegations in these actions are without merit.
2021 Proxy Statement	93

PROPOSAL 1
THE MERGER AGREEMENT
This section describes the material terms of the Merger Agreement. The description of the Merger Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety.
Explanatory Note Regarding the Merger Agreement
The Merger Agreement and this summary are included in this proxy statement to provide you with information regarding its material terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by the Company, Parent and Merger Sub were made solely to the parties to, and solely for the purposes of, the Merger Agreement and as of specific dates and were qualified by and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by matters set forth in the disclosure schedule delivered to Parent in connection with the Merger Agreement (the “Disclosure Schedule”), which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.
Effects of the Merger; Directors and Officers; Certificate of Incorporation; By-Laws
The Merger Agreement provides that Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation. Following the Merger, the Company will cease to be a publicly traded company and, as a result of the Merger, will become a wholly owned indirect subsidiary of Parent.
At the Effective Time, the parties will take all requisite actions (including obtaining resignations of the Company’s current directors other than the director elected by the holder of the Series B Stock (the “Series B Director”)) so that from and after the Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with applicable law or their earlier resignation, removal or disqualification, (i) the directors of the surviving corporation shall be the persons serving as the directors of Merger Sub and the Series B Director as of immediately prior to the Effective Time and (ii) the officers of the Company as of immediately prior to the Effective Time shall be the officers of the surviving corporation.
At the Effective Time, the certificate of incorporation of the Company will be amended and restated in its entirety to read as set forth in Exhibit A to the Merger Agreement, and as so amended and restated, will be the certificate of incorporation of the surviving corporation. At the Effective Time, the By-Laws will be amended and restated to read as set forth in the by-laws of Merger Sub in effect immediately prior to the Effective Time, except that all references therein to Merger Sub will be amended to become references to the surviving corporation, and the by-laws, as so amended and restated, will be the by-laws of the surviving corporation.
Following the completion of the Merger, the common stock of the Company will be delisted from the NYSE, will be deregistered under the Exchange Act and will cease to be publicly traded.
Closing and Effective Time of the Merger
The closing of the Merger will take place on the tenth business day following the date on which the last of the conditions to closing (described in the section entitled “The Merger Agreement—Conditions to the Merger” beginning on page 106) has been satisfied or, to the extent permitted by applicable law, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree; provided that Parent will not be required to effect the closing prior to July 1, 2021.
2021 Proxy Statement	94

PROPOSAL 1
Assuming receipt of required regulatory approvals and timely satisfaction of other closing conditions, including the approval by our stockholders of the Merger Proposal, we currently expect the closing of the Merger to occur during mid-2021.
The Merger will become effective upon the filing and acceptance of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as may be agreed by the Company and Parent and specified in the certificate of merger).
Treatment of Common Stock and Equity Plan Awards
Each share of common stock issued and outstanding immediately prior to the Effective Time (other than (i) shares of common stock that are held in treasury of the Company or owned by Parent or any subsidiary of Parent and (ii) shares of common stock owned by Company stockholders who have neither voted in favor of the Merger nor consented thereto in writing and properly exercised and perfected appraisal rights under DGCL) will be converted into the Common Merger Consideration.
The sole share of Series B Stock, issued and outstanding immediately prior to the Effective Time, will be unaffected by the Merger and remain outstanding as one share of Series B Stock of the surviving corporation with the same rights, powers, preferences and privileges attributable to the sole share of Series B Stock immediately prior to the Effective Time.
Each share of Series D Stock outstanding immediately prior to the Effective Time will be converted into the right to receive an amount in cash, without interest, equal to the portion of the Common Merger Consideration that would have been payable in respect of such share of Series D Stock had such share converted into common stock pursuant to the terms of the certificate of incorporation of the Company as in effect immediately prior to the Effective Time (which, together with the Common Merger Consideration, we refer to as the Merger Consideration). As of the Effective Time, all such shares of Series D Stock will no longer be outstanding and will automatically be canceled and retired and shall cease to exist.
At or immediately prior to the Effective Time, each Company Stock Option that is outstanding immediately prior to the Effective Time, whether or not exercisable or vested, will automatically be canceled and converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price for such Company Stock Option, multiplied by (ii) the total number of shares underlying such Company Stock Option (assuming full vesting of the Company Stock Option) had such holder exercised the Company Stock Option in full immediately prior to the Effective Time.
At or immediately prior to the Effective Time, each Company Restricted Stock Unit Award that is outstanding immediately prior to the Effective Time, whether or not vested, will automatically be canceled and converted into the right to receive an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the number of shares of common stock represented by such Company Restricted Stock Unit Award.
At or immediately prior to the Effective Time, each Company performance cash unit entitling the holder to delivery of cash that is subject to performance and to the satisfaction of vesting or other forfeiture conditions that is outstanding immediately prior to the Effective Time will be amended to provide that the applicable performance conditions are deemed to have been achieved at the greater of target or actual performance, with such performance cash unit to otherwise remain governed by its existing terms and conditions. Restricted cash units whose terms provide only for service-based vesting will continue to be governed by their existing terms and conditions.
Surrender and Payment Procedures
Prior to the Effective Time, Parent will appoint an exchange agent for the purpose of exchanging for the Merger Consideration (i) stock certificates or (ii) the uncertificated shares. Prior to the Effective Time, Parent will make available, or cause to be made available, the Merger Consideration to the exchange agent to be paid in accordance with the Merger Agreement.
Promptly after the Effective Time, Parent will send, or will cause the exchange agent to send, to each holder of shares of our common stock or Series D Stock immediately prior to the Effective Time a letter of transmittal and instructions (which will specify that the delivery will be effected and risk of loss and title will pass, only upon proper delivery of the stock certificates or the surrender of the uncertificated shares to the exchange agent) for use in such exchange.
Holders of our common stock and Series D Stock, other than the excluded shares, will be entitled to receive the Merger Consideration upon (i) surrender of each of their stock certificates together with a properly completed letter of transmittal or (ii) receipt of an agent’s message by the exchange agent (or other evidence, if any, of surrender reasonably requested by the exchange agent) with respect to the uncertificated shares. From the Effective Time until surrendered, each stock certificate and uncertificated share will represent only the right to receive the Merger Consideration.
2021 Proxy Statement	95

PROPOSAL 1
You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal.
If a holder of our shares would like any portion of the Merger Consideration to which such holder is entitled to be paid to a person other than the person in whose name the surrendered stock certificate or uncertificated share is registered, as a condition to such payment (i) either such stock certificate must be properly endorsed or otherwise in proper form for transfer or such uncertificated share must be properly surrendered and (ii) the person requesting such payment must pay to the exchange agent any transfer or other taxes required as a result of such payment or establish, to the satisfaction of the exchange agent, that any such transfer or other taxes has been paid or is not payable.
After the Effective Time, there will be no further registration of transfers of shares of our common stock or Series D Stock outstanding immediately prior to the Effective Time.
If any portion of the Merger Consideration made available to the exchange agent remains unclaimed for one year following the Effective Time, such portion will be returned to Parent or, at the request of Parent, a subsidiary of Parent. Thereafter, holders of our common stock or Series D Stock who have not exchanged their shares for the Merger Consideration in accordance with the Merger Agreement will be entitled to look only to Parent as a general creditor for payment of the Merger Consideration with respect to such shares, without any interest.
If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the Merger Consideration, you will be required to provide an affidavit of the loss, theft or destruction, and, if required by the surviving corporation, post a bond in a reasonable amount, as may be directed by the surviving corporation, as an indemnity against any claim that may be made against the surviving corporation with respect to such certificate. These procedures will be described in the letter of transmittal and related instructions that you will receive, which you should read carefully and in their entirety.
Representations and Warranties
Representations and Warranties of the Company
We made customary representations and warranties in the Merger Agreement with respect to the Company and its subsidiaries that are subject, in many cases, to specified exceptions and qualifications contained in the Merger Agreement, in the Disclosure Schedule that the Company delivered to Parent in connection with the Merger Agreement or in certain reports filed with the SEC. These representations and warranties relate to, among other things:
•	our and our subsidiaries’ due organization, existence, good standing and corporate power and authority to carry on our and their businesses;
•	the capitalization of the Company and its subsidiaries;
•	our corporate power and authority to execute the Merger Agreement, consummate the Merger, perform our obligations under the Merger Agreement and the enforceability of the Merger Agreement against us;
•
the absence of required filings, authorizations, registrations, permits, consents and approvals of governmental authorities and other third parties in connection with our execution, delivery and performance of the Merger Agreement, or the consummation of the transactions contemplated by the Merger Agreement;

•	our SEC filings since November 1, 2018 and the financial statements included therein, and our disclosure controls and procedures and internal controls over financial reporting;
•
our conduct of business in the ordinary course from October 31, 2019, and the absence of any circumstance, occurrence or development which has had or would reasonably be expected to have, a material adverse effect;

•	the absence of certain legal proceedings, investigations and other proceedings pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries;
•	the absence of certain undisclosed liabilities or obligations;
•
Since November 1, 2018, the Company’s and its subsidiaries’ compliance with applicable laws, and the possession by the Company and its subsidiaries of all licenses or other authorizations or approvals of a governmental authority necessary for the lawful conduct of the business of the Company and its subsidiaries, except for those the absence of which would not reasonably be likely to have a material adverse effect;

2021 Proxy Statement	96

PROPOSAL 1
•
the compliance of the Company and its subsidiaries with the provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78dd1, et seq.), applicable sanctions authorities, and export controls, anti-trust or anti-money laundering laws;

•	matters relating to significant contracts of the Company and its subsidiaries;
•
the absence of a stockholder rights plan, “poison pill”, anti-takeover plan or other similar device, agreement or instrument in effect to which the Company or any of its subsidiaries is a party or otherwise bound;

•	corporate action taken to exempt the Merger Agreement and the transactions contemplated by the Merger Agreement from Section 203 of DGCL;
•	the proxy statement of the Company and Schedule 13E-3 filed with the SEC in connection with the Merger and the information contained therein;
•	the owned real property and leased real property of the Company and its subsidiaries;
•	intellectual property matters relating to the Company and its subsidiaries;
•	environmental matters relating to the Company and its subsidiaries;
•	tax matters relating to the Company and its subsidiaries;
•	matters relating to employee benefit plans of the Company and its subsidiaries;
•	labor matters relating to the Company and its subsidiaries;
•	the fairness opinion of each of J.P. Morgan and PJT Partners received in connection with the Merger;
•	the absence of any undisclosed brokerage or finder’s fees; and
•	the absence of any other express or implied representation or warranty by the Company or any other person with respect to the Company or any of its affiliates.
Material Adverse Effect
Many of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a “material adverse effect,” which means any change, event, occurrence, or effect that, individually or in the aggregate with any other changes, events, occurrences or effects, (i) has a material adverse effect on the business, assets, operations, results of operations or financial condition of the Company and its subsidiaries, taken as a whole or (ii) prevents, materially impedes or materially delays the consummation by the Company of the transactions contemplated by the Merger Agreement; provided that none of the following will constitute, nor will any of the following be taken into account in determining whether there has been, is, or would be, a material adverse effect:
(a)	any change, event, occurrence or effect affecting the industries in which the Company or any of its subsidiaries operate or in which their products are used or distributed;
(b)
any change, event, occurrence or effect in global, national or regional political conditions (including any acts of war (whether or not declared), civil disobedience, political conditions (including trade practices and policies, regulatory conditions, elections and proclamations of public officials), hostilities, sabotage, terrorism, military or police actions or the escalation of any of the foregoing (whether perpetrated or encouraged by a state or non-state actor or actors));

(c)
any change, event, occurrence or effect in currency exchange, interest or inflation rates or in general economic, business, regulatory, political or market conditions or in national or global financial or capital markets;

(d)	any adoption, proposal, implementation or change in applicable law or any interpretation of applicable law by any governmental authority;
(e)	any change in Generally Accepted Accounting Principles (“GAAP”) (or comparable applicable national accounting standards) or the implementation or interpretation thereof;
(f)
any hurricane, flood, tornado, earthquake, or other weather or natural disaster, or any national or global outbreak of illness or other national or global public health event (including COVID-19) and the governmental responses thereto (including any applicable law, directive, guideline or recommendation promulgated by any U.S. industry group or governmental authority in connection with or in response to COVID-19, each a “COVID-19 Measure”);

2021 Proxy Statement	97

PROPOSAL 1
(g)	any matter that has been disclosed in the Disclosure Schedule;
(h)
any actions required to be taken or to not be taken, by the Company or any of its subsidiaries pursuant to the Merger Agreement or any action taken (or omitted to be taken) at the written request of Parent or taken with Parent’s written consent;

(i)	any actions taken by Parent or its affiliates or representatives;
(j)
the negotiation, execution, announcement or performance of the Merger Agreement, the Voting Agreements and the transactions contemplated by the Merger Agreement, including any change related to the identity of Parent, or facts and circumstances relating thereto, any loss or threatened loss of, or adverse change or threatened adverse change in, the relationship of the Company or any of its subsidiaries with any of their current or prospective suppliers, customers, wholesalers, service providers, distributors, licensors, licensees, regulators, employees, creditors, stockholders or other third parties;

(k)
any change in the market price or trading volume of any securities of the Company (it being understood that any cause underlying such change in market price may be taken into account in determining whether a material adverse effect has occurred to the extent permitted by this definition);

(l)
the failure of the Company or its subsidiaries to meet any internal or public projections, forecasts, guidance or estimates, including revenues or earnings (it being understood that any cause underlying such change in market price may be taken into account in determining whether a material adverse effect has occurred to the extent permitted by this definition); and

(m)
any change in the credit ratings of the Company or any of its subsidiaries (it being understood that any cause underlying such change in credit rating may be taken into account in determining whether a material adverse effect has occurred to the extent permitted by this definition).

With respect to clauses (a) through (f) above, any such exclusion shall only be applicable to the extent such matter does not have a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, relative to other companies in the industries in which the Company or its subsidiaries operate that are of a similar size to the Company and its subsidiaries, in which case such change, event, occurrence or effect shall be taken into account only to the extent of such materially disproportionate effect on the Company and its subsidiaries taken as a whole.
Representations and Warranties of Parent
The Merger Agreement also contains customary representations and warranties made by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. The representations and warranties of Parent and Merger Sub relate to, among other things:
•	their due organization, existence, good standing and authority to carry on their businesses;
•
their corporate power and authority to execute the Merger Agreement, consummate the Merger, perform their obligations under the Merger Agreement, and the enforceability of the Merger Agreement against them;

•	that Merger Sub is a wholly owned subsidiary of Parent that was formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement;
•
the absence of required filings, authorizations, registrations, permits and consents and approvals of governmental authorities or other third parties in connection with their execution, delivery and performance of the Merger Agreement, or the consummation of the transactions contemplated by the Merger Agreement;

•
the absence of certain legal proceedings, investigations and other proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, except as would not, individually or in the aggregate, reasonably be likely to prevent, materially delay or materially impede the consummation of the Merger by Parent;

•	the supply of information in writing by Parent for inclusion in the proxy statement;
•	the solvency of Parent and Merger Sub at the Effective Time;
•
that, upon the satisfaction of the conditions to closing the Merger (see the section entitled “The Merger Agreement—Conditions to the Merger” beginning on page 106), Parent will have all funds necessary to satisfy its obligations under the Merger Agreement, including payment of the Merger Consideration;

2021 Proxy Statement	98

PROPOSAL 1
•	the absence of any undisclosed brokerage or finder’s fees; and
•	the absence of any other express or implied representation or warranty by Parent or any other person with respect to Parent or any of its affiliates.
The representations and warranties in the Merger Agreement of each of the Company, Parent and Merger Sub will not survive the consummation of the Merger or the termination of the Merger Agreement pursuant to its terms.
Conduct of Our Business Pending the Merger
Under the Merger Agreement, until the earlier of the Effective Time or the termination of the Merger Agreement pursuant to its terms, the Company has agreed that it will, and that it will cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practice (with any action taken in response to a COVID-19 Measure and taken prior to the date of the Merger Agreement being deemed to be in the ordinary course of business consistent with past practice when determining whether actions taken after the date of the Merger Agreement are in the ordinary course of business consistent with past practice) and in all material respects with applicable laws, Company permits and significant contracts, and use commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect all of its material foreign, federal, state and local licenses, permits, consents, franchises, approvals and authorizations, (iii) keep available the services of its current directors, officers and key employees and (iv) maintain satisfactory relationships with its material customers, lenders, suppliers, licensors, licensees, distributors, and other third parties having material business relationships with it; provided that during any period of full or partial suspension of operations in response to a COVID-19 Measure, the Company may take actions outside of the ordinary course of business to the extent both (i) reasonably necessary to protect the health and safety of the Company’s or its subsidiaries’ employees and (ii) in response to a COVID-19 Measure, in each case, after written notice to and, to the extent practicable under the circumstances, consultation with, Parent.
We have further agreed that, until the Effective Time, except as expressly (i) required or contemplated by the Merger Agreement (ii) set forth in the Disclosure Schedule or (iii) consented to in writing by Parent, the Company will not, and will cause its subsidiaries not to:
•	amend its organizational documents;
•
redeem, repurchase or acquire or offer to redeem, repurchase or acquire any Company securities or any of its subsidiaries’ securities, other than (i) repurchases of Company common stock from employees, officers or directors of the Company or any of its subsidiaries in the ordinary course of business pursuant to any of the Company’s agreements or plans in effect as of the date of the Merger Agreement in respect of equity awards outstanding as of the date of the Merger Agreement in accordance with their terms and, as applicable, the Company benefit plans as in effect on the date of the Merger Agreement or (ii) as expressly required by the certificate of incorporation of the Company with respect to any redemption or conversion of Company preferred stock made solely at the option of the holder thereof;

•
split, combine, exchange, subdivide or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or other equity interests, other than dividends between the Company and any of its wholly owned subsidiaries or from any wholly owned subsidiary to another wholly owned subsidiary;

•
issue, deliver or sell or authorize the issuance, delivery or sale of any shares of capital stock, equity or voting securities, convertible securities, or options of the Company or any of its subsidiaries, other than the issuance of subsidiary securities to the Company or to any other subsidiary, or issuances with respect to equity awards under the Company benefit plans outstanding as of the date of the Merger Agreement;

•	amend any term of any Company security or subsidiary security;
•
incur any capital expenditures, obligations or liabilities in excess of $30,000,000 in the aggregate, or $2,000,000 individually, except as contemplated by the capital expenditure budget provided in the Disclosure Schedule, or any unbudgeted capital expenditure reasonably necessary to mitigate a potential or actual material business interruption;

•
acquire, directly or indirectly, any assets, securities, properties, interests or businesses, other than (i) capital assets in the ordinary course of business consistent with past practice, (ii) capital expenditures permitted under the Merger Agreement, (iii) acquisitions of supplies and inventory in the ordinary course of business consistent with past

2021 Proxy Statement	99

PROPOSAL 1
practice, (iv) repossession of assets acquired in settlement of loans in the ordinary course of business consistent with past practice and (v) acquisitions with a purchase price (including assumed indebtedness) that does not exceed $10,000,000 individually or $25,000,000 in the aggregate, together with non-ordinary course capital contributions or investments permitted under the Merger Agreement;
•
sell, lease, license, transfer, dispose of, abandon or permit to lapse, create, or incur any lien on any of its assets (other than intellectual property), securities, properties, interests or businesses, other than (i) sales or leases of inventory, equipment or repossessed assets in the ordinary course of business consistent with past practice, (ii) any disposition of property or assets in the ordinary course of business that are surplus, negligible, obsolete, uneconomical, worn-out or no longer useful to the business of the Company and its subsidiaries, (iii) sales of assets, securities, properties, interests or businesses with a sale price (including any related assumed indebtedness) that does not exceed $10,000,000 individually or $25,000,000 in the aggregate, (iv) sales of assets pursuant to securitizations or other forms of asset financings or other forms of asset sales in the ordinary course of business and (v) certain permitted liens under the Merger Agreement;

•
except as otherwise permitted under the Merger Agreement, make any loans, advances or capital contributions to, or any investment in, other persons, other than (i) in the ordinary course of business consistent with past practice or (ii) loans to or on behalf of, or investments in, troubled suppliers under circumstances reasonably necessary to mitigate a potential or actual business interruption not in excess of $5,000,000 outstanding in the aggregate; or (iii) non-ordinary course contributions or investments not in excess of $10,000,000 individually or $25,000,000 in the aggregate, together with certain acquisitions permitted under the Merger Agreement;

•
create, incur, assume or otherwise become liable with respect to any indebtedness for borrowed money or guarantees thereof (whether evidenced by a note or other instrument, pursuant to an issuance of debt securities, financing lease, sale-leaseback transaction or otherwise), other than (i) indebtedness under the Company financing facilities incurred in the ordinary course of business, (ii) indebtedness under other facilities or agreements made available to Parent prior to execution of the Merger Agreement in the ordinary course of business; (iii) indebtedness solely between the Company and a wholly owned subsidiary of the Company, or between wholly owned subsidiaries of the Company in the ordinary course of business; (iv) indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; (v) indebtedness in respect of any sale/leaseback transaction with respect to the purchase of tooling and related manufacturing equipment in the ordinary course of business; (vi) indebtedness in respect of securitizations of wholesale notes, retail accounts receivable, finance leases and operating leases in the ordinary course of business; (vii) indebtedness in respect of securitizations of equipment leases in the ordinary course of business; (viii) indebtedness constituting capital lease obligations in the ordinary course of business; (ix) guarantees to or on behalf of suppliers by the Company and its subsidiaries in the ordinary course of business consistent with past practice; and (x) indebtedness incurred to renew, extend, refinance, replace or refund any indebtedness for borrowed money or agreements in respect of indebtedness for borrowed money listed in the preceding clauses (i) through (ix) in the ordinary course of business; provided that in the case of clauses (v) through (x) any such indebtedness shall not in each case exceed an outstanding aggregate amount of $50,000,000;

•
amend, modify, terminate, cancel, renew, extend, enter into, or waive or release its rights under any significant contract, to the extent such action is outside the ordinary course of business or such action binds or applies to Parent or any of its affiliates after the closing in any material respect;

•
except as required by applicable law or the terms of a Company benefit plan, (i) grant any severance, retention or termination pay to or enter into or amend any severance, retention, termination, employment, consulting, bonus, change in control or severance agreement with any current or former service provider, (ii) increase the compensation or benefits provided to any current or former service provider (other than employees with a base compensation of less than $275,000, or increases in base compensation of less than 5% for employees with base compensation greater than or equal to $275,000 in the ordinary course of business and consistent with past practice and the payment of annual bonuses and earned amounts under other variable pay plans that have been previously disclosed to Parent), (iii) grant any equity or equity-based awards to, or discretionarily accelerate the vesting or payment of any such awards held by any current or former service provider, (iv) establish, adopt, enter into or materially amend any Company benefit plan or collective bargaining agreement or (v) hire any employees other than to fill vacancies arising due to terminations of employment or with base compensation of less than $275,000 or terminate the employment of any employees with base compensation of $275,000 or more other than for cause;

2021 Proxy Statement	100

PROPOSAL 1
•
change any accounting method, principle or practice, except as required by changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by the Company’s independent public accountants, or as may be required by applicable law;

•
except with respect to taxes or stockholder litigation relating to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, settle, or offer or propose to settle (i) any material litigation, investigation, arbitration, proceeding, other claim or dispute involving or against the Company and any of its subsidiaries (other than settlements that do not exceed $30,000,000 in the aggregate or $10,000,000 individually (excluding insurance reimbursements) and that do not create liabilities that would impose any restrictions on the business of the Company or any of its subsidiaries) or (ii) any stockholder litigation, demand or dispute against the Company and any of its subsidiaries or any of their respective officers or directors or that relates to the Merger;

•
sell, lease, license or otherwise transfer or dispose of, abandon or permit to lapse, fail to take any action necessary to maintain, or fail to, in accordance with the Company’s reasonable business judgment, enforce or protect any material owned intellectual property, in each case, other than in the ordinary course of business;

•	fail to maintain existing material insurance policies or comparable replacement policies;
•
adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, division, restructuring, recapitalization or other reorganization of or relating to the Company or any of its wholly owned subsidiaries; or

•	agree, resolve or commit to take any action prohibited by the foregoing.
Nothing in the Merger Agreement will give Parent, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’ operations prior to the Effective Time.
Solicitation of Acquisition Proposals; Board Recommendation Changes
No Solicitation
The Company has agreed that it and its subsidiaries will not, and will instruct their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors not to, directly or indirectly:
•	solicit, initiate, or take any action to knowingly facilitate or encourage the submission of any Acquisition Proposal;
•
enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its subsidiaries or afford access to the non-public business, properties, assets, books or records of the Company or any of its subsidiaries to, otherwise knowingly cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any third party that is seeking to make, or has made, an Acquisition Proposal;

•	fail to make, withdraw or modify in a manner adverse to Parent the Company Board Recommendation or recommend an Acquisition Proposal (any of the foregoing an “Adverse Recommendation Change”);
•	fail to enforce or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its subsidiaries;
•	approve any transaction under, or any person becoming an “interested stockholder” under, Section 203 of DGCL; or
•	enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal.
“Acquisition Proposal” means, other than the transactions contemplated by the Merger Agreement, any offer, proposal or inquiry by a third party relating to, or any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company and its subsidiaries or 20% or more of any class of equity or voting securities of the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company, (iii) a merger, consolidation, share exchange, business combination, sale of all or substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated
2021 Proxy Statement	101

PROPOSAL 1
assets of the Company or (iv) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or that would reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated by the Merger Agreement.
No-Solicitation Exceptions
Prior to obtaining the Company Stockholder Approval (as defined below), only if the Board determines in good faith, after consultation with its outside legal counsel, that the failure to take the following action(s) would reasonably be likely to be inconsistent with its fiduciary duties under the DGCL, the Company may, directly or indirectly, through its officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors:
•
engage in any negotiations or discussions with any third party and its representatives, subject to compliance with the no-solicitation provisions of the Merger Agreement, who has made a Superior Proposal or an Acquisition Proposal that the Board reasonably believes could result in a Superior Proposal;

•
furnish to such third party or its representatives with non-public information relating to the Company or any of its subsidiaries pursuant to a confidentiality agreement; provided that, all such information, not previously provided or made available to Parent, will be provided or made available to Parent within 24 hours after such information is provided or made available to such third party, and

•	take any action that a court of competent jurisdiction orders the Company to take;
so long as prior to taking any of the foregoing actions, the Company notifies Parent in writing that it intends to take such action, and after taking such action, the Company continues to advise Parent on a prompt basis of the status and terms of any discussions or negotiations with the third party.
Subject to Parent’s match rights as set forth in the Merger Agreement, the Board may make an Adverse Recommendation Change (i) following receipt of a Superior Proposal that did not result from a breach of the no-solicitation provisions of the Merger Agreement or (ii) in response to material events, changes, occurrences, effects or developments arising after the date of the Merger Agreement that were not known by the Board as of the date of the Merger Agreement (other than the existence of any Acquisition Proposal) (any such material event, change, occurrence, effect or development, an “Intervening Event”).
“Company Stockholder Approval” means the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of common stock.
“Superior Proposal” means a bona fide, unsolicited written Acquisition Proposal for at least a majority of the outstanding shares of common stock or a majority of the consolidated assets of the Company and its subsidiaries on terms that the Board determines in good faith by a majority vote, after considering the advice of a financial advisor of nationally recognized reputation and outside legal counsel and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, Expense Reimbursement provisions and conditions to consummation, is more favorable to the Company’s stockholders, as such, than as provided under the Merger Agreement (taking into account any proposal by Parent to amend the terms of the Merger Agreement) pursuant to Parent’s match rights with respect to a Superior Proposal or Intervening Event, which the Board determines is reasonably likely to be consummated and for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Board.
Notification to Parent
The Company must promptly notify Parent (within 24 hours) after receipt by Company (or any of its representatives) of an Acquisition Proposal, any inquiry from a third party that the Company believes is considering making an Acquisition Proposal or any request for information relating to or access to the Company or any of its subsidiaries. Such notice must identify the third party making, and the terms and conditions of any such Acquisition Proposal, indication or request. The Company must then (i) keep Parent reasonably informed, on a prompt basis, of the status and details of any such Acquisition Proposal, indication or request, and (ii) promptly provide to Parent (within 24 hours of receipt) copies of all correspondence and written materials sent or provided to the Company or any of its subsidiaries that describes any terms or conditions of any Acquisition Proposal (as well as written summaries of any material oral communications addressing such matters).
2021 Proxy Statement	102

PROPOSAL 1
Change of Recommendation or Termination of Merger Agreement
The Company may not make an Adverse Recommendation Change unless and until it has complied with the following requirements:
•
the Company must give Parent at least five business days’ prior written notice of its intent to make an Adverse Recommendation Change (which period will be extended by three business days for each subsequent extension for any amendment to the financial or other terms with respect to a Superior Proposal);

•
in the case of an Adverse Recommendation Change to be made following receipt of a Superior Proposal, the Company provides Parent with the most current version of the proposed agreement under which such Superior Proposal is proposed to be consummated and the identity of the third party making the Superior Proposal following which Parent may make a binding offer on terms at least as favorable to the Company’s stockholders as the Superior Proposal; and

•
in the case of an Intervening Event, the Company provides Parent with a reasonably detailed description of the reasons for making the Adverse Recommendation Change, following which Parent may make a binding offer that, in the reasonable judgment of the Board, obviates the need for such Adverse Recommendation Change.

Stockholder Meeting
The Company is required to convene a meeting of its stockholders as soon as reasonably practicable for the purpose of obtaining the Company Stockholder Approval. The Company may adjourn or postpone such stockholder meeting or change the record date in connection therewith, after consultation with Parent, if the Company believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (i) solicit additional proxies necessary to obtain the Company Stockholder Approval at the stockholder meeting (including any adjournment or postponement thereof) or (ii) distribute any supplement or amendment to the Company Proxy Statement that the Board has determined in good faith after consultation with outside legal counsel is necessary under applicable law and for such supplement or amendment to be reviewed by the Company’s stockholders prior to the stockholder meeting (including any adjournment or postponement thereof).
The Company has agreed that at the stockholder meeting, at which the Company Stockholder Approval is to be obtained, the Board will recommend adoption of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement to the Company’s stockholders, subject to the Board’s rights to effect an Adverse Recommendation Change as discussed above under “The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Changes—No-Solicitation Exceptions” beginning on page 101. In the event of an Adverse Recommendation Change for an Intervening Event, the Company will still be required to hold the stockholder meeting and submit the Merger Agreement to the Company’s stockholders for adoption. In the event of an Adverse Recommendation Change for a Superior Proposal, the Company will not be required to submit the Merger Agreement to the Company’s stockholders for adoption; provided that the Company terminates the Merger Agreement and pays the Termination Fee, as described below.
Filings; Other Actions; Notification
The Company and Parent have agreed to cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by the Merger Agreement as soon as practicable, including:
•
preparing and filing all documentation to effect all necessary notices, reports and other filings (including filings under the HSR Act, and other required regulatory approvals specified in the Merger Agreement);

•
defending through litigation on the merits any civil, criminal or administrative action, suit, claim, hearing, arbitration, investigation or other proceeding seeking to prevent, materially delay or materially impair the consummation of the transactions; and

•
obtaining as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any governmental authority in order to consummate the transactions contemplated by the Merger Agreement.

2021 Proxy Statement	103

PROPOSAL 1
The Company and Parent have agreed to keep each other reasonably apprised of the status of governmental and third-party approval matters relating to the completion of the Merger and the other transactions contemplated by the Merger Agreement. Unless prohibited by law, the Company and Parent have agreed to:
•
furnish the other (and its counsel) with all information concerning itself, its affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice, application or other communication (whether written or oral) made by or on behalf of Parent, the Company or any of their respective affiliates to any third party and/or any governmental authority in connection with the transactions contemplated by the Merger Agreement;

•
provide the other (and its counsel) the right to review in advance, and consult with the other (and its counsel) on and consider in good faith the views of the other (and its counsel) in connection with, all the information relating to Parent or the Company and any of their respective affiliates, that appears in any filing made with, written materials submitted to, or any material proposed oral communication with any third party and/or any governmental authority in connection with the transactions contemplated by the Merger Agreement; and

•
not permit any of their respective controlled affiliates or officers or any other representatives or agents to participate in any meeting with any third party with respect to any material consent, approval or waiver in connection with the transactions contemplated by the Merger Agreement or any governmental authority in respect of any filings, investigation or other inquiry relating to the transactions contemplated by the Merger Agreement, unless it consults with the other party in advance and, to the extent permitted by law and such third party or governmental authority, as applicable, gives the other party the opportunity to attend and participate in such meeting.

CFIUS Clearance
Parent and the Company agreed to jointly inform CFIUS, that the parties do not intend to file a CFIUS notice in connection with the transactions contemplated by the Merger Agreement. If CFIUS requests on its own initiative that the parties submit a joint voluntary notice, the parties will submit a draft of such notice to CFIUS, as promptly as reasonably practicable.
DCSA Clearance
The Company has agreed to cooperate with Parent and Navistar Defense, a company in which the Company holds a 30% equity interest, to ensure that Navistar Defense promptly submits the appropriate filings with or notices to DCSA with respect to the transactions contemplated by the Merger Agreement, to comply with applicable requirements of DCSA, and use its reasonable best efforts to provide information about the Company or in the Company’s possession or control requested by DCSA in connection with DCSA’s review of the Merger and the foreign ownership, control or influence following the completion of the Merger, in order to obtain DCSA approval. DCSA approval is not a condition to consummation of the Merger.
Financing
Upon satisfaction of the conditions to closing (see the section entitled “The Merger Agreement—Conditions to the Merger” beginning on page 106), Parent will have access to all funds necessary to satisfy all of its obligations under the Merger Agreement, including payment of the Merger Consideration, and to consummate the transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement.
Prior to the date of the closing of the Merger, the Company will use its commercially reasonable efforts to provide all customary cooperation that is reasonably requested by Parent in writing in connection with any debt financing obtained by Parent or any repayment or refinancing of the Company’s existing debt for the purpose of consummating financing of the transactions contemplated by the Merger Agreement (the “Financing”), including:
(a)	providing direct contact between prospective lenders and the officers and directors of the Company and its subsidiaries;
(b)
providing assistance in Parent’s preparation of confidential information memoranda, preliminary offering memoranda, financial information and other materials customarily used in connection with obtaining debt financing of the same type as the Financing;

(c)
cooperation with the marketing efforts of Parent and its financing sources with respect to such Financing, including participation in customary management presentation sessions, “road shows” and sessions with rating agencies;

(d)	providing assistance in obtaining any consents of third parties necessary in connection with such Financing;
2021 Proxy Statement	104

PROPOSAL 1
(e)	cooperation with respect to matters relating to pledges of collateral to take effect at the Effective Time in connection with such Financing;
(f)
assisting Parent in securing the cooperation of the independent accountants of the Company and its subsidiaries, including with respect to the delivery of accountants’ comfort letters to the extent historical financial statements of the Company would be required to be included by the Parent in a relevant registration statement of Parent under the rules and regulations of the SEC, or would be customarily included by Parent in a relevant offering memorandum of Parent, in each case in connection with any Financing;

(g)
providing the financial information necessary for the satisfaction of the obligations and conditions set forth in the commitment letter relating to such Financing within the time periods required thereby; and

(h)
the Company will take reasonable best efforts to seek any amendment, waiver or consent, pay down any principal amounts, redeem or repay (including securing release of all liens, guarantees and other credit support agreements securing or relating to) any indebtedness of the Company or its subsidiaries; in each case contingent on the occurrence of the Effective Time; it being understood that Parent will take into consideration the available funds of the Company and its subsidiaries in connection with any such pay down, redemption or repayment.

Notwithstanding the foregoing, the cooperation required in connection with the foregoing shall not (A) unreasonably disrupt or interfere with the conduct of the Company’s or its subsidiaries’ business, (B) require the Company or any of its subsidiaries to incur any liability prior to the Effective Time for which it is not entitled to be reimbursed or indemnified pursuant to the terms of the Merger Agreement (other than customary authorization letters required in connection with the Financing), (C) subject any director, officer or employee of the Company or any of its subsidiaries to personal liability, (D) require the Company to breach, waive or amend any terms of the Merger Agreement, (E) require cooperation to the extent that it would reasonably be expected to conflict with or violate any applicable law or result in a breach of, or a default under, any contract (including a breach of any confidentiality obligation), (F) require the Company to provide any information that is prohibited or restricted by applicable law or is subject to attorney-client privilege or other protection, (G) require the directors of the Company or any subsidiary to authorize or adopt any resolutions approving the agreements, documents, instruments, actions and transactions contemplated in connection with the foregoing cooperation that are not contingent upon the Closing; provided that the directors of the Company and its subsidiaries shall not be required to authorize or adopt any resolutions relating to debt financing to be obtained by Parent or its subsidiaries or in connection with the transactions contemplated by the Merger Agreement, (H) require the Company, any of its subsidiaries or any of its or their respective representatives to make any representation to Parent, its affiliates or any other individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (a “Person”) with respect to the foregoing cooperation (other than customary authorization letters required in connection with the Financing), (I) require the Company to furnish any financial statements, audit reports or financial information other than to the extent such statements, reports or information are readily available to the Company, any of its subsidiaries or any of their respective representatives, (J) require the Company, any of its subsidiaries, or any of its or their respective affiliates or representatives to be the issuer of any securities or issue any offering document (for the avoidance of doubt, redemptions contingent upon the Closing shall not be an “offering document”) or (K) require the Company to furnish any legal opinions (provided that this clause (K) shall not limit the Company’s obligation to cooperate to seek any legal opinion). In addition, the Company and its subsidiaries shall not be required to execute or perform any agreement, document or instrument, including any definitive financing agreement or provide any indemnity, with respect to the foregoing cooperation that are not contingent on the Closing; provided that the Company and its subsidiaries shall not be required to execute or perform any agreement, document or instruments relating to debt financing to be obtained by Parent or its subsidiaries or in connection with the transactions contemplated by the Merger Agreement.
Parent has agreed to reimburse Company and its subsidiaries for all reasonable and documented out-of-pocket fees and expenses, and to indemnify the Company, its subsidiaries and their respective directors, officers, employees and other representatives from and against all losses suffered or incurred by them, in connection with their cooperation in the arrangement of the financing. The Merger is not conditioned upon the occurrence or success, or the making or obtaining, as applicable, of any financing.
The Merger is not conditioned on the occurrence or success, or the making or obtaining, as applicable, of any Financing. Except in the case of a willful breach, a breach by the Company or any of its subsidiaries of their obligations in connection with the Financing will not constitute a breach of the Merger Agreement, a breach for purposes of any termination rights under the Merger Agreement or a breach of the conditions to the Merger.
2021 Proxy Statement	105

PROPOSAL 1
Stockholder Litigation
The Company has agreed to (i) give Parent a reasonable opportunity to participate in the defense or settlement of any stockholder litigation against the Company, any of its subsidiaries or any of their respective directors or executive officers relating to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement and (ii) not settle or offer to settle any such litigation without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).
Employee Benefits Matters
The parties have agreed that during the period commencing at the closing of the Merger and ending 12 months after the consummation of the Merger, Parent will, or will cause its affiliates to, provide to each individual employed by Company and its subsidiaries as of the closing of the Merger (collectively, the “Company employees”):
•
a base salary or base rate of pay and a target cash compensation opportunity (including but not limited to annual bonus, commission and profit-sharing plan opportunities) that are no less favorable than that provided to each such Company employee immediately prior to the closing of the Merger; and

•
employee benefits (other than long-term incentive compensation) that are no less favorable in the aggregate than the employee benefits (other than long-term incentive compensation) provided to each such Company employee immediately prior to the closing of the Merger.

Additionally, Parent has agreed that Parent will, or will cause its affiliates to, give Company employees full credit for each such Company employee’s service with the Company and its subsidiaries for purposes of eligibility, vesting, and determination of the level of benefits (other than benefit accrual under any defined benefit pension plan or retiree health and welfare plan) to the same extent recognized by the Company immediately prior to the closing of the Merger, under any benefit plans made available to employees of Parent or any of its affiliates in which a Company employee participates; provided that such service will not be recognized to the extent it would result in a duplication of benefits.
Further, Parent has agreed that Parent will, or will cause its affiliates to:
•
waive any preexisting condition limitations otherwise applicable to Company employees and their eligible dependents under any plan of Parent or any of its affiliates that provides health benefits in which Company employees may be eligible to participate following the closing of the Merger, to the extent waived or satisfied with respect to such employees as of the closing of the Merger under the analogous Company benefit plan;

•
honor any deductible, co-payment and out-of-pocket maximums incurred by Company employees and their eligible dependents under the health plans in which they participated immediately prior to the closing of the Merger during the portion of the calendar year prior to the closing of the Merger in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans of Parent or any of its affiliates in which they are eligible to participate after the closing of the Merger in the same plan year in which such deductibles, co-payments or out-of-pocket maximums were incurred; and

•
waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Company employee and his or her eligible dependents on or after the closing of the Merger, in each case to the extent such Company employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Company benefit plan prior to the closing of the Merger.

Conditions to the Merger
The obligations of each of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:
•	Company Stockholder Approval must have been obtained;
•	the absence of any law, governmental or court order (whether temporary, preliminary or permanent) prohibiting the transactions contemplated by the Merger Agreement;
•	the expiration or early termination of certain antitrust waiting periods (and any extensions) applicable to the consummation of the Merger (including under the HSR Act); and
•
the required filings, consents, approvals or other actions under any other required governmental approvals (i) in the jurisdictions identified by the parties prior to the signing of the Merger Agreement (see the section entitled “The

2021 Proxy Statement	106

PROPOSAL 1
Merger—Regulatory Approvals” beginning on page 91) and (ii) jurisdictions identified in writing prior to March 31, 2021, solely as a result of (1) a change in law after the signing of the Merger Agreement or (2) applicable financial metrics of the parties or their affiliates meeting or exceeding filing thresholds under applicable laws for any applicable measurement period ending after the date of the Merger Agreement, in each case of clauses (i) and (ii), shall have been made, obtained or taken, and any applicable approvals and waiting periods thereunder shall have been received and remain in effect (in the case of approvals) or expired or been terminated.
The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following further conditions:
•	the Company must have performed and complied in all material respects with all obligations, agreements and covenants required to be performed by it on or prior to the Effective Time;
•
(i) the representations and warranties of the Company relating to certain aspects of its organization, good standing, and qualifications, corporate authority and approval, the execution of the Merger Agreement not resulting in a breach or default under the organization documents of the Company or any of its subsidiaries, the inapplicability of certain takeover statues, the opinion of the Company’s financial advisors and the absence of undisclosed brokerage or finders fees, must be true in all material respects, (ii) the representations and warranties relating to its capital structure must be true and correct except for de minimis inaccuracies and (iii) the remaining representations and warranties of the Company (without giving effect to any “materiality” qualifiers or qualifiers of similar import set forth therein) must be true and correct in all material respects, in each case, as of the date of the Merger Agreement and as of the closing date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and in the case of clause (iii) the failure of such representation and warranties to be true and correct has not had and is not reasonably likely to have a material adverse effect on the Company;

•	Parent shall have received at the Effective Time a certificate signed on behalf of the Company by an authorized officer of the Company certifying that all of the above conditions have been satisfied;
•	if a CFIUS filing request is received by the parties prior to the Closing, CFIUS approval must have been obtained and be in full force and effect; and
•	the absence of a material adverse effect on the Company.
The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:
•	each of Parent and Merger Sub shall have performed and complied in all material respects with all covenants required to be performed by it at or prior to the Effective Time;
•
the representations and warranties of Parent (without giving effect to any “materiality” qualifiers or qualifiers of similar import set forth therein) shall be true and correct in all material respects as of the date hereof and as of the closing date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); and

•	the Company shall have received at the Effective Time a certificate signed by an authorized officer of Parent certifying that all of the above conditions have been satisfied.
Termination
The Company and Parent may, by mutual written consent, terminate the Merger Agreement and abandon the Merger at any time prior to the Effective Time, whether or not the Company’s stockholders have approved the Merger Agreement.
The Merger Agreement may also be terminated and the Merger abandoned at any time prior to the Effective Time as follows:
•	by either Parent or the Company if:
○
the Merger has not been consummated by the End Date; provided however that if all of the conditions to the closing of the Merger (other than those conditions that by their nature are to be satisfied at the closing) are satisfied or waived (other than the receipt of required regulatory approvals or CFIUS approval, if a CFIUS filing request is received by the parties prior to the closing of the Merger), the End Date will be automatically extended to December 31, 2021;

2021 Proxy Statement	107

PROPOSAL 1
○
any governmental authority issues any order that makes the consummation of the Merger illegal or otherwise prohibited or enjoins the Company or Parent from consummating the Merger and such order becomes final and non-appealable; or

○	at the applicable Company stockholder meeting, the Company Stockholder Approval is not obtained.
•	by Parent, if:
○
prior to obtaining the Company Stockholder Approval, an Adverse Recommendation Change occurs, or upon the Company’s receipt or public announcement of an Acquisition Proposal, the Board fails to publicly reaffirm the Company Board Recommendation within ten business days after receipt of written request to do so from Parent (such reaffirmation will only be required once with respect to each Acquisition Proposal and any amendment thereof); or

○
there has been an breach of any representation or warranty or failure to perform any obligation, covenant or agreement by the Company that would cause Parent’s condition to closing related to the accuracy of Company’s representations and warranties and the performance by Company with respect to its obligations, agreements and covenants to not be satisfied and such breach is not cured or is not curable within the earlier of (i) 30 days of receipt of written notice of such breach from Parent or (ii) the End Date.

•	by the Company if:
○
there has been a breach of any representation or warranty or failure to perform any obligation, covenant or agreement by Parent or Merger Sub that would cause the closing conditions set forth in the Merger Agreement, relating to the accuracy of Parent and Merger Sub’s representations and warranties and the performance by Parent and Merger Sub with respect to their obligations, agreements and covenants to not be satisfied and such breach is not cured or is not curable within the earlier of (i) 30 days of receipt of written notice of such breach from Company or (ii) the End Date; or

○
prior to obtaining the Company Stockholder Approval, an Adverse Recommendation Change occurs with respect to a Superior Proposal and the Company concurrently enters into a binding agreement with respect to such Superior Proposal.

Termination Fee
If the Merger Agreement is terminated under the following circumstances, the Company will be required to pay to Parent the Termination Fee:
•
by Parent if (i) prior to obtaining the Company Stockholder Approval, an Adverse Recommendation Change occurs, or upon the Company’s receipt or public announcement of an Acquisition Proposal, the Board fails to publicly reaffirm the Company Board Recommendation within ten business days after receipt of written request to do so from Parent (such reaffirmation will only be required once with respect to each Acquisition Proposal and any amendment thereof) or (ii) there has been an breach of any representation or warranty or failure to perform any obligation, covenant or agreement by the Company that would cause Parent’s condition to closing related to the accuracy of Company’s representations and warranties and the performance by Company with respect to its obligations, agreements and covenants to not be satisfied and such breach is not cured or is not curable within the earlier of (i) 30 days of receipt of written notice of such breach from Parent or (ii) the End Date; provided, that in the case of clause (ii) the Termination Fee will only be payable if the failure to satisfy the Parent’s condition to closing results from an intentional breach by the Company of any of its representations, warranties, covenants or agreements;

•
by the Company if prior to obtaining the Company Stockholder Approval, an Adverse Recommendation Change occurs with respect to a Superior Proposal and the Company concurrently enters into a binding agreement with respect to such Superior Proposal; or

•
by either Parent or the Company if (i) (x) the Merger has not been consummated by the End Date, as may be extended or (y) the Company Stockholder Approval is not obtained, and (ii) prior to the termination of the Merger Agreement, an Acquisition Proposal has been publicly announced or otherwise communicated to the Board or Company stockholders and not withdrawn within five business days prior to the date of termination or prior to the date of the Company stockholders meeting, and (iii) within 12 months after termination of the Merger Agreement, an Acquisition Proposal is consummated (with the percentages set forth in the definition of such term in the Merger Agreement changed from 20% to 50%).

2021 Proxy Statement	108

PROPOSAL 1
In the case of the first bullet above, Company must pay Parent the Termination Fee within three business days after such termination.
In the case of the second bullet above, the Company must pay Parent the Termination Fee concurrently with such termination of the Merger Agreement.
In the case of the third bullet above, the Company must pay Parent the Termination Fee concurrently with the applicable event described in clause (iii) of such third bullet.
Expenses
All costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring such cost or expense; however, if the Merger Agreement is terminated by Parent or Company because the Company Stockholder Approval is not obtained at the applicable stockholder meeting, the Company must pay Parent and its affiliates 100% of their documented out-of-pocket fees and expenses (including reasonable fees and expenses of their counsel) actually incurred by Parent and its affiliates in connection with the Merger and the other transactions contemplated by the Merger Agreement up to the Expense Reimbursement amount within three business days.
If the Termination Fee becomes payable to Parent, and an Expense Reimbursement has been paid, the amount of such Expense Reimbursement actually paid by the Company shall be deducted from the total amount of such Termination Fee payable by the Company, so that the Company will not be required to pay any amount in excess of the Termination Fee.
The Company will not be required to pay the Termination Fee or Expense Reimbursement on more than one occasion.
Remedies
The parties agree that if the Merger Agreement is terminated and a Termination Fee becomes due and payable and is paid by the Company, the Termination Fee will be Parent’s and Merger Sub’s sole and exclusive remedy against the Company with respect to the Merger Agreement, except in the case of willful breach by the Company, provided that Parent will have the right to refund the Termination Fee in its entirety within 15 business days after receipt of the Termination Fee upon written notice to the Company, and if the Company receives a full refund within two business days of such written notice, Parent will be entitled to seek all post-termination remedies available as contemplated by the Merger Agreement. In no event will the Company be required to pay the Termination Fee or Expense Reimbursement on more than one occasion. If the Termination Fee becomes payable to Parent, and an Expense Reimbursement has been paid, the amount of such Expense Reimbursement actually paid by the Company shall be deducted from the total amount of such Termination Fee payable by the Company, so that the Company will not be required to pay any amount in excess of the Termination Fee.
No termination of the Merger Agreement will relieve any party to the Merger Agreement of any liability or damages incurred or suffered by the other party resulting from willful breach of such party.
Prior to the termination of the Merger Agreement, the parties are also entitled to an injunction or injunctions to prevent a breach of the Merger Agreement, and to specifically enforce the performance of the terms and provisions of the Merger Agreement. There is no requirement to obtain, furnish or post any bond with or as a condition to obtaining such injunction or injunctions.
Indemnification; Directors’ and Officers’ Insurance
For six years after the Effective Time, Parent and the surviving corporation will indemnify and hold harmless the present and former officers and directors of the Company (the “Indemnified Persons”) in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by the DGCL or any other applicable law or provided under the Company’s organizational documents; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.
For six years after the Effective Time, Parent will cause to be maintained in effect provisions in the surviving corporation’s certificate of incorporation and by-laws (or in such documents of any successor to the business of the surviving corporation) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of the Merger Agreement.
Prior to the Effective Time, the Company will obtain and fully pay the premium for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and (ii) the Company’s existing fiduciary liability insurance policies from one or more insurance carriers with the same or better credit rating as the Company’s
2021 Proxy Statement	109

PROPOSAL 1
insurance carrier as of the date of the Merger Agreement with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim in respect of acts or omissions occurring prior to the Effective Time that are, with respect to coverage and amount, no less favorable than those of the Company’s existing D&O Insurance. If the Company for any reason fails to obtain such “tail” insurance policies as of the Effective Time, for six years after the Effective Time, the surviving corporation will provide D&O Insurance in respect of acts or omissions occurring prior to the Effective Time covering the persons currently covered by the Company’s existing D&O Insurance. All such policies must have terms, conditions, coverage and amounts that are no less favorable in the aggregate to the insured directors and officers than the policies maintained by the Company as of the signing of the Merger Agreement. If the aggregate annual premium of the policies exceeds 300% of the per annum premium rate paid by the Company and its subsidiaries in its last full fiscal year as of the date of the Merger Agreement for such policies, the surviving corporation will be required to obtain D&O Insurance with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.
If Parent, the surviving corporation or any of its successors or permitted assigns (i) consolidates with or merges into any Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and permitted assigns of Parent or the surviving corporation, as the case may be, shall assume the obligations set forth under the Merger Agreement.
The Indemnified Persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of their affiliates (collectively, the “Other Indemnitors”) in addition to and separate from the rights set forth in the Merger Agreement. Any and all obligations of the Other Indemnitors to provide indemnification, advancement of expenses and/or insurance to an Indemnified Person, whether provided by law, contract or otherwise, will be secondary to the obligations of the Company and surviving corporation to provide indemnification for claims as contemplated by the Merger Agreement. The parties agree (i) that the Company or surviving corporation, as applicable, is the indemnitor of first resort (i.e., its obligations to any Indemnified Persons are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification or insurance for the same expenses or claims incurred by an Indemnified Person are secondary), (ii) that the Company or surviving corporation, as applicable, shall be required to advance the full amount of expenses incurred by the Indemnified Person and shall be liable for the full amount of all claims to the extent permitted and as required by the terms of the Merger Agreement, without regard to any rights the Indemnified Person may have against the Other Indemnitors, whether by law, contract or otherwise, and (iii) that the Company and surviving corporation each irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The parties further agree that no advancement or payment by the Other Indemnitors on behalf of an Indemnified Person with respect to any claim for which such Indemnified Person has a right to or has sought indemnification from the Company and/or surviving corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Person against the Company and/or surviving corporation, as applicable.
The present and former directors and officers of the Company are third-party beneficiaries of the indemnification provisions of the Merger Agreement and have the right to enforce such provisions after the consummation of the Merger.
Amendments and Waivers
Prior to the Effective Time, any provision of the Merger Agreement may be amended or waived, if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party or, in the case of a waiver, by each party against whom the waiver is to be effective. After the Company Stockholder Approval has been obtained, there will be no amendment or waiver that would require the further approval of the stockholders of the Company under the DGCL without such approval having first been obtained.
Governing Law
The Merger Agreement is governed by the laws of the State of Delaware, without regard to the conflicts of law rules in other jurisdictions.
2021 Proxy Statement	110

PROPOSAL 1
THE VOTING AGREEMENTS
This section describes the material terms of the Voting Agreements. The description of the Voting Agreements in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Voting Agreements, copies of which are attached as Annex B and Annex C and are incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Voting Agreements that is important to you. We encourage you to read the Voting Agreements carefully and in their entirety.
Explanatory Note Regarding the Voting Agreements
The Voting Agreements and this summary are included to provide you with information regarding their terms. The representations, warranties and covenants made in the Voting Agreements by Parent, Merger Sub and the stockholders party thereto, were made solely to the parties to, and solely for the purposes of, the Voting Agreements and as of specific dates and were qualified and subject to important limitations agreed to by the parties thereto in connection with negotiating the terms of the Voting Agreements. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of Parent, Merger Sub, the stockholders party thereto, the Company or any of their respective subsidiaries or affiliates.
Summary
On November 7, 2020 concurrently with the execution of the Merger Agreement, and as an inducement for Parent and Merger Sub to enter into the Merger Agreement, Carl Icahn, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Onshore LP, Beckton Corp., Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc. (collectively the “Icahn Stockholders”) entered into the Voting and Support Agreement with TRATON and Merger Sub (the “Icahn Voting Agreement”) with respect to the common stock held by the Icahn Stockholders, and MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP and MHR Institutional Partners III LP (collectively the “MHR Stockholders”, and together with the Icahn Stockholders, the “Supporting Stockholders”) entered into the Voting and Support Agreement with Parent and Merger Sub (together with the Icahn Voting Agreement, the “Voting Agreements”) with respect to the common stock held by the MHR Stockholders (such shares held by each of the Supporting Stockholders, the “Voting Shares”). As of November 7, 2020, the Supporting Stockholders collectively controlled 32,954,960 shares of common stock of the Company, representing approximately 33.1% of the issued and outstanding common stock of the Company at such time. The common stock of the Company beneficially owned by the Supporting Stockholders have not been purchased by the Purchaser Group Members, and thus no funds were used for such purpose. The Purchaser Group Members did not pay any monetary consideration to the Supporting Stockholders in connection with the execution and delivery of the Voting Agreements.
The Voting Agreements require the Supporting Stockholders to vote (or cause to be voted) 92.4% of the Supporting Stockholders’ Voting Shares, which is 30.6% of the issued and outstanding common stock of the Company (i) in favor of the adoption and approval of the Merger Agreement and approval of the Merger and other transactions contemplated by the Merger Agreement, (ii) in favor of any proposal to adjourn or postpone any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration to solicit additional votes, (iii) in favor of any non-binding advisory vote on “golden parachute” executive compensation arrangements and (iv) against any Acquisition Proposal (as defined by the Merger Agreement) or Superior Proposal (as defined by the Merger Agreement). Pursuant to the Voting Agreements, each Supporting Stockholder waives appraisal rights. The Voting Agreements do not limit or restrict the Supporting Stockholder’s designated directors or officers from acting in such capacity or voting in such capacity in such person’s sole discretion on any matter.
The Voting Agreements
The Voting Agreements terminate upon the earliest to occur of: (i) the Effective Time of the Merger, (ii) termination of the Merger Agreement in accordance with its terms, (iii) an Adverse Recommendation Change (as described in the section entitled “The Merger Agreement—Solicitation of Acquisition Proposals; Board Recommendation Changes”), (iv) the conclusion of the Company stockholder meeting held for the purpose of obtaining the Company Stockholder Approval, including any adjustment or postponement thereof or (v) the date on which there is any modification, waiver or amendment to the Merger Agreement (other than any modification, waiver or amendment that does not adversely affect the rights of the Supporting Stockholders) not approved by the Supporting Stockholders.
To the extent that any Supporting Stockholder acquires beneficial ownership of any Voting Shares during the term of the Voting Agreements, such Voting Shares will become subject to the terms of the Voting Agreements to the same extent as though such Voting Shares were owned by such Supporting Stockholder as of the date of the Voting Agreements.
2021 Proxy Statement	111

PROPOSAL 1
Until the earlier of the termination of the Voting Agreements and the date on which the Merger Agreement is adopted by the Company’s stockholders, each Supporting Stockholder is prohibited from transferring beneficial ownership of any Voting Shares beneficially owned by such Supporting Stockholder, subject to certain exceptions. Each Supporting Stockholder has also agreed not to (i) solicit or encourage competing Acquisition Proposals, (ii) enter into or participate in discussions or negotiations regarding competing Acquisition Proposals, (iii) make or participate in a solicitation of proxies in connection with any vote of the Company’s stockholders other than to recommend the approval of the Merger Agreement and the transactions contemplated thereby as provided in the Voting Agreements or (iv) approve, adopt, recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, any agreement with respect to a competing Acquisition Proposal. Notwithstanding the foregoing, each Supporting Stockholder is permitted to participate in discussions and negotiations with any Person making an Acquisition Proposal, if (i) the Company is permitted under the Merger Agreement to enter into discussion or negotiations with respect to a competing Acquisition Proposal and (ii) such Supporting Stockholder’s participation in any discussions or negotiations is in conjunction with and ancillary to the Company’s discussions and negotiations.
The Company is not a party to the Voting Agreements. The Supporting Stockholders, Parent and Merger Sub may amend the Voting Agreements by written agreement at any time, provided that certain provisions related to the termination and amendment of the Voting Agreements may not be modified without the prior written consent of the Company.
2021 Proxy Statement	112

PROPOSAL 2
PROPOSAL 2—MERGER COMPENSATION PROPOSAL
Your Board of Directors recommends a vote FOR the non-binding, advisory vote on the compensation of the Company’s named executive officers in connection with the Merger.
Golden Parachute Compensation
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation of each of the Company’s named executive officers, that is based on or otherwise relates to the Merger and that will or may become payable to the named executive officers at the completion of the Merger or on a qualifying termination of employment upon or following the consummation of the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the Merger-related compensation payable to the Company’s named executive officers. The “golden parachute” compensation payable to these individuals is subject to a non-binding advisory vote of the Company’s stockholders. The “named executive officers” are the individuals listed as such in the section entitled “Say-On-Pay—Compensation Discussion & Analysis” beginning on page 142.
The table below sets forth, for the purposes of this golden parachute disclosure, the amount of payments and benefits (on a pre-tax basis) that each of the Company’s named executive officers would receive based on the following: (i) the Effective Time of the Merger occurs on July 1, 2021, (ii) each named executive officer experiences a qualifying termination at such time, (iii) the named executive officer’s base salary rate and annual target bonus remain unchanged from that in effect as of the date of this filing, (iv) the Company Stock Options, the Company Restricted Stock Unit Awards, and the Company’s performance cash units and restricted cash units outstanding as of November 23, 2020, taking into account any vesting that will occur prior to July 1, 2021 in accordance with their terms without regard to the Merger, (v) the price of a share of Company common stock on the completion of the Merger is $44.50, and (vi) each named executive officer has properly executed any required releases and complied with all requirements (including any applicable restrictive covenants) necessary in order to receive the payments and benefits. Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by any of the individuals below may materially differ from the amounts set forth below.
Name	Cash ($)(1)	Equity ($)(2)	Pension/ Non- Qualified Deferred Compensation ($)(3)	Perquisites/Benefits ($)(4)	Total ($)
Persio V. Lisboa	7,140,600	768,149	0	65,037	7,973,786
Troy A. Clarke	9,025,600	2,297,749	196,450	82,941	11,602,740
Walter G. Borst	6,460,738	896,157	604,367	65,295	8,026,557
William V. McMenamin	2,872,908	213,336	334,172	42,926	3,463,342
Curt A. Kramer	2,419,322	320,026	2,125,997	46,792	4,912,137
Samara A. Strycker	1,822,335	213,336	306,345	39,314	2,381,330
(1)
Cash. The cash payments payable to the named executive officers by the Company consist of (i) severance payable in a lump sum in an amount equal to (1) a pro rata portion of the executive officer’s annual incentive plan award at target level, plus (2) a multiplier ranging from 150% to 300% of the sum of the executive officer’s annual base salary in effect at the time of termination and the executive officer’s annual incentive award at target level, and (ii) the acceleration of the vesting of restricted cash units (with performance cash units measured at the greater of target or actual performance, and prorated for the number of days worked during the vesting period for 2020 performance and restricted cash unit awards). Such cash payments are “double-trigger” (i.e., the benefits are payable only upon an involuntary termination for any reason other than for cause or a Constructive Termination within (i) 18 months (or, for Messrs. Lisboa and Clarke, 24 months) following a change in control for the lump sum cash severance payment or (ii) 36 months following a change in control for the acceleration of the vesting of restricted cash units). Receipt of the lump sum cash severance payment is conditioned upon the named executive officer’s execution of a written release agreement and compliance with restrictive covenants relating to confidentiality (perpetual), non-disparagement (perpetual), non-competition (for 12 months, or, for Messrs. Lisboa and Clarke, 24 months, following the Merger), non-solicitation (for 24 months following the Merger) and cooperation (perpetual) (collectively, the “Severance Conditions”), and the Company and its principal operating subsidiary, Navistar, Inc., are jointly and severally obligated to provide such lump sum cash severance payment to the named executive officer. The acceleration of the vesting of restricted cash units is generally conditioned upon compliance with restrictive covenants relating to confidentiality (perpetual) and non-competition (for 12 months following the Merger). Set forth below are the separate values of each of the cash payments assuming a termination on July 1, 2021.

2021 Proxy Statement	113

PROPOSAL 2
Name	Cash Severance ($)	Company Performance and Restricted Cash Units ($)	Total ($)
Persio V. Lisboa	4,509,333	2,631,267	7,140,600
Troy A. Clarke	3,966,667	5,058,933	9,025,600
Walter G. Borst	4,440,926	2,019,812	6,460,738
William V. McMenamin	2,392,000	480,908	2,872,908
Curt A. Kramer	1,697,961	721,361	2,419,322
Samara A. Strycker	1,341,427	480,908	1,822,335
(2)
Equity. As described in more detail in the section entitled “The Merger Agreement—Treatment of Common Stock and Equity Plan Awards” beginning on page 95, at or immediately prior to the Effective Time, any outstanding Company Stock Options and Company Restricted Stock Unit Awards will vest in full upon the closing (i.e., “single-trigger” vesting) and be settled for the Merger Consideration (less, in the case of Company Stock Options, the applicable exercise price). Set forth in the table below are the values of each type of unvested equity-based award that, in each case, would vest on the closing of the Merger based on the assumed Effective Time of July 1, 2021.

Name	Company Stock Options ($)	Company Restricted Stock ($)	Company Restricted Stock Units ($)	Total ($)
Persio V. Lisboa	83,160	—	684,989	768,149
Troy A. Clarke	208,251	—	2,089,498	2,297,749
Walter G. Borst	97,026	—	799,131	896,157
William V. McMenamin	23,098	—	190,238	213,336
Curt A. Kramer	34,647	—	285,379	320,026
Samara A. Strycker	23,098	—	190,238	213,336
(3)
Pension/Non-Qualified Deferred Compensation. Reflects in total the (i) acceleration of vesting of the executive officer’s SERP (as defined in the section entitled “Proposal 4—Say-On-Pay–Compensation of Executive Officers–Executive Benefits and Perquisites” beginning on page 161) benefit (other than for Messrs. Lisboa, Clarke, Borst and McMenamin who are all retirement eligible under the SERP without regard to the Merger), (ii) acceleration of vesting of the executive officer’s SRAP (as defined in the section entitled “Proposal 4—Say-On-Pay–Compensation of Executive Officers–Executive Benefits and Perquisites” beginning on page 161) balance (other than for Messrs. Lisboa, Clarke and McMenamin, who are all retirement eligible under the SRAP without regard to the Merger) and (iii) a lump sum cash payment equal to the difference in (x) the actuarial present value of the executive officer’s non-tax-qualified pension benefits assuming the executive officer was 18 months older and had 18 more months of service, over (y) the actuarial present value of the executive officer’s non-tax-qualified pension benefits at the date of termination (except for Mr. Lisboa, whose employment agreement does not provide for such a cash lump sum payment and Messrs. Borst and Kramer, whose lump sum cash payment is $0 because the vesting of their SRAP following a change in control, which offsets the non-tax qualified pension benefit, mitigates the effect of the 18 months of age and service). Such benefits are “double-trigger” (i.e., (i) the acceleration of the SERP benefit occurs only upon an involuntary termination by the Company for reasons other than for cause within two years following a change in control; (ii) the acceleration of the SRAP balance occurs only upon an involuntary termination by the Company for reasons other than for cause within two years following a change in control; and (iii) the lump sum cash payment is payable only upon an involuntary termination for any reason other than for cause or a Constructive Termination within 18 months (or, for Mr. Clarke, 24 months) following a change in control). Receipt of the lump sum cash payment is conditioned upon the named executive officer’s compliance with the Severance Conditions, and the Company and Navistar, Inc. are jointly and severally obligated to provide such lump sum cash payment to the named executive officer. Set forth below are the separate values of each of the pension/non-qualified deferred compensation payments assuming a termination on July 1, 2021.

Name	SERP Acceleration ($)	SRAP Acceleration ($)	Lump Sum Cash Payment ($)
Persio V. Lisboa	—	—	—
Troy A. Clarke	—	—	196,450
Walter G. Borst	—	604,367	—
William V. McMenamin	—	—	334,172
Curt A. Kramer	1,988,520	137,477	—
Samara A. Strycker	185,257	84,334	36,754
(4)
Perquisites/Benefits. Reflects the cost of (i) continued health insurance for the 24-month period beginning on July 1, 2021 (assuming that for the first 12-month period, the executive officer will pay for such coverage at the current rate for active employees who participate in the same plan at the same level of coverage and for the remaining 12-month period, the executive officer will pay for such coverage on a monthly cost of coverage basis), (ii) continued life insurance coverage for the 18-month (or, for Mr. Lisboa, 24-month) period beginning on July 1, 2021, in the same amount as in effect immediately before the date of termination and under the same terms and conditions such coverage is otherwise made available to active employees of the Company and its wholly owned subsidiaries after the named executive officer’s termination (which is equal to, for Mr. Lisboa: $25,846; Mr. Clarke: $48,425; and Mr. Borst: $25,026) and (iii) outplacement services with the Company-designated service provider, and provided that the named executive officer initiates services within 60 days after the date of termination. Such benefits are “double-trigger” (i.e., the benefits are payable only upon an involuntary termination for any reason other than for cause or a Constructive Termination within 18 months (or, for Messrs. Lisboa and Clarke, 24 months) following a change in control). The receipt of such benefits is conditioned upon the named executive officer’s compliance with the Severance Conditions, and the Company and Navistar, Inc. are jointly and severally obligated to provide such benefits to the named executive officer.

2021 Proxy Statement	114

PROPOSAL 2
Merger Compensation Proposal
Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, the Company is seeking a non-binding, advisory stockholder approval of the compensation of the Company’s named executive officers that is based on or otherwise relates to the Merger as disclosed above in this section. The proposal gives the Company’s stockholders the opportunity to express their views on the Merger-related compensation of the Company’s named executive officers.
Accordingly, the Company is asking Company stockholders to vote in favor of the adoption of the following resolution, on a non-binding, advisory basis:
“RESOLVED, that the compensation that will or may be paid or become payable to the Company’s named executive officers, in connection with the Merger, and the agreements or understandings pursuant to which such compensation will or may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in ‘Proposal 2—Merger Compensation Proposal—Golden Parachute Compensation’ are hereby APPROVED.”
Vote Required and the Company Board Recommendation
The vote on this proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Accordingly, you may vote not to approve this proposal on Merger-related named executive officer compensation and vote to adopt the Merger Agreement and vice versa. Because the vote is advisory in nature, it will not be binding on the Company, regardless of whether the Merger Agreement is adopted. Approval of the non-binding, advisory proposal with respect to the compensation that may be received by the Company’s named executive officers in connection with the Merger is not a condition to completion of the Merger, and failure to approve this advisory matter will have no effect on the vote to adopt the Merger Agreement. Because the Merger-related named executive officer compensation to be paid in connection with the Merger is based on contractual arrangements with the named executive officers, such compensation may be payable, regardless of the outcome of this advisory vote, if the Merger Agreement is adopted (subject only to the contractual conditions applicable thereto).
Approval, by non-binding advisory vote, of the Merger Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present virtually or by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will have the same effect as a vote “AGAINST” approval of the Merger Compensation Proposal, and broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION THAT MAY BE RECEIVED BY THE COMPANY’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER.
2021 Proxy Statement	115

PROPOSAL 3
PROPOSAL 3—ELECTION OF DIRECTORS
Your Board of Directors recommends a vote FOR each of the Director nominees.
At the Annual Meeting, nine directors will be nominated for election. A tenth director is appointed by the United Automobiles, Aerospace and Agricultural Implement Workers of America (the “UAW”) pursuant to a 1993 settlement agreement we entered into in connection with the restructuring of our postretirement health care and life insurance benefits and is not elected by the stockholders. Currently, an 11th director position is reserved for a TRATON nominee as TRATON has not yet proposed a replacement director following the resignation of Andreas H. Renschler from the Board in July 2020. In addition, a 12th director position remains vacant. Substantial refreshment in Board composition took place during 2017 and 2018. During the course of 2019 the Board continued to evaluate the appropriate timing for filling the 12th director position. In 2020, the Board paused its Board recruitment discussions in the midst of the COVID-19 pandemic and pending the outcome of discussions relating to the acquisition offer from TRATON that was initially received in January 2020. The outcome of the vote on the Merger Proposal will impact whether the Board initiates a search process to identify the best candidate to fill this 12th Board seat at a future date. All directors elected at the Annual Meeting will be elected for a one-year term.
If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. We know of no reason why any nominee would be unable to accept nomination or election. All nominees have consented to be named in this proxy statement and to serve if elected.
During 2014 and pursuant to settlement agreement amendments (the “Settlement Agreement Amendments”) we entered into with two of our largest stockholders (namely, Carl C. Icahn and several entities controlled by him (collectively, the “Icahn Group”) and Mark H. Rachesky, M.D. and several entities controlled by him (collectively, the “MHR Group”)), we granted each of the Icahn Group and the MHR Group the right to nominate two directors to serve on our Board effective as of March 10, 2014, the date of our 2014 Annual Meeting of stockholders (the “2014 Annual Meeting”). The Icahn Group’s current nominees are Mr. Vincent J. Intrieri and Mr. Kevin M. Sheehan. The MHR Group’s current nominees are Dr. Mark H. Rachesky and Ms. Janet T. Yeung. Moreover, in connection with our alliance with TRATON, and pursuant to the terms of a Stockholder Agreement dated as of September 5, 2016 by and among TRATON and us (the “Stockholder Agreement”), two persons nominated by TRATON were initially elected to our Board effective February 28, 2017. TRATON’s current nominee is Mr. Christian Schulz and the other TRATON nominee position currently remains open following the resignation of Mr. Andreas H. Renschler from the Board in July 2020.
Board of Directors
Selection of Directors
The Nominating and Governance Committee identifies nominees for directors from various sources, including suggestions from Board members and management, and in the past has used third-party consultants to assist in identifying and evaluating potential nominees. The Nominating and Governance Committee will consider persons recommended by the stockholders in the same manner as a committee-recommended nominee. The Nominating and Governance Committee has specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:
•	knowledge and contacts in the Company’s industry and other relevant industries
•	positive reputation in the business community
•	the highest personal and professional ethics and integrity and values that are compatible with the Company’s values
•	experiences and achievements that provide the nominee with the ability to exercise good business judgment
•	ability to make significant contributions to the Company’s success
•	ability to work successfully with other directors
•	willingness to devote the necessary time to the work of the Board and its committees, which includes being available for the entire time of meetings
•	ability to assist and evaluate the Company’s management
•	involvement only in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders
2021 Proxy Statement	116

PROPOSAL 3
•
understanding of and ability to meet his or her responsibilities to the Company’s stockholders, including the duty of care (making informed decisions) and the duty of loyalty (maintaining confidentiality and avoiding conflicts of interest)

•	potential to serve on the Board for at least five years
The Nominating and Governance Committee believes that consideration should also be given to having a diversity of backgrounds, skills, and perspectives among the directors.
In addition, in selecting directors, the Nominating and Governance Committee will consider the need to strengthen the Board by providing a diversity of persons in terms of their expertise, age, gender, race, ethnicity, education, and other attributes which contribute to the Board’s diversity. Our Board’s diversity policy is contained within our Corporate Governance Guidelines.
The satisfaction of the above criteria is implemented and assessed through ongoing consideration of directors and nominees by the Nominating and Governance Committee and the Board, as well as through the Board’s self-evaluation process. Based upon these activities and its review of the current composition of the Board, the Nominating and Governance Committee and the Board believe that these criteria have been satisfied. The Nominating and Governance Committee and the Board have in the past acknowledged the lack of gender diversity, and they note the positive move in that regard with the election of Janet T. Yeung to the Board on December 15, 2020. The Nominating and Governance Committee and the Board intend to consider gender as a prominent factor when it is the appropriate time to fill the 12th director position.
As outlined in our Corporate Governance Guidelines, any director who receives more “withheld” votes than “for” votes in an uncontested election is required to tender his or her resignation to the Nominating and Governance Committee for consideration and recommendation to the Board. The Board will publicly disclose its decision.
Continued Stockholder Representation on Our Board
Pursuant to the Settlement Agreement Amendments, we granted each of the Icahn Group and the MHR Group the right to nominate two directors to serve on our Board, effective as of March 10, 2014, the date of our 2014 Annual Meeting. The current Icahn Group nominees serving as members of our Board are Vincent J. Intrieri and Kevin M. Sheehan. The current MHR Group nominees serving as members of our Board are Mark H. Rachesky and Janet T. Yeung. Mr. Intrieri, Mr. Sheehan, Dr. Rachesky and Ms. Yeung are nominated for re-election. In addition, pursuant to the Stockholder Agreement, TRATON was granted the right to nominate two directors to serve on our Board effective as of February 28, 2017. The current TRATON nominee serving as a member of our Board is Christian Schulz. Mr. Schulz is nominated for re-election. The second TRATON nominee position currently remains vacant following the resignation of Andreas H. Renscher from the Board in July 2020. As a result, three of our largest stockholders have Board representation and collectively hold five of the ten seats currently filled on our 12 seat Board with the right to fill the 11th Board seat with a representative.
Communication with the Board
Interested parties may communicate with any of our directors, our Board as a group, our non-employee directors as a group or any committees of the Board by sending an e-mail to presiding.director@navistar.com or by writing to the Presiding Director, c/o the Corporate Secretary, at 2701 Navistar Drive, Lisle, Illinois 60532. The Board has given the Corporate Secretary the discretion to distribute communications to the director or directors, after ascertaining whether the communications are appropriate to the duties and responsibilities of the Board. Communications that relate to ordinary business matters that are not within the scope of the Board’s duties and responsibilities will be forwarded to the appropriate employee within the Company. Solicitations, junk e-mail and obviously frivolous or inappropriate communications will not be forwarded. You will receive written acknowledgement from the Corporate Secretary’s Office upon receipt of your communication.
UAW Appointed Director
In July 1993, we restructured our postretirement health care and life insurance benefits pursuant to a settlement agreement, which required, among other things, the addition of a seat on our Board. The director is not elected by the stockholders and is filled by a person appointed by the UAW.
2021 Proxy Statement	117

PROPOSAL 3
Director Biographies
The following summarizes information about each of the nominees and the continuing director as of the date of this proxy statement, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that qualify our nominees and the continuing director to serve as directors of the Company. The nominees were evaluated and recommended by the Nominating and Governance Committee in accordance with the process for nominating directors.
Age 65 Director since April 2013	Troy A. Clarke Executive Chairman and Chairman of Board of Directors

Professional Highlights

Mr. Clarke has served as Executive Chairman of Navistar since July 2020 and as Chairman of the Board of Directors since February 2017. Mr. Clarke was President and Chief Executive Officer of Navistar from April 2013 to July 2020. Mr. Clarke also served as President and Chief Operating Officer of Navistar from August 2012 to April 2013, as President of the Truck and Engine Group of Navistar, Inc. from June 2012 to August 2012, as President of Asia-Pacific Operations of Navistar, Inc. from 2011 to 2012, and as Senior Vice President of Strategic Initiatives of Navistar, Inc. from 2010 to 2011. Prior to joining Navistar, Inc., Mr. Clarke held various positions at General Motors Company, including President of General Motors North America from 2006 to 2009 and President of General Motors Asia Pacific from 2003 to 2006. Over the course of his career with GM, he held several additional leadership roles, including President and Managing Director of GM de Mexico and Director of Manufacturing for GM de Mexico.

Past Directorships
• Director of Fuel System Solutions, a publicly traded company, from December 2011 to June 2016, where he served as the chair of its Compensation Committee

Education
Mr. Clarke received a bachelor’s degree in engineering from the General Motors Institute and a master’s degree in business administration from the University of Michigan.

Skills and Qualifications

Mr. Clarke’s particular knowledge and experience in the automotive industry over the past 40 years, corporate governance, engineering, manufacturing (international and domestic), mergers and acquisitions, sales (international and domestic) and union/labor relations, well qualify him to serve on our Board.

2021 Proxy Statement	118

PROPOSAL 3
Age 70 Director since October 2016 Committees Finance and Nominating & Governance (Chair)	José María Alapont Independent

Professional Highlights

Mr. Alapont served as President and Chief Executive Officer of Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, from 2005 to 2012. He was the Chief Executive Officer and a director of Fiat Iveco, S.p.A., a leading global manufacturer of commercial trucks and vans, buses, recreational, off-road, firefighting, defense and military vehicles of the Fiat Group, from 2003 to 2005. Mr. Alapont has held executive positions for more than 30 years at other leading global vehicle manufacturers and suppliers such as Delphi Corporation, Valeo S.A., and Ford Motor Company.

Other Current Directorships

• Director of Ferroglobe Plc., a publicly-traded silicon, manganese and special alloys producer company, since 2018, member of its Audit and Compensation
Committees, since 2018, Senior Lead Director and Chairman of its Governance
Committee, since 2019 and member of its Nomination Committee, since 2020

• Director of Ashok Leyland, a publicly-traded commercial trucks, vans, buses and defense manufacturing company, since 2017, and member of its Investment and
Technology Committees, since 2017, Nomination and Remuneration Committee, since 2018, and its Audit Committee, since 2019

• Director of Switch Mobility Limited, a manufacturer of urban buses that is a wholly owned UK subsidiary of Ashok Leyland, since November 2020, and Chairman of its
Governance, Nomination and Compensation Committee since November 2020

• Member of the board of Hinduja Investment and Project Services Limited, a privately-held investment and service group, since 2016

• Director of Hinduja Automotive Limited, a privately-held automotive holding group, since 2014

Past Directorships
• Director of Manitowoc Company, a publicly traded crane manufacturing company, from 2016 to 2018 • Has served as a director of a number of other companies prior to 2016

Education
Mr. Alapont holds a degree in Industrial Engineering from the Valencia Technical School and a degree in Philosophy from the University of Valencia, Spain.

Skills and Qualifications

Mr. Alapont’s particular knowledge and experience in serving several automotive manufacturing companies for over 30 years, corporate finance, accounting, corporate governance, distribution, engineering, finance, human resources, manufacturing (domestic and international), marketing, mergers and acquisitions, military and government contracting, purchasing, sales (domestic and international), tax and treasury matters and union and labor relations, and as a member of other public and private company boards of directors, well qualify him to serve on our Board.

2021 Proxy Statement	119

PROPOSAL 3
Age 66 Director since October 2016 Committees: Audit (Chair)	Stephen R. D’Arcy Independent

Professional Highlights

Mr. D’Arcy has been a Partner of Quantum Group LLC, an investment and consulting firm, since 2010. Previously he was a Partner at PricewaterhouseCoopers LLP, a multinational professional services firm, for 34 years, serving most recently as Global Automotive Leader from 2002 to 2010.

Other Current Directorships

• Director of Premier, Inc., a publicly traded healthcare improvement company, since 2013, where he serves on the Audit Committee

• Penske Corporation, a privately held, diversified, on-highway, transportation services company, since 2011

Past Directorships
• Member of the Board of Directors of Vanguard Health Systems Inc., a company previously listed on the NYSE, from 2011 to 2013, where he served on the Audit and Compliance Committee

Education
Mr. D’Arcy received a bachelor’s degree in business administration from the University of Michigan.

Skills and Qualifications

Mr. D’Arcy’s particular knowledge and experience in accounting, corporate governance, finance and mergers and acquisitions matters, and as a member of other public and private company boards of directors (including as chairman of an audit committee), well qualify him to serve on our Board.

2021 Proxy Statement	120

PROPOSAL 3
Age 64 Director since October 2012 (Co-Independent Lead Director since October 2018) Committees Finance (Co-Chair) and Nominating & Governance	Vincent J. Intrieri Independent

Professional Highlights

In January 2017, Mr. Intrieri founded VDA Capital Management LLC, a private investment firm, where he currently serves as President and Chief Executive Officer. Previously, Mr. Intrieri was employed by Icahn-related entities from October 1998 to December 2016 in various investment-related capacities, serving as Senior Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages private investment funds from 2008 to 2016, a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners LP, and Icahn Offshore LP, the general partner of Icahn Partners Master Fund LP, entities through which Mr. Icahn invested in securities from 2004 to 2016. Mr. Intrieri also served as Senior Vice President of Icahn Enterprises L.P. from 2011 to 2012.

Other Current Directorships

• Director of Hertz Global Holdings, Inc., a publicly traded company engaged in the car rental business, since 2014

• Director of Transocean Ltd., a publicly traded provider of offshore contract drilling services for oil and gas wells, since 2014

Past Directorships

• Director of Chesapeake Energy Corporation, a publicly traded oil and gas exploration and production company, from 2012 to 2016

• Director of Ferrous Resources Limited, a privately held iron ore mining company with operations in Brazil, from 2015 to 2016

• Director of Conduent Incorporated, a publicly traded business process services company that was launched following its separation from Xerox, from 2017 to
2018

• Director of Energen Corporation, a publicly traded oil and gas exploration company, from March 2018 to December 2018

• Has served on more than 15 corporate boards during his career

Education
Mr. Intrieri graduated, with distinction, from the Pennsylvania State University (Erie Campus) with a B.S. in Accounting and was a Certified Public Accountant.

Skills and Qualifications

Mr. Intrieri’s particular knowledge and experience in accounting, corporate governance, finance, mergers and acquisitions and treasury matters, and as a member of other public and private company boards of directors, well qualify him to serve on our Board.

2021 Proxy Statement	121

PROPOSAL 3
Age 61 Director since October 2012 (Co-Independent Lead Director since October 2018) Committees Finance (Co-Chair) and Nominating & Governance	Mark H. Rachesky, M.D. Independent

Professional Highlights

Dr. Rachesky is the founder and President of MHR Fund Management LLC, a New York-based private equity firm that invests in distressed and undervalued middle market companies and manages approximately $5,000,000,000 of capital across a variety of industries.

Other Current Directorships

• Chairman of the board of directors of Loral Space & Communications Inc., a publicly traded satellite communications company, since 2006, and Director, since 2005

• Chairman of the board of directors of Lions Gate Entertainment Corp., a publicly traded entertainment company, since 2015, and Director, since 2009

• Chairman of the board of directors of Telesat Canada, a privately held satellite company, since 2012, and Director, since 2007

• Member of the Board of Directors of Titan International, Inc., a publicly traded wheel, tire and undercarriage systems and components company, since 2014

Past Directorships

• Member of the Board of Directors of Emisphere Technologies, Inc., a publicly traded biopharmaceutical company, since 2005 until its acquisition by Novo
Nordisk in December 2020

• Member and chairman of the board of Leap Wireless International, Inc., a publicly traded digital wireless company, from 2004 until its acquisition by AT&T in
March 2014

Education

Dr. Rachesky holds a B.S. in molecular aspects of cancer from The University of Pennsylvania, an M.D. from the Stanford University School of Medicine and an M.B.A. from the Stanford University School of Business.

Skills and Qualifications

Dr. Rachesky’s particular knowledge and experience in corporate finance, economic, financial and business conditions affecting the Company and its strategic direction, and as a member of the boards of directors of private and public companies engaged in a wide range of businesses, well qualify him to serve on our Board.

2021 Proxy Statement	122

PROPOSAL 3
Age 43 Director since August 2018 Committees Finance	Christian Schulz Independent

Professional Highlights

Mr. Schulz has been the Chief Financial Officer of TRATON SE and its predecessor entities since June 2018. Previously he was Head of Business Development at TRATON SE’s predecessor entities from January 2017 to June 2018. As part of this role, he led the advancement of both TRATON SE’s strategic development and its strategic partnership.

Prior to that, Mr. Schulz was Director of Controlling Operations worldwide at Mercedes-Benz Cars from 2011 to 2016 and was the Controlling Director for Purchasing, Production, and R&D at Mitsubishi Fuso in Japan from 2008 to 2010. His previous roles included management responsibilities in the fields of finance and controlling at Daimler Group, including serving as Chief Financial Officer of the transmissions plant in Gaggenau, Germany.

Skills and Qualifications
Mr. Schulz’s particular knowledge and experience in finance, controlling and business development within the automotive manufacturing business well qualify him to serve on our Board.
2021 Proxy Statement	123

PROPOSAL 3
Age 67 Director since October 2018 Committees Audit and Compensation	Kevin M. Sheehan Independent

Professional Highlights

From August 2016 to June 2018, Mr. Sheehan served as the President and Chief Executive Officer at Scientific Games, a gaming and lottery company. From February 2015 through August 2016, Mr. Sheehan taught full time as the John J. Phelan, Jr. Distinguished Visiting Professor of Business at Adelphi University. Mr. Sheehan previously held several senior positions with Norwegian Cruise Line Holdings Ltd., a global cruise company, from 2007 to 2015, including President (August 2010 to January 2015); Chief Executive Officer (November 2008 to January 2015); and Chief Financial Officer (November 2007 to September 2010).

Other Current Directorships

• Director of publicly-traded Hertz Global Holdings, Inc. since 2018 where he currently serves on the Finance, Technology and Audit Committees

• Director of publicly-traded Dave & Buster’s Entertainment, Inc. since 2013 where he currently chairs the Audit Committee and serves on the Finance and Nominating and Governance Committees

• Lead Director of publicly-traded Gannett Co., Inc. (formerly known as New Media
Investment Group Inc.) since 2019, and Director since November 2013 where he chairs the Audit Committee and serves on the Compensation Committee

Past Directorships
• Director of publicly-traded Bob Evans Farms, Inc. from 2013 to 2017 where he served on the Audit and Finance Committees

Education
Mr. Sheehan is a graduate of Hunter College and New York University Graduate School of Business (with a Master’s degree in finance and taxation) and is a Certified Public Accountant.

Skills and Qualifications

Mr. Sheehan’s particular knowledge and experience in accounting, corporate governance, finance, mergers and acquisitions, and treasury matters, and as a member of the board of directors of other public companies, well qualify him to serve on our Board.

2021 Proxy Statement	124

PROPOSAL 3
Age 78 Director since October 2016 Committees Compensation (Chair) and Nominating & Governance	Dennis A. Suskind Independent

Professional Highlights

Mr. Suskind is a retired General Partner of Goldman Sachs & Company, a multinational finance company that engages in global investment banking. Mr. Suskind also served as Vice Chairman of NYMEX, Vice Chairman of COMEX, a member of the board of the Futures Industry Association, a member of the board of International Precious Metals Institute, and a member of the boards of the Gold and Silver Institutes in Washington, D.C.

Other Current Directorships

• Director of the publicly-traded CME Group, Inc., since 2008, where he chairs the
Risk Committee and also serves on the Audit Committee

• Director of he publicly-traded Bridge Bancorp Inc. since 2002, where he is Vice
Chairman and chairs the Corporate Committee and Nominating and Risk
Committees and serves on the Audit Committee

Skills and Qualifications

Mr. Suskind’s particular knowledge and experience in accounting, corporate governance, finance, human resources, marketing and mergers and acquisitions matters, and as a member of other public company boards of directors, well qualify him to serve on our Board.

Age 56 Director since December 2020 Committees Audit and Compensation	Janet T. Yeung Independent

Professional Highlights

Ms. Yeung has been Principal and General Counsel of MHR Fund Management LLC, a New York-based private equity firm that invests in distressed and undervalued middle-market companies and manages approximately $5,000,000,000 of capital across a variety of industries, since May 2012. From 2008 to May 2012, Ms. Yeung was Principal and Counsel of MHR. From 2000 to 2008, Ms. Yeung was Vice President and Deputy General Counsel of Loral Space & Communications, Inc., a satellite communications company engaged in satellite-based communications services.

Past Directorships
Director of Loral Space & Communications Inc., a publicly-traded satellite communications company, since 2015

Education
Ms. Yeung has an A.B. in Economics from Cornell University and a J.D. from Georgetown University Law Center.

Skills and Qualifications

Ms. Yeung’s particular knowledge and experience in corporate governance, corporate law and mergers and acquisitions, and as a member of the board of directors of another public company, well qualify her to serve on our Board.

2021 Proxy Statement	125

PROPOSAL 3
The director appointed by UAW is not elected by stockholders at the Annual Meeting. During 2017, Jeffrey A. Dokho became the UAW-appointed member.
Age 45 Director since April 2017 Committees Audit and Finance	Jeffrey A. Dokho Independent

Professional Highlights

Mr. Dokho is currently the Director of the UAW Research Department, where he directs a group of financial analysts and oversees the union’s financial, industry and future mobility research. Since joining the UAW in 2006, Mr. Dokho has worked on many high-profile contract negotiations between the UAW and large multinational companies and plays a leading role in the development and implementation of profit-sharing plans, including those currently in place for UAW members at General Motors Company, Ford Motor Company and Fiat Chrysler Automobiles N.V. In October 2020, Mr. Dokho was appointed to the Michigan Council on Future Mobility and Electrification and, in March 2020, he was appointed to the U.S. Asset Owner’s Advisory Council of the Council of Institutional Investors. From 2002 to 2006, Mr. Dokho was a Senior Analyst at Lear Corporation, a tier 1 supplier to the automotive industry, focusing largely on mergers & acquisitions and joint ventures. From 2000 to 2002, Mr. Dokho was at Ernst & Young, a global public accounting firm, providing both audit and business risk consulting to clients in a wide range of industries, including defense and manufacturing. Prior to that, Mr. Dokho conducted regulatory compliance audits at the National Futures Association, the self-regulatory organization for the U.S. derivatives industry.

Education
Mr. Dokho received a B.A. in Accounting from Michigan State University and is a licensed Certified Public Accountant.

Skills and Qualifications

Mr. Dokho’s particular knowledge and experience in accounting, financial analysis, business risk consulting, mergers and acquisitions and profit-sharing plan design and implementation, including in the automotive sector, well qualify him to serve on our Board.

Board Refreshment
The Board believes that periodic Board refreshment can provide new experiences and fresh perspectives to our Board. The Board also recognizes the need to maintain continuity and retain the benefit of relevant historical perspective and experiences. The current average director tenure is approximately 4 1/2 years.
Board Composition
In July 2020, Andreas H. Renschler resigned as a TRATON nominee director and he has not yet been replaced. The Co-Independent Lead Directors, committee chairs and committee membership remained unchanged during 2020 except for the departure of Mr. Renschler from the Compensation Committee and the Nominating & Governance Committee. More recently, on December 15, 2020, Janet T. Yeung was elected to fill a vacancy created by the departure of Raymond T. Miller as an MHR nominee director, and Ms. Yeung was appointed as a member of the Audit Committee and the Compensation Committee.
2021 Proxy Statement	126

PROPOSAL 3
Stockholder Nominations
Stockholders may nominate any person as a candidate for director for election at our 2022 Annual Meeting by writing to our Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532 and complying with the procedures for director nomination set forth in the Company’s By-Laws. Your letter must be received by Navistar’s Corporate Secretary no earlier than October 3, 2021, and no later than November 2, 2021, and must include all of the information required by the Company’s By-Laws including, but not limited to, the proposed nominee’s biographical information and principal occupation, the number of shares of capital stock of the Company which are owned by the proposed nominee, appropriate information about the proposed nominee that would be required to be included in a proxy statement under the rules of the SEC, the number of shares held by you, information about the relationship between the proposed nominee and you, any pending or threatened litigation in which the proposed nominee is a party and a representation that you intend to appear virtually or in person, as applicable at the time, or by proxy at the meeting to nominate the proposed nominee. Your letter must be accompanied by the written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. You may only recommend a candidate for director if you hold shares of common stock on the date you give the notice described above, on the record date for the annual meeting of stockholders at which you propose such nominee be elected and on the date of the annual meeting of stockholders at which you propose such nominee be elected.
Board Tenure Policy
There are no term limits and there is no maximum retirement age for directors. The Board does not believe that such arbitrary limits on a director’s service are appropriate. However, the Board also believes that a director should not have an expectation of being re-nominated at the end of his or her term.
The Board’s Role and Responsibilities
Overview
Under the direction of the Chief Executive Officer, the Company’s senior officers are responsible for the day-to-day operations of the Company, implementation of the strategic plan, the financial and management policies of the Company and the preparation of financial statements and other reports reflecting information about the Company. However, the Executive Chairman and the Board oversee these activities. Taking an active role in the Company’s strategic direction, the Board continuously refreshes its knowledge of the Company’s products, markets, distribution networks, customers, competitors and culture. The Board assesses risk, evaluates management’s performance, plans for successors and provides overall guidance and direction to the Company.
Role in Risk Management
Our Board has overall responsibility for the oversight of risk management at our Company.
2021 Proxy Statement	127

PROPOSAL 3
BOARD OF DIRECTORS

• Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures.

• While our Board has general oversight responsibility for risk at our Company, the Board has delegated some of its risk oversight duties to the various Board committees. Each of the Board committees periodically reviews these risks and then discusses the process and results with the full Board.

AUDIT COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE	COMPENSATION COMMITTEE	FINANCE COMMITTEE

• Responsible for generally reviewing and discussing the Company’s policies and guidelines with respect to risk assessment and risk management

• Focuses on the Company’s management
of financial risk exposure

• Oversees risks related to the Company’s financial statement compliance and control environment

• Oversees risks related to corporate governance, including risk related to the political environment
• Assists our Board in overseeing the management of risks arising from our compensation policies and programs and programs related to assessment, selection, succession planning, training and development of executives of the
Company

• Responsible for overseeing policies with respect to financial risk assessment and financial risk management including, without limitation, risks relating to liquidity/access to capital and macroeconomic trends/environment risks

MANAGEMENT
• Day-to-day risk management is the responsibility of management, which has implemented an Enterprise Risk Management process to identify, assess, manage and monitor risks that our Company faces.
• Enterprise Risk Management operates within our Internal Audit and Corporate Compliance department.
CYBERSECURITY RISK MANAGEMENT

The Board recognizes the threats and consequences posed by cybersecurity incidents and is committed to the Company’s creation and maintenance of a robust process to prevent, timely detect and mitigate the effects of any such events on the Company. The Audit Committee oversees the Company’s controls related to cybersecurity. The Company’s Chief Information Officer gives regular reports to the Audit Committee on cyber risks and threats, the status of ongoing efforts to strengthen the Company’s information security systems, assessments of the Company’s security program and the emerging threat outlook. In turn, the Audit Committee updates the full Board on these matters.

2021 Proxy Statement	128

PROPOSAL 3
Code of Conduct
Our Code of Conduct embodies a code of ethics (the “Code”) applicable to all of our directors, officers and employees. The Code establishes the principles, policies, and standards of conduct for professional behavior in the workplace. Every director, officer and employee is required to read and follow the Code. A copy of the Code is available on the Investor Relations section of our website at https://ir.navistar.com/governance/board-of-directors/default.aspx#governance. Any waiver of the Code for executive officers or directors of the Company requires the approval of the Audit Committee and must be promptly disclosed to the Company’s stockholders. We intend to disclose on the Investor Relations section of our website (https://ir.navistar.com/governance/board-of-directors/default.aspx#governance) any amendments to, or waivers from, the Code that are required to be publicly disclosed under the rules of the SEC.
The Audit Committee has established procedures for employees, vendors and other interested parties to communicate concerns with respect to our accounting, internal controls or financial reporting to the Audit Committee, which has responsibility for these matters. Concerns may be reported as follows:
VIA THE NAVISTAR BUSINESS ABUSE AND COMPLIANCE HOTLINE 1-877-734-2548 or via the Internet at https://secure.ethicspoint.com/domain/media /en/gui/58744/index.html	WRITE TO THE AUDIT COMMITTEE Audit Committee c/o Corporate Secretary, Navistar International Corporation, 2701 Navistar Drive, Lisle, Illinois 60532	E-MAIL THE AUDIT COMMITTEE Audit.committee@navistar.com
Management Succession Planning
The Board’s Nominating and Governance Committee exercises primary responsibility for planning and running the process for a CEO succession and makes recommendations for action to the independent directors. The Compensation Committee holds responsibility for assisting the CEO with succession planning for other executives. The Compensation Committee reviews programs for assessment, selection, and succession planning for executive officers and key executives of the Company and its material subsidiaries, and programs for training and development of executive level employees of the Company taking into account such objectives as diversity, and oversees any associated risks.
Board Structure
Board Leadership Structure
The Company’s Corporate Governance Guidelines require the Board to select the Chairman of the Board and the CEO and to determine from time to time whether the positions are combined and filled by one person or separated and filled by two persons. Prior to 2013, our CEO served as Chairman and we had an Independent Lead Director. Beginning in April 2013, with the appointment of Mr. Clarke as our CEO, our Board decided to select one of our independent directors to serve as Chairman. Upon that director’s retirement at the 2017 Annual Meeting, the Board determined that it was an appropriate time to appoint Mr. Clarke as Chairman. Mr. Clarke would continue to serve as the CEO as well. Accordingly, also at the 2017 Annual Meeting, General (Retired) Stanley A. McChrystal was selected as the Independent Lead Director. However, General McChrystal elected to not stand for re-election at the 2018 Annual Meeting. The Board continued to believe that this leadership structure was in the best interests of the Company and its stockholders, but it did not immediately identify a successor Independent Lead Director. After careful consideration and discussion by and among the Nominating and Governance Committee and the full Board, on October 16, 2018, Vincent J. Intrieri and Mark H. Rachesky were selected and currently serve as the Co-Independent Lead Directors. On July 1, 2020, upon the appointment of Persio V. Lisboa as CEO to replace Mr. Clarke in that position, Mr. Clarke was appointed to the new executive officer position of Executive Chairman while continuing to serve as the Chairman of the Board.
Board Independence
We believe that a substantial majority of the members of our Board should be independent non-employee directors. Our Board has affirmatively determined that nine of our ten directors, namely Dr. Rachesky, Ms. Yeung and Messrs. Alapont, D’Arcy, Dokho, Intrieri, Schulz, Sheehan and Suskind, qualify as “independent directors” in accordance with the NYSE’s independence requirements and our own internal guidelines for determining director independence. Each of these directors has also been determined to be financially literate. All of the members of our Audit Committee, Compensation Committee, Finance Committee and the Nominating and Governance Committee are independent and financially literate.
2021 Proxy Statement	129

PROPOSAL 3
Both the NYSE requirements and our own guidelines include a series of objective tests for determining the independence of a director, such as that the director or his family member is not an employee of Navistar and has not engaged in various types of commercial or charitable relationships with Navistar. A copy of our existing guidelines for determining director independence, as included in our Corporate Governance Guidelines, is available on the Investor Relations section of our website at https://ir.navistar.com/investor-home/default.aspx. Our Board has made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out his responsibilities as a director. In making these determinations, our Board reviewed and discussed information provided by the directors and Navistar with regard to each director’s business and personal activities as they may relate to Navistar, its management and/or its independent registered public accounting firm. This process included a review of the continuing development of Navistar’s commercial relationships with TRATON for which Mr. Schulz serves as the Chief Financial Officer and former director Mr. Renschler served as Chief Executive Officer until July 2020. More information on the TRATON relationship is set forth in the “Transactions Between The Company And Purchaser Group Members” section beginning on page 195 of this proxy statement.
Executive Sessions
At the conclusion of each regularly scheduled Board meeting, the Board will meet in executive session without management present other than Mr. Clarke. In addition, and as provided by the Corporate Governance Guidelines, the Board meets in an executive session of independent directors a minimum of three times per year to review the Company’s strategic plan and CEO performance and compensation and to conduct its self-evaluation process.
2021 Proxy Statement	130

PROPOSAL 3
Board Committee
The Board has four standing committees: an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating and Governance Committee. Each of the committees is governed by a written charter, copies of which are available on the Investor Relations section of our website at https://ir.navistar.com/governance/board-of-directors/default.aspx#charters.
Below is a table indicating committee membership and a description of each committee of the Board.
Committee Membership (as of December 17, 2020)
Members	Audit	Compensation	Finance	Nominating & Governance
Troy A. Clarke
José María Alapont
Stephen R. D’Arcy
Jeffrey A. Dokho
Vincent J. Intrieri
Mark H. Rachesky
Christian Schulz
Kevin M. Sheehan
Dennis A. Suskind
Janet T. Yeung
Chair	Co-Chair	Member
2021 Proxy Statement	131

PROPOSAL 3
Audit Committee
Current Members Stephen R. D’Arcy (Chair) Jeffrey A. Dokho Kevin M. Sheehan Janet T. Yeung Meetings in 2020 10 Attendance 100%
Roles and Responsibilities

• Assists the Board in fulfilling its responsibility for oversight of the Company’s financial reporting process, the Company’s legal and regulatory compliance, the retention, compensation, engagement partner selection, independence, qualifications and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit function and corporate compliance function

• Reviews the audit plans of the Company’s independent registered public accounting firm and internal audit staff, reviews the audit of the Company’s accounts with the independent registered public accounting firm and the internal auditors, considers the adequacy of the audit scope and reviews and discusses with the auditors and management the auditors’
reports

• Reviews environmental reports and compliance activities for the Company’s facilities and the expense accounts of executive officers and directors

• Reviews and decides on conflicts of interest and waivers of compliance with the
Company’s Code of Conduct that may affect executive officers and directors and discusses policies and guidelines with respect to risk assessment and risk management

• Reviews and recommends to the Board that the Board either approve, ratify, reject or take other action with respect to related-person transactions and it prepares and approves the Audit Committee Report for inclusion in the Company’s proxy statement

All members of the Audit Committee are independent and the Board designated each of the Audit Committee members, with the exception of Ms. Yeung, as an “audit committee financial expert,” as defined by applicable law, rules and regulations. Currently, Mr. Sheehan serves on the audit committee of four public companies, including the Company. After evaluating the circumstances, including the fact that Mr. Sheehan does not currently serve as the executive of a public company, the Board determined, as required by NYSE listing rules, that such simultaneous service does not impair Mr. Sheehan’s ability to effectively serve on the Company’s Audit Committee.

The Audit Committee conducted an evaluation of its performance in October 2020. Additional information on the roles and responsibilities of the Audit Committee is provided in the Audit Committee Report section of this proxy statement.

2021 Proxy Statement	132

PROPOSAL 3
Compensation Committee
Current Members Dennis A. Suskind (Chair) Kevin M. Sheehan Janet T. Yeung Meetings in 2020 8 Attendance 94%
Roles and Responsibilities

• Makes recommendations to the Board with respect to the appointment and responsibilities of all executive officers

• Reviews and approves the compensation of executive officers who are not also directors of the Company

• Reviews and approves the Company’s compensation strategy and any associated risks

• Recommends to the independent members of the Board the compensation of executive officers who also are directors of the Company

• Administers the Company’s equity and incentive compensation plans

• Engages the compensation consultants that advise the Compensation Committee

• Approves the consultants’ fees and terms of engagement

• Furnishes an annual Compensation Committee Report on executive compensation

• Reviews and discusses the Compensation Discussion & Analysis (“CD&A”) with management and recommends to the Board the inclusion of the CD&A in the
Company’s proxy statement

• Upon management’s recommendation, reviews basic changes to non-represented employees’ base compensation and incentive and benefit plans

• Oversees the development and implementation of succession plans for senior executives (with the exception of our CEO)

The Compensation Committee Charter provides that, in fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee and, to the extent not expressly reserved to the Committee by the Board, or by applicable law, rule or regulation, to any other committee of the Board, which may or may not be composed of members of the Committee; provided, however, that all subcommittee members must be composed entirely of members who satisfy the membership criteria as set forth above.

In 2020, the Compensation Committee continued its annual delegation of authority to approve certain equity awards pursuant to the 2013 Performance Incentive Plan (“2013 PIP”) to the Committee Chair, Dennis A. Suskind. The equity awards are for retention, new hire, promotion or special recognition purposes and are subject to share- and value-based limitations established by the Compensation Committee. Periodically, but no less frequently than annually, such awards are communicated to the other members of the Compensation Committee. The Compensation Committee conducted an evaluation of its performance in October 2020. Additional Information on the roles and responsibilities of the Compensation Committee is provided in the CD&A section of this proxy statement.

2021 Proxy Statement	133

PROPOSAL 3
Finance Committee
Current Members Vincent J. Intrieri (Co-Chair) Mark H. Rachesky (Co-Chair) José María Alapont Jeffrey A. Dokho Christian Schulz Meetings in 2020 8 Attendance 83%* (*97% excluding recusals)
Roles and Responsibilities

• Reviews the Company’s financing requirements, procedures by which projections and estimates of cash flow are developed, dividend policy and investment spending and capital expenditure budgets

• Oversees the Company’s policies with respect to financial risk assessment and financial risk management, including liquidity and access to capital and macroeconomic trends/environment risks

The Finance Committee conducted an evaluation of its performance in October 2020.

Nominating and Governance Committee
Current Members José María Alapont (Chair) Vincent J. Intrieri Mark H. Rachesky Dennis A. Suskind Meetings in 2020 9 Attendance 95%
Roles and Responsibilities

• Responsible for the organizational structure of the Board and its committees

• Recommending to the Board the directors to serve on the standing Board committees

• Reviewing and making recommendations to the Board concerning nominees for election as directors and CEO succession planning

• Reviewing and making recommendations to the Board concerning corporate governance practices and policies and changes to our Restated Certificate of
Incorporation and our By-Laws

• Overseeing risks related to corporate governance and the political environment

• Leads the Board in its self-evaluation process

• Monitors compliance with the Corporate Governance Guidelines

The Nominating and Governance Committee conducted an evaluation of its performance in October2020.

2021 Proxy Statement	134

PROPOSAL 3
Board Practices, Polices and Processes
History of Commitment to Good Governance Practices
During 2020, we strove to maintain effective governance practices and policies, and to solicit and consider input from our stockholders. Beginning with the 2014 Annual Meeting, the Board was declassified and all directors became subject to annual election to one-year terms. In February 2017, upon the election of Troy A. Clarke, then serving as our Chief Executive Officer, as Chairman, the Board appointed General (Retired) Stanley A. McChrystal as the Independent Lead Director. Currently, Vincent J. Intrieri and Mark H. Rachesky serve as Co-Independent Lead Directors. In addition to these actions, we believe that the following items, among others, contribute to a strong governance and compensation profile:
Nine of ten directors are independent under our Corporate Governance Guidelines and the NYSE listing standards.
We have Co-Independent Lead Directors.
We have Board standing committees that are composed of 100% independent directors.
We have a declassified Board.
We have stockholder representation on all of our Board committees.
We have a director resignation policy for directors who fail to obtain a majority vote.
We have no super-majority voting provisions to approve transactions, including a merger.
We have a clawback policy to recoup incentive-based compensation in the event of an accounting restatement or intentional misconduct.
We do not provide tax gross-ups for perquisites and other similar benefits to Section 16 Officers and we do not provide tax gross-ups for any cash or equity awards for any employees.
We have “double trigger” change in control benefits.
Our NEOs and directors are subject to stock ownership guidelines and stock retention requirements.
Our executives and directors are prohibited from engaging in short sales, derivatives trading and hedging transactions, and we impose restrictions on pledges and margin account use.
Board Meetings and Attendance
In 2020, the full Board met 22 times. In addition, the Board’s independent directors met three times in executive session without management present to evaluate the performance of the CEO and discuss CEO succession, corporate strategies and the self-assessment process for the Board and its committees. The chairs of our Audit, Compensation, Nominating and Governance and Finance Committees of the Board each preside as the chair at meetings or executive sessions of independent directors at which the principal items to be considered are within the scope of the authority of his or her committee.
During 2020 each of the current directors attended 75% or more of all the meetings of the Board and the committees on which he or she serves with the exception of Christian Schulz. Mr. Schulz’s absences were due to in large part to his recusal from Board and committee meetings during 2020 as a result of TRATON’s offer to acquire complete ownership of the Company. The average attendance of all directors at meetings of the Board and the committees on which they served in 2020 was 90%. We encourage all Board members to attend all meetings, including the Annual Meeting. Eight of our 11 directors who were directors at the time of our 2020 annual meeting of stockholders attended that meeting with one of the eight participating by teleconference. Andreas H. Renschler and Christian Schulz recused themselves from participation.
Board Performance Evaluation
The Board documented its governance practices, policies and procedures in our Corporate Governance Guidelines. These governance standards embody many of our long-standing practices, policies and procedures, which are the foundation of our commitment to best practices. In October 2020, the Board conducted an evaluation of the committees and the Board.
2021 Proxy Statement	135

PROPOSAL 3
Director Orientation and Continuing Education
When joining the Board, a new director is provided with a Directors’ Reference Book which gives an overview of the Company, its senior management and its governance structure. As soon as practicable following election to the Board, the new director is scheduled to spend a day in individual or small group meetings with members of the senior management team and selected members of their staffs. In addition, directors have opportunities for continuing education and also receive regular presentations at Board meetings.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines, which are available on the Investor Relations section of our website at https://s2.q4cdn.com/760048324/files/doc_downloads/1/NAV-Corporate-Governance-Guidelines-12-09-19.pdf. These guidelines reflect the Board’s commitment to oversee the effectiveness of policy and decision-making both at the Board and management level, with a view to enhancing stockholder value.
Transactions with Related Persons
Our Policy and Procedures with Respect to Related Person Transactions governs the review, approval and ratification of transactions involving the Company and related persons where the amount involved exceeds $120,000. Related persons include our executive officers, directors, director nominees, 5% stockholders and immediate family members of such persons, and entities in which one of these persons has a direct or indirect material interest. Under this policy, prior to entering into any related-person transaction, the General Counsel or Corporate Secretary of Navistar is to be notified of the facts and circumstances of the proposed transaction, including: (i) the related person’s relationship to the Company and interest in the transaction; (ii) the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved; (iii) the benefits to the Company of the proposed transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
The General Counsel or Corporate Secretary then assesses whether the proposed transaction is a related-person transaction for purposes of the policy and SEC rules. If the General Counsel or Corporate Secretary determines that the proposed transaction is a related-person transaction for such purposes, the proposed transaction is then submitted to the Audit Committee of the Board for its consideration. The Audit Committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence, in the event a person involved with, or connected to, the proposed transaction is a director; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any related-person transaction with respect to which such member or any of his or her immediate family members is the related person. The Audit Committee will then make a recommendation to the Board. The Board approves only those proposed transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined by the Board in good faith. In the event that the Company becomes aware of a related-person transaction that has not been previously approved or ratified by the Board or the Audit Committee, a similar process will be undertaken by the Board and the Audit Committee in order to determine if the existing transaction should continue or be terminated and/or if any disciplinary action is appropriate. The General Counsel or Corporate Secretary may also develop, implement and maintain from time to time certain administrative procedures to ensure the effectiveness of this policy.
A copy of our Policy and Procedures with Respect to Related Person Transactions is available on the Investor Relations section of our website at https://ir.navistar.com/governance/board-of-directors/default.aspx#governance.
Since the beginning of 2020, the following related-person transactions occurred:
TRATON, Andreas H. Renschler and Christian Schulz. For a description of related transactions between the Company and TRATON, Andreas H. Renschler and Christian Schulz, see the section entitled “Transactions Between The Company And Purchaser Group Members” beginning on page 195.
Walter Borst. As an executive officer of the Company, Walter Borst is a related person. Mr. Borst currently serves as a trustee of Kettering University. The Company has pledged a charitable gift to Kettering University in the amount of $2,000,000 to be paid in five annual payments of $400,000. The second payment was made in 2020. The gift funds technology research, scholarships for STEM students, and the naming rights for Kettering University’s corporate common space. In December 2018, the Audit Committee and the Board reviewed, approved and ratified the Kettering University charitable pledge.
2021 Proxy Statement	136

PROPOSAL 3
Air and Liquid Systems, Inc. Navistar, Inc., through a general contractor, purchased a sludge removal system manufactured by Air and Liquid Systems, Inc. for Navistar’s Springfield, Ohio manufacturing facility from Air and Liquid Systems, Inc. and involving James Miller, the father of one of our directors, Raymond T. Miller. In 2020, Navistar paid $252,871 to Studebaker Electric Company, the general contractor procuring and installing the sludge removal system.
Compensation of Directors
Director Compensation for 2020
In recent years, our non-employee director pay has been low in comparison to our peer group of companies. In 2019, during our annual review of director compensation, our analysis of competitive survey data, peer group proxy information, and general industry practices confirmed that our non-employee director total direct compensation was still below median, with our total cash compensation and our total equity compensation being at the lowest levels amongst our peers. Based on these findings, on October 15, 2019, the Board approved several changes to non-employee director compensation that became effective in calendar year 2020. In 2020, the Board determined that the director pay program was aligned with peer group median practices and that no changes were needed.
The following table describes components of non-employee director compensation in effect during calendar year 2019 and the current compensation program that became effective January 1, 2020:
Compensation Element	Calendar Year 2019 Compensation Program	New Calendar Year 2020 Compensation Program
Annual Retainer	$130,000 retainer (paid quarterly); $105,000 paid in cash, $25,000 paid in fully vested shares of our common stock	$115,000 cash retainer (paid quarterly); $150,000 equity retainer paid in restricted stock units that vest on the first anniversary of the grant
Lead Director Additional Annual Retainer	$25,000	$25,000
Committee Chairman Additional Annual Retainer	$25,000 for Audit Committee $15,000 for Compensation Committee $15,000 for Finance Committee $15,000 for Nominating and Governance Committee	$25,000 for Audit Committee $15,000 for Compensation Committee $15,000 for Finance Committee $15,000 for Nominating and Governance Committee
Committee Member Additional Annual Retainer	None	None
Attendance Fees	None	None
Stock Options
5,000 shares annually (the exercise price is equal to the fair market value of our common stock on the date of grant) which vest in equal annual installments on the first three anniversaries of the grant date.
None
Other Benefits
We also pay the premiums on directors’ and officers’ liability insurance policies covering the directors and reimburse directors for expenses related to attending Board and committee meetings and director continuing education seminars.

We also pay the premiums on directors’ and officers’ liability insurance policies covering the directors and reimburse directors for expenses related to attending Board and committee meetings and director continuing education seminars.

Special Committees	Determined on a case-by-case basis.	Determined on a case-by-case basis.
2021 Proxy Statement	137

PROPOSAL 3
The following table provides information concerning the compensation of our non-employee directors for 2020. Directors who are employees of the Company receive no compensation for their services as directors or as members of the Board or a committee thereof. For a complete understanding of the table, please review the footnotes and the narrative disclosures that follow the table.
Director Compensation Table
Name	Fees Earned or Paid in Cash ($)(1)(2)(3)	Stock Awards ($)(3)(4)(5)(6)(7)	Option Awards ($)(6)(8)	Non-Qualified Deferred Compensation Earnings $(9)	All Other Compensation ($)	Total ($)
José María Alapont	115,946	149,985	—	300	—	266,231
Stephen R. D’Arcy	124,673	150,000	—	323	—	274,996
Jeffrey A. Dokho(10)	—	—	—	—	—	—
Vincent J. Intrieri	120,309	150,000	—	312	—	270,621
Raymond T. Miller	—	267,486	—	—	—	267,486
Mark H. Rachesky	—	287,471	—	—	—	287,471
Andreas H. Renschler(11)	74,245	149,985	—	214	—	224,444
Christian Schulz(12)	—	—	—	—	—	—
Kevin M. Sheehan	102,854	149,985	—	265	—	253,104
Dennis A. Suskind	91,910	174,020	—	300	—	266,230
(1)	Amounts in this column reflect fees earned by our non-employee directors in 2020.
(2)
In calendar year 2020 the Board approved a Non-Elective Deferred Compensation Plan, whereby 35% of each directors annual cash retainer fees, including Lead Director additional cash retainers and additional Committee Chair cash retainers otherwise payable for service rendered between April 21, 2020 through August 31, 2020 was deferred from payment until November 30, 2020. The deferred cash amounts were paid on November 30, 2020 with 6% annual interest. Mr. Alapont and Mr. Suskind had a total of $16,540.76 deferred, Mr. D’Arcy had a total of $17,813.13 deferred, Mr. Dokho, who’s cash retainer is surrendered to a UAW trust, and Mr. Sheehan both had a total of $14,632.21 deferred, Mr. Intrieri had a total of $17,176.94 deferred, and Mr. Renschler had a total of $9,491.59 deferred. See the Non-Qualified Deferred Compensation Earnings column in the table above for the interest amounts earned.

(3)
Under our Non-Employee Directors Deferred Fee Plan (the “Deferred Fee Plan”), our directors who are not employees received an annual retainer, payable quarterly, at their election, either in shares of our common stock or in cash. A director may elect to defer any portion of such compensation until a later date in deferred share units (“DSUs”) or in cash. Each such election is made prior to December 31st for the next succeeding calendar year or within 30 days of first joining the Board. Mr. D’Arcy, Mr. Intrieri, Mr. Miller, Dr. Rachesky, and Mr. Suskind elected to defer the receipt of some or all of their compensation received for their retainer fees in 2020. Mr. D’Arcy deferred receipt of 100% of the 2020 equity retainer normally paid in share settled Restricted Stock Units (“RSUs”) and received a total of 4,125.413 DSUs in 2020. Mr. Intrieri deferred receipt of 100% of the 2020 equity retainer normally paid in share settled RSUs and received a total of 4,125.413 DSUs in 2020. Mr. Miller deferred receipt of 100% of his quarterly cash retainer fees and 100% of the 2020 equity retainer normally paid in share settled RSUs, into DSUs and received 8,293.317 DSUs through September 30, 2020. Dr. Rachesky deferred receipt of 100% of his quarterly cash retainer fees, except the portion payable in share settled RSUs in 2020 and received 4,877.814 DSUs through September 30, 2020. Mr. Suskind deferred receipt of 100% of his quarterly cash retainer fees for November and December 2019 and received 830.523 DSUs. The amount of DSUs for Mr. D’Arcy, Mr. Intrieri, Mr. Miller, Dr. Rachesky, and Mr. Suskind has been credited as stock units in an account under each of their names at the then current market price of our common stock. The units issued to Mr. D’Arcy and Mr. Intrieri during 2020 will be converted into common stock and issued within 60 days after their separation from service on the Board. The units issued to Mr. Miller and Dr. Rachesky during 2020 generally will be converted into common stock and issued within 60 days after January 1, 2021. The units issued to Mr. Miller, Dr. Rachesky and Mr. Suskind covering the period of November 2019 through December 2019 were converted into common stock and issued on February 28, 2020.

(4)
Effective February 25, 2020, each non-employee director, other than Mr. Dokho and Mr. Schulz, received 4,125 shares of settled RSUs in payment of their annual equity retainer, except for Mr. D’Arcy, Mr. Intrieri and Mr. Miller who each elected to defer receipt of their shares in DSUs, as described in footnote 3 above. The grant date fair value of the RSUs and DSUs was determined in accordance with the FASB Accounting Standards Codification (“FASB ASC”) Topic 718. Mr. Dokho does not personally receive compensation for his service on the Board, as noted under footnotes 6 and 10 below, and Mr. Schulz has declined compensation for his service on the Board. For additional information regarding assumptions underlying valuation of equity awards see Note 19 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended October 31, 2020.

2021 Proxy Statement	138

PROPOSAL 3
(5)
The aggregate number of shares subject to stock awards granted by the Company that were outstanding for each non-employee director as of October 31, 2020, including stock awards, RSUs and DSUs earned or owned by Mr. D’Arcy, Mr. Intrieri, Mr. Miller, Dr. Rachesky, and Mr. Suskind is indicated in the table below. All of these stock awards and DSUs are 100% vested, except for the equity retainer granted on February 25, 2020, in the form of RSUs, which vests as to 100% of the shares on February 25, 2021:

Name	Total Number of Stock Awards Outstanding (#)
José María Alapont	5,634
Stephen R. D’Arcy	6,281
Jeffrey A. Dokho	—
Vincent J. Intrieri	15,081
Raymond T. Miller	14,319
Mark H. Rachesky	47,164
Andreas H. Renschler(10)	1,244
Christian Schulz	—
Kevin M. Sheehan	4,898
Dennis A. Suskind	13,395
(6)
At the request of the UAW, the UAW representative director, Jeffrey Dokho, does not receive stock or stock option awards. Mr. Schulz has declined compensation for his service on the Board, including stock or stock option awards.

(7)
The value in this column reflect the grant date fair value as determined in accordance with FASB ASC Topic 718. For additional information see Note 19 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended October 31, 2020, regarding assumptions underlying valuation of equity awards.

(8)	No stock options were granted in 2020. The aggregate number of stock options outstanding for each non-employee director as of October 31, 2020, are indicated in the table below.
(9)
Represents the interest earned on cash retainer fees, including Lead Director additional cash retainers and additional Committee Chair cash retainers that were deferred pursuant to the Non-Elective Deferred Compensation Plan enacted in FY 2020, and as further described in footnote 2 above. The interest payments were made effective November 30, 2020. Mr. Dokho earned interest of $265, which was surrendered to a UAW trust account.

Name	Total Stock Option Awards Outstanding at 2020 Year End(a) (#)
José María Alapont	15,000
Stephen R. D’Arcy	15,000
Jeffrey A. Dokho	—
Vincent J. Intrieri	30,000
Raymond J. Miller	5,000
Mark H. Rachesky	30,000
Andreas H. Renschler(10)	5,000
Christian Schulz	—
Kevin M. Sheehan	5,000
Dennis A. Suskind	15,000
(a)
The stock options generally vest over a three-year period with one-third vesting on each of the first three anniversaries of the date on which they are awarded, so that in three years the stock options are 100% vested. Generally the outstanding stock options expire ten years after the date of grant, except that any stock options granted prior to December 13, 2016 expire seven years after the date of grant.

(10)
At the request of the UAW, the organization which recommended Mr. Dokho to the Board, the entire cash portion of Mr. Dokho’s annual retainer is contributed to a trust which was created in 1993 pursuant to a restructuring of our retiree health care and life insurance benefits.

(11)	Mr. Renschler resigned from the board, effective July 15, 2020.
(12)	As stated in footnote 6 above, Mr. Schulz has declined receiving compensation for his service on the Board at this time. For 2020, the Company would have paid Mr. Schulz the sum of $252,839.
2021 Proxy Statement	139

PROPOSAL 3
Share Ownership Guidelines
To encourage non-employee directors to own our shares, each non-employee director receives an annual equity retainer award in the form of RSUs valued at $150,000 on the award date. The RSUs are provided pursuant to the 2013 PIP and vest on the first anniversary of the grant date. For additional information regarding the 2013 PIP, see Note 19 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2020. Effective January 1, 2020, non-employee directors are subject to share ownership guidelines under which they are expected to own shares equivalent to five times their annual cash retainer. The expectation under the share ownership guidelines is for a director to meet the share ownership level within five years of joining the Board.
Deferred Fee Plan for Non-Employee Directors
Under our Non-Employee Directors’ Deferred Fee Plan, non-employee directors may defer fees otherwise payable in the form of cash or restricted stock or stock units. The amount otherwise payable in cash may be deferred in cash or in DSUs. Any amount deferred in cash is generally paid to the director, with interest at the prime rate, at the date specified by the director at the time of his election to defer. The amount otherwise payable in restricted stock or stock units may be deferred in DSUs. Any amount deferred in DSUs is credited into the director’s account at the then current market price. Such units are generally distributed to the director in the form of our common stock at the date specified by the director at the time of his or her election to defer. Elections to defer are made in the calendar year prior to the year in which the fees are earned.
Compensation Committee Interlocks and Insider Participation
Andreas H. Renschler, a member of the Board and its Compensation Committee until his resignation on July 15, 2020, had an indirect material interest in related person transactions between the Company and TRATON because, at the time, he was also the Chief Executive Officer of TRATON. A description of the related person transactions between the Company and TRATON during 2020 is set forth in the “Transactions Between The Company And Purchaser Group Members” section beginning on page 195 of this proxy statement.
2021 Proxy Statement	140

PROPOSAL 4
PROPOSAL 4—SAY-ON-PAY
Your Board of Directors recommends a vote FOR the approval of named executive officer compensation.
At our 2017 annual meeting of stockholders, a majority of our stockholders voted in favor of holding a non-binding advisory vote on executive compensation on an annual basis. In light of those results, our Board determined that the Company will continue to hold a non-binding advisory vote on executive compensation on an annual basis. The next required non-binding advisory vote regarding the frequency interval will be held at our 2023 annual meeting of stockholders.
The Company places importance on the feedback of our stockholders regarding our compensation practices. We are focused on continuously reviewing and improving such practices in order to best align executive pay with Company performance. At our 2019 and 2020 annual meetings of stockholders, our stockholders expressed their support of our executive compensation programs by approving our non-binding advisory vote on our executive compensation by approximately 99% and 98%, respectively, of those voting. Since that time we have continued our stockholder outreach initiatives and our continuous efforts to best align executive pay with Company performance.
As described more fully in our Compensation, Discussion and Analysis (“CD&A”), our executive compensation programs for our NEOs, as well as other executives, are designed to closely align executive rewards with the total return to stockholders and both corporate and individual performance. As evidence of our commitment to align executive pay with Company performance:
•	The 2018 LTI performance results are slightly above target for the performance-based portion of the award.
•	The 2019 LTI performance results are projected to be below target for Adjusted EBITDA and at target for Revenue Growth.
•	The 2020 LTI performance results are projected to be at target for both Adjusted EBITDA Margin and Revenue Growth.
•	The Special Incentive Plan (“SI Plan”) performance result is projected to be above target.
•
The 2020 AI awards will be paid out at 5.5% of target percentage. AI plan goals were established and approved in December of 2019 prior to the global pandemic. As such, our results are not truly representative of the Company’s performance and have been greatly impacted by the current economic environment.

The Board urges our stockholders to read the CD&A, which describes in more detail the changes made to the executive compensation programs and how the executive compensation programs are designed to support our Company and our business strategies in concert with our culture, compensation philosophies and guiding principles. We believe that the Company’s executive compensation programs appropriately align pay and performance and enable the Company to attract and retain talented executives within our industry.
We are asking our stockholders to indicate their support for our executive compensation as described in this proxy statement, as required pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our 2020 executive compensation policies and procedures described in this proxy statement.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs as described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
RESOLVED, that the stockholders of the Company APPROVE, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the Annual Meeting.
Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote, as we did last year. The Compensation Committee will consider our stockholders’ concerns and take into account the outcome of “say-on-pay” votes when designing future executive compensation programs. The Board recommends that you indicate your support for the Company’s executive compensation in 2020, as outlined in the above resolution.
2021 Proxy Statement	141

PROPOSAL 4
Report of the Compensation Committee
The Compensation Committee reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management, and based upon this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement. The independent members of the Board reviewed and discussed the compensation of the CEO.
The Compensation Committee	Independent Board members (non-Compensation Committee members)
Dennis A. Suskind, Chairman	José María Alapont
Raymond T. Miller	Stephen R. D’Arcy
Kevin M. Sheehan	Jeffrey A. Dokho
Vincent J. Intrieri
Mark H. Rachesky
Christian Schulz
Janet T. Yeung
(Approved by the members of the Compensation Committee and the other independent members of the Board, with the exception of Christian Schulz who recused himself, on December 15, 2020. Between the time of the Compensation Committee’s recommendation of the CD&A to the Board and the review of the CD&A by the independent members of the Board, Raymond T. Miller resigned from the Board and Janet T. Yeung was elected to the Board and appointed to the Compensation Committee.)
Compensation Discussion & Analysis
In this section, we describe our executive compensation philosophy and program, which is intended to support our strategic objectives and serve the long-term interests of our stockholders. We also discuss how our CEO, CFO, and other NEOs were compensated in 2020 and describe how their compensation fits within our executive compensation philosophy.
The following are our fiscal 2020 NEOs that will be discussed throughout the CD&A.
PERSIO V. LISBOA President and Chief Executive Officer	TROY A. CLARKE Executive Chairman and Chairman of the Board	WALTER G. BORST Executive Vice President and Chief Financial Officer	WILLIAM V. MCMENAMIN President, Financial Services and Treasurer	CURT A. KRAMER Senior Vice President and General Counsel	SAMARA A. STRYCKER Senior Vice President and Corporate Controller
2021 Proxy Statement	142

PROPOSAL 4
Executive Overview
Highlights of 2020 Results – Financial and Strategic

• Took deliberate and concerted actions to preserve
liquidity and performance during the COVID-19
pandemic:

 ○ Enhanced liquidity through completion of a
$600,000,000 senior secured notes offering

 ○ Maintained production as an “essential” business

 ○ Maintained service Parts Distribution Centers, used
truck centers and dealers

 ○ Implemented IT solutions to maintain critical
operations and projects to increase flexibility to
work from home

 ○ Reduced cash outflows by re-timing non-critical capital improvements and IT projects, and targeted deferrals and other permanent cost reduction actions

• Launched the International® HX® Series with increased component commonality that further aligns our full product line with our project compass initiative

• Announced our first order for 18 Electric CE school buses
for the province of British Columbia in Canada.

• Announced Partnerships with Self-driving and Electric
Vehicle Related Companies and Organizations

• Broke ground on the new San Antonio plant and on the
Huntsville plant expansion

• Made significant senior leadership changes, including Persio V. Lisboa being named President and CEO

OPERATIONAL RESULTS
($ in millions, except figures expressed as per share)
	Years Ended October 31
	2020	2019
Chargeouts(A)	50,400	87,200
Sales and revenues	$7,503	$11,251
Net income(B)	$(347)	$221
Diluted income per share(B)	$(3.48)	$2.22
Adjusted Net income	$10	$423
Adjusted EBITDA	$420	$882
Adjusted EBITDA Margin	5.6%	7.8%
Note: Contains non-GAAP information
(A)	Includes U.S. and Canada School buses and Class 6-8 trucks.
(B)	Amounts attributable to Navistar International Corporation. Excludes net income attributable to non-controlling interests.
2020 Executive Compensation Highlights
During 2020, we continued to take actions that we believe will improve our performance and evaluated additional opportunities to enhance value for our customers. Moving forward, we will continue our intense focus on costs to fund our growth initiatives and increase profitability while preserving a foundation for future success.
An overall objective of our executive compensation program is to maintain a linkage between pay and performance, both long-term and short-term. EBITDA is a key pay component linked to pay for performance and our short- and long-term incentives. 2020 has been a unique and unprecedented year for the world and subsequently for Navistar, and as a result the Company saw a decrease of approximately $462,000,000 in adjusted EBITDA. Also, in 2020:
•	The Company approved 2020 long-term incentive awards for each executive based on an assessment of such executive’s performance and scope of the executive’s role.
•	Based on 2020 results, the 2020 LTI awards based on performance measures are projected to be at target for adjusted EBITDA Margin and at target for Revenue Growth.
•	Based on 2020 performance measures of our short-term annual incentive plan, 2020 AI awards will be paid at 5.5% of target.
2021 Proxy Statement	143

PROPOSAL 4
•
Based on performance measures ending October 31, 2020, the Compensation Committee approved the acceleration of service-based vesting and payment in December 2020 of the 2018 performance awards that would have otherwise become fully vested and been payable in calendar year 2021.

•
For Q4 FY 2020 through Q1 FY 2021, the SI Plan, which was approved by the Compensation Committee, is based on Adjusted EBITDA performance during Q4 fiscal year 2020 and Q1 fiscal year 2021 and is intended to reinforce the need to close out FY 2020 strong and continue this momentum into FY 2021.

•
For 2021, AI performance goals as determined by our Compensation Committee will include Adjusted EBITDA Margin, Market Share, Parts Revenue, Cost, and Navistar 4.0 Milestones along with an individual performance factor.

In 2020, the Compensation Committee took the following actions with respect to the Company’s executive compensation program:
•
Maintained our clawback policy, which enables the Company to recover incentive-based compensation in the event of an accounting restatement due to material non-compliance with financial reporting requirements, as well as intentional misconduct; and

•	Continued to exclude pro rata bonus from the calculation of any pension/retirement benefit under our Executive Severance Agreements.
Pay for Performance
We continue to take actions that we believe will improve our efficiency and performance and continue to evaluate additional opportunities to enhance value to our customers. We had many accomplishments in 2020, including breaking ground on the new San Antonio Plant and the expansion of our Huntsville Plant, continuing operations as an “essential” business and maintaining financial liquidity. For 2020, AI awards will be paid out at 5.5% of target.
With respect to LTI, the 2018, 2019 and 2020 LTI plans were 50% performance-based and 50% time-based. Based on Company results:
•	The 2018 LTI performance results are below target for Adjusted EBITDA and at target for Revenue Growth.
•	The 2019 LTI performance results are projected to be below target for Adjusted EBITDA and at target for Revenue Growth.
•	The 2020 LTI performance results are projected to be at target for Adjusted EBITDA Margin and at target for Revenue Growth.
The following table outlines the LTI awards granted to our NEOs for 2018, 2019 and 2020, along with the tracking performance of those awards as of October 31, 2020.
FY 2018
Portion of LTI Award	Award Type	Performance Measure	Goals/Conditions	Results	Adjustment for Three- Year Relative TSR Modifier (+/- 25%)
	Performance RCUs —Adjusted EBITDA	Total Adjusted EBITDA, 2018-2020	Threshold: $1.818B Target: $2.272B Distinguished: $2.727B	2018-2020: $2.128B => 84.1% Payout	+10%
	Performance RCUs —Revenue Growth	Revenue Growth in each year and cumulatively over all three years	2018: 10% 2019: 4.8% 2020: 5.4% 2018-2020: 21.5%	2018: 10.0% 2019: 19.3% 2020: (33.3)% 2018-2020: (12.5)% => 100% Payout	+10%
	Time-Based RSUs	Value realized is determined by stock price	Continued service	Share price on 10/30/2020 = $43.11	N/A
	Stock Options	Value realized is determined by increase (if any) in stock price over strike price of $40.18	Continued service	Share price on 10/30/2020 = $43.11	N/A
2021 Proxy Statement	144

PROPOSAL 4
FY 2019
Portion of LTI Award	Award Type	Performance Measure	Goals/Conditions	Results	Adjustment for 3-Year Relative TSR Modifier (+/- 25%)
	Performance RCUs —Adjusted EBITDA	Total Adjusted EBITDA, 2019-2021	Threshold: $1.96B Target: $2.45B Distinguished: $2.94B	2019 Performance is projected to be below target	projected to be above target
	Performance RCUs —Revenue Growth	Revenue Growth in each year and cumulatively over all three years	2019: 11% 2020: -5% 2021: 9% 2019-2021: 14.9%	2019 Performance is projected to be at target	projected to be above target
	Time-Based RSUs	Value realized is determined by stock price	Continued service	Share price on 10/30/2020 = $43.11 Exercise price/closing price grant	N/A
	Stock Options	Value realized is determined by increase (if any) in stock price over strike price of $35.08	Continued service	Share price on 10/30/2020 = $43.11	N/A
FY 2020
Portion of LTI Award	Award Type	Performance Measure	Goals/Conditions	Results
	Performance RCUs —Adjusted EBITDA Margin	Adjusted EBITDA Margin in each year and cumulatively over all three years	2020: 7.7% 2021: 8.0% 2022: 9.0% 2020-2022: 8.2%	2020 Performance is projected to be at target
	Performance RCUs —Revenue Growth	Revenue Growth in each year and cumulatively over all three years	2020: -15.6% 2021: 6.0% 2022: 6.0% 2020-2022: -5.1%	2020 Performance is projected to be at target
	Time-Based RCUs	Continued service
In 2020, we continued to align pay with performance throughout the organization through:
•	50% performance-based LTI awards for the NEOs and the CEO, with grant sizes adjusted based on the performance of the individual and their scope within the organization.
•	An AI program designed to align with key Company performance targets which resulted in a payout at 5.5% of target.
Stockholder Feedback and Response
The Company actively engages stockholders in Say-On-Pay Proposal discussions. Three of the largest stockholders are represented on the Board as well as the Compensation Committee. Other stockholder opinions are solicited in discussions throughout the year and the Company continues to align pay with performance throughout the organization based on best practices.
The Company has a robust stockholder outreach and engagement program. We engage in regular contact with our stockholders throughout the year. As of December 17, 2020, approximately 57.0% of our stock is held by four of our stockholders. Three of these stockholders have representation on our Board as discussed in our Proposal 3—Election of Directors. These stockholders, through their representatives on our Board, also are members of our Compensation Committee and are integrally involved in our compensation decisions and policies. We also engage in regular dialogue with our two remaining largest stockholders without representatives on our Board. We maintain open lines of communication with corporate governance advisory institutions and with all of our stockholders in order to inform them of Company updates and
2021 Proxy Statement	145

PROPOSAL 4
solicit their feedback. In September 2019, the Company hosted an investor day event that discussed our strategy and growth plans for the next several years. This event was well attended by the investment community and feedback from the event has been very positive. We continuously work to improve our stockholder engagement efforts and place importance on the feedback provided to us during this process.
Executive Compensation Best Practices
WHAT WE DO	WHAT WE DON’T DO

✔ We use multiple performance measures in our short-term and long-term incentive plans. These performance measures are designed to link pay to performance and stockholder interests.

 ✔ The Compensation Committee reviews external
market data when making compensation decisions.

 ✔ The Compensation Committee selects and engages
its own independent advisor, Pay Governance LLC.

 ✔ We maintain a clawback policy to recoup incentive-based compensation in the event of an accounting restatement.

 ✔ Change in control severance benefits are payable
only upon a double trigger.

 ✔ To aid in aligning the interests of our stockholders
and officers, all officers are subject to stock
ownership requirements, ranging from 6x base pay
for the CEO and Executive Chairman to 3x base pay
for other senior executives - including a retention
requirement.

✘ The Company maintains policies that eliminate all tax gross-ups for perquisites and other similar benefits to Section 16 Officers, and prohibit tax gross-ups for any cash or equity awards for all employees.

✘ We do not reprice stock options or provide cash
buyouts of underwater options.

✘ We prohibit short selling, trading in derivatives or engaging in hedging transactions by executives and directors. In addition, any pledging and margin account use must be pre-cleared through the
Corporate Secretary or the General Counsel.

✘ We do not grant extra pension service.

Compensation of Executive Officers
Our Business Strategy
Our 2020 Accomplishments
2020 has been an unprecedented year for the world, our customers and our Company. The COVID-19 pandemic has resulted in a multitude of business challenges that Navistar has effectively navigated as an “essential business.” Through the dedication of our employees, communities, dealer network, customers and drivers who use our products, Navistar aided in ensuring the reliable and continued movement of essential goods throughout North America. Navistar 4.0, our enterprise-wide strategy with our customers at its core, is supported by strategic initiatives that guide decision-making and investments. This strategy has guided us in the most challenging of circumstances and reinforces our confidence that we are on the right track to grow our business.
In 2020, we made several notable advancements on our Navistar 4.0 strategy:
People: Our focus on creating a high-performance organization and culture proved to be one of Navistar 4.0’s strongest pillars this past year in dealing with the COVID-19 pandemic. Our efforts resulted in our organization being able to rapidly adapt to continually changing circumstances in our business, our communities and our employees’ own lives. The most notable achievements and changes we were able to implement were:
•
We immediately adapted our agile and collaborative visual management-based teaming practices to online tools and practices that were quickly scaled across the organization. Once stay-at-home orders started, we were able to quickly train and ramp up our organization to operate remotely with minimal disruption to most operations.

2021 Proxy Statement	146

PROPOSAL 4
•	Significant senior leadership changes were made that strengthen Navistar’s focus on those critical areas that will help us achieve our objectives and guide us into the future:
○
Persio V. Lisboa became President and Chief Executive Officer. He is a strong leader with a proven record of driving results. Troy Clarke became Executive Chairman and Chairman of the Board, dedicated to ensuring a smooth leadership transition and to continue to manage discussions with Navistar’s strategic partner, TRATON.

○	We integrated sales, marketing and aftersales under one leader to further improve the complete commercial process for customers and dealers.
○
To further drive operating efficiencies, Navistar global operations, including Brazil, Mexico and the Global Export business, have been combined under the same leadership with our current integrated operations of procurement, product development, manufacturing and supply chain.

•
Navistar and our employees are also proud of being leaders in our communities in this year of the COVID-19 pandemic, and social unrest. As a company that thrives with diversity, inclusion and social engagement, Navistar leaders, dealers and employees stepped up and demonstrated our values. Some notable examples of this are:

○	International dealers served nearly 10,000 meals to truckers all over the U.S. and Canada.
○
International Truck, Triumph Business Capital and Triumph Pay donated more than 6,500 face masks and 6,000 bottles of hand sanitizer to drivers who came in for service at select International Truck dealerships.

○	Our South American engine subsidiary MWM Motores provided two mobile generators to power a soccer arena in Sao Paulo that had been converted into a temporary hospital with 200 beds.
○
We established the “International Cares” and “IC Bus Cares” programs to provide innovative financing solutions for our customers and to offer free access to services like our fleet management tools International 360 and IC Bus 360.

○
We established a platform for our employees to share concerns, thoughts and ideas on dealing with a multitude of topics going on in our world through a series of online sessions entitled “Shifting Gears.” These sessions connected employees of all backgrounds and experiences across Navistar, helping them deal with ongoing events.

○	Navistar also moved quickly at the onset of the COVID-19 pandemic to ensure a safe environment for our employees by aggressively implementing safety protocols at all our facilities.
Our people are our greatest asset, and Navistar will continue to work to keep our employees safe, healthy and productive to become the employer of choice in the industry.
Performance: Continued to create sustainable long-term performance advantage within our products and services by investing in those areas with the greatest impact on revenue growth and performance. During 2020, we balanced the need to preserve financial flexibility with the ability to meet our long-term financial goals under Navistar 4.0. Our notable achievements in 2020 include:
•	Took deliberate and concerted actions to preserve liquidity and performance during the COVID-19 pandemic. Those actions included:
○	Enhanced liquidity through completion of a $600,000,000 senior secured notes offering.
○	Maintained production as an “essential business” by working closely with our supply chain.
○	Maintained service at parts distribution centers, used truck centers and dealers, in part by leveraging e-commerce and data analytics.
○	Implemented IT solutions to maintain critical operations and projects to increase flexibility to work from home.
○	Reduced cash outflows by retiming non-critical capital improvement and IT projects, and targeted deferrals and other permanent cost reduction actions.
2021 Proxy Statement	147

PROPOSAL 4
•	Moved forward with key capital infrastructure projects, including:
○
Broke ground on the new San Antonio, TX plant, a $250,000,000 investment that will incorporate the latest manufacturing principles - digital factory, connected machinery, robust lean manufacturing processes and cloud analytics - to enable predictive quality and maintenance, and allow data-driven decisions to be made real time on the shop floor.

○	Broke ground on a $125,000,000 Huntsville, AL plant expansion that will support the production of next-generation big-bore powertrains developed with TRATON.
•	Signed a new 20-year agreement with the city of Tulsa, OK for our bus plant that will keep the IC Bus school bus manufacturing facility at the Tulsa International Airport.
•	Successfully extended our relationship with Cummins Inc. (“Cummins”) to supply Cummins engines through the next two greenhouse gas emissions cycles for medium duty and heavy duty big-bore engines.
•
Piloted new dealer sales processes, capturing new customers and launching new training modules, as well as continued to expand our portfolio of Fleetrite® products and the number of our dedicated retail service parts locations.

•
Launched the International® HX® Series, the next generation of severe service trucks in late 2020, with increased component commonality that further aligns our full product line with our project compass initiative.

#1 Choice: Significant progress has been made in identifying and focusing on key markets where we believe we have a differentiated value proposition, defining how we will operate in each of these markets, and how to prove to our customers that we are their #1 choice. Our strategy to communicate our clear value proposition has now expanded to include electric vehicles and self-driving technology, laying the foundation for the transportation infrastructure of the future. Notable achievements in 2020 include:
•	Further solidified our ongoing relationship with one of the nation’s largest fleet carriers by delivering our 5,000th LT series truck in 3 ½ years.
•	Announcement of our first order for 18 Electric CE school buses for the province of British Columbia in Canada. We expect to begin delivery of the units in 2021.
•	Formed partnerships with TuSimple, Inc. (“TuSimple”), a global self-driving technology company to co-develop SAE Level 4 self-driving trucks.
•	Formed a partnership with seven leading telematics service providers (“TSP”) that we believe covers at least 70% of the TSP market.
•
Through our NEXT e-Mobility solutions business unit, we signed a master services agreement with In-Charge Energy to provide charging infrastructure and consulting services to Navistar and our electric vehicle customers.

•
Became a member of CharIN E.V., which is a global association that focuses on electric vehicle adoption, to further establish Navistar as a participant in the electric future of the commercial truck industry.

•	Launched the industry’s first holistic suite of products designed to minimize Total Cost of Ownership - Intelligent Fleet Care in OnCommand Connection.
We believe that these actions, coupled with our strategic alliance, and the proposed business combination, with TRATON and our winning culture anchored by our high performing cross-functional teams, will continue to drive our success.
Our Expectations Going Forward
We are accelerating our Navistar 4.0 focus to achieve sustainable success and build confidence among all stakeholders. To drive the pace of our progress forward, we established seven critical strategic initiatives that evolved out of our People, Performance and #1 Choice strategic pillars to guide decision-making and investments. We will continue our intense focus on costs to fund our growth initiatives and increase profitability while preserving a foundation for future success. Going forward, our expectations include:
•	Growth Initiatives
○	Commercial Transformation is collaborating with our International dealer network to sustainably grow truck sales.
2021 Proxy Statement	148

PROPOSAL 4
○	Uptime/Total Cost of Ownership/Connected is supporting our customers on the road better than our competitors, through technology and responsiveness.
•	Profitability Initiatives
○	Project Compass is reducing unnecessary complexity while meeting customer needs.
○
Emerging Technologies is deploying lifecycle innovative solutions leveraging internal competencies and strategic partnerships to address new profit opportunities. This initiative is focused on electric, fuel cell, and autonomous solutions.

○	Manufacturing 4.0 is combining our manufacturing and procurement expertise, along with innovative technologies, to improve quality and minimize conversion cost.
•	Foundational Initiatives
○	People 4.0 is creating a culture of trust, empowerment and accountability to build the best teams.
○	Innovation is embedding into our identity the fun, curiosity and energy of problem-solving and breakthrough thinking.
Navistar 4.0 is built upon the right vision and the right strategy. We define success as an unparalleled customer experience, mutually beneficial relationships with employees, dealers, partners, customers and suppliers, and improved financial returns for our investors.
Navistar’s Compensation Philosophy
We believe the compensation of our executives should be closely tied to the performance and growth of the Company, so that their interests are aligned with the long-term interests of our stockholders. Consistent with this philosophy, the following guiding principles provide a framework for the Company’s executive compensation program:
COMPETITIVE POSITIONING	PAY-FOR-PERFORMANCE	OWNERSHIP AND RESPONSIBILITY
Total remuneration is designed to attract and retain the executive talent necessary to achieve our goals through a market competitive total remuneration package.
A substantial portion of each NEO’s compensation is performance-based with a direct link to Company as well as individual performance. It is designed to align the interests of executives and stockholders.

Compensation programs are designed to recognize individual contributions as well as link NEO and stockholder interests through programs that reward our NEOs, based on the financial success of the Company and increases to stockholder value.

Structure of Our Compensation Program
Pay Mix
A key goal of our compensation philosophy and objectives is the alignment of the pay mix for our CEO and top executives compared to the market. By pursuing that alignment, we can be assured that not only are the elements appropriate, but the overall package is properly designed. Although recommendations relative to each of these compensation elements are made separately, the Compensation Committee considers the total compensation and benefits package when making any compensation decision.
Working with an independent compensation advisor, we developed the following charts which illustrate the alignment of Navistar’s executive pay and the external marketplace.
2021 Proxy Statement	149

PROPOSAL 4
The below charts present Navistar’s total direct compensation (“TDC”) mix (excluding special grants) for the CEO, CFO and other NEOs relative to the peer group mix. The TDC mix for Mr. Clarke represents his TDC when he was in the role of President, CEO and Chairman of the Board of Directors prior to his transition to the role of Executive Chairman.

2021 Proxy Statement	150

PROPOSAL 4

Elements of Total Direct Executive Compensation
Pay Element	What it Does	Performance Measures
Base Salary	Provides competitive base salary, typically reviewed annually, and balances risk-taking concerns with stockholder interests	Job scope, experience, performance and market data
Short-Term Annual Incentive or AI	Provides a competitive incentive opportunity and aligns individual and Company performance	The goals established for 2020 include Market Share, Gross Margin, Liquidity and A26 Sales Mix as well as an adjusted EBITDA multiplier
Long-Term Incentives or LTI (including stock option grants)	Aligns executive and stockholder interests by tying compensation to achievement of multi-year goals and share price appreciation, builds long-term stockholder value, and cultivates stock ownership	The amount of the 2020 LTI awards were adjusted for each executive based upon an evaluation of market data, individual performance, and scope of the position within the organization
Chief Executive Officer Total Direct Compensation
Troy A. Clarke, who served as Navistar President, CEO and member of the Board of Directors since April 2013 and Chairman of the Board of Directors since February 2017, transitioned to the role of Executive Chairman on July 1, 2020. As part of the succession process, our Board of Directors appointed Persio V. Lisboa as President and CEO of Navistar. The Board, with the assistance of the independent compensation advisor, reviewed the CEO pay levels of our peer group, as well as those of other manufacturing organizations with similar revenues. The Compensation Committee established Mr. Lisboa’s compensation based on its review of peer group data, the scope of his role (recognizing Mr. Clarke’s duties and responsibilities as Executive Chairman) and an emphasis on performance-based pay.
Mr. Clarke’s compensation as President, CEO and Chairman of the Board of Directors was based on the nature of the position. While serving as President, CEO and Chairman of the Board, Mr. Clarke received a base salary of $1,050,000 and was awarded $5,500,000 in LTI. Mr. Clarke’s employment agreement expired coincident with his transition to the role of Executive Chairman.
In general, our practice excludes the use of employment contracts for NEOs, except with respect to the Company’s CEO. In connection with Mr. Lisboa’s appointment to President and CEO in July 2020, we entered into a three-year employment and services agreement with him (the “Employment Agreement”). The Employment Agreement was amended in August 2020 to reflect the ending of the Company’s 2020 Non-Elective Deferred Compensation program and the terms of the repayment.
2021 Proxy Statement	151

PROPOSAL 4
The following table summarizes certain material terms of the Employment Agreement, as amended, as well as certain other benefits received by Mr. Lisboa.
Pay Element	Contractual Terms
Annual Base Salary	$890,000
Short-Term Annual Incentive or AI(1)	Target AI of 115% of Base Salary with a maximum AI of two times his Target AI.
Long-Term Incentive or LTI	Value of $4,500,000 in 2020
Total Target Direct Compensation	$6,413,500
Other Benefits
Eligible to participate in the Company plans, policies, perquisites and arrangements that are applicable to other senior officers of the Company, including life insurance equal to five times base salary and vacation equal to four weeks

Severance Provisions
In the event that Mr. Lisboa’s employment is terminated without cause or due to Constructive Termination other than in connection with a change in control, he would receive severance of: (i) two times Mr. Lisboa’s base salary plus target AI award, (ii) a prorated portion of the AI award for the year of termination that would have been paid to Mr. Lisboa had he remained employed at the time such payments are made to the employees generally, (iii) 12 months’ continued health care coverage with an option to purchase an additional 12 months at the cost of coverage rate, and (iv) continued life insurance for 24 months after termination.

In the event that Mr. Lisboa’s employment is terminated without cause or due to Constructive Termination within 24 months after a CIC, he would receive severance of: (i) two times Mr. Lisboa base salary plus target AI award, (ii) a prorated portion of the target AI award for the year of termination, (iii) 12 months’ continued health care coverage with an option to purchase an additional 12 months at the cost of coverage rate, and (iv) continued life insurance for 24 months after termination.

Vesting of equity awards and performance cash incentives outstanding following Mr. Lisboa’s termination of employment will be governed by the respective plans and agreements pursuant to which they were granted and awarded.

(1)	Actual payout at 5.5% of target for 2020.
CEO Performance Evaluation
Traditionally, each year in December, the Compensation Committee and the independent members of the Board evaluate the CEO’s performance for the prior year. This review is based on the CEO’s achievement of goals set at the start of that prior year. The CEO presents information on the achievement of such goals solely to the independent members of the Board, who then discuss it in executive session without the CEO present. The independent members’ evaluation of the CEO’s performance then forms the basis for the decision on the CEO’s short-term incentive award under our AI plan for the prior year. The Chairman of the Compensation Committee then informs the CEO of the performance evaluation and any compensation decisions resulting from that evaluation. In December 2020, the independent members of the Board discussed and evaluated Mr. Lisboa’s accomplishments as CEO. These accomplishments include:

Alliance Relationship, Procurement JV, and Product Programs Accomplishments	•	Alliance relationship culminated in TRATON’s offer to acquire Navistar
	•	Procurement JV overachieved its cost reduction target
	•	Global powertrain program is on track
	•	One engine program was cancelled due to changes in economic conditions
Product Line Profitability Accomplishments	•	Pricing was reorganized with the creation of a strategic pricing function under the marketing organization
	•	A new product line profitability process was implemented and is now managed by four business unit leaders at the product segment level
	•	New strategic pricing governance was established with full cross-functional representation
2021 Proxy Statement	152

PROPOSAL 4

Commercial Area Leadership Consolidation Accomplishments	•	Sales, Marketing, and Aftersales responsibilities were consolidated under one leader
	•	The commercial area was restructured
	•	In Marketing, two leadership roles were consolidated into one and Marketing assumed responsibility for the company’s Product Planning function
Commercial Acceleration Accomplishments	•	The “Commercial Transformation” program was launched and several workstreams were developed to drive increased dealer sales
	•	Six pilot programs were successfully implemented with key dealers and the program is ready to be scaled up
Emerging Technologies Accomplishments	•	Recruited a new leader to head the strategy group and also assume the newly created role of VP of Emerging Technologies
	•	Completed the technology and equity agreement with TuSimple, our strategic partner in the development of autonomous technology
Navistar 4.0 Accomplishments	•	The Navistar 4.0 strategy was segmented into seven strategic initiatives and they were cascaded to the entire organization
	•	Implemented a formal governance structure for Navistar 4.0 that created a strong and agile pace of execution
	•	All Navistar 4.0 strategic initiatives are funded and running on track
Based upon the Compensation Committee’s determination of Mr. Lisboa’s and the Company’s performance against the applicable AI goals, the Compensation Committee recommended that Mr. Lisboa receive an AI award in the amount of $56,293.
Mr. Lisboa’s primary goals for 2021 include the following:
•	Successful achievement of all relevant annual milestones of Navistar 4.0 strategy, measured individually in each of the seven strategic initiatives.
•	Development of a robust post-merger integration plan in collaboration with TRATON.
•	Development of two new business expansion opportunities, measured by their revenue and earnings contributions in the five-year strategic cycle plan.
•	Implementation of a formal platform for Diversity and Inclusion, integral to the culture of the Company and embedded in its recruiting, talent development and succession planning processes.
•	Succession plans for key leaders.
In December 2020, the Compensation Committee approved Mr. Lisboa’s CEO goals for 2021 as noted above.
NEO 2020 Base Salary
Consistent with pay-for-performance principles, base salary performance increases are based upon NEO and Company performance. The Company’s performance was greatly impacted by the global pandemic and associated economic environment, and as a result base salary performance increases were not provided in 2020, other than with respect to Mr. Lisboa’s promotion. The table below summarizes the base salaries for our NEOs in 2020 as well as their previous base salaries.
NEO	Current Base Salary	Effective Date	Previous Base Salary	Effective Date
Persio V. Lisboa(1)	$890,000	July 1, 2020	$765,450	February 1, 2019
Troy A. Clarke(2)	$850,000	July 1, 2020	$1,050,000	April 16, 2018
Walter G. Borst	$772,335	February 1, 2018	$749,840	February 1, 2016
William V. McMenamin	$460,000	September 1, 2017	$386,650	February 1, 2016
Curt A. Kramer	$471,656	February 1, 2019	$440,800	February 1, 2018
Samara A. Strycker	$372,619	February 1, 2019	$360,018	February 1, 2018
(1)	Mr. Lisboa received a base salary increase due to his promotion to CEO in July 2020.
(2)	Mr. Clarke received a base salary decrease due to his role change from CEO to Executive Chairman in July 2020.
2021 Proxy Statement	153

PROPOSAL 4
Goal Setting for Incentive Plans
On an annual basis, the Board reviews a multi-year strategic plan developed and presented by the management team. Based on that plan, an operating plan is developed for the subsequent year and reviewed by the Board. The Compensation Committee approves the AI and LTI plan targets on the basis of the annual operating plan. The operating plan is based upon the goals of sustaining profitability and competitiveness with the market. The LTI plan targets are also based on the strategic plan which incorporates long-term growth targets.
Annual Incentive
Navistar provides its executives with an annual incentive compensation opportunity through the AI plan, a short-term incentive plan designed to align a significant portion of their total cash compensation with the overall financial performance of the Company. Each executive’s target award is determined based on a percentage of their base pay and organizational level. For 2020, Mr. Lisboa’s target annual incentive opportunity is 115% of base salary. For other NEOs, target awards range from 60% to 100% of base salary.
2020 Annual Incentive
The AI plan for 2020 was based on the 100% attainment of corporate goals established and approved by the Compensation Committee. The AI plan was authorized under our stockholder approved 2013 PIP. The AI plan has threshold, target, and distinguished goal ranges for NEOs from 40% to 150%. AI payout targets for NEOs ranged from 60% to 115% of base salary. Consolidated financial results between performance levels were interpolated on a straight-line basis to determine payment amounts.
•	Each AI financial performance metric is independent. Eligibility for payout is based on the attainment of each individual metric.
•
We use two design features: an adjusted EBITDA multiplier which scales the annual incentive up or down from the target level based upon actual financial performance of Navistar and an individual performance factor.

•	We continue to leverage our AI scorecard using multiple performance metrics. This allows the NEOs to see how their individual achievements contribute to the overall effort and success of the Company.
Below is a summary of the 2020 AI performance goals, associated performance metrics, and level of goal achievement.
2020 Performance Goal	Metric	% Allocation	Level Achieved
Market Share	Segment-Weighted	30%	Below Threshold
Gross Margin	Segment-Weighted	30%	Below Threshold
Liquidity	Operating Cash Flow	30%	At Threshold
A26 Sales Mix	Charge-outs	10%	Above Target
Adjusted EBITDA	Multiplier	N/A	Below Threshold
2020 Annual Incentive Target Award Percentages and Amount Earned
As seen in the table above, Navistar was below threshold on three goals, at threshold on one goal, and slightly above target on one goal, yielding an overall payout percentage of 5.5% of target. Below are the NEO payment amounts. In 2020, we created an AI plan with metrics that enable our strategy and drive results for our employees, customers and stockholders. The performance goals were established and approved in December of 2019 prior to the global pandemic.
Named Executive Officer	Target as % of Base Salary	2020 AI Amount Earned
Persio V. Lisboa	115%	$56,293
Troy A. Clarke	100%	$46,750
Walter G. Borst	75%	$31,859
William V. McMenamin	60%	$15,180
Curt A. Kramer	60%	$15,565
Samara A. Stryker	60%	$12,296
2021 Proxy Statement	154

PROPOSAL 4
2021 Annual Incentive
In 2021, we will continue our intense focus on costs to fund our growth initiatives, continue to grow our market share and deliver superior stockholder return. We will remain focused on our Navistar 4.0 strategy and critical strategic initiatives. The table below illustrates the 2021 AI performance goals and metrics.
2021 Annual Incentive Targets
2021 Performance Goal	Weighting	Description	Target
Adjusted EBITDA Margin	30%	Adjusted EBITDA as a % of Revenue	8.0%
Market Share	20%	Segment-Weighted	17.5%
Parts Revenue	20%	Parts Revenue Growth	$230,000,000
Cost	10%	Total Cost Reduction	$150,000,000
Navistar 4.0	20%	Milestones	Scorecard
2021 AI design features include:
•	Continuing to use a Market Share metric
•	Replacing the Gross Margin, Liquidity and A26 Sales Mix metrics with Adjusted EBITDA Margin, Parts Revenue, Cost, and Navistar 4.0 Milestone metrics
•	Continuing the use of an individual performance factor
•	Removing the Adjusted EBITDA multiplier
•	Adjusting the threshold and distinguished payout percentages to 50% and 200%, respectively
The final payout as a percent of target will be calculated based upon level of attainment of the performance metrics multiplied by the individual performance factor. Payout levels will be interpolated on a straight-line basis between threshold, target, and distinguished levels.
Special Incentive Q4 Fiscal Year 2020 through Q1 Fiscal Year 2021 Plan
The SI Plan is based on Adjusted EBITDA performance during Q4 fiscal year 2020 and Q1 fiscal year 2021 and is intended to reinforce the need to close out FY 2020 strong and continue this momentum into FY 2021. The performance period began on August 1, 2020 and ends on January 31, 2021. Achievement below target results in no payout and above distinguished is capped at the distinguished payout level of 200%. The SI Plan is intended to put the Company on a trajectory to attain our Navistar 4.0 strategy. Payout levels will be interpolated on a straight-line basis between target and distinguished levels.
Below are the NEO target SI Plan award amounts.
Named Executive Officer	Target as % of Base Salary
Persio V. Lisboa	28.75%
Troy A. Clarke	25%
Walter G. Borst	18.75%
William V. McMenamin	15%
Curt A. Kramer	15%
Samara A. Strycker	15%
Long-Term Incentives
Our objectives for including long-term incentives as part of our executive officers’ total compensation package include:
•	Aligning NEO and stockholder interests by tying compensation to share price appreciation.
•	Building long-term stockholder value.
•	Cultivating stock ownership.
LTI awards are governed by the 2013 PIP, which is an omnibus plan that allows for various awards such as cash, time and performance-based stock options, stock appreciation rights, time and performance-based RSUs, RCUs, premium share units (“PSUs”), DSUs and performance shares.
2021 Proxy Statement	155

PROPOSAL 4
The Compensation Committee approved LTI awards under the 2013 PIP for 2020 for eligible plan participants in February 2020. LTI awards granted to NEOs in 2020 were comprised of performance-based RCUs, based on adjusted EBITDA margin and revenue growth goals and time-based RCUs as indicated in the following table. The value of each NEO’s LTI awards was split 50% in performance-based RCUs and 50% in time-based RCUs.
Target Payout

2020 Long-Term Incentive Awards
The following table summarizes our 2020 long-term incentive grant for our NEOs.
NEO	Performance- Based RCUs	Time-Based Restricted Cash Units	Targeted Economic Value
Persio V. Lisboa(1)	$2,250,000	$2,250,000	$4,500,000
Troy A. Clarke(1)	$2,750,000	$2,750,000	$5,500,000
Walter G. Borst(1)	$1,050,000	$1,050,000	$2,100,000
William V. McMenamin(1)	$250,000	$250,000	$500,000
Curt A. Kramer(1)	$375,000	$375,000	$750,000
Samara A. Strycker(1)	$250,000	$250,000	$500,000
(1)
Long-term incentive awards for all NEOs were granted in February 2020 with the exception of Messrs. Lisboa and Clarke. Mr. Lisboa received a portion of his long-term incentive awards in February 2020 and the remainder in July 2020 due to his promotion to CEO. Mr. Clarke’s long-term incentive awards were granted in April 2020.

2018 Long-Term Incentive - Performance Awards
The table below provides details on the performance awards our NEOs were granted in 2018 and the actual amounts earned for the performance period ending October 31, 2020 upon the attainment of certain performance metrics, as approved by the Compensation Committee in December 2020. The Performance-Based RCU payments were made in December of 2020.
TARGET

2021 Proxy Statement	156

PROPOSAL 4

RESULTS

Our Decision-Making Process
The Compensation Committee has the responsibility to approve and monitor all compensation and benefit programs for our executive officers (for purposes of this proxy statement, the term “executive officer” means the senior leadership of the Company, including Section 16 Officers and NEOs) and makes recommendations for the compensation and benefits of our CEO, which is then reviewed and approved by the independent members of our Board. As part of its responsibilities, the Compensation Committee reviews the performance of our executive officers and approves compensation based on the overall successes of the individual executive and the organization as a whole. The Compensation Committee is governed by a written charter, a copy of which is available in the Investor Relations section of our website at https://ir.navistar.com/governance/
board-of-directors/default.aspx#governance.
SUMMARY OF THE EXECUTIVE SALARY PLANNING APPROVAL PROCESS
1	2	3
The CEO makes base salary recommendations for the NEOs and most Section 16 Officers to the Compensation Committee. The CEO does not participate in decisions regarding his own compensation.
The Compensation Committee reviews the salary for the CEO and reviews, approves and/or adjusts the CEO’s base salary recommendations for the other NEOs and Section 16 Officers included in the CEO’s recommendation.
The Compensation Committee then recommends, and the independent members of the Board approve or adjust, the salary recommendation for the CEO.
2021 Proxy Statement	157

PROPOSAL 4
Compensation Consultant
The Compensation Committee engages the services of an independent compensation consultant to assist with decisions regarding executive compensation plans and programs. The independent compensation consultant reports solely to the Compensation Committee. The Compensation Committee uses Pay Governance, LLC (“Pay Governance”) to render the following services:
•	Attend committee meetings at the request of the Compensation Committee;
•	Advise the Compensation Committee on market trends, regulatory issues and developments and how these could impact our executive compensation programs;
•	Review the compensation strategy and executive compensation programs for alignment with our strategic business objectives;
•	Advise on the design of executive compensation programs to ensure the linkage between pay and performance;
•	Provide market data analysis to the Company;
•	Advise the Compensation Committee and the Board on setting the CEO pay;
•	Review the annual compensation of the other NEOs as recommended by the CEO; and
•	Perform such other activities as requested by the Compensation Committee.
The Compensation Committee has the sole authority to approve the terms of Pay Governance’s engagement.
Pay Governance did not provide any services to the Company other than executive compensation consulting services during 2020.
In compliance with SEC and NYSE requirements regarding the independence of compensation consultants, Pay Governance provided the Compensation Committee with information regarding any personal, financial, or business relationships between Pay Governance and the Company, its management, or the members of the Compensation Committee that could impair Pay Governance’s independence or present a conflict of interest. Based on its review of this information, the Compensation Committee determined that there were no relationships that impair the independence or create a material conflict of interest between Pay Governance, the Company and the partners, consultants, and employees who service the Compensation Committee on executive compensation matters and governance issues.
Compensation Peer Group
Annually, we conduct a peer company review to determine whether our comparator companies continue to meet our criteria for inclusion. For 2020, management recommended, and the Compensation Committee approved the suspension of AGCO Corporation as a Navistar peer for fiscal year 2020 due to its recent say-on-pay proposal loss.
We continue to select companies similar in overall size to Navistar with consideration being given to companies that meet one or more of the following criteria:
•
Included in the Aerospace and Defense, Construction Machinery and Heavy Trucks, Industrial Machinery, Auto Parts and Equipment, Tires and Rubber or Agricultural and Farm Machinery sub-industries (i.e., primary industries), as defined by the S&P Global Industry Classification Standard

•	Headquarters or primary operations are in the U.S. (preference for companies headquartered in the Midwest)
•	Names Navistar as a peer group company
•	Similar revenues
•	Was included in the prior year’s peer group
2021 Proxy Statement	158

PROPOSAL 4
Navistar’s 2020 peer group consists of the following 21 companies:

(1)	Average of trailing 12-month revenues, as of August 31, 2017, 2018, and 2019.

2021 Proxy Statement	159

PROPOSAL 4
With respect to the above table:
•	All financial and market data are taken from Standard & Poor’s Capital IQ database.
•	All data is as of August 31, 2019 unless otherwise noted.
•	All data shown as reviewed by the Compensation Committee at the time of the peer group approval.
External Market Compensation Review
The Compensation Committee reviews various components of our executive compensation program to ensure that (i) pay opportunities are competitive with the external market, (ii) there is an appropriate link between performance and pay, and (iii) the program supports our stated compensation philosophy.
The Compensation Committee last reviewed total compensation levels and mix relative to the above-described peer group and broader industry surveys in 2019. No changes were made to executive pay levels in 2020, other than those of Messrs. Clarke and Lisboa, which were a result of our CEO transition. In conjunction with the CEO transition, the Compensation Committee reviewed peer group data for Mr. Lisboa as one point of reference for setting his pay. Mr. Clarke’s pay was reduced as a result of his transition to Executive Chairman.
We maintain our compensation philosophy of targeting the 50th percentile (market median) for total direct compensation (base salary plus target bonus plus the approved grant value of long-term incentive), using a combination of peer group and market surveys. We consider an NEO to be within the competitive range if the NEO’s total direct compensation is within 80% to 120% of the market median. Under special circumstances, when we are recruiting for critical roles, we may target an NEO’s total direct compensation to a higher level.
Compensation Risk
The Company performed, and the Compensation Committee reviewed, a risk assessment to determine whether our compensation policies, practices, plans and programs were “reasonably likely to have a materially adverse effect” on the Company. Approximately 30 compensation-related topics were reviewed during 2020, including but not limited to, programs governed by the 2013 PIP. A matrix was created for management’s use that summarized the programs reviewed, as well as associated mitigating factors. Management discussed the analysis internally and with our compensation consultant and discussed final results with the Compensation Committee. The Company and the Compensation Committee believe that the following are factors that mitigate the likelihood of excessive risk-taking.

General Description	•	Compensation Committee approval of overall compensation philosophy and plan design
	•	Compensation mix of base salary, short-term and long-term incentives
	•	Market competitive analysis conducted using the comparator group
	•	Market analysis based on individual job
Executive Stock Ownership Plan	•	Aligns executives’ interests with stockholders’
	•	Ownership requirement of 1x base pay for executives, 3x base pay for senior executives and 6x base pay for CEO and Executive Chairman
○ Holding periods for at least one year following the vesting date of equity awards; even after ownership requirements have been attained
2020 Annual Incentive Plan	•	Design focused on four key financial performance metrics enabling our strategy and driving results for our employees, customers and stockholders
	•	Individual Performance Factor applicable to only a small percentage of employees
Special Incentive Q4 FY20 & Q1 FY21 Plan	•	Design focused on one key financial performance metric which drives Navistar’s 4.0 strategy
	•	There is no payout below target performance and the payout is capped at the distinguished payout level
2020 Long-Term Incentive Awards	•	Performance-based equity awards are made at the discretion of the Compensation Committee and are intended to focus participants on the long-term growth of the Company.
	•	LTI values are primarily based upon external market data.
2021 Proxy Statement	160

PROPOSAL 4

Executive Severance Agreements (“ESAs”)	•	The change in control definition in our ESAs excludes funds affiliated with designated board members.
•
Good Reason in our ESAs requires a decrease in the executive’s organizational level or a change to his or her reporting structure that requires the executive to report to a supervisor whose organizational level is below the executive’s current organizational level.

	•	The agreement period for the ESA post-change in control is 18 months.
	•	The change in control agreement requires a double trigger.
•
The ESA is automatically extended annually for successive one-year periods starting on the first anniversary of the Effective Date of the ESA (as defined in the ESA) and on each subsequent anniversary of such Effective Date.

Other Controls and Procedures	•	Capital expenditure approval policies and procedures that control the possibility of engaging in unintended risk
	•	Sarbanes Oxley / Internal Controls procedures and processes adopted by the Company
	•	Clawback policy that requires the repayment of short- and long-term incentive-based compensation as a result of a financial restatement or intentional misconduct
Other Compensation
Executive Benefits and Perquisites
The following table summarizes the executive benefits and perquisites we provide to our NEOs:
NEO	Life Insurance(1)	Executive Flexible Perquisite Program(2)	Pension/Retirement/401(k) Plans(3)
			RAP	SRAP	SERP
Persio V. Lisboa
Troy A. Clarke
Walter G. Borst
William V. McMenamin
Curt A. Kramer
Samara A. Strycker
(1)	Life Insurance. We provide our executives Company-paid life insurance equal to five times base salary. The beneficiary of each individual policy is as designated by the executive.
(2)
Executive Flexible Perquisites. This provides a cash stipend to each of our NEOs, the amount of which varies by executive, based upon the executive’s organization level, and is set forth in the table below. In addition, a spouse may accompany an NEO while he or she is traveling on Company business. Although this occurs on a limited basis, the spouse’s travel expense is included in taxable compensation of the NEO.

(3)
Pension/Retirement/401(k) Plans. We began transitioning to defined contribution/401(k) plans as the primary retirement income program for all non-represented employees hired on or after January 1, 1996. These plans are as follows:

•
Retirement Accumulation Plan (“RAP”). This is our tax-qualified defined contribution/401(k) plan for salaried employees. Our NEOs receive age-weighted contributions and/or matching contributions depending on their eligibility for retiree medical coverage.

•
Supplemental Retirement Accumulation Plan (“SRAP”). This is our non-qualified deferred compensation plan designed primarily to restore the age-weighted contributions that participants would otherwise have received if the IRC compensation limit had not applied to the RAP.

•	Supplemental Executive Retirement Plan (“SERP”). This is designed as a pension supplement to attract and retain key executives. The SERP is unfunded and is not qualified for tax purposes.
Additional information on the pension/401(k) plans is provided in the Pension Benefits, Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation sections of this proxy statement.
2021 Proxy Statement	161

PROPOSAL 4
2020 Executive Perquisite
Named Executive Officer	Annual Flexible Perquisite Payment(1) ($)	Perquisite Payment ($)	Total Perquisite Payment ($)
Persio V. Lisboa	18,500	7,050(2)	25,550
Troy A. Clarke	23,000	6,371(2)	29,371
Walter G. Borst	18,500	—	18,500
William V. McMenamin	14,000	—	14,000
Curt A. Kramer	14,000	—	14,000
Samara A. Strycker	14,000	—	14,000
(1)
The Annual Flexible Perquisite Payment amounts reflect the amount paid in November 2019 for the period of November 2019 through April 2020. Due to our COVID-19 measures, the regular May 2020 payments are not included as they were not paid until November 2020 (FY2021).

(2)	$7,050 was paid on behalf of Mr. Lisboa and $6,371 was paid on behalf of Mr. Clarke for legal fees incurred with establishment of Mr. Lisboa’s Employment Agreement, as amended, and Mr. Clarke’s ESA.
Pension Benefits
Historically, we have provided our employees with retirement income programs. Over the years, the programs have changed for various reasons. Effective January 1, 1996, we began transitioning from defined benefit retirement income programs to defined contribution retirement income programs as the primary vehicle to deliver those benefits. Effective January 1, 2014, we accelerated the transition by freezing the U.S. defined benefit retirement income programs. All U.S. employees now participate in our defined contribution retirement income programs.
The following briefly describes the various programs.
Navistar, Inc. Supplemental Executive Retirement Plan
The SERP is designed as a pension supplement to attract and retain executive officers. Executive officers are eligible to participate in the SERP upon attainment of a certain organizational level or above.
The SERP is unfunded and is not qualified for tax purposes. An eligible executive’s benefit under the SERP is equal to a percentage of his or her final average compensation. A prorated portion of AI plan payments is included in the definition of eligible compensation and the amount included is also subject to a cap determined as a percentage of the executive officer’s annualized base salary. The prorated portion and the cap depend on the executive officer’s organizational level in the Company.
The following table summarizes the determination of the total percentage of final average compensation, which is the sum of the accrual rates described below.
	Up to Age 55	On or After Age 55
Each Year of Age	1/2%	1%
Each Year of Service	1/2%	1%
The resulting benefit is offset by 50% of the executive’s Social Security benefit and any qualified defined benefit pension plan of the Company or any prior employer (qualified or nonqualified). The benefit is also offset by the actuarial equivalent of any of our defined contribution pension plans (qualified or non-qualified) or that of any prior employer that is funded by the employer’s contributions and is an integral part of the prior employer’s retirement program. Normal retirement age is 65. An executive may retire early with reduced benefits after having worked five years and is at least age 55. Under an involuntary termination by the Company for reasons other than for Cause, if the executive has not yet attained age 55, but the executive’s age plus continuous vacation service totals 55 or more and they have at least ten years of credited service, such executive would be eligible to receive a SERP benefit payable at age 55. Under an involuntary termination by the Company for reasons other than for cause, within two years following a change in control, the SERP provides a reduced deferred vested pension for participants who have at least five years of credited service but do not meet the “Age 55 requirement” for vesting or the criteria to receive a SERP benefit. If an executive is retirement eligible and is deemed to have incurred a total and permanent disability, an executive is eligible for an unreduced SERP benefit. The SERP does not provide for acceleration of vesting in the event of death.
2021 Proxy Statement	162

PROPOSAL 4
The monthly SERP benefits are paid in the form of a joint & survivor annuity and are payable for the lifetime of the participant (with a Social Security offset for benefits paid after age 62) with 55% of such monthly benefit paid to the surviving spouse following the death of the participant.
All of the NEOs are eligible to participate in the SERP.
Navistar, Inc. Retirement Accumulation Plan
The RAP is a tax-qualified defined contribution plan. All non-represented employees are allowed to defer a portion of their compensation to the RAP up to the IRC limitations. Employees receive non-elective employer retirement contributions equal to a percentage of compensation up to the IRC compensation limit ranging from 2% up to 6.5% based on their age at the end of the calendar year. Additionally, employees who do not participate in our retiree medical plan receive matching contributions equal to 50% of the first 6% of employee elective pre-tax deferrals (effective September 1, 2020, salaried non-represented employees who do not participate in our retiree medical plan receive a matching contribution equal to 25% of the first 6% of employee elective pre-tax deferrals). For those executives whose employer retirement contributions would be limited by the IRC compensation limit, the SRAP (described below) provides for employer retirement contributions in excess of the IRC compensation limit. This plan is described in more detail within the Non-Qualified Deferred Compensation section of this proxy statement.
All of the NEOs receive non-elective employer retirement contributions in the RAP and also participate in the SRAP.
Non-Qualified Deferred Compensation Plans
In addition to the SERP, we sponsor the following non-qualified deferred compensation programs:
Navistar, Inc. Supplemental Retirement Accumulation Plan
The SRAP provides executive officers with contributions equal to the amount by which their employer retirement contributions to the RAP are limited by the IRC compensation limit. The SRAP is unfunded and is not qualified for tax purposes.
A bookkeeping account balance is established for each participant. The account balance is credited with notional contributions and notional interest. The SRAP does not permit any executive to electively defer any of his or her base compensation or bonus. However, any increase in payments under the AI plan will increase contributions to the SRAP because contributions are a function of compensation.
The interest crediting rate is 7.5% per annum compounded on a daily basis. The interest crediting rate constitutes an “above-market interest rate” under the IRC.
The NEO cannot withdraw any amounts from such NEO’s bookkeeping account balance until such NEO either retires or otherwise terminates employment with the Company. An executive, who is at least 55, may retire with benefits after having worked ten years. If an executive does not meet the criteria for retirement in the SRAP, the executive would become vested in their SRAP benefit if, within two years following a change in control the executive is involuntarily terminated by the Company for reasons other than for cause. If an executive officer also participated in the SERP prior to January 1, 2012, the SRAP also vests under a total and permanent disability if an executive has worked five years and is at least age 55. The SRAP does not provide for acceleration of vesting in the event of death.
At enrollment, each participant may elect to receive the bookkeeping account balance by either or some combination of (1) a lump-sum payment or (2) annual installments over a period of two to 20 years. However, if the executive officer also participated in the SERP prior to January 1, 2012, such executive must receive the SRAP account balance in the form of an annuity. This is a requirement under IRC Section 409A.
All of the NEOs participate in the SRAP.
Other Retirement Income Programs
We sponsor the Navistar, Inc. Salaried Employees Pension Plans No. 1 and No. 2 and the Navistar, Inc. Hourly Employees Pension Plans No. 1 and No. 2, which are tax-qualified defined benefit pension plans. We also sponsor the Navistar, Inc. Managerial Retirement Objective Plan or “MRO”, which is an unfunded non-qualified defined benefit pension plan. None of the NEO’s participate in any of these plans.
2021 Proxy Statement	163

PROPOSAL 4
We also sponsor the Navistar, Inc. 401(k) Plan for Represented Employees which is a tax-qualified defined contribution plan that allows represented employees to defer a portion of their compensation up to IRS limitations. None of the NEOs participate in this plan.
Premium Share Units
In general, our Executive Stock Ownership Program as in effect up until 2013 required all of our executive officers to acquire, by direct purchase or through salary or annual bonus reduction, an ownership interest in Navistar by acquiring a designated amount of our common stock at specified times. Participants were required to hold such stock for the entire period in which they are employed by the Company. PSUs may have been awarded under the 2013 PIP to participants who completed their ownership requirement on an accelerated basis. PSUs vest in equal installments on each of the first three anniversaries of the date on which they are awarded. Each vested PSU will be settled by delivery of one share of common stock. Such settlement will occur within ten days after a participant’s termination of employment or at such later date as required by IRC Section Rule 409A. All of the NEOs participate in the Executive Stock Ownership Program and all were eligible to acquire PSUs, except for Mr. Kramer and Ms. Strycker who were not eligible to participate in the program at the time PSUs were being awarded. The Executive Stock Ownership Program was amended effective November 1, 2013 to eliminate an executive’s ability to earn PSUs.
Deferred Share Units
Under our Executive Stock Ownership Program in effect up until 2013, executives were able to defer their cash bonus into DSUs. DSUs are credited into the participant’s account at the then-current market price. The DSUs are generally distributed to the participant in the form of our common stock at the date specified by the participant at the time of his or her election to defer. During the deferral period, the participant had no right to vote the common stock, no right to receive any dividend declared on the common stock and no other rights as a stockholder. If an executive officer elected to defer a cash bonus, the number of shares shown for such NEO includes these DSUs. These DSUs vest immediately. The number of shares shown as owned for each NEO (and all executive officers as a group) also includes PSUs that were awarded pursuant to the Executive Stock Ownership Program. After 2013 our Executive Stock Ownership Program eliminated an executive’s ability to defer his or her cash bonus into DSUs.
2020 Non-Elective Deferred Compensation Plan
Under our Non-Elective Deferred Compensation Plan, U.S.-based, salaried exempt, non-represented employees had a percentage of pay temporarily deferred effective April 20, 2020. The percentage of pay deferred was dependent on the employee’s organizational level. The deferral ended on August 31, 2020 and was repaid in November of 2020 with 6% annual interest.
Other Compensation Practices and Policies
Executive Stock Ownership Program
Our stock ownership guidelines are designed to increase an executive’s equity stake in Navistar and to more closely align his or her financial interests with those of Navistar’s stockholders. At fiscal year-end 2020, our stock ownership guidelines applied to 39 executives, all of whom hold the title of vice president and above, including all of our NEOs.
Our Executive Stock Ownership Program requires stock ownership guideline multiples of six times salary for the CEO and Executive Chairman and three times salary for other senior executives and has the following features:
•
A requirement that an executive retain a certain amount of shares received pursuant to Company executive compensation programs (75% for the CEO and 50% for other executives) until the executive satisfies the stock ownership guideline multiples described above; and

•
A one-year holding period (75% for the CEO and 50% for other executives) of shares received pursuant to Company executive compensations programs after the executive satisfies the stock ownership guideline multiples described above.

All NEOs were in compliance with the program ownership requirement in 2020.
2021 Proxy Statement	164

PROPOSAL 4
Hedging and Pledging
The Company considers it improper and inappropriate for executives to engage in short-term or speculative transactions in Company securities. Navistar’s policy on transactions in securities prohibits executives from short selling, trading in derivatives or engaging in hedging transactions. In addition, any pledges and margin account use must be pre-cleared through the Corporate Secretary or the General Counsel.
Recoupment (Clawback) Policy
The Company maintains a clawback policy. Under this policy, the Company may recover incentive-based compensation from an executive officer in the event of an accounting restatement due to material non-compliance with financial reporting requirements, as well as intentional misconduct.
Employment Contracts and Executive Severance Agreements
Except for our President and CEO, Persio V. Lisboa, we do not have employment contracts with our executive officers. Employment with each of them is “at will.” However, like many companies, to ensure stability and continuity of management, we provide our executive officers with an Executive Severance Agreement (an “ESA”), which provides for severance benefits in the event of a specified termination event such as an involuntary termination not for cause or a termination in connection with a change in control. Please refer to the Potential Payments Upon Termination or Change in Control section beginning on page 165 for more information. A summary of the Employment Agreement, as amended, appears in the Chief Executive Officer Compensation section of this proxy statement.
Tax and Accounting Implications—Policy on Deductibility of Compensation
Section 162(m) of the IRC provides that a public company generally may not deduct the amount of non-performance based compensation paid to certain executive officers (generally, the officers who are “named executive officers” in the summary compensation table in the issuer’s proxy statement) that exceeds $1,000,000 in any one taxable year. With respect to grants made prior to November 2, 2017, “qualified performance-based compensation” was not counted against the $1,000,000 deductibility limit. The options, granted prior to this date, with an exercise price at least equal to 100% of the fair market value of the underlying shares at the date of grant may satisfy the requirements for treatment as “qualified performance-based compensation.” In addition, LTI plan awards and awards under the AI plan, granted prior to November 2, 2017, that are conditioned upon achievement of certain performance goals, may satisfy the requirements for treatment as “qualified performance-based compensation.” Following the enactment of the Tax Cuts and Jobs Act, beginning with our 2019 fiscal year, the $1,000,000 annual deduction limitation under Section 162(m) will apply to all compensation paid to these executive officers other than performance-based compensation paid under certain grants and awards made prior to November 2, 2017. Accordingly, the Company’s ability to actually receive a corresponding deduction for the grants and awards described above may be limited by this tax law.
Potential Payments Upon Termination or Change in Control
The amount of compensation payable to each of the NEOs upon voluntary termination, termination with or without cause, involuntary termination in the event of a change in control, or termination as a result of death, disability or retirement is shown in the Estimated Cash Payments Upon Termination or Change in Control table of this proxy statement. Unless otherwise indicated, the amounts shown assume that such termination was effective October 31, 2020 are based on the terms of the applicable plans and agreements that were in effect on October 31, 2020, and assume that the executive officer has satisfied all relevant prerequisites for eligibility for such payments and benefits and are estimates of the amounts which would be paid out to the executive officer following his or her termination. The actual amounts of payments and benefits can only be determined at the time the relevant termination event occurs.
To assure stability and continuity of management, we entered into ESAs with each of our executive officers with the exception of our CEO who is party to the Employment Agreement, as amended.
Executive Severance Agreements
All of our NEOs, with the exception of Mr. Lisboa who is covered by the Employment Agreement, as amended, are covered under an ESA. The following summarizes certain of the material provisions:
•	The expiration date of the agreement period post-CIC will be the date that occurs 18 months after the date of the CIC;
2021 Proxy Statement	165

PROPOSAL 4
•
A CIC will not occur if certain “Excluded Persons” (including Mark H. Rachesky, Icahn Enterprises and employee or retirement benefit plans or trusts sponsored or established by the Company) become the “Beneficial Owners” of securities representing 50% or more of the combined voting power of the Company’s then-outstanding securities;

•	The level of ownership of securities required to trigger a CIC is 50% or more of the combined voting power of the Company’s then-outstanding securities;
•	A termination will be deemed to occur after a CIC if it occurs during the agreement period or during the 18-month period immediately following the CIC;
•
A diminution of authority sufficient to trigger a termination for Good Reason (as defined below) occurs if the executive officer experiences a decrease in his or her organizational level, a reduction in base salary by 10% or more, or a change to his or her reporting structure that requires the executive to report to a supervisor whose organizational level is below the executive’s current organizational level;

•
The executive officer’s obligations (i) not to disclose confidential, secret, proprietary or privileged information pertaining to the business of the Company, (ii) to refrain from making any defamatory, disparaging, slanderous, libelous or derogatory statements about the Company and (iii) to cooperate and provide assistance to the Company in connection with litigation or any other matters, continue at all times during the agreement period of the ESA and at all times following the executive officer’s termination of employment for any reason;

•
The Compensation Committee may require the executive officer to repay incentive pay previously received from the Company if the Compensation Committee determines that repayment is due on account of a restatement of the Company’s financial statements or for another reason under the Company’s clawback policy;

•	Continued life insurance coverage provided for an 18-month period following termination;
•
In the event of a termination under the ESA, the executive officer’s eligibility for separation payments and benefits is conditioned on the executive officer’s timely signing, and not revoking, a written release agreement in a form acceptable to the Company; and

•	No payments are eligible for IRC Section 280G excise tax gross-up.
Summary of the Circumstances, Rights and Obligations Attendant to Each Type of Termination Under the ESA
All executive officers are “at-will” employees of the Company, except for the Company’s CEO who is party to the Employment Agreement, as amended. The “at-will” relationship between the executive officer and the Company means that either party may terminate the employment relationship at any time and for any reason. Depending on the circumstances of the executive’s termination from the Company, the executive may be eligible for certain separation payments and benefits as summarized below. Under the 2013 PIP, individual equity award agreements, SRAP, SERP and the ESA:
Voluntary Termination by Executive and Termination for Cause by Us: We are not obligated to provide the executive with any additional or special compensation or benefits upon (i) a voluntary termination by the executive other than due to retirement or for Good Reason or (ii) a termination for cause by us. All compensation, bonuses, benefits, and perquisites cease upon such a voluntary termination by the executive or termination for cause by us. In general, in the event of either such termination, an executive officer would:
•	Be paid the value of unused and accrued vacation;
•	Not be eligible for an AI payment if the termination occurred prior to year-end or if the termination occurred after year-end and prior to the payment date;
•	Be able to exercise vested stock options for 12 months, following a voluntary termination, but not following a termination for cause;
•	Forfeit any unvested time- and performance-based stock options;
•	Forfeit any unvested restricted stock and time- and performance-based RSUs;
•	Forfeit any unvested cash-settled performance shares; and
•	Forfeit any unvested RCUs.
The executive officer would not receive any cash severance in the event of either a voluntary termination of employment without Good Reason or involuntary termination for cause by us.
2021 Proxy Statement	166

PROPOSAL 4
Retirement and Early Retirement: If an executive officer terminates employment due to retirement, then the officer would generally be eligible to receive:
•	The value of unused and accrued vacation;
•	Monthly income from any defined benefit pension plans, both tax-qualified and non-tax-qualified, that the executive participated in solely to the extent provided under the terms of such plans;
•	Distributions from any defined contribution plans, both tax-qualified and non-tax-qualified, that the executive participated in solely to the extent provided under the terms of such plans; and
•	A pro rata portion of performance-based RCUs.
Retirement and early retirement are defined in the respective plans in which the executive officer participates. In addition, if an executive meets the “qualified retirement” definition under our 2004 Performance Incentive Plan, as amended (the “2004 PIP”), 2013 PIP or award agreement (as applicable) and holds outstanding stock options, he or she may exercise those stock options to the extent that those stock options are exercisable or become exercisable in accordance with their terms, at any time during the term of the option grant. If he or she holds restricted stock or RSUs or time-based RCUs, they will continue to vest according to the terms of the award agreement. If he or she holds PSUs, vesting accelerates and the shares will be issued after retirement.
Termination Without Cause by Us or Good Reason Termination by Executive: If the employment of an executive officer, other than Messrs. Lisboa and Clarke, is terminated either due to either an involuntary termination by us without cause or by the executive for Good Reason, in each case either before the date of a Change in Control (as defined in the ESA) or more than 18 months after the date of the most recent Change in Control, then such executive would generally be eligible to receive the following:
•	An amount equal to 100% to 200% of the total of (i) the executive’s annual base salary in effect at the time of termination and (ii) the executive’s AI plan award at target level;
•
Continued health insurance for the 24-month period following termination; provided that for the first 12-month period, the executive shall pay for such coverage at no greater after tax costs to the executive than the after-tax cost to the executive officer immediately prior to the date of termination, and for the remaining 12-month period, the executive officer shall pay for such coverage on a monthly cost of coverage basis;

•
Pro rata annual incentive for the number of months of fiscal year eligible participation, which is based upon actual results and will only be paid if and at the same time that the Company pays AI plan awards to active employees;

•	Continued life insurance coverage for the 18-month period following termination;
•	Outplacement services;
•	Retention of any flexible perquisite allowance actually paid to the executive officer on or before the time of termination;
•	A lump sum cash payment equal to the value of unused and accrued vacation;
•	Rights to a SERP benefit payable at age 55 if the executive officer is not retirement eligible upon termination and meets certain criteria pursuant to and in accordance with the SERP;
•	The right to exercise vested stock options for 12 months; and
•	The forfeiture of any unvested RCUs, any unvested stock options and any unvested restricted stock or RSUs.
As defined in the ESA, “Good Reason” means the occurrence of any of the following events or conditions: (i) we reduce the executive officer’s base salary by 10% or more (either upon one reduction or in a series of reductions over a period of time); provided, that such reduction neither comprises a part of a general reduction for the executive officer’s then-current peers as a group (determined as of the date immediately before the date on which the executive officer becomes subject to such material reduction) nor results from a deferral of the executive officer’s base salary, (ii) a change to the executive’s reporting structure that requires the executive to report to a supervisor whose organizational level is below the executive’s current organizational level, or (iii) a demotion in position (including a decrease in organization level) resulting in the material diminution of the executive officer’s authority (including, but not limited to, the budget over which the executive officer retains authority), duties, or responsibilities within the Company except, in case of each of (i) or (ii), in connection with the involuntary termination of the executive officer’s employment for cause.
2021 Proxy Statement	167

PROPOSAL 4
Termination Related to a Change in Control: If the employment of an executive officer, other than Mr. Lisboa, is involuntarily terminated for any reason other than for cause or if a Constructive Termination occurs within 18 months after a change in control, or 24 months for Mr. Clarke, then the executive would generally be eligible to receive the following:
•
An amount equal to (i) a pro rata portion of the executive officer’s AI plan award at target level (the “CIC Prorated Bonus”), which payment shall be in lieu of any payment to which the executive officer may otherwise have been entitled to receive under a Change-in-Control-sponsored incentive or bonus plan, plus (ii) a multiplier ranging from 150% to 300% of the sum of the executive officer’s annual base salary in effect at the time of termination and the executive officer’s AI award at target level (the “CIC Severance Pay”). The CIC Severance Pay and the CIC Prorated Bonus shall be paid in a lump sum on the payment date;

•
Continued health insurance for the 24-month period following termination; provided that for the first 12-month period, the executive officer shall pay for such coverage at no greater after tax costs to the executive officer than the after tax cost to the executive officer immediately prior to the date of termination and for the remaining 12-month period, the executive officer shall pay for such coverage on a monthly cost of coverage basis;

•	Continued life insurance coverage for the 18-month period following termination;
•	Outplacement services;
•	Retention of any flexible perquisite allowance actually paid to the executive officer on or before the time of termination;
•	A lump sum cash payment equal to the value of unused vacation;
•	Acceleration of the vesting of all options, which such options will be exercisable for a period of three years from the date of the change in control, or if earlier the original term of the Award;
•	Acceleration of the vesting of cash-settled RCUs at the target performance level;
•	2020 performance-based RCUs are prorated for the number of days worked during the vesting period and are based on the greater of target or actual performance;
•	2020 time-based RCUs are prorated for the number of days worked during the vesting period;
•
Rights to a SERP benefit payable at age 55 if the executive officer is not retirement eligible upon termination and meets certain criteria pursuant to an in accordance with the SERP. If he or she does not meet the criteria for a grow-in but has worked at least 5 years, he or she would be eligible for a deferred vested benefit payable at age 55 pursuant to and in accordance with the SERP;

•
Additional vesting service under the SERP may be provided if at termination the executive is less than age 55, has less than five years of service but would have had five years of service within the 18 months following the termination;

•	Acceleration of vesting of the SRAP balance; and
•
A lump sum cash payment equal to the difference in (i) the actuarial present value of the executive officer’s non-tax-qualified pension benefits following a CIC assuming the executive officer was 18 months older and had 18 more months of service, over (ii) the actuarial present value of the executive officer’s non-tax-qualified pension benefits at the date of termination without a CIC.

The table below states the multiplier of the sum of annual base salary plus AI plan award at target level used in each NEO’s severance formula under a termination without cause by us or by the NEO for Good Reason as of October 31, 2020.
NEO	Multiplier – Involuntary Not for Cause or Good Reason Termination	Multiplier – Changein Control
Persio V. Lisboa(1)	200%	200%
Troy A. Clarke	0%	200%
Walter G. Borst	200%	300%
William V. McMenamin	150%	300%
Curt A. Kramer	150%	200%
Samara A. Strycker	150%	200%
(1)
Mr. Lisboa does not have an ESA. Per the Employment Agreement, as amended, in the event his employment with the Company is terminated (i) by the Company without cause, or (ii) by Mr. Lisboa due to either Good Reason or Constructive Termination, as such terms are defined in the Employment Agreement, as amended, then in addition to accrued obligations, he is eligible for the sum of 200% of his base salary plus target annual incentive.

2021 Proxy Statement	168

PROPOSAL 4
Disability and Death: If a participant is disabled and is prevented from working for pay or profit in any job or occupation, the executive officer may be eligible for our “Non-Represented Employee Disability Benefit Program” which provides for short-term and long-term disability (“LTD”) benefits. Our executive officers are not covered under a separate program. While covered under LTD, an executive officer is eligible for 60% of base salary reduced (or offset) by other sources of income, such as social security disability. In addition, while classified as disabled, the executive officer continues to accrue benefits under the Company’s defined benefit plans. In the event of a total and permanent disability as defined by this program, an executive officer may exercise outstanding stock options any time within three years after such termination. In the event an executive officer has restricted stock, or RSUs, the restricted stock or RSUs will continue to vest according to the terms of the grant. In the event an executive officer has PSUs, vesting accelerates and the shares are issued immediately. In addition, an executive officer who has worked at least five years, will be eligible to receive an unreduced SERP benefit.
Executive Compensation Tables
The table below summarizes the total compensation paid to or earned by each of our NEOs for the years ending October 31 for 2020, 2019 and 2018:
Summary Compensation Table
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Persio V. Lisboa President and CEO(5)	2020	806,967	—	—	—	866,693	1,400,071	133,969	3,207,699
	2019	756,338	—	539,986	449,980	1,640,105	1,214,759	142,517	4,743,685
	2018	715,500	—	479,990	319,998	859,547	398,058	109,580	2,882,943
Troy A. Clarke Executive Chairman, Former President and CEO(5)	2020	983,333	—	—	—	2,832,500	1,786,522	235,192	5,837,548
	2019	1,050,000	—	1,649,999	1,099,991	4,205,840	1,703,461	254,730	9,964,021
	2018	1,027,183	—	1,649,976	1,099,997	2,350,250	593,454	202,289	6,923,149
Walter G. Borst Executive Vice President and Chief Financial Officer	2020	772,335	—	—	—	1,095,509	692,059	134,395	2,694,297
	2019	772,335	30,893	629,967	524,991	1,917,939	933,188	154,021	4,963,334
	2018	766,711	—	629,982	419,998	1,018,578	4,644	123,455	2,963,368
William V. McMenamin President Financial Services and Treasurer	2020	460,000	—	—	—	268,430	1,008,644	83,205	1,820,279
	2019	460,000	18,400	149,967	124,978	642,650	753,984	99,180	2,249,159
	2018	460,000	—	149,992	99,999	388,974	357,860	80,567	1,537,392
Curt A. Kramer Senior Vice President and General Counsel	2020	471,656	—	—	—	268,815	705,696	75,494	1,521,660
	2019	463,942	—	224,968	187,485	489,544	414,282	82,726	1,862,947
	2018	425,600	—	149,992	99,999	272,503	155,339	53,252	1,156,685
Samara A. Strycker Senior Vice President and Corporate Controller	2020	372,619	—	—	—	265,546	517,236	54,321	1,209,722

(1)
The amounts reported in this column for 2020 reflect salary earned in fiscal year 2020 and include compensation that was mandatorily deferred under the Company’s 2020 Non-Elective Deferred Compensation Plan. NEOs had a percentage of pay temporarily deferred effective April 20, 2020. The percentage of pay deferred was dependent on the employee’s organizational level. The deferral ended on August 31, 2020 and was repaid on November 30, 2020 with 6% annual interest. The deferred amounts which do not include interest earned on such amounts are as follows: Mr. Lisboa $98,035.02, Mr. Clarke $123,389.59, Mr. Borst $85,149.96, Mr. McMenamin $50,715.00, Mr. Kramer $52,000.07, and Ms. Strycker $41,081.22.

(2)
The amounts reported in this column reflect the aggregate fair value of stock-based awards (other than stock options) granted in the year computed in accordance with FASB ASC Topic 718. Generally the aggregate grant date fair value is the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule and does not correspond to the actual value that will be realized by the officers. The fair values of stock-based awards are estimated using the closing price of our stock on the grant date. Stock-based awards settle in common stock on a one-for-one basis, or the cash equivalent of the common stock. The grant date fair values of each individual stock-based award in 2020 are set forth in the Grants of Plan-Based Awards table on page 171. Additional information about these values is included in Note 19 to our audited financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2020.

(3)
The amounts reported in this column reflect the aggregate fair value of stock options, granted in the year computed in accordance with FASB ASC Topic 718. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the officers. Assumptions used in the calculation of these values are included in Note 19 to our audited financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2020. A description of stock options appears in the narrative text following the Grants of Plan-Based Awards table.

2021 Proxy Statement	169

PROPOSAL 4
(4)
The amounts reported in this column represent the 2020 AI plan award payment based on an actual payout at 5.5% of target and performance-based RCUs earned and paid in 2020 under the 2018 LTI. AI awards are projected to be paid in February 2021. The value of the 2020 AI Awards is as follows: Mr. Lisboa $56,293, Mr. Clarke $46,750, Mr. Borst $31,859, Mr. McMenamin $15,180, Mr. Kramer $15,565, and Ms. Strycker $12,296. The value of the performance-based RCUs for each NEO are as follows: Mr. Lisboa $810,400, Mr. Clarke $2,785,750, Mr. Borst $1,063,650, Mr. McMenamin $253,250, Mr. Kramer $253,250, and Ms. Strycker $253,250.

(5)	Mr. Lisboa was promoted to President and CEO on July 1, 2020. Mr. Clarke’s last day as President and CEO was June 30, 2020. Mr. Clarke transitioned to the role of Executive Chairman on July 1, 2020.
(6)
These amounts represent the difference in the market interest rate under the IRC and the interest credit rate of 7.5% per annum compounded on a daily basis on the SRAP. The 7.5% is the rate used to design the SRAP as a comparable replacement for the MRO. The interest credit rate constitutes an “above-market interest rate” under the IRC. These amounts also represent the change in actuarial present value of the SERP for Messrs. Lisboa, Clarke, Borst, McMenamin, Kramer, and Ms. Strycker. Also, included are the amounts which represent the difference in the above market interest rate and the 6.0% per annum on compensation deferred through the Company’s 2020 Non-Elective Deferred Compensation Plan from April 20, 2020 through August 31, 2020 and repaid on November 30, 2020. The above market interest earned on the deferred salary amounts in fiscal year 2020 is as follows: Mr. Lisboa $1,251.98, Mr. Clarke $1,703.64, Mr. Borst $1,139.97, Mr. McMenamin $678.96, Mr. Kramer $696.17, and Ms. Strycker $549.98.

(7)
“All Other Compensation” reflects the following items: flexible perquisite cash allowances; Company-paid legal fees; Company-paid life and accidental death and disability (“AD&D”) insurance premiums; and Company contributions to the RAP and the SRAP.

NEO	Flexible Perquisites Cash Allowances(1)	Company-Paid Legal Fees(2)	Company Paid Life and AD&D Insurance Premiums	Company Contributions to RAP	Company Contributions to SRAP	Taxable Spouse Travel	Other Compensation	Total
Lisboa	$18,500	$7,050	$10,467	$26,650	$71,302	$0	$0	$133,969
Clarke	$23,000	$6,371	$33,230	$26,650	$145,941	$0	$0	$235,192
Borst	$18,500	$0	$14,923	$26,650	$74,322	$0	$0	$134,395
McMenamin	$14,000	$0	$10,690	$26,650	$31,865	$0	$0	$83,205
Kramer	$14,000	$0	$4,841	$26,650	$30,003	$0	$0	$75,494
Strycker	$14,000	$0	$2,997	$21,617	$15,707	$0	$0	$54,321
(1)
The Annual Flexible Perquisite Payment amounts reflect the amount paid in November 2019 for the period of November 2019 through April 2020. The regular May 2020 payments are not included as they were deferred and were paid in November 2020 (FY2021).

(2)
$7,050 was paid on behalf of Mr. Lisboa and $6,371 was paid on behalf of Mr. Clarke for legal fees incurred with the establishment of Mr. Lisboa’s Employment Agreement, as amended, and Mr. Clarke’s Executive Severance Agreement.

2021 Proxy Statement	170

PROPOSAL 4
Grants of Plan-Based Awards Table
The following table provides information for each of our NEOs with respect to annual and long-term incentive award opportunities, including the range of potential payouts under non-equity incentive plans for the year ended October 31, 2020. Specifically, the table presents the 2020 grants of AI plan awards, performance-based and time-based RCUs. All of the awards were granted under the 2013 PIP.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Time-based Restricted Cash Units ($)
Persio V. Lisboa
Performance RCU – Adjusted EBITDA Margin(1)	2/25/2020 & 7/1/2020	421,875	1,125,000	2,812,500	—
Performance RCU – Revenue Growth(1)	2/25/2020 & 7/1/2020	421,875	1,125,000	2,812,500	—
AI Plan Award – Cash(2)	2/25/2020 & 7/1/2020	102,350	1,023,500	2,302,875	—
Time–based RCU(3)	2/25/2020 & 7/1/2020				2,250,000
Troy A. Clarke
Performance RCU – Adjusted EBITDA Margin(1)	4/11/2020	515,625	1,375,000	3,437,500	—
Performance RCU – Revenue Growth(1)	4/11/2020	515,625	1,375,000	3,437,500	—
AI Plan Award – Cash(2)		85,000	850,000	1,912,500	—
Time–based RCU(3)					2,750,000
Walter G. Borst
Performance RCU – EBITDA Margin(4)	2/25/2020	196,875	525,000	1,312,500	—
Performance RCU – Revenue Growth(4)	2/25/2020	196,875	525,000	1,312,500	—
AI Plan Award – Cash(2)		57,925	579,251	1,303,315	—
Time–based RCU(3)	2/25/2020				1,050,000
William V. McMenamin
Performance RCU – Adjusted EBITDA Margin(1)	2/25/2020	46,875	125,000	312,500	—
Performance RCU – Revenue Growth(1)	2/25/2020	46,875	125,000	312,500	—
AI Plan Award – Cash(2)		27,600	276,000	621,000	—
Time–based RCU(3)	2/25/2020				250,000
Curt A. Kramer
Performance RCU – Adjusted EBITDA Margin(1)	2/25/2020	70,313	187,500	468,750	—
Performance RCU – Revenue Growth(1)	2/25/2020	70,313	187,500	468,750	—
AI Plan Award – Cash(2)		28,299	282,994	636,737	—
Time–based RCU(3)	2/25/2020				375,000
Samara A. Strycker
Performance RCU – Adjusted EBITDA Margin(1)	2/25/2020	46,875	125,000	312,500	—
Performance RCU – Revenue Growth(1)	2/25/2020	46,875	125,000	312,500	—
AI Plan Award – Cash(2)		22,357	223,571	503,035	—
Time–based RCU(3)	2/25/2020				250,000
(1)
Performance RCUs - Adjusted EBITDA Margin and Performance RCUs - Revenue Growth. The amounts shown represent the threshold, target and maximum number of performance RCUs that we awarded in the fiscal year to the NEOs under our 2013 PIP, as described more fully under the Long-Term Incentives section of this proxy statement. The extent to which our NEOs will receive any amounts under the EBITDA Margin performance award is based on the individual EBITDA Margin for fiscal years 2020, 2021 and 2022, and a Cumulative EBITDA Margin for fiscal years 2020, 2021 and 2022. The extent to which our NEOs will receive any amounts under the Revenue Growth performance award is based on the individual Revenue Growth rates for fiscal years 2020, 2021 and 2022, and a Cumulative Revenue Growth rate, based on the combined percentage increase/decrease in Revenue Growth for fiscal years 2020, 2021 and 2022. The RCUs represent a cash plan with each RCU representing $1. These amounts may not be paid to or realized by the NEOs. The RCUs generally cliff vest as to 100% of the units awarded on the three-year anniversary of the date the award was granted, subject to the service conditions and performance conditions being met.

(2)
The amounts set forth in this row represent the estimated cash payments to be awarded to our NEO’s under the Company’s 2020 AI Plan. The actual cash payments will be based on achievement at 5.5% of target. For additional information regarding the 2020 cash AI awards, see the Annual Incentives section of this proxy statement. Under the AI plan, the performance metric threshold is 40% of target, target is 100%, and for purposes of this table maximum equals distinguished which is 150% of target. In addition, there is an EBITDA multiplier under the AI plan, which is 25% for under threshold, 40% at threshold, 100% at target and 150% at distinguished.

(3)
The time-based RCUs represent a cash plan with each RCU representing $1. These amounts may not be paid to or realized by the NEOs. The RCUs generally cliff vest as to 100% of the units awarded on the three-year anniversary of the date the award was granted, subject to the service conditions being met.

2021 Proxy Statement	171

PROPOSAL 4
Outstanding Equity Awards Table
The following table provides information on the holdings of stock options and stock awards by our NEOs as of the year ended October 31, 2020. The table includes unexercised, vested and unvested stock option awards, and performance stock options, and also includes unvested RSUs. The vesting information for the grants is provided in the footnotes to this table, based on the stock option or RSU grant date. The market value of the stock awards is based on the closing price of our common stock as of October 30, 2020 (the last business day of the fiscal year), which was $43.11 per share. For additional information about the stock option awards and RSUs, see the description of Long-Term Incentive Compensation section of this proxy statement.
	Option Awards(1)(3)				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)(2)(3)	Market Value of Shares or Units of Stock Held that Have Not Vested ($)
Name	Exercisable (#)	Unexercisable (#)
Persio V. Lisboa	8,317	—	27.670	2/11/2022	11,946	514,992
	9,981	—	27.670	2/11/2022	15,393	663,592
	21,228	—	27.480	2/14/2027	—	—
	2,919	—	28.610	3/1/2027	—	—
	11,488	5,744	40.180	2/13/2028	—	—
	8,829	17,656	35.080	2/13/2029	—	—
Total:	62,762	23,400			27,339	1,178,584
Troy A. Clarke	135,012	—	35.090	3/10/2021	40,530	1,747,248
	81,007	—	43.860	3/10/2021	46,955	2,024,230
	68,233	—	27.480	2/14/2027	—	—
	37,665	18,832	40.710	4/16/2028	—	—
	22,249	44,498	35.140	4/24/2029	—	—
Total:	344,166	63,330			87,485	3,771,478
Walter G. Borst	12,476	—	27.670	2/11/2022	15,679	675,922
	14,971	—	27.670	2/11/2022	17,958	774,169
	31,842	—	27.480	2/14/2027	—	—
	15,078	7,539	40.180	2/13/2028	—	—
	10,300	20,600	35.080	2/13/2029	—	—
Total:	84,667	28,139			33,637	1,450,091
William V. McMenamin	1,723	—	27.670	2/11/2022	3,733	160,930
	2,067	—	27.670	2/11/2022	4,275	184,295
	7,581	—	27.480	2/14/2027	—	—
	3,590	1,795	40.180	2/13/2028	—	—
	2,452	4,904	35.080	2/13/2029	—	—
Total:	17,413	6,699			8,008	345,225
Curt A. Kramer	3,303	—	24.620	3/31/2027	3,733	160,930
	3,590	1,795	40.180	2/13/2028	6,413	276,464
	3,679	7,356	35.080	2/13/2029	—	—
Total:	10,572	9,151			10,146	437,394
Samara A. Strycker	1,396	—	27.670	2/11/2022	3,733	160,930
	1,675	—	27.670	2/11/2022	4,275	184,295
	7,581	—	27.480	2/14/2027	—	—
	3,590	1,795	40.180	2/13/2028	—	—
	2,452	4,904	35.080	2/13/2029	—	—
Total:	16,694	6,699			8,008	345,225
(1)
All stock options, other than performance stock options, became or will become exercisable under the following schedule: one-third on each of the first three anniversaries of the date of grant. Performance stock options that expire on February 11, 2022, cliff vested on the three-year anniversary of the date of grant upon performance conditions being met. The Compensation Committee certified that EBITDA performance conditions on options expiring on February 11, 2022 were met as to 30%, and that Revenue Growth performance conditions on options expiring on February 11, 2022 were met as to 25%.

2021 Proxy Statement	172

PROPOSAL 4
(2)
Amounts in this column represent RSUs. In general RSUs become vested as to one-third of the shares granted on each of the first three anniversaries of the date of grant or cliff vest as to 100% of the units granted three years after the grant date.

(3)	The vesting dates of outstanding unexercisable stock options and unvested RSUs at October 31, 2020, are listed below.
Name	Type of Award	Grant Date	Number of Unexercised or Unvested Shares Remaining from Original Grant	Number of Shares Vesting and Vesting Date in 2021	Number of Shares Vesting and Vesting Date in 2022
Persio V. Lisboa	Options	2/13/2018	5,744	5,744 on 2/13/2021	—
	Options	2/13/2019	17,656	8,828 on 2/13/2021	8,828 on 2/13/2022
	RSUs	2/13/2018	11,946	11,946 on 2/13/2021	—
	RSUs	2/13/2019	15,393	—	15,393 on 2/13/2022
Troy A. Clarke	Options	4/16/2018	18,832	18,832 on 4/16/2021	—
	Options	4/24/2019	44,498	22,249 on 4/24/2021	22,249 on 4/24/2022
	RSUs	4/16/2018	40,530	40,530 on 4/16/2021	—
	RSUs	4/24/2019	46,955	—	46,955 on 4/24/2022
Walter G. Borst	Options	2/13/2018	7,539	7,539 on 2/13/2021	—
	Options	2/13/2019	20,600	10,300 on 2/13/2021	10,300 on 2/13/2022
	RSUs	2/13/2018	15,679	15,679 on 2/13/2021	—
	RSUs	2/13/2019	17,958	—	17,958 on 2/13/2022
William V. McMenamin	Options	2/13/2018	1,795	1,795 on 2/13/2021	—
	Options	2/13/2019	4,904	2,452 on 2/13/2021	2,452 on 2/13/2022
	RSUs	2/13/2018	3,733	3,733 on 2/13/2021	—
	RSUs	2/13/2019	4,275	—	4,275 on 2/13/2022
Curt A. Kramer	Options	2/13/2018	1,795	1,795 on 2/13/2021	—
	Options	2/13/2019	7,356	3,678 on 2/13/2021	3,678 on 2/13/2022
	RSUs	2/13/2018	3,733	3,733 on 2/13/2021	—
	RSUs	2/13/2019	6,413	—	6,413 on 2/13/2022
Samara A. Strycker	Options	2/13/2018	1,795	1,795 on 2/13/2021	—
	Options	2/13/2019	4,904	2,452 on 2/13/2021	2,452 on 2/13/2022
	RSUs	2/13/2018	3,733	3,733 on 2/13/2021	—
	RSUs	2/13/2019	4,275	—	4,275 on 2/13/2022
Option Exercises and Stock Vested Table
The following table provides information regarding stock option exercises by our NEOs during the year ended October 31, 2020, including the number of shares of our common stock acquired upon exercise and the value realized and the number of shares acquired upon the vesting of RSUs and the value realized by the NEO before payment of any applicable withholding tax and broker commissions based on the fair market value (or market price) of our common stock on the date of exercise or vesting, as applicable.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)(1)
Persio V. Lisboa	32,895	338,161	17,380	645,892
Troy A. Clarke	—	—	49,126	1,831,417
Walter G. Borst	—	—	22,925	854,644
William V. McMenamin	9,663	99,336	5,458	203,474
Curt A. Kramer	2,056	21,136	3,043	62,778
Samara A. Strycker	—	—	5,458	203,474
(1)	The value realized upon vesting for our NEOs is attributable to the vesting of cash- and share-settled RSUs during the year ended October 31, 2020.
2021 Proxy Statement	173

PROPOSAL 4
Pension Benefits Table
The amounts reported in the table below equal the present value of the accumulated benefit at October 31, 2020 for the NEOs under the SERP, based on the assumptions described in the footnote below the table. For more information, see the Pension Benefits section on page 162 of this proxy statement.
Named Executive Officers	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Persio V. Lisboa	22.0	4,625,075	—
Troy A. Clarke	10.0	10,012,697	—
Walter G. Borst	7.5	4,350,832	—
William V. McMenamin	19.6	3,497,205	—
Curt A. Kramer	19.0	1,742,263	—
Samara A. Strycker	6.5	1,090,344	—
(1)
Unless otherwise noted, all present values reflect benefits payable at the earliest retirement date when the pension benefits are unreduced. Also, unless otherwise noted, the form of payment, discount rate (2.79%) and mortality (107% of PRI-2012 White Collar benefit-weighted using separate sex-distinct rates, projected from 2012 with Scale MP2020 on a generational basis, using long-term improvement rates of 0.75% through age 85, decreasing linearly to 0.6375% at age 95, decreasing linearly to 0 at age 115. The projection scale is adjusted for years 2020–2023 to achieve 8% higher mortality rates in 2020, 4% higher mortality rates in 2021, 2% higher mortality rates in 2022, and no difference in mortality rates in 2023+ compared to what would have otherwise be projected for the respective years, to reflect expectations of the effect of the COVID-19 pandemic on future mortality rates. There is no mortality assumed prior to commencement of benefit payments). Additionally, SERP benefits have only been offset by benefits under other Navistar sponsored retirement programs. At actual retirement, these benefits will also be offset by benefits accumulated under programs for employment prior to Navistar.

Non-Qualified Deferred Compensation Table
The table below provides information on the non-qualified deferred compensation in which our NEOs participated during the year ended October 31, 2020. For more information, see the Non-Qualified Deferred Compensation Plans section on page 163 of this proxy statement.
Named Executive Officers	Registrant Contributions in Last Fiscal Year(1) ($)	Executive Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings In Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance As of Last Fiscal Year End(4) ($)
Persio V. Lisboa	71,302	98,035	32,748	—	502,741
Troy A. Clarke	145,941	123,390	136,647	—	1,302,631
Walter G. Borst	74,322	85,150	157,787	—	1,027,604
William V. McMenamin	31,865	50,715	35,803	—	344,184
Curt A. Kramer	30,003	52,000	7,437	—	150,845
Samara A. Strycker	15,707	41,081	4,988	—	105,036
(1)
Our contributions represent any notional contribution credits to the SRAP during the year. These contributions are also included in the “All Other Compensation” column of the “Summary Compensation Table.” The amount includes the value of salary was mandatorily deferred under the Company’s 2020 Non-Elective Deferred Compensation Plan. NEOs had a percentage of pay temporarily deferred effective April 20, 2020. The percentage of pay deferred was dependent on the employee’s organizational level. The deferral ended on August 31, 2020 and was repaid in November 2020 (fiscal year 2021) with six percent annual interest. The deferred amounts which do not include interest are as follows: Mr. Lisboa $98,035.02, Mr. Clarke $123,389.59, Mr. Borst $85,149.96, Mr. McMenamin $50,715.00, Mr. Kramer $52,000.07, and Ms. Strycker $41,081.22, and are included in the “Salary” column of the “Summary Compensation Table”.

(2)
NEOs had a percentage of pay temporarily and mandatorily deferred under the Company’s 2020 Non-elective Deferred Compensation Plan, effective April 20, 2020. The percentage of pay deferred was dependent on the employee’s organizational level. The deferral ended on August 31, 2020 and was repaid in November 2020 (fiscal year 2021) with six percent annual interest. The deferred amounts, which do not include interest, are as follows: Mr. Lisboa $98,035, Mr. Clarke $123,390, Mr. Borst $85,150, Mr. McMenamin $50,715, Mr. Kramer $52,000, and Ms. Strycker $41,081 and are included in the “Salary” column of the “Summary Compensation Table”.

(3)
“Aggregate Earnings in Last Fiscal Year” represent the notional interest credited during the year for participants in the SRAP plus the change in value from the beginning of the year to the end of the year in the PSUs and/or DSUs held by each NEO, if applicable. Also included is the interest earned from April 20, 2020 through October 31, 2020 on compensation that was deferred from April 20, 2020 through August 31, 2020 and repaid on November 30, 2020 under the 2020 Non-Elective Deferred Compensation Plan and based on a 6% per annum rate. For the SRAP, “Aggregate Earnings in Last Fiscal Year” is the interest credited to each NEO from the beginning of the year until the end of the year at a 7.5% interest crediting rate. The above market portion of this notional interest is included in the “Change in Pension Value & Non-Qualified Deferred Compensation” column of the “Summary Compensation Table.” The above market portions are: $6,275 for Mr. Lisboa, $14,980 for Mr. Clarke, $8,118 for Mr. Borst, $3,621 for Mr. McMenamin, $1,556 for Mr. Kramer, and $4,215 for Ms. Strycker. “Aggregate Earnings in Last Fiscal Year” for purposes of the PSUs is the aggregate change in value of the PSUs held during the year. The above market value of the interest earned from the 2020 Non-Elective Deferred Compensation Plan is as follows: Mr. Lisboa $1,251.98, Mr. Clarke $1,703.64, Mr. Borst $1,139.97, Mr. McMenamin $678.96, Mr. Kramer $696.17, and Ms. Strycker $549.98.

(4)
The “Aggregate Balance as of Last Fiscal Year End” consists of the sum of each NEO’s notional account balance in the SRAP at the end of the year and the value at year end of the outstanding PSUs and/or DSUs. The “Aggregate Balance as of Last Fiscal Year End” reported in the prior year’s proxy statement was: Mr. Lisboa $300,655, Mr. Clarke $896,653, Mr. Borst $710,345, Mr. McMenamin $225,801, and Mr. Kramer $61,406. Ms. Strycker was not an NEO last fiscal year and therefore did not have a value.

2021 Proxy Statement	174

PROPOSAL 4
Estimated Cash Payments Upon Termination or Change in Control
The table below shows the estimated cash payments that our NEOs would receive if their employment was terminated under various circumstances, or in connection with a change in control, based on the terms of the plans and agreements that were in effect as of October 31, 2020. For purposes of this table, references to “ESAs” will be deemed to include Mr. Lisboa’s Employment Agreement, as amended, and Mr. Clarke’s Executive Severance Agreement. Except to the extent footnoted below, the Pension and Non-Qualified Deferred Compensation Benefits are set forth in the Pension Benefits Table and Non-Qualified Deferred Compensation Table (except for the PSUs which are included below) beginning on page 174 of this proxy statement. For more information, see the Potential Payments Upon Termination or Change in Control section on page 165 of this proxy statement.
NEO	Severance Amount/ Cash Payment ($)	Payment Under Non- Qualified Plan ($)(1)	Stock Options ($)(2)	Restricted Stock /Cash Units ($)(3)	Performance Units ($)(4)	Benefit Continuation ($)(5)	Outplacement Counseling ($)(6)	Total ($)(15)
Persio V. Lisboa
Involuntary Termination Without Cause or Voluntary Termination with Good Reason(7)	3,827,000	0	158,608	1,298,861	1,505,261	34,868	25,000	6,849,598
Change in Control(7)(12)	4,850,500	0	158,608	1,653,930	2,055,068	34,868	25,000	8,777,974
Disability(7)(8)	534,000	0	158,608	3,548,861	1,505,261	—	—	5,746,730
Death(7)(9)	—	0	158,608	3,548,861	1,505,261	—	—	5,212,730
Voluntary Termination Without Good Reason or Involuntary Termination for cause	—	0	—	101,955	—	—	—	101,955
Troy A. Clarke
Involuntary Termination Without Cause or Voluntary Termination with Good Reason	—	0	399,846	6,785,010	7,763,250	—	—	14,948,106
Change in Control(11)(12)	4,250,000	475,478	399,846	4,544,827	6,009,817	59,119	25,000	15,764,087
Disability(8)	510,000	0	399,846	6,785,010	4,004,294	—	—	11,699,150
Death(9)	—	0	399,846	6,785,010	4,004,294	—	—	11,189,150
Voluntary Termination Without Good Reason or Involuntary Termination for cause	—	0	—	—	—	—	—	—
Walter G. Borst
Involuntary Termination Without Cause or Voluntary Termination with Good Reason(10)	2,703,173	0	—	446,878	—	37,321	25,000	3,212,372
Change in Control(11)(12)(13)	4,634,010	493,975	187,507	2,135,736	2,338,767	37,321	25,000	9,852,316
Disability(8)	463,401	0	187,507	2,946,969	1,687,617	—	—	5,285,494
Death(9)	—	0	187,507	2,946,969	1,687,617	—	—	4,822,093
Voluntary Termination Without Good Reason or Involuntary Termination for Cause	—	0	—	—	—	—	—
William V. McMenamin
Involuntary Termination Without Cause or Voluntary Termination with Good Reason(10)	1,104,000	0	44,638	417,693	344,964	15,870	25,000	1,952,165
Change in Control(11)(12)	2,484,000	454,268	44,638	474,542	556,849	15,870	25,000	4,055,167
Disability(8)	276,000	0	44,638	667,693	401,813	—	—	1,390,144
Death(9)	—	0	44,638	667,693	401,813	—	—	1,114,144
Voluntary Termination Without Good Reason or Involuntary Termination for Cause	—	0	—	—	—	—	—	0
2021 Proxy Statement	175

PROPOSAL 4
NEO	Severance Amount/ Cash Payment ($)	Payment Under Non- Qualified Plan ($)(1)	Stock Options ($)(2)	Restricted Stock /Cash Units ($)(3)	Performance Units ($)(4)	Benefit Continuation ($)(5)	Outplacement Counseling ($)(6)	Total ($)(15)
Curt A. Kramer
Involuntary Termination Without Cause or Voluntary Termination with Good Reason(10)(13)	1,131,974	2,284,047	—	—	—	21,416	25,000	3,462,437
Change in Control(11)(12)(13)	1,792,293	2,071,342	64,328	522,668	710,274	21,413	25,000	5,207,318
Disability(8)	282,994	0	64,328	812,394	488,122	—	—	1,647,838
Death(9)	—	0	64,328	812,394	488,122	—	—	1,364,844
Voluntary Termination Without Good Reason or Involuntary Termination for Cause	—	0	—	—	—	—	—	—
Samara A. Strycker
Involuntary Termination Without Cause or Voluntary Termination with Good Reason(10)	1,117,856	0	—	—	—	13,990	25,000	1,156,846
Change in Control(11)(12)(14)	1,415,951	379,821	44,638	402,074	556,849	13,990	25,000	2,838,323
Disability(8)	223,571	0	44,638	595,225	401,813	—	—	1,265,247
Death(9)	—	0	44,638	595,225	401,813	—	—	1,041,676
Voluntary Termination Without Good Reason or Involuntary Termination for Cause	—	0	—	—	—	—	—	—
*	For more information see the Potential Payments Upon Termination or Change in Control section on page 165 of this proxy statement.
(1)
Included in the Payment Under Non-Qualified Plan figure above is only the value of acceleration of vesting of any SERP benefits, payable as an annuity (other than for Messrs. Lisboa, Clarke, Borst, and McMenamin who are all retirement eligible under the SERP in all termination circumstances and whose actuarial present value of SERP benefits are shown in the Pension Benefits Table on page 174). Mr. Kramer and Ms. Strycker are not eligible for a SERP benefit with the exception of Involuntary Termination and/or change in control thus in any other termination they would not receive the benefits in the Pension Benefits Table beginning on page 174. Also included in the Payment Under Non-Qualified Plan figure above is the acceleration of vesting of any SRAP balances (other than for Messrs. Lisboa, Clarke, and McMenamin who are retirement eligible under the SRAP in all termination circumstances and whose SRAP balances are included in the Non-Qualified Deferred Compensation Table on page 174). Messrs. Borst and Kramer and Ms. Strycker are not eligible for an SRAP benefit except upon a change in control thus in any other termination they would not receive the benefits in the Non-Qualified Deferred Compensation Table beginning on page 174 except for the contributions and interest under the Company’s 2020 Non-Elective Deferred Compensation Plan which total $86,751 for Mr. Borst, $52,978 for Mr. Kramer, and $41,854 for Ms. Strycker.

(2)
The amount includes the value of unvested in-the-money stock options. The per share value for options is equal to the difference between the option exercise price and the closing price as of the last business day of the fiscal year (October 30, 2020), which was $43.11 per share. Please refer to the Outstanding Equity Awards Table of this proxy statement for more information on this subject as the amounts in this column represent awards that have already been granted to the NEOs in previous years. The value in the table actually realized by the terminated executive could be higher or lower than what is set forth in the table due to the price at the time the terminated executive exercises the option, if the terminated executive does, in fact timely exercise.

(3)
The amount includes the value of outstanding RSUs or PSUs and is based on the October 30, 2020 closing price of $43.11 per share, which was the last business day of the fiscal year. The amount also includes the value of unvested time based RCUs. Please refer to the Outstanding Equity Awards Table of this proxy statement for more information on this subject as a portion of the amounts in this column represent unvested RSUs awards that have already been granted to the NEOs in previous years. Amounts indicated for voluntary and involuntary for cause termination represent deferred shares that have already been earned.

(4)
This amount includes the value of all unvested cash-settled performance RCUs based on current forecasting models with respect to the attainment of the applicable performance goal. The value to be received is contingent on actual performance achieved.

(5)
Benefits include 12 months continued health-care coverage with an option to purchase an additional 12 months at the cost of coverage rate. Benefits also include 18 months of continued life insurance coverage for all NEOs (per their ESAs) terminated without cause, with Good Reason or following a change in control, with the exception of Mr. Lisboa, who is eligible for 24 months of continued life insurance coverage.

(6)	This amount represents our cost for NEO outplacement counseling and services.
(7)
In the event Mr. Lisboa’s employment and service with the Company terminate for any reason, including due to his death or disability, Mr. Lisboa will be entitled to unpaid and accrued payments and benefits.

If Mr. Lisboa’s employment and service with the Company is terminated by the Company without cause or by Mr. Lisboa due to a Constructive Termination, as defined in the Employment Agreement, as amended, then in addition to his accrued obligations, subject to Mr. Lisboa’s execution of a release (without revocation), Mr. Lisboa will be entitled to the following:
•	A lump sum severance payment equal to 200% of the sum of his base salary and AI target;
•	Twelve months continued health-care coverage with an option to purchase an additional 12 months at the cost of coverage rate;
2021 Proxy Statement	176

PROPOSAL 4
•	24 months of continued life insurance coverage;
•	Outplacement services;
•	Retention of any remaining flexible perquisite allowance already paid; and
•	A pro rata portion of the earned AI award that would have been payable to Mr. Lisboa for the Company’s fiscal year in which the termination occurred, based on actual performance effective October 31
If Mr. Lisboa’s employment and service with the Company is terminated by the Company without cause or by Mr. Lisboa due to a Constructive Termination, in either case, during the 24 months after the date of the then-most recent “Change in Control” as defined in the Employment Agreement, as amended, Mr. Lisboa will be entitled to the same benefits referenced above in items 1–6 except with respect to item 6 above, instead of the pro rata portion of the AI award it will be the pro rata portion of the target AI award.
(8)
The Severance amount is 60% of annualized base salary as of October 31, 2020 and is not offset by other sources of income, such as Social Security. It represents the amount that would be paid annually over the term of the disability.

(9)	The SERP or SRAP do not provide for acceleration of vesting in the event of death.
(10)
This calculation, as described in the ESA, is 150% to 200% of the sum of the NEO’s annual base salary plus AI target with the exception of Mr. Clarke. Mr. Clarke’s ESA does not provide for any benefits other than in a change in control scenario.

(11)	The change in control calculation, as defined in the ESA, is 200% to 300% of the sum of the executive’s annual base salary plus AI target plus pro-rata AI.
(12)
Included in the Payment Under Non-Qualified Plan figure above for change in control is the lump sum cash payment equal to the difference in (i) the actuarial present value of the NEOs non-tax qualified pension benefits assuming the executive was 18 months older and had 18 months more of service, over (ii) the actuarial present value of the NEOs’ non-tax qualified pension benefits at the date of termination. The lump sum cash payment for Mr. Clarke is $475,478, Mr. McMenamin is $454,268 and Ms. Strycker is $109,210. The lump sum cash payments for Messrs. Borst and Kramer are $0, because the vesting of their SRAP under a CIC, which offsets the non-tax qualified pension benefits, mitigates effect of the additional 18 months of age and service. The lump sum cash payment for Mr. Lisboa is $0 as Mr. Lisboa’s Employment Agreement does not have a provision for this lump sum cash payment. Also included in the Payment Under Non-Qualified Plan figure above for change in control, is the value of the SRAP account which immediately vests upon a termination within two years following CIC. For Messrs. Borst and Kramer and Ms. Strycker, the SRAP would be paid as a lump sum and the figure reported is the SRAP account balance which is $493,975 for Mr. Borst, $97,868 for Mr. Kramer and $63,182 for Ms. Strycker.

(13)
Under an involuntary termination by the Company for reasons other than for Cause, if an executive has not yet attained age 55, whose age plus continuous vacation service totals 55 or more and they have at least 10 years of credited service, they would be eligible to grow-in to a SERP benefit payable at age 55. The monthly benefit amounts for Mr. Kramer are $11,216.05 payable until age 62 and $10,098.55. Under a Termination following a change in control, the SRAP will vest and Mr. Kramer’s SERP benefit will be offset by the annuitization of the SRAP therefore for change in control, Mr. Borst’s monthly benefit amounts are $9,794.84 until age 62 and $8,677.34 after age 62.

(14)
Under an involuntary termination by the Company for reasons other than for Cause, within two years following a change in control, the SERP provides a deferred vested pension for participants who have at least five years of credited service but do not meet the “Age 55 requirement” for vesting or the criteria to grow-in to a SERP benefit. Under a change in control, Ms. Strycker would be eligible for a SERP monthly benefit payable for her lifetime starting at age 55 of $1,015.56.

(15)
The values in the this column do not reflect the Pension and Non-Qualified Deferred Compensation Benefits for Messrs. Lisboa, Clarke, Borst, and McMenamin which are set forth in the Pension Benefits Table and Non-Qualified Deferred Compensation Table beginning on page 174.

2021 Proxy Statement	177

PROPOSAL 4
Equity Compensation Plan Information
This table provides information regarding the equity securities authorized for issuance under our equity compensation plans as of October 31, 2020.
Plan Category(1)	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	1,376,654(2)	$34.15(3)	3,949,512(4)(5)
Equity compensation plans not approved by stockholders(6)	4,586(6)(7)	N/A(3)	—
Total	1,381,240	N/A	3,949,512
(1)
This table does not include information regarding our 401(k) plans. Our 401(k) plans consist of the following: Navistar, Inc. 401(k) Plan for Represented Employees and Navistar, Inc. Retirement Accumulation Plan. As of October 31, 2020, there were 911,110 shares of common stock held in these plans.

(2)
This number includes stock options, DSUs and PSUs (as described in the Executive Stock Ownership Program discussed below) granted under our 2004 PIP; and stock options, performance stock options, RSUs, DSUs, and PSUs granted under our 2013 PIP. Stock options awarded to employees for the purchase of common stock from the 2013 PIP were granted with an exercise price equal to the fair market value of the stock on the date of grant, generally have a ten-year contractual life, except for options granted under the 2013 PIP between February 19, 2013 and December 12, 2017, which have a contractual life of seven years, and generally become exercisable as to one-third of the shares on each of the first three anniversaries of the date of grant, so that in three years the shares are 100% vested. Performance stock options granted under the 2013 PIP generally do not become exercisable until after the three-year anniversary of the date of grant and only if performance conditions are met. The terms of RSU awards granted under the 2013 PIP were established by the Board or a committee thereof at the time of issuance. The 2004 PIP expired on February 18, 2013, and as such no further awards may be granted under the 2004 PIP. As of October 31, 2020, 1,338 DSUs, and 12,931 PSUs remain outstanding for shares of common stock reserved for issuance under the 2004 PIP, and 1,015,029 stock options, including performance stock options, 306,515 RSUs, 28,363 DSUs and 12,478 PSUs remain outstanding for shares of common stock reserved for issuance under the 2013 PIP. For more information on the 2013 PIP, see footnote 5 below.

(3)
RSUs, DSUs and PSUs settled in shares do not have an exercise price and are settled only for shares of our common stock on a one-for-one basis. These awards have been disregarded for purposes of computing the weighted-average exercise price. For more information on DSUs and PSUs, see the discussion in footnote 6 below entitled “The Ownership Program.” There were no options or warrants outstanding under the unapproved plans as of October 31, 2020.

(4)
Our 2004 PIP was approved by the Board and the Compensation and Governance Committee on October 21, 2003, and, subsequently by our stockholders on February 17, 2004. Our 2004 PIP was amended on December 14, 2004, which amendment was approved by stockholders on March 23, 2005. The plan was subsequently amended on December 13, 2005, April 16, 2007, June 18, 2007, May 27, 2008, December 16, 2008, January 9, 2009, December 15, 2009 and April 19, 2010. The 2004 PIP replaced, on a prospective basis, our 1994 PIP, the 1998 Supplemental Stock Plan, both of which expired on December 16, 2003, and our 1998 Non-Employee Director Stock Option Plan (collectively, the “Prior Plans”). A total of 3,250,000 shares of common stock were reserved for awards under the 2004 PIP. On February 16, 2010, our stockholders approved an amendment to increase the number of shares available for issuance under the 2004 PIP from 3,250,000 to 5,750,000. Shares subject to awards under the 2004 PIP, or the Prior Plans after February 17, 2004 and before February 19, 2013, that were canceled, expired, forfeited, settled in cash, tendered to satisfy the purchase price of an award, withheld to satisfy tax obligations or otherwise terminated without a delivery of shares to the participant again became available for awards.

(5)
The 2013 PIP was approved by the Board and the Compensation Committee on December 11, 2012 and by our stockholders on February 19, 2013. Our 2013 PIP was amended on February 11, 2015, and again on December 9, 2019. The 2013 PIP replaced on a prospective basis the 2004 PIP and the Prior Plans, and awards may no longer be granted under the 2004 PIP or the Prior Plans. A total of 3,665,500 shares of common stock were reserved for awards under the 2013 PIP. Shares subject to awards under the 2013 PIP, the 2004 PIP or the Prior Plans after February 19, 2013, that are canceled, expired, forfeited, settled in cash, tendered to satisfy the purchase price of an award, withheld to satisfy tax obligations or otherwise terminated without a delivery of shares to the participant again become available for awards. This number represents the remaining number of unused shares from the year ended October 31, 2020, which are available for issuance.

(6)
The following plans were not approved by our stockholders: The Executive Stock Ownership Program (the “Ownership Program”), and the Deferred Fee Plan, except that any DSUs awarded out of the Deferred Fee Plan on or after September 30, 2013, are now issued out of the 2013 PIP. Below is a brief description of the material features of each plan, but in each case the information is qualified in its entirety by the text of such plans.

The Ownership Program. On June 16, 1997, the Board approved the terms of the Ownership Program, and on April 17, 2001, October 15, 2002, August 30, 2004, December 16, 2008 and January 9, 2009, the Board approved certain amendments thereto. In general, the Ownership Program requires all of our officers and senior managers to acquire, by direct purchase or through salary or annual bonus reduction, an ownership interest in Navistar by acquiring a designated amount of our common stock at specified time lines. Participants are required to hold such stock for the entire period in which they are employed by the Company. Participants may defer their cash bonus or defer salary into DSUs. These DSUs vest immediately. There were 2,365 DSUs deferred under the Ownership Program (albeit 1,338 DSUs were granted under the 2004 PIP, and 1,027 DSUs were granted under the 2013 PIP) and outstanding as of October 31, 2020. PSUs may also be awarded to participants who complete their ownership requirement on an accelerated basis. PSUs vest as to one-third of the shares on each of the first three anniversaries of the date of grant, so that in three years the shares are 100% vested. There were 28,500 PSUs earned under the Ownership Program (albeit 3,091 PSUs were granted under the Ownership Program, 12,931 PSUs were granted under the 2004 PIP and 12,478 PSUs were granted under the 2013 PIP) and outstanding as of October 31, 2020. Each vested DSU and PSU will be settled by delivery of one share of common stock. Such settlement will occur within ten days after a participant’s termination of employment. DSUs and PSUs are no longer granted under the Ownership Program or the 2004 PIP, but instead are granted under the 2013 PIP. Effective November 1, 2013, the Ownership Program was amended and restated to, among other things, eliminate an executive’s ability to earn PSUs or defer their cash bonus or salary into DSUs.
The Deferred Fee Plan. Under the Deferred Fee Plan, directors may elect to receive all or a portion of their annual retainer fees (in excess of their mandatory restricted stock grant (as discussed above)) and meeting fees in cash or restricted stock, or they may defer payment of those fees in cash (with interest) or in DSUs. Deferrals in the deferred stock account are valued as if each deferral was vested in common stock as of the deferral date. As of October 31, 2020, there were 28,831 outstanding DSUs under the Deferred Fee Plan (including 27,336 DSUs awarded under the 2013 PIP).
(7)	Includes 3,091 PSUs granted under the Ownership Program, which were outstanding as of October 31, 2020.
2021 Proxy Statement	178

PROPOSAL 4
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation of our median employee to the annual total compensation of our current CEO, Mr. Lisboa, in 2020. Mr. Lisboa was promoted to CEO on July 1, 2020, and Mr. Clarke served as our CEO prior to this date. When a company has two CEOs in a fiscal year, the disclosure under this item, can either relate to (i) a combination of the compensation paid to each CEO during the fiscal year or (ii) the annualized CEO compensation of the person who was serving as CEO on the date the median employee was selected. Because the CEO on such date is our current CEO and because we believe that a comparison to our current CEO is more in keeping with the disclosure intended under Item 402(u) of Regulation S-K, we selected Mr. Lisboa for the pay ratio disclosure and, as such, we annualized Mr. Lisboa’s compensation as CEO for the full year.
The 2020 annualized total compensation of our CEO was $3,386,624. The 2020 annual total compensation of the median employee (excluding our CEO) was $36,746. The resulting ratio of the annual total compensation of our CEO to the annual total compensation of our median employee is 92:1. This ratio is calculated in a manner consistent with the Securities and Exchange Commission rules (the “SEC Rules”), based on our payroll and employment records and the methodology described below.
As permitted by the SEC Rules, we determined on August 1, 2020 to continue to use our median employee selected on August 31, 2018 (which was within the last three months of our 2018 fiscal year) in the analysis for the CEO Pay Ratio for 2020, as there have been no changes to the employee’s compensation arrangements or to our employee population that would result in significant changes to the CEO Pay Ratio disclosure for 2020. As of the date on which the median employee was selected, the Company and its consolidated subsidiaries employed 13,535 employees in 12 countries. The Company continues to use our median employee selected in 2018, because there have not been any significant change in our employee population or in our compensation arrangements that we believe would significantly impact the pay ratio. As it represents the principal form of compensation provided to our employees, we selected the year-to-date earnings information which would be recorded in Box 1 of IRS Form W-2 for employees located in the U.S. and the year-to-date earnings information calculated in a substantially similar and consistently applied compensation measure manner (the “CACM”) for employees located in Brazil and Mexico. Using this methodology, we determined that the “median employee” had anomalous compensation characteristics. Therefore, we selected the employee closest to the “median employee” with substantially similar compensation calculated using the CACM and with lower compensation.
The SEC Rules include an exemption which allows companies to exclude non-U.S. employees from the median employee calculation if the non-U.S. employees in a specific country comprise 5% or less of the company’s total number of employees. We applied this de minimis exemption in determining the median employee which, as of the determination date of August 31, 2018, resulted in the exclusion of 311 employees located in Argentina, Australia, Canada, China, Germany, India, South Africa, the United Arab Emirates and the United Kingdom.
The SEC Rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the ratios reported by other companies may not be comparable to the ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
2021 Proxy Statement	179

PROPOSAL 5
PROPOSAL 5—RATIFICATION OF INDEPENDENT ACCOUNTING FIRM

The Board is asking our stockholders to ratify the Audit Committee’s appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2021. KPMG has been the Company’s auditors since 2006. For additional information regarding the Company’s relationship with KPMG, please refer to the Report of the Audit Committee and the Fees of Independent Registered Public Accounting Firm contained below.

If the appointment of KPMG as our independent registered public accounting firm for 2021 is not ratified by our stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the appointment for 2021 will stand, unless the Audit Committee finds other good reason for making a change.

Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives will also be available to respond to questions at the Annual Meeting.

Your Board of Directors recommends a vote FOR the ratification of the appointment of KPMG as Navistar’s independent registered public accounting firm for fiscal year 2021.
Fees of Independent Registered Public Accounting Firm
The following table presents aggregate fees billed or expected to be billed by KPMG, our independent registered public accounting firm, for audit services and fees for professional services incurred for the fiscal years ended October 31, 2020 and 2019, on our behalf:
	2020(1)	2019(1)
Audit fees	$8.7	$10.8
Audit-related fees	0.6	0.1
Tax fees	—	0.1
All other fees	—	—
Total fees	$9.3	$11.0
(1)	In millions.
A description of the types of services provided in each category is as follows:
Audit Fees — These are fees for professional services for the audit of our annual consolidated financial statements, limited review of our quarterly consolidated financial statements, and services that are normally provided in connection with statutory and regulatory filings. This includes fees for the audit of NFC.
Audit-Related Fees — These are fees for the assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including procedures related to our and NFC’s financing transactions.
Tax Fees — These are fees for professional services rendered for tax compliance, tax advice and tax planning.
All Other Fees — These are fees for permissible services provided by KPMG that do not meet the above categories. For 2020 and 2019, the Company did not incur any other fees.
Pre-Approval Policy
The Audit Committee pre-approved all audit and non-audit services provided to us in accordance with the Audit Committee’s pre-approval policy. In accordance with the Audit Committee’s pre-approval policy, the Audit Committee annually considers for pre-approval all proposed audit and non-audit services which are known early in the year to be performed in the coming year by our independent registered public accounting firm and the estimated fees for such services. Additional fees related to certain audit-related or non-audit services proposed to be provided by our independent registered public accounting firm may be pre-approved by management, so long as the fees for such additional services individually or in the aggregate do not exceed $400,000 in any 12-month period, and are reported to the Audit Committee at the next regularly scheduled committee meeting. Other proposed audit-related or non-audit services (not within the scope of the approved engagement) may be considered and, if appropriate, pre-approved by the chair of the Audit Committee if the related additional fees are estimated to be less than $250,000; otherwise, the Audit Committee must pre-approve all additional audit-related and non-audit services to be performed by our independent registered public accounting firm. In making its decision to utilize our independent registered public accounting firm, the Audit Committee considers whether the provision of such services is compatible with maintaining that firm’s independence and to that end receives certain representations from the firm regarding their independence and permissibility under applicable laws and regulations related to non-audit services provided by the firm to us.
2021 Proxy Statement	180

PROPOSAL 5
Report of the Audit Committee
Management of the Company has the primary responsibility for the integrity of the accounting, auditing and financial reporting practices of the Company, including the system of internal controls. KPMG, our independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The Audit Committee’s responsibility is to monitor these processes. In this regard, the Audit Committee meets periodically with management, the internal auditors and our independent registered public accounting firm. The Audit Committee has the authority to conduct or to authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in conducting any such investigations. The Audit Committee is responsible for selecting and, if appropriate, replacing our independent registered public accounting firm.
The Audit Committee discussed with KPMG the overall scope and execution of the independent audit and reviewed and discussed the audited financial statements with management. Discussions about the Company’s audited financial statements included KPMG’s judgments about the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee also discussed with KPMG other matters required by Public Company Accounting Oversight Board auditing standards and the SEC. KPMG provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the independence of the independent registered public accounting firm with management and KPMG. The Audit Committee concluded that KPMG’s independence had not been impaired.
Based on the above-mentioned review and discussions with management and KPMG, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended October 31, 2020 for filing with the SEC. In addition, the Audit Committee engaged KPMG to serve as the Company’s independent registered public accounting firm for 2021.
Members of the Audit Committee
Stephen R. D’Arcy (Chairman),
Jeffrey A. Dokho,
Raymond T. Miller and
Kevin M. Sheehan
2021 Proxy Statement	181

PROPOSAL 6
PROPOSAL 6—ADJOURNMENT

Your Board of Directors recommends a vote FOR the proposal to approve the adjournment or postponement of the Annual Meeting, if necessary or appropriate, to continue to solicit votes for the Merger Proposal.

Proposal for Adjournment
If the Company fails to receive a sufficient number of votes to approve the Merger Proposal, the Company may propose to adjourn or to postpone the Annual Meeting. The Company currently does not intend to propose adjournment or postponement at the Annual Meeting if there are sufficient votes to approve the Merger Proposal. If the Adjournment Proposal is adopted, the proposal will allow the Company to, if necessary or appropriate, solicit additional proxies, including if there are not sufficient votes to approve the Merger Proposal in accordance with the requisite stockholder vote. Notwithstanding the inclusion or approval of the Adjournment Proposal, whether or not a quorum is present at the Annual Meeting, the chair of the Annual Meeting may adjourn or postpone the Annual Meeting to another place, date or time, in accordance with the By-Laws.
The approval of the Adjournment Proposal requires the affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the Adjournment Proposal. With respect to the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting on the Adjournment Proposal, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will not have an effect on this proposal.
2021 Proxy Statement	182

MARKET PRICE OF COMMON STOCK AND DIVIDEND INFORMATION
MARKET PRICE OF COMMON STOCK AND DIVIDEND INFORMATION
Our common stock is listed for trading on the NYSE, under the symbol “NAV”. The table below shows the high and low sales price of our common stock, for the periods indicated, as reported on the NYSE.
	Common Stock Price
	High	Low	Dividend Per Share
FY 2018
First quarter	$47.73	$37.37	$0
Second quarter	$46.72	$31.56	$0
Third quarter	$44.34	$33.53	$0
Fourth quarter	$43.71	$29.90	$0
FY 2019
First quarter	$35.54	$23.69	$0
Second quarter	$39.52	$30.96	$0
Third quarter	$35.50	$28.30	$0
Fourth quarter	$32.62	$21.32	$0
FY 2020
First quarter	$37.48	$23.56	$0
Second quarter	$38.00	$15.01	$0
Third quarter	$32.28	$21.14	$0
Fourth quarter	$45.25	$31.48	$0
The closing price of our common stock on the NYSE, on November 6, 2020, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $43.37 per share of common stock. If the Merger is completed, you will be entitled to receive $44.50 in cash, without interest, for each share of the Company’s common stock owned by you, which represents a premium of approximately 84.88% to the closing price of the Company’s common stock as of January 30, 2020, the last trading day prior to the announcement by Parent of its unsolicited offer to acquire the Company for $35.00 per share, and a 58.14% premium to the volume-weighted average price of shares of the Company’s common stock for the 30 trading days ended January 30, 2020, a premium of approximately 24.16% to the closing price of the Company’s common stock as of September 9, 2020, the last trading day prior to the Company’s confirmation of a revised proposal from Parent to acquire the Company for $43.00 per share and a premium of approximately 2.61% to the closing price of the Company’s common stock as of November 6, 2020, the last trading day prior to the public announcement of the execution of the Merger Agreement.
On January 28, 2021, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock on the NYSE was $44.04 per share of common stock. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock.
Dividends
The Company has not paid any dividends on its common stock or Series D Stock since 1980. The Series D Stock ranks senior to common stock as to dividends and receives dividends at a rate of 120% of the cash dividends on common stock, as declared on an as-converted basis. Our sole share of Series B Stock is not entitled to receive dividends. Certain debt instruments of the Company include limitations on the issuance of dividends. Additionally, under the terms of the Merger Agreement, the Company cannot declare, set aside or pay any dividend or make any other distribution in respect of our capital stock or other equity interests without Parent’s consent, prior to the termination of the Merger Agreement or the consummation of the Merger.
2021 Proxy Statement	183

INFORMATION ABOUT STOCK OWNERSHIP
INFORMATION ABOUT STOCK OWNERSHIP
Persons Owning more than Five Percent of Company Common Stock
This table indicates, as of January 22, 2021, all persons we know to be beneficial owners of more than 5% of our common stock. This information is based, in part, on a review of Schedule 13D, Schedule 13G and Section 16 reports filed with the SEC by the persons and entities listed in the table below, as well as on other available information.
Name and Address	Total Amount and Nature of Beneficial Ownership	Percent of Class(A)
Carl C. Icahn c/o Icahn Capital LP 16690 Collins Avenue Sunny Isles Beach, FL 33160	16,729,960(B)	16.8%
TRATON SE Dachauer Str. 641 80995 Munich, Germany	16,629,667(C)	16.7%
Mark H. Rachesky, M.D. 1345 Avenue of the Americas, 42 Floor New York, NY 10105	16,298,482(D)	16.4%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	7,131,551(E)	7.2%
(A)	Applicable percentage ownership is based upon 99,620,873 shares of common stock outstanding as of January 22, 2021.
(B)
As reported in Schedule 13D/A, as filed with the SEC on March 17, 2017, by High River Limited Partnership (“High River”), Hopper Investments LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), Beckton Corp. (“Beckton”) and Carl C. Icahn (collectively, the “Icahn Reporting Persons”). The Icahn Reporting Persons reported the following: High River has sole voting power and sole dispositive power with regard to 3,345,991 shares of common stock, and each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of common stock; Icahn Master has sole voting power and sole dispositive power with regard to 5,446,990 shares of common stock, and each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of common stock; and Icahn Partners has sole voting power and sole dispositive power with regard to 7,936,979 shares of common stock, and each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of common stock. Barberry is the sole member of Hopper, which is the general partner of High River. Icahn Offshore is the general partner of Icahn Master. Icahn Onshore is the general partner of Icahn Partners. Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Mr. Icahn is the sole stockholder of each of Barberry and Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Reporting Persons. In addition, Mr. Icahn is the indirect holder of approximately 92.6% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. (“Icahn Enterprises”). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings. See the Schedule 13D/A filed by the Icahn Reporting Persons for certain disclaimers of beneficial ownership.

(C)
As reported in a Schedule 13D/A filed with the SEC on December 4, 2020, by TRATON and Volkswagen Aktiengesellschaft (“Volkswagen”) (collectively the “Reporting Persons”). TRATON is the beneficial owner of 16,629,667 shares of common stock. Volkswagen is deemed to have beneficial ownership of the 16,629,667 shares of common stock owned beneficially by TRATON. The Reporting Persons both have shared power to vote and to dispose of 16,629,667 shares of common stock.

(D)
As reported in a Schedule 13D/A filed with the SEC on December 17, 2020 by MHR Institutional Partners III LP, MHR Institutional Advisors III LLC, MHR Fund Management LLC, MHR Holdings LLC and Mark H. Rachesky, M.D. (collectively, the “MHR Reporting Persons”), and as further supplemented by reports filed on Form 4 by Dr. Rachesky, pursuant to Section 16(a) of the Exchange Act. The MHR Reporting Persons reported the following: MHR Institutional Partners III LP and MHR Institutional Advisors III LLC each has sole voting and dispositive power over 14,980,528 shares of common stock. MHR Fund Management LLC and MHR Holdings LLC each has sole voting and dispositive power over 16,225,000 shares of common stock. Dr. Rachesky has sole voting and dispositive power over 16,298,482 shares of common stock, which includes (i) 16,225,000 shares of common stock beneficially owned by Dr. Rachesky as the managing member of MHRC LLC, MHR Institutional Advisors III LLC and MHR Holdings LLC; (ii) 48,482 shares of common stock held directly by Dr. Rachesky; and (iv) options to purchase 25,000 shares of common stock granted to Dr. Rachesky in his capacity as a director.

(E)
As reported in a Schedule 13G/A filed with the SEC on December 31, 2019, by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr. and Templeton Global Advisors Limited. These securities are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. See the Schedule 13G/A for certain disclaimers of beneficial ownership.

2021 Proxy Statement	184

INFORMATION ABOUT STOCK OWNERSHIP
Company Common Stock Owned by Executive Officers and Directors
The following table sets forth certain information regarding beneficial ownership of our common stock as of January 22, 2021 by: (i) each of our directors or nominees for director; (ii) each of our NEOs; and (iii) all of our directors, nominees for director and executive officers as a group. In general, “beneficial ownership” includes those shares of common stock a director, nominee for director, NEO or other executive officer has the power to vote or transfer, stock units convertible into common stock within 60 days and stock options exercisable within 60 days. Except as noted, the persons named in the table below have the sole voting and investment power with respect to all shares of common stock beneficially owned by them.
Name/Group	Owned(A)	Number of DSUs, PSUs or RSUs Convertible into Common Stock(B)	Obtainable Through Stock Option Exercise	Total	Percent of Class
José María Alapont – Director	1,509	4,125	13,333	18,967	*
Walter G. Borst – EVP and CFO	90,546	26,045	102,506	219,097	*
Troy A. Clarke – Chairman, President & CEO	182,444	6,113	128,147	316,704	*
Stephen R. D’Arcy – Director	3,500	4,125	13,333	20,958	*
Jeffrey A. Dokho(C) – Director	—	—	—	—	*
Vincent J. Intrieri – Director	2,727	12,877	23,333	38,937	*
Curt A. Kramer – SVP and General Counsel	5,241	3,733	16,045	25,019	*
Persio V. Lisboa – EVP and COO	57,688	14,736	77,334	149,758	*
William V. McMenamin – President, Financial Services and Treasurer	30,822	5,414	21,660	57,896	*
Mark H. Rachesky(D) – Director	16,264,570	8,912	23,333	16,296,815	16.4%
Christian Schulz – Director	—	—	—	—	*
Kevin M. Sheehan – Director	773	4,125	3,333	8,231	*
Samara A. Strycker – SVP and Corporate Controller	13,871	3,733	20,941	38,545
Dennis A. Suskind – Director	4,770	4,125	13,333	22,228	*
Janet T. Yeung – Director	—	121	—	121	*
All Directors and Executive Officers as a Group (16 persons)(E)	16,660,461	98,184	456,631	17,215,276	17.3%
*	Percentage of shares beneficially owned does not exceed 1%.
(A)
The number of shares shown for each NEO (and all directors and executive officers as a group) includes the number of shares of common stock owned indirectly, as of January 22, 2021, by such executive officers in our Retirement Accumulation Plan, as reported to us by the Retirement Accumulation Plan trustee.

(B)	For additional information on DSUs, PSUs and RSUs, see below.
(C)	At the request of the UAW, the UAW representative director, Jeffrey Dokho, does not receive stock or stock option grant awards.
(D)
As reported in various Form 4s filed with the SEC by MHR Institutional Partners III LP, MHR Institutional Advisors III LLC, MHR Fund Management LLC, MHR Holdings LLC and Dr. Rachesky. See also Footnote D to the section “Persons Owning More Than Five Percent of Company Common Stock” in this proxy statement beginning on page 184.

(E)	Includes all current directors and executive officers (including Section 16 Officers) as a group.
DSUs, PSUs and RSUs
Under our Executive Stock Ownership Program up until 2013, executives were entitled to defer their cash bonus into DSUs. If an executive officer elected to defer a cash bonus, the number of shares shown for such NEO (and for all executive officers included in all directors and executive officers as a group) includes these DSUs. These DSUs vested immediately. The number of shares shown as owned for each NEO (and for all executive officers included in all directors and executive officers as a group) also includes PSUs that were awarded pursuant to the Executive Stock Ownership Program. PSUs vested in equal installments on each of the first three anniversaries of the date on which they were awarded. Effective November 1, 2013, our Executive Stock Ownership Program was amended and restated to, among other things, eliminate an executive’s ability to earn PSUs or defer their cash bonus into DSUs.
Under our Deferred Fee Plan, directors may defer all or a portion of their annual retainer into DSUs. If a director elected to defer a portion of his annual retainer into DSUs, these DSUs are shown as owned for such director (and included in all directors and executive officers as a group). Certain of our executives have been awarded share settled RSUs under the 2013 PIP. The RSUs vest in equal installments on each of the first three anniversaries of the date of grant or cliff vest as to 100% of the shares granted on the third anniversary of the date of grant, and are converted into our common stock on a one-to-one basis at time of vesting.
2021 Proxy Statement	185

INFORMATION ABOUT PURCHASER GROUP MEMBERS
IMPORTANT ADDITIONAL INFORMATION REGARDING THE PURCHASER GROUP MEMBERS
Purchaser Group Members
The below table sets forth the names, jurisdiction of organization and principal business of each of the Purchaser Group Members.
Entity Name	Jurisdiction Of Organization	Business Address and Telephone Number	Principal Business
Volkswagen AG	Germany	Berliner Ring 2, 38440 Wolfsburg, Germany
The principal business of Volkswagen AG is to manufacture cars. Volkswagen AG, or other companies owned or controlled, directly or indirectly, by Volkswagen AG, produce motor vehicles under the brand names Volkswagen, Porsche, Audi, Bentley, Lamborghini, Bugatti, Ducati (which produces motorcycles), Skoda and SEAT.

TRATON SE	Germany	Dachauer Str. 641, 80995 Munich, Germany
Parent is an indirect subsidiary of Volkswagen AG, and its principal business purpose is the holding of investments in companies whose business purpose is the manufacturing and distribution of vehicles and engines of any kind, as well as such items’ ancillary equipment and all plants, machinery, tools and other technical products.

TRATON US Inc.	Delaware	c/o TRATON SE Dachauer Str. 641, 80995 Munich, Germany
TRATON US Inc. is an indirect subsidiary of Parent. TRATON US Inc. has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Merger Agreement.

Dusk Inc.	Delaware	c/o TRATON SE Dachauer Str. 641, 80995 Munich, Germany
Merger Sub was formed solely for the purposes of effecting the Merger. Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Merger Agreement and Voting Agreements.

As of November 5, 2020, TRATON SE directly owns 16,629,667 shares of common stock of the Company, which represents approximately 16.7% of the outstanding shares of common stock. As of November 5, 2020, Volkswagen AG indirectly beneficially owned 16,629,667 shares of common stock of the Company, which represents approximately 16.7% of the outstanding shares of common stock.
During the past five years, none of the persons or entities described above have been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except that on January 11, 2017, Volkswagen AG waived indictment and entered a plea agreement with the United States under Rule 11(c)(1)(C) of the Federal Rules of Criminal Procedure. A copy of the plea agreement can be found at: https://www.justice.gov/opa/press-release/file/924436/download. The plea agreement concerns conduct related to the introduction into the United States of diesel vehicles with defeat devices as defined under U.S. law. Neither Parent and/or Merger Sub is a party to the plea agreement. On March 10, 2017, Volkswagen AG entered, and the presiding court, the United States District Court for the Eastern District of Michigan, accepted, a guilty plea to conspiracy to commit fraud, obstruction of justice and entry of goods by false statement charges. At the sentencing on April 21, 2017, the Court entered the plea agreement, which provides for payment of a criminal fine of $2,800,000,000 and the appointment of an independent compliance monitor for a period of three years. The monitor assesses, oversees and monitors the Company’s compliance with the terms of the plea agreement, including measures to further strengthen Volkswagen AG’s compliance, reporting and monitoring mechanisms, and implementation of an enhanced ethics program. On October 17, 2019, Volkswagen AG announced that it was granted a 90-day extension by DOJ and the monitor to demonstrate that it has met its commitments under the terms of the plea agreement. In September 2020, the term of the independent compliance monitor retained
2021 Proxy Statement	186

INFORMATION ABOUT PURCHASER GROUP MEMBERS
pursuant to the plea agreement expired. A regulatory offense proceeding that was opened against Volkswagen AG in April 2016 has been terminated by the administrative fine order issued against Volkswagen AG by the Braunschweig Office of the Public Prosecutor on June 13, 2018. The administrative fine order is based on a negligent breach in the Powertrain Development department of the obligation to supervise, relating to the period from mid-2007 to 2015 and a total of 10,700,000 vehicles with diesel engines of types EA 189 worldwide and EA 288 (Generation 3) in the USA and Canada. The administrative order imposes a total fine of €1,000,000,000, consisting of a penalty payment of €5,000,000 and the forfeiture of economic benefits in the amount of €995,000,000. After thorough examination, the fine has been accepted and paid in full by Volkswagen AG, rendering the administrative fine order legally final. The administrative fine order terminates the regulatory offense proceeding against Volkswagen AG. In December 2019, the Canadian federal environmental regulator filed charges against Volkswagen AG in respect of 2.0 l and 3.0 l Volkswagen and Audi vehicles at the conclusion of its criminal enforcement-related investigation into the diesel emissions issue. Volkswagen AG cooperated with the investigation and agreed to a plea resolution addressing all of the charges. In January 2020, Volkswagen AG pleaded guilty to the charges and agreed to pay a penalty of C$196,500,000, which was approved by the court. Following this approval, the Ontario provincial environmental regulator withdrew its action against Volkswagen AG charging a quasi-criminal enforcement-related offense with respect to certain Volkswagen and Audi 2.0 l diesel vehicles.
Directors and Officers
The name, business address, present principal employment and citizenship of each director and executive officer of each Purchaser Group Member are set forth below. Unless otherwise noted, each director and officer has held their present principal employment for the past five years.
During the past five years, none of the directors or officers listed below has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Volkswagen AG
Unless otherwise indicated, the business address for each member of the Volkswagen Management Board and the Volkswagen Supervisory Board is Berliner Ring 2, 38436 Wolfsburg, Germany and the phone number is +49-5361-9-0. Volkswagen’s principal business purpose is the manufacture and sale of vehicles.
Management Board
Dr. Herbert Diess – Dr. Diess has served as Chairman of the Volkswagen Management Board since April 2018 and as a member of the Volkswagen Management Board since July 2015. Dr. Diess’s business phone number is +49 5361 940811. Dr. Diess is a citizen of Austria.
Murat Aksel – Mr. Aksel has served as a member of the Volkswagen Management Board since January 1, 2021. Mr. Aksel previously served as Senior Vice President of Purchasing and Supplier Network Americas from January 2020 to June 2020 and as Senior Vice President of Leader Process Chain Chassis and Driving Dynamics from January 2015 to June 2017 for BMW AG. BMW AG's principal business purpose is the production and sale of engine-equipped vehicles. BMW AG is located at Petuelring 130, 80788 München, Germany. Mr. Aksel has also served as Senior Vice President of Purchasing and Supplier Network Americas from July 2017 to December 2019 for BMW Manufacturing Co. LLC. BMW Manufacturing Co., LLC's principal business purpose is the manufacturing of automobiles and sport activity vehicles. BMW Manufacturing Co., LLC is located at 1400 SC-101, Greer, SC 29651. Mr. Aksel is a citizen of Germany.
Oliver Blume – Mr. Blume has served as a member of the Volkswagen Management Board since April 2018. Mr. Blume has served as Chairman of the management board of Dr. Ing. h.c. F. Porsche AG since April 2018 and as member of the management board of Dr. Ing. h.c. F. Porsche AG since 2013. Dr. Ing. h.c. F. Porsche AG’s principal business purpose is car manufacturing and the business is located at Porscheplatz 1, 70435 Stuttgart, Germany. Mr. Blume is a citizen of Germany.
Markus Duesmann – Mr. Duesmann has served as a member of the Volkswagen Management Board since April 2020. Mr. Duesmann has also served as Chief Executive Officer and member of the management board of Audi AG since April 2020. Audi AG’s principal business purpose is the manufacturing and distribution of automobiles and is located at Ettinger Straße 70, 85057 Ingolstadt, Germany. Mr. Duesmann served as management board member of BMW AG from October 2016 to
2021 Proxy Statement	187

INFORMATION ABOUT PURCHASER GROUP MEMBERS
September 2019. Previously, Mr. Duesmann served as director of drive train at BMW from September 2012 to September 2016. BMW AG’s principal business purpose is the production and sale of engine-equipped vehicles. BMW AG is located at Petuelring 130, 80788 München, Germany. Mr. Duesmann is a citizen of Germany.
Gunnar Kilian – Mr. Kilian has served as a member of the Volkswagen Management Board since April 2018. Mr. Killian has also served as director of FAW-Volkswagen Automotive Co., Ltd., Changchun since March 2019. FAW-Volkswagen Automotive Co., Ltd., Changchun is located at 5 Anqing Rd, Luyuan District, Changchun, Jilin, China, 130011 and its business purpose is the manufacturing and distributions of automobiles. Mr. Kilian was Secretary General and director of the Works Council of Volkswagen from August 2013 to April 2018. Mr. Killian’s business phone number is +49 5361 917144. Mr. Kilian is a citizen of Germany.
Thomas Schmall – Mr. Schmall has served as a member of the Volkswagen Management Board since January 1, 2021. Mr. Schmall previously served as an executive officer of Volkswagen AG from January 2015 to January 2021. Mr. Schmall is a citizen of Germany.
Hiltrud Werner – Ms. Werner has served as a member of the Volkswagen Management Board since February 2017. Ms. Werner served as Chief Audit Executive at Volkswagen from January 2016 to January 2017. Ms. Werner’s business phone number is +49 5361 90. Ms. Werner served as Chief Audit Executive at ZF Friedrichshafen AG from July 2014 to December 2015. ZF Friedrichshafen AG’s principal business purpose is the manufacturing and distribution of transmissions and technic for the mobility sector. ZF Friedrichshafen AG is located at Löwentaler Str. 20, 88046 Friedrichshafen. Ms. Werner is a citizen of Germany.
Frank Witter – Mr. Witter has served as Chief Financial Officer of Volkswagen and a member of the Volkswagen Management Board since October 2015. Mr. Witter’s business phone number is +49 5361 974666. Mr. Witter is a citizen of Germany.
Supervisory Board
Hans Dieter Pötsch – Mr. Pötsch is Chairman of the management board and Chief Financial Officer of Porsche Automobil Holding SE. Mr. Pötsch has served as Chief Financial Officer and management board member of Porsche Automobil Holding SE since 2009 and he has served as Chairman of the management board since 2015. The principal business purpose of Porsche Automobil Holding SE is holding investments in companies whose business purpose is the manufacturing and distribution of vehicles and it is located at Porscheplatz 1, 70435 Stuttgart, Germany. Mr. Pötsch’s business phone number is +49 711 911 24420. Mr. Pötsch is a citizen of Austria.
Dr. Hussain Ali Al Abdulla – Dr. Al-Abdulla has served as a board member of Qatar Investment Authority since 2005. Qatar Investment Authority’s principal business purpose is investment and is located at West Bay Corniche street Ooredo Headquarter-Qatar. Dr. Al-Abdulla’s business phone number is +974 4499 5900. Dr. Al-Abdulla has served as a board member of Harrods since 2010. Harrods’s principal business purpose is operating a luxury department store and is located in 50-36 Hans Cres, Knightsbridge, London SW3 1BA, United Kingdom. Dr. Al-Abdulla has served as a board member of Gulf Investment Corporation since 2003. Gulf Investment Corporation’s principal business purpose is investment and is located in Sharq, Jaber Al-Mubarak Street, Kuwait. Dr. Al-Abdulla served as Chairman and Managing Director of Masraf Al Rayan from 2006 to March 2020. Masraf Al Rayan’s principal business purpose is banking and is located in Masraf Al Rayan Building Grand Hamad Street Al Nijada, Doha, Qatar. Dr. Al-Abdulla is a citizen of Qatar.
Dr. Hessa Sultan Al Jaber – Dr. Al-Jaber has served as a chairperson of Qatar Satellite Company (Es’hailSat) since 2010. Qatar Satellite Company’s principal business purpose is to manage and develop Qatar’s presence in space. Qatar Satellite Company’s address is Al Markhiya St Umm lakhba, P.O Box: 10653, Doha Qatar. Ms. Al-Jaber’s business phone number is +974 4499 3535. Dr. Al-Jaber has served as a chairperson of Malomatia since 2010. Malomatia’s principal business purpose is providing technology services and solutions in Qatar and is located in 16th Floor, City Tower (Marriott Marquis Hotel Tower), Omar Al Mukhtar St., West Bay, Doha, Qatar. Dr. Al-Jaber is a citizen of Qatar.
Dr. Bernd Althusmann – Dr. Althusmann has served as Minister for Economic Affairs, Labor, Transport and Digitalization and as Deputy Minister-President of the Federal State of Lower-Saxony since November 2017. The principal business purpose is civil service and state government. Dr. Althusmann’s office is located at Niedersächsisches Ministerium für Wirtschaft, Arbeit, Verkehr und Digitalisierung, Friedrichswall 1, 30159 Hannover, Germany. Dr. Althusmann’s business phone number is +49 511 120 5439. Dr. Althusmann was a personnel consultant at Topos – Personalberatung from June 2016 to October 2017. Topos’s principal business purpose is the recruiting of corporate officers and is located at Hans-Henny-Jahnn-Weg 35, 22085 Hamburg, Germany. Dr. Althusmann served as Head of the Foreign Office of the Konrad-Adenauer Stiftung from 2013 to 2016. The principal business purpose of the Konrad Adenauer Stiftung is political education and is located at Klingelhöferstr. 23, 10785 Berlin, Germany. Dr. Althusmann is a citizen of Germany.
2021 Proxy Statement	188

INFORMATION ABOUT PURCHASER GROUP MEMBERS
Kai Bliesener – Mr. Bliesener has served as the Union Secretary for IG Metall since 2020. The principal business purpose of IG Metall is to represent the interests of its members in employment contract negotiations and to provide workplace support. IG Metall is located at Wilhelm-Leuschner-Str. 79, 60329 Frankfurt am Main, Germany. Mr. Bliesener’s business phone number is +49 69 66930. Mr. Bliesener served as Secretary General of the General and Group Workers’ Council of Dr. Ing. h.c. F. Porsche AG from July 2013 to March 2020. Dr. Ing. h.c. F. Porsche AG’s principal business purpose is car manufacturing and is located at Porscheplatz 1, 70435 Stuttgart, Germany. Mr. Bliesener is a citizen of Germany.
Dr. Hans-Peter Fischer – Dr. Fischer is the Chairman of the board of management of Volkswagen Management Association, a position which he has held for more than five years. Dr. Fischer’s business phone number is +49 5361 90. Dr. Fischer is a citizen of Germany.
Marianne Heiß – Ms. Heiß has served as the Chief Executive Officer of BBDO Group Germany GmbH since 2019. Ms. Heiß served as Financial Officer of BBDO Group from 2013 to 2019. The BBDO Group’s principal business purpose is marketing and advertising and is located at Königsallee 92, 40212 Düsseldorf, Germany. Ms. Heiß’s business phone number is +49 211 1379 8200. Ms. Heiß is a citizen of Austria.
Jörg Hofmann – Mr. Hofmann has served as Secretary General of IG Metall since 1987. The principal business purpose of IG Metall is to represent the interests of its members in employment contract negotiations and to provide workplace support. IG Metall is located at Wilhelm-Leuschner-Str. 79, 60329 Frankfurt am Main, Germany. Mr. Hofmann’s business phone number is +49 69 69230. Mr. Hofmann is a citizen of Germany.
Ulrike Jakob – Ms. Jakob has served as the Deputy Chairman of the Works Council of Volkswagen AG Kassel since September 2012. Volkswagen AG Kassel is located at Dr. Rudolf-Leiding-Platz 1, 34225 Baunatal, Germany. Ms. Jakob is a citizen of Germany.
Dr. Louise Kiesling – Dr. Kiesling has served as director of Familie Porsche Beteiligung GmbH since 2015. The principal business purpose of Familie Porsche Beteiligung GmbH is holding investments in companies whose business purpose is the manufacturing and distribution of vehicles and it is located at Perlacher Straße 5a, 82031 Grünwald, Germany. Dr. Kiesling has been Chairman of the foundation board of Ferdinand Porsche Familien-Privatstiftung since 2014. Ferdinand Porsche Familien-Privatstiftung’s principal business purpose is wealth management and it is located at Giselakai 37, 5020 Salzburg, Austria. Dr. Kiesling’s business phone number is +43 2243 20585. Dr. Kiesling is a citizen of Austria.
Peter Mosch – Mr. Mosch has served as Chairman of the General Works Council for Audi AG since 2006. Audi AG’s principal business purpose is the manufacturing and distribution of automobiles. Audi AG is located at Auto-Union-Str. 1, 85045 Ingolstadt, Germany. Mr. Mosch’s business phone number is +49 841 890. Mr. Mosch is a citizen of Germany.
Bertina Murkovic – Ms. Murkovic has served as Chairman of the Works Council of Volkswagen since January 2018 as deputy chairman of the Works Council from 2009 until 2017. Volkswagen’s Works Council is located at Mecklenheidestr. 74, Hannover, Germany. Ms. Murkovic’s business phone number is +49 5361 90. Ms. Murkovic is a citizen of Germany.
Bernd Osterloh – Mr. Osterloh is Chairman of the General and Group Works Council of Volkswagen, a position which he has held since 2005. Volkswagen’s principal business purpose is the manufacture and sale of vehicles. The business address for Volkswagen is Berliner Ring 2, 38436 Wolfsburg, Germany. Mr. Osterloh’s business phone number is +49 5361 90. Mr. Osterloh is a citizen of Germany.
Dr. Hans Michel Piëch – Dr. Piëch is a self-employed lawyer in private practice. The principal business purpose of his firm is to provide legal services and it is located at Spiegelgasse 2/24, 1010 Wien, Austria. Dr. Piëch’s business phone number is +43 1512 5886. Dr. Piëch is a citizen of Austria.
Dr. Ferdinand Oliver Porsche – Dr. Porsche has served as management board member of Familie Porsche AG Beteiligungsgesellschaft since 2003. The principal business purpose of Familie Porsche AG Beteiligungsgesellschaft is holding investments in companies whose business purpose is the manufacturing and distribution of vehicles and it is located at Giselakai 37, 5020 Salzburg, Austria. Dr. Porsche’s business phone number is +43 662 88874880. Dr. Porsche is a citizen of Austria.
Dr. Wolfgang Porsche – Dr. Porsche has served as Chairman of the Supervisory Board of Porsche Automobil Holding SE since 2007. The principal business purpose of Porsche Automobil Holding SE is holding investments in companies whose business purpose is the manufacturing and distribution of vehicles. Porsche Automobil Holding SE is located at Porscheplatz 1, 70435 Stuttgart, Germany. Dr. Porsche’s business phone number is +49 711 911 24420. Dr. Porsche is a citizen of Austria.
2021 Proxy Statement	189

INFORMATION ABOUT PURCHASER GROUP MEMBERS
Conny Schönhardt – Ms. Schönhardt has served as trade union secretary for IG Metall since April 2014. The principal business purpose of IG Metall is to represent the interests of its members in employment contract negotiations and to provide workplace support. IG Metall is located at Wilhelm-Leuschner-Str. 79, 60329 Frankfurt am Main, Germany. Ms. Schönhardt’s business phone number is +49 69 6693 2454. Ms. Schönhardt is a citizen of Germany.
Athanasios Stimoniaris – Mr. Stimoniaris has served as Chairman of the Works Council of MAN Truck & Bus SE and of MAN SE since 2015 as well as Chairman of the Group Works Council of Parent since June 2018. MAN Truck & Bus SE’s business address is Dachauer Str. 667, 80995 München, Germany, and its principal business purpose is the manufacturing of vehicles of all kinds, in particular trucks and buses and parts thereof, also trading in such products and provision of after-sales service for them. The principal business purpose of MAN SE is the holding investments in companies of any type, particularly companies operating in the fields of mechanical and plant engineering, motor vehicle and engine manufacturing and trading as well as manufacturing such products and processing materials of any kind. MAN SE’s business address is Dachauer Str. 641, 80995 München, Germany. Mr. Stimoniaris’s business phone number is +49 89 1580 0. Mr. Stimoniaris is a citizen of Germany and Greece.
Stephan Weil – Mr. Weil has served as Minister-President of the Federal State of Lower Saxony since February 2013. The principal business purpose is civil service and state government. His office is located at Niedersächsische Staatskanlzei, Planckstr. 2, 30169 Hannover, Germany. Mr. Weil’s business phone number is +49 511 120 6901. Mr. Weil is a citizen of Germany.
Werner Weresch – Mr. Weresch has served as Chairman of the General and Group Works Council of Dr. Ing. h.c. F. Porsche AG since March 2019. Mr. Weresch served as Deputy Chairman of the General and Group Workers’ Council for Dr. Inh. h.c.F. Porsche AG until March 2019. Dr. Ing. h.c. F. Porsche AG principal business purpose is car manufacturing and the business is located at Porscheplatz 1, 70435 Stuttgart, Germany. Mr. Weresch’s business phone number is +49 711 91129387. Mr. Weresch is a citizen of Germany.
TRATON SE
Unless otherwise indicated, the business address for each member of Parent’s Executive Board and Parent’s Supervisory Board is Dachauer Str. 641, 80995 München, Germany and the phone number is +49 89 36098 70. Parent’s principal business purpose is the holding of investments in companies whose business purpose is the manufacturing and distribution of vehicles and engines of any kind, as well as such items’ ancillary equipment and all plants, machinery, tools, and other technical products. Parent is organized as a European company (Societas Europaea (SE)) since 17 January 2019. Before that time Parent was organized as a German stock corporation (Aktiengesellschaft (AG)) and registered as TRATON AG from 30 August 2018 until 16 January 2019. From 26 June 2018 to 29 August 2018 Parent was registered under the name Volkswagen Truck & Bus AG. Before that time Parent was organized as German limited liability company (Gesellschaft mit beschränkter Haftung (GmbH)) under the name Volkswagen Truck & Bus GmbH.
Executive Board
Matthias Gründler – Mr. Gründler has served as Chief Executive Officer of Parent since July 2020. Mr. Gründler served as Chief Financial Officer of Parent’s predecessor entities from September 2015 to May 2018. Mr. Gründler served as a member of the Board of Directors for Sinotruk (Hong Kong) Ltd. from June 2016 to May 2018. Mr. Gründler has served as a member of the Board of Directors of Sinotruk (Hong Kong) Ltd. since October 2020. Sinotruk (Hong Kong) Ltd.’s principal business purpose is the manufacturing of trucks and is located in Units 2102-2103 China Merchants Tower Shun Tak Centre 168-200 Connaught Rd C HK, Hong Kong. Mr. Gründler served as a member of the Board of Directors of the Company from February 2017 to May 2018. Mr. Gründler is a citizen of Germany.
Antonio Roberto Cortes – Mr. Cortes has served as the President and CEO of MAN Latin America Indústria e Comércio de Veiculos Ltda. since October 1979. MAN Latin America Indústria e Comércio de Veiculos Ltda.’s principal business purpose is to manufacture, trade, import and export automotive vehicles, vehicles and equipment for locomotion or transportation by land, on water and by air, engines, machines and tools, parts, components, accessories, implements and equipment, and to render services related to its industrial and operational activities. It is located at Rua Volkswagen 291, 04344-900 São Paulo, Brazil. Mr. Cortes’s business phone number is +55 (11) 5582 5650. Mr. Cortes has served as a member of the Executive Board of Parent since January 2019 and its predecessor entities since June 2015. Mr. Cortes is a citizen of Brazil.
Henrik Henriksson – Mr. Henriksson has served as President and CEO of Scania AB and Scania CV AB since January 2016. Scania AB’s principal business purpose is to carry on, directly or through subsidiaries or associated companies, development, manufacturing and trading in motor vehicles and industrial and marine engines, to develop and deliver services in relation to motor vehicles, industrial and marine engines and otherwise aimed at the logistics industry, to own and manage real and
2021 Proxy Statement	190

INFORMATION ABOUT PURCHASER GROUP MEMBERS
movable property; to carry on financing business as well as other operations compatible with the above, including healthcare activities mainly aimed at employees. Scania CV AB’s principal business purpose is to carry on, whether directly or through subsidiaries or affiliates, the development, manufacture and trading of motor vehicles and industrial and marine engines, to develop and deliver services in relation to motor vehicles, industrial and marine engines and otherwise aimed at the logistics industry, to own and manage real property and movable property, to carry on financing business as well as other businesses compatible with the above, including healthcare activities mainly aimed at employees. Both are located at 151 87 Södertälje, Sweden. Mr. Henriksson’s business phone number is +46-8-55381000. Mr. Henriksson has served as a member of the Executive Board of Parent since January 2019 and its predecessor entities since January 2016. Mr. Henriksson is a citizen of Sweden.
Christian Levin – Mr. Levin has served as the Chief Operating Officer of Parent since January 2019. Mr. Levin’s business address is TRATON AB, 151 87 Södertälje, Sweden and his business phone number is +46-8-55381000. The principal business purpose of TRATON AB is to develop, manufacture and trade in commercial motor vehicles and components and subsystems thereof, directly or together with other companies with direct or indirect joint ownership, and to conduct service and consulting activities relating thereto and to conduct another with the above said activities compatible activities. Mr. Levin served as EVP, Head of Sales & Marketing for Scania CV AB from January 2016 to January 2019 and EVP, Head of Commercial Operations for Scania CV AB from October 2010 to January 2016. Scania CV AB’s principal business purpose is to carry on, whether directly or through subsidiaries or affiliates, the development, manufacture and trading of motor vehicles and industrial and marine engines, to develop and deliver services in relation to motor vehicles, industrial and marine engines and otherwise aimed at the logistics industry, to own and manage real property and movable property, to carry on financing business as well as other businesses compatible with the above, including healthcare activities mainly aimed at employees. Scania CV AB is located at 151 87 Södertälje, Sweden. Mr. Levin is a citizen of Sweden.
Christian Schulz – Mr. Schulz has served as Chief Financial Officer of Parent and its predecessor entities since June 2018. Mr. Schulz served as Head of Business Development for Parent’s predecessor entities from January 2017 to June 2018. Mr. Schulz has served as a member of the Board of Directors of the Company since August 2018. Mr. Schulz served as Director of controlling operations worldwide Mercedes-Benz Cars for Daimler AG from 2011 to December 2016. Daimler AG’s principal business purpose is the manufacturing of vehicles and is located at Mercedesstraße 120, 70372 Stuttgart, Germany. Mr. Schulz served as member of the Board of Directors for Cooperation Manufacturing Plant Aguascalientes, S.A.P.I. de CV from June 2015 to June 2016. Cooperation Manufacturing Plant Aguascalientes, S.A.P.I. de CV’s principal business purpose is the manufacturing of premium compact vehicles for the brands Mercedes-Benz and Infiniti and is located in Acceso 1 Norte De La Carretera Panamericana Sur KM 112 Aguascalientes, Aguascalientes, 20340 Mexico. Mr. Schulz served as Chairman of the Board of Directors for Mercedes-Benz Manufacturing Hungary K.f.t. from January 2015 to June 2016. Mercedes-Benz Manufacturing Hungary K.f.t.’s principal business purpose is the manufacturing of vehicles and is located at Mercedes Út 1. Kecskemét, 6000 Hungary. Mr. Schulz is a citizen of Germany.
Dr. Ing. h.c. Andreas Tostmann – Dr. Ing. h.c. Tostmann has served as Chief Executive Officer of MAN Truck & Bus SE since July 2020. MAN Truck & Bus SE’s business address is Dachauer Str. 667, 80995 München, Germany, and its principal business purpose is the manufacturing of vehicles of all kinds, in particular trucks and buses and parts thereof, also trading in such products and provision of after-sales service for them. Dr. Ing. h.c. Tostmann is a board member of Parent since July 2020 and has served as Chief Executive Officer of MAN SE also since July 2020. The principal business purpose of MAN SE is the holding investments in companies of any type, particularly companies operating in the fields of mechanical and plant engineering, motor vehicle and engine manufacturing and trading as well as manufacturing such products and processing materials of any kind. MAN SE’s business address is Dachauer Str. 641, 80995 München, Germany. Dr. Ing. h.c. Tostmann has served as Board Member of Production for the Volkswagen brand from February 2018 to July 2020. Volkswagen’s principal business purpose is the manufacture and sale of vehicles and is located at Berliner Ring 2 38440 Wolfsburg, Germany. Dr. Ing. h.c. Tostman served as a Board Member of Production for Seat S.A. from January 2012 to January 2018. Seat S.A.’s principal business purpose is car manufacturing and is located at 08760 Martorell Barcelona, Spain. Dr. Ing. h.c. Tostmann is a citizen of Germany.
Supervisory Board
Each individual listed below has been a member of the Supervisory Board of Parent since January 2019.
Hans Dieter Pötsch – Mr. Pötsch is Chairman of the management board and Chief Financial Officer of Porsche Automobil Holding SE. Mr. Pötsch has served as Chief Financial Officer and management board member of Porsche Automobil Holding SE
2021 Proxy Statement	191

INFORMATION ABOUT PURCHASER GROUP MEMBERS
since 2009 and he has served as Chairman of the management board since 2015. The principal business purpose of Porsche Automobil Holding SE is holding investments in companies whose business purpose is the manufacturing and distribution of vehicles and it is located at Porscheplatz 1, 70435 Stuttgart, Germany. Mr. Pötsch’s business phone number is +49 711 911 24420. Mr. Pötsch is a citizen of Austria.
Torsten Bechstädt – Mr. Bechstädt has served as Special Advisor to the Volkswagen Group Works Council since February 2015. Volkswagen’s principal business purpose is the manufacture and sale of vehicles and it is located at Berliner Ring 2, 38436 Wolfsburg, Germany. Mr. Bechstädt’s business phone number is +49 5361 927501. Mr. Bechstädt is a citizen of Germany.
Mari Carlquist – Ms. Carlquist has served as Chairman for the white collar Unionen at Scania CV AB since February 2015. Scania CV AB’s principal business purpose is to carry on, directly or through subsidiaries or associated companies, development, manufacturing and trading in motor vehicles and industrial and marine engines, to develop and deliver services in relation to motor vehicles, industrial and marine engines and otherwise aimed at the logistics industry, to own and manage real and movable property; to carry on financing business as well as other operations compatible with the above, including healthcare activities mainly aimed at employees. Scania CV AB is located at 151 87 Södertälje, Sweden. Ms. Carlquist’s business phone number is +46-8-55381000. Ms. Carlquist is a citizen of Sweden.
Dr. Manfred Döss – Dr. Döss has served as member of the board of management of Porsche Automobil Holding SE since January 2016. The principal business purpose of Porsche Automobil Holding SE is holding investments in companies whose business purpose is the manufacturing and distribution of vehicles. Porsche Automobil Holding SE is located at Porscheplatz 1, 70435 Stuttgart, Germany. Dr. Döss’ business phone number is +49 711-9112-4420. Dr. Döss has served as General Counsel of Volkswagen since January 2016. Volkswagen’s principal business purpose is the manufacture and sale of vehicles, it is located at Berliner Ring 2, 38436 Wolfsburg, Germany. Dr. Döss is a citizen of Germany.
Jürgen Kerner – Mr. Kerner is Executive Board Member and Treasurer of IG Metall. Mr. Kerner has served as Treasurer to IG Metall since November 2013. The principal business purpose of IG Metall is to represent the interests of its members in employment contract negotiations and to provide workplace support. IG Metall is located at Wilhelm-Leuschner-Str. 79, 60329 Frankfurt am Main, Germany. Mr. Kerner’s business phone number is +49 69 66930. Mr. Kerner is a citizen of Germany.
Gunnar Kilian – Mr. Kilian has served as a member of the Volkswagen Management Board since April 2018. Mr. Killian has also served as director of FAW-Volkswagen Automotive Co., Ltd., Changchun since March 2019. FAW-Volkswagen Automotive Co., Ltd., Changchun is located at 5 Anqing Rd, Luyuan District, Changchun, Jilin, China, 130011 and its business purpose is the manufacturing and distributions of automobiles. Mr. Kilian was Secretary General and director of the Works Council of Volkswagen from August 2013 to April 2018. The business address for Volkswagen is Berliner Ring 2, 38436 Wolfsburg, Germany. Volkswagen’s principal business purpose is the manufacture and sale of vehicles. Mr. Killian’s business phone number is +49 5361 917144. Mr. Kilian is a citizen of Germany.
Dr. Albert Kirchmann – Dr. Kirchmann has served as the Chief Executive Advisor at A.X.K. Group since January 2017. A.X.K. Group’s principal business purpose is advising and social contributions. A.X.K. Group is located at Oberer Staeuben 1, 88131 Bodolz, Germany. Dr. Kirchmann is the former Chief Executive Officer for Daimler Trucks Asia at Daimler AG, a position he held from June 2009 until December 2016. Daimler AG’s principal business purpose is automobile manufacturing and it is located at Mercedes Str.120, 70372, Stuttgart, Germany. Dr. Kirchmann is a citizen of Germany.
Dr. Julia Kuhn-Piëch – Dr. Kuhn-Piëch has been a self-employed real estate manager since 2009. Dr. Kuhn-Piëch is a citizen of Austria.
Lisa Lorentzon – Ms. Lorentzon has served as the Chair of the Labor Unions for Graduate Employees at Scania since July 2014. Scania CV AB’s principal business purpose is to carry on, directly or through subsidiaries or associated companies, development, manufacturing and trading in motor vehicles and industrial and marine engines, to develop and deliver services in relation to motor vehicles, industrial and marine engines and otherwise aimed at the logistics industry, to own and manage real and movable property; to carry on financing business as well as other operations compatible with the above, including healthcare activities mainly aimed at employees. Scania CV AB is located at 151 87 Södertälje, Sweden. Ms. Lorentzon’s business phone number is +46-8-55381000. Ms. Lorentzon is a citizen of Sweden.
Bo Luthin – Mr. Luthin has served as Senior Safety Officer for IF Metall at Scania CV AB since 2010. Scania CV AB’s principal business purpose is to carry on, directly or through subsidiaries or associated companies, development, manufacturing and trading in motor vehicles and industrial and marine engines, to develop and deliver services in relation to motor vehicles,
2021 Proxy Statement	192

INFORMATION ABOUT PURCHASER GROUP MEMBERS
industrial and marine engines and otherwise aimed at the logistics industry, to own and manage real and movable property; to carry on financing business as well as other operations compatible with the above, including healthcare activities mainly aimed at employees. Scania CV AB is located at 151 87 Södertälje, Sweden. Mr. Luthin’s business phone number is +46 73 7088622. Mr. Luthin is a citizen of Sweden.
Michael Lyngsie – Mr. Lyngsie has served as Chairman of IF Metall at Scania CV AB since August 2018 and as Vice Chairman since 2012. Scania CV AB’s principal business purpose is to carry on, directly or through subsidiaries or associated companies, development, manufacturing and trading in motor vehicles and industrial and marine engines, to develop and deliver services in relation to motor vehicles, industrial and marine engines and otherwise aimed at the logistics industry, to own and manage real and movable property; to carry on financing business as well as other operations compatible with the above, including healthcare activities mainly aimed at employees. Scania CV AB is located at 151 87 Södertälje, Sweden. Mr. Lyngsie’s business phone number is +46855389000. Mr. Lyngsie is a citizen of Sweden.
Nina Macpherson – Ms. Macpherson has served as a member of the Board of Directors of Scania AB since 2018. Scania AB’s principal business purpose is to carry on, directly or through subsidiaries or associated companies, development, manufacturing and trading in motor vehicles and industrial and marine engines, to develop and deliver services in relation to motor vehicles, industrial and marine engines and otherwise aimed at the logistics industry, to own and manage real and movable property; to carry on financing business as well as other operations compatible with the above, including healthcare activities mainly aimed at employees. Scania AB is located at 151 87 Södertälje, Sweden. Ms. Macpherson’s business phone number is +46-8-55381000. Ms. Macpherson has served as a Board Member of Scandinavian Enviro Systems AB since 2020. Scandinvanian Enviro Systems AB’s principal business purpose is recycling tires and is located at Herkulesgatan 1K, 417 01 Göteborg, Sweden. Ms. Macpherson was an attorney for Telefonaktiebolaget LM Ericsson from 1996 to 2018. LM Ericsson’s principal business purpose is telecommunication equipment and is located at Torshamnsgatan 21. 164 83 Stockholm, Sweden. Ms. Macpherson is a citizen of Sweden.
Bernd Osterloh – Mr. Osterloh is Chairman of the General and Group Works Council of Volkswagen, a position which he has held since 2005. Volkswagen’s principal business purpose is the manufacture and sale of vehicles. The business address for Volkswagen is Berliner Ring 2, 38436 Wolfsburg, Germany. Mr. Osterloh’s business phone number is +49 5361 90. Mr. Osterloh is a citizen of Germany.
Dr. Dr. Christian Porsche – Dr. Dr. Porsche is a self-employed Specialist in Neurology. Dr. Dr. Porsche’s offices are located at Siezenheimer Str. 39 A, 5020 Salzburg, Austria and his business phone number is +43 662 634 634. Dr. Dr. Porsche is a citizen of Austria.
Dr. Wolf-Michael Schmid – Dr. Schmid has served as managing partner of Dr. Schmid GmbH since January 1988. Dr. Schmid GmbH’s principal business purpose is managing Bosch service stations. Dr. Schmid has also served as managing partner of Ing. Otto Meyer GmbH & Co KG since October 1974. Ing. Otto Meyer GmbH’s principal purpose is managing of Bosch and MAN maintenance and service stations. Furthermore, Dr. Schmid is managing partner of Schmid Immobilien GmbH & Co KG since October 1974 and ISH Immobilien am Südbahnhof Hannover since December 2012. The principal business purpose of these companies is property management. All business offices are located at Dr.-Heinrich-Jasper-Str. 8, 38350 Helmstedt, Germany. Dr. Schmid’s business phone number is+49 5351 58610. Dr. Schmid is a citizen of Germany.
Karina Schnur – Ms. Schnur has served as General Secretary of the Works Council of MAN Truck & Bus SE since October 2018. MAN Truck & Bus SE’s business address is Dachauer Str. 667, 80995 München, Germany, and its principal business purpose is the manufacturing of vehicles of all kinds, in particular trucks and buses and parts thereof, also trading in such products and provision of after-sales service for them. From 2012 until September 2018 Ms. Schnur has served as group representative for MAN Group at the IG Metall Regional Head Office Bavaria. Ms. Schnur’s business phone number is +49 89 1580 0. Ms. Schnur is a citizen of Germany.
Athanasios Stimoniaris – Mr. Stimoniaris has served as Chairman of the Works Council of MAN Truck & Bus SE and of MAN SE since 2015 and Chairman of the Group Works Council of Parent since June 2018. MAN Truck & Bus SE’s business address is Dachauer Str. 667, 80995 München, Germany, and its principal business purpose is the manufacturing of vehicles of all kinds, in particular trucks and buses and parts thereof, also trading in such products and provision of after-sales service for them. The principal business purpose of MAN SE is the holding investments in companies of any type, particularly companies operating in the fields of mechanical and plant engineering, motor vehicle and engine manufacturing and trading as well as manufacturing such products and processing materials of any kind. MAN SE’s business address is Dachauer Str. 641, 80995 München, Germany. Mr. Stimoniaris’s business phone number is +49 89 1580 0. Mr. Stimoniaris is a citizen of Germany and Greece.
2021 Proxy Statement	193

INFORMATION ABOUT PURCHASER GROUP MEMBERS
Hiltrud Werner – Ms. Werner has served as a member of the Volkswagen Management Board since February 2017. Ms. Werner served as Chief Audit Executive at Volkswagen from January 2016 to January 2017. Volkswagen’s principal business purpose is the manufacture and sale of vehicles. The business address for Volkswagen is Berliner Ring 2, 38436 Wolfsburg, Germany. Ms. Werner’s business phone number is +49 5361 90. Ms. Werner served as Chief Audit Executive at ZF Friedrichshafen AG from July 2014 to December 2015. ZF Friedrichshafen AG’s principal business purpose is the manufacturing and distribution of transmissions and technic for the mobility sector. ZF Friedrichshafen AG is located at Löwentaler Str. 20, 88046 Friedrichshafen. Ms. Werner is a citizen of Germany.
Frank Witter – Mr. Witter has served as Chief Financial Officer of Volkswagen and a member of the Volkswagen Management Board since October 2015. Volkswagen’s principal business purpose is the manufacture and sale of vehicles. The business address for Volkswagen is Berliner Ring 2, 38436 Wolfsburg, Germany. Mr. Witter’s business phone number is +49 5361 974666. Mr. Witter is a citizen of Germany.
Steffen Zieger – Mr. Zieger has served as Chairman of the General Works Council of MAN Truck & Bus Deutschland GmbH since January 2015. MAN Truck & Bus Deutschland GmbH’s principal business purpose is the distribution of commercial vehicles, in particular but not limited to trucks as well as systems and technology in this regard, and providing service and spare parts. MAN Truck & Bus Deutschland GmbH is located at Oskar-Schlemmer Str. 19-21, 80807 München, Germany. Mr. Zieger’s business phone number is +49 89 1580 0. Mr. Zieger is a citizen of Germany.
Dusk Inc. and TRATON US Inc.
Franz Xaver Haslinger – Mr. Haslinger has served as treasurer for Parent since November 2019. Mr. Haslinger’s business phone number is +49 89 36098-200. Mr. Haslinger served as treasurer for MAN SE from October 2006 to October 2019. The principal business purpose of MAN SE is the holding investments in companies of any type, particularly companies operating in the fields of mechanical and plant engineering, motor vehicle and engine manufacturing and trading as well as manufacturing such products and processing materials of any kind. MAN SE’s business address is Dachauer Str. 641, 80995 München, Germany. Mr. Haslinger is a citizen of Germany.
Do Young Kim – Mr. Kim is the Head of Campus/Next Level at Parent since August 2018. Mr. Kim served as Head of Treasury for Parent from January 2018 to July 2018. Mr. Kim is the former CFO of Beijing Benz Automotive Co., Ltd where he served from January 2014 to October 2017. Beijing Benz Automotive Co., Ltd’s principal business purpose is the development, production and sales of Mercedes Benz vehicles and is located at No. 8 Boxing Rd., BDA Beijing 100176 P.R. China. Mr. Kim is a citizen of the Republic of Korea.
Siegbert Rottach – Mr. Rottach has served as the President and CEO of MAN Capital Corporation since May 2004. MAN Capital Corporation is a financing and holding company and is located at 591 SW 13th Terrace, Pompano Beach, FL 33069. Mr. Rottach has served as CFO of MAN Engines & Components since January 2012. MAN Engines & Components’ principal business purpose is the production, sale, and service of bus components and marine engines and is located at 591 SW 13th Terrace, Pompano Beach, FL 33069. Mr. Rottach’s business phone number is +1 917 385 0779. Mr. Rottach is a citizen of the United States of America.
2021 Proxy Statement	194

TRANSACTIONS IN COMMON STOCK
TRANSACTIONS IN COMMON STOCK
Other than the Merger Agreement and agreements entered into in connection therewith, during the past 60 days, there have been no transactions in the common stock of the Company by the Company, the Purchaser Group Members or any executive officer, director, associate or majority-owned subsidiary of the foregoing parties or by any pension, profit-sharing or similar plan of the Company or by the Purchaser Group Members.
TRANSACTIONS BETWEEN THE COMPANY AND PURCHASER GROUP MEMBERS
The Company and its subsidiaries have historically had a series of commercial relationships with Parent and its affiliates and subsidiaries. During 2019 and 2020 the aggregate value of transactions between Parent and the Company and each of their respective subsidiaries amounted to approximately $169,318,441 in 2019 and approximately $135,961,167 in 2020. As of December 17, 2020, Parent is a 16.7% stockholder of the Company and is therefore a related person.
On September 5, 2016, the Company entered into a Stockholder Agreement with Parent and certain of its subsidiaries and affiliates (collectively, the “TRATON Group”) which, among other things, provides for the appointment of two individuals designated by the TRATON Group to the Board, subject to the Company’s approval. See the section entitled “The Merger—Background of the Merger” beginning on page 58.
On February 28, 2017, the Company consummated its strategic alliance with TRATON Group, which included an equity investment in the Company by the TRATON Group pursuant to a Stock Purchase Agreement, License and Supply Framework Agreement and Procurement JV Framework Agreement. Pursuant to the TRATON Group Stock Purchase Agreement, on February 28, 2017 the Company issued, and the TRATON Group purchased, 16,242,012 of shares of common stock of the Company for an aggregate purchase price of $255,974,109.12 at $15.76 per share. On June 16, 2017, Parent adopted a Rule 10b5-1 trading plan pursuant to which it purchased 387,655 shares of common stock of the Company through December 31, 2017 for an aggregate purchase price of $ 11,417,973 and an average price of $29.45 per share. See the section entitled “The Merger—Background of the Merger” beginning on page 58.
Andreas Renschler was the Chief Executive Officer of TRATON until July 15, 2020 and by virtue of his position as an officer of TRATON was deemed to have an indirect material interest in the Corporation’s transactions with TRATON while he was a director of the Corporation. Christian Schulz is the Chief Financial Officer of TRATON and, by virtue of his position as an officer of TRATON, is deemed to have an indirect material interest in the Corporation’s transactions with TRATON.
The related person transactions which existed, were entered into or are currently being proposed between the Company and Parent during 2019, 2020 and the first two months of 2021 (collectively, the “TRATON Transactions”) are as follows:
(a)
The Company pays MAN Truck & Bus AG (“MAN”), an indirect subsidiary of Parent, a royalty for the use of certain base technology associated with the Company’s current A26 diesel engine and our discontinued 13L diesel engine. The royalty payment for 2019 was €2,102,000 ($2,363,823) and for 2020 was €1,471,800 (US$1,658,370).

(b)
MWM International Motores, S.A. (“MWM”), one of the Company’s Brazil operating subsidiaries, purchases various parts from MAN and its direct and indirect subsidiaries, and generators from Scania AB, a subsidiary of Parent. In 2019 and 2020, the aggregate amount paid for such parts was $2,479,487 and $5,271,326, respectively.

(c)
MWM manufactures the 6.9L and 4.6L D08 engines for MAN Latin America Indústria e Comércio de Veículos Ltda. (“MAN Latin America”), an indirect subsidiary of Parent. MWM assembles and supplies D26 13L engines, produces the D26 block cylinder and sells loose engines and spare parts to, and direct ships parts for, MAN Latin America. MWM also sells kits of specific D08 engine parts to MAN SE. The net revenue associated with this relationship during 2019 and 2020 was approximately $157,299,423 and BRL$604,791,005 (US$121,708,191), respectively.

(d)
Global Truck & Bus Procurement LLC (the “Procurement JV”), a joint venture entity, was formed and commenced operations in 2017. Owned 51% by TRATON, LLC (formerly known as Volkswagen Truck & Bus, LLC), a subsidiary of Parent, and 49% by International Truck and Engine Investments Corporation, an indirect subsidiary of the Company, the purpose of the Procurement JV is to make sourcing recommendations to Parent and the Company. The Procurement JV’s annual operating budget is funded on a cost plus basis. In 2019 and 2020, the parties each made payments to the Procurement JV in the amounts of $2,310,041 and $1,830,755, respectively.

(e)
Certain of the Company’s subsidiaries have entered into agreements, or are currently proposing to enter into agreements, with certain indirect subsidiaries of Parent with respect to supplying the Company with big bore diesel engines with after-treatment and transmissions, certain consulting and/or engineering services in connection with sourcing parts and suppliers of engines, e-mobility components and production parts. Payments made by the

2021 Proxy Statement	195

TRANSACTIONS IN COMMON STOCK
Company under these agreements during 2019 and 2020 totaled $2,789,368 and $3,742,602, respectively. In 2020, the Company informed one of the indirect subsidiaries of Parent of the cancellation of the D38 engine program. The parties are having commercial discussions related to the consequences of the program cancellation. The ultimate resolution may result in additional expenses, which could be material. The Company is unable to estimate the amount of these expenses at this time.
(f)
Certain direct or indirect subsidiaries or affiliates of Parent have paid MWM for engineering services related to the homologation of engines. Payments made to the Company associated with this relationship totaled $284,650 in 2019 and $32,816 in 2020.

(g)
The Company has entered into arrangements with certain direct and indirect subsidiaries of Parent for the lease of certain office spaces and training. Payments made pursuant to these arrangements totaled $621,384 in 2019 and $168,013 in 2020.

(h)
The Company has leased vehicles manufactured by Volkswagen AG for certain of its salesforce, through a third-party leasing company which is not affiliated with the Company or Parent. The amount paid by the Company to the third-party leasing company for such vehicles in 2019 was $1,171,265 and in 2020 was $1,424,901.

(i)
Navistar Canada ULC, the Company’s Canadian affiliate (“Navistar Canada”), and Scania CV, an affiliate of Parent, expect to enter into a distributor agreement at the end of 2020 under which Navistar Canada will be the exclusive distributor for Scania off-road mining vehicles in Canada utilizing the International sales and service network. No payments were made or received related to this transaction in 2020 and no payments are expected to be made in the first two months of 2021.

Each of the TRATON Transactions was the result of arm’s-length negotiations between the Company and the applicable member of the TRATON Group with no unique concessions on pricing or other terms and conditions, and certain of the transactions are of long-term strategic importance to the Company. The Audit Committee and the Board considered the arm’s-length nature of the transactions and in December 2020 the Board, upon the recommendation of the Audit Committee and with Mr. Schulz not participating since he has an indirect material interest, approved and ratified the TRATON Transactions on the basis that the Navistar-TRATON relationship is in the best interests of the Company.
2021 Proxy Statement	196

PROVISIONS FOR UNAFFILIATED STOCKHOLDERS
PROVISIONS FOR UNAFFILIATED STOCKHOLDERS
No provision has been made to grant the Company’s unaffiliated stockholders access to the corporate files of the Company, any other party to the Merger or any of their respective affiliates, or to obtain counsel, including an unaffiliated representative to act solely on behalf of the unaffiliated stockholders for the purpose of (i) negotiating the terms of the Merger or (ii) preparing a report concerning the fairness of the Merger at the expense of the Company, any other such party or affiliate. Retaining counsel, including an unaffiliated representative, on behalf of the unaffiliated stockholders would be an additional expense incurred by the Company in connection with the Merger and would not affect the outcome of the transaction because a majority vote of the unaffiliated stockholders in support of the Merger is not required under Delaware law.
2021 Proxy Statement	197

APPRAISAL RIGHTS
APPRAISAL RIGHTS
If the Merger is completed, the Company’s stockholders who do not vote in favor of the Merger Proposal and who properly demand appraisal of their shares of our common stock, and otherwise comply with the requirements for perfecting and preserving appraisal rights, will be entitled to appraisal rights under Section 262 of the DGCL.
Pursuant to Section 262 of the DGCL, if you do not wish to accept the per share Merger Consideration provided for in the Merger Agreement, you have the right to seek appraisal of your shares of our common stock and to receive payment in cash for the “fair value” of your shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of our common stock as determined by the Delaware Court of Chancery may be less than, equal to or more than the consideration (i.e., $44.50 per share) that you would otherwise be entitled to receive under the terms of the Merger Agreement. These rights are known as appraisal rights. The Company’s stockholders who do not vote in favor of the Merger Proposal and who properly demand appraisal for their shares in compliance with the provisions of Section 262 of the DGCL will be entitled to such appraisal rights. Strict compliance with the statutory procedures set forth in Section 262 of the DGCL is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.
This section is intended only as a brief summary of certain provisions of the statutory procedures that a stockholder must follow under the DGCL in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex D to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL.
Pursuant to Section 262 of the DGCL, when a Merger Agreement will be submitted for adoption at a meeting of stockholders, a company must notify each of its stockholders who were stockholders of record on the record date for notice of such meeting, with respect to shares for which appraisal rights are available, not less than 20 days before the meeting to vote on the Merger Agreement, that appraisal rights are available. A copy of Section 262 of the DGCL must be included with the notice.
This proxy statement constitutes the Company’s notice pursuant to Section 262 of the DGCL to our stockholders that appraisal rights are available in connection with the Merger and the full text of Section 262 of the DGCL is attached to this proxy statement as Annex D, in compliance with the requirements of Section 262 of the DGCL. If you wish to exercise your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex D. Failure to strictly comply, timely and properly, with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of our common stock, the Company encourages stockholders considering exercising such rights to seek the advice of financial and legal counsel.
If you wish to demand appraisal of your shares of our common stock, you must satisfy each of the following conditions: (i) you must deliver to the Company a written demand for appraisal of your shares of our common stock before the vote is taken on the Merger Proposal at the Annual Meeting, which written demand must reasonably inform us of the identity of the stockholder of record of shares of our common stock who intends to demand appraisal of his, her or its shares of our common stock; provided that if you do not hold record ownership of your shares, such demand must be made by or on behalf of the record holder thereof; (ii) you must hold your shares of our common stock from the date of making such demand through the Effective Time; (iii) you must not vote or submit a proxy in favor of, or consent in writing to, the Merger Proposal with respect to your shares of our common stock for which you intend to demand appraisal; and (iv) you or any other stockholder or beneficial owner of shares of our common stock entitled to appraisal in connection with the Merger must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of our common stock of all such stockholders within 120 days after the Effective Time. The Company, as the surviving corporation to the Merger, is under no obligation to file any such petition and has no present intent of doing so. Accordingly, it is your obligation to initiate all necessary action to perfect your appraisal rights in respect of your shares of our common stock within the time prescribed in Section 262 of the DGCL.
If any of these conditions is not satisfied with respect to any of your shares of our common stock and the Merger is completed, you will be entitled to receive the per share Merger Consideration for such shares of our common stock as provided in the Merger Agreement, but you will not have appraisal rights with respect to such shares of our common stock. A proxy with respect to any such shares that is submitted and does not contain voting instructions will, unless revoked, be voted “FOR” the Merger Proposal, result in the loss of the stockholder’s right of appraisal with respect to such shares and nullify any previously delivered written demand for appraisal in respect thereof. Therefore, a stockholder who submits a proxy for his, her or its
2021 Proxy Statement	198

APPRAISAL RIGHTS
shares of our common stock and who wishes to exercise appraisal rights with respect to such shares must either revoke such proxy, submit a later-dated proxy with respect to such shares containing instructions to vote “AGAINST” the Merger Proposal or “ABSTAIN” from voting on the Merger Proposal or attend the Annual Meeting and vote virtually “AGAINST” the Merger Proposal or “ABSTAIN” from voting on the Merger Proposal with respect to such shares. Voting against or failing to vote for the Merger Proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal.
All demands for appraisal (i) should be addressed to the Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532, Attn: Corporate Secretary (Legal Department), (ii) must be delivered to the Company before the vote is taken on the Merger Proposal at the Annual Meeting, and (iii) must be executed by, or on behalf of, the applicable stockholder of record of the shares of our common stock for which appraisal is sought. The demand will be sufficient if it reasonably informs the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of the fair value of his, her or its shares of our common stock. A stockholder’s failure to deliver to the Company the written demand for appraisal prior to the taking of the vote on the Merger Proposal at the Annual Meeting will result in the loss of appraisal rights.
Only a stockholder of record of shares of our common stock is entitled to demand an appraisal of the shares registered in that holder’s name on the date the written demand for appraisal is made. Accordingly, to be effective, a demand for appraisal by a holder of our common stock must be made by, or on behalf of, the stockholder of record. The demand should set forth, fully and correctly, the record stockholder’s name as it appears on the stockholder’s stock certificate(s) or in the Transfer Agent’s records, and in the case of uncertificated shares, should specify the stockholder’s mailing address and the number of shares registered in the stockholder’s name. The demand should state that the person intends thereby to demand appraisal of the stockholder’s shares in connection with the Merger. The demand cannot be made by the beneficial owner if he or she is not also the stockholder of record of such shares of our common stock. If the beneficial owner is not the stockholder of record of such shares, the beneficial holder must have the applicable stockholder of record, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of our common stock. If you hold your shares of our common stock through a bank, brokerage firm or other nominee and you wish to exercise your appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee and obtaining notice of the Effective Time.
If shares of our common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity. If the shares of our common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the stockholder or stockholders of record and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the stockholder or stockholders of record. A stockholder of record, such as a bank, brokerage firm or other nominee, who holds shares of our common stock as a nominee for others may exercise his or her right of appraisal with respect to such shares of our common stock held for one or more beneficial owners, while not exercising this right with respect to shares of our common stock held for other beneficial owners. In that case, the written demand should state the number of shares of our common stock as to which appraisal is sought. Where no number of shares of our common stock is expressly mentioned, the demand will be presumed to cover all shares of our common stock held in the name of the stockholder of record. If a stockholder holds shares of our common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record owner.
Within ten days after the Effective Time, the Company, as the surviving corporation in the Merger, must give notice of the Effective Time to each of the Company’s stockholders of record who has complied with Section 262 of the DGCL and who did not vote in favor of the Merger Proposal. At any time within 60 days after the Effective Time, any stockholder who has demanded an appraisal but has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the stockholder’s demand and accept the per share Merger Consideration in accordance with the terms of the Merger Agreement for that holder’s shares of our common stock by delivering to the Company, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Company, as the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just; provided that the foregoing will not affect the right of any stockholder that has made an appraisal demand but that has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and
2021 Proxy Statement	199

APPRAISAL RIGHTS
to accept the per share Merger Consideration, within 60 days after the Effective Time. If the Company, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand for appraisal within 60 days after the Effective Time, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of his, her or its shares of our common stock determined in any such appraisal proceeding, which value may be less than, equal to or more than the per share Merger Consideration, that such stockholders would otherwise be entitled to receive in accordance with the terms of the Merger Agreement.
Within 120 days after the Effective Time, but not thereafter, either the Company, as the surviving corporation, or any stockholder who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of our common stock held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of such petition will be made upon the Company, as the surviving corporation. The Company, as the surviving corporation, has no obligation to file such a petition, has no present intention to file a petition and holders should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the holders of our common stock to initiate all necessary petitions to perfect their appraisal rights in respect of shares of our common stock within the time prescribed in Section 262 of the DGCL, and the failure of a stockholder to file such a petition within the period specified in Section 262 of the DGCL could nullify the stockholder’s previous written demand for appraisal. In addition, within 120 days after the Effective Time, any holder of dissenting shares will be entitled to receive from the Company, as the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of our common stock not voted in favor of the Merger Proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after such written request has been received by Company, as the surviving corporation, or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of our common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the surviving corporation such statement.
If a petition for appraisal is duly filed by a stockholder of record or beneficial owner, the stockholder of record or beneficial owner must deliver a copy of the petition to the Company, as the surviving corporation, and the Company will then be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of our common stock and with whom agreements as to the value of their shares of our common stock have not been reached. After notice to stockholders who have demanded appraisal and the Company, as the surviving corporation, from the Delaware Register in Chancery, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided by Section 262 of the DGCL. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of our common stock and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. Additionally, and notwithstanding anything herein to the contrary, because our common stock will have been publicly listed on the NYSE, the Delaware Court of Chancery is required under Section 262 of the DGCL to dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of our common stock or (2) the per share Merger Consideration in respect of such total number of shares of common stock exceeds $1,000,000.
After the Delaware Court of Chancery’s determination of the stockholders entitled to appraisal of their shares of our common stock, the Delaware Court of Chancery will appraise the shares of our common stock in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceedings, the Delaware Court of Chancery will determine the “fair value” of our common stock as of the Effective Time after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceedings, if the Delaware Court of Chancery so determines, by the Company, as the surviving corporation, to the stockholders entitled to receive the same, upon surrender by those stockholders of the certificates representing their shares of our common stock or, in the case of holders of uncertificated shares of our common stock, forthwith. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve
2021 Proxy Statement	200

APPRAISAL RIGHTS
discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. Notwithstanding anything herein to the contrary, at any time before the entry of judgment in the proceedings, the Company, as the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.
You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the Merger, is not an opinion as to “fair value” under Section 262 of the DGCL. Although we believe that the per share Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value that may be less than, equal to or more than the per share Merger Consideration that stockholders would otherwise be entitled to receive in accordance with the terms of the Merger Agreement. Moreover, we do not anticipate offering more than the per share Merger Consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of our common stock is less than the per share Merger Consideration. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Each stockholder party to the appraisal proceeding is responsible for its own attorneys’ fees and expert witnesses’ fees and expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the Effective Time, be entitled to vote shares of our common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of our common stock, other than with respect to payment as of a record date prior to the Effective Time. If no petition for appraisal is filed within 120 days after the Effective Time, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder’s shares of our common stock will be deemed to have been automatically canceled, ceased to exist, and converted at the Effective Time into the right to receive the per share Merger Consideration, pursuant to the Merger Agreement. Inasmuch as the Company has no obligation to file such a petition, and the Company has no present intention to do so, any holder of shares of our common stock who desires such a petition to be filed is advised to file it on a timely basis. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the per share Merger Consideration offered pursuant to the Merger Agreement.
Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s statutory appraisal rights.
In view of the complexity of Section 262 of the DGCL, the Company’s stockholders who may wish to pursue appraisal rights are encouraged to consult their legal and financial advisors. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DGCL will govern.
2021 Proxy Statement	201

DELISTING AND DEREGISTRATION OF COMMON STOCK
DELISTING AND DEREGISTRATION OF COMMON STOCK
If the Merger is completed, our common stock will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our common stock.
SUBMISSION OF STOCKHOLDER PROPOSALS
If the Merger is consummated, we will not have public stockholders, and there will be no public participation in any future meeting of stockholders. However, if the Merger is not completed, we expect to hold an annual meeting of stockholders in 2022 for the fiscal year ending October 31, 2021 (the “2022 Annual Meeting”).
If the 2022 Annual Meeting occurs, the deadline to receive stockholder proposals under Rule 14a-8 of the Exchange Act to be considered for inclusion in the Company’s proxy statement for the 2022 Annual Meeting will be October 1, 2021 (which is 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the prior year’s Annual Meeting of stockholders). If the date of the 2022 Annual Meeting is changed by more than 30 days from the anniversary date of the previous year’s Annual Meeting on March 2, 2021, then the deadline will be a reasonable time before we begin to print and mail the proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.
Stockholder proposals submitted for consideration at the 2022 Annual Meeting but not submitted for inclusion in the Company’s proxy statement for the 2022 Annual Meeting pursuant to Rule 14a-8, including stockholder nominations for candidates for election as directors, must be made not later than the close of business on January 1, 2022 (the 60th day prior to the first anniversary of the 2021 Annual Meeting) nor earlier than the close of business on December 2, 2021 (the 90th day prior to the first anniversary of the 2021 Annual Meeting). If the date of the 2022 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to the such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. In no event will the public announcement of an adjournment of the 2021 Annual Meeting commence a new time period for the giving of such notice. All proposals must be communicated in writing to our Corporate Secretary at our principal office, 2701 Navistar Drive, Lisle, Illinois 60532, Attn: Corporate Secretary.
Each stockholder must also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations promulgated thereunder and the Company’s By-Laws with respect to the matters set forth above. Nothing above mentioned will be deemed to affect the right of the Company to omit a proposal from the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. You are advised to review the Company’s By-Laws, which contain additional requirements about advance notice of stockholder proposals and director nominations. You can obtain a copy of the By-Laws by writing to our Corporate Secretary at our principal office, 2701 Navistar Drive, Lisle, Illinois 60532, Attn: Corporate Secretary.
2021 Proxy Statement	202

WHERE YOU CAN FIND MORE INFORMATION
WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s public filings are also available in electronic format to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You can also review the Company’s SEC filings on its website at www.navistar.com. Information included on the Company’s website is not, and will not be deemed to be, a part of this proxy statement or incorporated into this or any other filing with the SEC.
The SEC allows the Company to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents described below that the Company has previously filed with the SEC, as well as the Annexes to this proxy statement. These documents contain important information about the Company and its financial condition.
The following documents listed below that the Company has previously filed with the SEC are incorporated by reference:
•	Annual Report on Form 10-K, for the fiscal year ended October 31, 2020, filed with the SEC on December 17, 2020; and
•	Current Reports on Form 8-K, filed with the SEC on December 17, 2020, December 17, 2020 and January 13, 2021.
All documents that the Company files pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act from the date of this proxy statement to the date on which the Annual Meeting is held, including any adjournments or postponements, will also be deemed to be incorporated by reference in this proxy statement. Notwithstanding anything herein to the contrary, any information furnished under Item 2.02 or Item 7.01 of the Company’s Current Reports on Form 8-K and any other information which is furnished, but not filed with the SEC, is not incorporated herein by reference.
You may obtain any of the documents incorporated by reference from the SEC’s public reference room or the SEC’s Internet website described above. Documents incorporated by reference in this proxy statement are also available from the Company without charge, excluding all exhibits unless specifically incorporated by reference in such documents. Stockholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from the Company at the following address or via the Company’s website at https://ir.navistar.com/financials/sec-filings/default.aspx:
Navistar International Corporation
2701 Navistar Drive,
Lisle, Illinois 60532
Telephone: 331-332-2143
Attn: Investor Relations
If you would like to request documents, please do so by February 23, 2021 to receive them before the Annual Meeting. If you request any incorporated documents, the Company will strive to mail them to you by first-class mail, or another equally prompt means, within one business day of receipt of your request.
You should rely only on the information contained in this proxy statement, including the Annexes attached hereto or the information incorporated by reference herein, to vote your shares virtually at the Annual Meeting. The Company has not authorized anyone to provide you with information that differs from that contained in this proxy statement. This proxy statement is dated January 29, 2021. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.
2021 Proxy Statement	203

ADMISSION PROCEDURE
ADMISSION PROCEDURE
Admission
Admission is limited to stockholders of record on January 22, 2021 or a stockholder’s authorized proxy holder or a representative. To enter and participate in the Annual Meeting, stockholders will need their assigned 16-digit control number.
Admission for Registered Holders
If your shares of common stock are registered in your name and you received your proxy material by mail, your assigned 16-digit control number will be provided in your Notice, your proxy card, voting instruction form or other applicable proxy notices. You will need your assigned 16-digit control number to enter and participate in the virtual Annual Meeting.
Admission for Beneficial Holders
If your shares of common stock are held in “street name” through a bank, brokerage firm or other nominee, your assigned 16-digit control number should be included with the voting instructions received from your bank, brokerage firm, or other nominee. You will need your assigned 16-digit control number to enter and participate in the virtual Annual Meeting. If your bank, brokerage firm or other nominee has not provided you with a 16-digit control number, please contact them for instructions on how to attend the virtual Annual Meeting.
2021 Proxy Statement	204

ANNEXES
Annex A	Agreement and Plan of Merger, dated as of November 7, 2020, by and among Navistar International Corporation, TRATON SE and Dusk Inc.

Annex B
Voting and Support Agreement, dated as of November 7, 2020, by and among TRATON SE, Dusk Inc. and Carl Icahn, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Onshore LP, Beckton Corp., Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc.

Annex C
Voting and Support Agreement, dated as of November 7, 2020, by and among TRATON SE, Dusk Inc. and MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP and MHR Institutional Partners III LP.

Annex D	Section 262 of the Delaware General Corporation Law.

Annex E	Opinion of J.P. Morgan Securities LLC, dated as of November 7, 2020.

Annex F	Opinion of PJT Partners LP, dated as of November 7, 2020.

Annex G	Opinion of Bank of America Europe DAC, dated as of November 7, 2020.

Annex H	Opinion of Goldman Sachs Bank Europe SE, dated as of November 7, 2020.
2021 Proxy Statement	205

ANNEX A - AGREEMENT AND PLAN OF MERGER
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER

dated as of

NOVEMBER 7, 2020

among

NAVISTAR INTERNATIONAL CORPORATION,

TRATON SE

and

DUSK INC.

2021 Proxy Statement	206

2021 Proxy Statement	A-i

2021 Proxy Statement	A-ii

2021 Proxy Statement	A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of November 7, 2020 among Navistar International Corporation, a Delaware corporation (the “Company”), TRATON SE, a Societas Europaea (“Parent”), and Dusk Inc., a Delaware corporation and a wholly owned indirect Subsidiary of Parent (“Merger Subsidiary”).
W I T N E S S E T H :
WHEREAS, the respective boards of directors of the Company and Merger Subsidiary have approved and deemed it advisable that the respective stockholders of the Company and Merger Subsidiary approve and adopt this Agreement pursuant to which, among other things, Parent or a Subsidiary of Parent, would acquire the Company by means of a merger of Merger Subsidiary with and into the Company on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the management and supervisory boards of Parent have approved and adopted this Agreement; and
WHEREAS, concurrently with the execution of this Agreement the Stockholders (as defined in the Support Agreements) have delivered to Parent, duly executed Support Agreements, agreeing to certain matters with respect to the Merger and the other transactions contemplated by this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01. Definitions. (a) As used herein, the following terms have the following meanings:
“1933 Act” means the Securities Act of 1933.
“1934 Act” means the Securities Exchange Act of 1934.
“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry by a Third Party relating to, or any Third Party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company and its Subsidiaries or 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company, (iii) a merger, consolidation, share exchange, business combination, sale of all or substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or (iv) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or that would reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby.
“Affiliate” means, with respect to an entity, any other entity controlling, controlled by or under common control with, such entity. The term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise.
“Applicable Date” means November 1, 2018.
“Applicable Law” means, with respect to any Person, any U.S. or non-U.S. federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling, directive, instruction, guideline, bulletin, manual, policy, standard, interpretation or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person.
“Bankruptcy and Equity Exception” means bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
“Business Day” means a day, other than Saturday, Sunday or any other day on which commercial banks in New York, New York or Munich, Germany are authorized or required by Applicable Law to close.
“CFIUS” means the Committee on Foreign Investment in the United States.
2021 Proxy Statement	A-1

“CFIUS Approval” means (a) the 45-day review period under Section 721 of Title VII of the Defense Production Act, as amended, and the regulations promulgated thereunder (“Section 721”) shall have expired and the parties shall have received notice from CFIUS that such review has been concluded and that either the transactions contemplated hereby do not constitute a “covered transaction” under Section 721 or there are no unresolved national security concerns, or (b) an investigation shall have been commenced after such 45-day review period and CFIUS shall have determined to conclude all action under Section 721 without sending a report to the President of the United States, and the parties shall have received notice from CFIUS that there are no unresolved national security concerns or (c) CFIUS shall have sent a report to the President of the United States requesting the President’s decision and the President shall have announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated hereby, or the time permitted by law for such presidential decision action shall have lapsed.
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.
“Code” means the Internal Revenue Code of 1986.
“Collective Bargaining Agreement” means any written or oral agreement, memorandum of understanding or other contractual obligation between the Company or any of its Subsidiaries and any labor organization or other authorized employee representative representing Service Providers.
“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of October 31, 2019 and the footnotes thereto set forth in the Company 10-K.
“Company Balance Sheet Date” means October 31, 2019.
“Company Benefit Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (ii) compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (iii) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation, other forms of incentive or deferred compensation or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits) or any other compensation or benefits, in each case whether or not written (x) that is sponsored, maintained, administered, contributed to (or required to be contributed to) or entered into by the Company or any of its controlled Affiliates for the current or future benefit of any current or former Service Provider or (y) for which the Company or any of its Subsidiaries has any direct or indirect liability.
“Company Disclosure Schedule” means the disclosure schedule dated as of the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Subsidiary.
“Company Employees” means, collectively, those individuals employed by the Company or any of its Subsidiaries as of the Closing.
“Company Financing Facilities” means (i) that certain Second Amended and Restated ABL Credit Agreement, dated as of August 4, 2017, among the Company, as borrower, Bank of America, N.A., as administrative agent, and the other lenders and financial institutions party thereto, (ii) that certain Third Amended and Restated Credit Agreement, dated as of May 27, 2016, among Navistar Financial Corporation, as U.S. borrower, and Navistar Financial, S.A. de C.V., Sociedad Financiera de Objeto Multiple, Entidad Regulada, as Mexican borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and financial institutions party thereto, as amended, (iii) that certain Indenture, dated as of November 2, 2011, between Navistar Financial Dealer Note Master Owner Trust II, as issuing entity, and Citibank, N.A., as indenture trustee, as amended on February 13, 2013 and January 26, 2015 (the “NAVMOT II Indenture”), (iv) that certain Series 2012-VFN Indenture Supplement, dated as of August 29, 2012, to Indenture, dated as of November 2, 2011, by and between Navistar Financial Dealer Note Master Owner Trust II, as issuing entity, and Citibank, N.A., as indenture trustee, as amended by that certain Amendment No. 1, dated as of September 13, 2013, that certain Amendment No. 2, dated as of January 26, 2015, that certain Amendment No. 3, dated as of May 31, 2017, that certain Amendment No. 4, dated as of November 28, 2018, and that certain Amendment No. 5, dated as of May 8, 2020 to NAVMOT II Indenture, (v) that certain Series 2019-1 Indenture Supplement, dated as of June 19, 2019 to NAVMOT II Indenture, (vi) that certain Series 2020-1 Indenture Supplement, dated as of July 30, 2020, to NAVMOT II Indenture (vii) that certain Receivables Purchase Agreement, dated as of May 23, 2014, by and among Truck Retail Accounts Corporation, Navistar Financial Corporation and Wells Fargo Bank, National Association, as amended by that certain Amendment No. 1, dated as of May 22, 2015, that certain Amendment No. 2, dated as of April 29, 2016, that certain Amendment No. 3, dated as of December 12, 2016, that certain Amendment No. 4, dated as of May 25, 2017, that certain Amendment No. 5, dated as of January 31, 2018, that certain Amendment No. 6, dated as of November 30, 2018, that certain Amendment No. 7, dated as of April 15, 2019, that certain Amendment No. 8, dated as of October 23, 2019, and that
2021 Proxy Statement	A-2

certain Amendment No. 9, January 30, 2020, (viii) that certain Note Purchase Agreement, dated as of August 29, 2012, by and among Navistar Financial Services Corporation, Navistar Financial Corporation, Bank of America, National Association, as a Managing Agent, the Administrative Agent and a Committed Purchaser, New York Life Insurance Company (formerly The Bank of Nova Scotia), as a Managing Agent and a Committed Purchaser, Liberty Street Funding LLC, as a Conduit Purchaser, Credit Suisse AG, New York Branch, as a Managing Agent, Credit Suisse AG, Cayman Islands Branch as a Committed Purchaser, and Alpine Securitization Corp., as a Conduit Purchaser, as amended by that certain Amendment No. 1, dated as of March 18, 2013, by that certain Amendment No. 2, dated as of September 13, 2013, by that certain Amendment No. 3, dated as of March 12, 2014, by that certain Amendment No. 4, dated as of January 26, 2015, by that certain Amendment No. 5, dated as of October 30, 2015, by that certain Amendment No. 6, dated as of February 24, 2016, by that certain Amendment No. 7, dated as of May 27, 2016, by that certain Amendment No. 8, dated as of November 18, 2016, by that certain Amendment No. 9, dated as of May 31, 2017, by that certain Amendment No. 10, dated as of December 21, 2017, by that certain Amendment No. 11, dated as of November 28, 2018, by that certain Amendment No. 12, dated as of April 12, 2019, and by that certain Amendment No. 13, dated as of May 8, 2020, (ix) that certain Navistar Financial, SA CV, SOFOM ERCP Program, with Bolsa Mexicana de Valores (Mexican Stock Exchange), pursuant to Original Authorization from the Mexican Stock Exchange dated October 23, 2018 and Authorization from the Mexican Stock Exchange to increase NFCx Commercial Paper Program, dated February 22, 2017, (x) that certain Revolving Credit Agreement, dated as of April 20, 2009, by and between Nacional Financiera, Sociedad Nacional de Crédito (hereafter NAFIN) and Navistar Financial, S.A. de C.V., SOFOM E.N.R., as amended by the First Amendment, dated as of August 19, 2009, the Second Amendment, dated as of December 20, 2011, the Third Amendment, dated as of April 19, 2012, the Fourth Amendment, dated as of December 27, 2012, the Fifth Amendment, dated as of October 25, 2013, the Sixth Amendment, dated as of September 30, 2014, the Seventh Amendment, dated as of August 7, 2017, the Eighth Amendment, dated as of October 15, 2018, and the Amendment for the Rescheduling of Credit Provisions, dated as of June 4, 2020, (xi) that certain Revolving Credit Agreement, dated as of August 6, 2012, by and between the Banco Nacional de Comercio Exterior, S.N.C. and Navistar Financial, S.A. de C.V. SOFOM E.N.R., as amended by the First Amendment, dated as of November 30, 2012, the Second Amendment, dated as of August 26, 2013, the Third Amendment, dated as of July 20, 2015, the Fourth Amendment and Restatement, dated as of March 4, 2016, the Fifth Amendment, dated as of June 15, 2017, the Sixth Amendment, dated as of June 18, 2018, and the Seventh Amendment, Debt Recognition and Restatement, dated as of September 14, 2020, (xii) that certain Trust Agreement, dated as of November 2, 2011, by and between Navistar Financial Securities Corporation, as Depositor, and Deutsche Bank Trust Company Delaware, as Owner Trustee (xiii) that certain Pooling and Servicing Agreement, dated November 2, 2011, by and among Navistar Financial Corporation, as Servicer, Navistar Financial Securities Corporation, as Depositor, and Navistar Financial Dealer Note Master Owner Trust II, as Issuing Entity, amended February 13, 2013, November 13, 2014, April 12, 2019 and October 15, 2020, (xiv) Master Purchase Agreement, dated as of June 30, 2004, between Banc of America Leasing & Capital, LLC and International Truck Leasing Corp. (xv) BALC-NFC Lease Purchase Agreement, dated as of October 25, 2019, between Banc of America Leasing & Capital, LLC and Navistar Financial Corporation, in each case of clauses (i) through (xiv), as such facilities or agreements may be amended, restated, supplemented or otherwise modified from time to time in the ordinary course of business.
“Company Preferred Stock” means the preferred stock, $1.00 par value, of the Company.
“Company Stock” means the common stock, $0.10 par value, of the Company.
“Company Stock Plan” means the Navistar International Corporation 2004 Performance Incentive Plan (Amended and Restated as of April, 19, 2010), the Navistar International Corporation 2013 Performance Incentive Plan (Amended and Restated as of December 9, 2019), the Navistar International Corporation Executive Stock Ownership Plan (Amended and Restated as of May 15, 2013), and the Non-Employee Directors Deferred Fee Plan (Amended and Restated as of December 9, 2019).
“Company 10-K” means the Company’s annual report on Form 10-K for the fiscal year ended October 31, 2019, as filed with the SEC.
“Competition Laws” means the HSR Act and any other Applicable Law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Confidentiality Agreement” means the Confidentiality Agreement between the Company and Parent dated as of September 23, 2020, as amended from time to time.
“Contract” or “contract” means any contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, lease or license, in each case whether written or oral and excluding any Company Benefit Plan.
2021 Proxy Statement	A-3

“COVID-19” means the coronavirus pandemic known as COVID-19.
“COVID-19 Measures” means any Applicable Law, directive, guideline or recommendation promulgated by any U.S. industry group or Governmental Authority, in each case, in connection with or in response to COVID-19.
“DCSA Approval” means the approval by DCSA of the parties’ commitment letter to mitigate foreign ownership, control or influence with respect to the transactions contemplated by this Agreement in accordance with the National Industrial Security Program Operating Manual.
“Delaware Law” means the General Corporation Law of the State of Delaware.
“Environmental Laws” means any Applicable Law relating to the protection of the environment, human health and safety as it relates to exposure, or any pollutant, contaminant, waste or chemical or any other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance or material.
“Environmental Permits” means all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities relating to Environmental Laws.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.
“Fair Saleable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Company and its Subsidiaries were sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.
“Foreign Corrupt Practices Act” means the U.S. Foreign Corrupt Practices Act of 1977.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any U.S. or non-U.S. governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.
“Hazardous Substance” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance or material, or any substance or material having any constituent elements displaying any of the foregoing characteristics, including petroleum, its derivatives, by-products and other hydrocarbons, per- and polyfluoroalkyl substances, asbestos, asbestos-containing material and any substance or material regulated under or by any Environmental Law due to a potential for harm.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Intellectual Property” means any and all intellectual property or similar proprietary rights throughout the world, including with respect to (a) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, trade names and other indicia of origin, all applications and registrations for the foregoing and all goodwill associated therewith and symbolized thereby, including all renewals of same, (b) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues, (c) confidential information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists, (d) published and unpublished works of authorship, whether copyrightable or not (including, without limitation, databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all derivative works, moral rights, renewals, extensions, restorations and reversions thereof, (e) computer software (including source code, object code, firmware, operating systems and specifications) and (f) databases and data.
“International Plan” means any Company Benefit Plan that covers Service Providers located primarily outside of the United States.
“IRS” means the Internal Revenue Service.
“IT Assets” means any and all computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment and all associated documentation.
2021 Proxy Statement	A-4

“Knowledge” means (i) with respect to Parent, the actual knowledge, after reasonable inquiry, of any of the officers of Parent listed on Section 1.01(a)(i) of the Parent Disclosure Schedule and (ii) with respect to the Company, the actual knowledge, after reasonable inquiry, of any of the officers of the Company whose names are listed on Section 1.01(a)(ii) of the Company Disclosure Schedule; provided that, for the avoidance of doubt, such reasonable inquiry shall not require such individuals to conduct (or have conducted) any Intellectual Property searches or analyses (including clearance or prior art searches) or opinions (including freedom-to-operate opinions), or scans or other investigations with respect to IT Assets.
“Lien” means any lien, charge, pledge, security interest, claim or other encumbrance.
“Material Adverse Effect” means any change, event, occurrence or effect that, individually or in the aggregate with any other changes, events, occurrences or effects, (i) has a material adverse effect on the business, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (ii) prevents, materially impedes or materially delays the consummation by the Company of the transactions contemplated by this Agreement; provided that none of the following shall constitute or be taken into account in determining whether there has been, is or would be a Material Adverse Effect:
(i) any change, event, occurrence or effect affecting the industries in which the Company or any of its Subsidiaries operate or in which their products are used or distributed;
(ii) any change, event, occurrence or effect in global, national or regional political conditions (including any acts of war (whether or not declared), civil disobedience, political conditions (including trade practices and policies, regulatory conditions, elections and proclamations of public officials), hostilities, sabotage, terrorism, military or police actions or the escalation of any of the foregoing (whether perpetrated or encouraged by a state or non-state actor or actors));
(iii) any change, event, occurrence or effect in currency exchange, interest or inflation rates or in general economic, business, regulatory, political or market conditions or in national or global financial or capital markets;
(iv) any adoption, proposal, implementation or change in Applicable Law or any interpretation of Applicable Law by any Governmental Authority;
(v) any change in GAAP (or comparable applicable national accounting standards) or the implementation or interpretation thereof;
(vi) any hurricane, flood, tornado, earthquake, or other weather or natural disaster, or any national or global outbreak of illness or other national or global public health event (including COVID-19) and the governmental responses thereto (including any COVID-19 Measures);
(vii) any matter that has been disclosed in the Company Disclosure Schedule;
(viii) any actions required to be taken or to not be taken, as the case may be, by the Company or any of its Subsidiaries pursuant to this Agreement or any action taken (or omitted to be taken) at the written request of Parent or taken with Parent’s written consent;
(ix) any actions taken by Parent or any of its Affiliates or representatives;
(x) the negotiation, execution, announcement or performance of this Agreement, the Support Agreements and the transactions contemplated by this Agreement, including any change related to the identity of Parent, or facts and circumstances relating thereto, any loss or threatened loss of, or adverse change or threatened adverse change in, the relationship of the Company or any of its Subsidiaries with any of their current or prospective suppliers, customers, wholesalers, service providers, distributors, licensors, licensees, regulators, employees, creditors, stockholders or other third parties; provided that the exception in this clause (x) shall not apply to the term “Material Adverse Effect” as used in Section 4.04(b);
(xi) any change in the market price or trading volume of any securities of the Company (it being understood that any cause underlying such change in market price (other than any change, event, occurrence or effect described in clauses (i) through (x) and clauses (xii) through (xiii)) may be taken into account in determining whether a Material Adverse Effect has occurred);
(xii) the failure of the Company or its Subsidiaries to meet any internal or public projections, forecasts, guidance or estimates, including revenues or earnings (it being understood that any cause underlying such failure (other than any change, event, occurrence or effect described in clauses (i) through (xi) and clause (xiii)) may be taken into account in determining whether a Material Adverse Effect has occurred); and
2021 Proxy Statement	A-5

(xiii) any change in the credit ratings of the Company or any of its Subsidiaries (it being understood that any cause underlying such change in credit rating (other than any change, event, occurrence, or effect described in clauses (i) through (xii)) may be taken into account in determining whether a Material Adverse Effect has occurred);
provided that with respect to clauses (i) through (vi), such exclusion shall only be applicable to the extent such matter does not have a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other companies in the industries in which the Company or its Subsidiaries operate that are of a similar size to the Company and its Subsidiaries, in which case such change, event, occurrence or effect shall be taken into account only to the extent of such materially disproportionate effect on the Company and its Subsidiaries taken as a whole.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) of ERISA.
“Navistar Defense LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Navistar Defense, dated as of December 31, 2018, by and among Navistar Defense, Navistar, Inc., International Truck and Engine Investments Corp. and Olive Investor, L.P and solely for the purposes of Section 9.2 therein, the Company.
“NYSE” means the New York Stock Exchange.
“Organizational Documents” means the certificates of incorporation and by-laws or comparable governing documents, each as in effect as of the date hereof.
“Owned Intellectual Property” means any and all Intellectual Property owned by the Company or any of its Subsidiaries.
“Parent Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by Parent to the Company.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Permitted Liens” means, collectively, (i) suppliers’, mechanics’, carriers’, workmen’s, legal hypothecs, repairmen’s, materialmen’s, warehousemen’s, construction and other similar Liens arising or incurred by operation of law or otherwise incurred in the ordinary course of business with respect to amounts not yet due and payable or which are being contested in good faith by appropriate proceedings; (ii) Liens for Taxes, utilities and other governmental charges that are not due and payable; (iii) requirements and restrictions of zoning, building and other similar requirements or restrictions or applicable land use laws and municipal bylaws, and development, site plan, subdivision or other agreements with municipalities which are not violated by the current use and operation of the real property (except for any violations that would not, individually or in the aggregate, materially affect the use and occupancy of the subject real property as currently used and occupied); (iv) statutory Liens of landlords for amounts not due and payable or which are being contested in good faith by appropriate proceedings; (v) Liens incurred in the ordinary course of business in connection with any purchase money security interests, letters of credit, equipment leases or similar financing arrangements; (vi) the reservations, limitations, rights, provisos and conditions, if any, expressed in any grant or permit from any Governmental Authority or any similar authority including those reserved to or vested in any Governmental Authority; (vii) Liens that do not materially detract from the value of such property based upon its current use or interfere in any material respect with the current use, operation or occupancy by the Company or any Subsidiary of such property; (viii) if any, Liens securing the obligations of the Company and the Subsidiaries under existing indebtedness and, for purposes of Section 6.01(g), any renewal, extension, refinancing or replacement of such indebtedness permitted under Section 6.01(i); (ix) Liens on Shy “Principal Properties” permitted under Section 7.6 of the 1993 Shy Retiree Health Benefit and Life Insurance Plan; (x) with respect to the real property, (A) easements, quasi-easements, licenses, covenants, rights-of-way, rights of re-entry or other similar restrictions, including any other agreements, conditions or restrictions that would be shown by a current title report or other similar report or listing, which do not materially impair the occupancy, use or value of the subject real property for the purposes for which it is currently used in connection with the Company’s business, and (B) any conditions that may be shown by a current survey or physical inspection, which do not materially impair the occupancy, use or value of the subject real property for the purposes for which it is currently used in connection with the Company’s business; and (xi) licenses, covenants not to sue or similar rights granted with respect to Intellectual Property.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the U.S. Securities and Exchange Commission.
2021 Proxy Statement	A-6

“Section 203 Agreement” means the agreement relating to certain provisions of Section 203 of Delaware Law by and between the Company and Parent dated as of September 5, 2016.
“Series B Stock” means the Series B Nonconvertible Junior Preference Stock, $1.00 par value, of the Company.
“Series D Stock” means the Series D Convertible Junior Preference Stock, $1.00 par value, of the Company.
“Service Provider” means any director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries.
“Solvent” means, when used with respect to any Person, that, as of any date of determination, (a) the amount of the Fair Saleable Value of the assets of such Person and its Subsidiaries, taken as a whole, on a going concern basis will, as of such date, exceed (i) the value of all liabilities of such Person and its Subsidiaries, taken as a whole, including contingent and other liabilities as of such date and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured (in each case, determined in accordance with GAAP consistently applied), (b) as of such date, such Person and its Subsidiaries, taken as a whole, will not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged following such date and (c) as of such date, such Person, and its Subsidiaries, taken as a whole, will be able to pay their liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, each of the phrases “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person and its Subsidiaries, taken as a whole, will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet their obligations as they become due.
“Stockholder Agreement” means the stockholder agreement by and among Parent and the Company dated as of September 5, 2016.
“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.
“Support Agreements” means the voting and support agreements, dated as of the date hereof, executed by the Stockholders (as defined in each Support Agreement).
“Tax” (including, with correlative meaning, the term “Taxes”) means (i) all U.S. and non-U.S. federal, state or local income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value-added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed by any Governmental Authority (a “Taxing Authority”) responsible for the imposition of such taxes with respect to such amounts, and any liability for any of the foregoing as transferee, (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of the Company or any of its Subsidiaries for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amount imposed on any Person of the type described in (i) or (ii) as a result of any existing express or implied agreement or arrangement (including an indemnification agreement or arrangement).
“Tax Return” means any report, return, document, declaration or other information or filing supplied or required to be supplied to any Taxing Authority with respect to Taxes (including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information) including all amendments thereto.
“Tax Sharing Agreements” means all existing agreements or arrangements (whether or not written) binding the Company or any of its Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit (other than (i) an agreement or arrangement exclusively between or among the Company and its Subsidiaries or among the Company’s Subsidiaries, or (ii) pursuant to the customary provisions of an agreement entered into in the ordinary course of business the primary purpose of which is not related to Taxes).
2021 Proxy Statement	A-7

“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.
“WARN” means the Worker Adjustment and Retraining Notification Act and any comparable foreign, U.S. state or local law.
“Willful Breach” means, with respect to any representation, warranty, agreement or covenant set forth in this Agreement, an intentional action or omission by a party (a) that causes such party to be in breach of such representation, warranty, agreement or covenant and (b) where such party knew, or reasonably should have known, at the time such intentional action or omission is or would constitute a breach, or would reasonably be expected to result in a breach, of such representation, warranty, agreement or covenant.
2021 Proxy Statement	A-8

(b) Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Adverse Recommendation Change	6.03
Agreement	Preamble
Annual Meeting	6.02(c)
Certificates	2.03
CFIUS Filing Request	8.01(c)
CFIUS Notice	8.01(c)
Closing	2.01(b)
Closing Date	2.01(b)
Common Merger Consideration	2.02(a)
Company	Preamble
Company Board	4.03(b)
Company Board Recommendation	4.03(b)
Company Financial Statements	4.06(d)
Company Permits	4.10(a)
Company Proxy Statement	4.13(a)
Company Restricted Share	2.04(b)
Company Restricted Stock Awards	2.04(b)
Company RSU	2.04(b)
Company SEC Documents	4.06(a)
Company Securities	6.01(d)
Company Stock Options	2.04(a)
Company Stockholder Approval	4.03(a)
Company Stockholder Meeting	6.02(a)
DCSA	4.04(a)
D&O Insurance	7.03(c)
Effective Time	2.01(c)
Employment Law	4.19(a)
End Date	10.01(b)(i)
Exchange Agent	2.03(a)
Expense Reimbursement	11.04(c)
Financing	6.06(a)
FOCI Mitigation	8.01(d)
Indemnified Person	7.03(a)
Intervening Event	6.03(b)(ii)
J.P. Morgan	4.20
Leased Real Property	4.14(c)
Merger	2.01(a)
Merger Consideration	2.02(e)
Merger-Related Litigation	6.07
Merger Subsidiary	Preamble
Navistar Defense	8.01(c)
Order	9.01(b)
Other Indemnitors	7.03(f)
Owned Real Property	4.14(c)
Parent	Preamble
PJT Partners	4.20
Representatives	6.03(a)
Required Governmental Approvals	4.04(a)
Sanctions	4.10(c)
2021 Proxy Statement	A-9

Term	Section
Schedule 13E-3	4.13(b)
Section 721	1.01
Series B Director	3.03
Series D Merger Consideration	2.02(e)
Significant Contract	4.11(a)
Significant Lease	4.14(b)
Significant Subsidiaries	4.05(a)
Subsidiary Securities	6.01(d)
Superior Proposal	6.03
Surviving Corporation	2.01(a)
Taxing Authority	1.01
Termination Fee	11.04(b)(i)
Uncertificated Shares	2.03(a)
Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules, regulations or interpretations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Unless otherwise specified in this Agreement, when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. References to a number of days shall refer to calendar days unless Business Days are specified. Unless otherwise specified in this Agreement, the term “dollars” and the symbol “$” mean U.S. dollars for purposes of this Agreement and all amounts in this Agreement shall be paid in U.S. dollars, and if any amounts, costs, fees or expenses incurred by any party pursuant to this Agreement are denominated in a currency other than U.S. dollars, to the extent applicable, the U.S. dollar equivalent for such costs, fees and expenses shall be determined by converting such other currency to U.S. dollars at the foreign exchange rates published in The Wall Street Journal or, if not reported thereby, another authoritative source reasonably determined by the Company, in effect at the time such amount, cost, fee or expense is incurred, and if the resulting conversion yields a number that extends beyond two decimal points, rounded to the nearest penny.
ARTICLE 2
THE MERGER
Section 2.01. The Merger. (a) At the Effective Time, Merger Subsidiary shall be merged (the “Merger”) with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”).
(b) The closing of the Merger (the “Closing”) shall take place in New York City at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 10017 on the tenth Business Day after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the
2021 Proxy Statement	A-10

satisfaction or, to the extent permitted by Applicable Law, waiver of such conditions by the party or parties entitled to the benefit thereof at the Closing) have been satisfied or, to the extent permitted by Applicable Law, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree; provided that Parent shall not be required to effect the Closing prior to July 1, 2021 (the date on which the Closing occurs, the “Closing Date”).
(c) At the Closing, subject to confirmation of the receipt of the Merger Consideration, the Company shall file a certificate of merger with the Delaware Secretary of State. The Merger shall become effective at such time (the “Effective Time”) as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be agreed by Parent and the Company and specified in the certificate of merger).
(d) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.
Section 2.02. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:
(a) Except as otherwise provided in Section 2.02(b), Section 2.02(c) or Section 2.08, each share of Company Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $44.50 in cash, without interest (the “Common Merger Consideration”), upon the terms and subject to the conditions set forth herein. As of the Effective Time, all such shares of Company Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Common Merger Consideration to be paid in accordance with Section 2.03, without interest.
(b) Each share of Company Stock held by the Company as treasury stock (other than shares in a Company Benefit Plan) shall be canceled for no consideration, and no payment shall be made with respect thereto.
(c) All of the shares of Company Stock owned by Parent or any Subsidiary of Parent immediately prior to the Effective Time (other than shares held for the account of clients, customers or other Persons) shall be converted into and become one issued and outstanding share of common stock of the Surviving Corporation.
(d) The sole share of Series B Stock, issued and outstanding immediately prior to the Effective Time, shall be unaffected by the Merger and shall remain outstanding as one share of Series B Stock of the Surviving Corporation with the same rights, powers, preferences and privileges attributable to the sole share of Series B Stock immediately prior to the Effective Time.
(e) Except as otherwise provided in Section 2.02(b) or Section 2.08, each share of Series D Stock outstanding immediately prior to the Effective Time shall be converted into an amount in cash, without interest, equal to the portion of the Common Merger Consideration that would have been payable in respect of such share of Series D Stock under Section 2.02(a) had such share of Series D Stock converted into Company Stock pursuant to the terms of the certificate of incorporation of the Company as in effect immediately prior to the Effective Time (the “Series D Merger Consideration” and, together with the Common Merger Consideration, the “Merger Consideration”), upon the terms and subject to the conditions set forth herein. As of the Effective Time, all such shares of Series D Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Series D Merger Consideration to be paid in accordance with Section 2.03, without interest.
(f) Each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one issued and outstanding share of common stock of the Surviving Corporation and shall, along with the sole share of Series B Stock and the shares resulting from the conversion of shares pursuant to Section 2.02(c), constitute the only outstanding shares of capital stock of the Surviving Corporation immediately following the Effective Time.
Section 2.03. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint an agent (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of Company Stock or Series D Stock (the “Certificates”) or (ii) uncertificated shares of Company Stock or Series D Stock (the “Uncertificated Shares”). Prior to the Effective Time, Parent shall make available, or shall cause to be made available, to the Exchange Agent the Merger Consideration to be paid in respect of the shares of Company Stock and Series D Stock represented by Certificates and the Uncertificated Shares. Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send,
2021 Proxy Statement	A-11

to each holder of shares of Company Stock or Series D Stock immediately prior to the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or surrender of the Uncertificated Shares to the Exchange Agent) for use in such exchange.
(b) Each holder of shares of Company Stock or Series D Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of surrender as the Exchange Agent may reasonably request) in the case of a surrender of Uncertificated Shares, the Merger Consideration in respect of the Company Stock or Series D Stock represented by a Certificate or Uncertificated Share. Until so surrendered, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.
(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly surrendered and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. If, after the Effective Time, Certificates or Uncertificated Shares are surrendered to the Surviving Corporation or the Exchange Agent in accordance with this Section 2.03 by any holder of shares of Company Stock or Series D Stock as of immediately prior to the Effective Time who has not theretofore complied with the requirements of this Section 2.03, such former holder shall look only to the Surviving Corporation as a general creditor thereof for the payments provided in this Article 2 in respect thereof, without interest.
(d) After the Effective Time, there shall be no further registration of transfers of shares of Company Stock or Series D Stock outstanding immediately prior to the Effective Time.
(e) Notwithstanding anything herein to the contrary, any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) that remains unclaimed by the former holders of shares of Company Stock or Series D Stock one year after the Effective Time shall be returned to Parent or, at the request of Parent, a Subsidiary of Parent, and any such holder who has not theretofore complied with the requirements of this Section 2.03 with respect to such shares of Company Stock or Series D Stock for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent as a general creditor thereof for the payments provided in this Article 2 in respect thereof for payment of the Merger Consideration in respect of such shares, without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any former holder of shares of Company Stock or Series D Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Notwithstanding anything herein to the contrary, any amounts remaining unclaimed by former holders of shares of Company Stock or Series D Stock two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by Applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.
(f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) to pay for shares of Company Stock or Series D Stock for which appraisal rights have been perfected shall be returned to Parent.
Section 2.04. Company Awards.
(a) At or immediately prior to the Effective Time, each option to purchase shares of Company Stock (each, a “Company Stock Option”) that is then-outstanding under any Company Stock Plan, whether or not exercisable or vested, shall automatically and without any action on behalf of the holder thereof be canceled, and the Company shall pay the holder of such Company Stock Option an amount in cash determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Company Stock Option by (ii) the number of shares of Company Stock underlying such Company Stock Option (assuming full vesting of the Company Stock Option) had such holder exercised the Company Stock Option in full immediately prior to the Effective Time. For the avoidance of doubt, each Company Stock Option with an exercise price that is equal to or greater than the Merger Consideration shall be canceled without any consideration to the holder thereof.
2021 Proxy Statement	A-12

(b) At or immediately prior to the Effective Time, (i) each award of Company Stock that is subject to vesting or other forfeiture conditions (each, a “Company Restricted Share”), and (ii) each restricted stock unit entitling the holder to delivery of shares of Company Stock, subject to satisfaction of vesting or other forfeiture conditions, whether settled in cash or in stock (each, a “Company RSU” and together with the Company Restricted Shares, the “Company Restricted Stock Awards”), that is then-outstanding under any Company Stock Plan, whether or not vested, shall automatically and without any action on behalf of the holder thereof be canceled, and the Company shall pay the holder an amount in cash equal to the product of the Merger Consideration and the number of shares of Company Stock represented by such Company Restricted Stock Award. Notwithstanding the foregoing, with respect to any Company RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Company Stock Plan and applicable award agreement that will not trigger a Tax or penalty under Section 409A of the Code.
(c) At or immediately prior to the Effective Time, each performance cash unit (and not, for the avoidance of doubt, any restricted cash unit whose terms provide only for service-based vesting) entitling the holder to delivery of cash that is subject to performance and to the satisfaction of vesting or other forfeiture conditions that is then-outstanding under any Company Stock Plan, shall be amended to provide that the applicable performance conditions are deemed to have been achieved at the greater of target or actual performance, with such performance cash unit to otherwise remain outstanding subject to its existing terms and conditions.
(d) Prior to the Effective Time, the Company shall use best efforts to take any actions necessary to effectuate the treatment of the Company Stock Options or Company Restricted Stock Awards contemplated by this Section 2.04. Except as provided in the last sentence of each of Sections 2.04(b) and (c), all payments under this Section 2.04 shall be made at or as soon as practicable after the Effective Time, pursuant to the Company’s ordinary payroll practices, and shall be subject to any applicable withholding.
Section 2.05. Adjustments. Without limiting or affecting any of the provisions of Section 6.01, if, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, subdivision, stock split, reverse stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, but excluding any change that results from any exercise of options outstanding as of the date hereof to purchase shares of Company Stock granted under the Company’s stock option or compensation plans or arrangements, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to eliminate the effect of such event on the aggregate Merger Consideration payable pursuant to this Agreement.
Section 2.06. Withholding Rights. Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to any Person pursuant to this Article 2 such amounts as may be required to be deducted and withheld with respect to the making of such payment under any provision of federal, state, local or non-U.S. Tax law. If the Exchange Agent, the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock or Series D Stock in respect of which the Exchange Agent, the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.
Section 2.07. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock or Series D Stock represented by such Certificate, as contemplated by this Article 2.
Section 2.08. Dissenting Shares. Notwithstanding Section 2.02, shares of Company Stock, Series B Stock or Series D Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Delaware Law and not otherwise waived or lost his, her or its appraisal rights with respect to such shares shall not be converted into the right to receive the Merger Consideration payable in respect of such shares, unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses the right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the
2021 Proxy Statement	A-13

Merger Consideration payable in respect of such shares. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares, and Parent shall have the right to direct all negotiations and proceedings with respect to all such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.
ARTICLE 3
THE SURVIVING CORPORATION
Section 3.01. Certificate of Incorporation. By virtue of the Merger, at the Effective Time, the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be amended and restated in its entirety to read as set forth in Exhibit A attached hereto, and the certificate of incorporation, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation upon the Effective Time and until thereafter amended in accordance with Applicable Law.
Section 3.02. Bylaws. The bylaws of the Company shall be amended and restated at the Effective Time to read in their entirety as set forth in the bylaws of Merger Subsidiary in effect immediately prior to the Effective Time, except that all references therein to Merger Subsidiary shall be amended to become references to the Surviving Corporation, and the bylaws, as so amended and restated, shall be the bylaws of the Surviving Corporation upon the Effective Time and until thereafter amended in accordance with the bylaws and Applicable Law.
Section 3.03. Directors and Officers. At the Effective Time, the parties shall take all requisite actions (including obtaining resignations of the Company’s current directors other than the director elected by the holder of the Series B Stock (the “Series B Director”)) so that from and after the Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with Applicable Law or their earlier resignation, removal or disqualification, (i) the directors of the Surviving Corporation shall be the persons serving as the directors of Merger Subsidiary and the Series B Director as of immediately prior to the Effective Time and (ii) the officers of the Company as of immediately prior to the Effective Time shall be the officers of the Surviving Corporation.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Subject to Section 11.05, except (i) as disclosed in any Company SEC Document filed on or after the Applicable Date and before the date of this Agreement or (ii) as set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent that:
Section 4.01. Organization, Good Standing and Qualification. The Company (i) is a legal entity duly organized, validly existing and in good standing under Delaware Law, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (iii) is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except in the case of clause (ii) or clause (iii) where the failure to be so qualified or in good standing, or to have such power or authority, would not reasonably be likely to have a Material Adverse Effect. The Company has heretofore made available to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as in effect on the date of this Agreement.
Section 4.02. Capital Structure. (a) The authorized capital stock of the Company consists of 220,000,000 shares of Company Stock, 30,000,000 shares of Company Preferred Stock, and 10,000,000 shares of preference stock, par value of $1.00 per share. As of the close of business on November 5, 2020, 99,576,146 shares of Company Stock (excluding Company Restricted Shares), one share of Series B Stock and 70,182 shares of Series D Stock were outstanding. As of the close of business on November 5, 2020, other than Company Stock Options to purchase an aggregate of 1,015,029 shares of Company Stock (assuming full vesting of any Company Stock Options subject to performance- or market-based conditions), no Company Restricted Shares, Company RSUs relating to an aggregate of 306,515 shares of Company Stock, deferred stock units relating to an aggregate of 59,645 shares of Company Stock, 5,330,701 shares of Company Stock reserved for issuance under the Company Stock Plans or with respect to outstanding equity awards issued under the Company Stock Plans (including restricted shares issued after the close of business on November 5, 2020) and 21,932 shares of Company Stock reserved for issuance upon the conversion of the Series D Stock, the Company has no shares of Company Stock reserved for issuance. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Stock Option or Company Restricted Stock Award will be, duly authorized and validly issued, fully paid and nonassessable and free of
2021 Proxy Statement	A-14

preemptive rights. Section 4.02(a) of the Company Disclosure Schedule contains a complete and correct list of each Company Stock Option and Company Restricted Stock Award, including, as applicable, the holder (or identification number), date of grant, exercise price, vesting schedule and number of shares of Company Stock subject thereto.
(b) The Company does not have any outstanding bonds, debentures, notes, other indebtedness or obligations, the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Except as set forth in this Section 4.02 and except for convertible securities issued in accordance with Section 6.01(d) after the date hereof, there are no issued, reserved for issuance or outstanding preemptive or other outstanding rights, warrants, calls, options, conversion rights, stock appreciation rights, redemption rights, repurchase rights, other rights to acquire from the Company, agreements, arrangements, commitments or rights of any kind that obligate the Company to issue or sell any shares of capital stock or other securities of the Company, or securities or obligations convertible into or exchangeable for or giving any Person a right to subscribe for or acquire, any shares of capital stock or other securities of the Company. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any of the foregoing securities.
Section 4.03. Authority; Approval.
(a) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of the same by Parent and Merger Subsidiary, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception. Except for the Company Stockholder Approval, this Agreement and the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. The adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Stock is the only vote or consent of the holders of any of the Company’s capital stock necessary to authorize this Agreement, the Merger or the other transactions contemplated hereby (the “Company Stockholder Approval”).
(b) At meetings duly called and held, the Company’s board of directors (the “Company Board”) has (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company’s stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, (iii) approved and adopted any approvals or waivers necessary to render the Stockholders Agreement and the Section 203 Agreement inapplicable to the transactions contemplated hereby and (iv) resolved to recommend approval and adoption of this Agreement by the stockholders of the Company (such recommendation, the “Company Board Recommendation”).
Section 4.04. Governmental Filings; No Violations.
(a) Other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) filings under the HSR Act, (iii) filings, consents, approvals, authorizations, clearances or other actions under the other Competition Laws, foreign investment laws or required by the Defense Counterintelligence and Security Agency of the Department of Defense (“DCSA”) (collectively, the “Required Governmental Approvals”), (iv) compliance with any applicable requirements of the 1934 Act and any other applicable U.S. state or federal securities laws and (v) compliance with any applicable requirements of the NYSE, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any Governmental Authority in connection with the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except those that the failure to make or obtain would not reasonably be likely to have a Material Adverse Effect.
(b) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, assuming (solely with respect to performance of this Agreement and consummation of the Merger) the Company Stockholder Approval is obtained and the waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by clauses (i) through (v) of Section 4.04(a) expire, are made or are obtained, as applicable, do not and will not (i) result in a breach or violation of, or a default under, the Organizational Documents of the Company or any of its Subsidiaries, (ii) with or without notice, lapse of time or both, result in a breach or violation of, a termination (or right of termination) or default under, the triggering of any rights under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of the Company or any of its Subsidiaries pursuant to any Significant Contract not otherwise terminable by the other party thereto on
2021 Proxy Statement	A-15

ninety (90) days’ or less notice binding upon the Company or any of its Subsidiaries or (iii) result in a breach or violation under any Applicable Laws to which the Company or any of its Subsidiaries is subject; except, in the case of clause (ii) or clause (iii), for any such breach, violation, termination, default, creation, acceleration or change that would not reasonably be likely to have a Material Adverse Effect.
Section 4.05. Subsidiaries. (a) Each Significant Subsidiary of the Company (i) is a legal entity duly organized, validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, (ii) has all requisite organizational powers and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (iii) is qualified to do business and is in good standing as a legal entity in each jurisdiction where the ownership, leasing, or operation of its assets or properties or conduct of its business requires such qualification, except to the extent the failure to be so qualified or in good standing, or to have such power or authority, would not reasonably be likely to have a Material Adverse Effect. All “significant subsidiaries” of the Company, as defined in Rule 1-02 of Regulation S-X of the 1934 Act, and their respective jurisdictions of organization are identified in the Company 10-K (such Subsidiaries, the “Significant Subsidiaries”).
(b) All of the outstanding capital stock of or other voting securities of, or ownership interests in, each Significant Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests) other than Liens pursuant to applicable securities Laws and Liens set forth in any certificate of incorporation, bylaws, stock certificate or other organizational document or other Contract made available to Parent. There are no issued, reserved for issuance or outstanding preemptive or other outstanding rights, warrants, calls, options, conversion rights, stock appreciation rights, redemption rights, repurchase rights, other rights to acquire from any Significant Subsidiary of the Company, agreements, arrangements, commitments or rights of any kind that obligate the Company or any Significant Subsidiary of the Company to issue or sell any shares of capital stock or other securities of any Significant Subsidiary of the Company, or securities or obligations convertible into or exchangeable for or giving any Person a right to subscribe for or acquire, any shares of capital stock or other securities of any Significant Subsidiary of the Company.
(c) Except for the capital stock or other voting securities of, or ownership interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person.
Section 4.06. SEC Reports and Financial Statements. (a) The Company has filed with or furnished to the SEC on a timely basis and made available to Parent all reports, schedules, forms, statements, prospectuses, registration statements, registration exemptions, if applicable, definitive proxy statements and other documents (together with all amendments thereof and supplements thereto) required to be filed or furnished by the Company pursuant to the 1933 Act or the 1934 Act with the SEC (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”) since the Applicable Date. As of their respective dates, after giving effect to any amendments or supplements thereto prior to the date hereof, the Company SEC Documents (A) complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and to the extent applicable, the Sarbanes-Oxley Act of 2002 and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) The Company has established a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) that are reasonably designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has made available to Parent a summary of any such disclosure made by management to the Company’s auditors and audit committee since the Applicable Date until the date of this Agreement.
(c) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act). Such disclosure controls and procedures are reasonably designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which
2021 Proxy Statement	A-16

the periodic reports required under the 1934 Act are being prepared. Based on the Company’s most recent evaluation of disclosure controls and procedures prior to the date hereof, such disclosure controls and procedures are reasonably designed to timely communicate all material information required to be disclosed in the Company’s periodic and current reports required under the 1934 Act to the Company’s principal executive officer, principal financial officer or the individuals responsible for the preparation of such reports and allow such Persons to make timely decisions regarding required disclosures and to make the certifications required under the 1934 Act and the Sarbanes-Oxley Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. (d) Each of the audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any thereto) included or incorporated by reference in the Company SEC Documents (the “Company Financial Statements”) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of filing or furnishing the applicable Company SEC Document, was prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by the SEC on Form 8-K, Form 10-Q or any successor or like form under the 1934 Act) and fairly present (subject, in the case of the unaudited interim financial statements, to the absence of footnotes therein and to year-end audit adjustments), in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and their results of operations and cash flows for the respective periods then ended.
Section 4.07. Absence of Certain Changes. Since the Company Balance Sheet Date until the date hereof, (a) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of such businesses in all material respects and (b) there has not been any circumstance, occurrence or development which has had, or would reasonably be likely to have, a Material Adverse Effect.
Section 4.08. Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries, except for those that have not had, or would not reasonably be likely to have, a Material Adverse Effect.
Section 4.09. No Undisclosed Liabilities. There are no obligations or liabilities of any kind, whether or not accrued, contingent or otherwise, of the Company or any of its Subsidiaries other than: (i) as reflected or reserved against in the Company Financial Statements (and the notes thereto); (ii) obligations or liabilities incurred by the Company or its Subsidiaries since the Company Balance Sheet Date, in the ordinary course of business consistent with past practice that have not had and would not reasonably be likely to have a Material Adverse Effect; (iii) obligations or liabilities arising, permitted or contemplated under this Agreement or incurred in connection with the transactions contemplated by this Agreement; or (iv) for obligations or liabilities (A) under Contracts that are either listed on Section 4.11(a) of the Company Disclosure Schedule or are not required to be listed thereon, (B) under Company Stock Plans that are either listed on Section 4.18(a) of the Company Disclosure Schedule or are not required to be listed thereon and (C) under Collective Bargaining Agreements that are either listed on Section 4.19(b) of the Company Disclosure Schedule or are not required to be listed thereon, in each case excluding obligations and liabilities for any breach of any such Contract, Company Stock Plan or Collective Bargaining Agreement.
Section 4.10. Compliance with Laws and Court Orders; Licenses.
(a) Since the Applicable Date, the businesses of each of the Company and its Subsidiaries have not been conducted in violation of any Applicable Laws, and to the Knowledge of the Company, as of the date of this Agreement, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any Applicable Law, except for violations that would not reasonably be likely to have a Material Adverse Effect. Since the Applicable Date, each of the Company and its Subsidiaries has obtained and is in compliance with all permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Authority necessary to conduct its business as presently conducted, (the “Company Permits”), except those the absence of which would not reasonably be likely to have a Material Adverse Effect.
(b) Since the Applicable Date, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, employee, agent or representative of the Company or of any of its Subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value directly, or indirectly through an intermediary, to any “government official” (including any officer or employee of a government or government-owned or -controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action which
2021 Proxy Statement	A-17

would result in a violation by such persons of the Foreign Corrupt Practices Act, except as would not reasonably be likely to have a Material Adverse Effect. The Company and its Subsidiaries and controlled Affiliates have conducted their businesses in compliance with all applicable anti-corruption laws, including, without limitation, the Foreign Corrupt Practices Act, and have instituted and maintained and will continue to maintain policies and, procedures that are designed to provide reasonable assurance of compliance with such laws, in each case, except as would not reasonably be likely to have a Material Adverse Effect.
(c) Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company any of the directors, officers, employees, agents or representatives of the Company or any of its Subsidiaries, is, or is 50% or more owned or controlled by one or more Persons that are: (i) the subject of any sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC) or the U.S. Department of State, the United Nations Security Council, the European Union, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria), except as (A) otherwise authorized pursuant to Sanctions or (B) would not reasonably be likely to have a Material Adverse Effect.
(d) Since the Applicable Date, neither the Company nor any of its Subsidiaries has engaged in, directly or indirectly, any dealings or transactions with any Person, or in any country or territory, that, at the time of the dealing or transaction, is or was the subject of Sanctions, except as (i) otherwise authorized pursuant to Sanctions or (ii) would not reasonably be likely to have a Material Adverse Effect.
(e) Since the Applicable Date, the Company and its Subsidiaries have been in compliance with, and have not been penalized for, and, to the Knowledge of the Company, have not been under investigation with respect to or been threatened in writing to be charged with or been given written notice of any violation of, any applicable Sanctions, export controls, anti-trust or anti-money laundering law except as would not reasonably be likely to have a Material Adverse Effect.
Section 4.11. Significant Contracts.
(a) Section 4.11(a) of the Company Disclosure Schedule sets forth a list of each of the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets is bound as of the date hereof (each, a “Significant Contract”):
(i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);
(ii) any (A) Significant Lease or (B) Contract (or group of related Contracts with respect to a single transaction or series of related transactions) that involves future payments, performance or services or delivery of goods or materials to or by the Company or any of its Subsidiaries of any amount or value reasonably expected to exceed $100,000,000 in any future twelve (12) month period;
(iii) any Contract that contains an exclusivity or “most favored nation” provision or grants any right of first refusal, right of first offer, development rights or distribution rights (in each case that is in favor of the other party to the Contract and that purports to bind an Affiliate of the Company);
(iv) any Contract that (A) limits in any material respect the freedom of the Company or any of its Affiliates to compete in any line of business or geographic region, or with any Person, or otherwise restricts the research, development, manufacture, marketing, distribution or sale of any product or service by the Company or any of its Affiliates, or which could so limit the freedom or restrict the activities of Parent and its Affiliates after the Effective Time or (B) contains a non-solicitation obligation that is binding on the Company or any of its Subsidiaries vis-à-vis the employees of any other Person (other than Contracts with clients or vendors entered into in the ordinary course of business);
(v) each joint venture, partnership, collaboration, research and development project and other similar Contract that is material to the Company and its Subsidiaries, taken as a whole;
(vi) any Contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) pursuant to which the Company or any of its Subsidiaries has material continuing obligations, including “earn-outs” and indemnities;
(vii) any Contract pursuant to which the Company or any of its Subsidiaries has continuing obligations or interests (which for the avoidance of doubt does not include guarantees by the Company or any of its Subsidiaries)
2021 Proxy Statement	A-18

involving (A) “milestone” or other contingent payments in excess of $15,000,000, or (B) payment of royalties or other amounts calculated based upon any revenues or income of the Company or any of its Subsidiaries in excess of $5,000,000 in any fiscal year, in each case of clauses (A) and (B), that cannot be terminated by the Company or its Subsidiaries on ninety (90) days’ or less notice without material payment or penalty;
(viii) any Contract relating to indebtedness for borrowed money or any financial guarantee by the Company or any of its Subsidiaries with a principal amount in excess of $50,000,000 (whether incurred, assumed, guaranteed or secured by any asset), other than Contracts solely among the Company and/or any of its wholly owned Subsidiaries;
(ix) any Contract relating to any swap, forward, futures, warrant, option or other derivative transaction;
(x) each Contract pursuant to which the Company or any of its Subsidiaries (A) obtains the right to use, or a covenant not to be sued under, any Intellectual Property material to the conduct of its business as presently conducted (excluding licenses for commercial off-the-shelf software or technology services that are generally available on nondiscriminatory pricing terms) or (B) grants the right to use, or a covenant not to be sued under, any Intellectual Property material to the conduct of its business as presently conducted (excluding nonexclusive licenses granted to customers, suppliers or third-party contractors in the ordinary course of business);
(xi) any Contract with any sole-source supplier of material tangible products or services, or any supplier of such products or services that (A) cannot be obtained from another source and (B) the termination or non-renewal of which, would reasonably be likely to have a material and adverse effect on the applicable product;
(xii) any settlement or similar agreement to which the Company or any of its Subsidiaries is subject which (i) requires future performance by the Company or any of its Subsidiaries and (ii) is material to the Company and its Subsidiaries, taken as a whole;
(xiii) any Contract between the Company or any of its Subsidiaries, on the one hand, and any officer, director or Affiliate (other than a wholly owned Subsidiary) of the Company or any of its Subsidiaries or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the 1934 Act), on the other hand, including any Contract pursuant to which the Company or any of its Subsidiaries has an obligation to indemnify such officer, director, Affiliate, associate or immediate family member;
(xiv) any stockholders, voting, voting trust, investors’ rights, registration rights or similar agreement or arrangement;
(xv) any material Contract with a Governmental Authority, other than (A) Contracts for the ordinary course sale of goods, materials or services to state, local or municipal Governmental Authorities and (B) sale orders through the U.S. General Services Administration Multiple Award Schedules program as governed by the U.S. Federal Acquisition Regulation Part 38;
(xvi) each Contract that would reasonably be likely to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement; and
(xvii) each Contract under which the consequences of a default or termination would reasonably be likely to have a Material Adverse Effect.
(b) Each of the Significant Contracts is valid and binding on the Company or its Subsidiaries, as the case may be, and, to the Company’s Knowledge, each other party thereto, and is in full force and effect, in each case, subject to the Bankruptcy and Equity Exception, except for such failures to be valid and binding or to be in full force and effect as would not reasonably be likely to have a Material Adverse Effect. As of the date hereof, there is no default under any such Contract by the Company or any of its Subsidiaries and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder by the Company or any of its Subsidiaries, in each case except as would not reasonably be likely to have a Material Adverse Effect.
Section 4.12. No Shareholder Rights Plan; Takeover Statutes. (a) There is no shareholder rights plan, “poison pill,” anti-takeover plan or other similar device, agreement or instrument in effect, to which the Company or any of its Subsidiaries is a party or otherwise bound. The Company has taken all action necessary to exempt the Merger, this Agreement and the transactions contemplated hereby from Section 203 of Delaware Law, and, accordingly, neither such Section nor any other
2021 Proxy Statement	A-19

anti-takeover or similar statute or regulation under Delaware Law applies or purports to apply to any such transactions. No other “fair price,” “moratorium,” “control share acquisition,” or other similar anti-takeover statute or regulation or any anti-takeover provision in the Company’s Organizational Documents is applicable to this Agreement or any of the transactions contemplated hereby.
(b) The Company has taken all action necessary (and has provided Parent with evidence of such) to render Section 5 of the Section 203 Agreement and Sections 4.1 and 5.1 of the Stockholder Agreement inapplicable to the Merger, this Agreement, and the transactions contemplated hereby.
Section 4.13. Disclosure Documents. (a) The proxy statement of the Company to be filed with the SEC in connection with the Merger (the “Company Proxy Statement”) and any amendment or supplement thereto will, when filed, comply as to form in all material respects, with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement and any amendments or supplements thereto are first mailed to the stockholders of the Company, and at the time such stockholders vote on approval and adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.13(a) will not apply to statements or omissions included or incorporated by reference in the Company Proxy Statement based upon information supplied by Parent, Merger Subsidiary or any of their respective representatives or advisors expressly for inclusion therein.
(b) The information supplied by the Company for inclusion or incorporation by reference in the Schedule 13E-3 or any amendment or supplement thereto shall not at the time the Schedule 13E-3 or any amendment or supplement thereto is filed with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used herein, “Schedule 13E-3” means the Rule 13E-3 Transaction Statement on Schedule 13E-3 to be filed with the SEC in connection with this Agreement.
Section 4.14. Properties. (a) Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries have good title to, or valid leasehold interests in, all property and assets reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, except as have been disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice, subject to no Liens other than Permitted Liens.
(b) Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) each lease, sublease or license under which the Company or any of its Subsidiaries leases, subleases or licenses any real property (x) with an annual aggregate lease payment with respect to such real property of more than $500,000 or (y) used by the Company or any of its Subsidiaries as a manufacturing facility, distribution center or warehouse (each such lease, sublease or license for real property in clause (x) or clause (y), a “Significant Lease”) is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Significant Lease, and neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Significant Lease that has not been resolved prior to the date hereof.
(c) Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, there are no material defects in the material real property owned in whole or in part by the Company and each Subsidiary (such real property, the “Owned Real Property”) and each real property leased pursuant to a Significant Lease (the “Leased Real Property”), and the Owned Real Property and Leased Real Property are in good operating condition and repair, other than normal wear and tear, in all material respects and are sufficient for the operation of the business of the Company, as currently conducted.
Section 4.15. Intellectual Property.
(a) Except as would not reasonably be likely to have a Material Adverse Effect, the Company or one of its Subsidiaries is the sole and exclusive owner of all the Owned Intellectual Property, in each case, free and clear of any Liens (other than Permitted Liens), and there exist no material restrictions on the disclosure, use, license or transfer of the Owned Intellectual Property.
(b) The Company and its Subsidiaries have sufficient rights to use all Intellectual Property used in or necessary to their business as presently conducted, except as would not reasonably be likely to have a Material Adverse Effect; provided that the foregoing is not and shall not constitute a representation or warranty regarding infringement,
2021 Proxy Statement	A-20

misappropriation or other violation of the Intellectual Property rights of any third party. The Owned Intellectual Property is (i) subsisting, and to the Company’s Knowledge, valid and enforceable, and (ii) not subject to any outstanding order, judgment or decree materially and adversely affecting the Company’s or its Subsidiaries’ use of, or its rights to, such Intellectual Property. To the Company’s Knowledge, during the three (3) year period prior to the date of this Agreement, the Company and its Subsidiaries have not infringed, misappropriated or otherwise violated the Intellectual Property rights of any third party, where such infringement or violation would reasonably be likely to have a Material Adverse Effect.
(c) Except as would not reasonably be likely to have a Material Adverse Effect, during the three (3) year period prior to the date of this Agreement, (i) no claims, proceedings or legal actions are pending against, or to the Company’s Knowledge, threatened in writing against, the Company or any of its Subsidiaries (A) alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of any Person or (B) challenging or seeking to deny, revoke or limit the Company’s or any of its Subsidiaries’ rights in any Owned Intellectual Property, and (ii) to the Company’s Knowledge, no Person is infringing, misappropriating or otherwise violating the rights of the Company or its Subsidiaries in any Owned Intellectual Property.
(d) The IT Assets owned or used by the Company or any of its Subsidiaries operate and perform in accordance with their documentation and functional specifications and otherwise as required by the Company and its Subsidiaries in connection with their business as presently conducted, except as would not reasonably be likely to have a Material Adverse Effect. The Company and its Subsidiaries have taken commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of such IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, including the implementation of commercially reasonable (i) data backup, (ii) disaster avoidance and recovery procedures, (iii) business continuity procedures and (iv) encryption and other security protocol technology. To the Company’s Knowledge, no Person has breached, gained unauthorized access to, used without authorization, interrupted, modified or corrupted such IT Assets (or any information or data stored therein or transmitted thereby), except as would not reasonably be likely to have a Material Adverse Effect.
(e) The Company and its Subsidiaries have at all times during the three (3) year period prior to the date of this Agreement complied and are currently in compliance with all Applicable Laws relating to privacy, data protection and the collection, use, storage, processing and disclosure of any personally identifiable information and user information gathered or accessed in the course of the operations of the Company or any of its Subsidiaries, except as would not reasonably be likely to have a Material Adverse Effect. The Company and its Subsidiaries have at all times during the three (3) year period prior to the date of this Agreement complied in all respects with all rules, policies and procedures established by the Company or any of its Subsidiaries from time to time with respect to the foregoing, except as would not reasonably be likely to have a Material Adverse Effect. During the three (3) year period prior to the date of this Agreement, no claims have been asserted or, to the Company’s Knowledge, threatened in writing, against the Company or any of its Subsidiaries by any Person alleging a violation of such Person’s privacy, personal or confidentiality rights under any such Applicable Laws, regulations, rules, policies or procedures, except as would not reasonably be likely to have a Material Adverse Effect.
(f) Except as would not reasonably be likely to have a Material Adverse Effect, the Company and its Subsidiaries have taken all commercially reasonable actions necessary to maintain and protect the Owned Intellectual Property, including any and all commercially reasonable actions necessary to protect any and all trade secrets included within Owned Intellectual Property.
Section 4.16. Environmental Matters. (a) Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect: (i) no notice, demand, request for information, citation, summons or complaint has been received, no order, judgment, decree or injunction has been issued or is otherwise in effect, no penalty has been assessed and no action, claim, suit, or proceeding is pending, or, to the Company’s Knowledge, threatened, nor is, to the Company’s Knowledge, any investigation pending or threatened, in each case with respect to the Company or any of its Subsidiaries that relates to any Environmental Law, Environmental Permit or Hazardous Substance; (ii) to the Company’s Knowledge, neither the Company nor any of its Subsidiaries (nor any of their respective predecessors) has incurred any liability under any Environmental Law or Environmental Permit; (iii) no Hazardous Substance has been discharged, disposed of, dumped, spilled, leaked, emitted or released at, on, under, to, in or from (A) any property or facility currently or, to the Company’s Knowledge, previously, owned, leased or operated by the Company or any of its Subsidiaries (or any of their respective predecessors) or (B) to the Company’s Knowledge, any property or facility to which any Hazardous Substance has been transported for disposal, recycling or treatment by or on behalf of, the Company or any of its Subsidiaries (or any of their respective predecessors), in
2021 Proxy Statement	A-21

each case other than in compliance with, and as would not reasonably be expected to result in liability under, any Environmental Law; and (iv) the Company and its Subsidiaries are, and have for the past three years been, in compliance with all Environmental Permits and Environmental Laws, which compliance includes obtaining and maintaining all Environmental Permits, and such Environmental Permits are valid and in full force and effect and, to the Company’s Knowledge, will not be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.
(b) The consummation of the transactions contemplated hereby requires no filings to be made or actions to be taken pursuant to the New Jersey Industrial Site Recovery Act or the “Connecticut Property Transfer Law” (Sections 22a-134 through 22-134e of the Connecticut General Statutes).
Section 4.17. Taxes. Except as would not reasonably be likely to have a Material Adverse Effect:
(a) All Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been prepared and filed when due in accordance with all Applicable Law, and all such Tax Returns are, or shall be at the time of filing, true and complete in all respects;
(b) The Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable (whether or not shown as due on any Tax Return), or, where payment is not yet due, has established in accordance with GAAP an adequate accrual for all Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books;
(c) There is no claim, audit, action, suit, proceeding or investigation now pending or, to the Company’s Knowledge, threatened against or with respect to the Company or any of its Subsidiaries in respect of any Tax or Tax asset;
(d) During the two-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code;
(e) No claim is currently outstanding by any Taxing Authority in a jurisdiction where the Company and/or the Company’s Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction;
(f) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4;
(g) There are no requests for rulings or determinations in respect of any Tax or Tax asset pending between the Company or any of its Subsidiaries and any Taxing Authority;
(h) There is no adjustment that would increase the Tax liability, or reduce any Tax asset, of the Company or any of its Subsidiaries that has been made, proposed or threatened in writing by a Taxing Authority during any audit with respect to an open taxable year;
(i) During the five-year period ending on the date hereof, (i) neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company or one of its Subsidiaries was the common parent; (ii) neither the Company nor any of its Subsidiaries is party to any Tax Sharing Agreement; (iii) no amount of the type described in clause (ii) or (iii) of the definition of “Tax” is currently payable by the Company or any of its Subsidiaries, regardless of whether such Tax is imposed on the Company or any of its Subsidiaries; and (iv) neither the Company nor any of its Subsidiaries has entered into any agreement or arrangement with any Taxing Authority with regard to the Tax liability of the Company or any of its Subsidiaries affecting any Tax period for which the applicable statute of limitations, after giving effect to extensions or waivers, has not expired;
(j) Neither the Company nor any of its Subsidiaries will be required to include any item or amount of income in, or exclude any item or amount of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (ii) “closing agreement,” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. income Tax law) entered into on or prior to the Closing Date, (iii) prepaid amount received on or prior to the Closing Date, (iv) installment sale or open transaction disposition made on or prior to the Closing Date or (v) election by the Company or any of its Subsidiaries under Section 108(i) of the Code made on or prior to the Closing Date;
2021 Proxy Statement	A-22

(k) There are no limitations on the utilization of the net operating losses, tax credit carryovers or other tax attributes of the Company under Section 382 through Section 384 of the Code or the separate return limitation year rules contained in the Treasury Regulations under Section 1502 of the Code, including any such limitations arising as a result of the consummation of the Merger contemplated by this Agreement; and
(l) No jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return has made a claim in writing that the Company or any of its Subsidiaries is required to file a Tax Return for such jurisdiction.
Section 4.18. Employee Benefit Plans.
(a) Section 4.18(a) of the Company Disclosure Schedule lists each material Company Benefit Plan (excluding any Company Benefit Plan solely providing benefits required by Applicable Law) and indicates whether such plan is an International Plan. For each Company Benefit Plan set forth in Section 4.18(a) of the Company Disclosure Schedule, the Company has made available to Parent a copy of such plan (or a description of the material terms thereof) and all amendments thereto and, as applicable: (i) the most recent annual report on Form 5500 (including all schedules and attachments thereto) filed with the IRS, (ii) the most recently prepared actuarial report, (iii) all material non-routine documents and correspondence relating thereto received from or provided to any Governmental Authority during the past two years, (iv) each trust agreement, insurance contract or other funding arrangement and (v) if such plan is an International Plan, documents that are substantially comparable (taking into account differences in Applicable Law and practices) to the documents required to be provided in clauses (i) through (v) to the extent reasonably available.
(b) Neither the Company nor any of its ERISA Affiliates (nor any predecessor of any such entity) has incurred, or reasonably expects to incur, any liability under subtitles B, C or D of Title IV of ERISA with respect to any ongoing, frozen or terminated “single-employer plan” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them or any ERISA Affiliate in an amount that would be material.
(c) Neither the Company nor any of its ERISA Affiliates (nor any predecessor of any such entity) has sponsored, maintained, administered or contributed to (or had any obligation to contribute to) a Multiemployer Plan in the last six (6) years.
(d) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or has applied to the IRS for such a letter within the applicable remedial amendment period or such period has not expired and, to the Company’s Knowledge, no circumstances exist that would adversely affect the qualification or tax exemption of any such Company Benefit Plan.
(e) Each Company Benefit Plan has been maintained in compliance with its terms and all Applicable Law, including ERISA and the Code and no action, suit, investigation, audit, proceeding or claim (other than routine claims for benefits) is pending against or involves or is threatened against or threatened to involve, any Company Benefit Plan before any arbitrator or any Governmental Authority, including the IRS, the U.S. Department of Labor or the PBGC, except, in each case, as would not reasonably be likely to have a Material Adverse Effect.
(f) Neither the Company nor any of its Subsidiaries has any current or projected liability for, and no Company Benefit Plan provides or promises, any post-employment or post-retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Service Provider (other than coverage mandated by Applicable Law, including COBRA).
(g) Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former Service Provider for any Tax incurred by such Service Provider pursuant to Section 409A or Section 4999 of the Code, due to the failure of any payment to be deductible under Section 280G of the Code, or that is otherwise material.
(h) All contributions, premiums and payments that are due have been made for each Company Benefit Plan within the time periods prescribed by the terms of such plan and Applicable Law, and all contributions, premiums and payments for any period ending on or before the Effective Time that are not due are properly accrued to the extent required to be accrued under applicable accounting principles, except, in each case, as would not reasonably be likely to have a Material Adverse Effect.
(i) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other event) will (i) entitle any current or former Service Provider to any material payment or benefit, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any
2021 Proxy Statement	A-23

Company Benefit Plan, (iii) result in any payment or benefit to be received by any current or former Service Provider that would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code or (iv) limit or restrict the right of the Company or any of its Subsidiaries or, after the Closing, Parent or any of its Affiliates, to merge, amend or terminate any Company Benefit Plan.
(j) Each International Plan (i) if intended to qualify for special Tax treatment, meets all the requirements for such treatment, and (ii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles, except, in each case, as would not reasonably be likely to have a Material Adverse Effect.
Section 4.19. Labor.
(a) The Company and its Subsidiaries are, and have been for the past three years, in compliance with all Applicable Laws relating to labor and employment, including, but not limited to, those relating to labor management relations, discrimination, sexual harassment, civil rights, affirmative action, immigration, safety and health (collectively, the “Employment Laws”), except, in each case, as would not reasonably be likely to have a Material Adverse Effect. No action, suit, investigation, audit, proceeding or claim (other than routine claims for benefits) involving the Employment Laws is pending against or involves or is threatened against or threatened to involve, the Company or any of its Subsidiaries before any arbitrator or any Governmental Authority, except, in each case, as would not reasonably be likely to have a Material Adverse Effect.
(b) Section 4.19(b) of the Company Disclosure Schedule lists each Collective Bargaining Agreement and any pending or, to the Company’s Knowledge, threatened material labor representation request with respect to any Service Provider. For each Collective Bargaining Agreement set forth in Section 4.19(b) of the Company Disclosure Schedule, the Company has made available to Parent a copy of such agreement.
(c) Neither the Company nor any of its Subsidiaries has failed to comply with the provisions of any Collective Bargaining Agreement, and there are no grievances outstanding against the Company or any of its Subsidiaries under any such agreement, except, in each case, as would not reasonably be likely to have a Material Adverse Effect. As of the date hereof, there is no labor strike, slowdown, stoppage, picketing, interruption of work or lockout pending or, to the Company’s Knowledge, threatened against or affecting the Company or any of its Subsidiaries, except, in each case, as would not reasonably be likely to have a Material Adverse Effect.
(d) The consent or consultation of, or the rendering of formal advice by, any labor or trade union, works council or other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the transactions contemplated hereunder.
(e) Neither the Company nor any of its Subsidiaries has taken any action that would reasonably be expected to cause Parent or any of its Affiliates to have any liability or other obligation following the Effective Time under WARN, except, in each case, as would not reasonably be likely to have a Material Adverse Effect.
Section 4.20. Opinion of Financial Advisor. The Company Board has received the opinions of J.P. Morgan Securities LLC (“J.P. Morgan”) and PJT Partners LP (“PJT Partners”), each dated as of the date of such opinions, to the effect that, as of such date, and subject to, among other things, the procedures followed, matters considered, and conditions, limitations, qualifications and assumptions set forth therein, the Common Merger Consideration to be received by the holders of the Company Stock pursuant to the Merger is fair from a financial point of view to the holders of such Company Stock.
Section 4.21. Finders’ Fees. Except for J.P. Morgan and PJT Partners, neither the Company nor any of its directors, officers or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.
Section 4.22. No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article 4, neither the Company nor any other Person makes any express or implied representation or warranty on behalf of the Company or any of its Affiliates or with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company, Parent and Merger Subsidiary hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties expressly set forth in this Article 4, neither the Company nor any other Person makes or has made any representation or warranty to Parent, or any of its Affiliates or Representatives, with
2021 Proxy Statement	A-24

respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective businesses or (ii) any oral or written information presented to Parent or any of its Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT
Subject to Section 11.05, except as set forth in the Parent Disclosure Schedule, Parent represents and warrants to the Company that:
Section 5.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary (i) is a legal entity duly organized, validly existing and in good standing under the laws of the European Union and Delaware respectively, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and (iii) is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except in the case of clause (ii) or clause (iii) where the failure to be so qualified or in good standing or to have such power or authority would not, individually or in the aggregate, reasonably be likely to prevent, materially delay or materially impede the consummation by Parent or the Merger Subsidiary of the transactions contemplated under the Agreement.
Section 5.02. Merger Subsidiary. Merger Subsidiary is a wholly owned Subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and prior to the Closing, (i) will not have engaged in any business activities other than those incidental to the transactions contemplated by this Agreement and (ii) will have incurred no material liabilities or obligations other than in relation to this Agreement, the Merger and the other transactions contemplated by this Agreement.
Section 5.03. Corporate Authorization. Parent and the Merger Subsidiary have all requisite corporate power and authority and have taken all corporate and stockholder action necessary in order to execute, deliver and perform their respective obligations under this Agreement and to consummate the Merger. This Agreement has been duly executed and delivered by each of Parent and the Merger Subsidiary and constitutes a valid and binding agreement of each of Parent and the Merger Subsidiary enforceable against each of Parent and the Merger Subsidiary in accordance with its terms, subject to the Bankruptcy and Equity Exception.
Section 5.04. Governmental Filings’ No Violation.
(a) Other than the filings and/or notices (i) under the HSR Act, (ii) with respect to the Required Governmental Approvals, (iii) with respect to the filing of the certificate of merger for the Merger with the Delaware Secretary of State, (iv) in compliance with any applicable requirements of the 1934 Act and any other applicable U.S. state or federal securities laws and (v) in compliance with the rules and regulations of any national securities exchange on which securities of Parent are listed, no notices, reports or other filings are required to be made by Parent or the Merger Subsidiary with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or the Merger Subsidiary from, any Governmental Authority in connection with the execution, delivery and performance of this Agreement by Parent and the Merger Subsidiary or the consummation of the transactions contemplated by this Agreement, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be likely to prevent, materially delay or materially impede the consummation by Parent or the Merger Subsidiary of the transactions contemplated by this Agreement.
(b) The execution, delivery and performance of this Agreement by Parent and Merger Subsidiary do not, and the consummation of the transactions contemplated by this Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of Parent or the Merger Subsidiary or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of Parent pursuant to any Contract binding upon Parent or, assuming (solely with respect to performance of this Agreement and consummation of the Merger) compliance with the matters referred to in Section 5.03, under any Law to which Parent is subject, except, in the case of clause (ii) above, for any such breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be likely to prevent, materially delay or materially impede the consummation by Parent and the Merger Subsidiary of the Merger.
2021 Proxy Statement	A-25

Section 5.05. Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the Knowledge of Parent, threatened against Parent, except as would not, individually or in the aggregate, reasonably be likely to prevent, materially delay or materially impede the consummation by Parent and the Merger Subsidiary of the Merger.
Section 5.06. Disclosure Documents. None of the information supplied in writing by Parent to the Company expressly for inclusion in the Company Proxy Statement, or any amendment or supplement thereto, will, at the time the Company Proxy Statement and any amendments or supplements thereto are first mailed to the stockholders of the Company and at the time such stockholders vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 5.07. Solvency. Assuming the accuracy of the representations and warranties in Article 4 and the compliance of the Company in all material respects with the applicable covenants set forth in this Agreement, each of Parent and Merger Subsidiary is, and, after giving effect to the transactions contemplated by this Agreement, including the payment of all amounts required to be paid in connection therewith, including the Merger Consideration and the payment of any related fees and expenses, at and immediately after the Effective Time, will be, Solvent, and neither Parent nor Merger Subsidiary is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries or any other Person.
Section 5.08. Available Funds. Parent will upon satisfaction of the conditions to closing set forth in Article 9, have access to, all funds necessary to satisfy all of its obligations under this Agreement, including payment of the Merger Consideration as provided in Article 2, and to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement.
Section 5.09. Finders’ Fees. Except for Bank of America Merrill Lynch International DAC and Goldman Sachs Bank Europe SE, neither Parent nor any of its directors, officers or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.
Section 5.10. No Other Representations or Warranties.
(a) Except for the representations and warranties expressly set forth in this Article 5, neither Parent nor any other Person makes any express or implied representation or warranty on behalf of Parent or any of its Affiliates or with respect to Parent or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and Parent hereby disclaims any such other representations or warranties.
(b) Parent acknowledges and agrees that except as expressly set forth in Article 4, the Company is not making and has not made any representation or warranty, express or implied, at law or in equity, with respect to this Agreement, the Company, or any information provided or made available to Parent in connection therewith (including any forecasts, projections, estimates or budgets), including any warranty with respect to merchantability or fitness for any particular purpose, and all other representations or warranties are hereby expressly disclaimed.
(c) Parent acknowledges and agrees that it (i) has made its own inquiry and investigations into, and, based thereon, has formed an independent judgment concerning the Company, (ii) has been provided with adequate access to such information, documents and other materials relating to the Company, as it has deemed necessary to enable it to form such independent judgment, (iii) has had such time as Parent deems necessary and appropriate to fully and completely review and analyze such information, documents and other materials and (iv) has been provided an opportunity to ask questions of the Company with respect to such information, documents and other materials and has received satisfactory answers to such questions. Parent further acknowledges and agrees that, except as expressly set forth in this Agreement the Company has not made any representations or warranties, express or implied, as to the accuracy or completeness of such information, documents and other materials.
ARTICLE 6
COVENANTS OF THE COMPANY
The Company agrees that:
Section 6.01. Conduct of the Company. From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to Article 10, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice (with any action taken in response to a COVID-19 Measure and taken prior to the date of this Agreement being deemed to be in the ordinary course of business consistent with past practice when
2021 Proxy Statement	A-26

determining whether actions taken after the date of this Agreement are in the ordinary course of business consistent with past practice) and in all material respects with Applicable Laws, Company Permits and Significant Contracts, and use commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect all of its material foreign, federal, state and local licenses, permits, consents, franchises, approvals and authorizations, (iii) keep available the services of its current directors, officers and key employees and (iv) maintain satisfactory relationships with its material customers, lenders, suppliers, licensors, licensees, distributors and others having material business relationships with it ; provided that during any period of full or partial suspension of operations in response to a COVID-19 Measure, the Company may take actions outside of the ordinary course of business to the extent both (i) reasonably necessary to protect the health and safety of the Company’s or its Subsidiaries’ employees and (ii) in response to a COVID-19 Measure, in each case, after written notice to and, to the extent practicable under the circumstances, consultation with, Parent; provided, further that neither the Company nor any of its Subsidiaries shall take any action in accordance with the foregoing that would materially breach any of Section 6.01(a) through Section 6.01(q). Without limiting the generality of the foregoing, except (x) as otherwise contemplated by this Agreement, (y) set forth in Section 6.01 of the Company Disclosure Schedule or (z) as Parent may approve in writing (such approval not to be unreasonably withheld, conditioned or delayed), the Company shall not, nor shall it permit any of its Subsidiaries to:
(a) amend its Organizational Documents (whether by merger, consolidation, division, operation of law or otherwise);
(b) redeem, repurchase or acquire or offer to redeem, repurchase or acquire any Company Securities or Subsidiary Securities, other than (i) repurchases of Company Stock from employees, officers or directors of the Company or any of its Subsidiaries in the ordinary course of business pursuant to any of the Company’s agreements or plans in effect as of the date hereof in respect of equity awards outstanding as of the date of this Agreement in accordance with their terms and, as applicable, the Company Benefit Plans as in effect on the date of this Agreement or (ii) as expressly required by the certificate of incorporation of the Company with respect to any redemption or conversion of Company Preferred Stock made solely at the option of the holder thereof;
(c) (i) split, combine, exchange, subdivide or reclassify any shares of its capital stock or (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or other equity interests, other than dividends between the Company and any of its wholly owned Subsidiaries or from any wholly owned Subsidiary to another wholly owned Subsidiary;
(d) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any (A) capital stock, equity securities or voting securities of the Company or any of its Subsidiaries except for transactions solely among the Company and its Subsidiaries, (B) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, equity securities or voting securities of the Company or any of its Subsidiaries or (C) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock, equity securities or voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or any of its Subsidiaries (the items in clauses (A), (B) and (C) being referred to collectively as “Company Securities”, in the case of the Company, or “Subsidiary Securities”, in the case of any of the Company’s Subsidiaries), other than (x) the issuance of any Subsidiary Securities to the Company or any other Subsidiary or (y) issuances in respect of equity awards under Company Benefit Plans outstanding as of the date of this Agreement in accordance with their terms as of the date hereof or (ii) amend any term of any Company Security or Subsidiary Security (in each case, whether by merger, consolidation, division, operation of law or otherwise);
(e) incur any capital expenditures or any obligations or liabilities in respect thereof, except for (i) those contemplated by the capital expenditure budget set forth on Section 6.01(e) of the Company Disclosure Schedule (ii) any unbudgeted capital expenditures not to exceed $2,000,000 individually or $30,000,000 in the aggregate and (iii) any unbudgeted capital expenditure reasonably necessary to mitigate a potential or actual material business interruption;
(f) acquire (by merger, consolidation, division, operation of law, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than (i) capital assets in the ordinary course of business consistent with past practice, (ii) actions permitted by Section 6.01(e), (iii) acquisitions of supplies and inventory in the ordinary course of business consistent with past practice, (iv) repossession of assets acquired in settlement of loans in the ordinary course of business consistent with past practice and (v) acquisitions with a purchase price (including assumed indebtedness) that does not exceed $10,000,000 individually or, together with non-ordinary course capital contributions or investments pursuant to Section 6.01(h)(iii), $25,000,000 in the aggregate;
2021 Proxy Statement	A-27

(g) sell, lease, license or otherwise transfer or dispose of (by merger, consolidation, division, operation of law, disposition of stock or assets or otherwise), abandon or permit to lapse, or create or incur any Lien on, any of the Company’s or its Subsidiaries’ assets (other than Intellectual Property, which is addressed in Section 6.01(n)), securities, properties, interests or businesses, other than (i) sales or leases of inventory, equipment or repossessed assets in the ordinary course of business consistent with past practice, (ii) any disposition of assets or property in the ordinary course of business to the extent such property or assets are surplus, negligible, obsolete, uneconomical, worn-out or no longer useful in the business of the Company or any other Subsidiary, (iii) sales of assets, securities, properties, interests or businesses with a sale price (including any related assumed indebtedness) that does not exceed $10,000,000 individually or $25,000,000 in the aggregate, (iv) sales of assets pursuant to securitizations or other forms of asset financings or other forms of asset sales in the ordinary course of business or (v) Permitted Liens;
(h) other than in connection with actions permitted by Section 6.01(e) or Section 6.01(f), make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) in the ordinary course of business consistent with past practice, (ii) loans to or on behalf of, or investments in, troubled suppliers under circumstances reasonably necessary to mitigate a potential or actual business interruption not in excess of $5,000,000 outstanding in the aggregate or (iii) non-ordinary course contributions or investments not in excess of $10,000,000 individually or, together with acquisitions pursuant to Section 6.01(f)(v), $25,000,000 in the aggregate;
(i) create, incur, assume or otherwise become liable with respect to any indebtedness for borrowed money or guarantees thereof (whether evidenced by a note or other instrument, pursuant to an issuance of debt securities, financing lease, sale-leaseback transaction or otherwise) subject to Section 6.06(a)(ix), other than (i) indebtedness for borrowed money or guarantees thereof and letters of credit under the Company Financing Facilities incurred in the ordinary course of business, (ii) other indebtedness or guarantees thereof under other facilities or agreements made available to Parent prior to the execution of this Agreement in the ordinary course of business (as such facilities or agreements may be amended or modified from time to time in the ordinary course of business), (iii) indebtedness solely between the Company and a wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company in the ordinary course of business, (iv) indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; (v) indebtedness in respect of any sale/leaseback transaction with respect to the purchase of tooling and related manufacturing equipment in the ordinary course of business; (vi) indebtedness in respect of securitizations of wholesale notes, retail accounts receivable, finance leases and operating leases in the ordinary course of business, (vii) indebtedness in respect of securitizations of equipment leases in the ordinary course of business, (viii) indebtedness constituting capital lease obligations in the ordinary course of business, (ix) guarantees to or on behalf of suppliers by the Company and its Subsidiaries in the ordinary course of business consistent with past practice, and (x) indebtedness incurred to renew, extend, refinance, replace or refund any indebtedness for borrowed money or agreements in respect of indebtedness for borrowed money listed in the preceding clauses (i) through (ix) in the ordinary course of business; provided, that in the case of clauses (v) through (x) any such indebtedness shall not in each case exceed an outstanding aggregate amount of $50,000,000;
(j) amend or modify in any material respect, or terminate, cancel, renew or extend, any Significant Contract, or enter into any contract that would have constituted a Significant Contract had it been in effect as of the date hereof (including by amendment of any contract that is not a Significant Contract so that such contract becomes a contract that would have been a Significant Contract had it been in effect as of the date hereof), or waive, release, assign or fail to exercise or pursue any material right, claim or benefit of the Company or any of its Subsidiaries under any such contract; in each case, only to the extent that such amendment, modification, termination cancellation, renewal, extension, entry, waiver, release, assignment, or failure (i) is outside of the ordinary course of business or (ii) purports to bind or apply to Parent or any of its Affiliates after the Closing (other than the Company or its Subsidiaries) in any material respect;
(k) except as required by Applicable Law or the terms of a Company Benefit Plan as in effect on the date hereof, (i) grant any severance, retention or termination pay to, or enter into or amend any severance, retention, termination, employment, consulting, bonus, change in control or severance agreement with, any current or former Service Provider, (ii) increase the compensation or benefits provided to any current or former Service Provider (other than (1) increases in base compensation to employees with base compensation of less than $275,000 in the ordinary course of business and consistent with past practice, (2) increases in base compensation of not more than 5% to employees with base compensation greater than or equal to $275,000 in the ordinary course of business and consistent with past practice and (3) the payment of annual bonuses and earned amounts under other variable pay plans that have been previously disclosed to Parent for completed periods based on actual performance in the ordinary course of business consistent with past practice), (iii) grant any equity or equity-based awards to, or discretionarily accelerate the vesting or payment of any
2021 Proxy Statement	A-28

such awards held by, any current or former Service Provider, (iv) establish, adopt, enter into or materially amend any Company Benefit Plan or Collective Bargaining Agreement or (v) (x) hire any employees other than to fill vacancies arising due to terminations of employment or with base compensation of less than $275,000 or (y) terminate the employment of any employees with base compensation of $275,000 or more other than for cause;
(l) change any accounting method, principle or practice, except (i) as required by changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants or (ii) as may be required by Applicable Law;
(m) except with respect to Taxes and Merger Related Litigation (with respect to which Section 6.07 will govern), settle, or offer or propose to settle, (i) any material litigation, investigation, arbitration, proceeding or other claim or dispute involving or against the Company or any of its Subsidiaries, or (ii) any stockholder litigation, demand or dispute against the Company, any of its Subsidiaries or any of their respective officers or directors or that relates to the transactions contemplated hereby; other than, in the case of clause (i), settlements (a) pursuant to which the amounts paid or payable by the Company or any of its Subsidiaries do not exceed $30,000,000 in the aggregate (for all settlements between the date hereof and the Closing) or $10,000,000 individually (which amounts shall not include amounts paid or payable by the Company or its Subsidiaries that are paid or reimbursed under its or their insurance policies) and (b) that do not create liabilities that would impose any restrictions on the business of the Company or any of its Subsidiaries;
(n) sell, lease, license or otherwise transfer or dispose of, abandon or permit to lapse, fail to take any action necessary to maintain, or fail to, in accordance with the Company’s reasonable business judgment enforce or protect any material Owned Intellectual Property, in each case, other than in the ordinary course of business;
(o) fail to maintain existing material insurance policies or comparable replacement policies;
(p) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, division, restructuring, recapitalization or other reorganization of or relating to the Company or any of its wholly owned Subsidiaries; or
(q) agree, resolve or commit to take any action prohibited by the foregoing.
Notwithstanding anything to the contrary in this Agreement, nothing set forth in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time.
Section 6.02. Company Stockholder Meeting; Company Proxy Statement. (a) The Company shall cause a meeting of its stockholders (the “Company Stockholder Meeting”) to be duly called, noticed and held as soon as reasonably practicable for the purpose of obtaining the Company Stockholder Approval, and shall comply with all legal requirements applicable to such meeting. In connection with the Company Stockholder Meeting, the Company shall (i) prepare and file with the SEC the Company Proxy Statement as soon as reasonably practicable after the date hereof, (ii) cause the information relating to the Company and its Subsidiaries contained in the Company Proxy Statement and any amendments or supplements thereto, when filed, to comply with all legal requirements applicable thereto, (iii) use its reasonable best efforts to have the Company Proxy Statement and all other proxy materials for the Company Stockholder Meeting cleared by the SEC as promptly as practicable and (iv) mail the Company Proxy Statement and all other proxy materials for the Company Stockholder Meeting to its stockholders entitled thereto as promptly as practicable after clearance by the SEC. Parent shall use its reasonable best efforts to cooperate with the Company in connection therewith, including by cooperating with the Company in connection with the production of information relating to Parent and Merger Subsidiary and causing the information relating to Parent and Merger Subsidiary contained in the Company Proxy Statement and any amendments or supplements thereto, when filed, to comply with all legal requirements applicable thereto. Notwithstanding anything in this Agreement to the contrary, the Company Proxy Statement shall include all of the information required for the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) and the Company Stockholders Meeting shall be combined with and take place at the Annual Meeting.
(b) Subject to Section 6.03, the Company Board shall (i) recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Company’s stockholders, (ii) use its reasonable best efforts to obtain the Company Stockholder Approval, including soliciting proxies therefor, (iii) not effect an Adverse Recommendation Change and (iv) otherwise comply with all legal requirements applicable to such meeting. Without limiting the generality of the foregoing, unless and until this Agreement is terminated in accordance with its terms, this Agreement and the Merger shall be submitted to the Company’s stockholders at the Company Stockholder Meeting notwithstanding any Adverse Recommendation Change, other than an Adverse Recommendation Change in respect of a Superior Proposal as to which the Company terminates this Agreement pursuant to Section 10.01(d)(ii) or the making of any Acquisition Proposal (whether or not publicly made).
2021 Proxy Statement	A-29

(c) The Company shall not, without the prior written consent of Parent (not to be unreasonably conditioned, withheld or delayed), (i) adjourn, postpone, recess or otherwise delay the Company Stockholder Meeting or (ii) after the Company has established a record date for the Company Stockholder Meeting, change such record date or establish a different record date for the Company Stockholder Meeting unless required to do so by Applicable Law or the Company’s Organizational Documents; provided that the Company may, without the prior written consent of Parent, adjourn or postpone the Company Stockholder Meeting (and to the extent required, change the record date in connection therewith), after consultation with Parent, if the Company believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (x) solicit additional proxies necessary to obtain the Company Stockholder Approval at the Company Stockholder Meeting (including any adjournment or postponement thereof) or (y) distribute any supplement or amendment to the Company Proxy Statement that the Company Board has determined in good faith after consultation with outside legal counsel is necessary under Applicable Law and for such supplement or amendment to be reviewed by the Company’s stockholders prior to the Company Stockholder Meeting (including any adjournment or postponement thereof).
Section 6.03. No Solicitation. (a) General Prohibitions. The Company and its Subsidiaries shall not, and the Company and its Subsidiaries shall instruct its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors (“Representatives”) not to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the non-public business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise knowingly cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal, (iii) fail to make, withdraw or modify in a manner adverse to Parent the Company Board Recommendation (or recommend an Acquisition Proposal) (any of the foregoing in this clause (iii), an “Adverse Recommendation Change”), (iv) fail to enforce or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries (v) approve any transaction under, or any Person becoming an “interested stockholder” under, Section 203 of Delaware Law or (vi) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal.
(b) Exceptions. Notwithstanding Section 6.03(a), at any time prior to the adoption of this Agreement by the Company’s stockholders:
(i) the Company, directly or indirectly through its Representatives, may (A) engage in negotiations or discussions with any Third Party and its Representatives that, subject to the Company’s compliance with Section 6.03(a), has made after the date of this Agreement a Superior Proposal or an Acquisition Proposal that the Company Board reasonably believes could result in a Superior Proposal and (B) furnish to such Third Party or its Representatives non-public information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement and with terms that, taken as a whole, are not materially less restrictive to such Third Party than the terms in the Confidentiality Agreement are on Parent; provided that all such information (to the extent that such information has not been previously provided or made available to Parent) is provided or made available to Parent, as the case may be, as promptly as practicable but in any event within twenty-four hours after such information or data is provided or made available to such Third Party) and (C) take any action that any court of competent jurisdiction orders the Company to take; and
(ii) Subject to compliance with Section 6.03(d), the Company Board may make an Adverse Recommendation Change (A) following receipt of a Superior Proposal that did not result from a material breach of this Section 6.03 or (B) in response to material events, changes, occurrences, effects or developments arising after the date hereof that were not known by the Company Board as of the date of this Agreement (other than the existence of any Acquisition Proposal) (any such material event, change, occurrence, effect or development, an “Intervening Event”);
in each case referred to in the foregoing clauses (i) and (ii) only if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be likely to be inconsistent with its fiduciary duties under Delaware Law.
In addition, nothing contained herein shall prevent the Company Board from complying with Rule 14e-2(a) under the 1934 Act with regard to an Acquisition Proposal so long as any action taken or statement made to so
2021 Proxy Statement	A-30

comply is consistent with this Section 6.03; provided that any such action taken or statement made that relates to an Acquisition Proposal shall be deemed to be an Adverse Recommendation Change unless the Company Board reaffirms the Company Board Recommendation in such statement or in connection with such action.
(c) Required Notices. The Company Board shall not take any of the actions referred to in Section 6.03(b) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action, and, after taking such action, the Company shall continue to advise Parent on a prompt basis of the status and terms of any discussions and negotiations with the Third Party. In addition, the Company shall notify Parent promptly (but in no event later than 24 hours) after receipt by the Company (or any of its Representatives) of any Acquisition Proposal, any inquiry from a Third Party that the Company believes may be considering making an Acquisition Proposal or any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that the Company believes may be considering making, or has made, an Acquisition Proposal. The Company shall provide such notice orally and in writing and shall identify the Third Party making, and the terms and conditions of, any such Acquisition Proposal, indication or request. The Company shall keep Parent reasonably informed, on a prompt basis, of the status and details of any such Acquisition Proposal, indication or request, and shall promptly (but in no event later than 24 hours after receipt) provide to Parent copies of all correspondence and written materials sent or provided to the Company or any of its Subsidiaries that describes any terms or conditions of any Acquisition Proposal (as well as written summaries of any material oral communications addressing such matters). Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of the Company’s compliance with this Section 6.03(c).
(d) “Last Look”. Further, the Company Board shall not make an Adverse Recommendation Change unless (i) the Company promptly notifies Parent, in writing at least five Business Days before taking that action, of its intention to do so, attaching (A) in the case of an Adverse Recommendation Change to be made following receipt of a Superior Proposal, the most current version of the proposed agreement under which such Superior Proposal is proposed to be consummated and the identity of the Third Party making the Superior Proposal, or (B) in the case of an Adverse Recommendation Change to be made pursuant to an Intervening Event, a reasonably detailed description of the reasons for making such Adverse Recommendation Change, and (ii) Parent does not make, within five Business Days after its receipt of that written notification, a binding offer that (A) in the case of any Adverse Recommendation Change to be made following receipt of a Superior Proposal, is determined by the Company Board to be at least as favorable to the stockholders of the Company as such Superior Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new written notification from the Company and a new period under this Section 6.03(d), provided that such period for any amendments shall be three Business Days instead of five Business Days) or (B) in the case of an Adverse Recommendation Change to be made pursuant to an Intervening Event, obviates, in the reasonable judgment of the Company Board, the need for such Adverse Recommendation Change.
Definition of Superior Proposal. For purposes of this Agreement, “Superior Proposal” means a bona fide, unsolicited written Acquisition Proposal for at least a majority of the outstanding shares of Company Stock or a majority of the consolidated assets of the Company and its Subsidiaries on terms that the Company Board determines in good faith by a majority vote, after considering the advice of a financial advisor of nationally recognized reputation and outside legal counsel and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, is more favorable to the Company’s stockholders, as such, than as provided hereunder (taking into account any proposal by Parent to amend the terms of this Agreement pursuant to Section 6.03(d)), which the Company Board determines is reasonably likely to be consummated and for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Company Board.
(e) Obligation to Terminate Existing Discussions. The Company shall, and shall cause its Subsidiaries and instruct its and their Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives and its financing sources conducted prior to the date hereof with respect to any Acquisition Proposal. The Company shall promptly request that each Third Party, if any, that has executed a confidentiality agreement within the 24-month period prior to the date hereof in connection with its consideration of any Acquisition Proposal return or destroy all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries (and all analyses and other materials prepared by or on behalf of such Person that contains, reflects or analyzes that information). The Company shall use its reasonable best efforts to secure all such certifications as promptly as practicable. If any such Person fails to provide any required
2021 Proxy Statement	A-31

certification within the time period allotted in the relevant confidentiality agreement (or if no such period is specified, then within a reasonable time period after the date hereof), then the Company shall take all actions that may be reasonably necessary to secure its rights and ensure the performance of such other party’s obligations thereunder as promptly as practicable.
Section 6.04. Tax Matters. (a) Except (x) as otherwise contemplated by this Agreement, (y) set forth in Section 6.04 of the Company Disclosure Schedule or (z) as Parent may approve in writing (such approval not to be unreasonably withheld, conditioned or delayed), from the date hereof until the Effective Time, neither the Company nor any of its Subsidiaries shall make or change any material Tax election, change any annual Tax accounting period, adopt or change any material method of Tax accounting, file any material amended Tax Returns or claims for material Tax refunds, enter into any material closing agreement, surrender or settle any material Tax claim, audit or assessment, or surrender or settle any right to claim a material Tax refund, offset or other reduction in Tax liability.
(b) Prior to the Closing Date, the Company shall cooperate with Parent in determining (i) transfer, documentary, sales, use, stamp, registration, value added and other Taxes and fees (including any penalties and interest) that are expected to be incurred or which may be imposed in connection with the Merger (including any real property transfer tax and any similar Tax), and (ii) Tax returns and other documentation that need to be filed, tendered or executed with respect to all such Taxes and fees. The Company and each of its Subsidiaries shall cooperate with Parent to ensure that items identified in connection with clause (ii) hereof are duly and timely prepared, executed and, as relevant, tendered or filed.
Section 6.05. Access. From the date hereof until the Effective Time, upon reasonable prior written notice and during normal business hours, the Company shall give, and shall cause each of its Subsidiaries to give, Parent, its counsel, financial advisors, auditors, consultants and other authorized representatives reasonable access to the offices, properties, books and records of the Company and the Subsidiaries and to the books and records of the Company and the Subsidiaries, provided, however, that the Company may restrict the foregoing access and the disclosure of information pursuant to this Section 6.05 to the extent that (i) in the reasonable good faith judgment of the Company, any Applicable Law requires the Company or its Subsidiaries to restrict or prohibit access to any such properties or information, (ii) in the reasonable good faith judgment of the Company, the information is subject to confidentiality obligations to a third party, (iii) disclosure of any such information or document would reasonably be expected to result in the loss of attorney-client privilege or (iv) in the reasonable good faith judgment of the Company, disclosure of any such information or document would reasonably be expected to compromise the Company’s competitive position or make available sensitive commercial information to a competitor of the Company. Any investigation pursuant to this Section 6.05 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and shall not include any invasive environmental testing or sampling. Notwithstanding the foregoing, Parent shall not have access to personnel records of the Company and the Subsidiaries relating to individual performance or evaluation records, medical histories or other information which in the Company’s good faith opinion is sensitive or the disclosure of which could, by virtue of its disclosure alone, subject the Company or any Subsidiary to risk of liability.
Section 6.06. Financing Covenant.
(a) Prior to the Closing Date, subject in all respects to Section 6.06(b), the Company shall use its commercially reasonable efforts to provide all customary cooperation that is reasonably requested by Parent in writing in connection with any debt financing obtained by Parent or any repayment or refinancing of the Company’s existing debt for the purpose of consummating financing of the transactions contemplated by this Agreement (the “Financing”). Such commercially reasonable efforts shall include, to the extent reasonably requested in writing by Parent, at reasonable times and upon reasonable prior notice (it being understood that contact or participation by remote means shall constitute “direct contact”), (i) providing direct contact between prospective lenders and the officers and directors of the Company and its Subsidiaries, (ii) providing assistance in Parent’s preparation of confidential information memoranda, preliminary offering memoranda, financial information and other materials customarily used in connection with obtaining debt financing of the same type as the Financing, (iii) cooperation with the marketing efforts of Parent and its financing sources for such Financing, including participation in customary management presentation sessions, “road shows” and sessions with rating agencies, (iv) providing assistance in obtaining any consents of third parties necessary in connection with such Financing, (v) cooperation with respect to matters relating to pledges of collateral to take effect at the Effective Time in connection with such Financing, (vi) assisting Parent in securing the cooperation of the independent accountants of the Company and its Subsidiaries, including with respect to the delivery of accountants’ comfort letters to the extent historical financial statements of the Company would be required to be included by the Parent in a relevant registration statement of Parent under the rules and regulations of the SEC, or would be customarily included by Parent in a relevant
2021 Proxy Statement	A-32

offering memorandum of Parent, in each case in connection with any Financing, (vii) providing the financial information necessary for the satisfaction of the obligations and conditions set forth in the commitment letter relating to such Financing within the time periods required thereby and (viii) without limiting the generality of the foregoing, the Company shall take reasonable best efforts to seek any amendment, waiver or consent ,pay down any principal amounts, redeem or repay (including securing release of all Liens, guarantees and other credit support agreements securing or relating to) any indebtedness of the Company or its Subsidiaries, including the Company Financing Facilities, with each of the actions listed in this clause (viii) to be contingent upon the occurrence of the Effective Time; it being understood that Parent shall take into consideration the available funds of the Company and its Subsidiaries in connection with any such pay down, redemption or repayment.
(b) Notwithstanding anything to the contrary in this Section 6.06, (i) the cooperation or other actions contemplated in this Section 6.06 do not and shall not require such cooperation from the Company or the Company to take any such action to the extent it would (A) unreasonably disrupt or interfere with the conduct of the Company’s or its Subsidiaries’ business, (B) require the Company or any of its Subsidiaries to incur any fees, expenses or other liability prior to the Effective Time for which it is not entitled to be reimbursed or indemnified pursuant to the terms of this Agreement (other than customary authorization letters required in connection with the Financing), (C) subject any director, officer or employee of the Company or any of its Subsidiaries to personal liability, (D) require the Company to breach, waive or amend any terms of this Agreement, (E) require the Company to provide any information that is prohibited or restricted by Applicable Law or is attorney-client privilege or protection (including attorney-client privilege, attorney work product protections and confidentiality protections) or (F) require cooperation to the extent that it would reasonably be expected to conflict with or violate any Applicable Law or result in a breach of, or a default under, any Contract (including a breach of any confidentiality obligation), (G) require the directors of the Company or any Subsidiary to authorize or adopt any resolutions approving the agreements, documents, instruments, actions and transactions contemplated in connection with the cooperation or actions contemplated by this Section 6.06 that are not contingent upon the Closing; provided that the directors of the Company and its Subsidiaries shall not be required to authorize or adopt any resolutions relating to debt financing to be obtained by Parent or its Subsidiaries or in connection with the transactions contemplated by this Agreement, (H) require the Company, any of its Subsidiaries or any of its or their respective Representatives to make any representation to Parent or any of its Affiliates in connection with the cooperation or actions contemplated by this Section 6.06, or any other Person with respect to any cooperation or action under this Section 6.06 (other than customary authorization letters required in connection with the Financing), (I) require the Company to furnish any financial statements, audit reports or financial information other than to the extent such statements, reports or information are readily available to the Company, any of its Subsidiaries or any of their respective Representatives, (J) require the Company, any of its Subsidiaries, or any of its or their respective Affiliates or Representatives to be the issuer of any securities or issue any offering document (for the avoidance of doubt, redemptions contingent upon the Closing shall not be an “offering document”) or (K) to furnish any legal opinions (provided that this clause (K) shall not limit the Company’s obligation to cooperate pursuant to this Section 6.06 to seek any legal opinion) and (ii) the Company and its Subsidiaries shall not be required to execute or perform any agreement, document or instrument, including any definitive financing agreement or provide any indemnity, with respect to the cooperation or actions contemplated by this Section 6.06 that are not contingent on the Closing; provided that the Company and its Subsidiaries shall not be required to execute or perform any agreement, document or instruments relating to debt financing to be obtained by Parent or its Subsidiaries or in connection with the transactions contemplated by this Agreement.
(c) Parent shall (i) promptly upon the written request of the Company, reimburse (or cause to be reimbursed) the Company and its Subsidiaries for all reasonable and documented out-of-pocket fees and expenses (including auditor’s and attorneys’ fees and expenses) of the Company and its Subsidiaries and all reasonable and documented out-of-pocket fees and expenses of their Representatives incurred in connection with the requested cooperation set forth in this Section 6.06, and (ii) indemnify (or cause to be indemnified), defend and hold harmless the Company, its Subsidiaries, its Affiliates and their respective Representatives against any claim, loss, damage, injury, liability, judgment, award, penalty, fine, cost (including cost of investigation), expense (including out-of-pocket fees and expenses of counsel) or settlement payment, of any kind, incurred, imposed on, sustained, suffered by or asserted against, any of them, directly or indirectly relating to, arising out of or resulting from the Financing, the performance by the Company, its Subsidiaries, its controlled Affiliates and its and their respective Representatives of any obligations set forth in this Section 6.06 and any information utilized in connection therewith and such Representatives shall be third-party beneficiaries of this Section 6.06. Parent acknowledges and agrees that, the Company, its Subsidiaries and their respective Representatives shall not have any responsibility for, or incur any liability to, any person under any arrangement with respect to the Financing that Parent may request in connection with the transactions contemplated by this Agreement.
2021 Proxy Statement	A-33

(d) Notwithstanding anything to the contrary in this Agreement, the Merger is not conditioned on the occurrence or success, or the making or obtaining, as applicable, of any Financing. Notwithstanding anything to the contrary in this Agreement, except in the case of a Willful Breach, a breach by the Company or any of its Subsidiaries of their obligations under this Section 6.06 shall not constitute a breach of this Agreement, a breach for purposes of Article 10 or a breach of the conditions precedent set forth in Article 9.
Section 6.07. Stockholder Litigation. The Company shall give Parent a reasonable opportunity to participate in the defense or settlement of any stockholder litigation (including derivative claims) against the Company, any of its Subsidiaries or any of their respective directors or executive officers relating to this Agreement, the Merger or any of the other transactions contemplated by this Agreement (“Merger-Related Litigation”). The Company agrees that it shall not settle or offer to settle any Merger-Related Litigation without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).
Section 6.08. Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required (to the extent permitted under Applicable Law) to cause any dispositions of Company Stock (including derivative securities with respect to Company Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act.
Section 6.09. Confidentiality. Parent and the Company acknowledge and agree that the Confidentiality Agreement shall remain in full force and effect in accordance with the terms thereof.
ARTICLE 7
COVENANTS OF PARENT
Parent agrees that:
Section 7.01. Obligations of Merger Subsidiary. Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.
Section 7.02. Voting of Shares. Until the earlier of the Effective Time or the termination of this Agreement pursuant to Article 10, Parent shall not, and shall not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of any of the shares of Company Stock beneficially owned by it or any of its Subsidiaries as of the date of this Agreement (other than transfers between Parent and its Subsidiaries or between any Subsidiaries of Parent), and Parent shall vote, and shall cause its Subsidiaries to vote, all such shares of Company Stock in favor of adoption of this Agreement at the Company Stockholder Meeting.
Section 7.03. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:
(a) For six years after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company (each, an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent each of them is permitted by Delaware Law or any other Applicable Law or provided under the Company’s Organizational Documents; provided that such indemnification shall be subject to any limitation imposed from time to time under Applicable Law.
(b) For six years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation’s certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.
(c) Prior to the Effective Time, the Company shall obtain and fully pay the premium for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and (ii) the Company’s existing fiduciary liability insurance policies from one or more insurance carriers with the same or better credit rating as the Company’s insurance carrier as of the date of this Agreement with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim in respect of acts or omissions occurring prior to the Effective Time that are, with respect to coverage and amount, no less favorable than those of the Company’s existing D&O Insurance. If the Company for any reason fails to obtain such “tail” insurance policies as of the
2021 Proxy Statement	A-34

Effective Time, the Surviving Corporation shall provide, for a period of six years after the Effective Time, D&O Insurance in respect of acts or omissions occurring prior to the Effective Time covering each Indemnified Person currently covered by the Company’s existing D&O Insurance on terms with respect to coverage and amount no less favorable than those of the Company’s existing D&O Insurance; provided that, in satisfying its obligation under this Section 7.03(c), the Surviving Corporation shall not be obligated to pay in the aggregate in excess of 300% of the amount per annum the Company paid in its last full fiscal year, which amount is set forth in Section 7.03(c) of the Company Disclosure Schedule; provided, further, that if the aggregate premiums of such D&O Insurance exceeds such amount, the Surviving Corporation shall be obligated to obtain D&O Insurance with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.
(d) If Parent, the Surviving Corporation or any of its successors or permitted assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and permitted assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.03.
(e) The rights of each Indemnified Person under this Section 7.03 shall be in addition to any rights such Person may have under the Organizational Documents of the Company or any of its Subsidiaries, or under Delaware Law or any other Applicable Law or under any agreement (including indemnification agreements) of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.
(f) The parties hereto hereby acknowledge and agree that the Indemnified Persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of their Affiliates (collectively, the “Other Indemnitors”) in addition to and separate from the rights set forth in this Section 7.03. The parties hereto agree that any and all obligations of the Other Indemnitors to provide indemnification, advancement of expenses and/or insurance to an Indemnified Person, whether provided by law, contract or otherwise, shall be secondary to the obligations of the Company and Surviving Corporation to provide indemnification for claims as contemplated by this Section 7.03. The parties hereto hereby agree (i) that the Company or Surviving Corporation, as applicable, is the indemnitor of first resort (i.e., its obligations to any Indemnified Persons are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification or insurance for the same expenses or claims incurred by an Indemnified Person are secondary), (ii) that the Company or Surviving Corporation, as applicable, shall be required to advance the full amount of expenses incurred by the Indemnified Person and shall be liable for the full amount of all claims to the extent permitted and as required by the terms of this Agreement, without regard to any rights the Indemnified Person may have against the Other Indemnitors, whether by law, contract or otherwise and, (iii) that the Company and Surviving Corporation each irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The parties hereto further agree that no advancement or payment by the Other Indemnitors on behalf of an Indemnified Person with respect to any claim for which such Indemnified Person has a right to or has sought indemnification from the Company and/or Surviving Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Person against the Company and/or Surviving Corporation as applicable.
Section 7.04. Employee Matters.
(a) For the twelve (12) month period immediately following the Closing, Parent shall, or shall cause its Affiliates to, provide to each Company Employee (i) a base salary or base rate of pay and a target cash compensation opportunity (including but not limited to annual bonus, commission and profit-sharing plan opportunities) that are no less favorable than his or her base salary or base rate of pay and target cash compensation opportunity (including but not limited to annual bonus, commission, and profit-sharing plan opportunities) immediately prior to the Closing and (ii) employee benefits (other than long-term incentive compensation) that are no less favorable in the aggregate than the employee benefits (other than long-term incentive compensation) provided to such Company Employee immediately prior to the Closing. Parent shall, or shall cause its Affiliates to, honor and maintain the Severance Plans (as defined and set forth on Section 7.04(a) of the Company Disclosure Schedule) as in effect immediately prior to the Closing in accordance with their terms.
(b) Parent shall, or shall cause its Affiliates to, give Company Employees full credit for such Company Employees’ service with the Company and its Subsidiaries for purposes of eligibility, vesting, and determination of the level of benefits
2021 Proxy Statement	A-35

(other than benefit accrual under any defined benefit pension plan or retiree health and welfare plan) to the same extent recognized by the Company immediately prior to the Closing, under any benefit plans made available to employees of Parent or any of its Affiliates in which a Company Employee participates; provided that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service.
(c) Parent shall, or shall cause its Affiliates to, (i) waive any preexisting condition limitations otherwise applicable to Company Employees and their eligible dependents under any plan of Parent or any of its Affiliates that provides health benefits in which Company Employees may be eligible to participate following the Closing, to the extent waived or satisfied with respect to such employees as of the Closing under the analogous Company Benefit Plan, (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by Company Employees and their eligible dependents under the health plans in which they participated immediately prior to the Closing during the portion of the calendar year prior to the Closing in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans of Parent or any of its Affiliates in which they are eligible to participate after the Closing in the same plan year in which such deductibles, co-payments or out-of-pocket maximums were incurred and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Company Employee and his or her eligible dependents on or after the Closing, in each case to the extent such Company Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Company Benefit Plan prior to the Closing.
(d) Nothing contained herein, express or implied, (i) shall be construed to establish, amend, terminate or modify or an undertaking to establish, amend, terminate or modify any benefit plan, program, agreement or arrangement or (ii) shall alter or limit the ability of the Company or its Subsidiaries (or, following the Effective Time, Parent or any of its Affiliates) to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them. The parties hereto acknowledge and agree that the terms set forth in this Article 7, express or implied, shall not create any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement in any Company Employee or any other Person to any continued employment or other service with the Company, Parent or any of their respective Affiliates, successors, or assigns.
ARTICLE 8
COVENANTS OF PARENT AND THE COMPANY
The parties hereto agree that:
Section 8.01. Reasonable Best Efforts. (a) Subject to the terms and conditions set forth in this Agreement, the Company and Parent shall cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on their part under this Agreement and Applicable Laws to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings, defending through litigation on the merits any civil, criminal or administrative action, suit, claim, hearing, arbitration, investigation or other proceeding seeking to prevent, materially delay or materially impair the consummation of the transactions, and obtaining as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Authority in order to consummate the transactions contemplated by this Agreement.
(b) In furtherance and not in limitation of the foregoing, each of Parent and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and such other initial filings (including any pre-notification draft) as may be required in connection with the Required Governmental Approvals as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or such other Competition Laws, and shall use their reasonable best efforts to take all other actions necessary to cause the condition set forth in Section 9.01(c) to be satisfied as soon as practicable.
(c) In furtherance and not in limitation of the foregoing, promptly after the date of this Agreement, and in any event no later than ten (10) Business Days after the date of this Agreement, Parent and the Company shall jointly inform CFIUS, orally or in writing, that the parties do not intend to file a CFIUS notice in connection with the transactions contemplated by this Agreement. Parent and the Company shall consult with the other and agree on any communications to be made to CFIUS, including with respect to the parties’ determination that the filing of a CFIUS notice is not required with respect to the transactions contemplated by this Agreement. In the event CFIUS requests, at any time prior to Closing, on its own initiative that the parties submit a joint voluntary notice (a “CFIUS Filing Request”), the parties shall as promptly as reasonably practicable submit to CFIUS a draft of a joint voluntary notice of the transactions contemplated by
2021 Proxy Statement	A-36

this Agreement. Following such draft submission, each of the parties shall use its reasonable best efforts to promptly provide any supplemental information and other related information pursuant to Section 721 requested by CFIUS, and submit a final CFIUS notice and other related information pursuant to Section 721 as promptly as reasonably practicable, and in any event no later than ten (10) Business Days, after receipt of confirmation that CFIUS has no further comments to the draft CFIUS notice (such draft CFIUS notice and final CFIUS notice, collectively, the “CFIUS Notice”). Each of the parties shall cooperate with each other in connection with the CFIUS Notice and shall promptly, and, in all events, consistent with any deadline imposed under Section 721 or other Applicable Law, (i) comply with any request from CFIUS for any certification, additional information, documents or other materials in respect of the CFIUS Notice, including requests that wholly or partially solicit information about ND Holdings, LLC (“Navistar Defense”) and (ii) ensure that any information furnished in respect of this paragraph of Section 8.01(c) is true, complete and correct in all material respects.
(d) In furtherance and not in limitation of the foregoing, the Company shall cooperate with Parent and Navistar Defense to ensure that Navistar Defense promptly submits the appropriate filings with or notices to DCSA with respect to the transactions contemplated by this Agreement, including, but not limited to a pro forma draft SF-328 reflecting the impending change of ownership and control of the Company, and to comply with requirements of DCSA, including pursuant to the National Industrial Security Program Operating Manual, applicable to it, and shall use its reasonable best efforts to provide any information about the Company or in the Company’s possession or control requested by DCSA in connection with DCSA’s review of the Merger and the foreign ownership, control or influence following the completion of the Merger, in order to obtain the DCSA Approval. To the extent not prohibited by DCSA, the Company shall (x) keep Parent fully informed of material contacts, filings and discussions, including negotiations, with DCSA relating to the foregoing, solely to the extent the Company has Knowledge of such contacts, filings and discussions and (y) shall invite representatives of Parent to participate in conversations or negotiations with DCSA about any DCSA suggested amendment to the current form of foreign ownership, control or influence mitigation (“FOCI Mitigation”) applicable to Navistar Defense, to the extent the Company is invited to participate in such conversations and negotiations and to the extent permitted by DCSA. In the event DCSA requires Navistar Defense to revise or replace its existing board resolution, the Company shall use its reasonable best efforts, exercising its rights provided under the Navistar Defense LLC Agreement, to ensure that any new FOCI Mitigation agreement imposes on the Company and Parent the fewest restrictions on governance rights and information access consistent with the requirements of DCSA, Applicable Law and regulations.
(e) Subject to Applicable Laws, in particular relating to the exchange of information, each of Parent and the Company shall keep the other reasonably apprised of the status of governmental and third-party approval matters relating to the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, Parent and the Company shall each, upon request by the other, furnish the other (and its counsel) with all information concerning itself, its Affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice, application or other communication (whether written or oral) made by or on behalf of Parent, the Company or any of their respective Affiliates to any third party and/or any Governmental Authority in connection with the transactions contemplated by this Agreement and shall have the right to review in advance and, each will consult with the other (and its counsel) on and consider in good faith the views of the other (and its counsel) in connection with, all the information relating to Parent or the Company, as the case may be, and any of their respective Affiliates, that appears in any filing made with, written materials submitted to, or any material proposed oral communication with any third party and/or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. Neither the Company nor Parent shall permit any of its controlled Affiliates or officers or any other representatives or agents to participate in any meeting with any third party with respect to any material consent, approval or waiver in connection with the transactions contemplated by this Agreement or any Governmental Authority in respect of any filings, investigation or other inquiry relating to the transactions contemplated by this Agreement, in each case, unless it consults with the other party in advance and, to the extent permitted by Applicable Laws and such third party or Governmental Authority, as applicable, gives the other party the opportunity to attend and participate thereat.
(f) Notwithstanding anything to the contrary contained in this Agreement but subject to the obligations set forth in this Section 8.01, Parent shall, in consultation with the Company (and its counsel), be entitled to control and direct the defense of the transactions contemplated hereby before any Governmental Authority, including the scheduling of, and strategic planning for, any meetings with, and the conducting of negotiations with, Governmental Authorities regarding the transactions contemplated hereby. Further, Parent shall, subject to the obligations set forth in this Section 8.01, in consultation with the Company (and its counsel) and on behalf of the parties hereto, control and lead all communications
2021 Proxy Statement	A-37

and strategy relating to the Competition Laws, after consulting and cooperating with and considering in good faith the views of the Company (and its counsel) with respect thereto. The Company shall not consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Authority without the consent of Parent (not to be unreasonably withheld, conditioned or delayed), and Parent shall not consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Authority without consulting with and considering in good faith the views of the Company with respect thereto; provided that Parent shall not in any event consent to any such extension or delay that would reasonably be likely to result in any consent, registration, approval, permit or authorization from such Governmental Authority not being obtained prior to the End Date.
Section 8.02. SEC Matters. (a) Each of the Company and Parent and their respective counsel shall be given a reasonable opportunity to review and comment on the Company Proxy Statement and the Schedule 13E-3 each time before any such document is filed with the SEC, and shall give reasonable and good faith consideration to any comments made by the other party. Each of the Company and Parent shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Company Proxy Statement or the Schedule 13E-3, as the case may be, and advise one another of any oral comments received from the SEC. Each of the Company and Parent shall use its reasonable best efforts to ensure that the Company Proxy Statement and the Schedule 13E-3 comply in all material respects with the rules and regulations promulgated by the SEC under the 1933 Act and the 1934 Act, as the case may be.
(b) Parent and the Company shall jointly (i) prepare and file the Schedule 13E-3 with the SEC concurrently with the Company Proxy Statement, (ii) cause the Schedule 13E-3 and any amendments or supplements thereto, when filed, to comply with all legal requirements applicable thereto, (iii) use their respective reasonable best efforts to have the Schedule 13E-3 cleared by the SEC as promptly as practicable and (iv) mail the Schedule 13E-3 to the stockholders of the Company as promptly as practicable after clearance by the SEC.
(c) If, at any time prior to the Effective Time, any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Company Proxy Statement or the Schedule 13E-3 so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.
Section 8.03. Public Announcements. The initial announcement regarding this Agreement shall be press releases by each party as pre-agreed between the parties and thereafter the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Authority with respect thereto, except for any announcements, press releases or filings as may be required by Applicable Laws or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Authority.
Section 8.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
Section 8.05. Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of:
(a) any notice or other material communication from any Person alleging that the consent of such Person is required in connection with the transactions contemplated by this Agreement;
(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;
2021 Proxy Statement	A-38

(c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the transactions contemplated by this Agreement;
(d) any inaccuracy of any representation or warranty contained in this Agreement at any time during the term hereof that could reasonably be expected to cause the conditions set forth in Section 9.02(a) or Section 9.03(a) not to be satisfied; and
(e) any failure of that party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder that could reasonably be expected to cause the conditions set forth in Section 9.02(a) or Section 9.03(a) not to be satisfied;
provided that the delivery of any notice pursuant to this Section 8.05 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.
Section 8.06. Stock Exchange De-listing; 1934 Act Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Laws and rules and policies of the NYSE to enable the de-listing by the Surviving Corporation of the Company Stock from the NYSE and the deregistration of the Company Stock under the 1934 Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Closing Date.
ARTICLE 9
CONDITIONS TO THE MERGER
Section 9.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:
(a) the Company Stockholder Approval shall have been obtained in accordance with Delaware Law;
(b) no court or other Governmental Authority of competent jurisdiction in Delaware or a jurisdiction in which either party or its Subsidiaries have operations that are material to such party and its Subsidiaries, taken as a whole, shall have enacted, issued, promulgated, enforced or entered any Applicable Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement (collectively, an “Order”); and
(c) any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated, and any required filings, consents, approvals, authorizations, clearances or other actions under the Required Governmental Approvals set forth on Schedule I shall have been made, obtained or taken, and any applicable approvals and waiting periods thereunder shall have been received and remain in effect (in the case of approvals) or expired or been terminated.
Section 9.02. Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:
(a) (i) the Company shall have performed and complied in all material respects with all obligations, agreements and covenants required to be performed by it under this Agreement on or prior to the Effective Time; (ii) (A) the representations and warranties of the Company contained in Section 4.01 (Organization, Good Standing and Qualification), Section 4.03 (Authority, Approval), Section 4.04(b)(i) (No Conflict), Section 4.12 (No Shareholders Rights Plan; Takeover Statutes), Section 4.20 (Opinion of Financial Advisor) and Section 4.21 (Finders’ Fees) hereof, shall be true and correct in all material respects, and Section 4.02(a) (Capital Structure), which shall be true and correct except for such inaccuracies as are de minimis, (in each case without giving effect to any “materiality” qualifiers or qualifiers of similar import set forth therein) as of the date hereof and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (B) the other representations and warranties of the Company set forth in this Agreement (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); unless,
2021 Proxy Statement	A-39

in the case of this clause (B) only, the failure of such representations and warranties of the Company to be so true and correct has not had, and is not reasonably likely to have, a Material Adverse Effect; and (iii) Parent shall have received at the Effective Time a certificate signed on behalf of the Company by an authorized officer of the Company to the foregoing effect;
(b) if a CFIUS Filing Request is received prior to the Closing, the CFIUS Approval shall have been obtained, and the CFIUS Approval shall be in full force and effect; and
(c) since the date hereof, there shall not have occurred and be continuing any change, development, discovery, event, fact, circumstance or other matter that has had or would reasonably be likely to have a Material Adverse Effect.
Section 9.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:
(a) (i) each of Parent and Merger Subsidiary shall have performed and complied in all material respects with all covenants required to be performed by it at or prior to the Effective Time; (ii) the representations and warranties of Parent (without giving effect to any “materiality” qualifiers or qualifiers of similar import set forth therein) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); and (iii) the Company shall have received at the Effective Time a certificate signed by an authorized officer of Parent to the foregoing effect.
ARTICLE 10
TERMINATION
Section 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):
(a) by mutual written agreement of the Company and Parent;
(b) by either the Company or Parent, if:
(i) the Merger has not been consummated on or before September 30, 2021 (the “End Date”); provided, however, that (i) if the conditions to Closing set forth in Section 9.01(c) and/or Section 9.02(b) have not been satisfied or waived on or prior to the End Date but all other conditions to Closing set forth in Article 9 have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing) or (ii) if a CFIUS Filing Request is received prior to the Closing, then in the case of clause (i) or (ii) hereof, the End Date shall be automatically extended without further action of either party until December 31, 2021, such date, as extended, pursuant to clause (i) and/or clause (ii) hereof shall be the “End Date”; provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in or caused the failure of the Merger to be consummated by such time; or
(ii) there shall be any Order that (A) makes consummation of the Merger illegal or otherwise prohibited or (B) enjoins the Company or Parent from consummating the Merger, and in either case, any such Order and injunction shall have become final and nonappealable; or
(iii) at the Company Stockholder Meeting (including any adjournment or postponement thereof), the Company Stockholder Approval shall not have been obtained;
(c) by Parent, if:
(i) at any time prior to, but not after, the Company Stockholder Approval is obtained, an Adverse Recommendation Change shall have occurred, or at any time after receipt or public announcement of an Acquisition Proposal, the Company Board shall have failed to publicly reaffirm the Company Board Recommendation as promptly as practicable (but in any event within ten (10) Business Days) after receipt of any written request to do so from Parent; provided that such reaffirmation by the Company Board shall only be required once with respect to each Acquisition Proposal (including any amendment thereof); or
2021 Proxy Statement	A-40

(ii) a breach of any representation or warranty or failure to perform any obligation, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.02(a) not to be satisfied, and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) thirty (30) days after written notice thereof is given by Parent to the Company and (ii) the End Date;
(d) by the Company, if:
(i) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.03(a) not to be satisfied, and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) thirty (30) days after written notice thereof is given by the Company to Parent and (ii) the End Date; or
(ii) at any time prior to, but not after, the Company Stockholder Approval is obtained, the Company Board has made an Adverse Recommendation Change in order to accept a Superior Proposal and the Company concurrently enters into a binding written definitive acquisition agreement providing for the consummation of a transaction for a Superior Proposal; provided that (A) the Company and the Company Board shall have complied with Section 6.03 with respect to such Superior Proposal and (B) the Company shall have paid the Termination Fee immediately before or simultaneously with, and as a condition to, such termination.
The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.
Section 10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto except as provided in Section 11.04 and Section 11.13; provided that, if a party committed a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such Willful Breach. The provisions of this Section 10.02 and Sections 8.05, 11.04, 11.07, 11.08, 11.09 and 11.13 shall survive any termination hereof pursuant to Section 10.01.
ARTICLE 11
MISCELLANEOUS
Section 11.01. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other party shall be in writing and shall be deemed given to a party when (a) served by personal delivery upon the party for whom it is intended, (b) delivered by an internationally recognized overnight courier service upon the party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested, or (d) sent by facsimile or email; provided that the transmission of the facsimile or email is promptly confirmed by dispatch pursuant to one of the other methods described herein, in each case, to the following addresses, facsimile numbers or email addresses and marked to the attention of the Person (by name or title) designated below, or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided below:
if to Parent or Merger Subsidiary, to:

TRATON SE Dachauer Str. 641 80995 Munich
Attention:	Dr. Klaus Schartel
Do Young Kim
E-mail:	klaus.schartel@traton.com /
E-mail:	do.young.kim@traton.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention:	George R. Bason, Jr. and Michael Davis
Telephone:	(212) 450-4000
Facsimile:	(212) 701-5800
E-mail:	george.bason@davispolk.com /
michael.davis@davispolk.com
2021 Proxy Statement	A-41

if to the Company, to:

Navistar International Corporation
2701 Navistar Drive
Lisle, IL 60532
Attention:	Curt Kramer
Telephone:	(331) 332-3186
E-mail:	curt.kramer@navistar.com

with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004-2498
Attention:	Frank Aquila
Scott B. Crofton
Telephone:	(212) 558-4000
Facsimile No.:	(212) 291-9004
(212) 291-9386
E-mail:	aquilaf@sullcrom.com
croftons@sullcrom.com
or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally, three (3) business days after deposit in the mail if sent by registered or certified mail, upon confirmation of receipt if sent by facsimile or email (provided that if given by facsimile or email such notice, request, instruction or other document shall be confirmed within one business day by dispatch pursuant to one of the other methods described herein) or on the next business day after deposit with an overnight courier.
Section 11.02. Survival of Representations and Warranties. The representations, warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for the agreements set forth in Section 7.03.
Section 11.03. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that after the Company Stockholder Approval has been obtained there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under Delaware Law without such approval having first been obtained.
(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
Section 11.04. Expenses. (a) General. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
(b) Termination Fee.
(i) If this Agreement is terminated by Parent pursuant to Section 10.01(c)(i) or Section 10.01(c)(ii) (but only if the failure to satisfy the condition specified therein results from an intentional breach by the Company of any of its representations, warranties, covenants or agreements contained herein), then the Company shall pay to Parent in immediately available funds $125,000,000 (the “Termination Fee”), in the case of a termination by Parent, within three (3) Business Days after such termination or in the case of a termination by the Company, concurrently with such termination.
(ii) If (A) this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(i) or Section 10.01(b)(iii), and (B) after the date of this Agreement and prior to such termination, a bona fide Acquisition Proposal shall have been publicly announced or otherwise been communicated to the Company Board or its
2021 Proxy Statement	A-42

stockholders and not withdrawn (1) at least five (5) Business Days prior to the date of termination, with respect to any termination and abandonment pursuant to Section 10.01(b)(i) or (2) any time prior to the date of the Company Stockholders Meeting (including any postponement, recess or adjournment thereof taken in accordance with this Agreement, with respect to termination and abandonment pursuant to Section 10.01(b)(iii), and (C) within 12 months following the date of such termination, the Company shall have consummated a transaction for an Acquisition Proposal (provided that for purposes of this clause (C), each reference to “20%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”), then the Company shall pay to Parent in immediately available funds, concurrently with the occurrence of the applicable event described in clause (C), the Termination Fee.
(iii) If this Agreement is terminated by the Company pursuant to Section 10.01(d)(ii) the Company shall pay to Parent in immediately available funds, concurrently with such termination, the Termination Fee.
(c) Reimbursement. Upon termination of this Agreement pursuant to Section 10.01(b)(iii), the Company shall reimburse Parent and Affiliates (by wire transfer of immediately available funds), no later than three (3) Business Days after such termination, for 100% of their documented out-of-pocket fees and expenses (including reasonable fees and expenses of their counsel) up to $25,000,000 actually incurred by any of them in connection with this Agreement and the transactions contemplated hereby including the arrangement of, obtaining the commitment to provide or obtaining any financing for such transactions (such fee, the “Expense Reimbursement”).
(d) Other Costs and Expenses. The Company acknowledges that the agreements contained in this Section 11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Subsidiary would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due to Parent pursuant to this Section 11.04, it shall also pay any costs and expenses incurred by Parent or Merger Subsidiary in connection with a legal action to enforce this Agreement that results in a judgment against the Company for such amount, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee, cost or expense was required to be paid to (but excluding) the payment date.
(e) The parties acknowledge and agree that (i) in no event shall the Company be required to pay the Termination Fee or Expense Reimbursement on more than one occasion, (ii) in the case that a Termination Fee becomes payable pursuant to Section 11.04(b) and a Reimbursement Fee has been paid by or caused to be paid by the Company pursuant to Section 11.04(c), the amount of such Reimbursement Fee actually paid by the Company shall be deducted from the total amount of such Termination Fee payable by the Company pursuant to Section 11.04(b) such that, in no event shall the Company be required to pay or cause to be paid any amount in excess of the Termination Fee, and (iii) notwithstanding anything to the contrary set forth in this Agreement, except in the case of a Willful Breach by the Company, in the event that the Termination Fee becomes payable by, and is paid or caused to be paid by, the Company, such fee shall be Parent’s and Merger Subsidiary’s sole and exclusive remedy for monetary damages or other relief (including specific performance) pursuant to this Agreement.
(f) In the event that a Termination Fee or Expense Reimbursement is paid pursuant to this Section 11.04, Parent shall have the right, exercisable by written notice to the Company within fifteen (15) Business Days after the receipt of payment of such Termination Fee, to refund such Termination Fee to the Company, and in that event that the Company actually receives a full refund of the entire Termination Fee within two Business Days after the delivery of such notice, Parent shall be entitled to all post-termination remedies available as contemplated by Section 10.02. If, after receiving the Termination Fee, Parent fails to exercise its right to refund the Termination Fee in accordance with the time periods provided for in this Section 11.04(f), Parent shall be deemed to have irrevocably waived such right.
Section 11.05. Disclosure Schedule and SEC Document References. (a) The parties hereto agree that any reference in a particular Section of either the Company Disclosure Schedule or the Parent Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (x) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (y) any other representations and warranties of such party that are contained in this Agreement if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent to a person who has read that reference and such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed.
(b) The parties hereto agree that any information contained in any part of any Company SEC Document shall only be deemed to be an exception to (or a disclosure for purposes of) the Company’s representations and warranties if the
2021 Proxy Statement	A-43

relevance of that information as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent to a person who has read that information concurrently with such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed; provided that in no event shall any information contained in any part of any Company SEC Document entitled “Risk Factors”, “Cautionary Statement” or containing a description or explanation of “Forward-Looking Statements” be deemed to be an exception to (or a disclosure for purposes of) any representations and warranties of the Company contained in this Agreement.
Section 11.06. Binding Effect; Benefit; Assignment. (a) The provisions of this Agreement shall be binding upon and, except as provided in Section 7.03, shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Section 7.03, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.
(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (i) one or more of their Affiliates at any time and (ii) after the Effective Time, to any Person; provided that such transfer or assignment shall not relieve Parent or Merger Subsidiary of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Subsidiary.
Section 11.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.
Section 11.08. Jurisdiction. Notwithstanding anything to the contrary in the Stockholders Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.
Section 11.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement (other than the Confidentiality Agreement) or other communication).
Section 11.11. Entire Agreement. This Agreement, the Section 203 Agreement and the Stockholder Agreement (including any past waivers with respect thereto) constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
Section 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
2021 Proxy Statement	A-44

Section 11.13. No Third-Party Beneficiaries. Except in the case of (a) the Representatives of the Company and its Affiliates pursuant to the provisions of Section 6.06 and (b) from and after the Effective Time, the Indemnified Persons pursuant to the provisions of Section 7.03, the parties hereby agree that their respective representations, warranties, covenants and agreements set forth in this Agreement are solely for the benefit of the other, subject to the terms and conditions of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person, other than the parties (and those Persons referred to in clauses (a) and (b) of this Section 11.13, but only to the extent expressly provided for therein) and their respective successors and permitted assigns, any rights or remedies, express or implied, hereunder, including the right to rely upon the representations and warranties set forth in this Agreement; except that, and notwithstanding anything to the contrary set forth in the foregoing provisions of this Section 11.13 or otherwise in this Agreement, the Company shall have the right to recover through a proceeding brought by the Company for itself and on behalf of its stockholders, damages (which shall be determined by reference to the total amount that would have been recoverable by the Company’s stockholders if all such stockholders brought an action against Parent and were recognized as third-party beneficiaries hereunder) from Parent in the event of a Willful Breach of this Agreement by Parent or Merger Subsidiary, which right is hereby acknowledged and agreed by Parent and Merger Subsidiary.
Section 11.14. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.
[The remainder of this page has been intentionally left blank; signature pages follow]
2021 Proxy Statement	A-45

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.
NAVISTAR INTERNATIONAL CORPORATION

By:	/s/ Troy A. Clarke
Name:	Troy A. Clarke
Title:	Executive Chairman

By:	/s/ Persio V. Lisboa
Name:	Persio V. Lisboa
Title:	President and Chief Executive Officer
[Signature Page to Merger Agreement]
2021 Proxy Statement	A-46

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.
TRATON SE

By:	/s/ Matthias Gründler
Name:	Matthias Gründler
Title:	Chief Executive Officer

By:	/s/ Christian Schulz
Name:	Christian Schulz
Title:	Chief Financial Officer

DUSK INC.

By:	/s/ Do Young Kim
Name:	Do Young Kim
Title:	Chairman

By:	/s/ Franz Haslinger
Name:	Franz Haslinger
Title:	Secretary/Treasurer
[Signature Page to Merger Agreement]
2021 Proxy Statement	A-47

Exhibit A to Merger Agreement

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NAVISTAR INTERNATIONAL CORPORATION
FIRST: The name of the corporation is Navistar International Corporation (the “Corporation”).
SECOND: The address of its registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).
FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 10, consisting of:
(1) 1 share of a class designated preference stock, with a par value of $1.00 (the ‘Preference Stock”), and
(2) 9 shares of common stock, with a par value of $0.10 per share (the “Common Stock”), amounting in the aggregate to $1.90.
FIFTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.
SIXTH: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.
SEVENTH: The Corporation expressly elects not to be governed by Section 203 of Delaware Law.
EIGHTH: (1) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation (which term shall include any predecessor corporation of this Corporation) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (“indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided however, that, except as provided in paragraph 2 of this ARTICLE EIGHTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this ARTICLE EIGHTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Delaware Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this ARTICLE EIGHTH or otherwise.
(2) If a claim under paragraph 1 of this ARTICLE EIGHTH is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.
2021 Proxy Statement	A-48

If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover payments by the Corporation of expenses incurred by an indemnitee in defending in his or her capacity as a director or officer, a proceeding in advance of its final disposition, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right to indemnification hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) or by the Corporation to recover payments by the Corporation of expenses incurred by an indemnitee in defending, in his or her capacity as a director or officer, a proceeding in advance of its final disposition, the burden of proving that the indemnitee is not entitled to be indemnified under this ARTICLE EIGHTH or otherwise shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a presumption that the indemnitee has not met the applicable standard of conduct, or in the case of such an action brought by the indemnitee, be a defense to the action.
(3) The rights conferred on any person by paragraphs 1 and 2 of this ARTICLE EIGHTH shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, this certificate of incorporation by-law, agreement, vote of stockholders or disinterested directors or otherwise.
(4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Law.
(5) Persons who are not included as indemnitees under paragraph 1 of this ARTICLE EIGHTH but are employees of the Corporation or any subsidiary may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.
NINTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.
TENTH: The Preference Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preference Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preference Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of Preference Stock (i) may have such voting powers, full or limited, or may be without voting powers; (ii) may be subject to redemption at such time or times and at such prices; (iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (iv) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (v) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and (viii) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such Preference Stock. Shares of any series of Preference Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preference Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new
2021 Proxy Statement	A-49

series of Preference Stock to be created by resolution or resolutions by the Board of Directors or as part of any other series of Preference Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preference Stock.
(1) Series B Stock. The designated powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereof, of one (1) share of a series of Preference Stock are as follows:
(a) Designation. The designation of this series of Preference Stock shall be “Nonconvertible Junior Preference Stock, Series B (With Par Value of $1.00)” (referred to herein as the “Series B Stock”).
(b) Dividends. The holder of the share of the Series B Stock shall not be entitled to receive dividends with respect to the Series B Stock.
(c) Rights of Redemption. The Series B Stock shall be subject to redemption as follows:
(i) Optional Redemption. At any time after the holder of Series B Stock has not been entitled to vote separately as a class to elect a director at any time for five consecutive years, the Series B Stock may be redeemed at the option of the Corporation, in whole or in part, at any time or from time to time upon not less than five days’ prior notice to the holder of record of the Series B Stock sent by first class mail, postage prepaid, to such holder at its address appearing on the Series B Stock register maintained by the Corporation, at a redemption price of $1.00 (hereinafter called the “Series B Redemption Date”).
(ii) Effect of Redemption. All rights of the holder of Series B Stock as a stockholder of the Corporation by reason of the ownership of Series B Stock shall cease on the Series B Redemption Date, except the right to receive the amount payable upon redemption of such share on presentation and surrender of the certificate representing such share. After the Series B Redemption Date, such share shall not be deemed to be outstanding.
(d) Rights on Liquidation, Dissolution, Winding Up.
(i) Liquidation Payment. In the event of any involuntary liquidation, dissolution or winding up of the Corporation, the holder of the Series B Stock (if then outstanding) shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of any class of capital stock of the Corporation ranking junior upon liquidation to the Series B Stock, an amount equal to $1.00 per share. The merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation shall not in any event be considered a dissolution, liquidation or winding up of the Corporation under this paragraph (d).
(ii) Proportionate Distribution. In the event the assets of the Corporation available for distribution to the holder of the Series B Stock upon any involuntary or voluntary liquidation, dissolution or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holder is entitled pursuant to subparagraph (1) of this paragraph (d), no such distribution shall be made on account of any shares of any other class or series of preference stock ranking on a parity with the Series B Stock upon liquidation unless proportionate distributive amounts shall be paid on account of the Series B Stock, ratably, in proportion to the full distributive amounts to which the holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.
(e) Voting. The Series B Stock shall not have any voting powers, either general or special, except as required by applicable law and as follows:
(i) Change of Priority or Rights. Without the affirmative vote or consent of the holder of the Series B Stock, voting or consenting (as the case may be) separately as a class, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, the Corporation shall not (i) change the number of authorized shares of the Series B Stock or (ii) amend this Certificate of Incorporation or take any other action (including, without limitation, a merger or consolidation to which the Corporation is a constituent party) which would have the effect of eliminating the Series B Stock or of amending, altering or repealing any of the preferences, special rights or powers of the holder of the Series B Stock so as adversely to affect such preferences, special rights or powers.
(ii) Election of Director. Until the Fully Funded Date, the number of directors constituting the Board of Directors of the Corporation shall be increased by one, and the holder of the Series B Stock shall have, in addition to any other voting rights, the exclusive and special right, voting separately as a class, to elect one person to fill such newly created directorship. Except for the involuntary resignation of any such director under this subparagraph (b) or
2021 Proxy Statement	A-50

the removal of any such director by the holder of the Series B Stock, the director elected by the holder of the Series B Stock shall have a one year term of office. The right of the holder of Series B Stock to elect a director may be exercised by written consent of such holder. On the Fully Funded Date, the special right of the holder of the Series B Stock so to vote separately as a class for the election of a director shall terminate (subject to subsequent revesting as provided below) and the director elected by the holder of the Series B Stock shall be deemed to have resigned effective immediately without any further action upon such person’s part. Subsequent to the Fully Funded Date, the special right of the holder of Series B Stock to vote separately as a class for the election of a director shall revest at any time when the balance of the Employers’ funding contribution held under the Health Benefit Trust falls below 85% of the Fully Funded Amount; provided, however, that such revested special right of the holder of Series B Stock to vote separately as a class for the election of a director shall terminate (subject to revesting as provided by this subparagraph (b)) if the balance of the Employers’ funding contribution held under the Health Benefit Trust rises above 85% of the Fully Funded Amount. At any time when the holder of the Series B stock has the right to elect a director as provided in this subparagraph (b), (i) such holder shall have the exclusive right to remove such director, with or without cause, from time to time and elect his or her successor and (ii) any vacancies in the seat held by the director elected by the holder of the Series B Stock shall be filled only by vote of the holder of the Series B Stock.
(f) Conversion Rights. The holder of the share of the Series B Stock shall have no conversion rights with respect to such share.
(g) Nontransferability. The Series B Stock shall be issued to the UAW and the Series B Stock and any rights thereunder shall be nontransferable. Any attempted transfer shall be void and of no effect. The Corporation shall place on the certificate representing any issued share of the Series B Stock a legend consistent with the provisions hereof.
(h) Definitions.
(i) Employers. The term “Employers” shall have the meaning assigned to such term in the Settlement Agreement.
(ii) Fully Funded Amount. The term “Fully Funded Amount” shall have the meaning assigned to such term in the Settlement Agreement.
(iii) Fully Funded Date. The term “Fully Funded Date” shall have the meaning assigned to such term in the Settlement Agreement.
(iv) Health Benefit Trust. The term “Health Benefit Trust” shall have the meaning assigned to such term in the Settlement Agreement.
(v)  Settlement Agreement. The term “Settlement Agreement” shall mean that certain settlement agreement entered into in 1993 between the Corporation, its employees, retirees and collective bargaining organizations.
(vi) UAW. The term “UAW” shall have the meaning assigned to such term in the Settlement Agreement.
(i) Rank of Series B Stock. The share of the Series B Stock shall rank junior upon liquidation to any other series of Preferred or Preference Stock authorized or designated after the initial date of issuance of the Series B Stock. The share of the Series B Stock shall rank senior upon liquidation to the shares of the Common Stock.
(j) Retirement of Redeemed Shares, Etc. When redeemed, the share of the Series B Stock shall have the status of authorized and unissued Preference Stock.
(k) Fractional Shares. No fractional shares of Series B Stock shall be issued.
(l) Stock Calculations. In making any calculations with respect to holdings or ownership of the Corporation’s stock, the Corporation’s stock records shall be conclusive evidence of such holdings and ownership.
2021 Proxy Statement	A-51

ANNEX B - ICAHN VOTING AND SUPPORT AGREEMENT
EXECUTION VERSION
VOTING AND SUPPORT AGREEMENT
VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of November 7, 2020, by and among TRATON SE, a Societas Europaea (“Parent”), Dusk Inc., a Delaware corporation and a wholly-owned indirect Subsidiary of Parent (“Merger Subsidiary”) and the persons and entities listed on Exhibit A hereto (together with any subsequent stockholders or transferee who become Stockholders pursuant to Section 4.02, collectively the “Stockholders” and each individually a “Stockholder”).
W I T N E S S E T H:
WHEREAS, concurrently with the execution of this Agreement, Navistar International Corporation, a Delaware corporation (the “Company”), Parent and Merger Subsidiary, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, each outstanding share of common stock other than shares held by Parent or its Affiliates, par value $0.10 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Common Merger Consideration, as specified in the Merger Agreement;
WHEREAS, as of the date hereof, each Stockholder is the Beneficial Owner (as defined herein) of the shares of Company Common Stock set forth opposite such Stockholder’s name on Exhibit A hereto (the “Existing Stockholder Shares”);
WHEREAS, the consummation of the Merger requires receipt of the Company Stockholder Approval;
WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to such Stockholder’s Covered Stockholder Shares (as defined herein); and
WHEREAS, the Board of Directors of the Company has approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, and has approved the execution and delivery of this Agreement in connection therewith, understanding that the execution and delivery of this Agreement by the Stockholders is a material inducement and condition to Parent’s willingness to enter into the Merger Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE 1
GENERAL
Section 1.01. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following capitalized terms, as used in this Agreement, shall have the following meanings:
“Affiliate” means, with respect to an entity, any other entity controlling, controlled by or under common control with, such entity. The term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise. For purposes hereof, the Company and its Subsidiaries shall be deemed not to be Affiliates of any of the Stockholders or any of their respective Affiliates, and the Stockholders and their respective Affiliates shall be deemed not to be Affiliates of the Company or any of its Subsidiaries.
“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.
“Covered Stockholder Shares” means, with respect to each Stockholder, such Stockholder’s Existing Stockholder Shares, (i) plus any shares of Company Common Stock or other capital stock of the Company and any shares of Company Common Stock or other capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are as of the relevant date securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other capital stock of the Company, in each case, that such Stockholder has or acquires Beneficial Ownership of on or after the date hereof
2021 Proxy Statement	B-1

(including as a result of any change in the Company Stock by reason of any reclassification, reorganization, stock split or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization), (ii) less any shares of Company Common Stock disposed of pursuant to a Permitted Transfer and (iii) less the Excluded Shares.
“Encumbrance” means any lien, charge, pledge, security interest, claim or other encumbrance. The term “Encumber” shall have a correlative meaning.
“Excluded Shares” means 1,250,000 shares of Company Common Stock that are Beneficially Owned by the Stockholders as of the date hereof.
“Expiration Date” means the date on which the Merger Agreement is terminated in accordance with its terms.
“Other Voting and Support Agreement” means that certain Voting and Support Agreement, dated as of the date hereof, by and among Parent and the Other Stockholders.
“Other Stockholders” means the Stockholders (as defined therein) under the Other Voting and Support Agreement.
“Permitted Transfer” means a Transfer of Covered Stockholder Shares by any Stockholder (a) to any of its Affiliates, (b) by will or other Transfers for estate planning purposes, or (c) to any other Person to whom Parent has consented in advance in writing (such consent not to be unreasonably withheld, conditioned or delayed).
“Representatives” means, with respect to a Person, such Person’s officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors.
“Transfer” means, directly or indirectly, to sell, transfer, assign, Encumber, hypothecate or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, Encumbrance, hypothecation or similar disposition of (including by merger, by tendering into any tender or exchange offer or otherwise). A Transfer shall not include any Encumbrance or hypothecation of securities as long as the applicable Stockholder retains the right to vote the Covered Stockholder Shares in accordance with this Agreement.
ARTICLE 2
VOTING
Section 2.01. Agreement To Vote.
(a) Each Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Company Stockholder Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, such Stockholder shall, in each case to the fullest extent that its Covered Stockholder Shares are entitled to vote thereon or consent thereto:
(i)  appear (in person or by proxy) at each such meeting or otherwise cause all of such Stockholder’s Covered Stockholder Shares to be counted as present thereat for purposes of calculating a quorum; and
(ii)  vote (or cause to be voted), in person or by proxy, all of the Covered Stockholder Shares: (A) in favor of (1) the adoption and approval of the Merger Agreement and approval of the Merger and other transactions contemplated by the Merger Agreement, (2) any proposal by the Company to adjourn or postpone any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters and (3) any non-binding advisory vote on “golden parachute” executive compensation arrangements or (B) against any Acquisition Proposal or Superior Proposal.
(b)  Each Stockholder hereby (i) waives, and agrees not to exercise or assert, any appraisal or similar rights (including under Section 262 of Delaware Law) in connection with the Merger and (ii) agrees (A) not to commence or participate in and (B) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Subsidiary, the Company or any of their respective Affiliates (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (2) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with the evaluation, negotiation or entry into this Agreement or the transactions contemplated by the Merger Agreement (it being
2021 Proxy Statement	B-2

understood and agreed that nothing in this section shall restrict or prohibit such Stockholder from participating as a defendant or asserting counterclaims or defenses, in any action or proceeding brought or claims asserted against it or any of its Affiliates relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, or from enforcing its rights under this Agreement).
Section 2.02. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to any of its Covered Stockholder Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to its Covered Stockholder Shares (except pursuant to any irrevocable proxy card (in the form provided by the Company) delivered to the Company directing that any of its Covered Stockholder Shares be voted in accordance with Section 2.01) and (c) has not given, any voting instructions or authorities in any manner inconsistent with Section 2.01, with respect to any of its Covered Stockholder Shares (other than that certain Settlement Agreement, by and among the Company and the Stockholders, dated as of October 5, 2012 (as amended, supplemented, restated or otherwise modified from time to time, prior to the date hereof, the “Settlement Agreement”), the restrictions of which have been waived by the Board of Directors of the Company as of the date of this Agreement; provided, however, that this Section 2.02 shall not preclude any Stockholder from Transferring its Covered Stockholder Shares pursuant to a Permitted Transfer. Each Stockholder hereby represents that all proxies, powers of attorney, instructions or other requests given by such Stockholder prior to the execution of this Agreement in respect of the voting of any of its Covered Stockholder Shares, if any, are not irrevocable and such Stockholder hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to any of its Covered Stockholder Shares, in each case to the extent such proxies, powers of attorney, instructions or other requests would be reasonably likely to hinder such Stockholder’s compliance with the terms of this Agreement.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER
Each Stockholder hereby represents and warrants to Parent and the Merger Subsidiary as of the date hereof as follows:
Section 3.01. Authorization; Validity of Agreement. Such Stockholder, if it is an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Stockholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties hereto, as applicable, each constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.
Section 3.02. Ownership. Unless Transferred pursuant to a Permitted Transfer, (a) the Existing Stockholder Shares set forth opposite such Stockholder’s name on Exhibit A are, and all of such Stockholder’s Covered Stockholder Shares during the term of this Agreement will be, Beneficially Owned or owned of record by such Stockholder and (b) such Stockholder has good and valid title to such Existing Stockholder Shares. As of the date hereof, (A) the Existing Stockholder Shares set forth opposite such Stockholder’s name on Exhibit A constitute all of the shares of Company Common Stock (or any other equity interests of the Company) Beneficially Owned or owned of record by such Stockholder and (B) except as set forth on Exhibit A, no member of such Stockholder’s immediate family or trust for the benefit of such Stockholder and/or any member of such Stockholder’s immediate family Beneficially Owns or owns of record any shares of Company Common Stock (or any other equity interests of the Company). Unless Transferred pursuant to a Permitted Transfer, such Stockholder has and, other than with respect to the Excluded Shares, will have at all times during the term of this Agreement the requisite voting power (including the right to control such vote as contemplated herein), the requisite power of disposition, the requisite power to issue instructions with respect to the matters set forth in Article 2, and the requisite power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Existing Stockholder Shares set forth opposite such Stockholder’s name on Exhibit A and with respect to all of such Stockholder’s Covered Stockholder Shares at all times during the term of this Agreement.
Section 3.03. No Violation. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder and the consummation of the transactions contemplated by this Agreement will not (a) conflict with or violate any Applicable Law or any certificate or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of such Stockholder or (b) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of such
2021 Proxy Statement	B-3

Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Stockholder is a party, or by which it or any of its properties or assets may be bound in a manner that would be reasonably expected to materially impair the consummation of the transactions contemplated by this Agreement.
Section 3.04. Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder and the consummation of the transactions contemplated hereby will not, require such Stockholder or any of its Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filing of any required reports with the SEC.
Section 3.05. Absence of Litigation. As of the date hereof, there are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder and/or any of its Affiliates before (or, in the case of threatened proceedings, that would be before) any arbitrator or Governmental Authority, that has had or would reasonably be expected to materially impair the ability of such Stockholder to perform its obligations hereunder or that, to such Stockholder’s knowledge, in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by the Merger Agreement.
Section 3.06. Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Subsidiary or the Company in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder. For the avoidance of doubt, it is acknowledged that the Company has retained J.P. Morgan Securities LLC and PJT Partners LP as its financial advisors in connection with the Merger Agreement, and each of them may be entitled to a fee or commission from the Company in respect of the Merger Agreement.
Section 3.07. Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations and warranties of such Stockholder contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY
Parent and Merger Subsidiary hereby represent and warrant to each Stockholder as of the date hereof as follows:
Section 4.01. Authorization; Validity of Agreement. Each of Parent and Merger Subsidiary is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of Parent and Merger Subsidiary has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by the Merger Agreement and this Agreement. This Agreement has been duly authorized, executed and delivered by Parent and Merger Subsidiary and, assuming due authorization, execution and delivery by the other parties hereto, as applicable, constitutes a valid and binding obligation of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with its terms, subject to the Bankruptcy and Equity Exception.
Section 4.02. No Violation. The execution and delivery of this Agreement by Parent and Merger Subsidiary does not, and the performance by Parent and Merger Subsidiary of their respective obligations hereunder and the consummation of the transactions contemplated hereby and under the Merger Agreement will not, (i) conflict with or violate any Applicable Law or any certificate or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of Parent or Merger Subsidiary or (ii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of Parent under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent is a party, or by which it or any of its properties or assets may be bound, except, in the case of clause (ii), as would not, or would not reasonably be expected to, impair the ability of Parent to perform its obligations hereunder or consummate the transactions contemplated hereby or under the Merger Agreement in a timely manner.
2021 Proxy Statement	B-4

ARTICLE 5
OTHER COVENANTS
Section 5.01. Press Releases.
(a)  During the term of this Agreement and until the earlier to occur of the Expiration Date or the Effective Time, each Stockholder agrees to (i) notify the Parent before issuing any press release or making any written public statement with respect to this Agreement, the Merger Agreement or the transactions contemplated by the Merger Agreement and, except as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, agrees not to issue any such press release, or make any such other written public statement before such notification and (ii) not make any disparaging written or oral public statement with respect to the transactions contemplated by the Merger Agreement; provided that the restrictions set forth in this Section 5.01 shall not apply to any release or public statement in connection with any dispute between the parties regarding this Agreement, the Merger Agreement, or the transactions contemplated by the Merger Agreement and provided further that Parent and Merger Subsidiary acknowledge that the Stockholders shall be permitted to disclose the existence and contents of this Agreement on any amendment to Schedule 13D.
(b)  Any violation of this Section 5.01 by any controlled Affiliate of a Stockholder shall be deemed to be a violation by such Stockholder of this Section 5.01.
Section 5.02. Prohibition On Transfers; Other Actions. Until the termination of this Agreement in accordance with Section 6.01, except as otherwise contemplated by this Agreement, each Stockholder agrees that it shall not Transfer Beneficial Ownership of any of the Covered Stockholder Shares (including any voting power with respect thereto) unless such Transfer is a Permitted Transfer; provided, that prior to and as a condition to the effectiveness of any such Permitted Transfer, the transferee executes and delivers to Parent a joinder to this Agreement in the form attached hereto as Exhibit B. Each Stockholder agrees that it shall not (i) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or would reasonably be expected to violate, or result in or give rise to a violation of, the Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (ii) take any action that would restrict such Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio. Each Stockholder agrees not to request that the Company or its transfer agent register the Transfer (book-entry or otherwise) of any of its Covered Stockholder Shares in violation of this provision and hereby consents to the entry of stop transfer instructions by the Company of any Transfer of its Covered Stockholder Shares, unless such Transfer is a Permitted Transfer or is otherwise contemplated by this Agreement.
Section 5.03. No Solicitation; Support Of Acquisition Proposals.
(a)  During the term of this Agreement each Stockholder agrees that it shall not, and shall cause each of its controlled Affiliates, and its and their respective Representatives not to, directly or indirectly (1) solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Acquisition Proposal, (2) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise knowingly cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal, (3) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person, with respect to the voting of any shares of Company Common Stock in connection with any vote or other action on any matter, other than to recommend that the stockholders of the Company vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby as otherwise expressly provided in this Agreement, (4) recommend or enter into, or publicly propose to recommend or enter into, or allow any of its controlled Affiliates to enter into, any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal or (5) agree or propose to do any of the foregoing. Each Stockholder shall and shall cause its controlled Affiliates, and instruct its and their respective Representatives, to immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives and its financing sources conducted prior to the date hereof with respect to any Acquisition Proposal. Each Stockholder agrees to promptly (and in any event within 24 hours) notify Parent after receipt by it of any Acquisition Proposal, any inquiry from a Third Party, or any request for information relating to the Company or any of its Subsidiaries by any Third Party to such Stockholder that the Stockholder reasonably believes is considering making any Acquisition Proposal. Any material amendment to any Acquisition Proposal received by such Stockholder will be deemed to be a new Acquisition Proposal for purposes of each Stockholder’s compliance with this Section 5.03. Notwithstanding the foregoing, each Stockholder may (and may permit
2021 Proxy Statement	B-5

its controlled Affiliates and its and its controlled Affiliates’ respective Representatives to) participate in discussions and negotiations with any Person making an Acquisition Proposal (or its Representatives) with respect to such Acquisition Proposal if: (i) the Company is engaging in discussions or negotiations with such Person in accordance with Section 6.03 of the Merger Agreement with respect to such Acquisition Proposal; and (ii) such Stockholder’s participation in negotiations and discussions is in conjunction with and ancillary to the Company’s discussions and negotiations.
(b)  For the avoidance of doubt, for the purposes of this Section 5.03, any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) shall be deemed not to be a Representative or controlled Affiliate of any Stockholder or any of its controlled Affiliates. Notwithstanding anything in this Agreement to the contrary, (i) no Stockholder shall be responsible for the actions of the Company or any member of the Board of Directors of the Company (or any member of any Committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “Company Related Parties”), (ii) no Stockholder makes any representations or warranties with respect to the actions of any of the Company Related Parties and (iii) any breach by the Company (including as the result of any action or omission of any member of the Board of Directors or any other Company Related Parties) of its obligations under the Merger Agreement shall not be considered a breach, nor serve as the basis of a claim by, Parent, Merger Subsidiary or any of their respective Affiliates that any Stockholder is in breach of its obligations hereunder or should otherwise have any liability or obligation under the Merger Agreement (including, without limitation, Section 6.03 thereunder).
Section 5.04. Further Assurances. From time to time, at Parent’s reasonable request, each Stockholder agrees to take all such further actions as may be necessary to effect the actions contemplated by this Agreement. Without limiting the foregoing, each Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the SEC or any applicable securities laws or exchanges such Stockholder’s identity and ownership of the Covered Stockholder Shares, and the nature of such Stockholder’s obligations under this Agreement; provided, that Parent shall, reasonably in advance of any such disclosure, provide advances copies of all such disclosure to each Stockholder and shall consider in good faith the comments of such Stockholder but solely to the extent such comments are received by Parent within two Business Days of receipt by such Stockholder of such disclosure.
ARTICLE 6
MISCELLANEOUS
Section 6.01. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earliest to occur of the following:
(a)  the Effective Time;
(b)  the Expiration Date;
(c)  an Adverse Recommendation Change;
(d)  the conclusion of the Company Stockholder Meeting (including any adjournment or postponement thereof); or
(e)  the entry into, or granting of any change, modification or amendment to, or waiver of, the terms of the Merger Agreement (other than an amendment, modification or waiver that does not adversely affect the rights of the Stockholders for which the Stockholders did not provide prior written consent).
The representations, warranties and covenants of the parties contained in this Agreement shall not survive the termination or expiration of this Agreement; provided, however, that Section 2.01(b), Section 5.01, Section 5.04, this Section 6.01, Section 6.02, and Sections 6.04 through 6.14 shall survive the termination or expiration of this Agreement. Notwithstanding the foregoing, neither the provisions of this Section 6.01 nor the termination of this Agreement shall (i) relieve any party hereto from liability for any material and willful breach or material and willful violation occurring prior to such termination or expiration or (iii) terminate the obligations under Article 6.
Section 6.02. No Agreement As Director. This Agreement is being entered into by each Stockholder solely in its capacity as a Beneficial Owner of the Covered Stockholder Shares. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall prohibit, limit or restrict any Stockholder or any Affiliate or Representative of any Stockholder in his or her capacity as a director or officer of the Company from (a) acting in such capacity or voting in such capacity in such person’s sole discretion on any matter, and no such actions or omissions shall be deemed a breach of this Agreement or (b) exercising his or her fiduciary duties to the Company or its stockholders (including with respect to any Acquisition Proposal), in each case, including with respect to the Merger Agreement and the transactions contemplated thereby.
2021 Proxy Statement	B-6

Section 6.03. No Ownership Interest. The Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Parent and Merger Subsidiary acknowledge and agree for the benefit of the Stockholders and their Affiliate that, except as expressly set forth in this Agreement, all rights, powers and all ownership and economic benefits of and relating to the Covered Stockholder Shares shall remain vested in and belong to the Stockholder, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant Parent or Merger Subsidiary any power, sole or shared, to direct or control the voting or disposition of any of the Covered Stockholder Shares or the Excluded Shares. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of Applicable Law.
Section 6.04. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereunder shall be in writing and shall be deemed given to a party when it is both (i) either (a) served by personal delivery upon the party for whom it is intended, (b) by an internationally recognized overnight courier service upon the party for whom it is intended, or (c) delivered by registered or certified mail, return receipt requested, and (ii) sent to such party by email, provided that the transmission of the email is promptly confirmed by telephone, in each case, to the following addresses, numbers or email addresses and marked to the attention of the Person (by name or title) designated below, or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided below:
(i) if to Parent or Merger Subsidiary to:
TRATON SE
Dachauer Str. 641
80995 Munich
Attention:	Dr. Klaus Schartel
Do Young Kim
E-mail:	klaus.schartel@traton.com
E-mail:	do.young.kim@traton.com
with a copy (which shall not constitute notice) to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	George R. Bason, Jr.
Michael Davis
E-mail:	george.bason@davispolk.com
michael.davis@davispolk.com
and
(ii) if to the Stockholders to:
16690 Collins Avenue, Penthouse Suite
Sunny Isles Beach, FL 33160
Attention:	Keith Cozza
Telephone:	(305) 422-4100
E-mail:	Kcozza@sfire.com
with a copy (which shall not constitute notice) to:
Icahn Capital LP
16690 Collins Avenue, Penthouse Suite
Sunny Isles Beach, FL 33160
Attention:	Andrew Langham
Telephone:	(305) 422-4100
Facsimile:	(917) 591-3310
E-mail:	alangham@sfire.com
or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally, three (3) business days after deposit in the mail if sent by registered or certified mail,
2021 Proxy Statement	B-7

upon confirmation of receipt if sent by email (provided, that if given by email such notice, request, instruction or other document shall be confirmed within one business day by dispatch pursuant to one of the other methods described herein) or on the next business day after deposit with an overnight courier.
Section 6.05. Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules, regulations or interpretations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law.
Section 6.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
Section 6.07. Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
Section 6.08 Governing Law; Consent To Jurisdiction; Waiver Of Jury Trial.
(a)  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.04 shall be deemed effective service of process on such party.
(b)  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
2021 Proxy Statement	B-8

Section 6.09. Amendment; Waiver; Other Voting and Support Agreement; Excluded Shares.
(a)  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, that the Company’s prior written consent shall be required with respect to any amendment or waiver of any provision of this Agreement that would reasonably be expected to impede, interfere with, delay, discourage, frustrate, prevent, nullify, adversely affect or inhibit the timely consummation of the Merger, the satisfaction of the conditions under the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.
(b)  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
(c)  Other Voting and Support Agreement. Parent and Merger Subsidiary acknowledge and agree, for the benefit of the Stockholders and their Affiliates, that the Other Voting and Support Agreement is identical to this Agreement in all respects, other than the number of Existing Stockholder Shares held by the Other Stockholders as set forth in Exhibit A to the Other Voting and Support Agreement, the identity of the Other Stockholders and the provisions related to the Excluded Shares. During the term of this Agreement, Parent and Merger Subsidiary agree that it will not amend, modify or waive the Other Voting and Support Agreement or grant any rights, or otherwise enter into any arrangement, agreement or understanding with the Other Stockholders relating to the types of matters contemplated by this Agreement or any exhibits hereto that provide any right more favorable than those set forth in this Agreement, without the prior written consent of the Stockholders and that if it does so after having received such consent, that the Parent and Merger Subsidiary shall offer the same rights to the Stockholders, all of which shall be identical to those being provided to the Other Stockholders and effective simultaneously therewith.
(d)  Excluded Shares. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that the Excluded Shares shall not be subject to the obligations set forth in this Agreement, including the obligations set forth in Section 2 or Section 5 hereof.
Section 6.10. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.
Section 6.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 6.12. Successors And Assigns; Third Party Beneficiaries. Other than to a transferee pursuant to a Permitted Transfer (which, for the avoidance of doubt, will not relieve the Stockholder of its obligations hereunder), no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns; provided, however, that the Company is hereby made an express third-party beneficiary of, and is entitled to specifically enforce the obligations set forth in, Sections 2.01, 6.01, 6.08, 6.09 and 6.10.
Section 6.13. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
Section 6.14. Stockholders. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that each representation, warranty, covenant, agreement and obligation of any Stockholder in this Agreement shall
2021 Proxy Statement	B-9

be a several representation, warranty, covenant, agreement or obligation (as applicable) of such Stockholder made solely as to such Stockholder. No Stockholder shall be responsible or liable in any way whatsoever for any representation, warranty, covenant, agreement or obligation of any other Stockholder in this Agreement.
[Remainder of this page intentionally left blank]
2021 Proxy Statement	B-10

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.
TRATON SE

By:	/s/ Matthias Gründler
Name:	Matthias Gründler
Title:	Chief Executive Officer

By:	/s/ Christian Schulz
Name:	Christian Schulz
Title:	Chief Financial Officer

DUSK INC.

By:	/s/ Do Young Kim
Name:	Do Young Kim
Title:	Chairman

By:	/s/ Franz Haslinger
Name:	Franz Haslinger
Title:	Secretary/Treasurer
[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]
2021 Proxy Statement	B-11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.
ICAHN PARTNERS MASTER FUND LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Executive Officer

ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Executive Officer
[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]
2021 Proxy Statement	B-12

CARL C. ICAHN

By:	/s/ Carl C. Icahn
[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]
2021 Proxy Statement	B-13

EXHIBIT A
OWNERSHIP OF EXISTING STOCKHOLDER SHARES
Direct Beneficial Owner	Number of Existing Stockholder Shares
Icahn Partners LP	9,889,908 shares of Company Common Stock
Icahn Partners Master Fund LP	6,840,052 shares of Company Common Stock
Indirect Beneficial Owner	—
Icahn Offshore LP	—
Icahn Onshore LP	—
Beckton Corp.	—
Icahn Capital LP	—
IPH GP LLC	—
Icahn Enterprises Holdings L.P.	—
Icahn Enterprises G.P. Inc.	—
Carl Icahn	—
Total	16,729,960 shares of Company Common Stock
[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]
2021 Proxy Statement	B-14

EXHIBIT B

FORM OF JOINDER TO VOTING AGREEMENT
This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Voting and Support Agreement dated as of November 7, 2020 (the “Voting Agreement”) by and among TRATON SE, a Societas Europaea, Dusk Inc, a Delaware corporation and the stockholders of the Company that are party thereto as the same may be amended, supplemented or otherwise modified from time to time. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Voting Agreement.
The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Stockholder” under, the Voting Agreement as of the date hereof and shall have all of the rights and obligations of a Stockholder as if it had executed the Voting Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Voting Agreement, but only with respect to the Covered Stockholder Shares that are the subject of the Permitted Transfer.
IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.
Date: [•] [•], 20[•]
By:
Name:
Title:

Address for Notices:
[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]
2021 Proxy Statement	B-15

ANNEX C - MHR VOTING AND SUPPORT AGREEMENT
EXECUTION VERSION
VOTING AND SUPPORT AGREEMENT
VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of November 7, 2020, by and among TRATON SE, a Societas Europaea (“Parent”), Dusk Inc., a Delaware corporation and a wholly-owned indirect Subsidiary of Parent (“Merger Subsidiary”) and the persons and entities listed on Exhibit A hereto (together with any subsequent stockholders or transferee who become Stockholders pursuant to Section 4.02, collectively the “Stockholders” and each individually a “Stockholder”).
W I T N E S S E T H:
WHEREAS, concurrently with the execution of this Agreement, Navistar International Corporation, a Delaware corporation (the “Company”), Parent and Merger Subsidiary, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, each outstanding share of common stock other than shares held by Parent or its Affiliates, par value $0.10 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Common Merger Consideration, as specified in the Merger Agreement;
WHEREAS, as of the date hereof, each Stockholder is the Beneficial Owner (as defined herein) of the shares of Company Common Stock set forth opposite such Stockholder’s name on Exhibit A hereto (the “Existing Stockholder Shares”);
WHEREAS, the consummation of the Merger requires receipt of the Company Stockholder Approval;
WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to such Stockholder’s Covered Stockholder Shares (as defined herein); and
WHEREAS, the Board of Directors of the Company has approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, and has approved the execution and delivery of this Agreement in connection therewith, understanding that the execution and delivery of this Agreement by the Stockholders is a material inducement and condition to Parent’s willingness to enter into the Merger Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE 1
GENERAL
Section 1.01. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following capitalized terms, as used in this Agreement, shall have the following meanings:
“Affiliate” means, with respect to an entity, any other entity controlling, controlled by or under common control with, such entity. The term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise. For purposes hereof, the Company and its Subsidiaries shall be deemed not to be Affiliates of any of the Stockholders or any of their respective Affiliates, and the Stockholders and their respective Affiliates shall be deemed not to be Affiliates of the Company or any of its Subsidiaries.
“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.
“Covered Stockholder Shares” means, with respect to each Stockholder, such Stockholder’s Existing Stockholder Shares, (i) plus any shares of Company Common Stock or other capital stock of the Company and any shares of Company Common Stock or other capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are as of the relevant date securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other capital stock of the Company, in each case, that such Stockholder has or acquires Beneficial Ownership of on or after the date hereof
2021 Proxy Statement	C-1

(including as a result of any change in the Company Stock by reason of any reclassification, reorganization, stock split or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization), (ii) less any shares of Company Common Stock disposed of pursuant to a Permitted Transfer and (iii) less the Excluded Shares.
“Encumbrance” means any lien, charge, pledge, security interest, claim or other encumbrance. The term “Encumber” shall have a correlative meaning.
“Excluded Shares” means 1,250,000 shares of Company Common Stock that are Beneficially Owned by the Stockholders as of the date hereof.
“Expiration Date” means the date on which the Merger Agreement is terminated in accordance with its terms.
“Other Voting and Support Agreement” means that certain Voting and Support Agreement, dated as of the date hereof, by and among Parent and the Other Stockholders.
“Other Stockholders” means the Stockholders (as defined therein) under the Other Voting and Support Agreement.
“Permitted Transfer” means a Transfer of Covered Stockholder Shares by any Stockholder (a) to any of its Affiliates, (b) by will or other Transfers for estate planning purposes, or (c) to any other Person to whom Parent has consented in advance in writing (such consent not to be unreasonably withheld, conditioned or delayed).
“Representatives” means, with respect to a Person, such Person’s officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors.
“Transfer” means, directly or indirectly, to sell, transfer, assign, Encumber, hypothecate or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, Encumbrance, hypothecation or similar disposition of (including by merger, by tendering into any tender or exchange offer or otherwise). A Transfer shall not include any Encumbrance or hypothecation of securities as long as the applicable Stockholder retains the right to vote the Covered Stockholder Shares in accordance with this Agreement.
ARTICLE 2
VOTING
Section 2.01. Agreement To Vote.
(a) Each Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Company Stockholder Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, such Stockholder shall, in each case to the fullest extent that its Covered Stockholder Shares are entitled to vote thereon or consent thereto:
(i)  appear (in person or by proxy) at each such meeting or otherwise cause all of such Stockholder’s Covered Stockholder Shares to be counted as present thereat for purposes of calculating a quorum; and
(ii)  vote (or cause to be voted), in person or by proxy, all of the Covered Stockholder Shares: (A) in favor of (1) the adoption and approval of the Merger Agreement and approval of the Merger and other transactions contemplated by the Merger Agreement, (2) any proposal by the Company to adjourn or postpone any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters and (3) any non-binding advisory vote on “golden parachute” executive compensation arrangements or (B) against any Acquisition Proposal or Superior Proposal.
(b)  Each Stockholder hereby (i) waives, and agrees not to exercise or assert, any appraisal or similar rights (including under Section 262 of Delaware Law) in connection with the Merger and (ii) agrees (A) not to commence or participate in and (B) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Subsidiary, the Company or any of their respective Affiliates (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (2) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with the evaluation, negotiation or entry into this Agreement or the transactions contemplated by the Merger Agreement (it being
2021 Proxy Statement	C-2

understood and agreed that nothing in this section shall restrict or prohibit such Stockholder from participating as a defendant or asserting counterclaims or defenses, in any action or proceeding brought or claims asserted against it or any of its Affiliates relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, or from enforcing its rights under this Agreement).
Section 2.02. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to any of its Covered Stockholder Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to its Covered Stockholder Shares (except pursuant to any irrevocable proxy card (in the form provided by the Company) delivered to the Company directing that any of its Covered Stockholder Shares be voted in accordance with Section 2.01) and (c) has not given, any voting instructions or authorities in any manner inconsistent with Section 2.01, with respect to any of its Covered Stockholder Shares (other than that certain Settlement Agreement, by and among the Company and the Stockholders, dated as of October 5, 2012 (as amended, supplemented, restated or otherwise modified from time to time, prior to the date hereof, the “Settlement Agreement”), the restrictions of which have been waived by the Board of Directors of the Company as of the date of this Agreement; provided, however, that this Section 2.02 shall not preclude any Stockholder from Transferring its Covered Stockholder Shares pursuant to a Permitted Transfer. Each Stockholder hereby represents that all proxies, powers of attorney, instructions or other requests given by such Stockholder prior to the execution of this Agreement in respect of the voting of any of its Covered Stockholder Shares, if any, are not irrevocable and such Stockholder hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to any of its Covered Stockholder Shares, in each case to the extent such proxies, powers of attorney, instructions or other requests would be reasonably likely to hinder such Stockholder’s compliance with the terms of this Agreement.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER
Each Stockholder hereby represents and warrants to Parent and the Merger Subsidiary as of the date hereof as follows:
Section 3.01. Authorization; Validity of Agreement. Such Stockholder, if it is an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Stockholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties hereto, as applicable, each constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.
Section 3.02. Ownership. Unless Transferred pursuant to a Permitted Transfer, (a) the Existing Stockholder Shares set forth opposite such Stockholder’s name on Exhibit A are, and all of such Stockholder’s Covered Stockholder Shares during the term of this Agreement will be, Beneficially Owned or owned of record by such Stockholder and (b) such Stockholder has good and valid title to such Existing Stockholder Shares. As of the date hereof, (A) the Existing Stockholder Shares set forth opposite such Stockholder’s name on Exhibit A constitute all of the shares of Company Common Stock (or any other equity interests of the Company) Beneficially Owned or owned of record by such Stockholder and (B) except as set forth on Exhibit A, no member of such Stockholder’s immediate family or trust for the benefit of such Stockholder and/or any member of such Stockholder’s immediate family Beneficially Owns or owns of record any shares of Company Common Stock (or any other equity interests of the Company). Unless Transferred pursuant to a Permitted Transfer, such Stockholder has and, other than with respect to the Excluded Shares, will have at all times during the term of this Agreement the requisite voting power (including the right to control such vote as contemplated herein), the requisite power of disposition, the requisite power to issue instructions with respect to the matters set forth in Article 2, and the requisite power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Existing Stockholder Shares set forth opposite such Stockholder’s name on Exhibit A and with respect to all of such Stockholder’s Covered Stockholder Shares at all times during the term of this Agreement.
Section 3.03. No Violation. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder and the consummation of the transactions contemplated by this Agreement will not (a) conflict with or violate any Applicable Law or any certificate or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of such Stockholder or (b) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of such
2021 Proxy Statement	C-3

Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Stockholder is a party, or by which it or any of its properties or assets may be bound in a manner that would be reasonably expected to materially impair the consummation of the transactions contemplated by this Agreement.
Section 3.04. Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder and the consummation of the transactions contemplated hereby will not, require such Stockholder or any of its Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filing of any required reports with the SEC.
Section 3.05. Absence of Litigation. As of the date hereof, there are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder and/or any of its Affiliates before (or, in the case of threatened proceedings, that would be before) any arbitrator or Governmental Authority, that has had or would reasonably be expected to materially impair the ability of such Stockholder to perform its obligations hereunder or that, to such Stockholder’s knowledge, in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by the Merger Agreement.
Section 3.06. Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Subsidiary or the Company in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder. For the avoidance of doubt, it is acknowledged that the Company has retained J.P. Morgan Securities LLC and PJT Partners LP as its financial advisors in connection with the Merger Agreement, and each of them may be entitled to a fee or commission from the Company in respect of the Merger Agreement.
Section 3.07. Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations and warranties of such Stockholder contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY
Parent and Merger Subsidiary hereby represent and warrant to each Stockholder as of the date hereof as follows:
Section 4.01. Authorization; Validity of Agreement. Each of Parent and Merger Subsidiary is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of Parent and Merger Subsidiary has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by the Merger Agreement and this Agreement. This Agreement has been duly authorized, executed and delivered by Parent and Merger Subsidiary and, assuming due authorization, execution and delivery by the other parties hereto, as applicable, constitutes a valid and binding obligation of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with its terms, subject to the Bankruptcy and Equity Exception.
Section 4.02. No Violation. The execution and delivery of this Agreement by Parent and Merger Subsidiary does not, and the performance by Parent and Merger Subsidiary of their respective obligations hereunder and the consummation of the transactions contemplated hereby and under the Merger Agreement will not, (i) conflict with or violate any Applicable Law or any certificate or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of Parent or Merger Subsidiary or (ii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of Parent under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent is a party, or by which it or any of its properties or assets may be bound, except, in the case of clause (ii), as would not, or would not reasonably be expected to, impair the ability of Parent to perform its obligations hereunder or consummate the transactions contemplated hereby or under the Merger Agreement in a timely manner.
2021 Proxy Statement	C-4

ARTICLE 5
OTHER COVENANTS
Section 5.01. Press Releases.
(a)  During the term of this Agreement and until the earlier to occur of the Expiration Date or the Effective Time, each Stockholder agrees to (i) notify the Parent before issuing any press release or making any written public statement with respect to this Agreement, the Merger Agreement or the transactions contemplated by the Merger Agreement and, except as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, agrees not to issue any such press release, or make any such other written public statement before such notification and (ii) not make any disparaging written or oral public statement with respect to the transactions contemplated by the Merger Agreement; provided that the restrictions set forth in this Section 5.01 shall not apply to any release or public statement in connection with any dispute between the parties regarding this Agreement, the Merger Agreement, or the transactions contemplated by the Merger Agreement and provided further that Parent and Merger Subsidiary acknowledge that the Stockholders shall be permitted to disclose the existence and contents of this Agreement on any amendment to Schedule 13D.
(b)  Any violation of this Section 5.01 by any Affiliate of a Stockholder shall be deemed to be a violation by such Stockholder of this Section 5.01.
Section 5.02 Prohibition On Transfers; Other Actions. Until the termination of this Agreement in accordance with Section 6.01, except as otherwise contemplated by this Agreement, each Stockholder agrees that it shall not Transfer Beneficial Ownership of any of the Covered Stockholder Shares (including any voting power with respect thereto) unless such Transfer is a Permitted Transfer; provided, that prior to and as a condition to the effectiveness of any such Permitted Transfer, the transferee executes and delivers to Parent a joinder to this Agreement in the form attached hereto as Exhibit B. Each Stockholder agrees that it shall not (i) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or would reasonably be expected to violate, or result in or give rise to a violation of, the Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (ii) take any action that would restrict such Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio. Each Stockholder agrees not to request that the Company or its transfer agent register the Transfer (book-entry or otherwise) of any of its Covered Stockholder Shares in violation of this provision and hereby consents to the entry of stop transfer instructions by the Company of any Transfer of its Covered Stockholder Shares, unless such Transfer is a Permitted Transfer or is otherwise contemplated by this Agreement.
Section 5.03. No Solicitation; Support Of Acquisition Proposals.
(a)  During the term of this Agreement each Stockholder agrees that it shall not, and shall cause each of its controlled Affiliates, and its and their respective Representatives not to, directly or indirectly (1) solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Acquisition Proposal, (2) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise knowingly cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal, (3) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person, with respect to the voting of any shares of Company Common Stock in connection with any vote or other action on any matter, other than to recommend that the stockholders of the Company vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby as otherwise expressly provided in this Agreement, (4) recommend or enter into, or publicly propose to recommend or enter into, or allow any of its controlled Affiliates to enter into, any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal or (5) agree or propose to do any of the foregoing. Each Stockholder shall and shall cause its controlled Affiliates, and instruct its and their respective Representatives, to immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives and its financing sources conducted prior to the date hereof with respect to any Acquisition Proposal. Each Stockholder agrees to promptly (and in any event within 24 hours) notify Parent after receipt by it of any Acquisition Proposal, any inquiry from a Third Party, or any request for information relating to the Company or any of its Subsidiaries by any Third Party to such Stockholder that the Stockholder reasonably believes is considering making any Acquisition Proposal. Any material amendment to any Acquisition Proposal received by such Stockholder will be deemed to be a new Acquisition Proposal for purposes of each Stockholder’s compliance with this Section 5.03. Notwithstanding the foregoing, each Stockholder may (and may permit
2021 Proxy Statement	C-5

its controlled Affiliates and its and its controlled Affiliates’ respective Representatives to) participate in discussions and negotiations with any Person making an Acquisition Proposal (or its Representatives) with respect to such Acquisition Proposal if: (i) the Company is engaging in discussions or negotiations with such Person in accordance with Section 6.03 of the Merger Agreement with respect to such Acquisition Proposal; and (ii) such Stockholder’s participation in negotiations and discussions is in conjunction with and ancillary to the Company’s discussions and negotiations.
(b)  For the avoidance of doubt, for the purposes of this Section 5.03, any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) shall be deemed not to be a Representative or controlled Affiliate of any Stockholder or any of its controlled Affiliates. Notwithstanding anything in this Agreement to the contrary, (i) no Stockholder shall be responsible for the actions of the Company or any member of the Board of Directors of the Company (or any member of any Committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “Company Related Parties”), (ii) no Stockholder makes any representations or warranties with respect to the actions of any of the Company Related Parties and (iii) any breach by the Company (including as the result of any action or omission of any member of the Board of Directors or any other Company Related Parties) of its obligations under the Merger Agreement shall not be considered a breach, nor serve as the basis of a claim by, Parent, Merger Subsidiary or any of their respective Affiliates that any Stockholder is in breach of its obligations hereunder or should otherwise have any liability or obligation under the Merger Agreement (including, without limitation, Section 6.03 thereunder).
Section 5.04. Further Assurances. From time to time, at Parent’s reasonable request, each Stockholder agrees to take all such further actions as may be necessary to effect the actions contemplated by this Agreement. Without limiting the foregoing, each Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the SEC or any applicable securities laws or exchanges such Stockholder’s identity and ownership of the Covered Stockholder Shares, and the nature of such Stockholder’s obligations under this Agreement; provided, that Parent shall, reasonably in advance of any such disclosure, provide advances copies of all such disclosure to each Stockholder and shall consider in good faith the comments of such Stockholder but solely to the extent such comments are received by Parent within two Business Days of receipt by such Stockholder of such disclosure.
ARTICLE 6
MISCELLANEOUS
Section 6.01. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earliest to occur of the following:
(a)  the Effective Time;
(b)  the Expiration Date;
(c)  an Adverse Recommendation Change;
(d)  the conclusion of the Company Stockholder Meeting (including any adjournment or postponement thereof); or
(e) the entry into, or granting of any change, modification or amendment to, or waiver of, the terms of the Merger Agreement (other than an amendment, modification or waiver that does not adversely affect the rights of the Stockholders for which the Stockholders did not provide prior written consent).
The representations, warranties and covenants of the parties contained in this Agreement shall not survive the termination or expiration of this Agreement; provided, however, that Section 2.01(b), Section 5.01, Section 5.04, this Section 6.01, Section 6.02, and Sections 6.04 through 6.14 shall survive the termination or expiration of this Agreement. Notwithstanding the foregoing, neither the provisions of this Section 6.01 nor the termination of this Agreement shall (i) relieve any party hereto from liability for any material and willful breach or material and willful violation occurring prior to such termination or expiration or (iii) terminate the obligations under Article 6.
Section 6.02. No Agreement As Director. This Agreement is being entered into by each Stockholder solely in its capacity as a Beneficial Owner of the Covered Stockholder Shares. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall prohibit, limit or restrict any Stockholder or any Affiliate or Representative of any Stockholder in his or her capacity as a director or officer of the Company from (a) acting in such capacity or voting in such capacity in such person’s sole discretion on any matter, and no such actions or omissions shall be deemed a breach of this Agreement or (b) exercising his or her fiduciary duties to the Company or its stockholders (including with respect to any Acquisition Proposal), in each case, including with respect to the Merger Agreement and the transactions contemplated thereby.
2021 Proxy Statement	C-6

Section 6.03. No Ownership Interest. The Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Parent and Merger Subsidiary acknowledge and agree for the benefit of the Stockholders and their Affiliate that, except as expressly set forth in this Agreement, all rights, powers and all ownership and economic benefits of and relating to the Covered Stockholder Shares shall remain vested in and belong to the Stockholder, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant Parent or Merger Subsidiary any power, sole or shared, to direct or control the voting or disposition of any of the Covered Stockholder Shares or the Excluded Shares. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of Applicable Law.
Section 6.04. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereunder shall be in writing and shall be deemed given to a party when it is both (i) either (a) served by personal delivery upon the party for whom it is intended, (b) by an internationally recognized overnight courier service upon the party for whom it is intended, or (c) delivered by registered or certified mail, return receipt requested, and (ii) sent to such party by email, provided that the transmission of the email is promptly confirmed by telephone, in each case, to the following addresses, numbers or email addresses and marked to the attention of the Person (by name or title) designated below, or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided below:
(i) if to Parent or Merger Subsidiary to:

TRATON SE Dachauer Str. 64180995 Munich
Attention:	Dr. Klaus Schartel
Do Young Kim
E-mail:	klaus.schartel@traton.com
E-mail:	do.young.kim@traton.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	George R. Bason, Jr.
Michael Davis
E-mail:	george.bason@davispolk.com
michael.davis@davispolk.com

and

(ii) if to the Stockholders to:
c/o MHR Fund Management LLC 1345 Avenue of the Americas, 42nd Floor New York, NY 10105
Attention:	Janet Yeung
E-mail:	jyeung@mhrfund.com

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP 7 Times Square New York, NY 10036
Attention:	David Schultz
E-mail:	dschultz@omm.com
2021 Proxy Statement	C-7

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally, three (3) business days after deposit in the mail if sent by registered or certified mail, upon confirmation of receipt if sent by email (provided, that if given by email such notice, request, instruction or other document shall be confirmed within one business day by dispatch pursuant to one of the other methods described herein) or on the next business day after deposit with an overnight courier.
Section 6.05. Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules, regulations or interpretations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law.
Section 6.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
Section 6.07. Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
Section 6.08. Governing Law; Consent To Jurisdiction; Waiver Of Jury Trial.
(a)  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.04 shall be deemed effective service of process on such party.
(b)  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
2021 Proxy Statement	C-8

Section 6.09. Amendment; Waiver; Other Voting and Support Agreement; Excluded Shares.
(a)  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, that the Company’s prior written consent shall be required with respect to any amendment or waiver of any provision of this Agreement that would reasonably be expected to impede, interfere with, delay, discourage, frustrate, prevent, nullify, adversely affect or inhibit the timely consummation of the Merger, the satisfaction of the conditions under the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.
(b)  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
(c)  Other Voting and Support Agreement. Parent and Merger Subsidiary acknowledge and agree, for the benefit of the Stockholders and their Affiliates, that the Other Voting and Support Agreement is identical to this Agreement in all respects, other than the number of Existing Stockholder Shares held by the Other Stockholders as set forth in Exhibit A to the Other Voting and Support Agreement, the identity of the Other Stockholders and the provisions related to the Excluded Shares. During the term of this Agreement, Parent and Merger Subsidiary agree that it will not amend, modify or waive the Other Voting and Support Agreement or grant any rights, or otherwise enter into any arrangement, agreement or understanding with the Other Stockholders relating to the types of matters contemplated by this Agreement or any exhibits hereto that provide any right more favorable than those set forth in this Agreement, without the prior written consent of the Stockholders and that if it does so after having received such consent, that the Parent and Merger Subsidiary shall offer the same rights to the Stockholders, all of which shall be identical to those being provided to the Other Stockholders and effective simultaneously therewith.
(d)  Excluded Shares. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that the Excluded Shares shall not be subject to the obligations set forth in this Agreement, including the obligations set forth in Section 2 or Section 5 hereof.
Section 6.10. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.
Section 6.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 6.12. Successors And Assigns; Third Party Beneficiaries. Other than to a transferee pursuant to a Permitted Transfer (which, for the avoidance of doubt, will not relieve the Stockholder of its obligations hereunder), no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns; provided, however, that the Company is hereby made an express third-party beneficiary of, and is entitled to specifically enforce the obligations set forth in, Sections 2.01, 6.01, 6.08, 6.09 and 6.10.
Section 6.13. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
Section 6.14. Stockholders. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that each representation, warranty, covenant, agreement and obligation of any Stockholder in this Agreement shall
2021 Proxy Statement	C-9

be a several representation, warranty, covenant, agreement or obligation (as applicable) of such Stockholder made solely as to such Stockholder. No Stockholder shall be responsible or liable in any way whatsoever for any representation, warranty, covenant, agreement or obligation of any other Stockholder in this Agreement.
[Remainder of this page intentionally left blank]
2021 Proxy Statement	C-10

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.
TRATON SE

By:	/s/ Matthias Gründler
Name:	Matthias Gründler
Title:	Chief Executive Officer

By:	/s/ Christian Schulz
Name:	Christian Schulz
Title:	Chief Financial Officer

DUSK INC.

By:	/s/ Do Young Kim
Name:	Do Young Kim
Title:	Chairman

By:	/s/ Franz Haslinger
Name:	Franz Haslinger
Title:	Secretary/Treasurer
[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]
2021 Proxy Statement	C-11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.
MHR INSTITUTIONAL PARTNERS III LP By: MHR Institutional Advisors III LLC, its general partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

MHR CAPITAL PARTNERS MASTER ACCOUNT LP By: MHR Advisors LLC, its general partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory

MHR CAPITAL PARTNERS (100) LP By: MHR Advisors LLC, its general partner

By:	/s/ Janet Yeung
Name:	Janet Yeung
Title:	Authorized Signatory
[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]
2021 Proxy Statement	C-12

EXHIBIT A
OWNERSHIP OF EXISTING STOCKHOLDER SHARES
Beneficial Owner	Number of Existing Stockholder Shares
MHR Capital Partners Master Account LP	1,099,046 shares of Company Common Stock
MHR Capital Partners (100) LP	145,426 shares of Company Common Stock
MHR Institutional Partners III LP	14,980,528 shares of Company Common Stock
2021 Proxy Statement	C-13

EXHIBIT B
FORM OF JOINDER TO VOTING AGREEMENT
This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Voting and Support Agreement dated as of November 7, 2020 (the “Voting Agreement”) by and among TRATON SE, a Societas Europaea, Dusk Inc, a Delaware corporation and the stockholders of the Company that are party thereto as the same may be amended, supplemented or otherwise modified from time to time. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Voting Agreement.
The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Stockholder” under, the Voting Agreement as of the date hereof and shall have all of the rights and obligations of a Stockholder as if it had executed the Voting Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Voting Agreement, but only with respect to the Covered Stockholder Shares that are the subject of the Permitted Transfer.
IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.
Date: [•] [•], 20[•]
By:
Name:
Title:

Address for Notices:
2021 Proxy Statement	C-14

ANNEX D - SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
§ 262 Appraisal rights
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
2021 Proxy Statement	D-1

(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253 or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation, and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed, and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon
2021 Proxy Statement	D-2

the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1,000,000, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
2021 Proxy Statement	D-3

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.
2021 Proxy Statement	D-4

ANNEX E - OPINION OF J.P. MORGAN SECURITIES LLC

November 7, 2020
Board of Directors
Navistar International Corporation
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.10 per share (the “Company Stock”) of Navistar International Corporation (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with Dusk Inc. (“Merger Subsidiary”), a wholly-owned indirect subsidiary of TRATON SE (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of November 7, 2020 (the “Agreement”), by and among the Company, the Acquiror and Merger Subsidiary, the Company will become a wholly-owned indirect subsidiary of the Acquiror, and each outstanding share of Company Stock, other than shares of Company Stock held in treasury or owned by Acquiror and its affiliates and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $44.50 per share in cash (the “Common Merger Consideration”).
We understand that in connection with the Agreement, the Company is entering into voting and support agreements (the “Support Agreements”) with certain beneficial owners of Company Stock, pursuant to which, among other things, those stockholders have agreed, subject to the terms thereof, to vote the shares of Company Stock they own in accordance with the terms of such voting agreement.
In connection with preparing our opinion, we have (i) reviewed a draft dated November 6, 2020 of the Agreement and a draft dated November 6, 2020 of the Support Agreements; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Stock and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company and certain other matters we believed necessary or appropriate to our inquiry.
In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement and Support Agreements will not differ in any material respects from the drafts thereof furnished to us. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.
Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of
2021 Proxy Statement	E-1

view, of the Common Merger Consideration to be paid to the holders of the Company Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Common Merger Consideration to be paid to the holders of the Company Stock in the Transaction or with respect to the fairness of any such compensation.
We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.
We have acted as financial advisor to the Company, with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with MHR Fund Management LLC or Icahn Enterprises L.P., each a significant shareholder of the Company. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and the Acquiror for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and joint lead bookrunner on a credit facility of a subsidiary of the Company in May 2019 and joint lead bookrunner on an offering of debt securities of the Company in April 2020, and acting as joint lead bookrunner on the initial public offering of equity securities of the Acquiror in June 2019. In addition, during the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with Volkswagen AG, the parent company of the Acquiror (the “Parent”) for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and joint bookrunner on a credit facility of the Parent in December 2019, as joint lead bookrunner on offerings of debt securities of subsidiaries of the Parent in November 2019, June 2019 and March 2020 and acting as financial advisor to the Parent on a strategic investment in June 2020. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company, the Acquiror and the Parent. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, the Acquiror or the Parent for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Common Merger Consideration to be paid to the holders of the Company Stock in the proposed Transaction is fair, from a financial point of view, to such holders.
The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided solely for the benefit of the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,

/s/ J.P. Morgan Securities LLC
J.P. MORGAN SECURITIES LLC
F368059
2021 Proxy Statement	E-2

ANNEX F - OPINION OF PJT PARTNERS LP

November 7, 2020
Board of Directors (the “Board”)
Navistar International Corporation
Members of the Board:
We understand that Navistar International Corporation, a Delaware Corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger (the “Agreement”), by and among the Company, TRATON SE, a Societas Europea (“Parent”), and Dusk Inc., a Delaware corporation and a wholly-owned indirect subsidiary of Parent (“Merger Subsidiary”), pursuant to which (collectively, the “Transaction”) (i) Merger Subsidiary will merge with and into the Company with the Company surviving as a wholly owned indirect subsidiary of Parent (the “Merger”), and (ii) immediately following the consummation of the Merger, each issued and outstanding share of common stock, par value $0.10 per share of the Company (the “Company Stock”), other than shares of Company Stock held in treasury or owned by Parent and its affiliates and Dissenting Shares (as defined in the Agreement) shall be converted into the right to receive $44.50 in cash, without interest (the “Common Merger Consideration”). The terms and conditions of the Transaction are fully set forth in the Agreement.
We further understand that in connection with the Agreement, the Company is entering into voting and support agreements (the “Support Agreements”) with certain beneficial owners of Company Stock, pursuant to which, among other things, those stockholders have agreed, subject to the terms thereof, to vote the shares of Company Stock they own in accordance with the terms of such voting agreement.
You have asked us whether, in our opinion, as of the date hereof, the Common Merger Consideration to be received in the Merger by the holders of Company Stock is fair to such holders from a financial point of view. In arriving at the opinion set forth below, we have, among other things:
(i)	reviewed certain publicly available information concerning the business, financial condition and operations of the Company;
(ii)	reviewed certain internal information concerning the business, financial condition and operations of the Company prepared and furnished to us by the management of the Company;
(iii)
reviewed certain internal financial analyses, estimates and forecasts relating to the Company, including projections that were prepared by or at the direction of the management of the Company and approved for our use by the Board (collectively, the “Company Projections”);

(iv)
held discussions with members of senior management of the Company concerning, among other things, their evaluation of the Transaction and the Company’s business, operating and regulatory environment, financial condition, prospects and strategic objectives;

(v)	reviewed the historical market prices and trading activity for the Company Stock;
(vi)	compared certain publicly available financial and stock market data for the Company with similar information for certain other companies that we deemed to be relevant;
(vii)	reviewed a draft, dated November 6, 2020 of the Agreement and a draft dated November 6, 2020 of the Support Agreements; and
(viii)	performed such other financial studies, analyses and investigations, and considered such other matters, as we deemed necessary or appropriate for purposes of rendering this opinion.
In preparing this opinion, with your consent, we have relied upon and assumed the accuracy and completeness of the foregoing information and all other information discussed with or reviewed by us, without independent verification thereof. We have assumed, with your consent, that the Company Projections and the assumptions underlying the Company Projections, and all other financial analyses, estimates and forecasts provided to us by the Company’s management, have been reasonably prepared in accordance with industry practice and represent the Company management’s best currently available
2021 Proxy Statement	F-1

estimates and judgments as to the business and operations and future financial performance of the Company. We assume no responsibility for and express no opinion as to the Company Projections, the assumptions upon which they are based or any other financial analyses, estimates and forecasts provided to us by the Company’s management. We have also assumed, with your consent, that there have been no material changes in the assets, financial condition, results of operations, business or prospects of the Company since the respective dates of the last financial statements of the Company made available to us. We have relied, with your consent, on the Company management’s representations and/or projections regarding taxable income, standalone net operating loss utilization and other tax attributes of the Company. We have further relied, with your consent, upon the assurances of the Company’s management that it is not aware of any facts that would make the information and projections provided by it inaccurate, incomplete or misleading.
We have not been asked to undertake, and have not undertaken, an independent verification of any information provided to or reviewed by us, nor have we been furnished with any such verification and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not conduct a physical inspection of any of the properties or assets of the Company. We did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals, nor have we evaluated the solvency of the Company under any applicable laws.
We also have assumed, with your consent, that the final executed form of the Agreement and the Support Agreements will not differ in any material respects from the drafts reviewed by us and the consummation of the Transaction will be effected in accordance with the terms and conditions of the Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the contemplated benefits of the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals. We are not legal, tax or regulatory advisors and have relied upon without independent verification the assessment of the Company and its legal, tax and regulatory advisors with respect to such matters. We do not express any opinion as to the relative fairness of the Common Merger Consideration to be received by one holder of Company Stock as compared to any other holder of Company Stock.
In arriving at our opinion, we were not asked to solicit, and did not solicit, interest from any party with respect to any sale, acquisition, business combination or other extraordinary transaction involving the Company or its assets. In arriving at our opinion, we have not considered the relative merits of the Transaction as compared to any other business plan or opportunity that might be available to the Company or the effect of any other arrangement in which the Company might engage and our opinion does not address the underlying decision by the Company to engage in the Transaction. Our opinion is limited to the fairness as of the date hereof, from a financial point of view, to the holders of Company Stock of the Common Merger Consideration to be received by such holders in the Merger, and our opinion does not address any other aspect or implication of the Transaction, the Merger, the Agreement, the Support Agreements or any other agreement or understanding entered into in connection with the Transaction or otherwise. We further express no opinion or view as to the fairness of the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. We also express no opinion as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Common Merger Consideration or otherwise. Our opinion is necessarily based upon economic, market, monetary, regulatory and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. We express no opinion as to the prices or trading ranges at which the Company Stock will trade at any time.
This opinion does not constitute a recommendation to any holder of Company Stock as to how any stockholder should vote or act with respect to the Transaction or any other matter. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. This opinion has been approved by a fairness committee of PJT Partners LP in accordance with established procedures.
This opinion is provided to the Board of Directors, in its capacity as such, in connection with and for the purposes of its evaluation of the Transaction only and is not a recommendation as to any action the Board of Directors should take with respect to the Transaction or any aspect thereof. This opinion is not to be quoted, summarized, paraphrased or excerpted, in whole or in part, in any registration statement, prospectus or proxy or information statement, or in any other report, document, release or other written or oral communication prepared, issued or transmitted by the Board of Directors, including any committee thereof, or the Company, without our prior consent. However, a copy of this opinion may be included, in its
2021 Proxy Statement	F-2

entirety, as an exhibit to any disclosure document the Company is required to file with the Securities and Exchange Commission in connection with the Transaction. Any summary of or reference to this opinion or the analysis performed by us in connection with the rendering of this opinion in such documents shall require our prior written approval.
We are acting as financial advisor to the Company with respect to the Transaction and will receive a fee from the Company for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse us for out-of-pocket expenses and to indemnify us for certain liabilities arising out of the performance of such services (including the rendering of this opinion).
In the ordinary course of our and our affiliates’ businesses, we and our affiliates may provide investment banking and other financial services to the Company and may receive compensation for the rendering of these services. During the two years preceding the date of this opinion, we and certain of our affiliated entities have advised the Company in connection with certain capital markets matters for which we received a fee. We have not advised or received fees from Parent or its affiliates during this period.
* * *
2021 Proxy Statement	F-3

Based on and subject to the foregoing, we are of the opinion, as investment bankers, that, as of the date hereof, the Common Merger Consideration to be received by the holders of Company Stock in the Merger is fair to such holders from a financial point of view.
Very truly yours,

/s/ PJT Partners LP
PJT Partners LP
2021 Proxy Statement	F-4

ANNEX G - OPINION OF BANK OF AMERICA EUROPE DAC
November 7, 2020
The Supervisory Board
The Management Board
TRATON SE
Dachauer Strasse 641
80995 Munich
Germany
Members of the Supervisory Board and Members of the Management Board:
We understand that TRATON SE (“TRATON”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”), among TRATON, Dusk Inc., a wholly owned subsidiary of TRATON (“Merger Sub”), and Navistar International Corporation (“Navistar”), pursuant to which, among other things, Merger Sub will merge with and into Navistar (the “Merger”) and each outstanding share of common stock, par value $0.10 per share, of Navistar (“Navistar Common Stock”) will be exchanged for $44.50 in cash (the “Common Consideration”) and each outstanding share of Series D Convertible Junior Preference Stock, par value $1.00 per share, of Navistar (“Series D Stock”) will be converted into an amount of cash equal to the product of the Common Consideration and the number of Navistar Common Stock into which each share of Series D Stock is convertible immediately prior to the Merger (the “Series D Consideration” and, together with the Common Consideration, the “Consideration”) other than dissenting shares (as provided in the Agreement), Navistar Common Stock held by Navistar as treasury stock or Navistar Common Stock owned by TRATON or any of its Subsidiaries (as defined in the Agreement). The terms and conditions of the Merger are more fully set forth in the Agreement.
You have requested our opinion as to the fairness, from a financial point of view, to TRATON of the Consideration to be paid by TRATON in the Merger.
In connection with this opinion, we have, among other things:
(a)	reviewed certain publicly available business and financial information relating to Navistar;
(b)	reviewed certain financial forecasts relating to Navistar for 2024 prepared by the management of Navistar (the “Navistar Forecasts”);
(c)
reviewed certain financial forecasts relating to Navistar prepared by the management of TRATON (the “TRATON-Navistar Forecasts”) and discussed with the management of TRATON its assessments as to the relative likelihood of achieving the future financial results reflected in the Navistar Forecasts and the TRATON-Navistar Forecasts;

(d)	reviewed certain estimates as to the amount and timing of cost savings and revenue enhancements (collectively, the “Synergies”) anticipated by the management of TRATON to result from the Merger;
(e)
reviewed certain estimates relating to tax-related assets, litigation-related contingencies and other adjustments to the assets and liabilities of Navistar prepared by the management of TRATON (the “Balance Sheet Adjustments”);

(f)
discussed the past and current business, operations, financial condition and prospects of Navistar with members of senior managements of Navistar and TRATON, and discussed the past and current business, operations, financial condition and prospects of TRATON with members of senior management of TRATON;

(g)
discussed with the management of TRATON its assessments as to (a) Navistar’s existing and future relationships, agreements and arrangements with, and TRATON’s ability to retain, key customers, clients, suppliers and employees of Navistar and (b) the products, product candidates and technology of Navistar, including the validity of, risks associated with, and the integration by TRATON of, such products, product candidates and technology;

(h)	reviewed the trading history for Navistar Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;
(i)	compared certain financial and stock market information of Navistar with similar information of other companies we deemed relevant;
2021 Proxy Statement	G-1

The Supervisory Board and the Management Board
TRATON SE

(j)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;
(k)	reviewed a draft, dated November 6, 2020, of the Agreement (the “Draft Agreement”); and
(l)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.
In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the managements of TRATON and Navistar that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Navistar Forecasts, we have been advised by Navistar, and have assumed, with the consent of TRATON, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Navistar as to the future financial performance of Navistar. With respect to the TRATON-Navistar Forecasts, the Synergies and the Balance Sheet Adjustments, we have assumed, at the direction of TRATON, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of TRATON as to the future financial performance of Navistar and the other matters covered thereby and, based on the assessments of the management of TRATON as to the relative likelihood of achieving the future financial results reflected in the Navistar Forecasts and the TRATON-Navistar Forecasts, we have relied, at the direction of TRATON, on the TRATON-Navistar Forecasts for purposes of our opinion. We have relied, at the direction of TRATON, on the assessments of the management of TRATON as to TRATON’s ability to achieve the Synergies and have been advised by TRATON, and have assumed, that the Synergies will be realized in the amounts and at the times projected. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Navistar or TRATON, nor have we made any physical inspection of the properties or assets of Navistar or TRATON, and we have relied, at the direction of TRATON, on the Balance Sheet Adjustments for purposes of our opinion. We have not evaluated the solvency or fair value of Navistar or TRATON under any laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of TRATON, that the Merger will be completed in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Navistar, TRATON or the contemplated benefits of the Merger. We also have assumed, at the direction of TRATON, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.
We express no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger and the entry into the Support Agreements (as defined in the Agreement). Our opinion is limited to the fairness, from a financial point of view, to TRATON of the Consideration to be paid in the Merger and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to TRATON or in which TRATON might engage or as to the underlying business decision of TRATON to proceed with or effect the Merger. In addition, we express no opinion or recommendation as to how any shareholder should vote or act in connection with the Merger or any related matter.
Our opinion does not constitute and is not intended to be, nor shall it be interpreted or considered as, a valuation report (Wertgutachten) as typically prepared by qualified auditors pursuant to German corporate law requirements (e.g. a company valuation pursuant to the Principles for the Performance of Business Valuations (IDW S1) published by the Institute of German Auditors (“IDW”), including, but not limited to, a company valuation for purposes of the conclusion of a domination and profit and loss transfer agreement), and an expression of fairness from a financial point of view differs in a number of material aspects from such valuation performed by an auditor and from accounting valuations generally. Also, our opinion has not been prepared in accordance with the Principles for the Preparation of Fairness Opinions (IDW S8) published by the IDW.
2021 Proxy Statement	G-2

The Supervisory Board and the Management Board
TRATON SE

We have acted as financial advisor to TRATON in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon closing of the Merger. We and certain of our affiliates also may be participating in the financing for the Merger, for which services we and our affiliates would receive significant compensation, including acting as lender under certain syndicated credit facilities. In addition, TRATON has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.
We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of TRATON, Navistar and certain of their respective affiliates.
We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to TRATON and certain of its affiliates as well as its major shareholder and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as financial advisor to TRATON in connection with a merger and acquisitions transaction and (ii) having acted or acting as lead arranger, bookrunner in various debt and equity offerings for, and a lender under, certain credit facilities and other credit arrangements of TRATON and/or certain of its affiliates (including acquisition financing).
In addition, we and our affiliates currently are providing and in the future may provide, investment banking, commercial banking and other financial services to Navistar and may receive compensation for the rendering of these services, including acting as lender under, certain credit facilities and other credit arrangements of Navistar (including acquisition financing and having provided or providing certain treasury and management services and products).
It is understood that this letter is for the benefit and use of the Supervisory Board and the Management Board of TRATON (in their capacities as such) in connection with and for purposes of its evaluation of the Merger and is not rendered to or for the benefit of, and shall not confer rights or remedies upon, any person other than the Supervisory Board and the Management Board of TRATON.
Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on TRATON, Navistar or the Merger. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Bank of America Europe DAC Fairness Opinion Review Committee.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be paid in the Merger by TRATON is fair, from a financial point of view, to TRATON.
Yours faithfully,
/s/ BANK OF AMERICA EUROPE DAC
ZWEIGNIEDERLASSUNG FRANKFURT AM MAIN
2021 Proxy Statement	G-3

ANNEX H- OPINION OF GOLDMAN SACHS BANK EUROPE SE
PERSONAL AND CONFIDENTIAL
November 7, 2020
The Management Board (Vorstand)
The Supervisory Board (Aufsichtsrat)
TRATON SE
Dachauer Straße 641
80995 Munich
Germany
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to TRATON SE (the “Company”) of the $44.50 in cash to be paid by the Company pursuant to the Agreement and Plan of Merger dated as of November 7, 2020 (the “Agreement”), by and among the Company, Dusk Inc., a wholly owned subsidiary of the Company, and Navistar International Corporation (“Navistar”), for each outstanding share of common stock of Navistar with a par value $0.10 per share (the “Navistar Common Stock”), other than for shares of Navistar Common Stock held by the Company or any subsidiary of the Company unless held by the Company or any subsidiary of the Company for the account of clients, customers or other persons.
Goldman Sachs Bank Europe SE (formerly known as Goldman Sachs AG) and its affiliates (collectively, “Goldman Sachs”) are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Navistar and any of their respective affiliates and third parties, including Volkswagen AG, an affiliate of the Company (“Volkswagen”), and any of its affiliates, and Icahn Enterprises G.P. Inc. (“Icahn”) and MHR Fund Management LLC (“MHR”), each an affiliate of significant shareholders of Navistar, and their respective affiliates and funds or other entities they manage and their respective portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction and the Company has agreed to indemnify us against certain liabilities that may arise out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint global coordinator in connection with the initial public offering of 51,376,275 shares of common stock of the Company in June 2019. We also have provided certain financial advisory and/or underwriting services to Navistar and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as bookrunner in connection with a public offering by Navistar of its 9.500% Senior Secured Notes due 2025 (aggregate principal amount $600,000,000) in April 2020. Further, we have provided certain financial advisory and/or underwriting services to Volkswagen and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint lead manager in connection with a public offering by Volkswagen International Finance NV, an affiliate of Volkswagen, of its Floating Rate Notes due 2024, 2.625% Notes due 2026, 3.250% Notes due 2030, 4.125% Notes due 2038, 3.375% Notes due 2026, and 4.125% Notes due 2031 (aggregate principal amount €4,250,000,000 and £800,000,000) in November 2018; as bookrunner in connection with a public offering by Volkswagen Bank GmbH, an affiliate of Volkswagen, of its 0.375% Senior Unsecured Notes due 2022 (aggregate principal amount €500,000,000) in June 2019; as financial advisor to Volkswagen in connection with the pending acquisition of 50% of Anhui Jianghuai Automobile Group Holdings Ltd. and 25% of JAC Volkswagen Automotive Co. Ltd. announced in February 2020; and as joint bookrunner in connection with a public offering by Volkswagen Group of America Finance LLC, an affiliate of Volkswagen, of 2.900% Unsecured Notes due 2022 (aggregate principal amount $1,500,000,000), 3.125% Unsecured Notes due 2023 (aggregate principal amount $1,000,000,000), 3.350% Unsecured Notes due 2025 (aggregate principal amount $1,000,000,000), and 3.750% Unsecured Notes due 2030 (aggregate principal amount $500,000,000) in May 2020. We may also in the future provide financial advisory and/or underwriting services to the Company, Volkswagen, Navistar, MHR, and their respective affiliates and, as applicable, portfolio companies, for which our Investment Banking Division may receive compensation. Affiliates of Goldman Sachs also may have co-invested with affiliates of Navistar and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of Navistar from time to time and may do so in the future.
2021 Proxy Statement	H-1

Management Board and Supervisory Board
TRATON SE
November 7, 2020

In connection with this opinion, we have reviewed, among other things, the Agreement; the Annual Report (including the consolidated financial statements (Konzernjahreabschluss)) of the Company for the year ended December 31, 2019 and the consolidated financial statements (Konzernjahreabschlüsse) of the Company for the three years ended December 31, 2018, and Annual Reports on Form 10-K of Navistar for the five fiscal years ended October 31, 2019; certain interim reports to shareholders of the Company and certain Quarterly Reports on Form 10-Q of Navistar; certain other communications from the Company and Navistar to their respective stockholders; certain publicly available research analyst reports for the Company and Navistar; certain internal financial analyses and forecasts for Navistar prepared by its management; and certain internal financial analyses and forecasts for the Company and certain financial analyses and forecasts for Navistar, in each case, as prepared by the management of the Company and approved for our use by the Company (the “Business Forecasts”), including certain operating synergies projected by the management of the Company to result from the Transaction, as approved for our use by the Company (the “Synergies”), and certain estimates for the Navistar utilization of net operating losses and pension-related deferred tax assets, as prepared by the management of the Company and its tax advisors and approved for our use by the Company (the “Tax Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of Navistar and the Company and the strategic rationale for, and the potential benefits of, the Transaction; reviewed the reported price and trading activity for the ordinary bearer shares with no par value (auf den Inhaber lautende Stammaktien ohne Nennbetrag) of the Company (the “Company Common Stock”) and the shares of Navistar Common Stock; compared certain financial and stock market information for Navistar with similar information for certain other companies the securities of which are publicly traded; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Business Forecasts (including the Synergies) and the Tax Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company and that the Company will retain its investment grade rating profile following the consummation of the Transaction, facilitated by the support of Volkswagen as the corporate parent of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities, and any liabilities resulting from actual or potential arbitration, litigation, claims, investigations or other proceedings) of the Company or Navistar or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Navistar or on the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
2021 Proxy Statement	H-2

Management Board and Supervisory Board
TRATON SE
November 7, 2020

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the Company, as of the date hereof, of the $44.50 in cash per share of Navistar Common Stock to be paid by the Company pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including for the purpose of financing the Transaction, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, including providers of financing, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Navistar, or any class of such persons in connection with the Transaction, whether relative to the $44.50 in cash per share of Navistar Common Stock to be paid pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Company Common Stock and Navistar Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or Navistar or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Navistar or the ability of the Company or Navistar to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Management Board and the Supervisory Board of the Company in connection with their consideration of the Transaction. This opinion has been approved by a fairness committee of Goldman Sachs.
This opinion is not, is not intended to be and should not be construed to be, a valuation report (Wertgutachten) of the type typically rendered by qualified auditors (Wirtschaftsprüfer) or independent valuation experts. Accordingly, this opinion has not been prepared in accordance with the standards and guidelines for valuation reports prepared by qualified auditors as set by the German Institute of Public Auditors (Institut der Wirtschaftsprüfer in Deutschland e.V., IDW) (“IDW”). In particular, this opinion has neither been prepared in accordance with the standards and guidelines set forth by the IDW for the preparation of a company valuation (commonly referred to as “IDW S 1”) nor the standards and guidelines set forth by the IDW for the preparation of a fairness opinion (commonly referred to as “IDW S 8”). An opinion like this as to whether a consideration is fair from a financial point of view differs in a number of important respects from a valuation report or a fairness opinion prepared by qualified auditors or independent valuation experts as well as from accounting valuations generally.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $44.50 in cash per share of Navistar Common Stock to be paid by the Company pursuant to the Agreement is fair from a financial point of view to the Company.
Very truly yours,
Goldman Sachs Bank Europe SE
/s/ Goldman Sachs Bank Europe SE	/s/ Goldman Sachs Bank Europe SE
Goldman Sachs Bank Europe SE	Goldman Sachs Bank Europe SE
Title: Managing Director	Title: Managing Director
2021 Proxy Statement	H-3

NAVISTAR®

NAVISTAR INTERNATIONAL CORPORATION
2701 NAVISTAR DRIVE
LISLE, IL 60532

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 1, 2021 for shares held directly and by 11:59 p.m. Eastern Time on February 25, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NAV2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 1, 2021 for shares held directly and by 11:59 p.m. Eastern Time on February 25, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D28558-P49251

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NAVISTAR INTERNATIONAL CORPORATION

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
1. To adopt the Merger Agreement and transactions contemplated thereby.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To approve certain compensation arrangements for the Company's named executive officers in connection with the Merger.	☐	☐	☐

The Board of Directors recommends that you vote FOR the following 9 Director Nominees:

	For All	Withhold All	For All Except
3. ELECTION OF DIRECTORS	☐	☐	☐

Nominees:

01) Troy A. Clarke
02) José María Alapont
03) Stephen R. D'Arcy
04) Vincent J. Intrieri
05) Mark H. Rachesky, M.D.
06) Christian Schulz
07) Kevin M. Sheehan
08) Dennis A. Suskind
09) Janet T. Yeung

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
4. Advisory Vote on Executive Compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
5. Vote to ratify the selection of KPMG LLP as our independent registered public accounting firm.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The foregoing items of business are more fully described in the Proxy Statement accompanying this card. The Board of Directors of the Company has fixed the close of business on January 22, 2021, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

This proxy is solicited on behalf of the Company's Board of Directors. The shares represented by this proxy will be voted in accordance with the instruction given by the undersigned Stockholder(s). **The Board of Directors recommends the following votes on the proposals above: "FOR" proposals 1, 2, 3, 4, 5 and 6.**

Authorized Signatures
Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Navistar International Corporation Notice of 2021 Annual Meeting and 2021 Proxy Statement and 2020 Annual Report are available at www.proxyvote.com.

D28559-P49251

NAVISTAR®

NAVISTAR INTERNATIONAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS - MARCH 2, 2021
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

At the Annual Meeting of Stockholders of Navistar International Corporation (the "Company") on **March 2, 2021** at **11:00 a.m., Central Time**, to be held via the Internet at www.virtualshareholdermeeting.com/NAV2021, or at any adjournments or postponements thereof, the undersigned hereby appoints the Chief Executive Officer, the Chief Financial Officer and the General Counsel, and each of them, proxies with power of substitution to vote, as indicated on the matters set forth on the reverse side hereof and in their discretion upon such other business as may properly come before the meeting.

This card also serves to instruct the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote the shares of the Company's stock credited to the accounts of the undersigned under any such plan at the close of business on January 22, 2021, as directed herein on the matters listed on the reverse side, and, in his or her discretion, on any other matters that may come before the meeting. To the extent that the trustee has not received the directions from the undersigned by February 26, 2021, the trustee will act in accordance with the defined contribution plan documents.

You are encouraged to specify your choices by marking the appropriate boxes. However, if you wish to vote in accordance with the Board of Directors' recommendations, simply sign and return this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE 9 NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL THAT THE BOARD HAS MADE A RECOMMENDATION IN FAVOR THEREOF.

Address changes and comments can be directed to Navistar's Investor Relations Department at Investor.Relations@Navistar.com

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE